UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HD PARTNERS ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common Stock of HD Partners Acquisition Corporation, $0.001 par value per share.
	(2)	Aggregate number of securities to which transaction applies:
1,256,447 shares of common stock of HD Partners Acquisition Corporation.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Calculated based upon: $9,557,792 (the value of 1,256,447 shares of common stock of HD Partners Acquisition Corporation at $7.607 per share); and $113,900,000 in cash and assumed debt.
	(4)	Proposed maximum aggregate value of transaction:
$123,457,792 (including $102,400,000 in cash, $11,500,000 debt assumption, 1,256,447 shares of common stock of HD Partners Acquisition Corporation with a value of $9,557,792 is being paid for assets).
	(5)	Total fee paid:
$3,790.15*
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

* $3,788.38 has previously been paid.

HD PARTNERS ACQUISITION CORPORATION

2601 Ocean Park Boulevard
Suite 320
Santa Monica, California 90405

September   , 2007

We are pleased to announce that the Board of Directors of  HD Partners Acquisition Corporation and the National Hot Rod Association, which we refer to as the Association, have agreed to the purchase by HD Partners Acquisition Corporation of substantially all of the assets of the Association related to the ownership, operation, marketing and promotion of professional drag racing and various commercialization rights associated with the NHRA® brand. The terms of the acquisition of such assets and rights, which we will refer to as the Acquisition, are set forth in an Asset Purchase Agreement and Key Definitions Agreement, each dated as of May 30, 2007, between us and the Association and related agreements, forms of which appear as exhibits to the Asset Purchase Agreement and which are described herein.

Under the terms of the Acquisition the following will occur:

•       we will acquire substantially all the professional drag racing assets of the Association, including but not limited to, the NHRA POWERade Drag Racing Series, four (4) NHRA-owned racetracks, a long term lease, including leasehold improvements, to a fifth racetrack, the Association’s headquarters building, the Association’s video and photo archives, and a broad set of commercialization rights related to the NHRA brand and NHRA media assets, and assume certain liabilities related to such professional drag racing assets.

•       the Association will receive aggregate consideration of between a minimum of $121,057,792 and a maximum of $123,457,792 consisting of the following:

(i)             an aggregate of 1,256,447 shares of HDP common stock valued at $9,557,792;

(ii)         approximately $100,000,000 in cash, increased by the amount of approved capital expenditures (the “Capital Expenditure Balance”) incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; and

(iii)     the assumption of approximately $11,500,000 of existing Association loans (the “Seller Loan Balance”).

The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

•       The Association will enter into several contractual relationships with us related to the use and commercialization of the NHRA brand, future promotional activities, the right of the Association to conduct racing activities at our events, sanctioning and race operation services.

Upon completion of the Acquisition pursuant to the terms of our amended and restated certificate of incorporation, our shareholders will continue to own their shares of our common stock, warrants and units.

Our units, common stock and warrants are traded on the American Stock Exchange under the symbols, HDP-U, HDP and HDP-WT, respectively. On September   , 2007, our units, common stock and warrants had a closing price of $      , $      and $      , respectively.

We encourage you to read this proxy statement including the section entitled “Risk Factors” beginning on page 31, before voting.

HD Partners has scheduled a special stockholder meeting in connection with the proposed Acquisition and certain related matters. Enclosed is our Notice of Special Meeting and proxy statement and proxy card. Your vote is very important. Whether or not you plan to attend the special stockholder meeting, please take the time to vote by marking your vote on your proxy card, signing and dating the proxy card, and returning it to us in the enclosed envelope.

Sincerely,
Eddy W. Hartenstein
Chairman of the Board, President
and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has determined if the attached proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The proxy statement is dated                      , 2007 and is first being mailed to HDP stockholders on or about                      , 2007.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU DESIRE TO VOTE, YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF OUR IPO NET PROCEEDS ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE ASSET ACQUISITION PROPOSAL AND DEMAND THAT WE CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF BUSINESS ON THE DATE OF THE VOTE ON THE ASSET ACQUISITION PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST ALSO PRESENT OUR STOCK TRANSFER AGENT WITH YOUR PHYSICAL STOCK CERTIFICATE NO LATER THAN 5:00 PM, NEW YORK CITY TIME, ON THE BUSINESS DAY PRIOR TO THE DATE OF THE SPECIAL MEETING. SEE “SPECIAL MEETING OF ACQUIROR STOCKHOLDERS—CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

SEE ALSO “RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ASSET ACQUISITION.

HD PARTNERS ACQUISITION CORPORATION

2601 Ocean Park Boulevard
Suite 320
Santa Monica, California 90405

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                , 2007

TO THE STOCKHOLDERS OF HD PARTNERS ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of HD Partners Acquisition Corporation, a Delaware corporation (“HDP” or the “Company”) relating to the proposed acquisition of the professional drag racing business of the National Hot Rod Association which we refer to as the Association, which special meeting will be held at 10:00 a.m. Eastern Time, on               , 2007, at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007, telephone number of Bruce Lederman, Secretary (310) 209 8308 ext 2.

At the special meeting, you will be asked to consider and vote upon the following:

(i)            the Asset Acquisition Proposal—the proposed acquisition of certain assets and the assumption of certain liabilities of the Association by HDP (the “Asset Acquisition”), a Delaware corporation, pursuant to the Asset Purchase Agreement, dated as of May 30, 2007, by and among HDP and the Association, and the transactions contemplated thereby (“Proposal 1” or the “Asset Acquisition Proposal”);

(ii)        the 2007 Long Term Incentive Compensation Plan Proposal - the adoption of the 2007 Long-Term Incentive Compensation Plan (the “Incentive Plan”) pursuant to which HDP will reserve 2,500,000 shares of common stock for issuance pursuant to the plan (“Proposal 2” or the “Incentive Plan Proposal”);

(iii)    the Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, HDP would not have been authorized to consummate the asset acquisition—we refer to this proposal as the adjournment proposal. (“Proposal 3” or the “Adjournment Proposal”);

(iv)      Director Proposal 4A—to elect five (5) directors to HDP’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (in the event the Asset Acquisition is approved); AND Director Proposal 4B - to elect two (2) Class I directors to HDP’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (in the event the Asset Acquisition is not approved);

(v)          to ratify the appointment of Goldstein Golub Kessler LLP, as the Company’s independent auditor for the year ending December 31, 2007 (“Proposal 5” or the “Auditor Proposal”); and

(vi)      such other business as may properly come before the meeting or any adjournment or postponement thereof.

These proposals are described in the attached proxy statement which HDP urges you to read in its entirety before voting.

The Board of Directors of HDP has fixed the close of business on                  , 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. A list of the stockholders entitled to vote as of the Record Date at the Special Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten calendar days before the Special Meeting at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007,

telephone number of Bruce Lederman, Secretary (310) 209 8308 ext 2. and at the time and place of the meeting during the duration of the meeting.

HDP will not transact any other business at the Special Meeting, except for business properly brought before the Special Meeting, or any adjournment or postponement thereof, by HDP’s Board of Directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a stockholder of record of HDP common stock, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

For purposes of Proposal 1, under our certificate of incorporation, approval of the Asset Acquisition Proposal will require: (i) the affirmative vote of a majority of the shares of HDP’s common stock issued in our initial public offering completed in June 2006 (“IPO”) that vote on this proposal at the Special Meeting, and (ii) not more than 20% of the shares of HDP’s common stock issued in HDP’s IPO vote against the Asset Acquisition Proposal and elect a cash conversion of their shares. For purposes of Proposal 2, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the meeting is required to approve the Incentive Plan.  For purposes of Proposal 3, the affirmative vote of holders of a majority of HDP’s common stock voting on the proposal is required to approve the Adjournment Proposal. For purposes of Proposal 4A and 4B, the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors is required. For purposes of Proposal 5,  a majority of the votes cast by holders of Common Stock is required.

In addition, each HDP stockholder who holds shares of common stock issued in HDP’s IPO or purchased following the IPO in the open market has the right to vote against the Asset Acquisition Proposal and, at the same time, demand that HDP convert such stockholder’s shares into cash equal to a pro rata portion of the proceeds in the trust account, including interest, which as of June 30, 2007 is equal to $7.84 per share. If the holders of 3,750,000 or more shares of HDP’s common stock, an amount equal to 20% or more of the total number of shares issued in the IPO, vote against the Asset Acquisition and demand conversion of their shares into a pro rata portion of the trust account, then HDP will not be able to consummate the Asset Acquisition. HDP’s initial stockholders, including all of its directors and officers and their affiliates, who purchased or received shares of common stock prior to HDP’s IPO, presently own an aggregate of approximately 20% of the outstanding shares of HDP common stock, and all of these stockholders have agreed: (i) to vote the shares acquired prior to the IPO in accordance with the vote of the majority of all other HDP stockholders voting on the Asset Acquisition Proposal, and (ii) to vote the shares acquired in or following the IPO in favor of the Asset Acquisition Proposal.

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU DESIRE TO VOTE, SINCE IT IS NOT AN AFFIRMATIVE VOTE IN FAVOR OF A RESPECTIVE PROPOSAL, IT: (I) WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ASSET ACQUISITION PROPOSAL BUT WILL NOT HAVE THE EFFECT OF CONVERTING YOUR SHARES INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF HDP’S IPO ARE HELD, UNLESS AN AFFIRMATIVE VOTE AGAINST THE ASSET ACQUISITION PROPOSAL IS MADE AND AN AFFIRMATIVE ELECTION TO CONVERT SUCH SHARES OF COMMON STOCK IS MADE ON THE PROXY CARD, AND (II)  WILL BE TREATED AS A VOTE AGAINST THE ADJOURNMENT PROPOSAL.

SEE THE SECTION ENTITLED “RISK FACTORS’’ BEGINNING ON PAGE 31 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE ASSET ACQUISITION WITH THE ASSOCIATION SINCE, UPON THE ASSET ACQUISITION WITH THE ASSOCIATION, THE OPERATIONS AND ASSETS OF HDP WILL LARGELY BE THOSE OF THE ASSOCIATION.

The attached proxy statement incorporates important business and financial information about HDP and the Association that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. The request should be sent to: Bruce R. Lederman, Secretary of HDP, 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405, or by calling him at (310) 209-8308 ext 2.

To obtain timely delivery of requested materials, security holders must request the information no later than five days before the date they submit their proxies or attend the Special Meeting. The latest date to request the information to be received timely is             , 2007.

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, HDP’s officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. HDP may engage the services of a professional proxy solicitor. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

The Board of Directors of HDP unanimously recommends that you vote “FOR” Proposal 1, the Asset Acquisition Proposal, “FOR” Proposal 2, the Incentive Plan Proposal, “FOR” Proposal 3, the Adjournment Proposal, “FOR” Director Proposal 4A (if the Asset Acquisition is approved), “FOR” the Director Proposal 4B (if the Asset Acquisition is not approved), and “FOR” Proposal 5, the Auditor Proposal.

By Order of the Board of Directors,
Eddy W. Hartenstein
Chairman of the Board, President
and Chief Executive Officer
, 2007

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
HD PARTNERS ACQUISITION CORPORATION.

The Board of Directors of HD Partners Acquisition Corporation, or HDP, has unanimously approved an Asset Purchase Agreement, dated as of  May 30, 2007, between HDP and the National Hot Rod Association, which we refer to as the Association (the “Asset Purchase Agreement”) and the asset acquisition contemplated thereby (the “Asset Acquisition”), whereby HDP will acquire substantially all of the assets of  the Association related to the Association’s professional drag racing business and various commercial rights associated with the NHRA brand and media assets.

If the Asset Acquisition is consummated and you vote your shares in favor of the Acquisition Proposal, you will continue to hold the HDP securities that you currently own. If the Acquisition is consummated but you have voted your shares against the Asset Acquisition Proposal and have elected a cash conversion, your HDP shares will be cancelled and you will receive cash equal to a pro rata portion of the trust account, which, as of March 31, 2007, was equal to approximately $7.79 per share.

Pursuant to the terms of the Asset Purchase Agreement, the Association will receive aggregate consideration of between a minimum of $121,057,792 and a maximum of $123,457,792 consisting of the following:

(i)            an aggregate of 1,256,447 shares of HDP common stock valued at 9,557,792;

(ii)        approximately $100,000,000 in cash, increased by the amount of approved capital expenditures (the “Capital Expenditure Balance”) incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; and

(iii)    the assumption of approximately $11,500,000 of existing Association loans (the “Seller Loan Balance”).

The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

In addition, HDP and the Association will enter into several contractual relationships related to the use and commercialization of the NHRA brand and media assets, future promotional activities, the right of the Association to conduct racing activities at our events, and sanctioning and race operation services. These contractual relationships are discussed in the accompanying proxy statement under the sections entitled “Ancillary Agreements”.

HDP’s units, common stock and warrants are currently listed on the American Stock Exchange under the symbols HDP-U, HDP and HDP-WT, respectively. Upon consummation of the Asset Acquisition, the assets of the Association identified in the Acquisition Agreement will be held by a wholly owned subsidiary of HDP named NHRA Pro Racing. HDP’s units, common stock and warrants will continue to be traded on the American Stock Exchange.

We believe that, generally, for U.S. federal income tax purposes, the Asset Acquisition with the Association will have no direct tax effect on stockholders of HDP. However, if you vote against the Asset Acquisition Proposal and elect a cash conversion of your shares of HDP common stock into your pro-rata portion of the trust account and as a result receive cash in exchange for your HDP shares, there will be certain tax consequences, such as potentially realizing a gain or loss on your investment in HDP’s shares. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

This proxy statement provides you with detailed information about the proposed Asset Acquisition, the proposed Adjournment, the proposed Director Election, the proposed Auditor ratification and the Special Meeting. We encourage you to carefully read this entire document and the documents incorporated by reference, including the Asset Purchase Agreement and the Key Definitions Agreement

which are attached hereto as “Annex A” and “Annex B”, respectively. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE      ..

The Asset Acquisition cannot be consummated unless at least a majority of the shares of HDP’s common stock issued in HDP’s IPO and voting at the Special Meeting (whether in person or by proxy) approve and adopt the Asset Purchase Agreement and less than 20% of the shares of HDP’s common stock issued in HDP’s IPO vote against the Asset Acquisition Proposal and elect a cash conversion of their shares.

HDP’s Board of Directors unanimously approved the Asset Purchase Agreement and the proposed Asset Acquisition, the Incentive Plan, the Adjournment, the Director Election, and the Auditor Ratification and unanimously recommends that you vote or instruct your vote to be cast ”FOR” Proposal 1, the Asset Acquisition Proposal, “FOR” Proposal 2, the Incentive Proposal, “FOR” Proposal 3, the Adjournment Proposal, “FOR” Proposal 4A, the Director Proposal if the Asset Acquisition is approved, “FOR” Proposal 4B, the Director Proposal if the Asset Acquisition is not approved, and “FOR” Proposal 5, the Auditor Proposal.

This proxy statement incorporates important business and financial information about HDP and the Association that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

Bruce R. Lederman, Secretary
HD Partners Acquisition Corporation
2601 Ocean Park Boulevard
Suite 320
Santa Monica, California 90405
(310) 209-8308 ext 2

To obtain timely delivery of requested materials, security holders must request the information no later than five days before the date they submit their proxies or attend the Special Meeting. The latest date to request the information to be received timely is                  , 2007.

We are soliciting the enclosed proxy card on behalf of the Board of Directors of HDP, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

THIS PROXY STATEMENT IS DATED             , 2007, AND IS FIRST BEING MAILED TO HDP STOCKHOLDERS ON OR ABOUT                    , 2007.

i

*                    Confidential treatment requested

SUMMARY OF THE MATERIAL TERMS OF THE ASSET ACQUISITION

This Summary, together with the sections entitled “Questions and Answers About the Asset Acquisition and the Special Meeting” and “Summary of the Proxy Statement,” summarizes certain material information contained in this proxy statement. You should carefully read this entire proxy statement for a more complete understanding of the matters to be considered at the Special Meeting of stockholders.

•       Pursuant to an Asset Purchase Agreement, HDP will acquire substantially all of the assets of the Association related to its professional drag racing business as well as a broad set of commercialization rights. The assets will be held in a wholly owned subsidiary of HDP named NHRA Pro Racing. For more information about the Asset Acquisition, see the section entitled “The Asset Acquisition Proposal” beginning on page 53 and the Asset Purchase Agreement and the Key Definitions Agreement that are attached as Annex A and Annex B, respectively, to this proxy statement.

•       At the Special Meeting of stockholders to be held on               , 2007, you will be asked, among other things, to approve the Asset Acquisition. For more information about the Special Meeting, see the section entitled “The HDP Special Meeting” beginning on page 48.

•       We are a special purpose acquisition company organized under the laws of Delaware on December 6, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the media, entertainment or telecommunications industries. For more information about us, see the section entitled “Information About HDP” beginning on page 152.

•       The National Hot Rod Association is a California nonprofit mutual benefit corporation that owns, operates, markets and promotes professional and amateur drag racing and undertakes related initiatives to protect and further the best interest of the sport of drag racing. For more information about the Association, see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Information About the NHRA and NHRA Pro Racing,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Purchased Business” beginning on pages 159, 141 and 125, respectively. Also see the Association’s financial statements beginning on page F-1.

•       At the closing of the Asset Acquisition, the Association will receive aggregate consideration of between a minimum of $121,057,792 and a maximum of $123,457,792 consisting of the following:

(i)             an aggregate of 1,256,447 shares of HDP common stock valued at $9,557,792;

(ii)         approximately $100,000,000 in cash, increased by the amount of approved capital expenditures (the “Capital Expenditure Balance”) incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; and

(iii)     the assumption of approximately $11,500,000 of existing Association loans (the “Seller Loan Balance”).

The 1,256,447 shares of HDP common stock was determined using a price per share of $7.56, which was the average closing price of a share of HDP common stock for the 20 consecutive trading days prior to public announcement by HDP of the Asset Acquisition, divided into $9.5 million of consideration, using the formula provided by the Asset Purchase Agreement.  For purchase price determination, based on the guidance of EITF 99-12, the value of the shares was calculated using the average closing price per share of HDP common stock for the 10 days before and 10 days after the public announcement of the transaction, which was $7.607.  This per share amount was multiplied by the 1,256,447 shares to be received by the Association to reach a purchase price value of $9,557,792.

The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

•       The Association will also enter into several contractual relationships with us related to the use and commercialization of the NHRA brand, future promotional activities, the right of the Association to conduct racing activities at our events, sanctioning and race operation services.

For more information about the acquisition consideration and the related agreements, see the section entitled “The Asset Purchase Agreement” beginning on page 75.

•       The indemnification obligations of the Association contained in the Asset Purchase Agreement are subject to the limitation that we incur damages of at least $600,000 prior to making any claim. Further, the ability to be indemnified is subject to a $15,000,000 dollar limitation. For more information about indemnification, see the section entitled “The Asset Purchase Agreement—Indemnification and Remedies” beginning on page 81.

•       The closing of the Asset Acquisition is subject to a number of conditions set forth in the Asset Purchase Agreement. For more information about the closing conditions to the Asset Acquisition, see the section entitled “The Asset Purchase Agreement” beginning on page 75.

•       After we complete the Asset Acquisition, our officers and our Board will continue as before the Asset Acquisition except that Robert L. Meyers intends to resign from the Board upon the election to the Board of James E. Meyer. In the event that the Asset Acquisition is not approved, then according to HDP’s Amended and Restated Certificate of Incorporation, the term of office of the first class of directors, consisting of Robert L. Meyers and Steve Cox, expires at this meeting. In this case, Messrs. Robert L. Meyers and Steven J. Cox have been nominated as candidates for election. For more information about management, see the section entitled “Director Proposal” on page 111.

•       Our management and Board considered various factors in determining to purchase these assets of the Association and to approve the Asset Purchase Agreement, including a fairness opinion prepared by Duff & Phelps, LLC. For more information about our decision-making process, see the section entitled “HDP’s Reasons for the Asset Acquisition and Recommendation of the HDP Board” beginning on page 63.

•       Our acquisition of the assets of the Association involves numerous risks. For more information about these risks, see the section entitled “Risk Factors” beginning on page 31.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Who is HD Partners Acquisition Corporation?

HDP is a blank-check company formed specifically as a vehicle to effect a merger, asset acquisition or similar business combination with one or more operating businesses in the media, entertainment or telecommuncications industries.

Who is the Association?

The National Hot Rod Association is a California non-profit mutual benefit corporation which conducts and sanctions drag racing activities throughout the United States.

Why am I receiving this proxy statement?

HDP and the Association have agreed to a business transaction under the terms of an Asset Purchase Agreement, dated May 30, 2007, between HDP and the National Hot Rod Association (the “Asset Purchase Agreement”) pursuant to which HDP will acquire substantially all assets, and will assume certain liabilities, of the Association related to the Association’s professional drag racing business and acquire various rights to commercialize the NHRA brand and media assets. These assets, rights and liabilities are embodied in the Asset Purchase Agreement, the Brand License Agreement, the Association Drag Racing Access Agreement, the Commercialization Agreement, the Operational Support Agreement, the Sanctioning Agreement and the Promotional Access Agreement (collectively referred to as the “Ancillary Agreements”). A copy of the Asset Purchase Agreement and the Key Definitions Agreement are attached to this proxy statement as Annex A and Annex B, respectively, which we encourage you to review in their entirety.

In order to consummate the Asset Acquisition, under our amended and restated certificate of incorporation, a majority of the shares issued in the IPO voting at the meeting (whether in person or by proxy) must vote to approve and adopt the Asset Purchase Agreement and the transactions contemplated thereby. Also, HDP will only proceed with the Asset Acquisition if stockholders owning less than 20% of such shares vote against the Asset Acquisition and elect to convert their shares to cash from the trust account established with the proceeds of our IPO.

HDP will hold a Special Meeting of its stockholders to obtain this approval. This proxy statement contains important information about the proposed Asset Acquisition, proposed Adjournment, proposed Director Election and proposed Auditor Ratification proposals. You should read it carefully, in particular the section entitled “Risk Factors.”

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

What is being voted on?

There are five proposals on which you are being asked to vote. The first proposal is to approve the Asset Acquisition and the transactions contemplated thereby. As a consequence of the Asset Acquisition, HDP will acquire certain assets and rights and assume certain liabilities of the Association.

The second proposal is to adopt the Incentive Plan pursuant to which HDP will reserve 2,500,000 shares of common stock for issuance.

The third proposal is to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, HDP would not have been authorized to consummate the acquisition.

The fourth proposal is to elect our directors. We have nominated five directors (consisting of Messrs: Eddy W. Hartenstein, James E. Meyer, Steven J. Cox, Henry Goldberg, and Martin E. Gottlieb) to our Board of Directors if the Asset Acquisition is approved. In the event that the Asset Acquisition is not approved, then only the Class I directors (consisting of Messrs. Robert L. Meyers and Steven J. Cox) have been nominated for election.

The fifth proposal is to ratify the appointment of the HDP auditors.

It is important for you to note that in the event the Asset Acquisition Proposal does not receive the necessary vote to approve such proposal, then HDP will not consummate that Asset Acquisition or Proposal 4A and HDP may have to liquidate. We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect the Asset Acquisition or other business combination before June 6, 2008.

What is a quorum?

A quorum is the number of shares that must be represented, in person or by proxy, in order for business to be transacted at the Special Meeting.

More than one-half of the total number of shares of our common stock outstanding as of the record date (a quorum) must be represented, either in person or by proxy, in order to transact business at the special meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. If there is no quorum, a majority of the shares present at the Special Meeting may adjourn the Special Meeting to another date.

However, in order to vote on Proposal 1, more than one-half of the shares of our common stock purchased in our IPO must be represented (9,375,001 shares) at the Special Meeting.

Why is HDP proposing the Asset Acquisition?

HDP is a blank-check company formed specifically as a vehicle to effect a merger, asset acquisition or similar business combination with one or more operating businesses in the media, entertainment or telecommuncications industries. In the course of HDP’s search for a business combination partner, HDP investigated the potential acquisition of the professional drag racing assets of the Association and opportunities to commercialize the NHRA brand, which the Board of Directors of HDP believes has significant growth potential. The Association is a California nonprofit mutual benefit corporation that owns, operates, markets and promotes professional and amateur drag racing and undertakes other initiatives relating to the sport of drag racing. The Board of Directors of HDP determined that the professional racing assets and the NHRA brand commercialization rights are an attractive acquisition target because of, among other things, the market in which it operates; its existing activities, growth prospects and management team; and the ability to leverage the expertise and contacts of HDP management. As a result, HDP believes that the Asset Acquisition will provide HDP stockholders with an opportunity to participate in a business and industry with growth potential.

What vote is required in order to approve the Asset Acquisition Proposal?

The approval of the Asset Acquisition Proposal will require the affirmative vote of a majority of the votes cast at the Special Meeting of the shares of common stock issued as part of HDP’s IPO. We issued 18,750,000 shares as part of our IPO. In addition, not more than 20% of such shares (3,750,000 shares) may vote against the Asset Acquisition and elect to convert their shares into their pro rata portion of the cash from the trust account.

Prior to the record date for this Special Meeting, HDP, its officers, directors or affiliates may purchase outstanding shares of HDP in the open market and/or in privately negotiated transactions.  After the record date for this Special Meeting, HDP, its officers, directors or affiliates may purchase outstanding shares of HDP in privately negotiated transactions with HDP’s stockholders.  It is the intention of HDP, its officers, directors or affiliates to vote any such shares of HDP so purchased in favor of the proposals contained herein.  As of the date of this proxy, HDP, its officers, diriectors and affiliates have not entered into any private agreements or arrangements to purchase outstanding shares of HDP.

What happens if I vote against the Asset Acquisition?

Each HDP stockholder who holds shares of common stock issued in HDP’s IPO or purchased following such offering in the open market has the right to vote against the Asset Acquisition Proposal and, at the same time, demand that HDP convert such stockholder’s shares into cash equal to a pro rata portion of the trust account. These shares will be converted into cash only if the Asset Acquisition is consummated. Based upon the amount of cash held in the trust account as of June 30, 2007, without taking into account any interest accrued after such date, stockholders who vote against the Asset Acquisition Proposal and elect to convert such stockholder’s shares as described above will be entitled to convert each share of common stock that it holds into approximately $7.84 per share. However, if the holders of 3,750,000 or more shares of common stock issued in HDP’s IPO (an amount equal to 20% or more of the total number of shares issued in the IPO) vote against the Asset Acquisition and demand conversion of their shares into a pro rata portion of the trust account, then HDP will not be able to consummate the Asset Acquisition and, assuming HDP is not able to consummate another business combination by June 6, 2008, stockholders will only receive cash upon the liquidation of HDP.

How is Management of HDP voting?

HDP’s initial stockholders, including all of its directors and officers, who purchased or received shares of common stock prior to HDP’s IPO, presently, together with their affiliates, own an aggregate of approximately 20% of the outstanding shares of HDP common stock (an aggregate of 4,687,500 shares). All of these persons have agreed to vote all of these shares which were acquired prior to the IPO in accordance with the vote of the majority of all other voting HDP stockholders on the Asset Acquisition Proposal. Moreover, all of these persons have agreed to vote all of their shares which were acquired in or following the IPO in favor of the Asset Acquisition Proposal.

What vote is required in order to approve the Incentive Plan Proposal?

Approval of our Incentive Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the meeting.

What vote is required in order to approve the Adjournment Proposal?

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of HDP’s common stock represented in person or by proxy at the meeting. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

What vote is required in order to approve the Director Proposal?

Adoption of the Director Proposal 4A or 4B requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.

What vote is required in order to approve the Auditor Proposal?

Adoption of the Auditor proposal requires a majority of the votes cast by holders of Common Stock.

If I am not going to attend the Special Meeting of stockholders in person, should I return my proxy card instead?

Yes. Whether or not you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at the Special Meeting.

What will happen if I abstain from voting or fail to vote?

As long as a quorum is established at the Special Meeting, a failure to vote by someone who is present in person or by proxy will have no impact upon the approval of the Asset Acquisition Proposal, the Director Proposal 4A and the Director Proposal 4B, and the Auditor Proposal.  However, since the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of HDP’s common stock represented in person or by proxy at the meeting, and since the Incentive Plan proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the meeting, a failure to vote will have the effect of a vote against the Adjournment Proposal and the Incentive Plan Proposal.  Failure to vote will not have the effect of converting your shares into a pro rata portion of the trust account.

If my shares are held in “street name’’ by my broker, will my broker vote my shares for me?

If you hold your shares in “street name,” your bank or broker cannot vote your shares with respect to the Asset Acquisition Proposal or the Adjournment Proposal without specific instructions from you, which are sometimes referred to in this proxy statement as the broker “non-vote” rules. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank or broker is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the existence of a quorum, but will not count for purposes of determining the number of votes cast at the Special Meeting. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide to your broker.

What do I do if I want to change my vote?

If you wish to change your vote, please send a later-dated, signed proxy card to our corporate Secretary, Bruce R. Lederman at HDP prior to the date of the Special Meeting or attend the Special Meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to Bruce R. Lederman at the address of HDP’s corporate headquarters, provided such revocation is received prior to the Special Meeting.

Will I receive anything in the Asset Acquisition?

If the Asset Acquisition is consummated and you vote your shares for the Asset Acquisition Proposal or you abstain, you will continue to hold the HDP securities that you currently own. If the Asset Acquisition is consummated but you have voted your shares against the Asset Acquisition Proposal and have elected a cash conversion instead, your shares of HDP common stock will be cancelled and you will be entitled to receive cash equal to a pro rata portion of the trust account, which, as of June 30, 2007, was equal to approximately $7.84 per share; provided, however you must deliver your certificate to HDP’s stock transfer agent.

How is HDP paying for the Asset Acquisition?

HDP will use a substantial portion of the proceeds from its IPO (currently held in trust) in order to finance the Asset Acquisition. HDP will pay aggregate consideration of between a minimum of $121,057,792 and a maximum of $123,457,792 consisting of the following: approximately $100,000,000 in cash, increased by the amount of approved capital expenditures (the “Capital Expenditure Balance”) incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; the assumption of approximately $11,500,000 of existing Association loans (the “Seller Loan Balance”); and issuance to the Association of an aggregate of 1,256,447 new shares of its common stock valued at $9,557,792. The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

Are the Association’s stockholders required to approve the Asset Acquisition?

No. The Association is a California nonprofit mutual benefit corporation that does not have stockholders or other members with voting rights. The Asset Acquisition has been approved by the Association’s Board of Directors. There is no other approval required by the Association to consummate the Asset Acquisition.

Is the consummation of the Asset Acquisition subject to any conditions?

Yes. The obligations of each of HDP and the Association to consummate the Asset Acquisition are subject to the fulfillment (or waiver) of certain conditions, as more fully described in the section entitled “The Asset Purchase Agreement” beginning on page 75.

What will happen in the Asset Acquisition?

Upon the consummation of the transactions contemplated by the Asset Purchase Agreement, the Association will transfer to NHRA Pro Racing, the wholly owned subsidiary of HDP that will hold the Purchased Assets, all its right, title and interest in and to substantially all of the Association’s professional drag racing assets, including but not limited to, four (4) owned racetracks, a long term racetrack lease including leasehold improvements on another racetrack, the Association’s headquarters building, a video library, a photo archive, and various contracts and other related assets, collectively referred to as the Purchased Assets in this proxy statement. The Association will retain its non-professional racing and other activities and related assets and continue to be sanctioning body for all NHRA racing activities, including NHRA Pro Racing activities.

Has HDP received a fairness opinion with respect to the Asset Acquisition Proposal?

Yes. Our Board of Directors has obtained a fairness opinion from Duff & Phelps, LLC which states that the consideration to be paid for the Purchased Business by HDP is fair to HDP from a financial point of view. Duff & Phelps, LLC has also determined that the fair market value of the Purchased Business exceeds 80% of our net assets as was described in the prospectus relating to our IPO as a condition to any acquisition and required by our amended and restated certificate of incorporation.

What will the Association receive in the Asset Acquisition?

The Asset Purchase Agreement provides that the Association will receive aggregate consideration of between a minimum of $121,057,792 and a maximum of $123,457,792 consisting of the following:

(i)            an aggregate of 1,256,447 shares of HDP common stock valued at $9,557,792;

(ii)        approximately $100,000,000 in cash, increased by the amount of the Capital Expenditure Balance incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; and

(iii)    the assumption of approximately $11,500,000 of the Seller Loan Balance.

The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

The Asset Purchase Agreement provides that the Association will initially own up to approximately 5.03% of the issued and outstanding shares of HDP capital stock after the Asset Acquisition (excluding as outstanding for purposes of this calculation shares to be issued upon exercise of HDP’s outstanding warrants and securities issuable upon exercise of a purchase option issued to underwriters in HDP’s IPO). The Association’s ownership of approximately 5.03% of the issued and outstanding shares of HDP capital stock may be diluted to as little as 2.64% as a result of the issuances of securities described below.

Will any shares be granted as part of the transaction?

As compensation for services, HDP has agreed to issue to three consultants HDP common stock, using an agreed upon conversion price of $8.00 per share, in lieu of part or all of the payments otherwise due to them for their work, effective upon consummation of the Asset Acquisition. Under these agreements, HDP was obligated to issue an aggregate of approximately 3,500 shares for $28,000 for such services as of June 30, 2007 and estimates that it will be obligated to issue an aggregate of up to 15,000 shares through the date of consummation of the Asset Acquisition. In addition, HDP will be obligated to issue shares of HDP common stock to Thomas Compton and Peter Clifford. For more information about issuances to Thomas Compton and Peter Clifford, see the section entitled “The Acquisition Proposal—Other Agreements Related to the Acquisition—Thomas Compton’s Employment Agreement with HDP and Peter Clifford’s Consulting Agreement with HDP.” In addition, HDP has outstanding warrants to purchase 18,750,000 shares of common stock, 2,250,000 shares underlying founder warrants, and has issued to its underwriters in connection with the IPO an option to purchase 1,875,000 units, each unit consisting of one share of common stock and one warrant. The holders of HDP capital stock immediately prior to the Asset Acquisition will own the balance of the issued and outstanding shares of HDP capital stock.

Do I have conversion rights in connection with the Asset Acquisition?

If you hold shares of common stock issued in HDP’s IPO, then you have the right to vote against the Asset Acquisition Proposal and demand that HDP convert your shares of HDP common stock into a pro rata portion of the cash in the trust account. These rights to vote against the Asset Acquisition and demand conversion of your shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

If I have conversion rights, how do I exercise them?

If you wish to exercise your conversion rights, you must vote against the Asset Acquisition Proposal and, at the same time, demand that HDP convert your shares into cash by marking the appropriate space on the proxy card. If, notwithstanding your vote, the Asset Acquisition is consummated, then you will be entitled to receive a pro rata share of the trust account in which a substantial portion of the net proceeds of HDP’s IPO are held, including any pro rated interest earned thereon through the date of the Special Meeting. Based on the amount of cash held in the trust account as of June 30, 2007, without taking into account any interest accrued after such date, you would be entitled to convert each share of HDP common stock that you hold into approximately $7.84 per share. If you exercise your conversion rights, then you will be exchanging your shares of HDP common stock for cash and will no longer own these shares of common stock. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the Asset Acquisition and then tender your stock certificates to HDP’s stock transfer agent. If you convert your shares of common stock but you remain in possession of the Warrants and have not sold or transferred them, you will still have the right to exercise the warrants received as part of the units purchased in the IPO in accordance with the terms thereof. If the Asset Acquisition is not consummated: (i) then your shares will not be converted into cash at this time, even if you so elected, and (ii) assuming we are unable to consummate another business combination by June 6, 2008, we will commence the dissolution process and you will be entitled to distribution upon liquidation. See “Conversion Rights” at page 51 and the section entitled “Dissolution and Liquidation if No Business Combination” beginning on page 155.

What happens to the funds deposited in the trust account after completion of the Asset Acquisition?

Upon consummation of the Asset Acquisition, a portion of the funds remaining in the trust account after payment of amounts, if any, to stockholders requesting and exercising their conversion rights, will be used to pay expenses associated with the Asset Acquisition and to fund working capital of the combined company. In addition, up to $3,000,000 will be used to pay deferred underwriter’s compensation from HDP’s IPO.

Who will manage HDP from and after consummation of the Asset Acquisition?

From and after consummation of the Asset Acquisition, HDP will be managed by the current management of HDP. Thomas Compton, currently the President of the Association, will become President and Chief Executive Officer of NHRA Pro Racing, the wholly owned subsidiary of HDP that will hold the Purchased Assets, as well as a member of the board of directors of NHRA Pro Racing. Robert Meyers, the current Chief Financial Officer of HDP, will also become Chief Financial Officer of NHRA Pro Racing. In addition, Peter Clifford, presently the General Manager of the Association, will become a consultant to NHRA Pro Racing. A number of senior executives of the Association will join NHRA Pro Racing and approximately 95 existing employees of the Association will join NHRA Pro Racing as employees. The Board of Directors of HDP will consist of five board members, each to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

What happens if the Asset Acquisition is not consummated?

If the Asset Acquisition is not consummated HDP may seek another suitable business combination. Depending upon the timing and success of such efforts HDP may be forced to dissolve and liquidate if it cannot negotiate a letter of intent for another acquisition proposal before December 6, 2007. If a liquidation were to occur by approximately June 6, 2008 (the last day on which HDP would be permitted to consummate an acquisition under its amended and restated certificate of incorporation), HDP estimates that approximately $5,500,000 in interest, less applicable federal, state and Delaware franchise taxes, would accrue on the amounts that are held in trust through such date, which would yield a trust balance of approximately $150,000,000 or $8.02 per share. This estimate includes the $2,250,000 proceeds from the sale of HDP’s founder director warrants and deferred underwriter fees owed to Morgan Joseph & Co. Inc. This amount, less any liabilities not indemnified by certain officers and members of HDP’s Board and not waived by HDP’s creditors, would be distributed to the holders of the 18,750,000 shares of common stock purchased in HDP’s IPO.

Separately, HDP estimates that the dissolution process would cost approximately $50,000 to $75,000. Such officers and directors have acknowledged and agreed that such costs are covered by their existing indemnification agreement. We do not believe there would be any claims or liabilities in excess of the funds out of the trust against which certain of HDP’s executive officers and directors would be required to indemnify the trust account in the event of such dissolution. In the event that such persons indemnifying HDP are unable to satisfy their indemnification obligation or in the event that there are subsequent claims such as subsequent non-vendor claims for which such persons have no indemnification obligation, the amount ultimately distributed to stockholders may be reduced even further. However, HDP currently has no basis to believe there will be any such liabilities or to provide an estimate of any such liabilities. The only cost of dissolution that HDP is aware of that would not be indemnified against by such officers and directors of HDP is the cost of any associated litigation for which officers and directors obtained a valid and enforceable waiver. Should the Asset Purchase Agreement be terminated due to a breach of such agreement by HDP, then the scope of HDP’s liability would be limited to actual out of pocket costs and expenses reasonably incurred by the Association in connection with the Acquisition since November 1, 2006, including without limitation, all legal, accounting, financial advisor and other third party fees. Should the Asset Purchase Agreement be terminated due to HDP’s failure to obtain the HDP stockholder approval, then the scope of HDP’s liability would be limited to all of the reasonable legal fees, costs and expenses incurred by the Association in connection with the Acquisition, including without limitation, the fees of counsel for the Association and the fees of counsel for Messrs. Thomas Compton and Peter Clifford, all of the fees and expenses of the provider of the Association’s fairness opinion, and all of the fees and expenses of the compensation consultant hired by the Association. See page      of the section entitled “Risk Factors” for a further discussion with respect to amounts payable from the trust account.

In the event the Asset Acquisition Proposal is not approved and assuming the Proposal 4B is approved, then the management and director composition of HDP will remain unchanged.

When do you expect the Asset Acquisition to be completed?

Assuming the approval of the Asset Acquisition Proposal, it is currently anticipated that the Asset Acquisition and other proposals will be completed as promptly as practicable following the Special Meeting of stockholders to be held on                     , 2007.

What do I need to do now?

HDP urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Asset Acquisition will affect you as a stockholder of HDP. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Do I need to send in my stock certificates?

Only HDP stockholders who vote against adoption of the Asset Acquisition Proposal and elect to have their shares converted into a pro rata share of the funds in the trust account must send their physical stock certificates to our stock transfer agent no later than 5:00 p.m., New York City time, on the third business day following consummation of the Acquisition. HDP stockholders who vote in favor of the adoption of the Asset Acquisition Proposal, or who otherwise do not elect to have their shares converted should not submit their stock certificates now or after the Asset Acquisition, because their shares will not be converted or exchanged in connection with the Asset Acquisition.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered in more than one name or are registered in different accounts. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your HDP shares.

Who can help answer my questions?

If you have questions about any of the proposals, you may write or call HD Partners Acquisition Corporation at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405, (310) 209-8308 ext 2, Attention: Bruce R. Lederman, Secretary.

SUMMARY OF THE PROXY STATEMENT

This summary highlights certain information from this proxy statement including information with respect to each of the proposals, although the Asset Acquisition is the primary reason for the calling of the Special Meeting. This summary does not contain all of the information that is important to you. All of the proposals are described in detail elsewhere in this proxy statement and this summary discusses the material items of each of the proposals. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you. See, “Where You Can Find More Information.” on page         .

The Asset Acquisition Proposal (Page 53)

The Parties

HDP

HDP is a blank-check company formed specifically as a vehicle to effect a merger, asset acquisition or similar business combination with one or more operating businesses in the media, entertainment or telecommuncications industries. The principal executive offices of HDP are located at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405, and its telephone number is (310) 209-8308 ext 2.

Association

The Association is a California nonprofit mutual benefit corporation that conducts and sanctions amateur and professional drag racing activities throughout the United States. The primary mission of the Association is to preserve, protect and promote the sport of drag racing.

The Association was incorporated on March 13, 1951 under the name National Hot Rod Association. The principal executive offices of the Association are located at 2035 Financial Way, Glendora, California 91741, and its telephone number is (626) 250-2237.

The Asset Purchase Agreement (Page 75)

On May 30, 2007, the parties entered into an Asset Purchase Agreement which provides for an acquisition by HDP of substantially all of the assets, and the assumption of certain liabilities, of the Association related to its professional drag racing business, and HDP’s acquisition of various rights to commercialize the NHRA brand and media assets. At the closing, and subject to certain adjustments as hereafter described, the Association will receive aggregate consideration of between a mimimum of $121,057,792 and a maximum of $123,457,792 consisting of the following as a result in the Asset Acquisition (the “Asset Acquisition Consideration”):

(i)            an aggregate of 1,256,447 shares of HDP common stock valued at $9,557,792;

(ii)        approximately $100,000,000 in cash, increased by the amount of the Capital Expenditure Balance incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; and

(iii)    the assumption of approximately $11,500,000 of the Seller Loan Balance.

The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

HDP and the Association plan to consummate the Asset Acquisition as promptly as practicable after the Special Meeting, provided that:

•       HDP’s stockholders have approved and adopted the Acquisition Proposal and the transactions contemplated thereby;

•       holders of less than 20% of the shares of the common stock issued in HDP’s IPO vote against the Asset Acquisition Proposal and demand conversion of their shares into cash;

•       the other conditions specified in the Asset Purchase Agreement have been satisfied or waived.

See the description of the Asset Purchase Agreement and the Ancillary Agreements in the section entitled “The Asset Purchase Agreement” beginning on page    . The Asset Purchase Agreement is included as “Annex A” and the Key Definitions Agreement is included as “Annex B” to this proxy statement. We encourage you to read the Asset Purchase Agreement and the Key Definitions Agreement in their entirety.

Inside Stockholders (Page 52)

On the Record Date, our officers and directors owned an aggregate of 4,687,500 shares of our common stock, or approximately 20% of our outstanding shares, that they acquired prior to our IPO. They have agreed to vote these shares with respect to the Asset Acquisition Proposal in accordance with the holders of a majority of our IPO shares that are voted at the Special Meeting. Our officers and directors own no shares that were issued in the IPO.

Certain of our officers and directors, or their designees, have collectively purchased a combined total of 2,250,000 warrants concurrently with the closing of the initial public offering at a price of $1.00 per warrant for a total of $2,250,000. We refer to these 2,250,000 warrants as the founding director warrants. The founding director warrants were purchased separately and not in combination with common stock in the form of units. The purchase price of the founding director warrants was added to the proceeds from the initial public offering and is held in the trust account pending our completion of a business combination. If we do not complete a business combination by June 6, 2008, then the $2,250,000 purchase price of the founding director warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account as part of our plan of dissolution and distribution and the founding director warrants will expire worthless.

Date, Time and Place of Special Meeting of Our Stockholders (Page 48)

The Special Meeting of our stockholders will be held at 10:00 a.m. Eastern Time, on                 , 2007, at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007.

Record Date; Who is entitled to Vote (Page 49)

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our common stock at the close of business on                             , 2007, which is the record date for the Special Meeting. You will have one vote for each share of our common stock you owned at the close of business on the record date. On the record date, there were 23,437,500 shares of our common stock outstanding, of which 18,750,000 shares were IPO shares. The remaining 4,687,500 shares were issued to our founders prior to our IPO.

Quorum and Vote Required (Page 50)

A quorum of our stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at the Special Meeting if a majority of the shares of our common stock outstanding as of the record date are presented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

The approval of the Asset Acquisition Proposal will require the approval of the holders of a majority of the shares of our common stock issued in our IPO that vote on the Asset Acquisition Proposal at the Special Meeting with respect to the Asset Acquisition. Notwithstanding such approval, the Asset

Acquisition will not be completed if the holders of 20% or more of our IPO shares (3,750,000 or more shares) vote against the Asset Acquisition Proposal and exercise their conversion rights. Adoption of our Incentive Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the meeting. Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of HDP’s common stock represented in person or by proxy at the meeting. Adoption of Director Proposal 4A or Director 4B requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Adoption of the Auditor proposal requires a majority of the votes cast by holders of Common Stock.

As long as a quorum is established at the Special Meeting, a failure to vote by someone who is present in person or by proxy will have no impact upon the approval of the Asset Acquisition Proposal, the Director Proposal A and the Director Proposal B, and the Auditor Proposal, but since the Adjournment Proposal and the Incentive Plan Proposal require the affirmative vote of a majority of the issued and outstanding shares of HDP’s common stock represented in person or by proxy at the meeting, a failure to vote will have the effect of a vote against the Adjournment Proposal and against the Incentive Plan Proposal. Failure to vote will not have the effect of converting your shares into a pro rata portion of the trust account.

Voting your Shares; Proxies (Page 50)

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the HDP Board, “FOR” the approval of the Asset Acquisition Proposal, “FOR” the approval of the Incentive Plan Proposal, “FOR” the approval of the Adjournment Proposal, “FOR” Director Proposal 4A (if the Asset Acquisition is approved), “FOR” Director Proposal 4B (if the Asset Acquisition is not approved), and “FOR” the Auditor Proposal.

Proxies may be solicited by mail, telephone or in person.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy at or before the Special Meeting. If you hold your shares in street name you can obtain physical delivery of your shares into your name, and then vote the shares yourself. In order to obtain shares directly into your name, you must contact your brokerage firm representative. Brokerage firms may assess a fee for your conversion; the amount of such fee varies from firm to firm.

Tax Consequences (Page 71)

Since HDP stockholders will not be exchanging or otherwise disposing of their shares of stock in HDP pursuant to the Asset Acquisition, the HDP stockholders will continue to hold their shares of HDP common stock and will not recognize any gain or loss from the Asset Acquisition. However, for those HDP stockholders who exercise their conversion rights and convert their HDP shares into the right to receive cash, such stockholders will generally be required to treat the transaction as a sale of the shares and recognize gain or loss upon the conversion. Such gain should be capital gain or loss if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of HDP common stock. A stockholder’s tax basis in his shares of HDP common stock generally will equal the cost of such shares. A stockholder who purchased HDP’s units will have to allocate the cost between the shares of common stock and the warrants comprising the units based on their fair market values at the time of the purchase. Under certain circumstances, if the stockholder actually or constructively still owns shares of HDP common stock after the conversion of shares into cash, the conversion may not be treated as a sale of stock by that stockholder for tax purposes but rather as a corporate distribution. A stockholder may constructively own stock for tax purposes because, among other reasons, stock may be owned by certain family members or affiliated entities or the stockholder may retain warrants in HDP. If the conversion does not qualify as a sale for federal tax purposes but instead is treated as a corporate distribution, then the receipt of cash in the conversion will be treated (i) as a dividend to the extent of HDP’s earnings and profits, (ii) as a reduction of basis in the shares for any excess and (iii) to the extent of any excess over basis, gain from the sale or exchange of shares. HDP stockholders who do not exercise their conversion rights will continue to hold their shares of HDP common stock and as a result will not recognize any gain or loss from the asset acquisition.

Overview of Asset Purchase Agreement (Page 75)

Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, we have agreed to purchase and assume from the Association certain assets and liabilities related to Professional Drag Racing such that, upon the consummation of the transactions contemplated under the Asset Purchase Agreement, we will own, operate, market and promote Professional Drag Racing, and the Association will own, operate, market and promote non-professional drag racing.

The assets to be purchased, and the liabilities to be assumed, by us, collectively referred to as the “Purchased Business,” are:

•       all of the Association’s rights, title and interests (including goodwill) in and to Professional Drag Racing, including the NHRA POWERade Drag Racing Series;

•       all exploitation rights related to Professional Drag Racing and other commercialization rights related to the NHRA brand and media assets, including:

•        the exclusive right, on a worldwide basis, to conduct Professional Drag Racing, including the expansion of any existing Professional Drag Racing events or series and the creation of new Professional Drag Racing events and series;

•        the right, under certain conditions, to conduct any other drag racing activities in any country outside of the United States, Canada and Mexico;

•        the commercialization and exploitation rights set forth in the Commercialization Agreement and the Brand License Agreement, described in further detail below;

•        the non-exclusive right to conduct promotional and exhibitional activities; and

•       The “Purchased Assets” (as such term is defined in the section entitled “The Asset Purchase Agreement—Overview”), are subject to any restrictions or limitations set forth in the Brand License Agreement, the Association Drag Racing Access Agreement, the Commercialization Agreement, the Operational Support Agreement, the Sanctioning Agreement, and the Promotional Access Agreement, collectively referred to as the “Ancillary Agreements”.

Conditions to the Consummation of the Asset Acquisition (Page 82)

The obligations of HDP and the Association to consummate the Asset Acquisition are subject to the satisfaction or waiver of specified conditions set forth in the Asset Purchase Agreement before completion of the Asset Acquisition, including the following:

Conditions to HDP’s obligations:

•       the representations and warranties made by the Association must be true and correct in all material respects;

•       the Association must have performed in all material respects all obligations required to be performed by it under the terms of the Asset Purchase Agreement;

•       there is no action by a governmental entity that restrains, enjoins or otherwise prohibits the Asset Acquisition;

•       there is no action by any governmental entity that seeks such a prohibition and no governmental entity has made any specified material adverse determination with respect to the Asset Acquisition;

•       no non-governmental entity shall have instituted any action that seeks to prohibit the Asset Acquisition and which HDP has determined has a reasonable basis for success;

•       all required antitrust approvals have been obtained or applicable mandatory waiting periods have expired;

•       all materials consents shall have been obtained;

•       the required stockholder approval of HDP has been obtained;

•       a fairness opinion shall have been received by HDP’s Board;

•       key executive agreements have been entered into and remain in full force and effect;

•       there must not have occurred since the date of the Asset Purchase Agreement any material adverse effect on the Association’s financial condition or business;

•       the Association must have entered into certain specified insurance arrangements; and

•       all Ancillary Agreements and other agreements to which the Association is to enter into pursuant to the Asset Purchase Agreement have been executed.

Conditions to the Association’s obligations:

•       the representations and warranties made by HDP must be true and correct in all respects;

•       HDP must have performed in all material respects all obligations required to be performed by it under the terms of the Asset Purchase Agreement;

•       No governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any governmental prohibition;

•       No governmental entity shall have instituted any action, litigation or suit that seeks a governmental prohibition or have made a material adverse governmental determination, and no other person shall have instituted any action, litigation or suit before any governmental entity (x) which seeks to prohibit the consummation of, or challenges the validity or legality of, the sale of the purchased assets and (y) which the Association has determined in good faith, based upon the advice of counsel, has a reasonable basis for success;

•       The two immediately preceding conditions shall be deemed to be satisfied to the extent that HDP agrees to assume, at its sole cost and expense, the defense of any such governmental or non-governmental action or determination, including any non-frivolous claim against the Association, and to indemnify, defend and hold harmless the Association and the Association’s indemnified parties from and against any and all damages in connection with or arising out of any such governmental or non-governmental action, determination or claim, as the case may be;

•       all required antitrust approvals have been obtained or applicable mandatory waiting periods have expired;

•       all material consents shall have been obtained;

•       a fairness opinion has been received by the Association’s Board and, in certain circumstances, the Association’s Board shall have received a written bring-down of its fairness opinion stating that the proposed purchase is fair to the Association, provided that such bring-down shall only be required if

(i) the Closing shall not have occurred on or before February 28, 2008, (ii) there shall have been a material positive change in the results of operations of the Purchased Business and (iii) such material positive change is not the result of any efforts by HDP or any events attributable to the expected consummation of the Asset Acquisition;

•       HDP must have entered into certain specified insurance arrangements;

•       all Ancillary Agreements and other agreements to which HDP is to enter into pursuant to the Asset Purchase Agreement have been executed; and

•       there must not have occurred since the date of the Asset Purchase Agreement any material adverse effect on the financial condition or business of HDP.

Termination, Amendment and Waiver (Page 84)

The Asset Purchase Agreement may be terminated at any time prior to the consummation of the Asset Acquisition, whether before or after receipt of stockholder approval, as follows:

•       by mutual written consent of HDP and the Association;

•       by HDP, on the one hand, or the Association, on the other hand, if the Asset Acquisition has not been consummated (other than through the failure of any party seeking to terminate this Agreement to comply with its obligations under the Asset Purchase Agreement) on or before the later of (i) December 31, 2007 or (ii) forty (40) days following HDP’s receipt of notification from the SEC that it has no further comments to the preliminary proxy statement; provided that in no event shall such date be later than May 30, 2008 (such later date being referred to herein as the “Outside Date”);

•       by either HDP or the Association if the HDP stockholders’ meeting shall have been held and HDP’s stockholders shall have taken a final vote on the Asset Acquisition Proposal and failed to approve the Asset Acquisition;

•       by HDP if, prior to the required HDP stockholder approval having been obtained, HDP receives a written communication from Duff & Phelps, LLC rescinding, withdrawing or adversely modifying its fairness opinion (other than any such rescission, withdrawal or adverse modification based upon any intentional failure to provide information or willful misrepresentation of HDP);

•       by the Association if the Association receives a written communication from its fairness opinion provider rescinding, withdrawing or adversely modifying its fairness opinion (other than any such rescission, withdrawal or adverse modification based upon any intentional failure to provide information or willful misrepresentation of the Association);

•       by HDP if the Association fails to cure HDP’s objections to exceptions to title to the Association’s real property contained in the preliminary title reports thereto;

•       by the Association, on the one hand, or by HDP, on the other hand, if a material breach of the Asset Purchase Agreement has been committed by the other party and such material breach has not been expressly waived in writing;

•       (i) by HDP if satisfaction of any of its conditions to closing becomes impossible prior to the Outside Date (other than through the failure of HDP to comply with its obligations under the Asset Purchase Agreement) and HDP has not expressly waived such condition in writing on or before termination of the Asset Purchase Agreement; or (ii) by the Association, if satisfaction of any of its conditions to closing becomes impossible prior to the Outside Date (other than through the failure of the Association to comply with its obligations under the Asset Purchase Agreement) and the Association has not expressly waived such condition in writing on or before termination of the Asset Purchase Agreement; and

•       by either HDP or the Association if there shall be any law or regulation that makes consummation of the Asset Acquisition illegal or otherwise prohibited or if consummation of the Asset Acquisition would violate any non-appealable order of any governmental entity having competent jurisdiction;

If permitted under applicable law, either HDP or the Association may waive conditions for their own respective benefit and consummate the Asset Acquisition, even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the Asset Acquisition will occur.

Accounting Treatment (Page 102)

The acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (``GAAP’’), with HDP being the acquiror. Accordingly, for accounting purposes, the Purchased Assets of the Association will be stated at their fair value based on an appraisal of the Purchased Assets acquired and liabilities assumed. It is anticipated that a substantial portion of the purchase price will be allocated to amortizable intangibles and non-amortizable goodwill and intangibles.

Risk Factors (Page 31)

Before you grant your proxy or vote or instruct the vote with respect to the Asset Acquisition, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on us and the Association.

Conversion Rights (Page 51)

Pursuant to HDP’s existing amended and restated certificate of incorporation, a holder of shares of HDP’s common stock issued in its IPO may, if the stockholder votes against the Asset Acquisition Proposal, demand that HDP convert such shares into a pro rata portion of the trust account. This demand must be made on the proxy card at the same time that the stockholder votes against the Asset Acquisition Proposal. We issued a total of 18,750,000 shares in our IPO and, other than the 4,687,500 shares issued to our management, we have no other shares of common stock issued and outstanding. If properly demanded, in connection with a vote against the Asset Acquisition Proposal, HDP will convert each share of common stock as to which such demand has been made into a pro rata portion of the trust account in which a substantial portion of the net proceeds of HDP’s IPO are held, plus all pro rata interest earned thereon. If you exercise your conversion rights, then you will be exchanging your shares of HDP common stock for cash and will no longer own these shares. Based on the amount of cash held in the trust account as of March 31, 2007, without taking into account any interest accrued after such date, you would be entitled to convert each share of common stock that you hold into approximately $7.79 per share. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the Asset Acquisition and then tender your stock certificate to HDP’s stock transfer agent. If the Asset Acquisition is not consummated, then these shares will not be converted into cash immediately. If you convert your shares of common stock, you will still have the right to exercise the warrants received as part of the units purchased in our IPO in accordance with the terms thereof. If the Asset Acquisition is not consummated, then your shares will not be converted to cash after the Special Meeting, even if you so elected, and your shares will be converted into cash upon liquidation of the trust.

The Asset Acquisition will not be consummated if the holders of 3,750,000 or more shares of common stock issued in HDP’s IPO, an amount equal to 20% or more of such shares, vote against the Asset Acquisition Proposal and exercise their conversion rights.

Appraisal or Dissenters’ Rights (Page 52)

No dissenter’s or appraisal rights are available under the Delaware General Corporation Law for the stockholders of HDP in connection with the proposals.

Stock Ownership (Page 52)

The following table sets forth information as of July 31, 2007, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of HDP’s common stock by: (i) each person known by us to be the owner of more than 5% of our outstanding shares of HDP’s common stock, (ii) each director, and (iii) all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Eddy W. Hartenstein(2)	1,372,500	3.09%
Robert L. Meyers(3)	1,372,500	3.09%
Bruce R. Lederman(4)	1,372,500	3.09%
Lawrence N. Chapman(5)	1,372,500	3.09%
Steven J. Cox(6)	1,372,500	3.09%
Henry Goldberg(7)	37,500	*
Martin E. Gottlieb(8)	37,500	*
Sapling, LLC(9)	1,702,359	3.83%
Fir Tree Recovery Master Fund, LP(9)	594,014	1.34%
Satellite Fund II, L.P.(10)	317,331	*
Satellite Fund IV, L.P.(10)	72,283	*
Satellite Overseas Fund, Ltd.(10)	721,998	1.62%
The Apogee Fund, Ltd.(10)	166,344	*
Satellite Overseas Fund V, Ltd.(10)	74,334	*
Satellite Overseas Fund VI, Ltd.(10)	22,531	*
Satellite Overseas Fund VII, Ltd.(10)	3,430	*
Satellite Overseas Fund VIII, Ltd.(10)	11,298	*
Satellite Overseas Fund IX, Ltd.(10)	84,651	*
HBK Investments L.P.(11)	1,301,860	2.93%
Azimuth Opportunity, Ltd.(12)	1,543,500	3.47%
All directors and executive officers as a group(7) persons	6,937,500	15.6%

*                    Represents beneficial ownership of less than 1%.

       (1) Includes shares of common stock issuable upon exercise of warrants which are beneficially owned by certain of the persons named in the above table but which are not exercisable until the later of (i) June 1, 2007 or (ii) the consummation by us of a business combination (including the Asset Acquisition). Unless otherwise indicated, the business address of each of the individuals is 2601 Ocean Park Boulevard, Suite 320, Santa Monica, CA 90405.

       (2) Mr. Hartenstein is the Chairman of the Board, President and Chief Executive Officer of HDP.

       (3) Mr. Meyers is the chief financial officer, treasurer and a director of HDP. Includes 922,500 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust. The beneficiary of the trust is Mr. and Mrs. Meyers’ son.

       (4) Mr. Lederman is an executive vice president and the secretary of HDP. Includes 922,500 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

       (5) Mr. Chapman is an executive vice president of HDP. Includes 922,500 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman’s children.

       (6) Mr. Cox is an executive vice president and a director of HDP. Includes 922,500 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust.

       (7) Mr. Goldberg is a director of HDP.

       (8) Mr. Gottlieb is a director of HDP.

       (9) Based on information contained in a Statement on Schedule 13G filed by Sapling LLC, a Delaware limited liability company (“Sapling”) and by Fir Tree Recovery Master Fund, L.P., a Cayman Islands exempted limited partnership (“Fir Tree Recovery”) on February 14, 2007. Sapling may direct the vote and disposition of the 1,702,359 shares of common stock, and Fir Tree Recovery may direct the vote and disposition of 594,014 shares of common stock. The address of Sapling LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017 and the address of Fir Tree Recovery is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Fir Tree, Inc., a New York corporation, is the investment manager of Sapling and Fir Tree Recovery and as such possesses investment discretion over the portfolios of Sapling and Fir Tree Recovery.

(10) Based on information contained in a Statement on Schedule 13G filed on February 14, 2007 by (i) Satellite Fund II, L.P., a Delaware limited partnership, Satellite Fund IV, L.P., a Delaware limited partnership (collectively, the “Delaware Funds”) over which Satellite Advisors, L.L.C., a Delaware limited liability company, has discretionary trading authority, as general partner, and (ii) Satellite Overseas Fund, Ltd., a Cayman Islands exempted company, The Apogee Fund, Ltd. (f/k/a Satellite Overseas Fund III, Ltd.), a Cayman Islands exempted company, Satellite Overseas Fund V, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VI, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VII, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VIII, Ltd., a Cayman Islands exempted company, and Satellite Overseas Fund IX, Ltd., a Cayman Islands exempted company (collectively, the “Offshore Funds” and together with the Delaware Funds, the “Satellite Funds”) over which Satellite Asset Management, L.P. , a Delaware limited partnership, has discretionary investment trading authority. The general partner of Satellite Asset Management, L.P. is Satellite Fund Management LLC, a Delaware limited liability company. Satellite Fund Management LLC and Satellite Advisors, L.L.C. each share the same Executive Committee that make investment decisions on behalf of the Satellite Funds and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members. The address of the Satellite Funds is 623 Fifth Avenue, 19th Floor, New York, New York 10022.

(11)   Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., a Delaware limited partnership (“HBK Investments”), by HBK Services LLC, a Delaware limited liability company (“HBK Services”), by HBK Partners II L.P., a Delaware limited partnership (“HBK Partners”), by HBK Management LLC, a Delaware limited liability company (“HBK Management”), and by HBK Master Fund L.P., a Cayman Islands limited partnership (“HBK Master Fund”) on

July 6, 2007. The address of HBK Investments, HBK Services, HBK Partners and HBK Management  is 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the address of HBK Master Fund is c/o HBK Services, 300 Crescent Court, Suite 700, Dallas, Texas 75201. HBK Investments has delegated discretion to vote and dispose of the securities to HBK Services. HBK Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of HBK Services and the Subadvisors is under common control with HBK Investments.

(12) Based on information contained in a Statement on Schedule 13G filed by Azimuth Opportunity, Ltd., an international business company organized under the laws of the British Virgin Islands (“Azimuth”) on June 4, 2007. The address of Azimuth is c/o Ogier Qwomar Complex, 4th Floor, P.O. Box 3170, Road Town, Tortola, British Virgin Islands. Azimuth has the sole power to vote or to direct the disposition of 1,543,500 shares.

All of the shares of HDP common stock acquired by our officers and directors prior to the HDP IPO were placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of: (i) June 1, 2009; or (ii) the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Asset Acquisition.

During the escrow period, the holders of these shares are not able to sell or transfer their securities’ except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of these stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to HDP’s IPO.

Reasons for the Asset Acquisition (Page 63)

In reaching its decision with respect to the Asset Acquisition and the transactions contemplated thereby, the Board of Directors reviewed various financial data and due diligence and evaluation materials and made an independent determination of fair market value. In addition, in reaching its decision to approve the Asset Acquisition, the Board of Directors considered a number of factors and believes that the non-exhaustive list of factors below strongly supports its determination and recommendation to approve the Asset Acquisition:

•       the growth prospects associated with the Purchased Business;

•       opportunities to grow existing revenue streams and create new revenue streams associated with the Purchased Business;

•       the financial results of the Purchased Business, including potential for revenue growth and operating margins;

•       the competitive position of the Purchased Business;

•       the industry dynamics, including barriers to entry;

•       the experience of the Association’s management, including Thomas Compton, the current President of the Association who will become President and Chief Executive Officer of NHRA Pro Racing, and Peter Clifford, the Association’s Executive Vice President and General Manager, who will provide consulting services to NHRA Pro Racing;

•       acquisition opportunities in the industry;

•       the valuation of comparable companies; and

•       the experience of HDP’s management in building, consolidating and investing in media, entertainment and telecommunications businesses in the U.S., including relationships HDP could introduce to NHRA Pro Racing to potentially enhance its growth.

In addition, a fairness opinion was obtained from an independent financial consultant, which supported our Board’s determination.

HDP’s Board of Directors’ Recommendation (Pages 74, 109, 110, 122 and 124)

After careful consideration of the terms and conditions of the Asset Purchase Agreement , HDP’s Board of Directors has determined unanimously that the Asset Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, HDP and its stockholders. Accordingly, HDP’s Board has unanimously approved and declared advisable the Asset Acquisition and unanimously recommends that you vote or instruct your vote to be cast “FOR” the Asset Acquisition Proposal.

HDP’s Board of Directors has also determined unanimously that the Incentive Plan Proposal is fair to, and in the best interest of HDP and its stockholders. Accordingly, HDP’s Board of Directors has unanimously approved and declared advisable the Incentive Plan Proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the Incentive Plan Proposal.

HDP’s Board of Directors has also determined unanimously that the Adjournment Proposal is in the best interest of HDP and its stockholders. Accordingly, HDP’s Board of Directors has unanimously approved and declared advisable the Adjournment Proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the Adjournment Proposal.

HDP’s Board of Directors has also determined unanimously that the Director Proposal 4A and Director Proposal 4B are fair to, and in the best interest of HDP and its stockholders. Accordingly, HDP’s Board of Directors has unanimously approved and declared advisable Director Proposal 4A (in the event the Asset Acquisition is approved) and Director Proposal 4B (in the event the Asset Acquisition is not approved), and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of Director Proposal 4A (in the event the Asset Acquisition is approved) and “FOR” the approval of Director Proposal 4B (in the event the Asset Acquisition is not approved).

HDP’s Board of Directors has also determined unanimously that the Auditor Proposal is fair to, and in the best interest of HDP and its stockholders. Accordingly, HDP’s Board of Directors has unanimously approved and declared advisable the Auditor Proposal and unanimously recommends that you vote or instruct your vote to be cast “FOR” the approval of the Auditor Proposal.

Interests of HDP Directors and Officers in the Asset Acquisition (Page 62)

When you consider the recommendation of HDP’s Board of Directors that you vote in favor of the Asset Acquisition Proposal, you should keep in mind that certain of HDP’s Directors and officers have interests in the Asset Acquisition that are different from, or in addition to, your interests as a stockholder. If the Asset Acquisition is not approved, HDP will be required to liquidate, and the warrants owned by certain of HDP’s directors and the shares of common stock issued at a price per share of $0.005 prior to HDP’s IPO to and held by HDP’s executives and directors will be worthless because HDP’s executives and directors are not entitled to receive any of the net proceeds of HDP’s IPO that are held in trust and may be distributed upon liquidation of HDP. Additionally, HDP’s officers and directors who acquired shares of HDP common stock prior to HDP’s IPO at a price per share of $0.005 will benefit if the Asset Acquisition is approved because they will continue to hold their shares.

The table below sets forth the value of the shares and warrants owned by the officers and directors of HDP upon consummation of the Asset Acquisition and the unrealized profit from such securities based on an assumed market price of the common stock and the warrants of HDP, as of August 24, 2007, of $7.58 and $0.80, respectively.

	Common Shares (a)				Warrants (b)
	Owned	Amount Paid ($)	Current Value ($)	Unrealized Profit ($)	Owned	Amount Paid ($)	Current Value ($)	Unrealized Loss ($)
Eddy W. Hartenstein	922,500	4,920	6,992,550	6,987,630	450,000	450,000	360,000	(90,000)
Robert L. Meyers	922,500	4,920	6,992,550	6,987,630	450,000	450,000	360,000	(90,000)
Bruce R. Lederman	922,500	4,920	6,992,550	6,987,630	450,000	450,000	360,000	(90,000)
Lawrence N. Chapman	922,500	4,920	6,992,550	6,987,630	450,000	450,000	360,000	(90,000)
Steven J. Cox	922,500	4,920	6,992,550	6,987,630	450,000	450,000	360,000	(90,000)
Henry Goldberg	37,500	200	284,250	286,675
Martin Gottlieb	37,500	200	284,250	286,675

(a)           The purchase price per share for these common shares was $0.00533 per share. Pursuant to escrow agreements signed by these stockholders, these shares may not be sold or pledged until June 1, 2009. Additionally, these shares are currently not registered, although after the release from escrow, these stockholders may demand that HDP use its best efforts to register the resale of such shares.

(b)          These warrants were purchased in a private placement that closed concurrently with the HDP IPO. The exercise price of the warrants is $5.50.

Interests of the Association Directors and Officers in the Asset Acquisition (Page 98)

You should understand that some of the current directors and officers of the Association have interests in the Asset Acquisition that are different from, or in addition to, your interests as a stockholder of HDP. Upon the closing of the Asset Acquisition, Thomas Compton’s employment agreement with HDP and Peter Clifford’s consulting agreement with HDP will become effective.

Interests of Morgan Joseph in the Asset Acquisition; Fees (Page 102)

Morgan Joseph & Co. Inc. (“Morgan Joseph”) served as the representative of the underwriters in our IPO and agreed to defer $3,000,000 of the underwriting discounts and commissions until after the consummation of a business combination. The deferred amount payable in connection with the IPO will be paid out of the trust account established for the proceeds of the IPO only if we consummate the Asset Acquisition. Morgan Joseph, therefore, has an interest in our consummating the Asset Acquisition that will result in the payment of its deferred compensation. Further, Morgan Joseph owns an option to purchase 1,875,000 units (comprised of one share and one warrant) at an exercise price of $10.00 per unit, received as consideration as the representative of the underwriters in our IPO. In addition, Morgan Joseph has been engaged by us as our financial advisor in connection with the Asset Acquisition. Morgan Joseph has been paid a fee of $50,000 and will be paid a success fee if the transaction is approved of $250,000.

Fairness Opinion (Page 64)

Pursuant to an engagement letter dated May 3, 2007, we engaged Duff & Phelps, LLC to render an opinion that the consideration to be paid for our acquisition of the Purchased Assets, and assumption of certain of the liabilities, of the Association on the terms and conditions set forth in the Asset Purchase Agreement is fair to HDP from a financial point of view and that the fair market value of the Purchased Assets is at least equal to 80% of our net assets. Our Board of Directors determined to utilize the services of Duff & Phelps, LLC because it is an investment banking firm that regularly evaluates businesses and their securities in connection with acquisitions, corporate restructuring, private placements and for other purposes. The engagement letter provides that we will pay Duff & Phelps, LLC a fee of $182,500 (which has been paid) and will reimburse Duff & Phelps, LLC for its reasonable out-of-pocket expenses, including attorneys’ fees. We have also agreed to indemnify Duff & Phelps, LLC against certain liabilities that may arise out of the rendering of the opinion.

Duff & Phelps, LLC delivered its opinion to our board of directors on May 29, 2007, which stated that, as of such date, and based upon and subject to the assumptions made, matters considered and limitations on its review as set forth in the opinion: (i) the consideration to be paid for the Purchased Business by HDP is fair to HDP from a financial point of view, and (ii) the fair market value of the Purchased Assets is at least equal to 80% of our net assets. The amount of such consideration was determined pursuant to negotiations between us and the Association and not pursuant to recommendations of Duff & Phelps, LLC. The Duff & Phelps, LLC opinion is not a recommendation as to how any stockholder should vote or act with respect to any matters relating to the Asset Acquisition (including, without limitation, with respect to the exercise of rights to convert HDP shares into cash). Further, the Duff & Phelps, LLC opinion does not in any manner address the underlying business decision of HDP to engage in the Asset Acquisition or the relative merits of the Asset Acquisition as compared to any alternative business transaction or strategy (including, without limitation, liquidation of HDP after not completing a business combination transaction within the allotted time). The decision as to whether to approve the Asset Acquisition or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps, LLC opinion is based. The full text of Duff & Phelps, LLC written opinion, attached hereto as Annex C, is incorporated by reference into this proxy statement. You are encouraged to read the Duff & Phelps, LLC opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Duff & Phelps, LLC in rendering its opinion. The summary of the Duff & Phelps, LLC opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

Regulatory Matters (Page 101)

We believe that no state or federal regulatory approval is required in connection with the Asset Acquisition other than the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Incentive Plan Proposal (Page 103)

To adopt the 2007 Long-Term Incentive Compensation Plan pursuant to which HDP will reserve 2,500,000 shares of common stock for issuance pursuant to such plan. See the section entitled “The Incentive Plan Proposal.”

Adjournment Proposal (Page 110)

If, based on the tabulated vote, there are not sufficient votes at the time of the special meeting authorizing HDP to consummate the acquisition, HDP’s board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “ The Adjournment Proposal .’’

Director Proposals (Page 111)

Director Proposal 4A - to elect five (5) directors to HDP’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (in the event the Asset Acquisition is approved); AND Director Proposal 4B - to elect two (2) Class I directors to HDP’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (in the event the Asset Acquisition is not approved). See the section entitled “The Director Proposal.”

Auditor Proposal (Page 123)

To ratify the appointment of Goldstein Golub Kessler LLP, as the Company’s independent auditor for the year ending December 31, 2007. See the section entitled “The Auditor Proposal.”

SELECTED HISTORICAL FINANCIAL INFORMATION
Purchased Business

HDP is providing the following financial information to assist you in the analysis of the financial aspects of the Asset Acquisition. We derived the Purchased Business’s historical information from the audited consolidated financial statements of the Purchased Business as of and for each of the years ended December 31, 2006,  and, December 31, 2005 and December 31, 2004 and the unaudited financial statements for the six months ended June 30, 2007. The information is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of the Purchased Business.

Selected Historical Financial Statements of the Purchased Business
(In thousands of dollars)

	Fiscal Year Ended December 31,
	2006	2005	2004
Revenues	$93,443	87,241	82,370
Operating Expenses (incl. G&A, Sales & Marketing, and Depr.)	84,927	82,343	76,850
Operating Income	8,516	4,898	5,520
Net Income	8,445	4,659	5,113
Total Assets	$47,540	42,408	43,533
Cash and cash equivalents	6,420	6,356	7,047
Total Liabilities	21,642	19,567	22,855
Total Parent Investment*	25,898	22,841	20,679
Net cash provided by operating activities	$11,299	5,694	5,556
Non-GAAP Financial Information
EBITDA	$10,252	6,700	7,315

	Six Months ended June 30, 2007	Six Months Ended June 30, 2006
	(unaudited)	(unaudited)
Revenues	$41,492	$43,907
Operating Expenses (incl. G&A, Sales & Marketing, and Depr.)	37,366	39,621
Operating Income	4,126	4,286
Net Income	4,206	4,321
Total Assets	$61,829	$55,807
Cash and cash equivalents	16,498	13,246
Total Liabilities	33,741	34,435
Total Parent Investment*	28,088	21,372
Net cash provided by operating activities	$14,646	$12,641
Non-GAAP Financial Information
EBITDA	$5,123	$5,205
Number of national events held	10	12
Revenue per event	4,149	3,659
Net income per event	421	360
EBITDA per event	512	434

*                    The amount of the Parent’s investment included in the balance sheets represents a net balance resulting from various transactions between the Purchased Business and the Association and also includes the Purchased Business’ cumulative net income since its inception. The balance is primarily the result of the Purchased Business’ participation in the Association’s central cash management program, under which all of the Purchased Business’ cash receipts are remitted to the Association and all cash disbursements are funded by the Association.

HD PARTNERS ACQUISITION CORPORATION SELECTED FINANCIAL DATA

HDP is providing the following selected financial information to assist you in your analysis of the financial aspects of the Asset Acquisition. The following selected financial and other operating data should be read in conjunction with “HD Partners Acquisition Corporation’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its financial statements and the related notes to those statements included elsewhere in this proxy statement. The statement of operations data for the six months ended June 30, 2007 and the balance sheet data as of June 30, 2007 have been derived from HDP’s unaudited financial statements included elsewhere in this proxy statement. The statement of operations data from the period from December 6, 2005 (inception) through December 31, 2006 and for the twelve months ended December 31, 2006 and the balance sheet data as of December 31, 2006 have been derived from HDP’s audited financial statements included elsewhere in this proxy statement. Interim results are not necessarily indicative of results for the full fiscal year and historical results are not necessarily indicative of results to be expected in any future period.

STATEMENTS OF OPERATIONS
(In thousands of dollars)

	For the Six Months Ended June 30, 2007	For the Period from December 6, 2005 (inception) to December 31, 2006	For the Period from December 6, 2005 (inception) to December 31, 2005
	(unaudited)
Revenues
Interest income
Interest and dividend income from Trust Account	3,135	3,593	—
Total revenues	3,135	3,593	—
Costs and Expenses
Capital based taxes
Management fees
Insurance
Legal fees
Travel
General and administrative	174	220	2
Formation costs
Total expenses	174	220	2
Income before taxes	2,961	3,373	(2)
Provision for income taxes	1,180	1,346	—
Net income	1,781	2,027	(2)
Basic and diluted earnings per share	0.08	0.13	(0.00)
Weighted average basic and diluted shares outstanding	23,437,500	15,136,719	4,687,500

BALANCE SHEETS
(In thousands of dollars)

	June 30, 2007	December 31, 2006	December 31, 2005
	(unaudited)
Assets
Current assets
Cash and cash equivalents	344	1,229	154
Cash held in trust	147,004	145,536	—
Prepaid expense	117	64	—
Total current assets	147,465	146,829	154
Deferred Offering Costs	—	—	140
Deferred Tax Asset	476	256	—
Other Assets	1,577	197	—
Total Assets	$149,518	$147,282	$294
Liabilities and stockholders’ equity
Current liabilities
Accrued costs	656	77	—
Accounts payable and Accrued expenses	28	64	46
Income and capital taxes payable	—	513	—
Deferred interest	911	486	—
Notes payable, stockholders	—	—	225
Deferred underwriter fees	3,000	3,000	—
Total current liabilities	4,595	4,140	271
Common stock, subject to possible redemption 3,748,125 shares, at conversion value	27,901	27,901	—
Stockholders’ equity
Preferred stock, $.001 par value, 1,000,000 shares authorized; none issued and outstanding
Common stock, $.001 par value, 60,000,000 shares authorized; 23,437,500 shares issued and outstanding (which includes 3,748,125 subject to possible conversion)	23	23	5
Paid—in capital in excess of par	113,191	113,191	20
Equity accumulated during the development stage	3,808	2,027	(2)
Total stockholders’ equity	117,022	115,241	23
Total liabilities and stockholders’ equity	$149,518	$147,282	$294

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION AS OF june 30, 2007

HDP will account for the Asset Acquisition as an acquisition under the purchase method of accounting. Pursuant to this method, the aggregate consideration paid by HDP in connection with the acquisition will be allocated to the Purchased Business’s assets and liabilities based on their fair values, with any excess being treated as goodwill. The Purchased Business’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of HDP after consummation of the acquisition.

The following tables set forth our unaudited total capitalization and selected balance sheet information as of June 30, 2007 on an as adjusted basis to give effect to the consummation of the Asset Acquisition, including the pro forma capitalization reflecting maximum and minimum shareholder approval.

			After Asset Acquisition with
	Purchased		Minimum	Maximum
	Business	HDP	Shareholder	Shareholder
	Actual	Actual	Approval(1)	Approval(2)
	(unaudited)	(unaudited)	(in thousands of dollars)
Association Notes Payable	10,554	—	10,554	10,554
Association Parent Investment	28,088	—	—	—
HDP Common Stock subject to conversion	—	27,901	—	—
HDP Common Stock, par value	—	23	23	23
HDP Additional Paid-In Capital	—	113,191	122,749	150,650
HDP Earnings Accumulated during the Development Stage	—	3,808	3,808	4,719
Total HDP Equity		117,022	126,580	155,392
Total HDP Capitalization		144,923	137,134	165,946

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements beginning on page F-6 of this document.

Selected Pro Forma Condensed Combined Balance Sheet
(In thousands of dollars)

	At March 31,2007
	Minimum Shareholder Approval(1)	Maximum Shareholder Approval(2)
Total assets	$159,582	$188,394
Current liabilities	23,602	23,602
Long-term debt	9,400	9,400
Common stock subject to conversion	—	—
Additional paid-in capital	122,749	150,650
Stockholders’ equity	126,580	155,392
Total liabilities and stockholders’ equity	$159,582	$188,394

(1)          Assumes that 3,748,125 shares of HDP common stock were converted into their pro rata share of the trust account.

(2)          Assumes that no HDP stockholders seek conversion of their HDP stock into pro rata shares of the trust account.

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements beginning on page F-6 of this document.

MARKET PRICE INFORMATION AND DIVIDEND DATA FOR HDP SECURITIES

HDP consummated its IPO on June 1, 2006. In the IPO, HDP sold 18,750,000 units, each consisting of one share of HDP’s common stock and one warrant to purchase common stock. The units were quoted on the AMEX from the consummation of the IPO under the symbol HDP-U. On August 1, 2006, the common stock and warrants included in the units began trading separately and the trading in the units continued. The shares of HDP common stock and warrants are currently quoted on the American Stock Exchange under the symbols “HDP” and “HDP-WT”, respectively. The closing prices per share of common stock and per warrant of HDP on May 29, 2007, the last trading day before the announcement of the execution of the Asset Purchase Agreement, were $7.59 and $0.70, respectively. Each warrant entitles the holder to purchase from HDP one share of common stock at an exercise price of $5.50 commencing on the later of the consummation of a business combination (if consummated) or June 1, 2007. The HDP warrants will expire at 5:00 p.m., New York City time, on June 1, 2010, or earlier upon redemption. Prior to June 1, 2006, there was no established public trading market for HDP’s securities.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low sales prices of HDP’s common stock, warrants and units as reported on the American Stock Exchange.

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low
2006
December 31, 2006	$7.36	$7.06	$0.68	$0.45	$7.95	$7.45
September 30, 2006	$7.30	$7.10	$0.69	$0.54	$8.00	$7.71
June 30, 2006	N/A	N/A	N/A	N/A	$8.02	$7.85
2007
June 30, 2007	$7.70	$7.54	$1.20	$0.58	$8.75	$8.08
March 30, 2007	$7.50	$7.49	$0.63	$0.58	$7.96	$7.96

On August 24, 2007 the Closing prices of our units, common stock and warrants were $8.15, $7.58 and $0.80, respectively.

Holders

As of          , 2007, the Record Date of the Special Meeting, there were      holders of record of units,      holders of record of the common stock and      holder of record of the warrants. We estimate that there are      beneficial owners of our units,       beneficial owners of our common stock and      beneficial owners of our warrants. As compensation for their efforts, HDP has agreed to issue to three consultants HDP common stock, valued at $8.00 per share, in lieu of part or all of the payments otherwise due to them for their work, effective upon consummation of the Asset Acquisition. Under these agreements, HDP estimates that it is obligated to issue an aggregate up to 3,500 shares as of June 30, 2007 and will be obligated to issue an aggregate of up to 15,000 shares through the date of consummation of the Asset Acquisition. In addition, HDP will be obligated to issue shares of HDP common stock to Thomas Compton and Peter Clifford. For more information about issuances to Thomas Compton and Peter Clifford, see the section entitled “The Acquisition Proposal—Other Agreements Related to the Acquisition.

Dividends

HDP has not paid any cash dividends on its common stock and does not intend to pay dividends prior to consummation of the Asset Acquisition. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the business operations and, accordingly, the Board does not anticipate declaring dividends in the foreseeable future.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the Asset Acquisition Proposal. As HDP’s operations will be those relating to the Purchased Business upon consummation of the Asset Acquisition , namely, the activities of NHRA Pro Racing, a number of the following risk factors relate to such business and operations of NHRA Pro Racing, as the successor to the Association’s professional drag racing business. The risk factors described below contain a summary of the specific material risks facing the Purchased Business that are known to HDP at this time.

RISKS RELATED TO THE PURCHASED BUSINESS

Our NHRA POWERade Drag Racing Series may face competition for attendance, television viewers and sponsors.

We compete with other motorsports for the patronage of motor racing spectators in addition to promotional and sponsorship dollars. Moreover, racing events sanctioned by different organizations are often held on the same dates, but at different tracks. The quality of the competition, type of racing event, caliber of the event, sight lines, ticket pricing, location, and customer conveniences, among other things, distinguish the various motorsports events. Many of our events compete with other sports and recreational events scheduled on the same dates. As a result, our revenues and operations may be affected not only by our ability to compete in the motorsports entertainment market, but also by the availability of alternative sporting events, forms of entertainment, and consumer preferences. The continued popularity of our type of entertainment is important to our results of operations, financial condition, growth prospects, and the long-term value of the NHRA brand. The public taste is unpredictable and often subject to change at any moment. The public taste may even be affected by changes in the political and social climate in the United States or the world. Therefore, any change in the public taste could have an adverse effect on the success of the Purchased Business and its operations.

The Purchased Business enters into sponsorship agreements with a limited number of sponsors. This is a material component of our revenue; as such, we cannot assure you that our cash flows will remain sufficient to maintain the viability of our business as a going concern.

In 2006, sponsorship revenue accounted for approximately 25% of revenue, and our top ten sponsors accounted for 12.1% of our revenue.  Accordingly, the ability of the Purchased Business to continue operations will depend, among other things, on the continued ability to obtain and maintain sponsorships agreements. Any failure to secure adequate sponsorship may have a material and adverse affect on the financial condition, operations, and viability of the business.

ESPN is the only television network that distributes our programming and has certain exclusive rights which prevent us from distributing our content through other providers. As such we may have limited alternatives if ESPN performs unsatisfactorily.

We require widespread distribution of our programming to interest sponsors, advertisers, and spectators/fans. ESPN is our current television provider and has certain exclusive rights which prevent us from broadcasting much of our racing activities through other distributors. Although we believe there is a market to televise our services, our future ability to enter into distribution agreements with any major networks, including ESPN, cannot be assured. Further the cost of ESPN’s services may increase as a result of the Acquisition. If we are unable to make suitable distribution arrangements, we will likely incur losses that impair the financial condition of our business. If we are unable to secure distribution of our programming after the expiration of our current agreements, the viability and growth of the Purchased Business may be materially and adversely affected.

Our revenues may depend on the promotional success of our marketing campaigns.

Since the Purchased Business is driven by consumer demand and sponsorship, we spend and expect to spend in the future significant amounts on advertising, promotional and other marketing campaigns for our business activities. Such marketing activities include or are expected to include, among others, promotion of ticket sales, luxury suite rentals, hospitality and other services at our events and advertising associated with the distribution of NHRA-related merchandise, apparel and products, including DVD and video products. There can be no assurance that such advertising, promotional and other marketing campaigns will be successful or will generate revenues or profits.

We depend on the Association to sanction our professional events and rely on them to provide racing operations services. If our events are not sanctioned by the Association, or if we do not receive the necessary operational support, our revenue and profitability may be materially impaired due to our inability to conduct races as planned.

We have agreements with the Association which provide the following:  The Association will be the exclusive sanctioning body for NHRA-branded racing events in perpetuity, and the Association exclusively will provide racing operations services at our national events for a minimum of 25 years. These agreements contain limited termination provisions and, absent repeated material failures by the Association to perform its duties thereunder, termination of the agreements is difficult. The success of the Purchased Business may remain dependent on the Association’s ability to provide these services in support of the Purchased Business and in a cost-effective manner, as well as in our ability to maintain a good relationship with the Association. Failure to obtain sanctioning for an event or have the necessary operational support in place could prevent us from conducting racing events and may materially impair our revenues, profitability and viablity as a business.

The Purchased Business depends on the Association to maintain a network of member-tracks which we are committed to use in staging NHRA Pro Racing events. An inability to secure the membership of, or our inability to reach facility use agreements with, any of these current member-tracks may materially impair our revenue and profitability and our viability as a business due to our inability to conduct races as planned.

We have agreed to conduct NHRA-branded professional racing only at NHRA “member tracks.”  As a result, we depend on the Association to maintain a network of member tracks throughout the country in order to conduct our NHRA Pro Racing events. The member tracks are under no obligation, and we cannot assure you that the current member tracks will maintain membership with the Association in the future. In addition, there are seventeen (17) race tracks not included in the Asset Acquisition which are currently used for conducting professional racing events that are part of the Purchased Business pursuant to lease agreements. These agreements typically provide us with long-term access to conduct our events. However, these tracks are under no obligation to continue to enter into agreements with us in the future for the use of their facilities. We can provide no assurances that such agreements will be obtained in the future. If the Association is unable to secure the membership of sufficiently sized tracks, and/or the Purchased Business is unable to secure the use of the tracks necessary to conduct professional racing events as currently conducted, we may reduce the number of NHRA Pro Racing events and/or cancel events. Our dependence on the Association to maintain the network of tracks upon which our events will be staged may materially impair our revenues, profitability and viablity as a business.

We depend on independent third parties to participate in our events and to build and maintain professional vehicles for use in our events. Thus, the lack of availability of these third parties to participate in our events may materially impair our revenue and profitability and our viability as a business due to our inability to conduct races as planned.

We depend on independent third parties such as race car drivers or teams to participate in our events and we furthermore rely on race teams to build and maintain the drivers’ vehicles for use in our events.

Certain drivers and race teams may be more popular and/or well-known throughout the industry, or amongst racing fans and spectators, than others. However, no race drivers and teams are contractually obligated to us to participate in our events. Therefore, we cannot assure participation by any drivers or race teams at any particular event. An inability of a certain driver or race team to qualify for any/all of our events, or the failure of a race driver or team to participate in any/all of our events, for any reason, whether foreseeable or unforeseeable, may materially impair our revenues, profitability and viablity as a business.

The “change of control” provisions found in the Brand License Agreement may reduce the attractiveness of the Purchased Business to potential future acquirors.

The term of the licenses under the Brand License Agreement is indefinite and neither party can terminate the Brand License Agreement or withdraw the licenses issued or the rights granted thereunder except upon the occurrence of a “Change of Control” involving a “Conflicted Person” within three years of the consummation of the Asset Acquisition or, if the Association does not sell any of the HDP stock acquired in the Asset Acquisition, within four years of the consummation of the Asset Acquisition. A Conflicted Person, as defined in the Brand License Agreement, generally involves a supplier, vendor, or competitor to the racing activities of Association or HDP, a race track owner, a race driver or race team owner associated with the Association or HDP, or any person who sanctions auto racing events. If a Change of Control involving a Conflicted Person does occur within this designated time period, then the Association may, within one hundred eighty (180) days of receiving notification of such a change, terminate the Brand License Agreement and, subject to certain conditions, the Association may also terminate the Sanctioning Agreement and/or rights to use the NHRA brand under the Commercialization Agreement. If such a termination of the Brand License Agreement occurs, then after the 180 day period, we cannot use any of the brand names licensed to us or even those owned by us which utilize any of the Association’s marks.  Thus, the change in control provision may affect the desirability and attractiveness of the Purchased Business as a candidate for acquisition during the first three (or four) years following consummation of the Asset Acquisition. The change in control provisions and the loss of the Brand License Agreement, Sanctioning Agreement and/or rights to use the NHRA brand under the Commercialization Agreement may also affect the valuation of the Purchased Business. Any of the above may have a material and adverse effect on the financial condition, value, and viability of the Purchased Business.

The use and exploitation of the NHRA brand is a significant component of our business plan and growth strategy going forward. We may face risks associated with the fact that we license but do not own the NHRA brand, as well as the fact that the Association will continue to use the NHRA brand in ways which could conflict with the goodwill and value we intend to create.

As part of the Asset Acquisition, the Association will retain ownership of the NHRA brand, but has granted to us a perpetual, non-cancelable, exclusive license to use the NHRA brand in connection with Professional Drag Racing and certain commercialization activities. Although the Brand License Agreement is non-cancelable by its terms, we face the risk that a court may, at some time in the future, restrict our use of the NHRA brand or allow a termination remedy as the result of our breach in the use thereof. In addition, because the Association will continue to use the NHRA brand in the future conduct of its business, we face the risk that its use in ways inconsistent with our use of the brand could diminish the goodwill and commercial opportunities associated with the brand that are part of our business plan. Any termination of the Brand License Agreement or use by the Association of the NHRA brand in a manner that adversely impacts our ability to commercialize the NHRA brand could have a material and adverse effect on the viability of the Purchased Business.

Usage or clearance restrictions related to the content contained in the video and photo archives may limit our ability to commercially exploit such archives.

The video and photo archives acquired as part of the Purchased Business contain content from multiple locations and covering several decades of people, places and events. It is possible that we may be required to obtain clearances from people or places depicted therein in order to utilize some or all of such content. There can be no assurances that we will be successful in obtaining any such required clearances, in which case our ability to fully exploit the video and photo archives may be impaired.

Catastrophic incidents occurring at our racing events, or within the drag racing community in general, may materially impair our revenue and profitability.

We intend to conduct our drag racing events applying the Association’s standards of safety, which we believe to be appropriate. Drag racing is, however, a dangerous sport, and there can be no assurance that catastrophic incidents involving race participants, spectators or other third parties will not occur at our events. Such incidents may have an adverse financial effect on our business as a result of canceled events, reduced event attendance, diminished sponsor activities, reduced television broadcast coverage or increased governmental regulation. It is also possible that catastrophic incidents occurring at racing events in which we do not have any involvement could have a similar adverse impact on our business.

A significant number of material contracts relating to the Purchased Business require consent to be assigned to us. If consent is not granted or these contracts are not assigned, our revenue and profitability, and our viability as a business may be materially impaired.

A significant number of contracts relating to the Purchased Business require consent in order to be transferred in connection with the Asset Acquisition. We can make no assurances that consent to the assignment to us of any or all of these contracts will be granted now or in the future. Although we have provided in the Asset Purchase Agreement that obtaining a number of these consents is a condition to our obligation to consummate the Asset Acquisition and that in the event of a failure to obtain the consent to assign any such contract, the parties will negotiate a mutually acceptable arrangement to provide HDP with the benefit of such contract, there can be no assurance that the other party to such contract will not object or attempt to terminate such contract. HDP cannot determine at this time whether it would complete the purchase if any of the required consents were not obtained. However, if HDP did elect to complete the purchase without all such consents, the failure to obtain such consents could have a material and adverse effect on our revenues and profitability and our viability as a business.

The Professional Drag Racing activities conducted as part of the Purchased Business are or may be in the future subject to various federal, state and local regulations, including the requirement that the facilities at which races are conducted acquire and maintain various permits. If we are unable to  satisfy applicable regulatory requirements , including acquiring and maintaining the right to race at a sufficient number of locations, our revenue and profitability, and our viability as a business may be materially impaired due to our inability to conduct races as planned.

Pursuant to various federal, state, and local laws, we may be required to obtain and maintain certain permits or other rights or permissions so that we may conduct our racing events within a certain state or at a certain track. Expanding the locations at which we conduct professional racing events is part of our plan for the Purchased Business going forward. The inability to secure and/or maintain these necessary permits at current or future race track locations pursuant to the various applicable laws could materially impair our revenues, profitability and viablity as a business.

The loss of our key personnel could adversely effect our operations and growth.

Our ability to execute our business strategy depends in part upon the availability and performance of former members of the Association’s senior management, particularly Tom Compton, who will be

President and CEO of NHRA Pro Racing, and Peter Clifford, who will provide consulting services to NHRA Pro Racing. Their experience within the industry continues to be of considerable importance to us. The loss of any of our key personnel due to illness, retirement or otherwise, or our inability to attract and retain key employees in the future could have a material and adverse effect on our operations as well as our future business plans.

The availability and cost of proper tires for use in professional drag racing may have an effect on the ability of third parties to compete in the Purchased Business and our revenue and profitability, and our viability as a business may be materially impaired due to our inability to conduct races as planned.

Due to the nature of auto racing and specifically as related to Professional Drag Racing, certain specific types of tires must be used. Goodyear is currently the sole and exclusive provider of the tires required in order to be able to race Top Fuel Dragsters and Nitro Funny Cars, which are classes of professional drag racing conducted as part of the Purchased Business, at current speeds. Use of other currently available tires would likely affect performance and speed. Therefore, any interruption in the production, transportation, or availability of these specialized tires may result in an inability to stage professional competition of these classes of cars as currently conducted. This could materially impair our revenues, profitability and viablity as a business.

The availability and cost of racing fuel may have an effect on the ability to conduct certain racing activities currently conducted and may materially impair our revenue and profitability and our viability as a business due to our inability to conduct races as planned.

In November 2006, ANGUS Chemical Company, a subsidiary of Dow Chemical, and the only domestic manufacturer of nitromethane, issued a press release announcing that it would no longer supply its NITROFUEL™ brand racing nitromethane for the racing industry in the United States after the end of the 2006 season due to its concerns that fuel usage and handling may not be properly monitored. The Association’s exclusive on-site fuel supplier, VP Racing Fuels, formerly provided ANGUS-produced nitromethane as well as a brand of nitromethane imported from China. With ANGUS’ withdrawal from supplying to the racing industry, there is no longer a domestic source of nitromethane available for racing. While supplies of nitromethane fuel have remained adequate throughout the current 2007 racing season, the withdrawal by the ANGUS Chemical Company from the racing fuels market could limit the availability of nitromethane in the future.

There currently is no viable alternative to nitromethane fuel available to Top Fuel Dragsters and Nitro Funny Cars. The regulation and/or availability of nitromethane, including without limitation import restrictions and transportation restrictions, could make it impossible to race Top Fuel Dragsters and Nitro Funny Cars at current speeds and performance levels, if at all. In addition, the Association does not and cannot control the cost of nitromethane to teams and it is possible the cost of such fuel could become cost-prohibitive to use. The lack of availability or increased costs of nitromethane fuel could materially impair our revenues, profitability and viablity as a business.

Inclement weather may have an adverse impact on our events.

Our business involves outdoor motorsports events. In 2006, spectator admissions accounted for approximately 50% of our revenue. Inclement weather conditions (e.g. rain, sleet, or snow) may affect sales of tickets, concessions and souvenirs, among other things to and at our events. In addition, poor weather conditions may adversely affect the sale of additional, walk-up tickets, concessions, and souvenirs, any of which could have an adverse effect on the results of the Purchased Business.

For safety reasons our events cannot be run in inclement weather. In addition, outdoor racing events may be affected by weather patterns after the start of an event and seasonal weather changes, which may necessitate the suspension or cancellation of an event. We may be forced, due to weather conditions, to postpone partially or entirely, a racing event, until the next day or a later date where weather conditions permit drag racing and attendance by spectators, fans, vendors, sponsors, and any and all other affiliated or unaffiliated parties. In certain instances, we may be forced to cancel, partially or entirely, a racing event. In our business planning, we anticipate weather-related postponements and cancellations based on past experiences with the impact of rain across a racing season; however, we do not currently maintain weather-related insurance for national events. If the actual economic impact of inclement weather during a race season exceeds historic experience, we could experience a material and adverse affect on the financial condition and results of the Purchased Business.

A decline in the general economic conditions could adversely impact our financial condition.

The financial condition of our business is affected by general economic conditions and consumer tastes, therefore its future success is unpredictable. The demand for entertainment and leisure activities tends to be sensitive to consumers’ amount of disposable income. A continuing decline in the general economic conditions could result in fans, or potential fans, having less discretionary income to spend on our type of racing entertainment and branded merchandise. This may have an adverse effect on the financial condition, operations, and growth of the Purchased Business.

Any increased costs associated with,or our inability to obtain, adequate insurance could materially impair our profitability.

Heightened concerns and challenges regarding property, casualty, liability, business interruption, and other insurance coverage have resulted from the national incidents on September 11, 2001. We have a material investment in property and equipment at each of our five owned or leased racing facilities, which are generally located near highly populated cities and which hold motorsports events typically attended by large numbers of fans. These operational, geographical and situational factors, among others, have resulted in, and may continue to result in, significant increases in insurance premium costs and difficulties obtaining sufficiently high policy limits. We cannot assure you that future increases in such insurance costs and difficulties obtaining high policy limits will not adversely impact our profitability, which may impact our operating results and growth.

Our insurance coverage may not be adequate if a catastrophic event were to occur.

While management attempts to obtain, and believes it presently has, reasonable policy limits of property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers, we cannot guarantee that our policy limits for property, casualty, liability, and business interruption insurance currently in force, including coverage for acts of terrorism, would be adequate should one or multiple catastrophic events occur at or near any of our facilities or at one of our events, or that our insurers would have adequate financial resources to sufficiently or fully pay our related claims or damages. Once our present coverage expires, we cannot guarantee that adequate coverage limits will be available, offered at reasonable costs, or offered by insurers with sufficient financial soundness. The occurrence of such an incident or incidents affecting any one or more of our racing facilities or events could have a materially adverse effect on our financial position and future results of operations if asset damage and/or company liability were to exceed insurance coverage limits or if an insurer were unable to sufficiently or fully pay our related claims or damages. The occurrence of additional national incidents, in particular incidents at sporting events, entertainment or other public venues, may significantly impair our ability to obtain such insurance coverage in the future.

Possible additional risks which may be associated with the Purchased Business:

•       The seasonality of our motorsports events may increase the variability of quarterly earnings

The Purchased Business does not operate events throughout the entire year. The NHRA POWERade Drag Racing Series “season” begins in February and concludes in November and events are not held each weekend of every month. Therefore, the seasonality and number of events held each quarter may increase the variability of our quarterly earnings, and with it, the perception of our financial condition. As such, the equity markets may or may not reflect the seasonality of our business which could be reflected in an increase in the variability of our stock price.

•       Liability for personal injuries and product liability claims could materially impair our profitability.

Motorsports can be dangerous to participants and to spectators. We believe we maintain insurance policies that provide coverage within limits that are sufficient, in management’s judgment, to protect us from material financial loss due to liability for personal injuries sustained by persons on our premises, and for product liability claims, occurring in the ordinary course of business. Nevertheless, there can be no assurance that such insurance will be adequate at all times and in all circumstances. If such an event were to occur, this could have a material and adverse effect on the financial condition of the Purchased Business.

•       Environmental risks due to the on site use and storage of hazardous material, including, but not limited to, petroleum products and any byproducts thereof could materially impair our profitability.

Federal and State laws define “Hazardous Materials” to include any chemical, pollutant, contaminant, material, waste or substance regulated by any governmental authority under environmental health and safety laws, including, but not limited to, any hazardous waste, hazardous substance, toxic substance, radioactive material, including any naturally occurring radioactive material, asbestos-containing materials in any form or condition; polychlorinated biphenyls in any form or condition; or petroleum, petroleum hydrocarbons, petroleum products or any fraction or byproducts thereof.

Due to the necessary characteristics of motorsports events, the Purchased Business will have hazardous material, including, but not limited to, petroleum products and any byproducts thereof on-site and we must comply with any and all federal and state government regulations regarding the use, storage, and disposal of such products. We may incur additional liability from environmental risks related to this on-site use and storage of petroleum products. This increased liability may have an adverse impact on the financial condition, results of operations, and viability of the Purchased Business.

RISKS PARTICULAR TO THE ASSET ACQUISITION

Completion of the Asset Acquisition is subject to a number of conditions.

The obligations of HDP and the Association to consummate the Asset Acquisition are subject to the satisfaction or waiver of specified conditions set forth in the Asset Purchase Agreement before completion of the Asset Acquisition. Such conditions include, but are not limited to, satisfaction of covenants contained in the Asset Purchase Agreement, non-existence of legal action against the Association, obtaining antitrust approvals and material consents, approval of the required number of HDP stockholders and conversion of less than 20% of the HDP shares issued in the HDP IPO, obtaining fairness opinions for HDP and the Association, and execution of key executive agreements and the Ancillary Agreements. There is no assurance that these conditions will be satisfied or waived by either HDP or the Association, as applicable, and therefore the Asset Purchase Agreement may not be consummated.

HDP may waive one or more conditions to the Asset Acquisition without resoliciting stockholder approval for the Asset Acquisition.

One or more conditions to HDP’s obligation to complete the Asset Acquisition may be waived in whole or in part to the extent legally allowable, either unilaterally or by agreement of the Association and HDP. Depending upon the condition, the Board of Directors of HDP will evaluate the materiality of any such waiver to determine whether amendment to this proxy statement and re-solicitation of proxies is necessary. In the event that the Board of Directors of HDP determines any such waivers are not significant enough to require re-solicitation of stockholders, it will have the discretion to complete the Asset Acquisition without seeking further stockholder approval.

HDP’s stock price is, and is expected to remain, volatile, which could limit investors’ ability to sell their stock at a profit.

The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

•       achievement or rejection of regulatory approvals by our competitors or us;

•       developments concerning proprietary rights;

•       regulatory developments in the United States;

•       economic or other crises and other external factors;

•       period-to-period fluctuations in our revenues, cash flows, and other financial metrics pertaining to the operations of the business;

•       changes in financial estimates by securities analysts; and

•       sales and short selling activity of our common stock.

Additionally, because our stock currently is not regularly traded in substantial volume, any information about the Purchased Business or the Association in the media may result in significant stock price fluctuations and volatility.

We realize that we will not be able to control many of the factors listed above, and we further believe that period-to-period comparisons of our financial results and metrics may not be indicative of the future performance of our business.

In addition, the stock market in general, and the market for media and entertainment companies in particular, has experienced price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. This broad market and industry volatility may seriously and irreparably harm the market price of our common stock, regardless of our operating performance and financial condition.

Concentration of ownership of HDP’s capital stock after the Asset Acquisition could delay or prevent change of control.

Our directors, executive officers and principal stockholders will beneficially own a significant percentage of our common stock after the Asset Acquisition. They also have, through the exercise of warrants, the right to acquire additional common stock. As a result, these stockholders, if acting together, have the ability to significantly influence the outcome of corporate actions requiring stockholder approval. Additionally, this concentration of ownership may have the effect of delaying or preventing a change in control. As of December 31, 2006, directors, officers and principal stockholders beneficially owned approximately 20% of our stock. Following the Asset Acquisition, they (and the new officers and directors) will beneficially own approximately 19% of the capital stock of the combined company.

The sale, or even the possibility of sale, of the shares to be issued to the Association could have an adverse effect on the price for our securities and make it more difficult to obtain public financing in the future.

In connection with the Asset Acquisition, we have agreed to grant to the Association and its affiliates certain registration rights to allow them to resell the 1,256,447 shares of our common stock that they received in the Asset Acquisition. At the closing of the Asset Acquisition, assuming it is approved by our stockholders, we will enter into a registration rights agreement with the Association. The sale or even the possibility of sale, of these shares, could have an adverse effect on the price for our securities on the equity market and on our ability to obtain public financing in the future.

RISKS RELATED TO HDP

The financial interests of our officers and directors may have influenced their motivation in causing us to enter into and close this Asset Purchase Agreement.

If we do not complete the Asset Acquisition or other business combination and are forced to liquidate, the trust account proceeds may be subject to claims that could take priority over the claims of our public stockholders. Our chairman and certain executive officers have entered into separate indemnity agreements under which they will be personally liable under certain circumstances to ensure that the proceeds of the trust account are not reduced by the claims of various vendors that are owed money by us for services rendered or contracted for, or claims of other parties with which we have contracted. Additionally, certain of our officers and directors purchased a combined total of 2,250,000 founding director warrants concurrently with the closing of our initial public offering. The shares of common stock and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination, and the $2.25 million purchase price of the founding director warrants will be included in the working capital that is distributed to our public stockholders in the event of our liquidation. These financial interests of our officers and directors may have influenced their motivation in causing us to enter into and close the Asset Purchase Agreement.

If third parties bring claims against us or if the Association has breached any of its representations, warranties or covenants set forth in the Asset Purchase Agreement, we may not be adequately indemnified for any losses arising therefrom.

Although the Asset Purchase Agreement limits the Association’s obligation to indemnify us for losses arising from a breach of the representations, warranties and covenants by the Association set forth in the Asset Purchase Agreement, such indemnification is limited as to both the threshold and maximum amount and is subject to other limitations. The damages suffered by the breach must exceed the threshold amount of $600,000 and are limited to a maximum of $15,000,000. However, neither the threshold nor the maximum apply to certain types of breaches, such as those related to taxes, fraud, or intentional misrepresentation. In addition, the survival period for any claims under the Asset Purchase Agreement is limited, except for taxes, to the two year period following the closing. Accordingly, we will be prevented from seeking indemnification for any claims below the aggregate threshold or arising after the applicable survival period.

Because our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., actions taken and expenses incurred on our behalf by our officers and directors will generally not be subject to an “independent” review.

Each of our directors owns shares of our common stock and may receive reimbursement for out-of-pocket expenses incurred in identifying and performing due diligence on potential target businesses and attending meetings of the board of directors. However, our directors receive no salary or other compensation for services rendered by them on our behalf prior to or in connection with this Asset Acquisition.

We believe our non-executive directors would be considered “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, and because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred in connection with activities undertaken on our behalf, state securities administrators may take the position that all of such individuals are not “independent” and, as such, we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of out-of-pocket expenses that could be incurred. The lack of independent review cannot ensure us that our officers and directors will act in the best interests of the business and perform their statutory mandated duties to the company which could materially and adversely affect the financial condition, results, and viability of both HDP and the Purchased Business.

Unless we complete the Asset Acquisition, our officers and directors will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount not in the trust account. Therefore, they may have a conflict of interest in determining whether the consummation of the Asset Acquisition is appropriate and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount not in the trust account unless the Asset Acquisition is consummated. However, we have agreed with the representatives of the underwriters of our initial public offering that our audit committee will review and approve all expense reimbursements made to our officers, directors or senior advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. We cannot, however, provide any assurance the audit committee will act in keeping with its statutory mandated duties and may not act in the best interests of the business which could materially and adversely affect the financial condition, results, and viability of the Purchased Business.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to obtain public financing in the future.

In connection with the initial public offering, we issued warrants to purchase 18,750,000 shares of common stock. Furthermore certain of our directors purchased an aggregate of 2,250,000 warrants in a private placement occurring immediately prior to the consummation of our initial public offering. The sale or even the possibility of sale, of the shares underlying these warrants, could have an adverse effect on the price for our securities on the equity market and on our ability to obtain public financing in the future. If and to the extent these warrants are exercised, you may experience dilution to your holdings which may correspond with a decline in value of the market price for our stock.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock.

Our initial stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before June 1, 2009. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and the shares of common stock underlying the 2,250,000 founding director warrants, then there will be an additional 6,937,500 shares of common stock eligible for trading in the public market, assuming the Asset Acquisition is approved. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock.

The American Stock Exchange may delist our securities from trading on its Exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our common stock and warrants are listed on the American Stock Exchange, a national securities exchange. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. If the American Stock Exchange delists our securities from trading on its exchange and we are unable to list our securities on another exchange, or to have them quoted on Nasdaq, our securities could be quoted on the OTC Bulletin Board, or “pink sheets”. As a result, we could face significant material adverse consequences including but not limited to the following:

•       a limited availability of market quotations for our securities;

•       a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•       a limited amount of news coverage for our company;

•       a limited amount of financial analyst coverage for our company;

•       a decreased ability to obtain new financing or issue new securities on favorable terms in the future; and/or

•       a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since we are listed on the American Stock Exchange, our securities are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate a company if there is a suspicion of fraud. If there is a finding of fraudulent activity the states may regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies generally, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states.

Failure to complete the Asset Acquisition could negatively impact the market price of HDPs common stock, resulting, ultimately, in the disbursement of the trust proceeds, which may cause investors to experience a loss on or of their investment.

If the Asset Acquisition is not completed for any reason, HDP may be subject to a number of material risks, including:

•       the market price of HDP’s common stock may decline to the extent that the current market price of its common stock reflects the market assumption that this Asset Acquisition will be consummated;

•       certain costs related to the Asset Acquisition, such as legal and accounting fees and the costs of the fairness opinion, must be paid even if the Asset Acquisition is not completed; and

•       charges against earnings will be made for transaction-related expenses, which could be higher than expected.

Such decreased market price and added costs and charges of a failed Asset Acquisition may result, ultimately, in the disbursement of the trust proceeds, causing investors to experience a loss on their investment.

If the Asset Acquisition’s benefits do not meet the expectations of financial or industry analysts, the market price of HDP’s common stock may decline.

Assuming the Asset Acquisition is approved, the market price of HDP’s common stock may decline as a result of the Asset Acquisition if:

•       HDP does not achieve the perceived benefits or returns of the Purchased Business as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•       The Purchased Business fails to meet target financial metrics of industry or financial analysts; or

•       The effect of the Purchased Business on HDP’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and HDP may not be able to raise future capital, if necessary, in the equity markets.

It is not clear on what basis the HDP stock may be valued after the Asset Acquisition and therefore the market price of HDP’s common stock may decline.

Due to the fact that there is a lack of public companies directly comparable to HDP after the Asset Acquisition, it is not clear on what basis the HDP common stock will be valued. This lack of comparable companies may cause the market price of HDP’s common stock to decline.

If the Asset Acquisition is not consummated, and HDP is deemed to be an investment company, HDP may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for it to complete a business combination

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the “Investment Company Act,” HDP must qualify for exclusion. To be exempt, HDP must ensure that it is engaged primarily in a business other than investing, reinvesting or trading securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities.”

HDP’s business purpose is to identify and consummate a business combination and thereafter to operate the acquired business or businesses. Until it uses the funds raised by the initial public offering and deposited in a trust account, to remain outside the scope of the Investment Company Act, HDP should only invest the trust account funds in:

•       (1) Treasury bills issued by the United States Treasury ;

•       (2) Having a maturity of 180 days or less or;

•       (3) Money market funds meeting the criteria described in Rule 2a-7 of the Investment Company Act.

By limiting the investment of the funds to the above instruments, HDP believes that it will not be considered an investment company under the Investment Company Act. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If HDP is deemed to be an investment company under the Investment Company Act, its activities may be restricted, including:

•       restrictions on the nature of its investments; and

•       restrictions on the issuance of securities

each of which may make it difficult for HDP to consummate a business combination. HDP would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds available outside the trust account to consummate a business combination.

If 20% or more of the holders of HDP’s common stock issued in the initial public offering decide to vote against the proposed Asset Acquisition and convert their shares to cash, HDP will be forced to abandon the Asset Acquisition with the Association and may be required to liquidate if HDP does not consummate another business combination. In the event of this occurrence stockholders may receive less than $7.84 per share and the warrants will expire worthless.

Under the terms of HDP’s corporate charter, if 20% or more of shares issued in HDP’s initial public offering decide to vote against the proposed Asset Acquisition and opt to convert their shares to cash, HDP will be forced to abandon the Asset Acquisition and may be required to liquidate in the event that HDP does not consummate a business combination by June 6, 2008. In any liquidation, the net proceeds of HDP’s initial public offering held in the trust account, plus any interest earned thereon, less applicable taxes payable, will be distributed on a pro rata basis to the holders of HDP’s common stock issued in its public offering. If HDP liquidates its assets, the liquidation amount will be the approximately $142.5 million deposited in the trust account at the time of the initial public offering, plus interest accrued thereon until the date of any liquidation; as of June 30, 2007, there was approximately $7.84 available per share in the trust account for distribution to stockholders. Furthermore, there will be no distribution with respect to HDP’s outstanding warrants and, accordingly, the warrants will expire worthless.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.84 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations incurred by the corporation, including all contingent, conditional or unmatured claims. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. The initial public offering per-share liquidation price could be less than the $7.84 per share held in the trust account as of June 30, 2007, plus interest, less applicable taxes payable, due to the claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our executive officers will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account, but only to the extent such vendor did not execute a valid and enforceable waiver of any rights or claims to the trust account. However, we cannot assure you that our executive officers will be able to satisfy those obligations.

We will dissolve and liquidate if we do not consummate a Business Combination.

If we do not complete a business combination on or before June 6, 2008, we will dissolve and liquidate subject to stockholder approval. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination. Upon approval of our plan of dissolution, we will distribute, assuming satisfaction of our creditors, to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account (net of taxes payable). Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and distribution which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets outside of the trust account, and we estimate such costs to be between $50,000 and $75,000.

If the Asset Acquisition is not consummated HDP may seek another suitable business combination. Depending upon the timing and success of such efforts HDP may be forced to dissolve and liquidate if it cannot negotiate a letter of intent for another acquisition proposal before December 6, 2007 and consummate such other acquisition by June 6, 2008. If we are unable to consummate a business combination before June 6, 2008, our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our stockholder-approved plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from funds held outside of the trust account, if available, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. The amounts held in the trust account may be subject to claims by third parties, such as vendors, prospective target business or other entities, if we do not obtain waivers in advance from such third parties prior to such parties providing us with services or entering into arrangements with them.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Certain of our Officers and Directors have agreed to indemnify us in certain situations, although we cannot assure you that they will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by claims.

Although our Chairman and certain of our other directors and officers have agreed to indemnify us for claims by any vendor that is owed money by us for services rendered or products sold to us, to the extent that such claims reduce the amounts in the trust account to be distributed to the public stockholders upon our dissolution and liquidation, this indemnification is limited to claims by vendors that do not execute a valid and enforceable waiver of all rights, title, interest, and claim of any kind in or to the monies held in the trust account. The indemnification provided by certain of our directors and officers would not cover claims by target businesses or other entities and vendors that execute such waivers nor claims related to torts, such as if someone were to be injured on our premises, securities litigation or franchise and income tax liabilities which, assuming a liquidation date of July 31, 2007, will be an estimated $780,980. Except with respect to the approximate $706,000 of franchise and income tax liabilities, we are not aware of any other claims of the type described above nor any basis for any such claim and, as of June 30, 2007, there is approximately $344,091 of cash outside of the trust account.

Based on representations made to us by certain of our directors and officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, however, the indemnification may be limited as they are not required to reserve for such an eventuality. The indemnification obligations may be substantially higher than certain of our directors and officers currently foresee or expect and/or their financial resources may deteriorate in the future which could also act as a limitation on this indemnification. Hence, we cannot assure you that certain of our directors and officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Although we have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation after June 6, 2008 under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in dissolution. If we complied with certain procedures set forth in Section 280 discussed above, and we intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, then any liability of a stockholder with respect to a liquidating distribution would be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution is approved by our common stockholders and, therefore, we do not intend to comply with the procedures outlined above. As such, our stockholders could incur potential liability for any claims of the business to the extent of distributions received by them in the dissolution. Any such liability of our stockholders probably will not extend beyond the third anniversary of our dissolution. Accordingly, we cannot assure you that third party creditors will not seek to recover the amounts owed to them from distributions received by our public stockholders.

Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve and distribute our assets to our public stockholders.

Pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the Securities and Exchange Commission and could be subject to their review. This process could take a substantial amount of time ranging from 40 days to several months and create a considerable delay in the distribution of trust assets to our shareholders.

Furthermore, we may need to postpone the stockholders meeting, resolicit our stockholders or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in our initial public offering; and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot predict whether our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide our initial stockholders with assurances of a specific timeframe for the dissolution and distribution. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, then we may be considered an investment company subject to the burdens discussed on page         .

The procedures we must follow under Delaware law and our amended and restated certificate of incorporation if we dissolve and liquidate may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination by June 6, 2008, we will be required to dissolve, liquidate and wind up in compliance with the provisions of the Delaware General Corporation Law. In addition, in the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. The procedures required for us to liquidate under the Delaware General Corporation Law, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

Bankruptcy Considerations

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us under Chapters 7 or 11 of the United States Bankruptcy Code, and that claim is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate. Furthermore, the estate may be subject to administrative expenses, including but not limited to post-petition legal fees including court costs, the securitization of cash collateral to maintain the business as a going concern, obtaining additional financing, taxes owed, and claims of both secured and unsecured third parties with priority over those claims of our public stockholders. To the extent bankruptcy claims deplete the trust account; we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than approximately $7.84 per share due to the claims of creditors. This amount has been calculated without taking into account interest earned on the trust account. Claims by creditors could cause additional delays in the distribution of trust accounts to the public stockholders beyond the time periods required to comply with the Delaware General Corporation Law procedures and federal securities laws and regulations. As discussed herein, if the Asset Acquisition is not consummated, HDP will be forced to dissolve and liquidate. In such event, it is more likely than not that the amount distributed to our public stockholders will be less than $7.84 per share.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•       discuss future expectations;

•       contain projections of future results of operations or financial condition; and

•       state other “forward-looking”‘ information.

HDP believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that HDP or the Association is not able to accurately predict or over which HDP or the Association have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by HDP or the Association in their forward-looking statements, including among other things:

•       changing interpretations of generally accepted accounting principles;

•       outcomes of government reviews, inquiries, investigations and related litigation;

•       the Association may not be able to secure or enforce adequate legal protection, including trademark protection, for its assets;

•       continued compliance with government regulations;

•       legislation or regulatory environments, requirements or changes adversely affecting the businesses in which the Purchased Business is engaged;

•       statements about industry trends;

•       general economic conditions; and

•       geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to HDP, the Purchased Business or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, HDP and the Purchased Business undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the Asset Acquisition you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on HDP or the Association upon completion of the Asset Acquisition.

THE HDP SPECIAL MEETING OF STOCKHOLDERS

The HDP Special Meeting

HDP is furnishing this proxy statement to you as part of the solicitation of proxies by the HDP Board of Directors for use at the Special Meeting in connection with the proposed Asset Acquisition, the proposed Adjournment, the proposed Director election and the proposed auditor ratification. This proxy statement provides you with the information you need to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at              , Eastern Time, on                   , 2007, at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007, to vote on each of the Asset Acquisition, the Adjournment, Director Proposal 4A (if the Asset Acquisition is approved) or Director Proposal 4B (if the Asset Acquisition is not approved), and the Auditor Proposal.

Purpose of the Special Meeting

At the Special Meeting, the holders of HDP common stock are being asked to consider and vote upon the following:

•       the Asset Acquisition Proposal—the proposed acquisition by HDP, a Delaware corporation, of substantially all professional drag racing assets and certain commercialization rights of the Association and assumption of certain liabilities pursuant to the Asset Purchase Agreement, dated as of May 30, 2007, by and between HDP and the Association, and the transactions contemplated thereby, pursuant to which the Association shall receive aggregate consideration of between a minimum of $121,057,792 and a maximum of $123,457,792 consisting of the following:

(i)             an aggregate of 1,256,447 shares of HDP common stock valued at $9,557,792;

(ii)         approximately $100,000,000 in cash, increased by the amount of the Capital Expenditure Balance incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; and

(iii)     the assumption of approximately $11,500,000 of the Seller Loan Balance.

The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

The Association will enter into several contractual relationships with us related to the use and commercialization of the NHRA brand and media assets, future promotional activities, the right of the Association to conduct racing activities at our events, sanctioning and race operation services.

•       the 2007 Long term Incentive Compensation Plan Proposal—to adopt the 2007 Long-Term Incentive Compensation Plan pursuant to which HDP will reserve 2,500,000 shares of common stock for issuance pursuant to the plan;

•       the Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, HDP would not have been authorized to consummate the acquisition—we refer to this proposal as the adjournment proposal. (“Proposal 3” or the “Adjournment Proposal”);

•       Director Proposal 4A—to elect five (5) directors to HDP’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (in the event the Asset Acquisition is approved); AND Director Proposal 4B—to elect two (2) Class I directors to HDP’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (in the event the Asset Acquisition is not approved);

•       Auditor Proposal—to ratify the appointment of Goldstein Golub Kessler LLP, as the Company’s independent auditor for the year ending December 31, 2007; and

•       such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The HDP Board of Directors:

•       has unanimously determined that the Asset Acquisition Proposal, the Incentive Plan Proposal, the Adjournment Proposal, Director Proposal 4A and Director Proposal 4B, and the Auditor Proposal are fair to, and in the best interests of, HDP and its stockholders;

•       has determined that the consideration to be paid by HDP in connection with the Asset Acquisition is fair to our current stockholders from a financial point of view and the fair market value of the Purchased Business is equal to or greater than 80% of the value of the net assets of HDP;

•       has unanimously approved and declared it advisable to approve the Asset Acquisition, the Adjournment, the Director Election and the Auditor Ratification; and

•       unanimously recommends that the holders of HDP common stock vote “FOR” the Asset Acquisition Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Adjournment Proposal, “FOR” Director Proposal 4A (if the Asset Acquisition is approved), “FOR” Director Proposal 4B (if the Asset Acquisition is not approved), and “FOR” the Auditor Proposal.

A fairness opinion from Duff & Phelps, LLC, an independent advisor was also obtained by our board of directors, which opinion stated that the consideration to be paid by HDP for the Purchased Business was fair to HDP from a financial point of view and that the fair market value of the Purchased Assets is at least equal to 80% of our net assets. A copy of the fairness opinion is attached as Annex C.

Record Date; Who is Entitled to Vote

The Record Date for the Special Meeting is                     , 2007. Record holders of HDP common stock at the close of business on the Record Date are entitled to vote or have their votes cast at the Special Meeting. On the Record Date, there were 23,437,500 outstanding shares of HDP common stock.

Each share of HDP common stock is entitled to one vote at the Special Meeting.

Any shares of HDP common stock held by our officers and directors prior to HDP’s IPO will be voted in accordance with the majority of the votes cast at the Special Meeting with respect to the Asset Acquisition Proposal. Any shares of HDP common stock acquired by our officers and directors in HDP’s IPO or afterwards will be voted in favor of the Asset Acquisition. We have a total of 23,437,500 shares outstanding, of which 4,687,500 were issued prior to the IPO and are held by our officers and directors.

HDP’s issued and outstanding warrants do not have voting rights and record holders of HDP warrants will not be entitled to vote at the Special Meeting.

Voting Your Shares

Each share of HDP common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of HDP common stock that you own.

There are two ways to vote your shares of HDP common stock:

•       You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the HDP Board, “FOR” the approval of the Asset Acquisition Proposal, “FOR” the approval of the Incentive Plan Proposal, “FOR” the approval of the Adjournment Proposal, “FOR” Director Proposal 4A (if the Asset Acquisition is approved), “FOR” Director Proposal 4B (if the Asset Acquisition is not approved), and “FOR” the Auditor Proposal.

•       You can attend the Special Meeting and vote in person. HDP will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way HDP can be sure that the broker, bank or nominee has not already voted your shares.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your HDP common stock, you may call our Secretary, Bruce R. Lederman at (310) 209-8308 ext 2.

No Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called only to consider the approval of the Asset Acquisition Proposal, the Adjournment Proposal, Director Proposal A (if the Asset Acquisition is approved) or Director Proposal B (if the Asset Acquisition is not approved), and the Auditor Proposal. Under HDP’s bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the Special Meeting if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•       You may send another proxy card with a later date;

•       You may notify Bruce R. Lederman, addressed to HDP, in writing before the Special Meeting that you have revoked your proxy; and

•       You may attend the Special Meeting, revoke your proxy, and vote in person.

Quorum; Vote Required

The approval and adoption of the Asset Purchase Agreement and the transactions contemplated thereby will require the affirmative vote of a majority of the shares of HDP’s common stock issued in HDP’s IPO cast at the Special Meeting. A total of 18,750,000 shares were issued in our IPO. In addition, notwithstanding the approval of a majority, if the holders of 3,750,000 or more shares of common stock issued in HDP’s IPO, an amount equal to 20% or more of the total number of shares issued in the IPO, vote against the Asset Acquisition and demand conversion of their shares into a pro rata portion of the trust account, then HDP will not be able to consummate the Asset Acquisition. Each HDP stockholder that holds shares of common stock issued in HDP’s IPO or purchased following such offering in the open market has the right, assuming such stockholder votes against the Asset Acquisition Proposal and, at the same time, demands that HDP convert such stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of HDP’s IPO is deposited. These shares will be converted into cash only if the Asset Acquisition is consummated and the stockholder requesting conversion holds such shares until the date the Asset Acquisition is consummated and tenders such shares to our stock transfer agent.

Adoption of the Incentive Plan will require the affirmative vote of the holders of a majority of the shares of HDP’s common stock represented in person or by proxy and entitled to vote at the meeting. Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of HDP’s common stock represented in person or by proxy at the meeting. Adoption of Director Proposal 4A or Director Proposal 4B requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Adoption of the Auditor Proposal requires a majority of the votes cast by holders of Common Stock.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposals to approve the Asset Acquisition with the Association pursuant to the Asset Purchase Agreement . If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

As long as a quorum is established at the Special Meeting, a failure to vote by someone who is present in person or by proxy will have no impact upon the approval of the Asset Acquisition Proposal, Director Proposal 4A and Director Proposal 4B, and the Auditor Proposal, but the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of a majority of the issued and outstanding shares of HDP’s common stock represented in person or by proxy at the meeting; a failure to vote will have the effect of a vote against the Incentive Plan Proposal and the Adjournment Proposal. Failure to vote will not have the effect of converting your shares into a pro rata portion of the trust account.

Conversion Rights

Any stockholder of HDP holding shares of common stock issued in HDP’s IPO who votes against the Asset Acquisition Proposal may, at the same time, demand that HDP convert his shares into a pro rata portion of the trust account. You must mark the appropriate box on the proxy card in order to demand the conversion of your shares. If so demanded, HDP will convert these shares into a pro rata portion of the net proceeds from the IPO that were deposited into the trust account, plus your pro rated interest earned thereon after such date, if the Asset Acquisition is consummated. If the holders of 20%, or 3,750,000, or more shares of common stock issued in HDP’s IPO vote against the Asset Acquisition Proposal and demand conversion of their shares into a pro rata portion of the trust account, HDP will not be able to consummate the Asset Acquisition. Based on the amount of cash held in the trust account as of June 30, 2007, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $7.84 per share. In addition, HDP will be liquidated if a business combination is not consummated by June 6, 2008. In any liquidation, the net proceeds of HDP’s IPO held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of HDP’s common stock other than the founders, who will not share in any such liquidation proceeds.

If you exercise your conversion rights, then you will be exchanging your shares of HDP common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the Asset Acquisition and then tender your stock certificate to HDP. The closing price of HDP’s common stock on                  , 2007, the most recent trading day practicable before the printing of this proxy statement, was $      . The amount of cash held in the trust account is approximately $147,004,394 as of June 30, 2007. If a HDP stockholder would have elected to exercise his conversion rights on such date, then he would have been entitled to receive $7.84 per share, plus interest accrued less taxes payable thereon subsequent to such date. Prior to exercising conversion rights, HDP stockholders should verify the market price of HDP’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law to the stockholders of HDP in connection with the Asset Acquisition Proposal. The only rights for those stockholders voting against the Asset Acquisition who wish to receive cash for their shares is to simultaneously demand payment for their shares from the trust account.

Solicitation Costs

HDP is soliciting proxies on behalf of the HDP Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. HDP and its respective directors and officers may also solicit proxies in person, by telephone or by other electronic means, and in the event of such solicitations, the information provided will be consistent with this proxy statement and enclosed proxy card. These persons will not be paid for doing this. HDP may engage the services of a professional proxy solicitation firm. HDP will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy statement materials to their principals and to obtain their authority to execute proxies and voting instructions. HDP will reimburse them for their reasonable expenses.

Stock Ownership

Of the 23,437,500 outstanding shares of HDP common stock, HDP’s initial stockholders, including all of its officers and directors and their affiliates, who purchased shares of common stock prior to HDP’s IPO and who own an aggregate of approximately 20% of the outstanding shares of HDP common stock (4,687,500 shares), have agreed to vote such shares acquired prior to the IPO in accordance with the vote of the majority in interest of all other HDP stockholders on the Asset Acquisition Proposal. Moreover, all of these persons have agreed to vote all of their shares which were acquired in or following the IPO in favor of the Asset Acquisition Proposal.

PROPOSAL 1

THE ACQUISITION PROPOSAL

The discussion in this proxy statement of the Asset Acquisition Proposal and the principal terms of the Asset Purchase Agreement, dated May 30, 2007, by and among HDP and the Association, the Key Definitions Agreement and the associated Ancillary Agreements include all material terms of the Asset Acquisition and are subject to, and are qualified in their entirety by reference to, the Asset Purchase Agreement and the Key Definitions Agreement, which are attached as “Annex A” and “Annex B”, respectively, to this proxy statement and are incorporated in this proxy statement by reference.

General Description of the Asset Acquisition

Under the terms of the Acquisition Agreement, we will acquire certain assets of the Association and will obtain certain rights from the Association, which we refer to as the Purchased Business, the key components of which are summarized as follows:

The NHRA POWERade Drag Racing Series and substantially all professional NHRA drag racing assets and opportunities, which consist primarily of the following: (i) NHRA’s existing television broadcast agreement with ESPN; (ii) an exclusive, worldwide, perpetual license to the NHRA brand for professional drag racing activities; (iii) broad and extensive rights to commercialize the NHRA brand and media assets, including exclusive rights to professional racing and “Official NHRA” sponsorship and licensing rights, exclusive and non-exclusive media exploitation rights in broadcast television, home entertainment and new media, and exclusive merchandising rights relating to both professional racing and the stand-alone NHRA brand; (iv) four NHRA-owned race tracks, an additional long-term track lease in Pomona, California and the NHRA headquarters building in Glendora, California; and (v) a video and photo archive chronicling the history of drag racing, which includes more than 20,000 hours of video and film.

At the closing, and subject to certain adjustments as hereafter described, the Association will receive aggregate consideration of between a minimum of $121,057,792 and a maximum of $123,457,792 consisting of the following:

(i)            an aggregate of 1,256,447 shares of HDP common stock valued at $9,557,792;

(ii)        approximately $100,000,000 in cash, increased by the amount of the Capital Expenditure Balance incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; and

(iii)    the assumption of approximately $11,500,000 of the Seller Loan Balance.

The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

The 1,256,447 shares of HDP common stock was determined using a price per share of $7.56, which was the average closing price of a share of HDP common stock for the 20 consecutive trading days prior to public announcement by HDP of the Asset Acquisition, divided into $9.5 million of consideration. For purchase price determination, based on the guidance of EITF 99-12, the value of the shares was calculated using the average closing price per share of HDP common stock for the 10 days before and 10 days after the public announcement of the transaction, which was $7.607. This per share amount was multiplied by the 1,256,447 shares to be received by the Association to reach a purchase price value of $9,557,792.

In addition, HDP and the Association will enter into several contractual relationships related to the use and commercialization of the NHRA brand and media assets, future promotional activities, the right of the Association to conduct racing activities at our events, and sanctioning and race operation services. These contractual relationships are discussed in the accompanying proxy statement under the sections entitled “Ancillary Agreements.”

Background of the Asset Acquisition

The terms of the Acquisition Agreement are the result of arm’s-length negotiations between our representatives and representatives of the Association. The following is a brief discussion of the background of these negotiations, the asset purchase and related transactions.

We were incorporated in Delaware on December 6, 2005, as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with a then currently unidentified operating business in the media, entertainment and/or telecommunications sector.

A registration statement for our initial public offering was declared effective on June 1, 2006. On June 7, 2006, we consummated our initial public offering of 18,750,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant expires on June 1, 2010, or earlier upon redemption, and entitles the holder to purchase one share of our common stock at an exercise price of $5.50 per share. The common stock and warrants started trading separately as of August 1, 2006.

The net proceeds to us from the sale of our units, after deducting offering expenses of approximately $660,000 and underwriting discounts of approximately $10,500,000 (including $3,000,000 placed in the trust account representing a deferred underwriters’ discount) was $141,090,000. Including the underwriter’s discount of $3,000,000 held in the trust account, there was a total of $142,575,000 placed in the trust account upon closing of the offering. The remaining proceeds of approximately $1,515,000 became available to be used to provide for business, legal and accounting due diligence on prospective transactions and continuing general and administrative expenses. The proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount) as well as any other net proceeds not expended will be used to finance the operations of the target. At June 30, 2007, we had cash outside of the trust account of $344,091, investments held in the trust account of $147,004,394, prepaid expenses of $116,497, long term assets of $2,053,382 and total liabilities of $4,595,568 (including $3,000,000 held in the trust account representing a portion of the underwriters’ discount that was deferred until the consummation of a business combination). We believe that the funds available to us outside of the trust account plus the funds available to us under our line of credit and the deferral of fees by our SEC counsel and certain advisors are sufficient to allow us to operate until year end 2007, assuming that an initial transaction is not consummated during that time. Of the funds held outside of the trust account totaling $344,091 as of June 30, 2007 and the credit line for $750,000 that was exercised in August 2007, we anticipate using these funds to cover legal and accounting fees, other expenses attendant to the due diligence investigations, structuring and negotiating this transaction, and administrative expenses incurred prior to completing an initial transaction.

During the period subsequent to the closing of the IPO, June 7, 2006 through April 2007, we were involved in sourcing and evaluating prospective businesses regarding potential business combinations in the media, entertainment and/or telecommunications sector. We attempted to source opportunities both proactively and reactively, and given the mandate to find a suitable business combination partner, did not limit ourselves to any one segment of the media, entertainment and/or telecommunications industry or transaction structure (i.e. cash vs. stock issued to seller, straight merger, corporate spin-out or management buy-out). Proactive sourcing involved our management taking the following actions, among other things:

•       initiating conversations, whether it be via phone, e-mail or other means and whether directly or via its major stockholders, with third-party companies they believed may make attractive combination partners or have attractive assets which might be for sale;

•       attending conferences or other events to meet prospective business combination partners;

•       contacting professional service providers (lawyers, accountants, consultants and bankers);

•       utilizing their own network of business associates and friends for leads;

•       working with third-party intermediaries, including investment bankers; and

•       inquiring of and meeting with business owners, including private equity firms, concerning their interest in selling their business.

Reactive sourcing involved fielding inquiries or responding to solicitations by either: (i) companies looking for capital or investment alternatives, or (ii) investment bankers or other similar professionals who represented companies engaged in the sale or fund-raising process.

The efforts of our officers often were thematic, with one of the officers taking special interest in a particular topic or industry sector and researching that sector via publicly-available documents or information supplied by third parties. In certain instances that included discussions with other of our officers that also suggested an interest in the particular sector, profiled companies which might be attractive business combination candidates and provided general financial metrics applied to similar companies in such a sector. Based on our management’s preference for avoiding auctions, we placed emphasis on pursuing situations in which the potential seller was not necessarily looking to sell all of their interests and/or had other strategic interests, which consequently tended to lead to a less competitive environment. We found these situations were more likely to result in less competition since the owners were not necessarily looking to sell all of their interests.

On June 7, 2006, promptly after the consummation of the offering, we convened our management to discuss and begin implementing our overall plan for identifying, evaluating and where appropriate pursuing potential acquisition opportunities After discussing the most effective means for us to cooperatively solicit opportunities, we determined: (i) we should create a website to expand our reach and encourage opportunities to be transmitted to us consistent with our charter, (ii) we should create a centralized log accessible to each of us to document all of the opportunities either initiated by us or submitted to us as well as all of the potential contacts who may be the source of deal flow, (iii) we should plan on regular face-to-face meetings or telephonic conferences to discuss and update our progress and (iv) the basic elements of our most effective “pitch” when reaching out proactively to either prospect companies or prospective deal flow sources, including draft “talking points” and written summaries for use in both verbal and email communications. Given our commitment to source, review and negotiate a transaction within the prescribed timeframe, we agreed to immediately identify and begin the process of making contact with any prospective source of deal flow, including friends and business acquaintances to encourage them to start the process of contacting us with any ideas or contacts that they might have for us to explore. We agreed that as an initial matter each member of our management team compile his own list of potential contacts for review and discussion.

On June 14, 2006, we again convened our management to review the individual and collective lists of potential companies or prospective deal flow sources. Our management reviewed the results of initial contacts with any such sources which had been made during the prior week, including any feedback or additional deal flow contacts which originated from such sources. From this collective list of contacts, we agreed who would be the primary contact for each prospect company or prospective deal flow source, and committed to make initial contact with each such entity as soon as possible. For the remainder of June, our management reached out to each of the identified prospects.

Consistent with this agreed upon process, beginning June 8th, 2006, Mr. Cox, our Executive Vice President and one of our Directors, had numerous calls and exchanged numerous emails with business acquaintances, family members and friends to explain to them our formation, the general nature of a special purpose acquisition company, the successful completion of our offering and the general objective to complete a business combination in the media, entertainment and/or telecommunications sector. On June 26, 2006, Mr. Cox, approached and discussed these issues with Tom Compton, the President of the Association. Mr. Cox knew Mr. Compton socially through common activities. Through these prior social contacts, Mr. Cox was aware that Mr. Compton was the President of the Association, but the two had no prior business relationship, had never discussed Mr. Cox’s involvement with us, what a blank check company is or does nor whether Mr. Compton might have any possible opportunities which would be relevant to our objectives. According to Mr. Compton at that time, he was unfamiliar with the concept of a special purpose acquisition company, unaware of Mr. Cox’s activities with us or that Mr. Cox was looking for prospective acquisition candidates or other business contacts. Prior to HDP’s initial public offering, Mr. Cox was not aware of the Association’s desire or willingness to sell any of its assets. Other than Mr. Cox’s prior non-business related relationship with Mr. Compton, none of our other directors, significant stockholders, or officers had any prior contacts, discussions, meetings or relationship with any officer or director of the Association. Mr. Cox asked Mr. Compton about whether the Association had ever considered any sort of sale or similar business combination. Mr. Compton explained that the Association was a 501(c)(6) not-for-profit corporation, and as such an outright sale of the entire entity was not practical, but that the Association had in the past looked at opportunities to sell its professional racing assets to various parties. Mr. Compton briefly described the professional racing assets of the Association and some of the complexities of being a not-for-profit organization. At the end of their discussion, Mr. Cox and Mr. Compton discussed generally the possibility of a follow-on discussion regarding the professional racing operations of the Association, but did not commit to any further discussions or any particular timeframe in which they might again discuss the issue. As with other introductory contacts made by us during that time frame, the discussion was entered into our log.

Throughout the summer of 2006, we pursued initial and follow-up meetings and discussions with our initial list of contacts, as well as new contacts which became known to us during that time period. From June 6, 2006 through September 30, 2006 we contacted in excess of fifty private equity firms, LBO funds, investment bankers, business brokers and law firms. As a result of those contacts as well as our officers’ and directors’ professional and personal network of contacts at operating businesses, we discussed more than seventy potential targets and met with numerous principals of, and bankers and brokers for, these potential targets. Ultimately, we made detailed acquisition proposals to four potential targets in addition to the Association. All of these targets were in the Company’s stated target industries of media, entertainment or telecommunications, and included opportunities relating to business-to-business video production, digital services marketing and distribution, consumer-based telecommunications services and media-based infrastructure support services. In each instance, the Board ultimately concluded either that it would be unable to acquire the target under what the Board believed to be reasonable terms and conditions, including price, or that the opportunity with the Association provided a greater opportunity for the Company’s shareholders.

As with other potential opportunities being reviewed at that time, Mr. Cox contacted Mr. Compton from time to time about the possibility of discussing further the Association. Mr. Cox and Mr. Compton ultimately agreed to meet at the offices of the Association on September 7, 2006. In addition to Mr. Cox and Mr. Compton, the meeting was attended by Peter Clifford, Executive Vice President and General Manager of the Association, and Larry Chapman our Executive Vice President. At this meeting, the Association provided a general overview of its business and operations, and we outlined our structure, management and objectives. During that discussion, Mr. Compton and Mr. Clifford outlined the history of the Association and indicated that its key mandate was to preserve, protect and promote the sport of drag racing. They also outlined the “pyramid” structure of the various racing activities conducted by the Association, starting with the NHRA POWERade professional series at the top of pyramid, down through the various sportsman and amateur racing series at a more “grassroots” level. Mr. Compton and Mr. Clifford indicated that the success of each level in the pyramid was interdependent, and that the board of the Association would give strong consideration in the review of any transaction to the extent to which the proposed structure supported this ongoing interdependence. Mr. Compton and Mr. Clifford also described some of the ancillary activities conducted by the Association, including its membership program and publications. At the conclusion of the meeting, the parties agreed to sign a non-disclosure agreement so that additional information, including financial information, could be provided regarding the Association. The next day, Mr. Cox sent Mr. Clifford and Mr. Compton a draft non-disclosure agreement. The non-disclosure agreement was signed September 21, 2006. During the two week period from the first official meeting, no discussions took place and no additional information was exchanged.

After the execution on September 21, 2006 of the NDA, the parties arranged to meet at the offices of the Association. The meeting was attended by Mr. Compton, Mr. Clifford, Mr. Cox, Bruce Lederman, our Executive Vice President and Robert Meyers our Chief Financial Officer and one of our Directors. During that meeting, Mr. Compton and Mr. Clifford further outlined the structure, assets, operations and key contractual relationships of the Association.

Two weeks later, on October 4, 2006, a follow-up meeting was held among Mr. Compton, Mr. Clifford, Mr. Cox, Mr. Lederman, Mr. Meyers and Mr. Chapman. During this meeting, in addition to further discussions and negotiations regarding the assets and operations of the Association, the parties discussed generally what assets and rights could potentially be purchased by us as part of any potential transaction. These discussions and negotiations generally centered on the concept of our purchasing the professional racing assets and certain commercialization rights, with the Association retaining sportsman, amateur and certain other activities as well as its role as a sanctioning body and race operator. As a result of this meeting, we prepared an initial draft Assets and Issues outline (the “Assets and Issues Document”) which began the process of describing possible assets and rights to be sold, assets and rights to be retained, and the ongoing relationship between the Association and us post-transaction. The Assets and Issues Document was not intended for signature or to be a binding commitment of either party, but was instead intended to be used as a guideline of issues for further discussion and negotiation. The parties continued to negotiate the Assets and Issues Document over the next several weeks. During these negotiations, Mr. Compton and Mr. Clifford continued to emphasize that a key issue of importance to the Association in structuring any possible transaction was that it had to benefit and support the Association’s overall mission to preserve, protect and promote the sport of drag racing. In this regard, Mr. Compton and Mr. Clifford stressed that it would be important to preserve, to the greatest extent possible, the existing relationship between the professional racing activities and the sportsman and amateur racing activities which would remain with the Association.

Throughout this time frame, HDP management, including our Chairman and CEO Mr. Hartenstein, met in person or by telephone at least weekly to discuss the status of various potential target opportunities being investigated or analyzed, including the potential transaction with the Association. In addition to our interactions with the Association, we submitted a Letter of Interest regarding an opportunity in the broadcast industry on October 31, 2006. We also received management presentations via telephone on September 22, 2006 and in person on October 5, 2006 regarding an opportunity in the telecommunications industry.

Throughout our discussions and negotiations with the Association, with regard to the consideration to be paid by HDP in any transaction, the Association emphasized that such consideration would need to be sufficient to fund the Association’s sportsman, amateur and other activities that were not profitable or required ongoing investments by the Association. Additionally, such consideration would need to be sufficient to provide additional income for the growth of new initiatives in furtherance of the Association’s objectives.

As a continuation of the ongoing negotiations with the Association, nearly one month later, on November 6, 2006, Mr. Hartenstein, Mr. Meyers, Mr. Cox, Mr. Chapman and Mr. Lederman met with Mr. Compton, Mr. Clifford and Michael Cohen, a partner in the law firm of Morrison and Foerster LLP and outside counsel to the Association. At the meeting we outlined a general proposal for the acquisition of the Association’s professional racing assets and various commercialization rights relating to the NHRA brand and media assets. Our proposal resulted from several weeks of discussion and negotiations with the Association. The key elements of our proposal were:

•       We would acquire the following assets:

•        The POWERade professional racing series and substantially all rights to professional drag racing;

•        The four tracks and related real estate owned by the Association in Atlanta, Indianapolis, Gainesville and Columbus as well as the Association’s long term track lease in Pomona, California; and

•        The Association headquarters building in Glendora, California

•       We would also have the following rights:

•        An exclusive, perpetual, irrevocable license to use the “NHRA” brand in connection with professional drag racing;

•        A broad set of exclusive commercialization rights relating to, among other things, television, sponsorships and licensing, new media opportunities and merchandising; and

•        To preserve the joint development of the brand as well as the intended ongoing relationship between the Association and the professional racing assets, the Association would have right, for a period of three years following the consummation of the transaction, to terminate our right to use of the Association brand in the event of a change of control involving persons or entities with potential conflicts, such as competitors, suppliers, team owners and track owners and operators.

•       We would enter into long term agreements with the Association pursuant to which the Association would provide the following:

•        Sanctioning services; and

•        Race operations services.

•       We would guarantee long term access for the Association’s sportsman racing activities at our professional racing events, consistent with the level of access currently provided at such events.

•       We would require satisfactory employment and/or consulting agreements with Mr. Compton and Mr. Clifford to secure their services on our behalf.

During the November 6 meeting, we presented the Association with our approach for determining an appropriate valuation of the assets and rights associated with our proposal. In doing so, we acknowledged the Association’s previously stated need for the total consideration to be received to be sufficient to fund the future operation and growth of the Association’s sportsman, amateur and other activities. We presented an analysis of comparable companies and, based on the EBITDA multiples at which the comparable companies were then being traded, proposed that the appropriate EBITDA multiple for our proposed transaction was 11 times EBITDA. These comparable companies included World Wrestling Entertainment, Six Flags, Live Nation and various publicly traded race track operators. Using this multiple and a projected 2006 EBITDA of $11M for the to-be-transferred assets, we proposed as our best offer a total consideration of $121M consisting of the following components: $100M in cash, an assumed debt amount of $11.5M and a distribution of HDP stock equal to $9.5M.

The Board considered a number of factors in arriving at the proposed purchase price for the assets and rights associated with our proposal. The Board and management of the Company have substantial experience in valuing assets and opportunities. In addition to an analysis of comparable companies, the Company reviewed other precedent acquisition multiples in the general area of event entertainment and considered a discounted cash flow analysis based on preliminary assessments of growth opportunities. The Company received input in this analysis from various professionals with which management had a prior working relationship, but did not at this time formally engage professional investment banking assistance. In formulating our proposal, the Company also took into account the Association’s previously stated need to receive cash compensation in an amount which would be sufficient to fund the future operation and growth of its ongoing activities.

Mr. Compton, Mr. Clifford and Mr. Cohen met privately to review and discuss our proposal. When the November 6 meeting was reconvened, Mr. Compton sought an increase in the purchase price, at which point, we reiterated to Mr. Compton that our offer was intended to be our best offer and not intended to be the basis for further negotiations.

After further discussions and making certain modifications, Mr. Compton indicated that the Association was prepared to continue the negotiations consistent with this general framework, all of which would be subject to final agreed upon terms, conditions and documentation, approval of the board of directors of the Association and a fairness opinion as to the consideration to be received for the assets and rights being conveyed.

Based on the positive feedback from the Association and the desire by all parties to continue to move forward with a potential transaction, on November 7, 2006, Mr. Lederman instructed Mr. Richard Wirthlin, a partner at the law firm of Latham and Watkins LLP and our legal counsel, to prepare an outline of required documentation to implement the overall transaction. On November 13, 2006, a telephonic discussion was held among Mr. Cox, Mr. Chapman, Mr. Clifford, and lawyers from both Latham & Watkins LLP, representing HDP, and Morrison & Foerster, representing the Association, to discuss the documentation and to assign responsibility for preparing initial drafts of each of the required contracts. The parties agreed on a number of the key agreements which would be required to implement both the asset purchase and the ongoing relationship between the parties relating to the Association brand, the various commercialization rights, certain promotional activities, the right for the Association to access professional racing events to conduct amateur and sportsman racing, race operation support services and sanctioning services. In addition, on November 13, 2006,we forwarded an initial due diligence request list to the Association.

On November 15th, 2006, a telephone conference was held among Mr. Clifford, Mr. Cohen, Mr. Cox, Mr. Chapman, Mr. Meyers, Mr. Wirthlin, and Patricia Baldowski of the accounting firm of Goldstein Golub Kessler LLP, our outside auditors. The purpose of the call was to discuss the nature and extent of audited financials which would be required in connection with the assets to be transferred to us as part of a transaction along the lines outlined at the November 6, 2006 meeting.

As a result of the November 6, 2006 meeting at which we set forth our proposal for the acquisition of various assets and rights, Mr. Compton indicated to Mr. Hartenstein, our Chairman of the Board of Directors, that the appropriate next step would be to brief the Chairman of the Board of the Association, Mr. Dallas Gardner, regarding the proposed transaction. Mr. Compton also wanted to engage Mr. Gardner in the discussions at that time since we indicated to Mr. Compton that an express condition to the transaction being consummated would be an agreement between us and Mr. Compton and Mr. Clifford to provide services to us following consummation of any agreement. The parties also thought it was necessary and proper to have Mr. Gardner’s agreement, given this proposed closing condition, that Mr. Compton and Mr. Clifford obtain express approval to continue to negotiate with us on behalf of the Association, subject to final board approval.

On December 1, 2006, Mr. Hartenstein, Mr. Compton, Mr. Clifford, Mr. Cox and Mr. Chapman met with Mr. Gardner in Pomona, California to discuss the proposed transaction. At that meeting, Mr. Hartenstein outlined our background, as well as the nature and perceived benefits of the proposed transaction, consistent with the general outline discussed at the November 6, 2006 meeting.

On December 14, 2006, the Board of the Association held a meeting to review, discuss and deliberate the proposed terms of the Asset Acquisition. At the conclusion of that meeting, the Association Board voted, among other matters, to authorize Messrs. Gardner, Clifford and Compton to continue to proceed with negotiations of the Asset Acquisition on behalf of the Association and to present to the Association Board the definitive transaction agreements for approval.

The parties began exchanging drafts of the implementing agreements and continued discussions throughout the months of December and January to attempt to further define the scope of the assets to be purchased and the specifics of our ongoing relationship with the Association. On January 30, Mr. Hartenstein met with Mr. Compton and presented him with a draft document entitled Principles for Remaining Key Issues and Documents (the “Key Principles Document”), which outlined our position on a number of the key issues that the parties had been discussing and was to serve as a set of principles and guidelines to assist with the continued document drafting and negotiations. The parties and their counsel discussed and modified this document over the next several weeks.

Thereafter, from February through May, the parties used the draft definitive documentation, together with the Key Principles Document, as a mechanism to further detail, negotiate and clarify the issues outlined in the Key Principles Document. These discussions and negotiations focused on, among other things, describing in detail the components of:

•       The scope and definition of professional drag racing to be conducted by us versus the sportsman and amateur drag racing to be conducted by the Association;

•       The scope of the commercialization rights to be acquired by us, including, without limitation, rights relating to television, sponsorship, licensing, multimedia, merchandising, the NHRA website and use of the Association’s video library and photo archive;

•       The scope and duration of the sanctioning and race operations services to be provided by the Association to us;

•       The nature and extent of the access to professional drag racing events to be provided for Association racing;

•       The nature and extent of cross-promotional activities relating to Association activities at professional drag racing events;

•       The joint use of the brand and related brand licensing issues; and

•       The scope and nature of each parties rights with respect to memberships and publications.

During this period, the Association began responding to our initial due diligence request and we conducted an investigation of the assets and operations relating to be acquired. Also during this period, Mr. Hartenstein began negotiating with Mr. Compton and Mr. Clifford regarding the terms and conditions pursuant to which Mr. Compton would be engaged as President and CEO of NHRA Pro Racing and Mr. Clifford would be retained as a consultant to NHRA Pro Racing.

At this time, while these discussions progressed, this transaction became our primary focus; however, we continued to receive unsolicited proposals from entities interested in discussing a potential transaction with us and we reviewed and considered these proposals in due course consistent with past practices. On February 23, 2007, Mr. Hartenstein and Mr. Cox met in Los Angeles with David Driscoll of Morgan Joseph & Co. Inc. to discuss the status of our progress in identifying a suitable acquisition target and to discuss the possible engagement of Morgan Joseph to assist us with our acquisition activities. As a result of that meeting and subsequent discussions between Mr. Hartenstein and representatives of Morgan Joseph, including Mr. Driscoll, on March 7, 2007 we engaged Morgan Joseph to render financial advisory and investment banking services relative to this transaction and one alternative potential acquisition being considered by us at that time. Such potential acquisition was in the Company’s stated target industries of media, entertainment or telecommunications, but the Board ultimately concluded that the opportunity with the Association provided a greater opportunity for the Company’s shareholders.

As we continued negotiations with the Association and further continued our operational and financial due diligence, we decided to seek a fairness opinion regarding the transaction. Although not required by the terms of the commitment made by us in our final prospectus dated June 1, 2006, we determined that it would be beneficial to obtain a fairness opinion in light of the unique nature of the assets and rights being acquired and the proximity of the total consideration to be paid to the Association to our commitment that our initial transaction would have a fair market value at least equal to 80% of our net assets. We engaged Duff and Phelps on May 3, 2007, to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by us in the proposed transaction and an opinion as to whether the fair market value of the assets and rights to be acquired is at least equal to 80% of our net assets (the “Fairness Opinion”).

Beginning on May 22, 2007, the Board of the Association held a meeting to discuss the proposed transaction that continued by telephone conference call on May 24, 2007 and that concluded on May 25, 2007. Prior to the meetings beginning on May 22, 2007, the Board had met on December 14, 2007, February 7, 2007 and April 2, 2007 to discuss, deliberate and receive updates on the terms and conditions of the proposed transaction, and each Association director had also been provided with drafts of the transaction documents for his review in advance of the May 22, 2007 meeting.

At the May 22, 2007 session, the independent valuation firm engaged by the Association to prepare and deliver its fairness opinion presented and discussed with the Association’s Board its opinion that the consideration to be received by the Association in the proposed transaction is fair from a financial point of view (the “Association Fairness Opinion”). At the same session, the independent compensation consultant engaged by the Association to review the compensation arrangements of Mr. Compton and Mr. Clifford presented and discussed with the Association’s Board its opinion that the compensation to be received by Mr. Compton and Mr. Clifford under their respective employment and consulting agreements are reasonable (the “Association’s Reasonableness Opinion”).

Following additional discussions and deliberations, at the May 25, 2007 session, Mr. Gardner, Mr. Wells and Mr. Parks, who constitute all of the disinterested and independent directors of the Association’s Board, voted unanimously to approve and authorize the terms and conditions of the proposed transaction and the related transaction documents based upon the consideration to be received by the Association, the rights and benefits to be retained by the Association, the Association Fairness Opinion and the Association Reasonableness Opinion, and other relevant factors considered by the Board. Mr. Compton and Mr. Clifford abstained from voting in light of their interests in the transaction as a future employee and consultant, respectively, of NHRA Pro Racing. Graham Light, the only other member of the Association’s board, also abstained from voting because he is an employee of the Association and serves under Mr. Compton.

On May 24, 2007, we held a telephonic board meeting to provide an updated overview of the transaction, including our updated valuation analysis. Prior to this meeting, each of the directors had been contacted on several occasions to discuss the general nature of the proposed acquisition involving the professional and commercial assets of the Association.

On May 29, 2007, the Board held a telephonic board meeting to authorize the Acquisition Agreement for the purchase of the Purchased Business from the Association. Mr. Lederman reviewed the terms of Acquisition Agreement and Ancillary Agreements, and Messrs. Cox, Meyers, Hartenstein and Lederman answered questions directed by other members of our board of directors.  As part of its analysis, the Board concluded that the purchase price would be fair from a financial point of view and that the fair market value of the assets and rights to be acquired would be greater than 80% of our net assets.

In concluding that the fair market value of the Purchased Business was at least 80% of our net asset value, the Board noted that the purchase price for the Association is a minimum of $121,000,000, and that our expected net asset value as of the end of 2007 would be approximately $145,837,592 (excluding $3.0 million in deferred compensation owed to Morgan Joseph). We chose the end of 2007 as the date for conducting this analysis based on our opinion that we would be able to obtain all necessary approvals to consummate the transaction within this time frame. The Board relied on its own internal analysis in reaching this conclusion. At the outset of the May 29, 2007 board meeting, Duff & Phelps delivered the Fairness Opinion to our board of directors.   The written Fairness Opinion is attached hereto as Annex C. After receiving the Fairness Opinion and considering other factors discussed herein, our board of directors voted unanimously to approve the Asset Acquisition and related transactions.

On May 30, 2007, we entered into the Acquisition Agreement and related agreements with the Association.  On that same day, we publicly announced our agreement through a press release.

The acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”), with HDP being the acquiror. Accordingly, for accounting purposes, the Purchased Assets of the Association will be stated at their fair value based on an appraisal of the Purchased Assets acquired and liabilities assumed. It is anticipated that a portion of the purchase price will be allocated to amortizable intangibles and non-amortizable goodwill and intangibles.

Interests of HDP Directors and Officers in the Asset Acquisition

In considering the recommendation of the Board of Directors of HDP to vote for the proposals to approve and adopt the Asset Purchase Agreement and the Asset Acquisition, you should be aware that certain members of the HDP Board have agreements or arrangements that provide them with interests in the Asset Acquisition that differ from, or are in addition to, those of HDP stockholders generally. In particular:

•       If the Asset Acquisition is not approved, HDP may be required to adopt a plan to liquidate and dissolve, and the shares of common stock and warrants held by HDP’s executive officers and directors will be worthless because HDP’s executive officers and directors are not entitled to receive any of the net proceeds of HDP’s IPO that may be distributed upon liquidation of HDP. HDP’s executive officers and directors own a total 4,687,500 shares of HDP common stock that have a market value of $35,531,250 based on HDP’s share price of $7.58 as of August 24, 2007. HDP’s executive officers and directors also own a total of 2,250,000 warrants to purchase shares of HDP common stock that have a market value of $1,800,000 based on HDP’s warrant price of $0.80 as of August 24, 2007. Such warrants were purchased in a private placement that closed concurrently with the HDP IPO. HDP’s executive officers, Directors and special advisors are contractually prohibited from selling their shares of common stock prior to June 1, 2009, during which time the value of the shares may increase or decrease.

•       It is currently anticipated that Messrs: Hartenstein, Cox, Goldberg and Gottlieb, all of whom are current Directors of HDP, will continue as Directors of HDP after the Asset Acquisition. Robert L. Meyers intends to resign from the Board upon the election to the Board of James E. Meyer.

HDP’s Reasons for the Asset Acquisition and Recommendation of the HDP Board

Based upon its evaluation, our Board of Directors has unanimously approved the Asset Acquisition with the Association and determined that it is in the best interests of HDP and our stockholders.

In the prospectus relating to our IPO, we stated our intention to focus our pursuit of a business combination on targets in the media, entertainment or telecommunications industry. We believe that the Asset Acquisition meets these investment objectives.

Our Board of Directors also considered a wide variety of other factors in connection with its evaluation of the Asset Acquisition. In light of the complexity of those factors, our Board of Directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Individual members of our Board of Directors may have given different weight to different factors.

Our Board of Directors considered the nature of the Purchased Business, along with the rights and obligations under and pursuant to the Ancillary Agreements, its current capitalization and resulting operating results, the extent of the liabilities to be assumed and the factors below, in addition to the various risks discussed in the section entitled “Risk Factors” beginning on page 31, in reaching its determination that the Asset Acquisition is in the best interests of HDP’s stockholders and to approve the Asset Acquisition. In light of the complexity of the factors considered, our Board of Directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Individual members of our Board of Directors may have given different weight to different factors.

In considering the Asset Acquisition, our Board of Directors gave consideration to the following factors (although not weighted or in any order of significance):

•       the Fairness Opinion obtained by our Board of Directors;

•       the overall growth prospects associated with the Purchased Business;

•       opportunities to grow existing revenue streams and create new revenue streams associated with the Purchased Business;

•       the financial results of the Purchased Business, including potential for revenue growth and improved operating margins.

•       The competitive position of the Purchased Business as one of the most popular motorsports racing assets in the country based on a recent sports network survey of motorsports fan interest;

•       the industry dynamics, including an existing motorsports fan base from which to grow the business; a broad range of media geared toward the automotive enthusiast market, including television, events, publications and movies; and barriers to entry, including long-term television distribution arrangements with a preeminent sports programming service;

•       the experience of the Association’s management, including Thomas Compton, the current President of the Association who will become President and Chief Executive Officer of NHRA Pro Racing, and Peter Clifford, the Association’s Executive Vice President and General Manager, who will provide consulting services to NHRA Pro Racing;

•       additional acquisition opportunities in the industry, including ancillary racing assets, complementary media assets and automotive enthusiast assets;

•       the valuation of comparable companies; and

•       the experience of HDP’s management, in building, consolidating and investing in businesses in the U.S., including relationships HDP could introduce to the Association to potentially enhance its growth.

The Board also considered various challenges facing the Purchased Business, including the need to more aggressively promote and advertise the Purchased Business and the NHRA brand to extend fan awareness, the need to extend sponsorship reach into new areas and the need to successfully launch new initiatives in the areas of licensing, merchandising and home entertainment.

Opinion of Duff & Phelps, LLC

Duff & Phelps, LLC (“Duff & Phelps”) served as independent financial advisor to HDP’s board of directors. HDP selected Duff & Phelps because Duff & Phelps is an independent financial advisory firm, offering a broad range of valuation, investment banking services and consulting services, including fairness and solvency opinions, mergers and acquisitions advisory and due diligence services, financial reporting and tax valuations, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions, and dispute consulting. Duff & Phelps is regularly engaged in the valuation of businesses and securities and the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions. On May 29, 2007, Duff & Phelps rendered its oral opinion to the HDP board of directors, which was subsequently confirmed in a written opinion dated May 29, 2007, that, subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of May 29, 2007, the purchase consideration to be paid by HDP pursuant to the Asset Purchase Agreement was fair to HDP, from a financial point of view and the fair market value of the Purchased Business was at least equal to 80% of the net assets of HDP.

The full text of the written opinion of Duff & Phelps, which sets forth, among other things, assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in rendering the opinion, is attached as Annex C to this proxy statement. Stockholders are urged to read the opinion carefully and in its entirety. The Duff & Phelps opinion is directed to HDP’s board of directors and addresses only the fairness to HDP, from a financial point of view, of the consideration to be paid by HDP in the Asset Acquisition. The Duff & Phelps opinion is not a recommendation as to how any shareholder should vote or act with respect to any matters relating to the Asset Acquisition (including, without limitation, with respect to the exercise of rights to convert HDP shares into cash). Further, the Duff & Phelps opinion does not in any manner address the underlying business decision of HDP to engage in the Asset Acquisition or the relative merits of the Asset Acquisition as compared to any alternative business transaction or strategy (including, without limitation, a liquidation of HDP after not completing a business combination transaction within the allotted time). The decision as to whether to approve the Asset Acquisition or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps opinion is based.

The following is a summary of the material analyses performed by Duff & Phelps in connection with rendering its opinion. Duff & Phelps noted that the basis and methodology for the opinion have been designed specifically for this purpose and may not translate to any other purposes. While this summary describes the analysis and factors that Duff & Phelps deemed material in its presentation and opinion to the board of directors, it does not purport to be a comprehensive description of all analyses and factors considered by Duff & Phelps. The opinion is based on the comprehensive consideration of the various analyses performed. This summary is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by Duff & Phelps in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps, therefore, is based on the application of Duff & Phelps’s own experience and judgment to all analyses and factors considered by Duff & Phelps, taken as a whole.

In connection with preparing its opinion, Duff & Phelps made such reviews, analyses and inquiries as Duff & Phelps deemed necessary and appropriate under the circumstances, including, but not limited to, discussions with Tom Compton, President and Chief Executive Officer of the Association, and Robert Meyers, Chief Financial Officer, Treasurer and Director of HDP; meetings and discussions with Eddy Hartenstein, Chairman, President and Chief Executive Officer of HDP, Bruce Lederman, Executive Vice President and Secretary of HDP, Larry Chapman, Executive Vice President of HDP, and Steve Cox, Executive Vice President and Director of HDP; and review of the following items:

•       The draft Asset Purchase Agreement dated May 22, 2007;

•       The draft Registration Rights Agreement dated May 1, 2007;

•       The draft Brand License Agreement dated May 15, 2007;

•       The draft Association Drag Racing Access Agreement dated May 22, 2007;

•       The draft Commercialization Agreement dated May 15, 2007;

•       The draft Operational Support Agreement dated May 22, 2007;

•       The draft Sanctioning Agreement dated May 22, 2007;

•       The draft Promotional Access Agreement dated May 22, 2007;

•       The draft Responsibility Agreement dated May 22, 2007;

•       Other relevant draft documents related to the Asset Acquisition;

•       The Purchased Business’s draft audited financial statements for the years ended December 31, 2004 through 2006;

•       Financial projections for the Purchased Business prepared by HDP for the fiscal years ending December 31, 2007 through 2010;

•       The following HDP Securities and Exchange Commission filings: the prospectus dated June 1, 2006; Form 10-K for the year ended December 31, 2006; and Form 10-Q for the three months ended March 31, 2007;

•       The presentation entitled “Acquisition of Professional Racing Assets from the National Hot Rod Association” prepared by HDP;

•       Other operating and financial information provided to us by HDP and the Association; and

•       Other publicly available information, including economic, industry, and investment information, considered relevant by Duff & Phelps.

In performing its analysis and arriving at its opinion with respect to the Asset Acquisition, Duff & Phelps:

•       Relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it by private sources, including HDP and the Association, and did not attempt to independently verify such information;

•       Assumed that any estimates, evaluations and projections (financial or otherwise) furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person or persons furnishing the same;

•       Assumed that the final versions of all documents Duff & Phelps reviewed in draft form (including, without limitation, the Asset Purchase Agreement) conformed in all material respects to the drafts reviewed;

•       Assumed that information supplied, and representations made by, HDP and Association management were substantially accurate regarding HDP, the Purchased Business, and the Asset Acquisition;

•       Assumed without verification the accuracy and adequacy of the legal advice given by counsel to HDP on all legal matters with respect to the Asset Acquisition and assumed that all procedures required by law to be taken in connection with the Asset Acquisition had been, or would be, duly, validly and timely taken and that the Asset Acquisition will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable statutes, rules and regulations;

•       Assumed that all representations and warranties of each party to the Asset Purchase Agreement were true and correct and that each party would perform all covenants and agreements required to be performed by such party;

•       Assumed that all of the conditions required to implement the Asset Acquisition would be satisfied and that the Asset Acquisition would be completed in accordance with the Asset Purchase Agreement, without any amendments thereto or any waivers of any terms or conditions thereof;

•       Assumed that the amortization of the intangible assets created as a result of the Asset Acquisition would be tax deductible and utilized over the appropriate amortization period;

•       Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Asset Acquisition would be obtained without any adverse effect on HDP, the Purchased Business or the expected benefits of the Asset Acquisition; and

•       Assumed that none of the items in the Disclosure Schedule to the Asset Purchase Agreement would have a material financial impact on HDP or the Purchased Business.

In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Asset Acquisition. To the extent that any of the foregoing assumptions or any of the facts on which the Duff & Phelps opinion is based proves to be untrue in any material respect, Duff & Phelps has advised HDP’s board of directors that the Duff & Phelps opinion cannot and should not be relied upon. Duff & Phelps noted that neither HDP’s board of directors nor HDP’s management placed any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its opinion.

In connection with preparing its opinion, Duff & Phelps did not make any independent evaluation of HDP’s solvency, or perform an appraisal or physical inspection of any of HDP’s or the Purchased Business’s specific assets or liabilities (contingent or otherwise). Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. The Duff & Phelps opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of HDP’s or the Purchased Business’s credit worthiness or otherwise as tax advice or as accounting advice. Duff & Phelps expresses no opinion as to the prices at which HDP’s shares will trade at any time. The Board determined the amount of consideration to be paid to the Association and Duff & Phelps made no recommendation to the Board as to such consideration.

Duff & Phelps prepared its opinion as of May 29, 2007. The opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion coming or brought to the attention of Duff & Phelps after the date of the Duff & Phelps opinion or otherwise to update, revise or reaffirm its opinion. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Duff & Phelps opinion after the date of the opinion and prior to the completion of the Asset Acquisition, Duff & Phelps reserves the right to change, modify or withdraw the opinion.

Summary of Financial Analyses by Duff & Phelps

As part of its analysis to determine whether the purchase consideration to be paid by HDP pursuant to the Asset Purchase Agreement was fair, from a financial point of view, to HDP, Duff & Phelps assessed whether or not the fair market value of the Purchased Business exceeded the purchase consideration to be paid by HDP.

Duff & Phelps used generally accepted valuation techniques, including a discounted cash flow analysis, selected public company analysis and selected transaction analysis, as described below, to calculate a range of enterprise values for the Purchased Business.

Discounted Cash Flow Analysis

A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

Duff & Phelps performed a discounted cash flow analysis by adding (1) the present value of projected “free cash flows” for the Purchased Business for the fiscal years 2007 through 2016 to (2) the present value of the “terminal value” of the Purchased Business as of the end of 2016. “Free cash flow” is defined as cash that is available to either reinvest or to distribute to security holders and “terminal value” refers to the value of all future cash flows from an asset at a particular point in time. The projected free cash flows, as well as the projected revenue and EBITDA set forth below, that Duff & Phelps used in its analysis were based on financial forecasts and estimates provided by HDP’s management, as well as Duff & Phelps’s independent assessments. Duff & Phelps calculated a terminal value for the Purchased Business by utilizing a commonly accepted perpetuity formula, the result of which Duff & Phelps believes was supported by trading multiples of the publicly traded companies Duff & Phelps utilized as part of its selected public company analysis. Duff and Phelps discounted the projected free cash flows and the terminal value for the Purchased Business at discount rates ranging from 11% to 12%. The discount rate reflects the relative risk associated with projected free cash flow as well as the rates of return that security holders could expect to realize on alternative investment opportunities.

Duff & Phelps used the following projections for the Purchased Business’s revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fiscal years ending December 31, 2007 to 2010 in its discounted cash flow analysis. Duff & Phelps noted that the projected free cash flows that it ultimately used for the discounted cash flow analysis were more conservative than those provided by HDP’s management. The assumptions and estimates underlying these projections are uncertain and subject to certain risks. Accordingly, you should not assume that the projected financial information set forth below will be indicative of future results for the Purchased Business.  EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America and should not be used as a substitute for net income or cash flows from operations.

	2007	2008	2009	2010
Revenue ($ in millions)	$99.2	$112.9	$127.9	$147.6
EBITDA ($ in millions)	$10.2	$11.3	$15.4	$19.7

The discounted cash flow analysis indicated a range of enterprise values for the Purchased Business of $125 million to $134 million (including an estimate of $10 million to $12 million for the present value of expected tax benefits to HDP from the amortization of intangible assets created in the Asset Acquisition).

Selected Public Company Analysis

The selected public company analysis is based upon a comparison of the subject company to publicly held companies whose stocks are actively traded. Duff & Phelps noted that, while it is very rare to find a public company that is identical to the subject company, valuation practitioners typically select a group of public companies that share similar business risks and opportunities. In its selection of the public companies, Duff & Phelps took into consideration the Purchased Business’s business model, markets served, size, and financial performance, among other factors. Duff & Phelps identified two separate groups of public companies: racetrack operator companies and entertainment companies. Summary financial data is listed in the table below:

	LTM Revenue ($ in millions)	LTM Revenue Growth %	LTM EBITDA Margin %
Racetrack Operators
Dirt Motorsports, Inc.	$16	16.8%	NM
Dover Motorsports, Inc.	91	2.8	26.5%
International Speedway Corp.	790	4.6	42.4
Speedway Motorsports, Inc.	568	-5.2	42.1
Entertainment
Cedar Fair L.P.	837	47.5	34.4
Live Nation, Inc.	3,759	24.9	5.3
Playboy Enterprises, Inc.	334	-0.7	5.3
Six Flags, Inc.	954	0.5	26.1
World Wrestling Entertainment, Inc.	428	NA	18.7
Purchased Business	93	7.0	10.9

Note: NM = Not Meaningful; NA = Not Available

Using market price quotations to estimate the market value of the selected public companies, Duff & Phelps developed multiples of enterprise value relative to selected financial metrics, including EBITDA and revenue, for each of the selected public companies. Duff & Phelps obtained projected financial metrics for the public company group from regularly published sources, including I/B/E/S and Bloomberg. Duff & Phelps adjusted the valuation multiples derived from the selected public companies for differences in the prospects and risks of the Purchased Business versus each of the selected companies. Duff & Phelps then applied these adjusted valuation multiples to the appropriate financial metrics of the Purchased Business to produce a range of enterprise values for the Purchased Business.

The following table presents a summary of Duff & Phelps’s calculations of the trading multiples for the group of nine publicly traded companies as of May 23, 2007.

	Enterprise Value ($ in millions)	EV / LTM EBITDA		EV / 2007 EBITDA		EV / LTM Revenue
Racetrack Operators
Dirt Motorsports, Inc.	$83	NM		NA		5.30	x
Dover Motorsports, Inc.	251	10.4	x	13.4	x	2.75
International Speedway Corp.	2,932	8.8		8.5		3.71
Speedway Motorsports, Inc.	1,902	7.9		7.9		3.35
Entertainment
Cedar Fair L.P.	3,457	12.0		10.4		4.13
Live Nation, Inc.	1,556	7.8		7.6		0.41
Playboy Enterprises, Inc.	430	24.4		9.1		1.29
Six Flags, Inc.	2,980	12.0		11.0		3.12
World Wrestling Entertainment, Inc.	1,036	12.9		12.2		2.42

Note: NM = Not Meaningful; NA = Not Available; EV = Enterprise Value

In selecting valuation multiples for the Purchased Business, Duff & Phelps considered a number of factors that compared the historical and projected financial performance of the Purchased Business to that of the nine public companies in the selected public company group. In particular, Duff & Phelps noted that the Purchased Business’s latest twelve months (“LTM”) revenue growth was above the median of the selected public company group, the Purchased Business’s latest twelve month EBITDA margin was below the median of the selected public company group, and the Purchased Business’s projected long-term earnings growth was higher than that of the selected public companies as forecasted by securities analysts.

Duff & Phelps assessment of the ranges of enterprise values implied by its selection of valuation multiples indicated a range of enterprise values for the Purchased Business of $122 million to $135 million (including an estimate of $10 million to $12 million for the present value of expected tax benefits to HDP from the amortization of intangible assets created in the Asset Acquisition).

Selected Transactions Analysis

The selected transactions analysis is based upon a comparison of the subject company to other companies involved in actual merger and acquisition transactions. Duff & Phelps used multiple databases and conducted key word searches to identify transactions involving companies in the racetrack, professional sports, and general entertainment industries. Duff & Phelps also conducted searches for transactions involving the public companies that were used in its selected public company analysis. After taking into consideration the Purchased Business’s business model, markets served, size, and financial performance, among other factors, Duff & Phelps selected twelve transactions.

Using the transaction prices to estimate the enterprise values of the target companies, Duff & Phelps calculated multiples of enterprise value relative to EBITDA and revenue for each of the targets.

The following table presents a summary of the valuation multiples for the targets in the identified merger and acquisition transactions.

Date	Target	Acquirer	Target EV/ LTM Rev.	Target EV/ LTM EBITDA
Apr-07	Northern Racing plc	NR Acquisitions Ltd.	2.85x	15.1x
Apr-07	AVP Inc.	Shamrock Holdings, Inc.	1.68x	NM
Nov-06	Stadium Australia Group Ltd.	Australia & New Zealand	3.72x	9.0x
Banking Group Ltd.
May-06	Paramount Parks Inc.	Cedar Fair LP	2.92x	11.2x
Aug-05	Motorsports Authentics Inc.	International Speedway Corp.;	0.74x	11.5x
Speedway Motorsports Inc.
Apr-05	Mean Fiddler Music Group plc	Gaiety Investments Limited;	1.14x	16.1x
Live Nation (Music) UK Ltd.
Mar-05	HIT Entertainment Limited	Apax Partners Worldwide	4.10x	17.4x
Mar-05	19 Entertainment Limited	CKX Inc.	1.64x	10.3x
Nov-04	United Midwestern Promoters	DIRT Motorsports, Inc.	2.13x	12.4x
Motorsports, LLC
Aug-04	Gaming International plc	TokLon Ltd.	0.54x	6.8x
Jun-04	VIVA Media AG	Viacom	2.12x	NM
Mar04	Geauga Lake	Cedar Fair LP	2.25x	9.0x

Note: EV = Enterprise Value; NM = Not Meaningful

Duff & Phelps noted that since the financial information for the target companies in the selected transactions analysis was more limited than that of the companies in the selected public company analysis, and the target companies in the selected transactions analysis were generally less comparable to the Purchased Business, this analysis was only used as an additional data point and a check on the other valuation methodologies, as opposed to a stand alone valuation methodology. Duff & Phelps concluded, however, that the valuation multiples of the Purchased Business implied by the discounted cash flow analysis conclusion and the selected public company analysis conclusion were supported by the selected transactions analysis.

Summary of Analyses

The range of enterprise values for the Purchased Business that Duff & Phelps derived from its discounted cash flow analysis was $125 million to $134 million, and the range of enterprise values for the Purchased Business that Duff & Phelps derived from its selected public company analysis was $122 million to $135 million. Both analyses included an estimate of $10 million to $12 million for the present value of expected tax benefits to HDP from the amortization of intangible assets created in the Asset Acquisition.

Duff & Phelps noted that the enterprise value indications from both the discounted cash flow analysis and the selected public company analysis exceeded the $121 million of consideration to be paid by HDP pursuant to the Asset Purchase Agreement. Further, it was Duff & Phelps’s opinion that the selected transaction analysis supported such a conclusion.

HDP reported $144 million in net assets on its March 31, 2007 balance sheet, 80% of which is approximately $115 million. Based on its valuation analysis, Duff & Phelps concluded that the fair market value of the Purchased Business was at least equal to 80% of the net assets of HDP.

Duff & Phelps’s opinion and financial analyses were only one of the many factors considered by HDP’s board of directors in its evaluation of the Asset Acquisition and should not be viewed as determinative of the views of its board of directors.

Fees and Expenses

The Duff & Phelps engagement letter with HDP, dated May 3, 2007, provides that, for its services, Duff & Phelps was entitled to receive from HDP a fee of $182,500, which was due and payable as follows: $90,000 upon execution of the engagement letter and $92,500 upon notice that Duff & Phelps was prepared to deliver its opinion as to whether the purchase consideration to be paid by HDP pursuant to the Asset Purchase Agreement was fair to HDP from a financial point of view. The engagement letter also provides that Duff & Phelps be reimbursed for its reasonable out-of-pocket expenses and that HDP indemnify Duff & Phelps and certain related persons against liabilities arising out of Duff & Phelps’s service as a financial advisor to HDP’s board of directors.

Duff & Phelps is currently providing valuation services to HDP in connection with financial reporting requirements, for which Duff & Phelps expects to receive additional compensation. In addition, Duff & Phelps may provide valuation and financial advisory services to HDP or HDP’s board of directors in the future.

Satisfaction of 80% requirement

We represented in the prospectus relating to our IPO that the business acquired by us in our initial business combination would have a fair market value equal to at least 80% of our net assets at the time of the transaction, including the funds held in the trust account. Based on a financial analysis by our Board of Directors in evaluating and approving the acquisition, our Board of Directors determined that the Asset Acquisition meets this requirement.

Our Board of Directors has determined that the aggregate fair market value of the assets being purchased was at least $121,000,000. This determination was based on an analysis of the Purchased Business’s current and projected revenue and EBITDA as compared to other publicly-traded businesses of a similar nature, the acquisition multiples for other similar transactions, and trading multiplies for companies in the media and entertainment industries that have recently been publicly announced or completed, and a discounted cash flow analysis. We estimated that the value of our net assets as of December 31, 2007 would be approximately $145,800,000 (excluding up to the $3,000,000 deferred underwriting fee to be paid to Morgan Joseph & Co. Inc.). The fair market value exceeds $116,700,000 million, which is 80% of our net asset value as of such date.

To further support our Board’s analysis, we engaged Duff & Phelps, LLC to undertake its own independent analysis, which it did, and Duff & Phelps, LLC has issued to the HDP Board the Fairness Opinion which concludes that the Purchased Business has a value in excess of 80% of our net assets.

The terms of the Asset Acquisition were determined based upon arms-length negotiations between HDP and the Association, who had no prior dealings with each other. Under the circumstances, our Board of Directors believes that the total consideration for the Asset Acquisition appropriately reflects the fair market value of the assets of the Purchased Business of the Association. In light of the financial background and experience of several members of our management and Board of Directors, our Board also believes it is qualified to determine whether the Asset Acquisition meets this requirement.

United States Federal Income Tax Consequences of the Asset Acquisition

Since HDP stockholders will not be exchanging or otherwise disposing of their shares of stock in HDP pursuant to the Asset Acquisition, the HDP stockholders will continue to hold their shares of HDP common stock and will not recognize any gain or loss from the Asset Acquisition. However, for those HDP stockholders who exercise their conversion rights and convert their HDP shares into the right to receive cash, such stockholders will generally be required to treat the transaction as a sale of the shares and recognize gain or loss upon the conversion. Such gain should be capital gain or loss if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of HDP common stock. A stockholder’s tax basis in his shares of HDP common stock generally will equal the cost of such shares. A stockholder who purchased HDP’s units will have to allocate the cost between the shares of common stock and the warrants comprising the units based on their fair market values at the time of the purchase. Under certain circumstances, if the stockholder actually or constructively still owns shares of HDP common stock after the conversion of shares into cash, the conversion may not be treated as a sale of stock by that stockholder for tax purposes but rather as a corporate distribution. A stockholder may constructively own stock for tax purposes because, among other reasons, stock may be owned by certain family members or affiliated entities or the stockholder may retain warrants in HDP. If the conversion does not qualify as a sale for federal tax purposes but instead is treated as a corporate distribution, then the receipt of cash in the conversion will be treated: (i) as a dividend to the extent of HDP’s earnings and profits, (ii) as a reduction of basis in the shares for any excess, and (iii) to the extent of any excess over basis, gain from the sale or exchange of shares. HDP stockholders who do not exercise their conversion rights will continue to hold their shares of HDP common stock and as a result will not recognize any gain or loss from the asset acquisition.

Regulatory Matters

The Asset Acquisition and the transactions contemplated by the Asset Purchase Agreement are not subject to any federal or state regulatory requirement or approval, except for filings necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, filings necessary to effectuate the transactions contemplated by the Asset Acquisition Proposal with the Secretary of State of the State of Delaware, and filings necessary to effectuate the transactions contemplated by the Asset Acquisition Proposal in compliance with federal and state securities laws.

Consequences if Asset Acquisition Proposal is Not Approved

If the Asset Acquisition Proposal is not approved by the stockholders, HDP will not acquire the Purchased Business from the Association. In such an event management of HDP may not have the time, resources or capital available to find a suitable business combination partner before: (i) the proceeds in the trust account are liquidated to holders of shares purchased in HDP’s IPO and (ii) HDP is dissolved pursuant to the trust agreement, in accordance with HDP’s amended and restated certificate of incorporation and pursuant to stockholder approval.

If a liquidation were to occur by approximately December 6, 2007, HDP estimates that from June 30, 2007 to December 6, 3007 approximately $1,550,000 in interest, less applicable federal and state income and franchise taxes, would accrue on the amounts that are held in trust. HDP currently estimates that, between June 30, 2007 and December 6, 2007, there would be approximately 1,230,000 in Delaware franchise tax, federal and state income tax claims which are not indemnified and not waived by such taxing authorities. Thus, HDP estimates that the total amount available for distribution upon liquidation would be approximately $148,600,000 or $7.92 per share. This amount, along with HDP’s IPO proceeds held in trust, less any liabilities not indemnified by certain members of HDP’s Board and not waived by HDP’s creditors, would be distributed to the holders of the 18,750,000 shares of common stock purchased in HDP’s IPO.

Separately, HDP estimates that the dissolution process would cost approximately $50,000 to $75,000 and that HDP would be indemnified for such costs by certain of the HDP executive officers. Such officers have acknowledged and agreed that such costs are covered by their existing indemnification agreement. We do not believe there would be any claims or liabilities against which certain of HDP’s executive officers have agreed to indemnify the trust account in the event of such dissolution. In the event that such persons indemnifying HDP are unable to satisfy their indemnification obligation or in the event that there are subsequent claims such as subsequent non-vendor claims for which such persons have no indemnification obligation because valid and enforceable waivers had been obtained, the amount ultimately distributed to stockholders may be reduced even further. However, HDP currently has no basis to believe there will be any such liabilities or to provide an estimate of any such liabilities. The only cost of dissolution that HDP is aware of that would not be indemnified against by such officers and directors of HDP is the cost of any associated litigation.

Required Vote

The approval and adoption of the Acquisition Agreement and the transactions contemplated thereby will require the affirmative vote of a majority of the shares of HDP’s common stock issued in HDP’s IPO that vote on this proposal at the Special Meeting. A total of 18,750,000 shares were issued in our IPO. In addition, notwithstanding the approval of a majority, if the holders of 3,750,000 or more shares of common stock issued in HDP’s IPO, an amount equal to 20% or more of the total number of shares issued in the IPO, vote against the Acquisition Agreement and demand conversion of their shares into a pro rata portion of the trust account, then HDP will not be able to consummate the Acquisition. Each HDP stockholder that holds shares of common stock issued in HDP’s IPO or purchased following such offering in the open market has the right, assuming such stockholder votes against the Acquisition Proposal and, at the same time, demands that HDP convert such stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of HDP’s IPO is deposited. These shares will be converted into cash only if the Acquisition is consummated and the stockholder requesting conversion holds such shares until the date the Acquisition is consummated.

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the shares of HDP’s common stock present in person or by proxy and entitled to vote at the Special Meeting. Adoption of Director Proposal 4A and Director Proposal 4B requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Adoption of the Auditor Proposal requires a majority of the votes cast by holders of Common Stock.

Abstentions and Broker Non-Votes

If your broker holds your shares in its name and you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposal to approve the Acquisition. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

As long as a quorum is established at the Special Meeting, a failure to vote by someone who is present in person or by proxy will have no impact upon the approval of the Asset Acquisition Proposal, Director Proposal 4A and Director Proposal 4B, and the Auditor Proposal, but since the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of HDP’s common stock represented in person or by proxy at the meeting, a failure to vote will have the effect of a vote against the Adjournment Proposal. Failure to vote will not have the effect of converting your shares into a pro rata portion of the trust account.

If you hold your shares in street name you can obtain physical delivery of your shares into your name, and then vote the shares yourself. In order to obtain shares directly into your name, you must contact your brokerage firm representative. Brokerage firms may assess a fee for your conversion; the amount of such fee varies from firm to firm.

Recommendation

After careful consideration, HDP’s Board of Directors has determined unanimously that the Asset Acquisition Proposal is fair to, and in the best interests of, HDP and its stockholders. HDP’s Board of Directors has approved and declared advisable the Asset Acquisition Proposal and unanimously recommends that you vote or give instructions to vote “FOR” the Asset Acquisition Proposal.

The foregoing discussion of the information and factors considered by the HDP Board of Directors is not meant to be exhaustive, but includes the material information and factors considered by the HDP Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR’’ THE ACQUISITION PROPOSAL.

THE ASSET PURCHASE AGREEMENT

The following summary describes the material provisions of the Asset Purchase Agreement. The provisions of the Asset Purchase Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Asset Purchase Agreement that is important to you. The Asset Purchase Agreement is attached to this proxy statement as Annex A and the Key Definitions Agreement is attached to this proxy as Annex B and both are incorporated by reference into this proxy statement, and we encourage you to read them carefully in their entirety for a more complete understanding of the Asset Purchase Agreement, which sometimes may be referred to as the Acquisition Agreement.

Overview

The Association currently owns, operates markets and promotes both “Professional Drag Racing” and non-professional drag racing (which we refer to as “Association Drag Racing”). “Professional Drag Racing” is generally any competitive racing involving Top Fuel Dragsters, Top Fuel Funny Cars, Pro Stock Cars or Pro Stock Motorcycles, as such vehicles are classified in the 2007 NHRA Rulebook, as well as any competitive racing where there is competition-related compensation of a specified level as described below under Assets to be Acquired, and which satisfies the sanctioning requirement under the Sanctioning Agreement. Professional Drag Racing currently includes the NHRA POWERade Drag Racing Series. “Association Drag Racing” is any drag racing (excluding competitive racing of Top Fuel Dragsters, Top Fuel Funny Cars, Pro Stock Cars or Pro Stock Motorcycles) where there is no competition-related compensation or where such compensation is limited. Association Drag Racing currently includes the following drag racing programs or series: (i) Street Legal Program presented by AAA; (ii) Lucas Oil Drag Racing Series; (iii) Xplōd Sport Compact Racing Series; (iv) Summit Racing Series; and (v) O’Reilly Auto Parts Jr. Drag Racing League.

Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, we have agreed to purchase and assume from the Association certain assets and liabilities related to Professional Drag Racing such that, upon the consummation of the transactions contemplated under the Asset Purchase Agreement, we will own, operate, market and promote Professional Drag Racing, and the Association will own, operate, market and promote Association Drag Racing.

The assets to be purchased, and the liabilities to be assumed, by us, collectively referred to as the “Purchased Business,” are:

•       all of the Association’s rights, title and interests (including goodwill) in and to Professional Drag Racing, including the NHRA POWERade Drag Racing Series;

•       exploitation rights related to Professional Drag Racing and other commercialization rights related to the NHRA brand and media assets, including:

•        the exclusive right, on a worldwide basis, to conduct Professional Drag Racing, including the expansion of any existing Professional Drag Racing events or series and the creation of new Professional Drag Racing events and series;

•        the right, under certain conditions, to conduct any other drag racing activities in any country outside the United States, Canada and Mexico;

•        the commercialization and exploitation rights set forth in the Commercialization Agreement and the Brand License Agreement, described in further detail below;

•        the non-exclusive right to conduct promotional and exhibitional activities; and

•       the “Purchased Assets” (as such term is defined below), subject to any restrictions or limitations set forth in the Brand License Agreement, the Association Drag Racing Access Agreement, the Commercialization Agreement, the Operational Support Agreement, the Sanctioning Agreement and the Promotional Access Agreement, collectively referred to as the “Ancillary Agreements”.

The assets and liabilities to be retained by the Association upon the consummation of the Asset Acquisition, collectively referred to as the “Retained Business,” are:

•       any and all business (including goodwill), operations and activities of the Association or any subsidiary, other than the Purchased Business, including, without limitation, any and all Association Drag Racing;

•       all exploitation rights relating to:

•        the right of the Association to conduct any Association Drag Racing events and to expand or otherwise modify the Association Drag Racing events or series, subject to the limitations set forth in the Asset Purchase Agreement and in the Ancillary Agreements;

•        the exclusive right, as between the Association and HDP, to function as a sanctioning body for drag racing for so long as the Sanctioning Agreement is in effect;

•        the commercialization and exploitation rights set forth in the Commercialization Agreement and the Brand License Agreement;

•        the right to continue publishing National DRAGSTER as it currently exists or reasonably evolves, and any successor publication and other publications, subject to the terms and conditions set forth in the Commercialization Agreement; and

•       any and all other activities, events and other operations relating to the sport of drag racing and/or the hot rod industry generally that are undertaken for a purpose or objective to promote the business and sport of drag racing, to the extent that they do not violate any of our exclusive rights as set forth in the Asset Purchase Agreement and the Ancillary Agreements; and

•       the “Excluded Assets” (as such term is defined in the Asset Purchase Agreement), subject to any restrictions or limitations set forth in the Ancillary Agreements.

The Asset Purchase Agreement

On May 30, 2007, we entered into the Asset Purchase Agreement with the Association pursuant to which we will, subject to certain terms and conditions, including approval by our stockholders at the Special Meeting, purchase the Association’s rights, title and interest in and to the Purchased Business. After the Asset Acquisition, the Association will continue to own and to operate its Retained Business.

The following is a summary of the material provisions of the Asset Purchase Agreement and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached hereto as Appendix A.

Purchase Price

Pursuant to the Asset Purchase Agreement, HDP has agreed to pay the Association an aggregate purchase price of between a minimum of $121,057,792 and a maximum of $123,457,792 consisting of the following: approximately $100,000,000 in cash, increased by the amount of the Capital Expenditure Balance incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; the assumption of approximately $11,500,000 of the Seller Loan Balance; and issuance to the Association of an aggregate of 1,256,447 new shares of HDP’s common stock valued at $9,557,792. The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance.

The 1,256,447 shares of HDP common stock was determined using a price per share of $7.56, which was the average closing price of a share of HDP common stock for the 20 consecutive trading days prior to public announcement by HDP of the Asset Acquisition, divided into $9.5 million of consideration, using the formula provided by the Asset Purchase Agreement. For purchase price determination, based on the guidance of EITF 99-12, the value of the shares was calculated using the average closing price per share of HDP common stock for the 10 days before and 10 days after the public announcement of the transaction, which was $7.607. This per share amount was multiplied by the 1,256,447 shares to be received by the Association to reach a purchase price value of $9,557,792.

Assets to be Acquired

The assets to be acquired include all of the Association’s right, title and interest in, to and under the Purchased Business, including the “Purchased Assets,” defined above: (i) the exclusive and perpetual rights to Professional Drag Racing activities, (ii) four (4) racetracks owned by the Association located in Gainesville, Florida, outside of Atlanta, Georgia, outside of Indianapolis, Indiana and outside of Columbus, Ohio, and long term lease, including leasehold improvements, of the racetrack located in Pomona, California, (iii) the Association’s present headquarters building, (iv) the Association’s video library and photo archive, (v) commercial exploitation rights, as set forth in the Commercialization Agreement, (vi) rights to use the NHRA brand and related brands, as set forth in the Brand License Agreement, (vii) contracts related to the Purchased Business, (viii) merchandising inventory, (ix) tangible personal property related to the Purchased Business, (x) domain names and marks related to the Purchased Business, and (xi) associated assets, all of which have been determined and identified, including the following:

(a)   rights to conduct Professional Drag Racing, including the existing NHRA POWERade Drag Racing Series, the right to create new series, and the right to create new National Events.

(b)   all rights arising in connection with the operation of the Purchased Business on or after the closing date under or pursuant to all warranties, representations and guarantees, whether express or implied, made by suppliers in connection with the Purchased Assets or services furnished to the Purchased Business to the extent such warranties, representations and guarantees are assignable;

(c)   all goodwill associated with the Purchased Business; and

(d)   all other assets, properties and other intangible rights of the Association primarily related to or primarily used in connection with the Purchased Business, all of which have been determined and identified.

The Association will retain certain assets (the “Retained Assets”) which include the following:

(a)   Any and all business (including goodwill), operations and activities of Association and/or any Subsidiary, other than the Purchased Business, including, without limitation, any and all Association Drag Racing;

(b)   Retained commercialization rights, as detailed in the Asset Purchase Agreement and Commercialization Agreement; and

(c)   Any and all other activities, events and other operations relating to the sport of drag racing and/or the hot rod industry generally that are undertaken for one or more of the following purposes or objectives, to the extent that they do not violate any of our exclusive rights as set forth in the Ancillary Agreements: improving business conditions in the hot rod racing industry; promoting or advancing the common business interests of those engaged in the hot rod industry; promoting safety in drag racing or in the automobile industry generally; promoting or encouraging participation, sportsmanship or fellowship in the hot rod industry; exchanging and promoting the exchange of knowledge and information among hot rod enthusiasts and/or educating the public about or otherwise preserving, protecting and/or promoting the sport of drag racing.

A primary distinction between Professional Drag Racing and Association Drag Racing is the size of the purse given to the race winners. If the purse is equal to or greater than thirty five percent (35%) for vehicles other than motorcycles (or 15% for motorcycles) of the average purse paid per-event, per-class in the highest paid professional class of drag racing over the previous two (2) years, then such race shall constitute Professional Drag Racing.

Liabilities to be Assumed

At the consummation of the Asset Acquisition, HDP shall assume and agree to pay and discharge when due the following, and only the following, liabilities of the Association arising from operation of the Purchased Business:

•       All liabilities accruing after the closing date or arising out of, or relating to, events or occurrences happening after the closing date under (i) the transferred contracts, (ii) contracts related to the Purchased Business that result from bifurcation of shared contracts, (iii) the transferred contracts primarily related to the Purchased Business and that were entered into in the ordinary course of business, (iv) all other contracts related to the Purchased Business that result from bifurcation of shared contracts and that were entered into in the ordinary course of Purchased Business;

•       All liabilities arising on or after the closing date under any transferred contract included in the Purchased Assets that is entered into by the Association after the date of the Asset Purchase Agreement and in the ordinary course of the Purchased Business (other than any liability arising out of or relating to a breach that occurred prior to the closing date);

•       Any environmental, health and safety liabilities related to the owned real property or the leased real property included in the Purchased Assets;

•       The principal balance outstanding under the seller loan agreements as of the closing date, together with all interest accrued thereon and, to the extent discharged by HDP at closing, any and all pre-payment penalties and other charges and fees necessary to discharge fully the liabilities thereunder. As of June 30, 2007, the total outstanding balance of the seller loan agreements was $10,553,467 consisting of the following loans:

Balance Due As of 6/30/2007
1) Note payable to Grove River & Associates bearing annual interest at 5%, payable in one minimum annual payment of $100,000 or more, depending on the results of the annual event, maturing in May 2010, collateralized by a racetrack in Atlanta, Georgia.	$4,464,892
2) Note payable to Union Bank of California, bearing a fixed annual interest rate of 5.95% as a result of entering into an interest rate swap agreement, payable in variable monthly principal payments plus interest and maturing in October 2013. The note is collateralized by the Association’s personal property excluding trademarks and copyrights.	2,486,715
3) Note payable to Union Bank of California, bearing an annual fixed interest rate of 5.25% as a result of entering into an interest rate swap agreement, payable in quarterly principal installments of $53,571, maturing in October 2010. The note is collateralized by all of the Association’s personal property excluding trademarks and copyrights.	750,000
4) Note payable Union Bank of California, bearing an annual fixed interest rate of 6.25% as a result of entering into an interest rate swap agreement, payable in monthly principal installments of $29,762, maturing in April 2013. The note is collateralized by all of the Association’s personal property excluding trademarks and copyrights.	2,083,333
5) Note payable to Union Bank of California, bearing a fixed annual interest rate of 6.23% as a result of entering into an interest rate swap agreement, payable in monthly principal installments of $12,658 plus interest, maturing in May 2012. The note is collateralized by the building in Glendora, California.	746,835
6) Note payable to Neopost in monthly payments of $588, maturing in March 2011. The note is collateralized by postage machinery for which a capital lease was taken out January 2007. The interest rate is 7%.	21,692
Total	$10,553,467

•       The amount of approved capital expenditures incurred by the Association for the Gainesville race track (which HDP is also purchasing);

•       Any assumed accounts payable; and

•       All liabilities, to the extent arising in connection with the ownership and use of a Purchased Asset and/or the conduct of the Purchased Business after the closing.

Post-Closing Adjustments to Balance Sheet of Purchased Business

Prior to the expected closing date, the Association shall deliver to HDP an estimated balance sheet of the Purchased Business, setting forth the Association’s good faith estimate, as of the closing date, of its current assets and current liabilities and a written statement, setting forth, in reasonable detail, (a) the Seller Loan Balance, (b) the Capital Expenditures Balance and (c) the Association’s good faith estimate of the difference between deferred revenues and prepaid expenses relating to the Purchased Business. Within sixty (60) days after the closing date, HDP shall cause to be prepared and delivered to the Association (i) a balance sheet of the Purchased Business, setting forth HDP’s calculation, as of the closing date, of the current assets and current liabilities of the Purchased Business and a written statement, setting forth HDP’s calculation of the (a) the Seller Loan Balance, (b) the Capital Expenditures Balance, (c) the difference between deferred revenues and prepaid expenses relating to the Purchased Business, and (d) an adjustment amount accounting for any discrepancies in the such balance sheets and written statements. Such adjustment amount shall thereafter be paid by HDP to the Association, or by the Association to HDP, as appropriate. The parties have agreed to submit any dispute arising from such adjustments to arbitration.

Covenants

The Asset Purchase Agreement contains customary covenants which relate primarily to the conduct of the Association and HDP between the time the Asset Purchase Agreement is signed and when it is consummated. More specifically, they include, but are not limited to the following:

•       HDP shall use commercially reasonable efforts to obtain the required HDP stockholder approval;

•       Between the date of the Asset Purchase Agreement and the closing date, HDP shall extend offers of employment to Purchased Business employees, effective from the closing date, on comparable terms and conditions to their existing employment terms; and

•       Prior to the closing, the Association shall, at the Association’s sole cost and expense, take all steps reasonably necessary to complete, or cause to be completed, the maintenance and repairs set forth in the Asset Purchase Agreement with respect to the racing surfaces of the racetracks and headquarters building.

Representations and Warranties of the Association

The Asset Purchase Agreement contains the customary types of seller representations and warranties, including representations and warranties concerning the following: organization and good standing of the Association and its subsidiaries; requisite power, authority and capacity of the Association and its subsidiaries to execute, deliver and perform their obligations under the Asset Purchase Agreement; maintenance of books and records, which, in reasonable detail, accurately and fairly reflect the activities of the Association and the Purchased Business and their subsidiaries; the accuracy of the Association’s financial statements; the condition of properties and other assets included in the Purchased Assets and their sufficiency for the conduct of the Purchased Business; conduct of the Purchased Business in the ordinary course of business since December 31, 2006; filing of tax returns and payment of taxes by the Association and other tax matters; reporting of related party transactions; existence of pending or threatened litigation against the Association; and compliance with legal requirements.

Representations and Warranties of HDP

The Asset Purchase Agreement contains the customary types of buyer representations and warranties, including representations and warranties concerning the following: organization and good standing of HDP; requisite power, authority and capacity of HDP to execute, deliver and perform its obligations under the Asset Purchase Agreement; the lack of proceedings or orders pending or threatened against HDP; sufficient sources of financing available to HDP in order to consummate the Asset Acquisition; HDP’s capitalization; the filing by HDP of all reports required to be filed or furnished by HDP with or to the SEC since January 1, 2006; the accuracy of HDP’s financial statements; conduct of HDP in the ordinary course of business since December 31, 2006; filing of tax returns and payment of taxes by HDP and other tax matters; and compliance with legal requirements.

Indemnification and Remedies

Under the Asset Purchase Agreement, both HDP and the Association have agreed to certain customary terms of indemnity against any damages, losses or liabilities, including reasonable legal fees and expenses (collectively referred to as “damages”), in connection with or arising from:

(i)            any breach of any representation or warranty in the Asset Purchase Agreement;

(ii)        any breach of any covenant or agreement in the Asset Purchase Agreement;

(iii)    with respect to HDP, any assumed liability and with respect to the Association, any excluded liability; and

(iv)      any claim by any person for brokerage or finder’s fees or commissions or similar payments based on any agreement or understanding alleged to have been made by such person with either HDP or the Association or any of their affiliates (or any person acting (or purportedly acting) on behalf of any such person) in connection with the Asset Acquisition.

HDP is not entitled to any damages from the Association as a result of a breach of any representation or warranty unless, and only to the extent that, the damages suffered by HDP exceed $600,000. In addition, the maximum amount that HDP can recover as a result of such breaches cannot exceed $15,000,000. However, there are no limitations on breaches of representations and warranties relating to taxes, environmental matters or authority, or those breaches resulting from common law fraud or intentional misrepresentations.

Non-Solicitation/Exclusivity

Pursuant to the Asset Purchase Agreement, from May 30, 2007 through the closing of the Asset Acquisition, or unless the Asset Purchase Agreement is earlier terminated, neither the Association nor any of its affiliates or representatives shall directly or indirectly (a) solicit, initiate or encourage any inquiries or proposals from, (b) negotiate with, or (c) provide any non-public information to, any person (other than HDP and its affiliates and representatives) relating to any transaction involving the sale of all or a substantial portion of the Purchased Business, whether affected by sale of assets, sale of equity interests, merger or otherwise. In the event that the Association or any of its affiliates or representatives receives an unsolicited inquiry, proposal or offer for such a transaction or obtains information that any such inquiry, proposal or offer is likely to be made, the Association will (i) promptly provide HDP with written notice thereof, including the identity of the prospective purchaser or soliciting party, (ii) furnish HDP with a copy of the proposed response and (iii) respond to such inquiry by indicating that the Association is a party to a binding agreement.

Certain Post Closing Covenants

Each party agrees that, after the Asset Purchase Agreement is consummated, it will, among other things maintain the confidentiality of certain proprietary or confidential information of the other party. The Association agrees that, in order to protect the goodwill of the Purchased Business, it will not compete with the Purchased Business anywhere in the world; and HDP agrees that, in order to protect the goodwill of the Retained Business, it will not compete with the Retained Business anywhere in the world. HDP also agrees that neither HDP nor any of its affiliates shall, directly or indirectly, solicit employees of the Association who are rending services to HDP under any of the Ancillary Agreements. The Association also agrees that neither the Association nor any of its affiliates will solicit any employee of HDP or any affiliate of HDP, including any employee transferring to HDP, to become employed with the Association or any of its affiliates, or induce or encourage any such employee to leave the employ or terminate or limit his or her business relationship with HDP or any affiliate of HDP.

Waiver

As consideration for HDP’s execution of the Asset Purchase Agreement, the Association, on its own behalf and on behalf of its affiliates and representatives (collectively the “Association Claimants”) has agreed that neither it nor any Association Claimant will now or at any time in the future have any claim to, or make any claim against, HDP’s trust assets or any part of them, whether such claim arises as a result of HDP’s obligations under the Asset Purchase Agreement or HDP’s conduct in negotiating or implementing the Asset Purchase Agreement or in any other way that is directly or indirectly related to the Asset Purchase Agreement or the transactions contemplated thereby, and regardless of whether such claim arises based on contract or tort or any other theory of liability unless and until the Asset Purchase Agreement is consummated with the Association. In addition, the Association, on its behalf and on behalf of the Association Claimants, waives any right it or they otherwise may have now or hereafter to part or all of HDP’s trust assets based upon, or related in any way to, any claim and agrees that it and their sole recourse for any of claim shall be against the non-trust assets unless and until the Asset Acquisition is consummated.

Conditions to HDP’s obligations:

The obligation of HDP to consummate the Asset Acquisition and to take the other actions to be taken by HDP at the closing is subject to the satisfaction at or prior to the closing, of certain customary conditions. In addition to the customary conditions, the agreement provides for certain additional conditions which include, but are not limited to:

•       No governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered a legal requirement (whether temporary, preliminary or permanent) that is in effect at the time of closing, which restrains, enjoins or otherwise prohibits the consummation of the sale of the Purchased Assets (each, a “Governmental Prohibition”);

•       No governmental entity shall have instituted any action, litigation or suit that seeks a Governmental Prohibition or have made a material adverse governmental determination, and no other person shall have instituted any action, litigation or suit (whether civil, criminal or administrative) before any governmental entity (x) which seeks to prohibit the consummation of, or challenges the validity or legality of, the sale of the Purchased Assets and (y) which HDP has determined in good faith, based upon the advice of counsel, has a reasonable basis for success;

•       All material consents shall have been obtained and all shared contracts shall have been apportioned;

•       The required HDP stockholder approval has been obtained meaning that (i) there has been obtained an affirmative vote by a majority of the shares of HDP Common Stock issued in connection with HDP’s initial public offering consummated on June 7, 2006 (such HDP Common Stock, the “HDP IPO Shares”) voted at a duly convened meeting to approve the Asset Acquisition, and (ii) holders of less than twenty-percent (20%) of the HDP IPO Shares both voted against the Asset Acquisition and demanded that HDP convert such shares into cash;

•       The fairness opinion previously received by the HDP Board shall not have been rescinded, withdrawn or adversely modified by Duff & Phelps, LLC (other than any rescission, withdrawal or modification resulting or arising, directly or indirectly, from (i) any intentional failure by HDP to provide to Duff & Phelps, LLC any material, written information received from the Association, or (ii) willful misrepresentation on the part of HDP or any of its representatives in connection with the preparation and issuance of such HDP fairness opinion);

•       The Association shall have entered into and delivered to HDP each Ancillary Agreement and other agreement to be entered into by the Association pursuant to the Asset Purchase Agreement to which it is a party;

•       From the date of the Asset Purchase Agreement through the closing, there shall not have been a material adverse change to the Association’s financial condition or business;

•       No key executive agreement to which HDP is a party shall have been terminated by any other party thereto, and no other party to any such key executive agreement shall be in default of its obligations thereunder; and

•       If the parties are unable to obtain mutual insurance prior to the closing, then the Association shall have obtained, at its sole cost and expense, insurances policies or other forms of insurance evidencing specified insurance coverage or, if such coverage is not obtained, then the Association shall have obtained such other equivalent arrangements as shall be reasonably satisfactory to HDP.

Conditions to the Association’s obligations:

The obligation of the Association to consummate the Asset Acquisition and to take the other actions to be taken by the Association at the closing is subject to the satisfaction at or prior to the closing of certain customary conditions. In addition to the customary conditions, the agreement provides for certain additional conditions which include, but are not limited to:

•       No governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Governmental Prohibition;

•       No governmental entity shall have instituted any action, litigation or suit that seeks a Governmental Prohibition or have made a material adverse governmental determination, and no other person shall have instituted any action, litigation or suit (whether civil, criminal or administrative) before any governmental entity (x) which seeks to prohibit the consummation of, or challenges the validity or legality of, the sale of the Purchased Assets and (y) which the Association has determined in good faith, based upon the advice of counsel, has a reasonable basis for success;

•       The two immediately preceding conditions shall be deemed to be satisfied to the extent that HDP agrees to assume, at its sole cost and expense, the defense of any such governmental or non-governmental action or determination, including any non-frivolous claim against the Association, and to indemnify, defend and hold harmless the Association and the Association’s indemnified parties from and against any and all damages in connection with or arising out of any such governmental or non-governmental action, determination or claim, as the case may be;

•       All material consents shall have been obtained and all shared contracts shall have been apportioned;

•       The fairness opinion previously received by the Association Board shall not have been rescinded, withdrawn or adversely modified by the financial advisor(s) providing such Association fairness opinion (other than any rescission, withdrawal or modification resulting or arising, directly or indirectly, from any intentional failure to provide information or willful misrepresentation on the part of the Association or any of its representatives in connection with the preparation and issuance of such fairness opinion);

•       Solely to the extent that (x) more than nine (9) months have elapsed since the date of the Asset Purchase Agreement and (y) there has been a material, positive change in the results of operations of the Purchased Business, as operated by the Association and without regard to (x) any event or circumstance conditioned upon, or attributable to, the expected consummation of the transactions contemplated hereby or (y) any efforts undertaken by HDP or any of its affiliates or representatives with respect to the Purchased Business), the Association Board shall have received a written bring-down of the Association fairness opinion from the financial advisor(s) providing the Association fairness opinion, stating that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby are fair, as of the date of such written bring-down, to the Association from a financial point of view;

•       From the date of the Asset Purchase Agreement through the closing, there shall not have been a material adverse change to HDP’s financial condition or business;

•       HDP shall have entered into and delivered to the Association each Ancillary Agreement and other agreement to be enterd into by HDP pursuant to the Asset Purchase Agreement to which it is a party; and

•       If the parties are unable to obtain mutual insurance prior to the closing, then HDP shall have obtained, at its sole cost and expense, insurances policies or other forms of insurance evidencing specified insurance coverage or, if such coverage is not obtained, then HDP shall have obtained such other equivalent arrangements as shall be reasonably satisfactory to the Association.

Termination

The Asset Purchase Agreement may be terminated at any time prior to the consummation of the Asset Acquisition, whether before or after receipt of stockholder approval, as follows:

•       by mutual written consent of HDP and the Association;

•       by HDP, on the one hand, or the Association, on the other hand, if the Asset Acquisition has not been consummated (other than through the failure of the party seeking to terminate this Agreement to comply with its obligations under the Asset Purchase Agreement) on or before the later of (i) December 31, 2007 or (ii) forty (40) days following HDP’s receipt of notification from the SEC that it has no further comments to the preliminary proxy statement; provided that in no event shall such date be later than May 30, 2008 (such later date being referred to herein as the “Outside Date”);

•       by either HDP or the Association if the Special Meeting shall have been held and HDP’s stockholders shall have taken a final vote on the Asset Acquisition Proposal and failed to approve the Asset Acquisition;

•       by HDP if, prior to the required HDP stockholder approval having been obtained, HDP receives a written communication from Duff & Phelps, LLC rescinding, withdrawing or adversely modifying its fairness opinion (other than any such rescission, withdrawal or adverse modification based upon any intentional failure to provide information or willful misrepresentation of HDP);

•       by the Association if the Association receives a written communication from its fairness opinion provider rescinding, withdrawing or adversely modifying its fairness opinion (other than any such rescission, withdrawal or adverse modification based upon any intentional failure to provide information or willful misrepresentation of the Association);

•       by HDP if the Association fails to cure HDP’s objections to exceptions to title to the Association’s real property contained in the preliminary title reports thereto;

•       by the Association, on the one hand, or by HDP, on the other hand, if a material breach of the Asset Purchase Agreement has been committed by the other party and such material breach has not been expressly waived in writing;

•       by HDP if satisfaction of any of its conditions to closing becomes impossible prior to the Outside Date (other than through the failure of HDP to comply with its obligations under the Asset Purchase Agreement) and HDP has not expressly waived such condition in writing on or before termination of the Asset Purchase Agreement; or by the Association, if satisfaction of any of its conditions to closing becomes impossible prior to the Outside Date (other than through the failure of the Association to comply with its obligations under the Asset Purchase Agreement) and the Association has not expressly waived such condition in writing on or before termination of the Asset Purchase Agreement; and

•       by either HDP or the Association if there shall be any law or regulation that makes consummation of the Asset Acquisition illegal or otherwise prohibited or if consummation of the Asset Acquisition would violate any non-appealable order of any governmental entity having competent jurisdiction.

If permitted under applicable law, either HDP or the Association may waive conditions for their own respective benefit and consummate the Asset Acquisition, even though one or more of these conditions have not been met. We cannot assure you that all of the conditions will be satisfied or waived or that the Asset Acquisition will occur.

Under the Asset Purchase Agreement, (i) if the Asset Purchase Agreement is terminated by HDP, on the one hand, or the Association, on the other hand, for material breach, the sole and exclusive remedy of the terminating party against the breaching party (in addition to termination of the Asset Purchase Agreement) shall be limited to an action against the breaching party for specific performance to compel such party to fulfill its obligations to consummate the Asset Purchase Agreement and/or for damages arising out of the material breach committed by the breaching party; provided, however, that such damages shall be limited to the actual out-of-pocket costs and expenses (including without limitations all legal, accounting, financial advisor, and other third party fees) reasonably incurred by the terminating party in connection with the Asset Acquisition from and after November 1, 2006; and (ii) if the Asset Purchase Agreement is terminated by either HDP or the Association as a result of the failure to obtain the required HDP stockholder approval, then HDP shall pay to the Association all of the reasonable legal fees, costs and expenses incurred by the Association in connection with the Asset Acquisition (including, without limitation, the fees of counsel for the Association and the fees of counsel for Messrs. Tom Compton and Peter Clifford), all of the fees and expenses of the provider of the Association’s fairness opinion, and all of the fees and expenses of the compensation consultant hired by the Association, such payment to be made by HDP to the Association within ten (10) Business Days after HDP receives copies of invoices reflecting the amount of such fees, costs and expenses.

Sanctioning and Operational Support Fees

Under the terms of the Sanctioning Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, Registrant will engage the Association to be the exclusive provider of sanctioning services for Professional Drag Racing events throughout the United States, Canada and Mexico. In consideration of the Sanctioning Services provided by the Association, Registrant shall pay the Association for rendering such Sanctioning Services the fees set forth in a reasonably detailed operating plan (each, an “Annual Operating Plan”) for the coming race year, which will include, in reasonable detail, HDP’s then current plans for modifications to HDP’s operating plan from the prior year. The Annual Operating Plan will be determined by reference to the costs involved in rendering Sanctioning Services for the previous year’s NHRA racing season (the “Base Budget”), reduced by the actual costs for travel services and accommodations (including hotel, airfare and car rental) incurred in connection with the rendering of such Sanctioning Services. Commencing with the 2009 NHRA racing season, the Base Budget for the prior NHRA racing season shall be increased by an amount equal to four percent (4%) of such prior year’s Base Budget for purposes of determining the Base Budget for the ensuing NHRA racing season and shall be further increased by an additional fee in an amount equal to the following percentages of such year’s Base Budget: (i) 2009: 1%; (ii) 2010: 2%; (iii) 2011: 3%; (iv) 2012: 4%; and (v) 2013 and beyond: 5%.

The fees for the Sanctioning Agreement for 2008 will be based on the actual 2006 expenses plus 8.16%. In 2006 a total of $1.6 million was spent on the sanctioning services. $1.3 million was spent on the salaries, wages, benefits and per diem for the personnel required to fulfill the obligations of the Sanctioning Agreement. An additional $300k was spent on general and administrative expenses the largest of which included supplies, telephone, workers compensation insurance, and bank charges related to credit card transactions for participant entries.

Under the terms of the Operational Support Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, HDP will engage the Association to provide operational support services at each national event. The fees to be paid by Registrant to the Association for the operational support services will be determined by reference to a base budget determined based upon costs associated with the 2006 racing season plus a 4% escalator (compounded annually) and further subject to a 5% service fee applicable to such year’s base budget.

The fees for the operational support agreement for 2008 will be based on the actual 2006 expenses plus 8.16%. In 2006 a total of $1.5 million was spent on the operational support services. $1.4 million was spent on salaries, wages, benefits and per diem for the personnel required to fulfill the obligations of the Operational Support Agreement. An additional $90 thousand was spent on general and administrative expenses the largest of which included workers’ compensation insurance and contract labor.

The fees for both the Operational Support and Sanctioning agreements have been included as an expense in the Purchased Business carve-out financials.

Confidential Information

HDP and the Association have acknowledged and agreed as follows:

(i)            The Association and HDP acknowledge that the success of the Purchased Business and the Retained Business after the closing depends upon the continued preservation of the confidentiality of certain confidential and proprietary information related to the Association, the Purchased Business and the Purchased Assets, and the Retained Business and the Excluded Assets (as the case may be) in each case, including without limitation technical or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information related thereto, together with all analyses, compilations, studies or other documents, records or data possessed by the Association and its affiliates (“Confidential Information”), that the preservation of the confidentiality of such Confidential Information by the Association, HDP and their respective affiliates is an essential premise of the bargain between the Association and HDP;

(ii)        The Association will not, and Association will cause its affiliates and its representatives not to, at any time, directly or indirectly, without the prior written consent of HDP, disclose or use, any Confidential Information involving or relating to the Purchased Business or the Purchased Assets, except (A) for any information that prior to the closing was primarily used in the Retained Business or (B) to the extent necessary for the Association to operate and conduct the

Retained Business and provide the services under the Ancillary Agreements following the closing;

(iii)    HDP will not, and HDP will cause its affiliates and its representatives not to, at any time, directly or indirectly, without the prior written consent of the Association, disclose or use, any Confidential Information involving or relating to the Retained Business or the Excluded Assets, except (A) for any information that prior to the closing was primarily used in the Purchased Business or (B) to the extent necessary for HDP to operate and conduct the Purchased Business following the closing; and

(iv)      HDP and the Association shall each use commercially reasonable efforts to maintain the confidentiality of any Confidential Information involving or relating to the Retained Business or the Excluded Assets, on the one hand, and the Purchased Business or the Purchased Assets, on the other hand, from the employees of the other party due to the close proximity of the location of the employees of HDP and the Association following the closing.

Other Miscellaneous Provisions

HDP is entitled to, and intends to, assign its rights under the Asset Purchase Agreement to a wholly-owned subsidiary to be named NHRA Pro Racing, Inc., which it intends to form before the closing for the sole purpose of acquiring the Purchased Business.

The parties have agreed that all disputes arising under the Asset Purchase Agreement are to be resolved by standard arbitration or if requested by either party, expedited arbitration, except for claims seeking injunctive relief.

All costs and expenses incurred in connection with the Asset Purchase Agreement and the Asset Acquisition shall be paid by the party incurring such expenses. Notwithstanding the foregoing: (a) HDP and/or the Association shall be liable for all sales and use taxes imposed by any tax jurisdiction domestic or foreign by reason of the sale of the Purchased Assets pursuant to the Asset Purchase Agreement, and all transfer taxes incurred in connection with the transfer of real property shall be borne by HDP and/or the Association in accordance with local custom and practice in the jurisdiction where such real property is located; (b) each of HDP and the Association shall pay one-half of the fees and costs of applying for new permits and obtaining the transfer of existing permits which may be lawfully transferred; (c) HDP shall pay all filing fees for the notification, report form and/or other document required to obtain the antitrust approvals; (d) HDP and the Association shall each pay one-half of the fees and costs of Grant Thornton LLP incurred in connection with the preparation of the audited and unaudited financial statements of the Purchased Business with respect to any period ending on or prior to March 31, 2007; (e) HDP shall pay seventy-five percent (75%) and the Association shall pay twenty-five percent (25%) of the fees and costs of Grant Thornton LLP incurred in connection with the preparation of the unaudited financial statements of the Purchased Business with respect to the period ending on June 30, 2007; and (f) HDP shall pay all fees and costs of Grant Thornton LLP incurred in connection with the preparation of the audited and unaudited financial statements of the Purchased Business, with respect to any period ending after June 30, 2007.

The Asset Purchase Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

ANCILLARY AGREEMENTS

Key Definitions Agreement

On May 30, 2007 HDP and the Association entered into a Key Definitions Agreement for the purpose of uniformly defining essential terms appearing throughout the Asset Purchase Agreement and Ancillary Agreements. The Key Definitions Agreement is attached hereto as Annex B.

Sanctioning Agreement

Under the terms of the Sanctioning Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, HDP will engage the Association to be the exclusive provider of sanctioning services for Professional Drag Racing events throughout the United States, Canada and Mexico, and their respective territories and possessions (the “Territory”). To the extent HDP conducts Professional Drag Racing events outside of the Territory, the Association has a right of first opportunity to provide sanctioning services at such events.

The sanctioning services to be provided by the Association pursuant to the Sanctioning Agreement (the “Sanctioning Services”) will include, among others, promulgating the NHRA Rulebook, administration of the disciplinary/appeals process set forth in the NHRA Rulebook, vehicle sanctioning, race-related protest and dispute resolution, starter functions, operation of timing and scoring, determination of official winners in accordance with the points and competition guidelines, vehicle inspections, technical and safety issues, racer and participant processing and registration. The Sanctioning Services will be provided by the Association with the efficiency, quality and level of service no less than that occurring during the 2006 NHRA racing season.

Except for termination by HDP for “major breach” or termination by the Association of Sanctioning Series for a specific event(s) as described in the following paragraphs, the term of the Sanctioning Agreement is perpetual. For the first three years following the purchase (or four years if no HDP stock is sold by the Association), the Association has the right to terminate the Sanctioning Agreement only if it exercises the right to terminate the Brand License Agreement upon the occurrence of a change of control involving a conflicted person, as defined therein. HDP further agrees to (i) hold all Professional Drag Racing events within the Territory at NHRA Member Tracks both during and after the term of the Sanctioning Agreement and (ii) that the racetracks being purchased by HDP will remain NHRA Member Tracks as long as they are owned by HDP; provided, that after the term of the Sanctioning Agreement, both of these requirements apply only so long as the Association remains the preeminent drag racing sanctioning body. An NHRA Member Track is a race facility that has satisfied the Association’s member track requirements and entered into a member track agreement with the Association.

HDP shall pay the Association for rendering such Sanctioning Services the fees set forth in a reasonably detailed operating plan (each, an “Annual Operating Plan”) for the coming race year, which will include, in reasonable detail, HDP’s then current plans for modifications to HDP’s operating plan from the prior year. The fees to be paid by HDP to the Association for the Sanctioning Services will be determined by reference to a base budget based upon costs associated with the 2006 racing season plus a 4% annual cost of living adjustment. The Association will also receive a service fee applicable to such year’s base budget equal to one percent in 2009 and increasing one percentage point annually to a maximum of 5% commencing in 2013. HDP will also pay to the Association an amount equal to reasonable, actual costs, increased by the applicable service fee percentage, incurred by the Association in connection with (A) HDP’s operating plan additions or modifications and/or (B) weather impacted costs in excess of the 2006 racing season. Commencing with the 2013 racing season, the parties will adopt a new “zero-based” annual budget process where a new baseline budget will be established to replace the 2006 racing season as the relevant baseline.

The fees for the Sanctioning Agreement for 2008 will be based on the actual 2006 expenses plus 8.16%. In 2006 a total of $1.6 million was spent on the sanctioning services. $1.3 million was spent on the salaries, wages, benefits and per diem for the personnel required to fulfill the obligations of the Sanctioning Agreement. An additional $300k was spent on general and administrative expenses the largest of which included supplies, telephone, workers compensation insurance, and bank charges related to credit card transactions for participant entries.

All travel (including hotel, airfare and car rental) for the Sanctioning Services shall be booked by and through HDP. The level and quality of such travel services and accommodations shall be at least as good as the level and quality utilized by the Association during the 2006 NHRA racing season. The actual travel costs incurred by the Association with respect to each Annual Operating Plan shall be paid by HDP, even if such travel costs exceed the prior years’ travel costs.

The general framework for the sanctioning relationship is that HDP will determine the format for and types of vehicles that will participate in Professional Drag Racing and the Association will apply, develop and maintain the rules and regulations in support thereof. The rules for Professional Drag Racing are administered by the rules committee of the Association. NHRA Pro Racing has the right to appoint one-third of the members to the Rules Committee.

The rules committee has the right to change the rulebook, subject to the following:

•       HDP has the right to require the rules committee to make or change any rule that relates to Professional Drag Racing, unless the proposed rule change falls within specified exception categories, in which case the rules committee need not adopt the proposed rule change. The specified exceptions include rules which , if and when as adopted, would: (i) result in a more than insignificant risk that the safety of any event or of any of its participants and/or spectators would be adversely affected; (ii) result in a more than insignificant risk of a violation of any applicable criminal legal requirements; (iii) result in a significant risk of a material violation of any applicable civil legal requirements; (iv) relate solely to Association Drag Racing and, to the extent that such rule or regulation applies to National Event Association races, does not decrease HDP’s exposure to any liability; (v) create, or materially increase the likelihood of any material adverse change to the Association’s insurance policies; and/or (vi) constitute a rule standards violation. In addition, such specified exceptions include rules which would (A) cause a material breach of the Brand License Agreement or (B) otherwise be inconsistent with the Association’s status as a family friendly organization or the Association’s philosophy of promoting the role of safety and competition in the sport of drag racing and portraying drag racing in a positive and professional light.

•       Any proposed rule by the rules committee that relates to Professional Drag Racing is subject to the prior approval of HDP in its sole discretion, unless the proposed rule falls within specified exception categories, in which case HDP’s approval is not required. The specified exceptions are substantially the same as those stated above which apply to HDP’s right to require a rule change by the rules committee.

•       All disputes regarding decisions of the rules committee are subject to arbitration.

HDP’s Racing Responsibilities.   HDP is required to comply with all NHRA member track requirements at the racetracks it owns and verify compliance with such requirements at the racetracks it does not own. In connection therewith, HDP shall also:

•       Maintain all necessary authorizations at any track facility to be used for such sanctioned event;

•       Cause the track facilities to be maintained in good condition and repair, including causing any necessary repairs in order for the facility to be in satisfactory condition;

•       Comply with all guidelines set forth in the NHRA Rulebook;

•       Furnish, or cause to be furnished, all specified equipment, materials and supplies to conduct and sanction the event, consistent with past practices;

•       Provide access to and appropriate facilities to the Association as reasonably required to perform the sanctioning services; and

•       Furnish adequate security personnel and equipment in restricted areas of the event.

Disciplinary Issues.   In the event that a disciplinary issue arises in connection with sanctioned events, HDP and the Association will agree that: (i) when a real-time decision regarding a disciplinary issue with respect to Professional Drag Racing and/or Association Drag Racing is required, the sanctioning official or his or her authorized representatives will make that decision based on the facts and circumstances known to them at such time and in a manner consistent with the NHRA Rulebook and the best interests of the sport of drag racing; and (ii) when a disciplinary issue arises with respect to Professional Drag Racing or NE Association Drag Racing, respectively, for which there is a reasonable opportunity to consult with the HDP representative regarding the proposed resolution thereof, then the HDP representative and the sanctioning official, and such other employees or representatives of HDP and the Association as each selects, will consult in good faith regarding how such issue should be addressed. If the parties are unable to agree on such resolution, then the Association’s decision on the disciplinary issue shall be final and binding, subject to the rights of HDP to challenge the decision through arbitration followed by the rights of the person disciplined to appeal such decision pursuant to the appeals process set forth in the NHRA Rulebook.

Speed Gap.   The parties hereby agree that the relative speed difference between the fastest class of Association Drag Racing and the fastest class of Professional Drag Racing must be maintained. In order to do so, the parties agree from time to time as necessary, the Rules Committee shall make such amendments, additions and other changes to the NHRA Rulebook that will have the purpose, intended effect or impact of maintaining a minimum of a forty (40) miles per hour difference between (i) the average speed of the top fifty (50) fastest runs in competition Professional Drag Racing during any racing season, and (ii) the average speed of the top fifty (50) fastest runs in competition Association Drag Racing during the same racing season.

Safety.   In the event that a safety issue should arise during the course of a sanctioned event, HDP and the Association will agree that: (i) when a real-time decision regarding a potential safety issue with respect to Professional Drag Racing and/or Association Drag Racing is required, the sanctioning official or his or her authorized representatives will make that decision based on the facts and circumstances known to them at such time and in a manner consistent with the NHRA Rulebook and the best interests of the sport of drag racing; and (ii) when a potential safety issue arises with respect to Professional Drag Racing and/or NE Association Drag Racing for which there is a reasonable opportunity to consult with the HDP representative regarding the proposed resolution thereof, then the HDP representative and the sanctioning official or his or her authorized representative will consult in good faith regarding how such issue should be addressed. If the parties are unable to agree on such resolution, then the sanctioning official’s decision on the safety issue shall be final and binding.

HDP’s Events of Default.

•       In the event of a failure in any material respect by HDP to perform its responsibilities outlined above which has not been cured within 10 days, the Association has the right, in addition to its rights under the contract or the member track agreement, to terminate and withhold sanctioning services for such event. Thereafter, HDP may run such event as a non-sanctioned event, provided that it promptly notifies all participants and sponsors of withdrawal of the Association’s sanction, removes where practical any references to the Association’s sanction from promotional materials, awards no points or credits for any drag racing championship under the NHRA Rulebook, and refrains from any further use of the NHRA trademarks in connection with such event, and includes in any subsequent communications reasonable notice that the event is non-sanctioned.

•       If, during any racing season, there is a pattern of conduct by HDP that involves multiple events of default of a nature that gives rise to the inference that HDP is intentionally breaching the sanctioning requirements to evade the general requirement of conducting only sanctioned events, and if disputed by HDP, an arbitration has determined that HDP is intentionally breaching its obligations to comply with Association’s requirements for a sanctioned event, then HDP may not conduct any subsequent event during such racing season where HDP has not fulfilled the obligations for a sanctioned event, even as a non-sanctioned event.

Association Events of Default.   If at any time during the term the Association commits (i) four or more “major breaches” within ten calendar years, (ii) three of more major breaches within five calendar years or (iii) two or more major breaches within any single calendar year, then HDP shall have the right to terminate the agreement.

•       A “major breach” is defined as either (i) the failure of the Association to perform the sanctioning services with a quality or level of service no less than that occurring during the 2006 racing season, which failure results in the inability to crown a champion in a class of professional drag racing conducted at an event; or (ii) any other failure by the Association to perform its obligations under the agreement which would constitute a breach sufficient under California law to entitle HDP to terminate the agreement. A failure to perform as a result of a force majeure event is not deemed a major breach.

•       Upon the termination, for so long as the Association remains the preeminent drag racing sanctioning body, HDP is required to sanction its own Events and utilize the NHRA marks. If the Association ceases to be the preeminent drag racing sanctioning body, then (i) HDP may not engage any third party to sanction the events if any of the NHRA marks are used as part of the name of the event or to sponsor the event or (ii) if none of the NHRA marks are used, HDP may engage a third party to render such services.

Commercialization Agreement

The purpose of the Commercialization Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, is to (i) identify the commercialization rights that are to be transferred to HDP as part of the Transaction, (ii) identify the commercialization rights that are to be retained by the Association, and (iii) to identify the respective rights and responsibilities of HDP and the Association with respect to certain shared assets and activities.

As between HDP and the Association, HDP has the exclusive rights, on a worldwide basis, to conduct Professional Drag Racing, including the expansion of any existing Professional Drag Racing events or series and the creation of new Professional Drag Racing events and series. HDP also has the right to conduct drag racing in any vehicle category for exhibitional or promotional purposes. As between HDP and the Association, the Association retains the exclusive right to conduct Association Drag Racing. The Association also has rights to conduct drag racing in any vehicle category for exhibitional or promotional purposes, subject to additional restrictions in cases where such exhibitional or promotional racing involves Top Fuel Dragsters or Nitro Funny Cars.

The parties will agree to honor and abide by all obligations that are part of any existing sponsor or licensing agreement.  Except for six specified sponsor agreements for which the Association will receive a portion of the sponsor fees, HDP will retain all revenues associated with any existing sponsor agreement relating to the Purchased Business.  In the case of the six shared revenue agreements, the Association will be entitled to receive approximately $1.23M of the of the approximately $4.22M in aggregate sponsor revenues associated with such agreements. Revenues generated by HDP’s share of sponsor payments are included in the net sales and operating revenue components of the Purchased Business. HDP agrees to support similar sponsor obligations as part of any renewal or replacement of currently existing sponsors in exchange for receiving similar revenue sharing amounts or, in certain cases, the then fair market value of such sponsor obligations.

HDP has the exclusive right to develop and offer new fan club programs that are tied to professional drag racing. HDP has agreed that the name of any fan club program that it develops will not be confusingly similar to that of any Association membership program and will not call any participants in its fan clubs “members”. The Association retains the right to continue offering its existing membership programs and to enhance such programs over time. HDP agrees to honor certain benefits associated with such Association programs, including discounts on event admissions and merchandise discounts. The Association shall also have the right to procure merchandise at HDP ‘s cost to be distributed as part of an Association member kit. The parties have agreed to share membership lists for internal, cross-promotional purposes.

As between HDP and the Association, HDP has the exclusive right to develop and publish publications in any format that primarily focus on Professional Drag Racing activities, except that the Association retains the exclusive right to continue to publish National DRAGSTER magazine which shall continue to cover professional drag racing in substantially the same amount as offered during 2006 until such time as HDP publishes its own racing magazine. At such time, the Association may, but is not required to, continue such coverage of Professional Drag Racing. HDP agrees to limit the amount of content in such publications that focus on Association Drag Racing activities. The Association retains the exclusive right to publish other publications that primarily focus on Association Drag Racing activities.

HDP will own the NHRA.com domain name and will be responsible for operation of the NHRA.com website, the website’s overall “look and feel” and website advertising activities. However, commencing on the third (3rd) anniversary of the closing, the Association shall have the option to host, maintain and support the Association web pages. The parties have agreed that it is a mutual objective for the NHRA.com website to be the primary online information source for all NHRA-related activities and events, regardless of whether such activities or events are offered by HDP or the Association. The parties have made arrangements regarding sharing of the NHRA.com home page between HDP content and sponsor support and Association content and sponsor support. The parties have agreed not to develop any new competing websites to the NHRA.com website for a minimum of ten years. The parties have agreed to a 60%-40% revenue sharing relationship (in favor of HDP) with respect to website advertising revenues.

Except for certain retained rights as described below, as between HDP and the Association, HDP has the exclusive right to develop, market, distribute and otherwise exploit any and all television or radio programming activities and opportunities related to drag racing events and activities (both Professional Drag Racing and Association Drag Racing). In cases where HDP television or radio program utilizes audio visual material related to Association Drag Racing or other Association activities, then the parties will negotiate an equitable allocation of the net revenues derived from such program.

The Association retains certain exclusive rights to develop, market, distribute and otherwise exploit the television and radio programming activities related to Association Drag Racing including Sportsman racing and sport compact racing. The Association retains certain non-exclusive rights to develop, market, distribute and otherwise exploit the television and radio programming activities related to non-episodic educational or historical programming and programming related to NHRA Museum activities. Prior to initiating any project related to the Association’s retained television and radio rights as described above, the Association and HDP will discuss the possibility of jointly collaborating on such programming project. If the parties choose not to collaborate on such project, then the Association shall retain all revenues derived from such programming except in the case of historical or educational programming, in which case net revenues derived from such programming shall be shared between the Association and HDP on a pre-arranged basis.

HDP will own the NHRA video and photo archives and will have the exclusive rights to commercially exploit such archives. The Association will have a worldwide, non-exclusive, royalty-free license to access and use content from the video and photo archive for certain purposes including exhibition and limited commercial sales at the Museum and certain Association events, and for use in the National DRAGSTER magazine and Association-related web pages on the NHRA.com website. All video and photo materials created by or on behalf of the Association or HDP will be contributed to the video and photo archives and owned by HDP.

As between HDP and the Association, HDP has the exclusive right to develop, market, distribute and otherwise exploit any and all multimedia products and opportunities related to drag racing events and activities (both Professional Drag Racing and Association Drag Racing). Multimedia products include DVDs, electronic games, and media downloads. In cases where HDP multimedia product utilizes material related to non-professional drag racing or other Association activities, then the parties will negotiate an equitable allocation of the net revenues derived from such program.

As between HDP and the Association, HDP will have the exclusive merchandising rights related to Professional Drag Racing as well as merchandise that bears a generic NHRA logo. As between HDP and the Association, the Association will retain exclusive merchandising rights related to Association Drag Racing (i.e., merchandise that bears a logo related to an Association racing event or activity). The Association will have the right to procure, at HDP’s cost, merchandise that bears a generic NHRA logo for limited distribution and sale in conjunction with certain internal and promotional activities, giveaways, and sales at the museum and hot rod reunion events.

The term of the Commercialization Agreement is perpetual. HDP’s use of the NHRA trademarks in conjunction with the rights specified in the Commercialization Agreement will terminate only if Association elects to terminate the Brand License Agreement as a result of a change of control involving a conflicted person occurring in the three years following the consummation of the Asset Acquisition (four years if no HDP stock is sold by the Association) as described in the Brand License Agreement.

Operational Support Agreement

Under the terms of the Operational Support Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, HDP will engage the Association to provide operational support services at each National Event conducted in the Territory throughout the term, so long as each such National Event is sanctioned by the Association pursuant to the Sanctioning Agreement. The Support Services are provided by the Association at the direction of HDP, and are to be provided by the Association with the efficiency, quality and level of service at least comparable to that provided during the 2006 racing season.

The operational support services to be provided by the Association (“Operational Support Services”) include overall race operations oversight, including pre and post-event planning and evaluation; overall responsibility for track preparation and emergency response; electronics, timing and scoring; emergency medical services; radio communications; racer and event worker processing; responsibilities for operating the starting line, pit control, staging and turnaround; and event security coordination.

HDP maintains exclusive decision-making responsibility with respect to all other activities including (i) overall event planning, (ii) event scheduling and operations, (iii) media activities, (iv) ticketing, (v) broadcasting activities, and (vii) post-event financial reconciliation.

HDP shall pay the Association for rendering such Operational Support Services the fees set forth in the Annual Operating Plan for the coming race year. The fees to be paid by HDP to the Association for the Operational Support Services will be determined by reference to a base budget based upon costs associated with the 2006 racing season plus a 4% annual cost of living adjustment. The Association will also receive a service fee applicable to such year’s base budget equal to one percent in 2009 and increasing one percentage point annually to a maximum of 5% commencing in 2013. HDP will also pay to the Association an amount equal to reasonable, actual costs, increased by the applicable service fee percentage, incurred by the Association in connection with (A) HDP’s operating plan additions or modifications and/or (B) weather impacted costs in excess of the 2006 racing season. Commencing with the 2013 racing season, the parties will adopt a new “zero-based” annual budget process where a new baseline budget will be established to replace the 2006 racing season as the relevant baseline.

The fees for the Operational Support Agreement for 2008 will be based on the actual 2006 expenses plus 8.16%. In 2006 a total of $1.5 million was spent on the operational support services. $1.4 million was spent on salaries, wages, benefits and per diem for the personnel required to fulfill the obligations of the Operational Support Agreement. An additional $90 thousand was spent on general and administrative expenses the largest of which included workers’ compensation insurance and contract labor.

All travel (including hotel, airfare and car rental) for the Operational Support Services shall be booked by and through HDP. The level and quality of such travel services and accommodations shall be at least as good as the level and quality utilized by the Association during the 2006 NHRA racing season. The actual travel costs incurred by the Association with respect to each Annual Operating Plan shall be paid by HDP, even if such travel costs exceed the prior years’ travel costs.

HDP agrees to provide, at its expense, all of the facilities, equipment, materials, supplies, personnel and services necessary in order for the Association to render the Operational Support Services, including those specified in the Sanctioning Agreement and the NHRA Rulebook, in an amount and quality at least comparable to that occurring during the 2006 racing season.

Unless earlier terminated or renewed by mutual consent, the term of the agreement expires following the last National Event of the 2032 NHRA racing season, subject to automatic one-year renewals unless HDP has elected to allow the agreement to terminate on the then current expiration date.

If at any time during the term the Association commits (i) four or more “major breaches” within ten calendar years, (ii) three of more major breaches within five calendar years or (iii) two or more major breaches within any single calendar year, then HDP shall have the right to terminate the agreement. A “major breach” is defined as either (A) the failure of the Association to perform the operational support services with a quality or level of service no less than that occurring during the 2006 racing season, which failure results in the inability to crown a champion in any class of professional drag racing conducted at an event; or (B) any other failure by the Association to perform its obligations under the agreement which would constitute a breach sufficient under California law to entitle HDP to terminate the agreement. A failure to perform as a result of a force majeure event is not deemed a major breach.

Brand License Agreement

The primary purposes of the Brand License Agreement is to set forth the various rights, restrictions and responsibilities of NHRA Pro Racing and the Association with respect to (i) use of existing NHRA marks, (ii) creation of new NHRA marks, (iii) the preservation of category exclusivity for certain racing series sponsors, and (iv) use of NHRA marks in the corporate name of HDP’s professional drag racing subsidiary.

Pursuant to the provisions of the Brand License Agreement, the Association grants to HDP: (a) a perpetual, non-transferable, sub- licensable, exclusive (even as to the Association) worldwide, royalty free, fully paid license to use certain Association owned marks (“Association Owned Marks”) to market, promote and otherwise operate the Purchased Business in accordance with the terms of the Ancillary Agreements; and (b) the right to create new marks incorporating “NHRA” or other Association Owned Marks and to create new composite marks (collectively, the “HDP Created Marks”). HDP Created Marks and the Association-owned composite marks assigned to HDP in the Asset Purchase Agreement are designated as “HDP Owned Marks.”

HDP is also granted the exclusive right to create and market various products using Association Owned Marks (other than certain Association composite marks); the exclusive right to convey “Official Product (Service) of the NHRA” status to any product or service; and the right to use “NHRA” together with another word in its corporate name.

HDP grants to the Association a non-transferable, sub licensable, non-exclusive, perpetual, worldwide, royalty free, fully paid license to use the HDP Owned Marks for (a) marketing and promotion activities that generally benefit both HDP and Association, (b) to operate the Retained Business and (c) as required to perform Association’s obligations to HDP under the Ancillary Agreements.

Each party may sublicense the other party’s marks licensed to it hereunder to third parties to enable such party to better exploit the license granted to it provided that any sublicensee must abide by the same terms and conditions binding each of the parties.

In order to preserve the value to sponsors of any racing series, the parties agree to preserve category exclusivity for any sponsor whose name is included in the name of any drag racing series ( “Series Name Sponsor”) provided that each party is limited to exclusivity in no more than 3 business categories at any time. The parties agree to honor all existing series sponsorship agreements and any renewals of such sponsorships containing substantially the same scope of exclusivity as set forth in the existing agreements. Existing Series Name Sponsors are The Coca-Cola Company, Lucas Oil Products, Inc., Autosales, Inc. and Sony Mobile Electronics.

HDP agrees that it will not use the name “National Hot Rod Association” or the initials “NHRA” without an additional word and to certain other restrictions with respect to HDP’s corporate name. HDP is given the rights to use the initials “NHRA” in combination with another word or words such as “NHRA Pro Racing.” HDP is given ownership of the domain name www.NHRA.com.

HDP is given a right of first refusal to buy any of the Association Owned Marks should the Association decide to sell one or more of them in the future.

Within the U.S. the Association has the exclusive right to file and prosecute, at its own expense, trademark applications and is obligated to take the steps necessary to protect such trademarks. If the Association fails to do so, then HDP has the right to do so. Outside of the U.S., the Association shall also have the right to do such filing and prosecution but if it fails to do so then HDP shall have that right.

HDP shall not use the Association Owned Marks in a manner that derogates the Association’s rights therein or the value thereof, and HDP shall take no action that would interfere with, diminish or tarnish those rights or value. HDP shall not at any time intentionally or recklessly do, or suffer to be done by anyone acting on its behalf, any act or thing which will in any way impair the rights of the Association in or to the Association Owned Marks or any application or registration thereof, or which depreciates the value of the Association Owned Marks, or their reputation or goodwill. HDP shall conduct its business in a manner that will reflect positively on the Association Owned Marks at all times. The Association shall not use the HDP Owned Marks in a manner that derogates HDP’s rights therein or the value thereof, and the Association shall take no action that would interfere with, diminish or tarnish those rights or value. The Association shall not at any time intentionally or recklessly do, or suffer to be done by anyone acting on its behalf, any act or thing which will in any way impair the rights of HDP in or to the HDP Owned Marks or any application or registration thereof, or which depreciates the value of the HDP Owned Marks, or their reputation or goodwill. The Association shall conduct its business in a manner that will reflect positively on the HDP Owned Marks at all times.

All products shall be of such quality as will, in the Association’s reasonable judgment, protect and enhance the goodwill, image and reputation adhering to the Association Owned Marks. The products created, sold, promoted, or advertised in association with any of the Association Owned Marks, and their related trade dress, containers, and advertising and promotional materials, shall be of a style, specification, appearance, workmanship, and quality, at or above the level of quality of products provided by the Association.

The term of the license is indefinite and neither party can terminate the Brand License Agreement or withdraw the licenses issued or the rights granted thereunder except upon the occurrence of a “Change of

Control” within three years of the completion of the Asset Acquisition or, if the Association does not sell any of HDP’s stock, within four years of the completion. If a Change of Control occurs within such time period, then the Association may, within 180 days of receiving notification of such a change, terminate the Brand License Agreement. If such a termination occurs, then after a 180 day wind down period HDP cannot use any of the brand names licensed to it or even those owned by it which utilize any of the Association’s marks. “Change of Control” may be summarized as follows: (i) acquisition of beneficial ownership in more than 50% of the voting shares of HDP by a Conflicted Person (as defined below); (ii) approval by HDP shareholders of a business combination involving substantially all of HDP’s assets that results in a Conflicted Person acquiring or receiving more than 50% of the voting shares of HDP or any entity which acquires substantially all of HDP’s assets; (iii) board approval of a plan to dissolve or liquidate HDP; (iv) acquisition of beneficial ownership in more than 30% of the voting shares of HDP by a Conflicted Person followed by certain changes in the makeup of the Board’s majority during the one year period following such acquisition; or (v) any other event that results in a Conflicted Person obtaining control of HDP. A “Conflicted Person” is any person who is: (a) either a supplier to, vendor to, or competitor of the motor vehicle racing activities of the Association or HDP; (b) any person who is a motor vehicle race track owner; (c) any person who is a race driver or race team owner in any event being operated now or at the time of the proposed Change of Control by the Association or HDP; or (d) any person who sanctions any auto racing event or activity.

Promotional Access Agreement

Under the terms of the Promotional Access Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, HDP will agree to permit the Association and its sponsors to conduct certain promotional activities in conjunction with the Association races conducted at HDP’s National Events.

Such promotional activities include availability of on site promotional media such as track signage and race program advertising; access for Association membership activities; a specified number of race tickets and related parking; access for Association photographers, videographers and writers; display space for activities included within the Retained Business; suite access; space, access and tickets for youth programs; right to conduct limited exhibitions of junior drag racing league cars at National Events; access benefits and facilities necessary to fulfill Association sponsor obligations; and press conference access around Association racing programs.

The access to these promotional activities is to be provided by HDP in an amount, quality and visibility no less that that occurring during the 2006 racing season (or, in certain instances, the 2007 racing season). These above items are provided at no cost to the Association (other than certain costs the Association itself incurs in accessing these benefits; e.g., the cost of erecting and dismantling displays).

The term of the agreement is 25 years and will expire at the end of the 2032 NHRA racing season, subject to automatic one-year renewals unless HDP has elected to allow the agreement to terminate on the then current expiration date.

Association Drag Racing Access Agreement

The 23 National Events at which Professional Drag Racing currently takes place (commonly known as the POWERade Series) include certain non-professional Association sponsored races (the “NE Association Races”) which take place at the National Events between the various rounds of Professional Drag Racing. HDP and the Association have provided for that relationship to continue pursuant to the Association Drag Racing Access Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition. The Association has the right to require HDP to continue to conduct NE Association Races at the National Events to the same extent as conducted during the 2006 racing season. Commencing with the 2013 NHRA racing season until the expiration of the Association Drag Racing Access Agreement, HDP shall have the right to reduce the number of vehicles competing in NE Association Races conducted at existing national series and existing National Events by up to ten (10%) percent per year, up to an aggregate reduction in NE Association Races of fifty (50%) percent. The term of the Association Drag Racing Access Agreement is 25 years, subject to automatic one-year renewals unless HDP has elected to allow the agreement to terminate on the then current expiration date.

During the term of the Association Drag Racing Access Agreement an annual access fee of $800,000 shall be paid by the Association to HDP in return for the access provided for in this agreement, subject to a proportionate reduction if HDP exercises its right to reduce the number of vehicles racing in the National Events.

HDP is obligated, with respect to the NE Association Races that it conducts at the National Events to provide certain benefits such as trophies and purses, subject to cost sharing provisions. Specifically, HDP must provide: (i) cash purses, trophies, other awards and award ceremonies, and sportsman performance benefits, for NE Association Races; and (ii) HDP shall have the right to collect and retain for its account all participant entry fees, additional participant credential fees, late fees and transfer fees for those participating in the NE Association Races, although generally the Association shall have the right to determine the amounts thereof. The Association shall reimburse HDP for 50% of the prize monies for all NE Association Races conducted at National Events up to a maximum amount of $1,032,000, subject to certain permitted reimbursement exclusions and increases, and for the cost of trophies and other non-cash prizes for such races.

Registration Rights Agreement

Under the terms of the Registration Rights Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, HDP will grant to the Association and its affiliates certain registration rights to allow them to resell the shares of HDP received in the Asset Acquisition in accordance with the federal securities laws.

HDP commits to provide the Association with up to two demand registrations on Form S-1 beginning one year after the closing of the Asset Acquisition (the “Anniversary Date”). The demand must be for a number of shares at least equal to 20% of the 1,256,447 shares of HDP common stock transferred to it as part of the purchase price (“Initial Shares”). Any demand registration may be effected on Form S-3 whenever HDP is permitted to use Form S-3.

In addition, the holders of the Initial Shares may at any time after the Anniversary Date and from time to time, require HDP to register the resale of any or all of such shares on Form S-3 or any similar short-form registration which may be available for use by the Company at such time. HDP shall not be obligated to effect any such registration if (i) Form S-3 is not available for such offering, or (ii) the holders of the Insider Shares, together with the holders of any other securities of HDP entitled to inclusion in such registration, propose to sell such shares and such other securities (if any) at any aggregate price to the public of less than $1,000,000.

HDP shall not be obligated to effect more than an aggregate of five (5) registrations (including any demand registrations on Form S-1 and/or S-3). The Association’s demand registration rights (including registrations on Form S-1 and S-3) expire on the earlier to occur of (i) 7 years from the Anniversary Date, or (ii) when the Association and its affiliates own less than 20% of the Initial Shares.

If at any time after the Anniversary Date, HDP files a registration statement under the Securities Act with respect to the offering of its equity securities than, except for certain limited exceptions (such as those involving a convertible debt offering or in connection with a merger) HDP must offer the Association the opportunity to participate in such offering by offering some or all of its Initial Shares for sale pursuant to such registration statement. The Association’s right to participate in such a registration is subject to certain restrictions including the right of HDP to reduce the number of Association Initial Shares to be registered under certain circumstances. These rights expire after the seventh year anniversary of the Asset Acquisition. The Association has the right to request no more than five (5) such piggy-back registration rights.

Other than in connection with any demand registration on Form S-1 or Form S-3 initiated by the Association prior to the second anniversary of the Asset Acquisition (unless a “Change of Control” under the Brand License Agreement has occurred), HDP agrees to bear all costs and expenses in connection with the registrations. Prior to the second anniversary of the Asset Acquisition, HDP is not obligated to pay any of such costs. In all cases the Association, not HDP, will pay for any underwriter’s costs and expenses incurred in connection with any such registration or resulting sale.

Employment & Consulting Agreements

On the date that the Asset Purchase Agreement was executed, (i) Thomas Compton entered into (A) an employment agreement with HDP and (B) a consulting agreement with the Association, and (ii) Peter Clifford entered into (A) a new employment agreement with the Association and (B) a consulting agreement with HDP, each of which is subject to, and only becomes effective upon, the consummation of the transactions contemplated by the Asset Purchase Agreement.

Thomas Compton’s Employment Agreement with HDP

Effective upon completion of the Asset Acquisition, HDP will employ Mr. Compton (“Executive”) for a term of five years as the CEO and President of NHRA Pro Racing, and he will become a member of the NHRA Pro Racing board of directors. Executive’s Base Salary will be $500,000 for the first year of employment and $550,000 for each subsequent year. At the beginning of each of the third year through the fifth year, inclusive, the base salary for the then ensuing year will be subject to a review and increase (but not decrease) in the sole discretion of the Board (but in no event less than 5% per year). Executive will also be entitled to an annual bonus equal to 50% of the Base Salary (the “bonus”). The bonus is not contingent upon the occurrence or nonoccurrence of any event. Executive will receive annual grants of 100,000 shares of HDP’s common stock at the end of the first and second years, and annual grants of 50,000 shares of HDP’s common stock at the end of the third through fifth years (“Share Grants”). If all of the Share Grants are made, Executive will receive a total of 350,000 shares of HDP’s common stock over the five year term. Executive will also be entitled to fringe benefits at least comparable to those he enjoyed while employed by the Association. It is understood and agreed by the parties that Executive will remain as a board member of the Association, that he will also act as a consultant to the Association during the term of the employment agreement and that he may be employed by the Association on a full or part time basis after his employment agreement is terminated and during any period that Executive is acting as a consultant to NHRA Pro Racing. However, in the event of any conflict during the term of his employment agreement between his duties to NHRA Pro Racing and the Association, his duties to NHRA Pro Racing will prevail.

The agreement may not be terminated by the Company without Cause (as defined below), or by Executive without Good Reasons (as defined below) prior to the completion of the second anniversary of employment. The agreement and the employment of Executive may be terminated without cause by either party effective at any time on or after completion of the second anniversary, by giving at least sixty days (60) written notice of termination to the other party. If Executive or the Company terminates the agreement without cause at any time after the second anniversary until the fifth anniversary, then (x) Executive shall be entitled to the compensation earned by him up to and including the effective date of termination; and (y) the Company will be obligated to enter into a consulting agreement with Executive (the “Consulting Agreement”) commencing as of the date of such termination and ending on the fifth anniversary. If for any reason the Company does not enter into the Consulting Agreement after a termination without cause, the Executive will nonetheless be entitled to a full payout of all compensation, and benefits during the balance of the five year term hereof, at the times and in the amounts required pursuant to the terms of the Consulting Agreement that should have been entered into by the Company.

Termination for Cause

The Company may, at its election, terminate the agreement for Cause and terminate the employment of Executive immediately upon giving written notice to Executive of his termination for Cause, subject to the notice to cure provisions set forth below. The term “Cause” shall mean any one or more of the following occurrences, or acts or omissions committed by Executive:  alcohol or substance abuse; misappropriation of  Company assets; failure to cure a material breach within a 30 day notice period; physical or mental disability for a specified period of time; or conviction of a crime involving moral turpitude; and death.

In the event that the Company terminates the agreement for Cause, Executive shall be entitled to the compensation earned by him up to and including the effective date of termination as provided for in the agreement, including, but not limited to, the pro rata amount of any Bonuses to which he would have been entitled had he remained with the Company through the end of the year in which the termination occurred. The foregoing notwithstanding, should disability be the cause for termination, Executive shall continue to receive following the effective date of termination, two (2) years of Base Salary in amounts that would have been payable under the agreement (but no Bonus) and shall continue to receive during such two year period all share grants and other fringe benefits, including health insurance, or the financial equivalent thereof. Should death be the cause for termination, Executive’s estate shall receive one (1) year of Base Salary in an amount equivalent to the amount last earned and any share grants deliverable during such period.

Termination for Good Reason

Executive may, at his election, terminate the agreement for good reason and terminate his employment immediately upon giving written notice to the Company of his termination for good reason, but subject to the Company’s rights of cure as stated below. The term “good reason” shall mean the continuation of any one or more of the following circumstances after written notice given to the Company by Executive setting forth in reasonable detail the actions or inactions of the Company that the Executive wants remedied, and the failure of the Company to remedy such circumstance(s) within thirty (30) days of receipt of such written notice: a reduction in Executive’s pay or fringe benefits; a failure to pay amounts due to him; a material breach by the Company of the terms of the agreements; assignment of duties inconsistent with his position as President; a permanent or semi-permanent change in the location of the Company within a two year period; a Change of Control of the Company; or its liquidation or dissolution.

If the Executive terminates the agreement for good reason prior to the end of the second anniversary, then (I) the Company shall be obligated to pay to Executive his salary and Bonus and shall continue to provide Executive with all fringe benefits or the financial equivalent thereof through the end of the second anniversary; and (II) at the end of the second anniversary, the Company will be obligated to enter into the Consulting Agreement.

Under the Consulting Agreement, Executive will be entitled to the same Share Grants that he would have received under the employment agreement and shall receive a consulting fee of $40,000 per month during its term. In return, Executive will be required to consult with NHRA Pro Racing for up to 75 hours per month. The Consulting Agreement will have similar provisions relating to termination with or without cause and with or without good reason.

In addition, if at any time during the term of the employment agreement or, if then in effect, the consulting agreement, there is a “Change of Control” as defined in the Brand License Agreement, then Executive may terminate his employment or consulting agreement, as the case may be, and receive a full payment of an amount equal to what his total Base Salary, Bonus and Share Grants would have been had he remained as an employee under the employment agreement for two years and then become and remained a consultant under the Consulting Agreement over the next three years.

Finally, if his employment or the Consulting Agreement is terminated by NHRA Pro Racing without “cause” or by the Executive for “good reason”, in either case prior to the completion of his second year of employment or consulting, then in addition to all of the payments previously described, Executive shall be entitled to gross-up payments which, after tax, would be sufficient to cover the excise taxes imposed by Internal Revenue Code (“IRC”) Section 4999 to the extent that Executive is deemed to have received payments under Section 280G(b)(2) of the IRC Revenue Code (the “Gross-up Payments”). These Gross-up Payments could result in NHRA Pro Racing paying to Executive a multiple of the total other payments listed above.

Peter Clifford’s Consulting Agreement with HDP

Effective upon completion of the Asset Acquisition, HDP, through NHRA Pro Racing, will hire Mr. Clifford as a senior consultant (the “Consultant”) for a five year term at a rate of $15,000 per month for the first 24 months and $20,833.33 per month for the 25th through the 60th month. In addition, Consultant will be entitled to receive Share Grants for 52,500 shares for each of the first two twelve month periods and Share Grants for 30,000 shares for each of the twelve month periods thereafter, so long as he remains as a consultant to NHRA Pro Racing, for a total of 195,000 Share Grants during the five year term. In return, Consultant is required to consult with NHRA Pro Racing for up to 120 hours per month during first six months, 100 hours per month for the second six months, and 75 hours per month for each month of the remaining term thereafter. Provisions relating to termination similar to those described for Mr. Compton in his employment agreement are also in Consultant’s consulting agreement, including provisions relating to a Change of Control and the Gross-up Payments.

It is understood and agreed by the parties that during the term of his consulting agreement Consultant will remain as a board member of the Association and as the Executive Director and Chief Operating Officer of the Association and that in the event of any conflict between his obligations to the Association and his obligations to NHRA Pro Racing under the consulting agreement, his obligations to the Association will prevail.

Lease

Effective as of the consummation of the Asset Acquisition, HDP will lease to the Association a portion of the existing Association office building that HDP will purchase from the Association. The term of the Lease is three years (the “Initial Term”). The rent during the Initial Term is $8,631 per month ($103,572 annually) plus a pro-rata share of “Operating Costs.”  Except for the first lease year, Operating Costs include but are not limited to, maintenance, utility and service bills, insurance and real estate taxes but exclude certain expenses, such as capital expenditures for equipment and improvements having a useful life of more than 5 years and general overhead expenses of HDP. During the first lease year, Operating Costs do not include real property taxes or insurance. The Associations’ pro-rata share of the Operating Costs is based on Association occupied rentable square footage compared to total rentable square footage in the building.

The Association has two options to extend for 12 months each at a monthly rent of approximately $8,976 (or $107,700 annually), plus a pro-rata share of Operating Costs. If HDP desires to sell the building free of its obligations under the Lease, it may do so by giving notice of its intended sale during the first option term and if the Association then renews the Lease for the second option term, it must vacate the building at any time during the second option period upon 60 days notice from HDP of the scheduled sale date. The Association also has the right to an early termination of the lease after two years upon 60 days notice.

Other Agreements

Pursuant to the terms of the Asset Purchase Agreement, upon the closing of the Asset Acquisition, the Association and HDP will also enter into the following agreements:

(i)            Member Track Agreement. The primary purpose of the Member Track Agreement is for the Association racetracks being transferred to NHRA Pro Racing to become “Member Tracks” on terms and conditions similar to other NHRA Member Tracks. The Member Track Agreement provides NHRA Pro Racing with the benefits of being an NHRA Member Track, including the right to run NHRA sanctioned and promoted events, subject to meeting various safety and other requirements. Each member track agrees to pay the Association an annual membership fee during each year up to a maximum annual fee of $2,500.

(ii)        Responsibility Agreement. HDP and the Association each agrees that it will not grant to any of its affiliates a right to utilize any trademarks in a manner, or authorize or permit any of their affiliates to engage in any conduct or activity, that such party would not itself be permitted to do under the various agreements entered into by the parties. HDP and the Association each further agrees that any activity or conduct by any of its affiliates in violation of such agreements will be treated as a violation of such agreements by such party. In addition, the Association agrees that it will not grant to the Museum any right to utilize any trademarks in a manner that it would not itself be permitted to do under the various agreements entered into by the parties, and the Association agrees that any activity or conduct by the Museum in violation of such agreements will be treated as a violation of such agreements by the Association.

(iii)    Transition Services Agreement. The Association shall provide HDP with, and HDP shall reimburse the Association for its reasonable, out-of-pocket costs and expenses in connection with the provision of the following services for a mutually to be agreed upon transition period: (a) human resources and similar types of employee administrative services with respect to employees of the Association that are transferring to HDP, (b) integration services with respect to HDP’s information technology and systems and associated computer programs, products, equipments and services, and (c) such other transitional and integration services as may be set forth therein.

Regulatory Approvals

We believe that no state or federal regulatory approval is required in connection with the Asset Acquisition other than the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. However, HDP shall obtain all important licenses and permits required to operate the Purchased Business following the Asset Acquisition.

Dissenters’ Rights

Under Delaware law, our stockholders are not entitled to dissenters’ rights for their shares in connection with the Asset Acquisition.

Accounting Treatment

The Asset Acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (``GAAP’’), with HDP being the acquiror. Accordingly, for accounting purposes, the Purchased Assets of the Association will be stated at their fair value based on an appraisal of the Purchased Assets acquired and liabilities assumed. It is anticipated that a significant portion of the purchase price will be allocated to amortizable intangibles and non-amortizable goodwill and intangibles.

Certain Federal Tax Consequences to HDP Stockholders

Since HDP stockholders will not be exchanging or otherwise disposing of their shares of stock in HDP pursuant to the asset acquisition, HDP stockholders will continue to hold their shares of HDP common stock and will not recognize any gain or loss from the Asset Acquisition. However, for those HDP stockholders who exercise their conversion rights and convert their HDP shares into the right to receive cash, such stockholders will generally be required to treat the transaction as a sale of the shares and recognize gain or loss upon the conversion. Such gain should be capital gain or loss if such shares were held as a capital asset on the date of the conversion. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of HDP common stock. A stockholder’s tax basis in his shares of HDP common stock generally will equal the cost of such shares. A stockholder who purchased HDP’s units will have to allocate the cost between the shares of common stock and the warrants comprising the units based on their fair market values at the time of the purchase. Under certain circumstances, if the stockholder actually or constructively still owns shares of HDP common stock after the conversion of shares into cash, the conversion may not be treated as a sale of stock by that stockholder for tax purposes but rather as a corporate distribution. A stockholder may constructively own stock for tax purposes because, among other reasons, stock may be owned by certain family members or affiliated entities or the stockholder may retain warrants in HDP. If the conversion does not qualify as a sale for federal tax purposes but instead is treated as a corporate distribution, then the receipt of cash in the conversion will be treated (i) as a dividend to the extent of HDP’s earnings and profits, (ii) as a reduction of basis in the shares for any excess and (iii) to the extent of any excess over basis, gain from the sale or exchange of shares. HDP stockholders who do not exercise their conversion rights will continue to hold their shares of HDP common stock and as a result will not recognize any gain or loss from the Asset Acquisition.

Advisory Agreement

On March 7, 2007 we engaged Morgan Joseph to render financial advisory and investment banking services relative to the Acquisition and one additional potential acquisition being considered by us at that time. We paid $50,000 up front to Morgan Joseph, with a balance of $250,000 payable only upon consummation of a business combination with the Association or with the other potential acquisition being considered by us at that time.

PROPOSAL 2

THE INCENTIVE PLAN PROPOSAL

Background

The Company’s 2007 Long-Term Incentive Compensation Plan has been approved by the Company’s Board of Directors subject to the approval of our stockholders. The purposes of our Incentive Plan are to create incentives designed to motivate our employees to significantly contribute toward our growth and profitability, to provide our executives, directors and other employees, and persons who, by their position, ability and diligence, are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executives and other employees of outstanding competence, and to provide such persons with an opportunity to acquire an equity interest in us.

We may grant incentive and non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and performance bonuses, or collectively, awards, to our officers and key employees, and those of our subsidiaries. In addition, the Incentive Plan authorizes the grant of non-qualified stock options and restricted stock awards to our directors and to any independent contractors and consultants who by their position, ability and diligence are able to make important contributions to our future growth and profitability. Generally, all of our employees are eligible to participate in our Incentive Plan. No options, restricted stock or other awards under the Incentive Plan have been made or committed to be made as of the date of this proxy statement.

The following is a summary of the material provisions of our Incentive Plan and is qualified in its entirety by reference to the complete text of our Incentive Plan, a copy of which is attached to this proxy statement as Annex D.

Stock Subject to the 2007 Incentive Plan

We have reserved a maximum of 2,500,000 shares of our authorized common stock for issuance upon the exercise of awards to be granted pursuant to our Incentive Plan, provided that the total number of awards which constitute restricted stock awards shall not exceed 1,000,000 shares of common stock. Each share issued under an option or under a restricted stock award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or at the time a restricted stock award is made may be available from authorized but unissued shares or from stock previously issued but which we have reacquired and hold in our treasury.

In the event of any change in our outstanding common stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, asset acquisition, consolidation, issuance of rights or other similar transactions, the number of shares of our common stock which may be issued upon exercise of outstanding options, and the exercise price of options previously granted under our Incentive Plan, will be proportionally adjusted to prevent any enlargement or dilution of the rights of holders of previously granted options as may be appropriate to reflect any such transaction or event.

Administration

Our Board or a committee of the Board will administer the Incentive Plan. In connection with the administration of our Incentive Plan, the Board or a committee of the Board, with respect to awards to be made to any person who is not one of our directors, will:

•      determine which employees and other persons will be granted which awards, if any, under our Incentive Plan;

•      determine the time or times to grant the awards to those selected to participate;

•      determine the exercise price for options and the acceleration of vesting or performance period of an award; and

•      prescribe any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

With respect to stock options or restricted stock awards to be made to any of our directors, a committee of the Board will make recommendations to our Board of Directors as to:

•      which of such persons should be granted stock options, restricted stock awards, performance units or stock appreciation rights;

•      the terms of proposed grants of awards to those selected by our Board of Directors to participate;

•      the exercise price for options; and

•      any limitations, restrictions and conditions upon any awards.

Any grant of awards to any of our directors under our Incentive Plan must be approved by our Board of Directors.

In addition, the Board or a committee of the Board will:

•      interpret our Incentive Plan; and

•      make all other determinations and take all other action that may be necessary or advisable to implement and administer our Incentive Plan.

Types of Awards

Our Incentive Plan permits the grant of the following types of awards.

Stock Options.   Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Incentive Plan will be determined by our Board of Directors or a committee of the Board at the time of the grant, but will not be less than fair market value on the date of the grant. Our Board of Directors or a committee of the Board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Board of Directors or committee of the Board may, in its discretion, impose limitations on exercise of all or some options granted under our Incentive Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our Incentive Plan will vest at rates specified in the option agreement at the time of grant; however, all options granted under our Incentive Plan will vest upon the occurrence of a change of control, as defined in the Incentive Plan. Our Incentive Plan also contains provisions for our Board of Directors or a committee of the Board to provide in the participants’ option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event of retirement or other termination of employment. No cash consideration is payable to us in exchange for the grant of options.

Our Incentive Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 422 of the Code. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more that 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

The exercise price for Non-Qualified Options may not be less than the fair market value of our common stock on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. The exercise price of stock options may be paid in cash, in whole shares of our common stock, in a combination of cash and our common stock, or in such other form of consideration as our Board of Directors or the committee of the Board may determine, equal in value to the exercise price. To the extent authorized by the Board and permitted under applicable law, options may be exercised in accordance with any cashless exercise program then in effect. In no event may a stock option be exercised after the expiration of its stated term.

Stock Appreciation Rights.   A stock appreciation right permits the grantee to receive an amount of common stock equal to the number of stock appreciation rights exercised by the grantee multiplied by the excess of the fair market value of our common stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option; provided, however, that if granted in tandem with an option, a participant’s election to exercise one award automatically terminates the tandem award. The exercise price of stock appreciation rights granted under the Incentive Plan will be determined by the Board of Directors or a committee of the Board; provided, however, that such exercise price cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted (subject to adjustments). A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Board of Directors or a committee of the Board.

Restricted Stock.   Restricted shares of our common stock may be granted under our Incentive Plan subject to such terms and conditions, including employment during the restriction period, forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the Board of Directors or a committee of the Board may determine to be appropriate at the time of making the award. In addition, the Board of Directors or a committee of the Board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by us until such restrictions lapse. The Board of Directors or a committee of the Board, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee.

Performance Units.   The Incentive Plan permits grants of performance units, which are rights to receive cash payments equal to the difference (if any) between the fair market value of our common stock on the date of grant and its fair market value on the date of exercise of the award, except to the extent otherwise provided by the Board of Directors or a committee of the Board or required by law. Such awards are subject to the fulfillment of conditions that may be established by the Board of Directors or a committee of the Board including, without limitation, the achievement of performance targets based upon the factors described above relating to restricted stock awards.

Performance Bonus.   The Incentive Plan permits grants of performance bonuses, which may be paid in cash, common stock or combination thereof as determined by the Board of Directors or a committee of the Board. The maximum value of performance bonus awards granted under the Incentive Plan shall be established by a committee of the Board at the time of the grant. An employee’s receipt of such amount will be contingent upon achievement of performance targets during the performance period established by the Board or a committee of the Board. The performance targets will be determined by the Board of Directors or a committee of the Board based upon the factors described above relating to restricted stock awards. Following the end of the performance period, the Board of Directors or a committee of the Board will determine the achievement of the performance targets for such performance period. Payment may be made within 60 days of the Board’s certification that the performance target has been achieved, unless the participant previously elected to defer payment. Any payment made in shares of common stock will be based upon the fair market value of the common stock on the payment date.

Transferability

With the exception of Non-Qualified Stock Options, awards are not transferable other than by will or by the laws of descent and distribution. Non-Qualified Stock Options are transferable at the discretion of the Board. Restricted stock awards are not transferable during the restriction period.

Termination of Employment/Relationship

Unless otherwise accelerated, awards granted under our Incentive Plan that have not vested will generally terminate immediately upon the grantee’s termination of employment or business relationship with us or any of our subsidiaries for any reason other than retirement with our consent, disability or death. The Board of Directors or a committee of the Board may determine at the time of the grant that an award agreement should contain provisions permitting the grantee to exercise the stock options for any stated period after such termination, or for any period the Board of Directors or a committee of the Board determines to be advisable after the grantee’s employment or business relationship with us terminates by reason of retirement, disability, death or termination without cause. Incentive Stock Options will, however, terminate no more than three months after termination of the optionee’s employment, twelve months after termination of the optionee’s employment due to disability and twelve months after termination of the optionee’s employment due to death. In no event shall any options or SARs be exercisable past their expiration dates. The Board of Directors or a committee of the Board may permit a deceased optionee’s stock options to be exercised by the optionee’s executor or heirs during a period acceptable to the Board of Directors or a committee of the Board following the date of the optionee’s death but such exercise must occur prior to the expiration date of the stock option.

Dilution; Substitution

As described above, our Incentive Plan will provide protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, asset acquisitions, consolidations, reorganizations or similar transactions. New award rights may, but need not, be substituted for the awards granted under our Incentive Plan, or our obligations with respect to awards outstanding under our Incentive Plan may, but need not, be assumed by another corporation in connection with any asset acquisition, consolidation, acquisition, separation, reorganization, sale or distribution of assets, liquidation or like occurrence in which we are involved. In the event that our Incentive Plan is assumed, the stock issuable with respect to awards previously granted under our Incentive Plan shall thereafter include the stock of the corporation granting such new option rights or assuming our obligations under the Incentive Plan.

Amendment of the Incentive Plan

Our Board may amend our Incentive Plan at any time. However, without stockholder approval, our Incentive Plan may not be amended in a manner that would:

•      increase the number of shares that may be issued under our Incentive Plan;

•      materially modify the requirements for eligibility for participation in our Incentive Plan;

•      materially increase the benefits to participants provided by our Incentive Plan; or

•      otherwise disqualify our Incentive Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Awards previously granted under our Incentive Plan may not be impaired or affected by any amendment of our Incentive Plan, without the consent of the affected grantees.

Accounting Treatment

Under generally accepted accounting principles with respect to the financial accounting treatment of stock options used to compensate employees, upon the grant of stock options under our Incentive Plan, the fair value of the options will be measured on the date of grant and this amount will be recognized as a compensation expense ratably over the service period, usually the vesting period. Stock appreciation rights granted under the Incentive Plan must be settled in common stock. Therefore, stock appreciation rights granted under the Incentive Plan will receive the same accounting treatment as options. The cash we receive upon the exercise of stock options will be reflected as an increase in our capital. No additional compensation expense will be recognized at the time stock options are exercised, although the issuance of shares of common stock upon exercise may reduce basic earnings per share, as more shares of our common stock would then be outstanding.

When we make a grant of restricted stock, the fair value of the restricted stock award at the date of grant will be determined and this amount will be recognized over the service period of the award, usually the vesting period. The fair value of a restricted stock award is equal to the fair market value of our common stock on the date of grant.

Due to consideration of the accounting treatment of stock options and restricted stock awards by various regulatory bodies, it is possible that the present accounting treatment may change.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under our Incentive Plan.

Incentive Stock Options.   An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options.   An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as capital gain or loss, short- or long-term depending on the length of time the stock was held by the optionee before sale.

Stock Appreciation Rights.   A participant realizes no taxable income and we are not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a stock appreciation right will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a stock appreciation right, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Restricted Stock Award.   A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Internal Revenue Code (the “Code”) permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Performance Units and Performance Bonuses.   A participant realizes no taxable income and we are not entitled to a deduction when performance units or performance bonuses are awarded. When the performance units or performance bonuses vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m) of the Code.   Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the Incentive Plan could be limited by Section 162(m) of the Code. The Incentive Plan has been designed to provide flexibility with respect to whether restricted stock awards or performance bonuses will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the vesting restrictions relating to any such award are based solely upon the satisfaction of performance goals, then we believe that the compensation expense relating to such an award will be deductible by us if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award (such as the occurrence of a change in control or vesting based upon continued employment with us).

Certain Awards Deferring or Accelerating the Receipt of Compensation.   Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards which may be granted under the plan may constitute deferred compensation subject to the Section 409A requirements. It is our intention that any award agreement governing awards subject to Section 409A will comply with these new rules.

Required Vote

Approval of our Incentive Plan will require the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR’’ THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL 3

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows HDP’s board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition.

Consequences if Adjournment Proposal is not Approved

If an adjournment proposal is presented to the meeting and is not approved by the stockholders, HDP’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the acquisition. In such event, HDP will be required to liquidate assuming it is not able to consummate another business combination by June 6, 2008.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of HDP’s common stock voting in person or by proxy at the meeting. If the acquisition proposal is approved and fewer than 20% of the stockholders exercise their conversion rights, then there would be no need for the adjournment proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR’’ THE APPROVAL OF AN ADJOURNMENT PROPOSAL.

PROPOSAL 4A and 4B

DIRECTOR PROPOSAL

HDP’s board of directors is currently divided into two classes, each of which generally serves for a term of two years, with only one class of directors being elected in each year. Assuming approval of the Acquisition, HDP’s board of directors will no longer be classified. As a result, five directors will be elected at the special meeting to hold office for a term expiring at the next annual meeting of stockholders. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

Messrs. James E. Meyer, Steven J. Cox, Eddy W. Hartenstein, Martin E. Gottlieb and Henry Goldberg have been nominated as candidates for election. The election of the foregoing as directors is conditional upon the approval of the Acquisition Proposal, however there is no continuing obligation for them to remain as directors following the Acquisition. There are not now, nor have there ever been, any other arrangements, agreements or understandings regarding the selection and nomination of HDP’s directors. Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

In the event the Asset Acquisition is approved, then the Board of Directors of HDP will no longer be classified into two classes and, at the consummation of the Acquisition and assuming the election of the individuals set forth below, the board of directors of HDP will be as follows:

Name	Age	Position
Eddy. W. Hartenstein	56	Chairman of the Board
James E. Meyer	52	Director
Steven J. Cox	45	Director
Henry Goldberg	67	Director
Martin E. Gottlieb	60	Director

In the event that the Asset Acquisition is not approved, then according to HDP’s Amended and Restated Certificate of Incorporation, the term of office of the first class of directors, consisting of Robert L. Meyers and Steve Cox, expires at this meeting. In this case, Messrs. Robert L. Meyers and Steven J. Cox have been nominated as candidates for election. Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees in the event the Asset Acquisition is not approved. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

In the event that the Asset Acquisition is not approved and assuming the election of Robert L. Meyers and Steven J. Cox, the board of directors and management positions of HDP will be as follows:

Name	Age	Position
Eddy. W. Hartenstein	56	Chairman of the Board, President and Chief Executive Officer
Robert L. Meyers	59	Chief Financial Officer, Treasurer and Director
Steven J. Cox	45	Executive Vice President and Director
Henry Goldberg	67	Director
Martin E. Gottlieb	60	Director

Information about Nominees

Eddy W. Hartenstein has been our Chairman, President and Chief Executive Officer since December 2005. Mr. Hartenstein retired on December 31, 2004 from his position as Vice Chairman of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation) and as a member of The DIRECTV Group Board of Directors. Prior thereto, Mr. Hartenstein was Chairman and CEO of DIRECTV, Inc., from 2001 to 2003. Mr. Hartenstein was also President of DIRECTV, Inc. from its inception in 1990 to 2001, where he was responsible for assembling the DIRECTV management team and guiding its strategic efforts to develop the business infrastructure necessary to launch the U.S. direct-to-home entertainment distribution service. From 1987 through 1990, Mr. Hartenstein was Senior Vice President of Hughes Communications, Inc. Between 1984 and 1987, Mr. Hartenstein served as President of Equatorial Communications Services Company, which was subsequently acquired by GTE. Prior to joining Equatorial, Mr. Hartenstein was Vice President of Hughes Communications, from 1981 to 1984. Mr. Hartenstein joined Hughes Aircraft Company in 1972. Before transferring to Hughes Communications in 1981, he held a succession of engineering, operations, and program management positions at Hughes Aircraft Company’s Space and Communications Division and NASA’s Jet Propulsion Laboratory. Mr. Hartenstein received Bachelor’s degrees in Aerospace Engineering and Mathematics from California State Polytechnic University, Pomona in 1972. He received an M.S. degree in Applied Mechanics from Cal Tech in 1974 while a Hughes Aircraft Company Masters Fellow. Mr. Hartenstein currently serves on the Board of Directors of Thomson S.A., SanDisk Corp., XM Satellite Radio Holdings Inc., Energy Innovations, Inc. and the Consumer Electronics Association. Mr. Hartenstein was elected as a member of the National Academy of Engineering in 2001and was inducted into the Broadcasting & Cable Hall of Fame in 2002, and received an Emmy Award for lifetime achievement from the National Academy of Television Arts and Sciences in 2007.

James E. Meyer has been at Sirius Satellite Radio as President of Operations and Sales since April 2004. As President of Operations and Sales, Mr. Meyer oversees OEM sales, including Sirius’s relationships with Chrysler, Ford and BMW, among others, as well as aftermarket sales, including Sirius’s relationships with Best Buy, Circuit City and RadioShack, among others; business operations; product management, including Sirius’s relationships with Delphi, JVC, Kenwood and RCA, among others; customer service and customer retention; engineering; and technology. Mr. Meyer is also President of Aegis Ventures Incorporated, a consulting firm that provides general management services. From December 2001 until 2002, Mr. Meyer served as special advisor to the Chairman of Thomson Multimedia, Inc. (“Thomson”). From January 1997 until December 2001, Mr. Meyer served as the Senior Executive Vice President for Thomson as well as Chief Operating Officer for Thomson Consumer Electronics, where he had responsibility for the Thomson North America business unit as well as the worldwide digital products division. From 1992 until 1996, Mr. Meyer served as Thomson’s Senior Vice President of Product Management. Mr. Meyer has held positions in the financial departments of such companies as RCA, General Electric and Thomson. Mr. Meyer serves as a director of Gemstar/TV Guide where he is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Meyer received a Bachelor of Science degree in Economics in 1976 and a Masters of Business Administration in 1979 from St. Bonaventure University. Mr. Meyer also serves as member of St Bonaventure University Board of Trustees.

Robert L. Meyers has been our Chief Financial Officer, Treasurer and a director since December 2005. From 2004 until December 2005, Mr. Meyers was retired and managing his personal portfolio. From 2001 to 2004, Mr. Meyers was an Executive Vice President of DIRECTV, Inc., a unit of Hughes Electronics Corporation (which changed its name to The DIRECTV Group in 2004). In this position, Mr. Meyers was responsible for customer satisfaction, which included the installation and service network, customer service, marketing and customer loyalty and retention. Prior to this position, Mr. Meyers was Executive Vice President and Chief Financial Officer of DIRECTV, Inc., from 1996 to 2001, where he was responsible for all internal and external financial affairs for DIRECTV, Inc. Mr. Meyers joined DIRECTV, Inc. in 1996 from the corporate headquarters of Hughes Electronics, where he served a dual role as Director of Investor Relations and Corporate Financial Planning. From 1989 to 1993, Mr. Meyers was Controller of Electro-Optical and Data Systems Group, a unit of Hughes Aircraft Company. With Hughes since 1972, Mr. Meyers held progressively responsible finance positions within the company. Prior to appointments at Space and Communications Group Finance and the Commercial Satellite Systems Division, he participated in the Corporate Business Management Development Rotation program with assignments in Radar Systems Group, Missile Systems Group, Malibu Research Laboratories and Electro-Optical and Data Systems Group. Mr. Meyers earned his Bachelor’s and Master’s degree in Business Administration from the University of Southern California in 1970 and 1972, respectively.

Steven J. Cox has been our Executive Vice President and a director since December 2005. From September 2001 to March 2005, he served as Executive Vice President of DIRECTV, Inc., a business unit of Hughes Electronics Corporation (which changed its name to The DIRECTV Group, Inc. in 2004). In this position, Mr. Cox was responsible for overseeing all aspects of the company’s sales and distribution strategy, including national sales accounts, distributor and buying groups, new sales programs, direct sales, commercial sales and programs for multiple dwelling units, as well as the sales operations function supporting these activities. Prior to overseeing sales and distribution, Mr. Cox served as Executive Vice President of DIRECTV Global Digital Media from April 2000 to September 2001 and as Senior Vice President of New Ventures from March 1997 to April 2000, where he was responsible for structuring and negotiating DIRECTV’s strategic partnerships, acquisitions and investments, as well as developing new business opportunities. As Senior Vice President of New Ventures, Mr. Cox also oversaw DIRECTV’s regulatory and legislative affairs and DIRECTV’s Signal Integrity unit. Mr. Cox joined DIRECTV in 1995 as Vice President, Business Affairs and General Counsel. Prior to his involvement with DIRECTV, he was corporate counsel for Science Applications International Corporation (SAIC) from July 1992 to January 1995. Mr. Cox’s primary responsibilities at SAIC included acquisitions and divestitures, strategic alliances and joint ventures. Before joining SAIC, Mr. Cox was an associate with the law firm of Gray, Cary, Ames and Frye from 1990 to 1992 and Latham & Watkins LLP from 1988 to 1990. Mr. Cox received a Bachelor of Science degree in business administration in May 1983 from the University of Illinois at Urbana-Champaign. He also received his J.D. at Stanford Law School in June 1987.

Henry Goldberg has been a Director since April 2006. He is a founding partner of Goldberg, Godles, Wiener & Wright, a telecommunications and information technology law firm in Washington D.C. formed in 1983. From 1975 to 1983, Mr. Goldberg was a partner with Verner, Liipfert, Berhard & McPherson in Washington D.C. From 1971 through 1975, Mr. Goldberg was Deputy General Counsel & General Counsel in the White House Office of Telecommunications Policy. Mr. Goldberg received an A.B. degree from Boston University in 1961 and received his LLB, cum laude, from Columbia University in 1964. Mr. Goldberg is a member of the American Bar Association (ABA) Committee on Agency Rule Making

and its Special Committee on Communications. Mr. Goldberg was the past Chairman of the ABA Committee on Communications. He is also a member of the International Bar Association (IBA) and former Co-Chairman of its Communications Committee. Mr. Goldberg is a member of the Federal Communications Bar Association (FCBA) and has been the Co-Chairman of the FCBA Engineering and Technical Practice Committee from 1996 to the present.

Martin E. Gottlieb has been a Director since April 2006. Mr. Gottlieb is a founder and Managing Director of Argent Group Ltd., a boutique investment banking firm specializing in asset-based structured financings of capital assets. Serving as Argent’s President and Chief Executive Officer since its formation in 1982, Mr. Gottlieb has been responsible for the overall management and direction of the firm. Prior to forming Argent in 1982, Mr. Gottlieb was Vice President and Head of the Leveraged Leasing Group at Bank of America. In this capacity, he was responsible for transaction origination, placement and implementation and had profit center responsibility for the Group. Mr. Gottlieb started his career at the First National Bank of Chicago. Mr. Gottlieb is an honors graduate of Long Island University with a Bachelor of Science degree in Business Administration earned in 1973 and holds an MBA degree from the University of Chicago earned in 1976.

At the effective time of the Asset Acquisition, the board of directors and executive officers of NHRA Pro Racing, HDP’s operating subsidiary, will be as follows:

Name	Age	Position
James E. Meyer	52	Director
Robert L. Meyers	59	Chief Financial Officer, Treasurer and Director
Steven J. Cox	45	Executive Vice President and Director
Lawrence Chapman	53	Executive Vice President and Director
Bruce R. Lederman	64	Secretary and Director
Eddy W. Hartenstein	56	Chairman of the Board
Thomas Compton	49	President, Chief Executive Officer and Director

Information about Nominee

Thomas Compton is nominated as an officer and director of NHRAPro Racing, but not of HDP.

Thomas Compton has been President and CEO of NHRA since January 2000. From June 1997 through December 1999, Mr. Compton served as Executive Vice President and General Manager of NHRA and was responsible for NHRA’s race operations group, publications, NHRA-owned and operated race tracks, facilities development, national event business, human resources, and all administrative and fiscal functions. Mr. Compton joined NHRA in June 1993 as Vice President and Chief Financial Officer and was promoted to Senior Vice President and Chief Financial Officer in May 1996. From 1987 through March 1993, Mr. Compton held a number of financial, corporate and strategic planning-related positions for Heron Communications, an entertainment subsidiary of Heron International, a multi-billion dollar company. From May 1983 through September 1987, Mr. Compton held a number of business planning-related positions including operations, production, business, marketing and sales planning at Kal Kan Foods, a subsidiary of Mars. Inc. Mr. Compton received a B.A. in Economics from the University of California, Los Angeles in 1980 and an MBA in International Finance from the University of Southern California in 1983. Mr. Compton was selected as Car Craft’s 2001 Person of the Year, an honor awarded to an individual who has had the most dramatic and positive impact on the sport of drag racing during the previous year. Mr. Compton has been a member of the Board of Trustees of the Motor Sports Hall of Fame of America since 2002 and a member of the NHRA Board of Directors since 1997.

Information about Consultant

Although not nominated as an officer or director of either HDP or of NHRAPro Racing, Peter Clifford will become a consultant to HDP effective upon the completion of the Asset Acquisition.

Peter Clifford has been Executive Vice President, Chief Financial Officer and General Manager of NHRA since July 2002. In his current position, Mr. Clifford oversees Publications, Information Technology, National Event Business, Ticketing, Customer Service and Human Resources as well as all NHRA-owned and operated race track facilities. Mr. Clifford joined NHRA in March 1997 as Controller/Director of Finance. He was promoted to Vice President and Chief Financial Officer in December 1997 and later named Senior Vice President Business Operations and Chief Financial Officer in September 2000. Mr. Clifford received a B.A. in Economics from University of California, Los Angeles in 1980 and an MBA in Corporate Finance from the University of Southern California in 1986. Mr. Clifford has been a member of the NHRA Board of Directors since March 2004 and also serves on the Board of Directors of the Wally Parks NHRA Motorsports Museum in Pomona, California.

Meetings and Committees of the Board of Directors of HDP

During the fiscal year ended December 31, 2006, HDP’s board of directors acted through meetings and through unanimous written consent four times. Although HDP does not have any formal policy regarding director attendance at annual stockholder meetings, HDP will attempt to schedule its annual meetings so that all of its directors can attend. In addition, HDP expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, among others, to file reports of ownership and changes in ownership with the SEC. Our directors are also required to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to us, we believe that from January 1, 2006 to December 31, 2006 all Section 16(a) filing requirements applicable to our directors were complied with.

Independence of Directors

Our board of directors has determined that Messrs. Goldberg and Gottlieb are “independent directors” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended. Our board of directors has also determined that, if elected to the Board pursuant to Director Proposal A, Mr. Meyer will be an independent director under such rules.

Audit Committee

Our audit committee currently consists of Henry Goldberg, and Martin Gottlieb. Mr. Gottlieb serves as the chairman of our audit committee. Messrs: Goldberg and Gottlieb are independent members of our board of directors, as defined by the rules of the SEC. Our Board has determined that Mr. Gottlieb, the committee’s chairman, meets the SEC criteria of an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee recommends the firm selected to be our independent registered public accounting firm, reviews and approves the scope of the annual audit, reviews and evaluates with the independent public accounting firm our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluates all of our public financial reporting documents.

Meetings and Attendance

During the fiscal year ended December 31, 2006, the audit committee of HDP’s board of directors held one meeting.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage an independent accountant to render audit or permitted non-audit services, the engagement will be approved by the board of directors or audit committee.

Nominating Committee

The current nominating committee of the board of directors, which consists of Mr. Goldberg and Mr. Gottlieb, each of whom is an independent director as defined by the rules of the American Stock Exchange and the SEC. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Compensation Committee Information

As no executive officer of HDP has received any cash or non-cash compensation for services rendered to HDP, a compensation committee was unnecessary. Upon consummation of the Acquisition, the board of directors of HDP will establish a compensation committee consisting of two directors who will each qualify as an independent director within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended. The independent members will be Messrs. Martin Gottlieb and James Meyer. The purpose of the compensation committee will be to review and approve compensation paid to HDP’s officers and to administer the company’s equity compensation plans, including authority to make and modify awards under such plans.

Compensation Arrangements for Directors

HDP’s directors do not currently receive any cash compensation for their service as members of the board of directors. Upon consummation of the Acquisition, non-employee directors of HDP will receive varying levels of compensation for their services as directors based on their eligibility as members of HDP’s  audit and compensation committees. HDP anticipates determining director compensation in accordance with industry practice and standards.

Executive Compensation

HDP

No executive officer of HDP has received any cash or non-cash compensation for services rendered to HDP. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

HDP has entered into employment agreements with Thomas Compton and a consulting agreement with Peter Clifford. For a detailed description of Messrs. Compton’s and Clifford’s employment and consulting agreements, see the section “ The Asset Acquisition—Employment and Consulting Agreements. ”

Since June 7, 2006, HDP has paid to Value Investments, LLC, an affiliate of Bruce Lederman, a fee of $1,000 per month for providing HDP with office space and certain office and administrative services. This arrangement will end upon consummation of the Acquisition. Other than this $1,000 per-month fee, no compensation of any kind, including finders and consulting fees, have been or will be paid to any of HDP’s officers until consummation of the Acquisition. However, HDP’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on HDP’s behalf such as identifying potential target business and performing due diligence on suitable business combinations. As of December 31, 2006, an aggregate of $36,408 has been reimbursed to them for such expenses.

Compensation Discussion and Analysis

Overall, HDP will seek to provide total compensation packages that are competitive in terms of potential value to its executives, and which are tailored to the unique characteristics and needs of HDP within its industry in order to create an executive compensation program that will adequately reward its executives for their roles in creating value for HDP stockholders. HDP intends to be competitive with other similarly situated companies in its industry following completion of the Asset Acquisition. The compensation decisions regarding HDP’s executives will be based on HDP’s need to attract individuals with the skills necessary for HDP to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above HDP’s expectations.

It is anticipated that HDP’s executives’ compensation will have three primary components—salary, cash incentive bonus and stock-based awards. HDP will view the three components of executive compensation as related but distinct. Although HDP’s compensation committee will review total compensation, HDP does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. HDP anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since HDP’s compensation committee will not be formed until consummation of the Acquisition, HDP has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by its compensation committee, HDP may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

HDP’s compensation committee will be charged with performing an annual review of HDP’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

HDP believes it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the media and entertainment industries. HDP expects that the compensation committee will stay apprised of the cash and equity compensation practices of publicly held companies in the media and entertainment industries through the review of such companies’ public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to HDP, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of HDP post-acquisition business and objectives that may be unique to HDP, HDP generally believes that gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

Base Salary.   Generally, HDP, working with the compensation committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. HDP will seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what HDP believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses.   HDP intends to design and utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

HDP will structure cash incentive bonus compensation so that it is taxable to its employees at the time it becomes available to them. At this time, it is not anticipated that any executive officer’s annual cash compensation will exceed $1 million, and HDP has accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Internal Revenue Code.

Equity Awards.   HDP also will use stock options and other stock-based awards to reward long-term performance. HDP believes that providing a meaningful portion of its executives’ total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of HDP’s shareholders and with HDP’s long-term success. The compensation committee and board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to HDP’s executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Other Compensation.   HDP will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. HDP may extend other perquisites to its executives that are not available to our employees generally.

Employment and Consulting Agreements

On the date that the Asset Purchase Agreement was executed, (i) Thomas Compton entered into (A) an employment agreement with HDP and (B) a consulting agreement with the Association, and (ii) Peter Clifford entered into (A) a new employment agreement with the Association and (B) a consulting agreement with HDP, each of which is subject to, and only becomes effective upon, the consummation of the transactions contemplated hereby. For a more complete description of Mr. Compton’s employment agreement with HDP or Mr. Clifford’s consulting agreement with HDP, see the section “ Other Agreements Related to the Acquisition—Employment and Consulting Agreements.”

Certain Relationships and Related Party Transactions

In December 2005, we issued 2,500,000 shares of our common stock to the individuals set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
Eddy W. Hartenstein	500,000	Chairman, President and Chief Executive Officer
Robert L. Meyers(1)	500,000	Chief Financial Officer, Treasurer and Director
Bruce R. Lederman(2)	500,000	Executive Vice President and Secretary
Lawrence N. Chapman(3)	500,000	Executive Vice President
Steven J. Cox(4)	500,000	Executive Vice President and Director

(1)          Includes 500,000 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust. The beneficiary of the trust is Mr. and Mrs. Meyers’ son.

(2)          Includes 500,000 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

(3)          Includes 500,000 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman’s children.

(4)          Includes 500,000 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust.

In April 2006, we effected a .25-for-1 stock split in the form of a dividend lowering the purchase price of our common stock to $.008 per share. In May 2006, we effected a .5 for 1 stock split in the form of a dividend further lowering the purchase price of our common stock to $.005 per share.

Following the stock splits described above, there were 4,687,500 shares of common stock outstanding as follows:

Name	Number of Shares
Eddy W. Hartenstein	922,500
Robert L. Meyers(1)	922,500
Bruce R. Lederman(2)	922,500
Lawrence N. Chapman(3)	922,500
Steven J. Cox(4)	922,500
Henry Goldberg(5)	37,500
Martin Gottlieb(6)	37,500

(1)          Includes 922,500 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust. The beneficiary of the trust is Mr. and Mrs. Meyers’ son.

(2)          Includes 922,500 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

(3)          Includes 922,500 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman’s children.

(4)          Includes 922,500 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust.

(5)          In April 2006, each of Mr. Hartenstein, the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996, the Lederman Family Trust dated January 17, 2000, the Chapman Revocable Family Trust Dated February 27, 2001 and the Cox-King Family Living Trust, sold 5,000 shares of common stock at a price of $.008 per share to Mr. Goldberg.

(6)          In April 2006, each of Mr. Hartenstein, the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996, the Lederman Family Trust dated January 17, 2000, the Chapman Revocable Family Trust Dated February 27, 2001 and the Cox-King Family Living Trust, sold 5,000 shares of common stock at a price of $.008 per share to Mr. Gottlieb.

Certain of our officers and directors, or their designees, have collectively have purchased a combined total of 2,250,000 of our warrants from us at a price of $1.00 per warrant. These warrants, which we collectively refer to as the founding director warrants, will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $2,250,000 purchase price of the founding director warrants was added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations, then the $2,250,000 purchase price of the founding director warrants will become part of the liquidation amount distributed to our public stockholders from our trust account as part of any plan of dissolution and distribution and the founding director warrants will expire worthless.

The holders of the majority of the 4,687,500 shares, together with the holders of the founding director warrants, will be entitled to require us, on up to two occasions, to register these shares and the 2,250,000 founding director warrants and the 2,250,000  shares of common stock underlying the founding director warrants. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before June 2009. In addition, these stockholders and the holders of the founding director warrants have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow or the founding director warrants become exercisable, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements.

Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox have provided us with a limited recourse revolving line of credit under which we may have up to $750,000 outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination, or the completion of our plan of dissolution and distribution (as such borrowings may be used to pay costs, expenses and claims in connection with any such dissolution and liquidation). The revolving line of credit bears no interest and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods. To date, rather than using a third party to provide the line of credit, Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox have each directly loaned to the Company $150,000 for a total of $750,000 and have received promissory notes in return.

In connection with our IPO, certain of our officers and directors loaned HDP a total of $225,000 which was used to pay a portion of the expenses of our IPO, such as SEC registration fees, NASD registration fees, AMEX listing fees and legal and accounting fees and expenses. These loans were repaid out of the net proceeds of our IPO not placed in trust.

We agreed to pay Value Investments, LLC, an affiliated third party of which Mr. Lederman is the managing member, $1,000 per month for office space and certain additional general and administrative services. As of December 31, 2005 and 2006, we have paid approximately $0 and $7000, respectively, under this arrangement.

We will reimburse our officers and directors for any reasonable out-of- pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our Board or a court of competent jurisdiction if such reimbursement is challenged. As of December 31, 2005 and 2006, we have reimbursed such persons an aggregate of $2,447 and $33,304, respectively, in connection with these activities.

Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any persons who were stockholders prior to our IPO, officers or directors who owned our common stock prior to our IPO, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Required Vote

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. In the event the Asset Acquisition is approved, then five directors have been nominated by the Board of Directors, four of which are incumbent directors to continue to serve as Directors. In the event the Asset Acquisition is not approved, then two incumbent directors have been nominated by the Board of Directors to continue to serve as Directors. The Board of Directors recommends that Messrs. Eddy. W. Hartenstein, James E. Meyer, Steven J. Cox, Henry Goldberg and Martin Gottlieb serve as Directors if the Asset Acquisition is approved (Director Proposal 4A). The Board of Directors recommends that Messrs. Messrs. Robert L. Meyers and Steven J. Cox serve as Directors if the Asset Acquisition is not approved. Proxies received by the Company will be voted FOR the election of these five Directors if the Asset Acquisition is approved and FOR the election of these two Directors if the Asset Acquisition is not approved (Director Proposal 4B), unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for all or one or more of the nominees may so indicate on the proxy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR’’ THE ELECTION OF MESSRS. EDDY. W. HARTENSTEIN, JAMES E. MEYER, STEVEN J. COX, HENRY GOLDBERG AND MARTIN GOTTLIEB IF THE ASSET ACQUISITION IS APPROVED (DIRECTOR PROPOSAL 4A) AND “FOR” THE ELECTION OF ROBERT L. MEYERS AND STEVEN J. COX AS CLASS I DIRECTORS IF THE ASSET ACQUISITION IS NOT APPROVED (DIRECTOR PROPOSAL 4B).

PROPOSAL 5

RATIFICATION OF APPOINTMENT
OF INDEPENDENT ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit Committee, has appointed, subject to shareholder approval, Goldstein Golub Kessler LLP, as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2007, and the Board of Directors desires that such appointment be ratified by the shareholders. Goldstein Golub Kessler LLP, audited the financial statements of the Company for the fiscal year ended December 31, 2006.

The report of the Audit Committee is below. A representative of Goldstein Golub Kessler LLP, will be present at the Special Meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions from shareholders.

AUDIT INFORMATION

The Audit Committee operates under a written charter that it has adopted. The members of the Audit Committee are independent as that term is defined in the listing standards of AMEX.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Goldstein Golub Kessler LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005 and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $78,558 in 2006 and $0 in 2005.

Audit-Related Fees

There were no aggregate fees billed by Goldstein Golub Kessler LLP, for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2006 and 2005.

Tax Fees

The aggregate fees billed by RSM McGladrey Inc., for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005,were $2,810 and $0, respectively. During 2006 and 2005, these services included the preparation of federal and state tax returns, and general tax matters.

All Other Fees

There were no other fees charged by Goldstein Golub Kessler LLP, for other services.

Audit and Compliance Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2006. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Statement on Auditing Standards No. 99. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Federal Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit and Compliance Committee

Martin Gottlieb, Chair
Henry Goldberg

Pre-Approved Policies and Procedures

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Goldstein Golub Kessler LLP, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Generally, services are pre-approved by the Audit Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit Committee for its review and approval prior to the provision of such services. In the event that the Audit Committee cannot meet prior to the provision of such services, the Audit Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit Committee at its next regularly scheduled meeting.

Required Vote

A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of the independent certified public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF GOLDSTEIN GOLUB KESSLER LLP, AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE PURCHASED BUSINESS

The following discussion presents the results of operations of the assets being purchased by HDP, and not of the Association as a whole, and should be read in conjunction with the Consolidated Financial Statements for the Purchased Business beginning on page F-1 of this proxy statement. These Consolidated Financial Statements present the results of operations for the Purchased Business for the six months ended June 30, 2007 (unaudited) and the fiscal years ended December 31, 2006 (“2006”), 2005 (“2005”) and the fiscal year ended December 31, 2004 (“2004) as well as the financial positions at December 31, 2006, December 31, 2005, and December 31, 2004. In addition to historical information, the following discussion may contain forward looking information that involves risks and uncertainties. All amounts presented are rounded to the nearest thousand dollars.

The information contained in this section has been derived from the Purchased Business consolidated financial statements and should be read together with HDP’s consolidated financial statements and related notes included elsewhere in this proxy statement.

The following discussion is intended to assist in the assessment of significant changes and trends related to the results of operations and financial condition of the Purchased Business. This discussion and analysis should be read in conjunction with the Purchased Business’s consolidated financial statements and notes thereto included herein. The Purchased Business derives its revenues from the provision of motorsports themed entertainment, most notably, ‘professional drag racing events’ via its NHRA POWERade Drag Racing Series. The Purchased Business’s revenue is driven primarily by spectator admissions to its racing events, sponsorship agreements, television broadcast rights, advertising fees, and event related merchandise and concession sales. The Purchased Business’s income from operations is derived from its ability to generate revenue and collect cash in excess of the operating costs associated with staging the racing events and selling, general and administrative costs.

Summary of critical accounting policies and estimates

This summary of critical accounting policies of the Purchased Business is presented to assist in understanding the Purchased Business’s consolidated financial statements. The consolidated financial statements and notes are representations of Purchased Business’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

The Purchased Business makes certain estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. The accounting policies described below are those the Purchased Business considers critical in preparing its financial statements. Some of these policies include significant estimates made by management using information available at the time the estimates were made. However, these estimates could change materially if different information or assumptions were used.

Nature of operations

The Purchased Business promotes and conducts, in conjunction with racetrack owners, the NHRA POWERade Drag Racing Series which consists of 23 events (each of which extends over a 3 to 4 day period, except for the U.S. Nationals, which extends over a 6 day period) throughout the United States each year. Approximately 50% of an event’s operating income is shared with each racetrack owner. Additionally, the Purchased Business owns and operates four racetracks in Gainesville (FL), Atlanta (GA), Columbus (OH), and Indianapolis (IN), in which income is not shared.

Principles of combination

The Purchased Business presents combined financial statements of the business unit known as the NHRA POWERade Drag Racing Series (“the Series”) that have been carved out of the consolidated financial statements of the Association. The combined financial statements also include the accounts of RADCO, Inc. a wholly-owned for-profit subsidiary of the Association. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

Historically, financial statements have not been prepared for the Series, as it had no separate legal status. The combined financial statements have been prepared in contemplation of a proposed disposition of the Series by the Association. The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for the preparation of interim financial information using specific information where available and allocations of certain revenues and expenses where data is not maintained within the Parent’s books and records. The financial information included herein may not be indicative of the financial position, operating results and cash flows of the Series in the future, or what they would have been had the Series operated as a stand-alone legal entity without the support of the Association during the periods presented.

Revenue recognition

The Purchased Business derives revenue from spectator admissions, sponsorships, advertising, television broadcasting, licensing, and royalty fees. Substantially all revenue from operations is recorded at the time events are concluded (for multi-day events this is the last day of the event) and services are performed. Payments received in advance are recorded as deferred revenue and recognized as revenues in future periods when the events are concluded (for multi-day events this is the last day of the event) and services are performed. The Purchased Business believes this accounting policy results in appropriate matching of revenues and expenses associated with the Series’ events and helps insure comparability and consistency between reporting periods. Deferred revenue consists of the following as of:

		December 31,
	June 30, 2007	2006
Sponsorship and advertising	$10,036,854	$3,436,501
Spectator admissions	3,251,362	1,526,500
Participant entries	746,907	324,782
Racetrack rental fees	1,862,224	545,184
Royalties and concessions	600,571	463,000
Other	—	124,000
Total	$16,497,918	$6,419,967

The Purchased Business has various barter agreements, and recognizes sponsorship and advertising revenue based on the fair value of goods and services received. Revenue for the six months ended June 30, 2007 amounting to $631,423 was recorded in exchange for the goods and services received. Revenue amounting to $1,150,960 in the year ended December 31, 2006 was recorded in exchange for the goods and services received. The fair value of the goods and services received was recorded as expense which amounted to $631,423 and $1,150,960 for the six months ended June 30, 2007 and the year ended December 31, 2006, respectively.

Cash and Cash Equivalents

The Purchased Business participates in the Association’s central cash management program, under which all of the Purchased Business’s cash receipts are remitted to the Association and all cash disbursements are funded by the Association. The Purchased Business does not maintain separate bank accounts. The amounts reported by the Purchased Business as cash and cash equivalents on the accompanying combined balance sheets represent amounts collected from third party customers prior to December 31, 2006 and June 30, 2006 and 2007, for services to be rendered in a subsequent period. This presentation is consistent with the computation of acquired cash in the Asset Purchase Agreement.. The corresponding deferred revenue is included in current liabilities. For purposes of the combined statement of cash flows, the Purchased Business considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Shared Operating Expenses

The Association allocates expenses to the Purchased Business related to certain management and administrative services provided. Management and administrative services include but are not limited to accounting, finance, legal, human resources, sales and marketing, information technology infrastructure, and other administrative processing. These expenses are primarily allocated to the Purchased Business based on its relative usage of such shared services.

Where determinations based on specific usage alone are impracticable, shared services are allocated based on headcount and payroll data. These allocations are reflected in the combined statement of operations as expenses (see Note H of the Combined Financial Statements for amounts allocated by the Association). Management believes all allocations are made on a reasonable and consistent basis in each of the fiscal periods. Further, excluding income taxes and interest expense, management does not believe these expenses would have been materially different had the series operated on a stand alone basis.

As part of the allocation of costs to the Purchased Business in the financial statements presented in the proxy, the Association has allocated the costs that HDP would incur for operational support services fees and sanctioning support fees. HDP has entered into agreements with the Association to provide to HDP both race operations and sanctioning services once the transaction is completed.

Under the terms of the Sanctioning Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, Registrant will engage the Association to be the exclusive provider of sanctioning services for Professional Drag Racing events throughout the United States, Canada and Mexico. In consideration of the Sanctioning Services provided by the Association, Registrant shall pay the Association for rendering such Sanctioning Services the fees set forth in a reasonably detailed operating plan (each, an “Annual Operating Plan”) for the coming race year, which will include, in reasonable detail, HDP’s then current plans for modifications to HDP’s operating plan from the prior year. The Annual Operating Plan will be determined by reference to the costs involved in rendering Sanctioning Services for the previous year’s NHRA racing season (the “Base Budget”), reduced by the actual costs for travel services and accommodations (including hotel, airfare and car rental) incurred in connection with the rendering of such Sanctioning Services (collectively, “Travel Costs”). Commencing with the 2009 NHRA racing season, the Base Budget for the prior NHRA racing season shall be increased by an amount equal to four percent (4%) (the “Escalator Percentage”) of such prior year’s Base Budget for purposes of determining the Base Budget for the ensuing NHRA racing season and shall be further increased by an additional fee in an amount equal to the following percentages of such year’s Base Budget (the “Mark-Up Amount”): (i) 2009: 1%; (ii) 2010: 2%; (iii) 2011: 3%; (iv) 2012: 4%; and (v) 2013 and beyond: 5% (the amount of each Base Budget plus the applicable Mark-up Amount, the “Budgeted Sanctioning Fees”).

Under the terms of the Operational Support Agreement, which will be entered into between HDP and the Association upon the closing of the Asset Acquisition, HDP will engage the Association to provide operational support services at each national event. The fees to be paid by Registrant to the Association for the operational support services will be determined by reference to a Base Budget determined based upon costs associated with the 2006 racing season plus a 4% Escalator Percentage (compounded annually) and further subject to a 5% service fee applicable to such year’s base budget.

Concentration of Credit Risk

Financial instruments which potentially subject the Purchased Business to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Purchased Business places its temporary cash investments with various financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. The Purchased Business believes that no significant credit risk exists as these investments are made with high credit quality financial institutions. During the year ended December 31, 2006, cash balances exceeded the amounts insured by the Federal Deposit Insurance Corporation. However, management believes the risk of loss to be minimal.

The Purchased Business primarily provides credit, in the normal course of business, to various customers who sponsor a drag racing event. In order to mitigate credit risk, contractual payments are normally due and payable prior to the start of the event. The Purchased Business also performs on-going credit evaluations of its customers and believes that the credit risk related to these receivables is minimal.

Accounts receivable

The Purchased Business’s accounts receivable arise primarily as a result of sales transactions from sponsors of an event. On a periodic basis, the Purchased Business evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past bad debt expense, collections and current credit conditions. The allowance is adjusted based on actual write offs that occur.

Impairment of long-lived assets

The Purchased Business accounts for long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future discounted net cash flows expected to be generated by the asset. Various uncertainties, including changes in consumer preferences and general economic conditions, could impact the cash flows expected to be generated by these assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value less costs to sell. Assets to be disposed of are reported at the lower of the carrying value or fair value less costs to sell.

The Purchased Business’s Property and Equipment are stated at cost at the date of acquisition. Major additions are capitalized; repairs and maintenance are charged to expense as incurred. Depreciation and amortization are computed over the estimated useful lives of the respective assets by utilizing the straight-line method.

Intangible Assets

Intangible assets consist of covenants not to compete with Benjamin Rader and the Estate of Clark Rader, who are the former owners of the National Trail Raceway track, which are being amortized on a straight-line basis over 14 years. Management has a policy to review intangible assets at each statement of financial position date for possible impairment. This policy includes recognizing write-downs if it is probable that measureable undiscounted future cash flows and/or the aggregate net cash flows of an asset, as measured by current revenues and costs (exclusive of depreciation and amortization) over the asset’s remaining depreciable life, are not sufficient to recover the net book value of an asset. Based on the impairment test, the Association believes no impairment existed at December 31, 2006.

Income taxes

The Series is exempt from Federal income and California franchise taxes under Section 501(c)(6) of the Internal Revenue Code and the corresponding California provisions. The Series is subject to income taxes for unrelated business income realized in connection with unrelated business activities. There was no income tax for unrelated business income realized in connection with unrelated business activities in the year ended December 31, 2006 or the six months ended June 30, 2007.

Income taxes for RADCO are provided for under the asset and liability method, and as such, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. A valuation allowance reduces the deferred income tax assets when it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

Advertising costs

The Purchased Business generally charges advertising costs as incurred, although event advertising costs are charged as events conclude. Advertising expense consists primarily of television, radio, print, brochure and billboard advertisements.

Insurance

The Purchased Business maintains insurance to protect against liability claims. Premiums are charged to expense during the period of coverage.

Disclosures About the Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. This statement defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2007 and December 31, 2006, the fair value of all financial instruments approximated carrying value.

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value because of the short maturity of these items. The Purchased Business believes the carrying amount of its notes payable and long-term debt approximate fair value because the interest rates on these instruments are subject to change with, or approximate, market interest rates.

2   Derivative Instruments

On January 1, 2000, the Purchased Business adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities and SFAS No. 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments. Specifically, SFAS No. 133 requires all entities, including not-for-profits, to recognize all derivatives as either assets or liabilities in their statement of financial position and to measure such instruments at fair value.

In conjunction with the Purchased Business’s variable rate debt, the Purchased Business entered into interest rate swap agreements with two financial institution counter parties. On September 19, 2005, the corresponding note payable for one swap agreement was fully paid. The purpose of these agreements is to swap the variable rate on the underlying debt for a fixed rate for the term of the debt. The notional amount of the interest rate swap agreements was $6,066,883 and $6,587,899 as of June 30, 2007 and December 31, 2006, respectively. The Purchased Business entered into these agreements to lock in a fixed interest rate on the variable rate debt and is not using these agreements for speculative purposes. Under SFAS No. 133, an instrument’s fair value and changes therein must be measured in the Purchased Business’s net assets. The value of the swap instrument represents the in-the-money value to the Purchased Business at the reporting date, which is based on pricing models that consider risk and market factors. The value of the swap instruments for the Purchased Business amounted to $157,030 and $118,432 at June 30, 2007 and December 31, 2006, respectively.

Other use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Company Overview

The Purchased Business markets and promotes drag racing in the United States. The Association currently promotes and conducts the NHRA POWERade Drag Racing Series, which consists of 23 events each year which are attended by up to 125,000 spectators per event over a three to four day period. The NHRA POWERade Drag Racing Series, four race tracks, a long-term lease on the Pomona, California race track, the headquarters building and a broad set of commercialization rights, will be transferred to HDP as part of the Purchased Business.

HDP’s strategy will be to grow its revenues through a variety of methods, including:

Increasing the number of national events

We believe that there are opportunities to increase the number of national events to reach certain geographic regions of the U.S., such as the Northeast, that are underserved.  Part of this initiative may include strategic acquisition of new race tracks.   In addition, there may be opportunities outside of the U.S.  where motor sports are popular, such as Mexico, Canada, Australia and Europe.  Benefits of additional events include increased ticket sales and television viewership, as well as enhanced brand presence.

Increasing attendance and attendance revenue at each event

We intend to implement a series of initiatives designed to increase revenues associated with existing national events. Tactics and initiatives under consideration include increased advertising to boost event attendance, ticket price adjustments, improvement in infrastructure economics, and premium package offerings.  We also believe that success in expanding the sponsor pool will lead to increases in the fan base and event attendance as a result of promotional campaigns conducted by new sponsors.

Increasing sponsorship sales

We believe that opportunities exist for expanding the number and types of sponsors associated with the Purchased Business, with corresponding increases in sponsor-derived revenues.  When comparing the types of companies that sponsor other motor sports activities to current NHRA sponsors, HDP believes there are potential sponsors from many unfilled categories, such as banking, consumer electronics, and telecommunications, that will be attracted to the Purchased Business as a result of our efforts to increase the fan base and expand overall brand presence.

Introducing new licensed products and merchandise

We believe that the current merchandising and licensing activities of the Purchased Business can be enhanced.  We believe the NHRA can be promoted as a true “lifestyle” brand and, as such, can be applied to many more products and services than currently made available.  In addition to expanding the product offerings, we intend to revamp the ecommerce and shopping capabilities of the NHRA.com website and establish it as an important source of distribution of NHRA-related merchandise to our fan base.

Expansion of media products

The over 20,000 hours of previously unreleased video and 50-plus years of photos in the video and photo archives present additional revenue growth opportunities.   Using the archive material, we intend to develop multiple commercial products and make them available for sale at race events, on the NHRA.com website and at selected retail venues.   We also intend to investigate and exploit other multimedia opportunities that we believe exist for the Purchased Business, such as video games and content downloads.

As the Purchased Business grows through the initiatives described above, it will incur additional material expenses.  Additional race events require the same level of support as existing events and may include new expenses related to acquisition or upgrade of new tracks.  Increasing attendance and attendance revenue at events will require additional advertising, public relations and event enhancement expenses. Ongoing infrastructure investment may be required to support realized growth, including expenditures with respect to upgraded and expanded information systems, and enhancement of the Purchased Business’ management team to support new initiatives.

Revenue

The Purchased Business’s revenues have been, and HDP’s revenues will be, primarily derived from the sale of tickets, sponsorships, advertising, merchandise and concessions at its racing events, as well as from the television broadcasts of the events. Because events are concentrated in the second and third quarters of each calendar year (in 2007, 16 of the 23 national events were or will be held between April and September), revenues will fluctuate on a seasonal basis. Revenues of the Purchased Business will also be affected by the revenue recognition treatment associated with pre-paid ticket sales, sponsor payments and television rights fees. The following table provides a breakdown of revenue by major category:

	Six Months Ended June 30, 2007		Year Ended December 31, 2006
	(Unaudited)
	(in thousands)
Spectator admissions	$21,582	52.0%	$46,165	49.4%
Sponsorship and advertising	9,927	23.9%	23,082	24.7%
Television and Video	4,230	10.2%	9,989	10.7%
Royalties and Concessions	3,219	7.8%	6,975	7.5%
Other	2,534	6.1%	7,232	7.7%
Total	41,492	100.0%	93,443	100.0%

Event and other expenses

The majority of the Purchased Business’s expenses have been, and HDP’s expenses will be, those directly associated with staging the racing events, such as prize money, television production, business and racing operations, and facility related costs. Expenses are also incurred in the promotion of each event, such as advertising, marketing, and public and media relations. General and administrative expenses primarily include payroll, insurance, professional fees, and information services. The accompanying financial information for the Purchased Business includes those expenses that are paid to the Association for their provision of operational and sanctioning services. As agreed upon by HDP and the Association, such amounts are subject to cost of living adjustments in future years subsequent to the date of acquisition.

Results of Operations

Purchased Business
Consolidated Statements of Income
For the Six months Ending June 30, 2007 and 2006
(In thousands)

	Six months		Six months
	Ended		Ended
	June 30, 2007		June 30, 2006
	(Unaudited)		(Unaudited)
Net sales	$41,492	100.0%	$43,907	100.0%
Operating expenses	29,997	72.3%	32,374	73.7%
General and administrative expenses	4,427	10.7%	4,418	10.1%
Sales and marketing expenses	1,997	4.8%	1,954	4.5%
Depreciation and amortization expense	945	2.3%	875	2.0%
Operating income	4,126	9.9%	4,286	9.7%
Interest income	295	0.7%	186	0.4%
Interest expense	(255)	0.6%	(195)	0.4%
Tax expense	(12)	0.0%	—	0.0%
Other	52	0.1%	44	0.1%
NET INCOME	4,206	10.1%	4,321	9.8%
Non-GAAP Financial Information
EBITDA	5,123	12.3%	5,205	11.9%
Per Event
Number of Events	10		12
Net Sales	4,149		3,659
Net Income	421		360
EBITDA	512		434

Six months ended June 30, 2007 compared with six months ended June 30, 2006

The period to period changes shown above are directly impacted by the number of events for each respective period.  There were ten events in the first six months of 2007 as compared to twelve events in the first six months of 2006.  Conversely, there will be two more events in the last six months of 2007 as compared to the same period in 2006.

Net sales decreased 6% from approximately $43.9 million in the six months ended June 30, 2006 to approximately $41.5 million for the six months ended June 30, 2007. This sales decrease was due to moving the schedules of two national events which occurred in the 2nd quarter of 2006 to the 3rd quarter in 2007. Excluding the two events from June 2006 for comparison purposes, net sales increased 7% primarily due to growth in spectator admissions, sponsorship and advertising, and royalties and concessions, and television. Attendance increased 6% driving much of the growth. Net sales per event increased 13.4% from 3.6 million to$4.1 million.

Operating income decreased by approximately 4% from approximately $4.3 million for the six months ended June 30, 2006 to approximately $4.1 million for the six months ended June 30, 2007. This decrease was due again to moving the schedules of two national events which occurred in the 2nd quarter of 2006 to the 3rd quarter in 2007. Excluding the two events from June 2006 for comparison purposes, operating income increased 27%. This increase was due to the 7% increase in net sales which was partially offset by higher expenses primarily non-owned track operators’ profit share, TV and video production, racing operations and event advertising and promotion. The track operator shares in the expense and revenue of events held at non Association owned race tracks. TV production expense increased due to the terms of the contract with ESPN. Racing Operations costs increased primarily due to wage increases and travel expenses. Event advertising and promotion increased due to increased promotional efforts.

General and administrative and sales and marketing expenses experienced very little change from the six month period ended June 30, 2006 to the six month period ended June 30, 2007.

Depreciation and amortization expense increased from approximately $875,000 for the period ending June 30, 2006 to approximately $945,000 for the period ending June 30, 2007, resulting from increased capital expenditures at Association owned race tracks for seating and safety improvements.

Interest expense increased from approximately $195,000 for the six months ended June 30, 2006 to approximately $255,000 for the six months ended June 30, 2007. This increase was primarily attributable to a long term note for $2.5 million drawn in March 2006 and the absence of capitalized interest expense in the 2nd quarter of 2007.

Net income decreased from approximately $4.3 million for the six months ended June 30, 2006 to approximately $4.2 million for the six months ended June 30, 2007. This decrease was attributable to moving the schedules of two national events which occurred in the 2nd quarter of 2006 to the 3rd quarter in 2007. For comparison purposes, had these two events not occurred in the 2nd quarter last year, net income would have been $3.3 million for the six months ended June 30, 2006 increasing to $4.2 million for the six months ended June 30, 2007. The increase would have been attributable to the increase in net sales and gross profit percentage as described above. Net income per event increased 16.9% from $.36 million to $.42 million.

Year ended December 31, 2006 compared with year ended December 31, 2005

Purchased Business
Consolidated Statements of Income
(In thousands)

	Year Ended December 31, 2006		Year Ended December 31, 2005
Net sales	$93,443	100.0%	$87,241	100.0%
Operating expenses	69,731	74.6%	65,310	74.9%
General and administrative expenses	9,487	10.2%	9,090	10.4%
Sales and marketing expenses	3,956	4.2%	3,898	4.5%
Defined benefit plan termination expense	—	0.0%	2,344	2.7%
Depreciation and amortization expense	1,753	1.9%	1,701	1.9%
Operating income	8,516	9.1%	4,898	5.6%
Interest income	364	0.4%	235	0.3%
Interest expense	(419)	0.5%	(575)	0.7%
Tax expense	—	0.0%	—	0.0%
Other	(16)	0.0%	101	0.1%
NET INCOME	8,445	9.0%	4,659	5.3%
Non-GAAP Financial Information
EBITDA	10,252	11.0%	6,700	7.7%

Net sales increased 7% from approximately $87 million in the year ended December 31, 2005 to approximately $93 million for the year ended December 31, 2006. This sales increase was primarily attributable to higher spectator admissions, sponsorship and advertising fees, and television revenue. The higher spectator admissions were a result of increased attendance driven by additional advertising expenses, the sport’s popularity and increased ticket prices. Additional sponsorship and advertising revenue result from renewal of or new sponsors/advertisers while the television revenue increase is based on the contractual terms of the ESPN contract.

Operating income increased 18% from approximately $7.2 million for the year ended December 31, 2005 (excluding the deferred benefit plan termination expense) to approximately $8.5 million for the year ended December 31, 2006. This increase was primarily attributable to the increase in net sales partially offset by higher expenses for prize money, racing operations, television production, and event marketing. Cost increases for racing operations reflect the increased cost of labor. The television production cost increases were due to the terms of the ESPN contract. Event marketing increases reflect the increased advertising expenses which helped increase revenue. In April of 2005, the Association elected to terminate the Association’s Defined Benefit Pension Plan as of August 1, 2005. As a result of such termination, the Purchased Business recorded a charge of approximately $2.3 million in 2005.

General and administrative expenses increased from approximately $9.1 million for the year ended December 31, 2005 to approximately $9.5 million for the year ended December 31, 2006. This increase was primarily attributable to increases in legal and professional services and a non-recurring expense credit in 2005. The non-recurring expense credit of $169,000 was the result of a 2005 accrual for legal expenses which did not materialize.

Sales and marketing expenses and depreciation and amortization expenses experienced almost no change from year ended December 31, 2005 to the year ended December 31, 2006.

Net interest expense decreased from approximately $340,000 for the year ended December 31, 2005 to approximately $55,000 for the year ended December 31, 2006. This decrease was primarily attributable to the capitalization of interest expense associated with construction projects at the Gainesville and Pomona racing facilities.

Net income increased from approximately $4.6 million for the year ended December 31, 2005 to approximately $8.4 million for the year ended December 31, 2006. This increase was primarily attributable to the increased sales as described above, as well as, from the termination of Association’s defined benefit plan which resulted in a one-time charge of approximately $2.3 million in the year ended December 31, 2005.

Year ended December 31, 2005 compared with year ended December 31, 2004

Purchased Business
Consolidated Statements of Income
(In thousands)

	Year Ended		Year Ended
	December 31, 2005		December 31, 2004
Net sales	$87,241	100.0%	$82,370	100.0%
Operating expenses	65,310	74.9%	62,614	76.0%
General and administrative expenses	9,090	10.4%	9,041	11.0%
Sales and marketing expenses	3,898	4.5%	3,535	4.3%
Defined benefit plan termination expense	2,344	2.7%	—	0.0%
Depreciation and amortization expense	1,701	1.9%	1,660	2.0%
Operating income	4,898	5.6%	5,520	6.7%
Interest income	235	0.3%	96	0.1%
Interest expense	(575)	0.7%	(638)	0.8%
Tax expense	—	0.0%	—	0.0%
Other	101	0.1%	135	0.2%
NET INCOME	4,659	5.3%	5,113	6.2%
Non-GAAP Financial Information
EBITDA	6,700	7.7%	7,315	8.9%

Net sales increased 6% from approximately $82 million in the year ended December 31, 2004 to approximately $87 million for the year ended December 31, 2005. This sales increase was primarily attributable to higher spectator admissions, sponsorship and advertising fees, and television revenue.

Operating income increased 31% from approximately $5.5 million for the year ended December 31, 2004 to approximately $7.2 million for the year ended December 31, 2005 (excluding the defined benefit plan termination expense). This increase was primarily attributable to the increase in net sales partially offset by higher expenses for operations, television production and event marketing.

General and administrative expenses experienced almost no change from the year ended December 31, 2004 to the year ended December 31, 2005.

Sales and marketing expenses increased from approximately $3.5 million for the year ended December 31, 2004 to approximately $3.9 million for the year ended December 31, 2005. This increase was primarily attributable to increased sales staffing.

Depreciation and amortization expense experienced almost no change from the year ended December 31, 2004 to the year ended December 31, 2005.

Net interest expense decreased from approximately $540,000 for the year ended December 31, 2004 to approximately $340,000 for the year ended December 31, 2005. This decrease was primarily attributable to higher interest income.

Net income decreased from approximately $5.1 million for the year ended December 31, 2004 to approximately $4.7 million for the year ended December 31, 2005. This decrease was primarily attributable to a one-time charge of approximately $2.3 million in the year ended December 31, 2005, resulting from the termination of Purchased Business’s defined benefit plan which was partially offset by the increase in net sales.

Liquidity and Capital Resources

The Purchased Business generally funds its operations and working capital needs through cash generated from operations. In addition, the Purchased Business has entered into five other note payable agreements. Four of these loans are from Union Bank: three of the loans are secured by all of the personal property of the Association other than its trademarks and copyrights; and the fourth loan is secured by the Association’s office building. The fifth loan is from the former owner of the Atlanta Dragway and is secured by the Atlanta Dragway. In addition, the Association has a line of credit of up to $3,000,000 from Union Bank which is presently unused.

The majority of capital expenditures for the Purchased Business are for improvements and upgrades to its racetracks and associated facilities.

HDP believes that the Purchased Business’s current banking facilities are sufficient to fund its cash requirements for at least the next 12 months. However, there is no assurance that the Purchased Business will meet all of its bank covenants in the future, or that its lenders will grant waivers if there are covenant violations. The Purchased Business was in violation of two of its financial covenants as of December 31, 2006 and received a waiver of non-compliance for them.

HDP’s strategy for funding the Purchased Business going forward is a combination of the following: increased profitability; increased borrowing lines as required with traditional lenders  and utilization of the proceeds available from the business combination with HDP to fund its business. The HDP business combination with the Purchased Business, if successfully completed, will provide more than $40 million of available cash (assuming maximum approval by stockholders). These proceeds could potentially be used to pay off the existing debt of Purchased Business; fund working capital increases going forward; acquire other businesses; pay dividends; or repurchase HDP common stock or warrants. Even if the existing debt is paid down, it is likely that the Purchased Business will continue to maintain available lines of credit on an asset-backed basis in order to fund working capital needs in the future.

Net cash provided by operations was approximately $11.3 million and $5.7 million for the years ended December 31, 2006 and 2005 respectively. Net cash provided by operations was approximately $5.6 million for the year ended December 31, 2004.

Net cash used in investing activities was approximately $7.1 million, $1.0 million, and $700 thousand for the years ended December 31, 2006, 2005 and 2004 respectively. The major investing activity is for capital expenditures, primarily racetrack upgrades and improvements.

Net cash used in financing activities was approximately $4.2 million and $5.4 million for the years ended December 31, 2006 and 2005 respectively. The primary source of funds has been from long-term notes payable. The lines of credit were paid off in August 2004 and have not been used since then. The uses of funds have been for principal payments of debt, and remittances to Purchased Business’s parent. (The amount of the Association’s investment included in the balance sheets represents a net balance resulting from various transactions between the Purchased Business and the Association and also includes the Purchased Business’s cumulative net income since its inception. There are no terms of settlement or interest charges associated with this net account balance. The balance is primarily the result of the Purchased Business’s participation in the Association’s central cash management program, under which all of the Purchased Business’s cash receipts are remitted to the Association and all cash disbursements are funded by the Association.)

The total debt of the Purchased Business at June 30, 2007 was $10,553,467 and is payable under six separate long-term notes as described below:

	Original		Interest		6/30/2007
Major Term Loans	Loan Amt	Maturity	Rate	Payment	Balance
Union Bank of California
Real estate loan for headquarters office building located in Glendora, California.	1,000,000	May 2012	6.23%	$12,648/Mo.	746,835
Refinance of National Trail Raceway located in Hebron, Ohio.	3,000,000	Oct 2013	5.95%	Variable	2,486,715
Refinance of National Trail Raceway located in Hebron, Ohio.	1,500,000	Oct 2010	5.25%	$53,571/Qtr.	750,000
Gainesville Raceway improvements located in Gainesville, Florida.	2,500,000	Apr 2013	6.25%	$29,762/Mo.	2,083,333
Total Union Bank					6,066,883
Grove River & Associates Loan
Purchase of Atlanta Dragway located in Commerce, Georgia(1)	3,260,000	May 2010	5%	$100,000/Yr.	4,464,892
Neopost	24,584	Mar 2011	7%	$588/Mo.	21,692
Total Major Term Loans					10,553,467

(1)          Grove River Loan is a negatively amortizing loan. Minimum annual $100,000 payments of principal required. Additional principal payments dependent upon facility performance. Principal balance indicated includes all unpaid prior period interest.

The following summarizes the Purchased Business’s significant contractual commitments as of December 31, 2006, which relate to future minimum payments due under non-cancelable licenses, leases and other debt (amounts in thousands):

		Payments due by period
		Less than			More than
Contractual Obligations	Total	1 year	1-3 years	3-5 years	5 years
Long term debt	$11,080	$1,148	$2,354	$6,220	$1,358
Capital lease obligations	$—	$—	$—	$—	$—
Operating lease obligations	$1,537	$188	$224	$165	$960
Total	$12,617	$1,336	$2,578	$6,385	$2,318

We believe that Purchased Business’s cash flows from operations, cash on hand, funds from the business combination with HDP, and available borrowings will be sufficient to meet the Purchased Business’s working capital and capital expenditure requirements and provide us with adequate liquidity to meet anticipated operating needs for at least the next 12 months. The Purchased Business’s cash requirements for the period beyond that are expected to be met by a combination of the cash proceeds from the business combination with HDP plus continued use of bank facilities to meet working capital requirements.

HDP intends to seek the consent of Union Bank for its assumption of the four existing Union Bank loans and of the line of credit. HDP also intends to seek the consent of the former Atlanta Dragway owner to its assumption of the loan it made to the Association. HDP does not have any assurance that Union Bank and the former Atlanta Dragway owner will consent to such assumptions. If HDP does not obtain any of such necessary consents, it will repay any such loans with the proceeds of new loans it will seek to obtain or with its existing cash resources.  In the event HDP is unable to secure Union Bank’s consent to assume the line of credit, HDP may seek to obtain an alternative line of credit to support any short term borrowing needs.

Non-GAAP Discussion

In addition to its GAAP results, the Purchased Business considers non-GAAP measures of its performance. EBITDA, as defined below, is an important supplemental financial measure of the Purchased Business’s performance that is not required by, or presented in accordance with, GAAP. EBITDA represents net income (loss) before income taxes, minority interest in net income of affiliates, interest expense, and depreciation and amortization. The Purchased Business’s management uses EBITDA as a financial measure to assess the ability of its assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, and otherwise meet its obligations as they become due. Purchased Business’s management believes that the presentation of EBITDA provides useful information regarding Purchased Business’s results of operations because they assist in analyzing and benchmarking the performance and value of Purchased Business’s business. The Purchased Business believes that EBITDA is useful to stockholders as a measure of comparative operating performance, as it is less susceptible to variances in actual performance resulting from depreciation and amortization and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

EBITDA also is used by Purchased Business’s management for multiple purposes, including:

•       to calculate and support various coverage ratios with Purchased Business’ lenders;

•       to allow lenders to calculate total proceeds they are willing to loan to Purchased Business based on its relative strength compared to other competitors; and

•       to more accurately compare Purchased Business’s operating performance from period to period and company to company by eliminating differences caused by variations in capital structures (which affect relative interest expense), tax positions and amortization of intangibles.

In addition, EBITDA is an important valuation tool used by potential investors when assessing the relative performance of a company in comparison to other companies in the same industry. Although the Purchased Business uses EBITDA as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate its business. In addition, Purchased Business’s calculation of EBITDA may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. Purchased Business’s management compensates for these limitations in considering EBITDA in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

The following table presents a reconciliation of EBITDA to net income, its most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

Reconciliation of unaudited EBITDA, as adjusted, to Net Income (In thousands)

	Six months Ended		Fiscal Year Ended
	June 30		December 31
	2007	2006	2006	2005	2004
Net income	$4,206	$4,321	$8,445	$4,659	$5,113
Income taxes	12	—	—	—	—
Net Interest expense	(40)	9	54	340	542
Depreciation and amortization	945	875	1,753	1,701	1,660
EBITDA	$5,123	$5,205	$10,252	$6,700	$7,315

The Purchased Business’s EBITDA is one factor of its financial performance. In general terms, the Purchased Business has been attempting to increase sales and EBITDA each year, with the overall goal being to increase the percentage growth in EBITDA at a faster rate than the sales growth percentage. In terms of that one factor, Purchased Business’s performance in 2005 as compared to 2006 showed year over year sales growth of 7%, and EBITDA growth of 13% (excluding the one-time charge in 2005 associated with the termination of the Purchased Business’s defined benefit plan).

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised in 2004), “Share Based Payment” (“SFAS 123(R)”), which superseded SFAS No. 123, “Accounting for Stock-Based Compensation”, and APB Opinion No. 25, “Accounting for Stock Issued to Employees.” FAS No. 123(R) requires the recognition of stock-based compensation expense in the financial statements. Effective January 1, 2006, HDP adopted FAS No. 123(R). The implementation of FAS 123(R) had no impact on the condensed combined financial statements of income for the three month period ending March 31, 2007 since there are no stock options issued or outstanding.

In June of 2005, the FASB issued Statement of Financial Accounting Standards No. 154, (“SFAS 154”), “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20,” “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting a change in accounting principle. SFAS 154 requires the retrospective application to prior periods’ financial statements of the direct effect of a voluntary change in accounting principle unless it is impracticable. APB No. 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. HDP has adopted the provisions of FAS 154 and does not expect any material effect on its results of operations or financial position.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”—an Interpretation of FASB Statement No. 109” (“FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. HDP is currently reviewing this new standard to determine its effects, if any, on HDP’s results of operations or financial position.

Quantitative and Qualitative Disclosures About Market Risk

The Purchased Business’s exposure to market risk is limited with respect to its variable rate debt because the Purchased Business has entered into interest rate swap agreements to swap the variable rate on the underlying debt with a fixed rate for the term of the debt.

All of the Purchased Business’s operating activities are conducted in US dollars, and therefore, the company has no foreign currency exposure risk.

INFORMATION ABOUT NHRA AND NHRA PRO RACING

Background of the National Hot Rod Association

The National Hot Rod Association was founded in 1951 by the editor of Hot Rod magazine and organizer of the Southern California Timing Association, Wally Parks. As the first president of the Association, Parks instituted safety rules and performance standards that helped to change an illegal street activity into legitimate new sport. The Association held its first official race in 1953 on the Los Angeles County Fairgrounds and staged its first “national” event in 1955. Wally Parks remained President of the Association for more than thirty years, and in 1984, he was succeeded by Dallas Gardner who became the second President of the Association. Tom Compton, the current and third President of the Association, assumed the position in 2000, following Dallas Gardner, who remains the Chairman of the Board of Directors. Now in its fifth decade of existence, the Association maintains a membership of approximately 80,000, with approximately 35,000 licensed drivers, and 140 member tracks. Upon completion of the Asset Acquisition, the Association will remain as a California mutual benefit corporation and retain responsibility for the sanctioning of all NHRA-branded events, overseeing sportsman and amateur racing events and programs, rulemaking and other activities. The Association will use the proceeds from the proposed transaction to fund the continuation of events and programs as part of its overall mission to preserve, promote and protect the sport of drag racing.

The Association owns four racetracks located at or near the following cities: Gainesville, FL, Atlanta, GA, Indianapolis, IN and Columbus, OH. In addition, the Association has a long-term lease agreement with the Los Angeles County Fair Association for use of the drag strip and adjacent facilities located at the Fairplex in Pomona, CA. The Association’s headquarters is located in Glendora, CA. These facilities will be transferred to HDP as part of the proposed transaction.

As drag racing’s preeminent sanctioning body, the Association is involved in every aspect of the sport. The Association’s programs and racing series are currently designed to accommodate all levels of drag racing, ranging from the professional to the hobby racer, with special programs targeted to the sport compact and junior drag racing communities. The Association’s professional series, the NHRA POWERade Drag Racing Series, will be transferred to HDP as part of the Asset Acquisition. The Association will retain the four sportsman and amateur racing series it currently operates: the NHRA Lucas Oil Drag Racing Series, the NHRA Xplōd Sport Compact Racing Series, the NHRA Summit Racing Series, and the NHRA O’Reilly Auto Parts Junior Drag Racing League.

In addition to the racing series described above, the Association oversees, and will retain as part of the proposed transaction, a variety of programs and activities related to the sport of drag racing, including the publication of a series of NHRA rulebooks and National DRAGSTER magazine, the NHRA Member Track Program, the Street Legal Program presented by AAA and the Youth and Educational Services (“YES”) program. The Association also currently operates the NHRA.com website, which is the primary online resource for all Association -related news, standings events and activities. As part of the proposed transaction, the www.NHRA.com URL will be transferred to HDP and HDP will be responsible for operating the NHRA.com website, with both HDP and the Association contributing content to the website.

NHRA Pro Racing

As more fully described in Proposal 1 (The Acquisition Proposal), we intend to acquire the Purchased Assets, including the four Association -owned race-track properties and the Pomona racetrack lease, including leasehold improvements, the Association’s headquarters building in Glendora, CA, and a broad set of rights related to the commercialization of the NHRA brand and NHRA media properties. The Purchased Business will be operated through our wholly-owned subsidiary, NHRA Pro Racing.

We believe that the division of assets and responsibilities resulting from the proposed transaction creates an environment that efficiently permits NHRA Pro Racing to grow professional drag racing and fully exploit the commercialization potential of the NHRA brand, while allowing the Association to maintain and grow its retained activities. With the consideration to be paid to the Association as part of the proposed transaction, the Association will have significant resources to continue to carry out its mission of preserving, protecting, and promoting the sport of drag racing. We believe that the Association’s focus on its retained activities will provide NHRA Pro Racing with multiple financial and operational benefits, including:

•       Contribution to the growth of the drag racing fan base, with the resulting benefits of increased event attendance, sponsor interest, television viewership, merchandise sales and website interaction;

•       Provision of efficient and effective venues and channels to promote NHRA Pro Racing events and products; and

•       Provision of training and proving grounds to prepare drivers and crew members for future participation in NHRA Pro Racing events and programs (in this regard, the Association may be viewed as the operator of NHRA Pro Racing’s “farm system” for future drivers and crew team members).

The key revenue and operational components of NHRA Pro Racing are summarized as follows:

The NHRA POWERade Drag Racing Series

The NHRA POWERade Drag Racing Series stages events twenty three times per year in twenty one different cities located throughout the United States. The NHRA POWERade Drag Racing Series schedule for 2007 is as follows:

NHRA POWERade Drag Racing Series Schedule (2007)

Date	Event	City
February 8-11	CARQUEST Auto Parts NHRA Winternationals	Pomona, CA
February 23-25	Checker Schuck’s Kragen NHRA Nationals	Phoenix, AZ
March 15-18	ACDelco NHRA Gatornationals	Gainesville, FL
March 30-April 1	O’Reilly NHRA Spring Nationals	Houston, TX
April 12-15	SummitRacing.com NHRA Nationals	Las Vegas, NV
April 26-29	Summit Racing Equipment NHRA Southern Nationals	Atlanta, GA
May 4-6	O’Reilly NHRA Midwest Nationals	Madison, IL
June 1-3	O’Reilly NHRA Summer Nationals	Topeka, KS
June 7-10	Torco Racing Fuels Route 66 NHRA Nationals	Chicago, IL
June 21-24	ProCare Rx NHRA SuperNationals	Englishtown, NJ
June 28-July 1	Summit Racing Equipment NHRA Nationals	Norwalk, OH
July 6-8	O’Reilly NHRA Thunder Valley Nationals	Bristol, TN
July 13-15	Mopar Mile-High NHRA Nationals	Denver. CO
July 20-22	Schuck’s Auto Supply NHRA Nationals	Seattle, WA
July 27-29	Fram Autolite NHRA Nationals	Sonoma, CA
August 9-12	Lucas Oil NHRA Nationals	Brainerd, MN
August 16-19	Toyo Tires NHRA Nationals	Reading, PA
August 29-September 3	Mac Tools NHRA Nationals	Indianapolis, IN
September 14-16	O’Reilly Mid-South Nationals	Memphis, TN
September 20-23	O’Reilly NHRA Fall Nationals	Dallas, TX
October 5-7	Torco Racing NHRA Fall Nationals	Richmond, VA
October 25-28	ACDelco Las Vegas NHRA Nationals	Las Vegas, NV
November 1-4	Automobile Club of Southern California NHRA Finals	Pomona, CA

The extensive national footprint of the POWERade Series events is illustrated in the diagram below. HDP believes that a strong, national presence is an important and valuable factor for both existing and potential new sponsors.

NHRA POWERade Drag Racing Series Event Locations

More than one hundred drivers compete at the professional level in the NHRA POWERade Drag Racing Series in one of four different classes: Top Fuel, Funny Car, Pro Stock, and Pro Stock Motorcycle. In the 2007 racing season, over $18.1 million in prize monies will be awarded to professional racers and their crews. Prize monies paid are included in operating expenses.

Each national event consists of three to four days of racing starting on Thursday or Friday and concluding on Sunday (except for the U.S. Nationals which extends over a six day period). Multiple qualifying rounds take place prior to Sunday to establish the top 16 qualifiers in each pro vehicle class, who will then compete in the elimination and final rounds held on Sunday. In addition to the professional vehicle classes, many other car classes and racers compete at each national event and will continue to do so pursuant to the Association Drag Racing Access Agreement.

Unlike most professional sports, the NHRA POWERade Drag Racing Series provides fans and spectators unparalleled access to open pit areas where fans may get up close to professional drivers and crew members while they prepare their vehicle for the next round which can provide fans with a unique opportunity to ask questions and obtain autographs. Each national event presents an extensive exhibition area called “Nitro Alley.” The exhibition area includes other entertainment experiences, including drag racing simulators, interactive displays and fan engagement activities. For race event and team sponsors, the Nitro Alley exhibition area is a highly valued opportunity to promote their products and brands to the broad range of fans and spectators in attendance.

Revenue is derived from each national event from a variety of sources, with ticket sales as the largest revenue contributor. Ticket prices for 2007 NHRA POWERade Drag Racing Series generally range from $30 to $65, depending upon the event, the day of the event and whether tickets are for reserved or general admission. Other sources of event revenue include food and beverage sales, merchandise sales, parking fees, advertising, suite rental, event program sales, exhibitor display space rental, and racer registration fees. In the case of events held at non-NHRA-owned tracks, certain revenues and expenses are typically shared between the Association and the track operator.

Race programming from each NHRA POWERade Drag Racing Series event is broadcast on ESPN2 and in high definition on ESPN2HD. The ESPN2 programming begins each race weekend with typically a two (2) hour program on Saturday presenting the qualifying rounds. On Sunday, ESPN2 and ESPN2HD begin their coverage of drag racing with typically thirty (30) minutes of news and highlights on the show NHRA Race Day, which is followed by typically three (3) hours of coverage as ESPN2 and ESPN2HD broadcast the elimination and final rounds of the weekend’s events. ESPN2 can currently be seen in over 93 million households in the United States; and ESPN2HD is available to more than 64 million U.S. households. Under the current agreement with ESPN, which is to be assigned to NHRA Pro Racing, the Association receives a fee from ESPN for its programming and commits to buy a specified amount of advertising inventory contained in the race event broadcasts. The Association has the right to use the purchased advertising inventory for any purpose, including sale to other advertisers, provision to sponsors, or for cross-promotional or internal advertising purposes. The term of the ESPN agreement is through the 2011 race season, with ESPN having a one-time option to extend the agreement an additional two years. Under a separate agreement, the Association has hired ESPN Regional Television, an ESPN affiliate, to assist in the production of the race event broadcasts.

Sponsorships

Sponsorship revenues are the second largest revenue contributor category to the professional racing series after spectator admissions. In May 2005, the Association and the Coca-Cola Company extended its sponsor agreement for an additional five years through 2011designating POWERade as the title sponsor of the professional drag racing series. The multi-tiered, worldwide, exclusive agreement also includes several official sponsorship programs, including:

•       POWERade as the official sports drink;

•       Coca-Cola Classic as the official soft drink;

•       Full Throttle as the official energy drink;

•       Dasani as the official bottled water.

Besides marketing and promotional support at both the local and national level, POWERade provides advertising support during the 23 professional racing television shows.

In addition to the POWERade sponsorship, the Professional Drag Racing series has attracted other corporate sponsors such as General Motors, Anheuser-Busch, and the U.S. Army. Sponsorship agreements vary in duration and the level of benefits provided. Sponsorhip agreements may include provisions such as designation of the sponsor’s product as an “Official Product of the NHRA,” track presence provisions (e.g., signage, jumbotron spots, exhibitor space, hospitality and event tickets), advertisement and editorial coverage in Association publications and commitments for consumer-focused promotional campaigns, which are designed by the sponsor to bring attention to POWERade drag racing events. Some sponsors establish, in addition to any sponsorship agreements with the Association, an independent sponsor relationship directly with race teams and drivers. We believe that such race team sponsorship relationships are beneficial to NHRA Pro Racing in that they provide sponsors with additional, complementary forms of promotion that, in combination with the sponsor benefits provided by NHRA Pro Racing, increase the overall value that professional drag racing offers the sponsor. In addition, sponsorship revenues received by the race teams help to attract the highest quality racers and race teams.

Racetracks

The Association owns and operates four racetracks. These facilities are (1) O’Reilly Raceway Park outside of Indianapolis, Indiana; (2) Gainesville Raceway in Gainesville, Florida; (3) Atlanta Dragway outside of Atlanta, Georgia; and (4) National Trail Raceway outside of Columbus, Ohio. The Association also leases and operates Auto Club Raceway in Pomona, California under a long-term lease with the Los Angeles County Fair Association. In addition to the racetracks, the Association owns its headquarters building in Glendora, California. Title to the four Association-owned racetracks and the leasehold interest in the long-term lease, including leasehold improvements, for the Pomona racetrack, together with the headquarters building, will be transferred to NHRA Pro Racing as part of the transaction. A summary of each of these properties is presented below.

Track Name	Location	Approximate Property Size (Acres)	Comments
Gainesville Raceway	Gainesville, Fl	452	Includes 1.6 mile road course
Atlanta Dragway	Commerce, GA	322
O’Reilly Raceway Park at Indianapolis	Indianapolis, IN	302	Includes 0.686 mile oval course and 2.5 mile road coarse
National Trail Raceway	Hebron, OH	323
Auto Club Raceway at Pomona (lease assumption)	Pomona, CA

In addition to revenues derived from national events held at the above tracks, revenues may be generated through rental of the track facilities to third parties.

Real Property & Leased Racetrack

O’Reilly Raceway Park At Indianapolis

O’Reilly Raceway Park At Indianapolis (ORP) is located at 10267 East U.S. Highway 136, Indianapolis, Indiana 46234 in Hendricks County. ORP was acquired in 1980 and several pieces of additional adjacent property were purchased between 1985 through 1993. ORP is a multi-purpose facility that occupies approximately 302 acres and features three venues: (a) drag strip, (b) oval track, and (c) road course.

On the drag strip, in early September each year, ORP hosts the Mac Tools U.S. Nationals. It also hosts numerous sportsman and amateur drag racing and other events throughout the year. The oval track features United States Auto Club (“USAC”) midget and sprint cars. In addition, the oval track is site of the annual Kroger Speedfest, which features the USAC Silver Crown Race, a NASCAR Craftsman Truck race, and a NASCAR Busch Series race. These events produce rental income for use of these facilities.

Gainesville Raceway

Gainesville Raceway is located at 11211 N. County Road 225, Gainesville, Florida 32609 in Alachua County. The facility occupies approximately 452 acres of land and features a one-quarter mile drag strip. Gainesville Raceway was opened in 1970 and acquired in 1984 by NHRA Inc. It was transferred to the Association in 1988. Several additional pieces of adjacent land were purchased in 1991.

In Mid-March, Gainesville hosts the AC Delco Gatornationals over four days. It also hosts numerous other drag racing and other events throughout the year.

Atlanta Dragway

Atlanta Dragway is located at 500 E. Ridgeway Road, Commerce, Georgia 30529. The facility occupies approximately 322 acres. Atlanta Dragway was purchased in 1993.

In May, Atlanta hosts the Summit NHRA Southern Nationals over four days. It also hosts numerous sportsman and amateur drag racing and other events throughout the year.

National Trail Raceway (Columbus)

National Trail Raceway is located at 2650 National Road SW, Hebron, Ohio 43025 in Licking County. The facility occupies approximately 323 acres of land.

National Trail Raceway was opened in 1964 by the Rader family and was purchased by the Association in 1995. The facility hosts numerous drag racing and other events throughout the year. Prior to 2007, National Trail hosted a national event.

Auto Club Raceway At Pomona

Auto Club Raceway is located at 2780 Fairplex Drive, Pomona, CA 91768 in Los Angeles County on the Los Angeles County fairgrounds (Fairplex). Auto Club Raceway is under a long-term lease by the Association from the Los Angeles County Fair Association.

The Association’s lease with the Fairplex runs through the year 2021, and guarantees the Association the right to conduct two national events and two specialty/import events each year throughout the term of the lease. Auto Club Raceway currently hosts the NHRA POWERade Drag Racing Series season opener, the Carquest Winternationals in February, and the season finale, the Automobile Club of Southern California NHRA Finals in November, as well as the Super Chevy Show, the Goodguys and the Nitto NHRA Sport Compact World Finals.

Association Headquarters

The Association headquarters is located at 2035 Financial Way, Glendora, California 91741 in Los Angeles County. NHRA has a real estate loan from Union Bank of California for the headquarters property. The two story building overlooks the golf course of the Glendora Country Club and houses approximately 100 office employees. Effective as of the consummation of the Asset Acquisition, HDP will lease to the Association a portion of the headquarters building, which HDP will purchase from the Association as part of the Asset Acquisition.

Licensing

In addition to certain licensing rights granted as part of sponsorship agreements, NHRA Pro Racing will oversee licensing relationships related to both the NHRA POWERade Drag Racing Series and the stand alone NHRA brand. The Association has entered into a number of licensing agreements which permit the manufacture and sale of NHRA-branded merchandise. Most of these agreements provide for the licensee to pay to the Association a royalty based on sales. The licensing agreements are generally for a term of one to three years. The Association has designated Maingate, Inc. (“Maingate”) as the exclusive provider for the sale of NHRA-branded merchandise at national events, excluding certain merchandise sales by Association sponsors and race teams. The current Maingate agreement expires in December of 2007, although the Association has two options to extend the term of the agreement for three years per option. Other than at national events, Maingate’s rights to sell NHRA-branded merchandise are non-exclusive. These licensing agreements will be assigned to NHRA Pro Racing as part of the transaction.

Video and Photo Archives

In conjunction with the transaction, NHRA Pro Racing will become the owner of the Association’s video and photo archives, which chronicle the 50 plus year history of the Association and the sport of drag racing. The video archive consists of over  20,000 hours of film and video and includes all footage generated by the race event broadcasts on ESPN. There has been no commercial release of any Association video products by the Association to the public since 2000, and a substantial majority of the contents of the video archive have never been released for sale to the public. Association and NHRA Pro Racing have agreed that all video, film and photo content generated by the parties in the future will be contributed to the video and photo archives.

NHRA.com Website

NHRA Pro Racing will own the NHRA.com domain name and will have primary responsibility for the design and operation of the website and all website advertising. NHRA Pro Racing and the Association have agreed that NHRA.com will continue to be the principal online information source for all Association-related activities, including both NHRA Pro Racing activities and those of the Association for a minimum of ten years from consummation of the Asset Acquisition. The Association will have access to the website for the purpose of supplying content related to their activities. The parties have agreed to a revenue sharing relationship with respect to website advertising.

Industry Overview and Trends

The Purchased Business operates within the motorsports industry. Today’s motorsports industry offers race fans and automotive enthusiasts with a wide variety of options with respect to vehicle classes, vehicle performance and speed, and race formats. With an estimated 15 million people attending U.S. motorsports events annually, motorsports is one of the most popular and fastest growing spectator sports in the United States. According to a 2006 ESPN Sports Poll, 10.6% of surveyed motorsports fans identified drag racing as their favorite type of racing, second only to NASCAR and ahead of Formula 1, IndyCar and Champ Car.

The amount of motorsports-related television programming has increased significantly over the last several years, with broadcast and cable networks devoting significant portions of their weekend programming to covering racing events. SpeedTV (formerly SpeedVision), a cable channel devoted to motorsports and auto enthusiast programming, was launched in 1997 and now reaches over 68 million homes. In addition to race-related programming, broadcast and cable networks offer a variety of programs targeted to the racing and automotive enthusiast, including auto auctions and car shows, do-it-yourself auto customization programs, celebrity racing and reality programs following the activities of racers and crews. Management believes that the proliferation of such programming, as well as the popularity of auto-enthusiast events and periodicals, is indicative of the significant existing and potential fan base for motorsports-related events and products.

The Purchased Business competes with other motorsports entities in three primary areas: fans, sponsors and television exposure.

Fans

Current events within the NHRA POWERade Drag Racing Series draw up to 125,000 spectators per event. Television viewership of ESPN’s broadcasts of the NHRA POWERade Drag Racing Series has grown 49% between 2000 and 2006. In a recent survey conducted by an independent research firm at an NHRA POWERade Drag Racing Series event, 80% of visitors indicated that the event was “close to” or “almost ideal” when compared to their perceived “ideal” event, while almost 90% said that it was either “very likely” or “likely” that they would attend the same event the following year. Management’s efforts with respect to the fan base will be focused on increasing the engagement level of its existing drag racing fan base and to grow the fan base through increased marketing and promotional activities.

Sponsors

Total sponsor revenues in 2006 associated with the Purchased Business were approximately $23 million (this value does not include sponsorship revenues received by the NHRA POWERade Drag Racing Series racers or race teams). As discussed below, management intends to increase sponsor revenues through the introduction of new sponsors from business sectors that traditionally have participated in motorsports but do are not currently involved in the Purchased Business.

Television Exposure

Television exposure of the POWERade series is considered by management to be critical to maintaining and growing both the fan and sponsor bases. Through its relationship with ESPN, the Purchased Business will have guaranteed exposure of all of the NHRA POWERade Drag Racing Series events through 2011 (through 2013 if ESPN exercises its renewal option). In addition to the race event broadcasts, there are several other programs relating to drag racing currently broadcast which we belive further demonstrates viewership interest in drag racing, including Driving Force on A&E, American Dragster on ESPN2, and PINKS on SpeedTV.

Growth Strategies

We believe that opportunities for growth are available to both the Professional Drag Racing series and the commercialization of the NHRA brand. Like other branded sports entertainment products, success in one area of the business may generate benefits in other, related areas. For example, an expansion of the fan base through increased advertising or the introduction of new race events could provide an increase in ticket sales, attendance, and television viewership.

As ticket sales, attendance, and television viewers increase, the Purchased Business may realize another benefit, an increase in sponsor interest. Any corresponding expansion of the sponsor pool could further increase the fan base as a result of additional sponsor promotions related to drag racing events. Finally, each new fan creates additional revenue opportunities within ancillary areas of the Purchased Business such as merchandise and DVD sales.

Specifically, management believes that near-term revenue and EBITDA growth can be achieved through the following initiatives:

Sponsorships.   Although the NHRA has been successful in attracting new sponsors to the professional series, we believe significant unfilled opportunities exist within proven auto racing sponsorship categories including:

—Wireless Products	—Quick Service Restaurants
—Satellite Television	—Consumer Electronics
—Satellite Radio	—Home Improvement
—Consumer Package Goods	—Information Technology
—Banking	—Internet Services
—Big Box Electronics	—Pharmaceuticals
—Spirits

We believe that we will be successful in our efforts to bring in new sponsors due to increased exposure of professional drag racing and the NHRA brand, as well as increases in the active fan base and TV viewership, resulting from our plans for expanded advertising, introduction of new events, and our brand extension activities.  We believe that our board and management teams’ contacts within many key companies operating in the categories listed above will also prove beneficial in establishing new sponsor relationships. Revenue contributions from individual national sponsor agreements generally range from $250,000 to over $1 million per year.

Introduction of New Events.   We intend to increase the number of NHRA POWERade Drag Racing events by targeting underserved geographic areas. Expansion of the national event footprint will increase the active fan base and enhance overall brand presence. As new events are added to the drag racing series schedule, we expect to experience an increase in revenue from an increase in ticket sales, attendance, and television viewership. We further believe that the overall value proposition that exists for both our new and existing sponsors should improve, which will allow us to expand sponsor related revenues in addition to those directly resulting from new professional events. Currently, the average EBITDA contribution of a POWERade series event held at a non- Association -owned track is in excess of $500,000.

In addition to the introduction of new events within the United States, we believe that potential near-term opportunities may exist for establishing events in Canada and Mexico, as we attempt to grow our brand. While these opportunities outside of North America are more limited, in a large part due to logistical challenges, we intend to investigate opportunities for international exhibition events.

Expansion of Existing Event Revenues.   We intend to implement a series of initiatives designed to increase revenues associated with existing national events. Tactics and initiatives under consideration include increased advertising to boost event attendance, ticket price adjustments, and premium package offerings.

Licensing and Merchandise.   We believe that significant licensing and merchandise opportunities can be created through exploitation of the NHRA brand as a true “lifestyle” brand. One of the unique characteristics of the brand is its relevance to multiple generations: from baby boomers to the Generation X car enthusiast community. We intend to consider various initiatives to increase the recognition of our product as a “lifestyle” brand, including:

•       Significant increase in the product and service categories that carry a NHRA brand;

•       Improved and expanded apparel and merchandise offerings on the NHRA.com website;

•       Introduction of NHRA apparel and merchandise in relevant retail locations; and

•       Targeted apparel and merchandise offerings to the NHRA fans and viewers via direct mail, online, television, and through sponsor and partner promotions.

Media-related Initiatives

Exploitation of Video Archive.   We believe that the NHRA video library, with its more than 20,000 hours of footage chronicling the 56-year history of the NHRA and the sport of drag racing, represents an opportunity for additional growth in an area not currently being exploited by the Association. We intend to use the content from this library to develop videos and DVDs that will appeal to our fans and those of motorsports entertainment in general through the use of content from this extensive library. These products may be packaged in a variety of complementary forms, each with a different focus such as specific racers, car classes, locations, racing eras, season highlights, mishaps, etc. We anticipate using our events, website, television programming and sponsor relationships as our primary channels of promotion and distribution for such videos and DVDs. Given the general unavailability of such products in recent years, we believe a sizeable market for these videos and DVDs may exist.

Exploitation of Photo Archive.   Similar to the video archive, the photo archive represents another commercial opportunity that can be packaged in many complementary forms. Among the uses of the photo archives we intend to investigate collectible prints, season highlight books, and large-format “coffee table” publications. As in the case of the video and DVD initiatives described above, we intend to market these products through efficient and cost-effective channels of distribution such as our events, website, television programming, and sponsor channels.

NHRA.com Website.   Although the NHRA.com website is currently the most popular drag-racing related website, we believe the site can be further enhanced to attract new, first-time users and repeat visitors, thereby improving its revenue generating capabilities. Working with the Association, we intend to introduce new elements into the website allowing for more targeted advertising and providing users with a more media-rich experience. We also intend to significantly enhance the e-commerce elements of the website, in terms of product offerings and the overall user experience.

Multimedia.   We intend to exploit other nontraditional multimedia channels for the distribution of drag racing related content, information and entertainment. Potential initiatives within this area include downloadable content accessed via NHRA.com and third party websites, distribution to mobile devices, and electronic games, both online and offline. Revenues in these areas will be derived from licensing fees, subscription fees, fan club fees (in cases where content is made available as part of a fan club program), sponsorships and advertising.

Publications.   We intend to launch a new periodical focused on professional drag racing’s events, drivers, and activities. We would offer this publication on a stand-alone basis as well as part of the benefits associated with our planned fan club program described below. We believe the potential benefits of such a publication include new advertising revenue streams, merchandise sales, sponsor benefits, and brand reinforcement.

Other Television/Radio Programming Initiatives.   In addition to the video offerings that can be developed through the use of the video archive, we believe other opportunities may exist to develop and produce video,  film and audio programming that focuses on our events and the lifestyles of our racers and fans. Distribution channels for such programming could include theaters, network television, cable and satellite television, and satellite radio. Management intends to utilize its extensive network of contacts in the programming and television/radio distribution industries and will aggressively pursue opportunities for such future programming.

Fan Club Programs.   The Association has been successful in offering a membership program to both race participants and fans, and currently has approximately 80,000 members. We believe that there is an opportunity to create a new fan club program that is focused on professional drag racing activities. Benefits that we will consider offering as part of the fan club include:

•       Subscription to a new publication covering professional racing events, drivers and activities

•       Discounts on race event admission and merchandise

•       Fan-club-only access at race events

•       Special DVD offers

•       Fan-club-only access to designated website content

•       Fan-club-only merchandise offers

In addition to the incremental revenue streams created by fan club fees and revenues associated with the new publication, we believe there are significant customer loyalty and retention benefits that may result from the establishment of such programs.

Strategic Initiatives

We believe that the growth initiatives described above can be fully funded through the cash flow of the Purchased Business. In addition, we believe that based upon our capital structure, including our cash balances, our ability to arrange debt financing and the potential proceeds generated by the redemption of our warrants, that multiple additional opportunities for expansion are available to us. Examples of such opportunities might include:

•       Upgrades to owned and non-owned track facilities.

•       Acquisition of new tracks.

•       Add-on Acquisitions including complimentary racing activities, infrastructure assets, racing-related publications and websites, racing-related programming, auto shows, auto auctions, after-market specialty products, etc.

Management also believes there may be sports property aggregation opportunities that can take advantage of synergies between NHRA Pro Racing and other event-based businesses. These synergies include potential efficiencies in infrastructure, event co-location and marketing, sponsor-related efficiencies and the potential bundling of media exploitation rights.

We intend to actively pursue potential acquisition opportunities in all of these areas to both enhance the Purchased Business and expand the overall reach of our sports media platform.

Management

Upon completion of the transaction, HDP’s current chairman, Mr. Eddy Hartenstein, will become Chairman of NHRA Pro Racing. Mr. Tom Compton, currently President and CEO of the National Hot Rod Association, will become President and CEO of NHRA Pro Racing. Mr. Compton joined the Association as its Vice President and Chief Financial Officer in 1993 and has served as President since January 2000. HD Partners current Chief Financial Officer, Mr. Robert Meyers, will become NHRA Pro Racing’s Chief Financial Officer. Peter Clifford, currently Executive Vice President and General Manager of the Association, will become executive director of the Association, as well as a consultant to NHRA Pro Racing.

Employees

Upon completion of the transaction, approximately 95 employees of the Association will become employees of NHRA Pro Racing on terms and conditions no less favorable than that which they are currently receiving from the Association. NHRA Pro Racing and Association intend to execute an agreement prior to the closing date, under which certain designated employees will provide administrative services to both parties for specified periods of time, with the costs associated with such employees to be shared between the parties pursuant to an agreed-upon schedule. For a more detailed description of this agreement to be entered into, see the section entitled “Other Agreements Related to the Acquisition—Transition Services Agreement” beginning on page        .

INFORMATION ABOUT HDP

Business of HDP

General

We were incorporated in Delaware on December 6, 2005, as a blank-check company formed specifically as a vehicle to effect a merger, asset acquisition or similar business combination with one or more operating businesses in the media, entertainment or telecommuncications industries whose fair market value is at least equal to 80% of our net assets at the time of such business combination.

A registration statement for our IPO was declared effective on June 1, 2006. On June 7, 2006, we consummated our IPO of 18,750,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.50 per share. Our common stock and warrants started trading separately as of August 1, 2006.

Our net proceeds from the sale of our units were approximately $138,900,000. Of this amount, $137,325,000 was deposited in trust and the remaining $1,575,000 was held outside of the trust. The proceeds held outside the trust are available to be used by us, and are being used by us, to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We evaluated a number of candidates before moving forward with the Association. If the Asset Acquisition with the Association is not consummated, it is possible that we will not have enough time or resources to continue searching for an alternative target.

Employees

We have five officers, three of whom are also members of our Board of Directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. We currently have three consultants. We do not intend to have any full time employees prior to the consummation of a business combination.

Properties

We maintain our executive offices at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405. We have agreed to pay Value Investments, LLC, an affiliated third party of which Mr. Lederman is the managing member, $1,000 per month for office space (located at our executive offices) and certain additional general and administrative services.

Periodic Reporting and Audited Financial Statements

HDP has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, HDP’s annual reports will contain financial statements audited and reported on by HDP independent accountants. HDP has filed an Annual Report on Form 10-K with SEC covering the fiscal year ended December 31, 2006.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF HDP

The following discussion should be read in conjunction with the Consolidated Financial Statements for HDP beginning on page FS-1 of this proxy statement. These Consolidated Financial Statements present the results of operations for HDP for the fiscal years ended December 31, 2005 (“2005”) and the fiscal year ended December 31, 2006, as well as the financial positions at December 31, 2005 and December 31, 2006. In addition to historical information, the following discussion may contain forward-looking information that involves risks and uncertainties. All amounts presented, except share data, are rounded to the nearest thousand dollars.

We were formed on December 6, 2005, to serve as a vehicle to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international assets or an operating business in the media, entertainment or telecommunications industries. Our initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. We intend to utilize cash derived from the proceeds of our recently completed IPO, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

On June 7, 2006, we consummated our IPO of 18,750,000 units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.50.

As discussed in greater detail in the section “The Asset Acquisition Proposal—Background of the Asset Acquisition,” prior to entering into the Asset Purchase Agreement with the Association, HDP was engaged in investigating numerous potential business combination candidates. HDP had met with target companies, service professionals and other intermediaries to discuss with them HDP, the background of HDP’s management and HDP’s combination preferences. In the course of these discussions, HDP had also spent time explaining the capital structure of the IPO, the combination approval process, and the timeline under which HDP must complete a business combination before the proceeds of the offering held in escrow would be returned to investors.

Overall, HDP has concluded that the environment for target companies has been competitive and believes that private equity firms and strategic buyers represent its biggest competition. HDP’s management believes that many of the fundamental drivers of alternative investment vehicles like HDP are becoming more accepted by investors and potential business combination targets; these include a difficult IPO environment, a cash-rich investment community looking for differentiated opportunities for incremental yield, and business owners seeking new ways to maximize their stockholder value while remaining invested in the business.

From December 6, 2005 (inception) until December 31, 2006, HDP had net income of approximately $2,026,925, derived from interest income, less operating expenses and taxes.

The net proceeds to us from the sale of our Units, after deducting offering expenses of approximately $660,000 and underwriting discounts of approximately $10,500,000 (including $3,000,000 placed in the Trust Account representing a deferred underwriters’ discount) was $141,090,000. $145,536,328 is currently being held in trust and the remaining funds of $1,228,722 are being held outside of the trust. The remaining proceeds are available to be used by us to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We will use all or substantially all of the net proceeds of the initial public offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. The proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe we will have sufficient available funds outside of the trust account, including use of a limited use recourse revolving line of credit with certain of our officers and directors for up to $750,000, to operate through June 2008, assuming that a business combination is not consummated during that time.

Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox have provided us with a limited recourse revolving line of credit under which we may have up to $750,000 outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination, or the completion of our plan of dissolution and distribution (as such borrowings may be used to pay costs, expenses and claims in connection with any such dissolution and liquidation). The revolving line of credit bears no interest and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods.  To date, rather than using a third party to provide the line of credit, Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox have each directly loaned to the Company $150,000 for a total of $750,000 and have received promissory notes in return.

The table below compares the use of net proceeds from HDP’s IPO held outside of the trust estimated at the time of the public offering (June 7, 2006) versus those estimated by HDP as of December 31, 2006.

	S-1	Current Estimated(1)(2)
Legal, Accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of business combination	$500,000	$1,833,000
Payment for administrative services and support ($7,500 per month)	$180,000	$7,000
Due diligence of prospective target businesses	$250,000	$130,000
Legal and accounting fees relating to SEC reporting obligations	$75,000	$355,000
Income and Franchise Taxes	—	—
Working Capital and Reserves	$570,000	—
Total	$1,575,000	$2,325,000

(1)          Assumes the proposed business combination with the Association is consummated prior to December 31, 2007.

(2)          Existing available funds are not sufficient to satisfy estimated transaction costs prior to the Asset Acquisition with the Association.

As of June 30, 2007, HDP had (i) $344,091 in cash outside the trust and (ii) $1,595,568 in current liabilities including accrued legal fees, due diligence expenses and related transaction expenses and taxes, but excluding deferred revenue (including $3,000,000 held in the trust account representing a portion of the underwriters’ discount that was deferred until the consummation of a business combination). Assuming that (a) dissolution is not completed until June 2008, (b) that interest earned less any applicable federal, state and Delaware franchise taxes payable on the trust between June 30, 2007 and June 2008 is approximately $3,325,000, HDP currently estimates the trust amount as of June 2008 would be approximately $150,300,000 or $8.02 per common share. Separately, management of HDP estimates that the dissolution process would cost in the range of $50,000 to $75,000. In the event of dissolution, this estimated amount, plus any claims of HDP’s vendors that are not covered by a valid and enforceable waiver in favor of HDP, could result in claims or liabilities for which certain of HDP’s officers have agreed to indemnify the trust account. We do not believe there would be any claims or liabilities against which certain of HDP’s executive officers would have to indemnify the trust account. The increase in fees versus our original estimates is due primarily to the length of time and associated expenses that have been required to complete the Asset Purchase Agreement including the time and expense of preparing various regulatory filings, due diligence costs and the associated costs therewith relative to what was originally estimated. Such increases are not necessarily based on the number of months since HDP’s IPO, but rather the time and process from the initiation of the drafting of the Asset Purchase Agreement and related agreements in January through the expected closing. As of June 30, 2007, HDP has approximately $344,091 in cash outside of the trust account. In August 2007, HDP borrowed from certain of its directors and officers $750,000 and HDP is expecting a refund of approximately $20,000 for overpayment of the proxy filing fee. In addition, our SEC counsel and certain of our advisors other than accountants have agreed to defer $300,000 of their fees or a substantial portion thereof until the consummation of a transaction and to forego such fees or a substantial portion thereof in the event the Asset Acquisition is not consummated. The total of the funds available plus the deferred fees is $1,414,091. Liabilities payable from funds held outside of the trust (excluding the deferred underwriter fee) at June 30, 2007 were $661,583. This amount also excludes $23,087of Delaware franchise tax which is paid from funds held inside the trust. This leaves funds available to pay remaining transaction and operating costs until consummation of a business combination or liquidation/dissolution of $752,508. As of June 30, 2007, $1,577,411 of the $2,200,000 total forecasted transaction costs have been accrued with $656,149 unpaid which leaves a balance of $921,262 paid and another $622,589 to incur. Operating costs until consummation of the transaction are forecast to be approximately $130,000. Subtracting the remaining estimated cash transaction costs to be incurred and the remaining estimated operating costs to be incurred leaves a cash balance of approximately $0 for liquidation/dissolution assuming a December 31, 2007 date. The Board intends to take steps to negotiate lower cash transaction costs in order to enable HDP to consummate the business combination or liquidate. In the event the Asset Acquisition is not consummated, and HDP is not able to execute another letter of intent by December 6, 2007 and consummate such other business combination by June 6, 2008, then HDP will be forced to liquidate. See Risk Factors.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 31, 2005 and December 31, 2006, HDP did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this proxy statement as HDP has conducted no operations to date.

Dissolution and Liquidation if No Business Combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect the Asset Acquisition or other business combination before June 6, 2008. The plan of dissolution will provide that we liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval.

Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our initial stockholders, including certain of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to completion of our IPO and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $7.73 (as of December 31, 2006) per share. We expect that all costs associated with implementing a plan of dissolution and liquidation as well as payments to any creditors will not be able to be funded by the proceeds of our IPO not held in the trust account and cannot assure you that any of those funds will be available for such purposes. Accordingly, if we do not have sufficient or any funds for those purposes, the amount distributed to our public stockholders will be less than $7.73 per share (as of December 31, 2006) as a result of the trust account being reduced to satisfy the costs associated with a liquidation.

To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors:

•       Prior to completion of the Asset Acquisition, we will continue, as we have in the past, to seek from all vendors, prospective target businesses and other entities, which we refer to as potential contracted parties or a potential contracted party, agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

•       If we enter into an agreement with a potential contracted party that refuses to execute a valid and enforceable waiver, then certain of our initial directors and officers will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public stockholders in the event of a dissolution and liquidation and the claims were made by that party for services rendered or products sold to us.

There is no guarantee that vendors, prospective target business, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. In addition, the indemnification provided by certain of our directors and officers is limited to claims by vendors that do not execute such valid and enforceable agreements. Claims by target businesses or other entities and vendors that execute such valid and enforceable agreements would not be indemnified by certain of our directors and officers. Based on representations made to us by certain of our directors and officers, we currently believe they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but they are not required to reserve for such an eventuality. Despite our belief, we cannot assure you that they will be able to satisfy those obligations. The indemnification obligations may be substantially higher than they currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 24 month deadline would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

•       our Board will, consistent with its obligations described in our amended and restated certificate of incorporation, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the Board’s recommendation of such plan;

•       upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the SEC;

•       if the SEC does not review the preliminary proxy statement, then, 10 days following the filing date, we will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to our stockholders, and 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•       if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Following the expiration of such time periods, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account, and the funds will not be available for any other corporate purpose. Our initial stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and distribution.

We expect that our total costs and expenses associated with the implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

Under the Delaware General Corporation Law (“DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the DGCL intended to ensure that a corporation makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the DGCL, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we seek to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account and to date have entered into such agreements with the Association. As a result, we believe the claims that could be made against us will be significantly reduced and the likelihood that any claim that would result in any liability extending to the trust will be limited.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

The following unaudited pro forma condensed combined consolidated financial statements combine the historical consolidated balance sheets and statements of operations of HDP and the Purchased Business. We are providing the following information to aid you in your analysis of the financial aspects of the Asset Acquisition. We derived this information from the audited consolidated financial statements of HDP for the fiscal year ended December 31, 2006, from the audited financial statements of the Purchased Business for the fiscal year ended December 31, 2006, and from the unaudited financial statements of HDP and the Purchased Business for the three months ended June 30, 2007.

The unaudited pro forma condensed combined consolidated financial information is only a summary and you should read it in conjunction with HDP’s ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’, the historical consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and its quarterly report on Form 10-Q for the three months ended June 30, 2007, incorporated by reference in and accompanying this proxy statement and the Purchased Business’s separate historical financial statements and notes thereto for the year ended December 31, 2006 and for the six months ended June 30, 2007, as included in this proxy statement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2007 combines the Asset Acquisition as if it had occurred on June 30, 2007. The unaudited pro forma condensed combined consolidated statement of operations for the twelve months ended December 31, 2006 is based on the historical results of operations of HDP and the Purchased Business for the twelve months ended December 31, 2006 and gives effect to the Asset Acquisition as if it had occurred on January 1, 2006. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended June 30, 2007 is based on the historical results of operations of HDP and the Purchased Business for the six months ended June 30, 2007 and gives effect to the Asset Acquisition as if it had occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements include all adjustments necessary to reflect the costs of doing business as a stand-alone entity, including applicable executive salaries and those costs associated with the operational and sanctioning services that will be provided by the Association subsequent to the completion of the acquisition.

The unaudited pro forma condensed combined consolidated financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma condensed combined consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Asset Acquisition.

The following unaudited pro forma condensed consolidated financial statements have been prepared using two levels of assumptions with respect to the number of outstanding shares of our common stock, as follows:

(i)    assuming no conversions and maximum approval—this presentation assumes that none of our stockholders holding shares sold in our IPO vote against the Asset Acquisition and convert their shares into a pro rata portion of the trust account; and

(ii)   assuming maximum conversions and minimum approval—this presentation assumes that holders of 19.99% of our stock sold in our IPO vote against the Asset Acquisition and convert their shares into a pro rata portion of the trust account.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions that we believe are reasonable and that are set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. We are providing this information to you to aid in your analysis of the financial aspects of the Asset Acquisition and related transactions. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that we would have reported had the Asset Acquisition, been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial condition.

With Minimum Approval
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of June 30, 2007
(In thousands of dollars)

v

	Historical Purchased Business	Historical HDP	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$16,498	$344	$144,004	a	$29,809
			(100,000	)c
			(28,812	)h
			(946	)d
			(656	)e
			(623	)k
Cash held in trust		144,004	(144,004	)a	—
Cash held in trust—deferred underwriter fee		3,000	(3,000	)b	—
Accounts receivable, net	2,779				2,779
Prepaid expenses	2,353	117			2,470
Other current assets					—
Total current assets	21,630	147,465	(134,037)		35,058
Property and equipment, net	40,002		18,427	f	58,429
Other intangible assets			59,400	f	59,400
Goodwill			6,022	f	6,022
Covenants not to compete, net	40				40
Interest rate swap agreements	157				157
Deferred tax asset		476			476
Other assets		1,577	(1,577	)g	—
Total assets	$61,829	$149,518	$(51,765)		$159,582
Current liabilities:
Accounts payable	$520	$28	$—		$548
Accrued expenses	6,169				6,169
Deferred revenue	16,498		(767	)f	15,731
Current portion of long-term debt	1,154				1,154
Accrued costs		656	(656	)e	—
Income and capital taxes payable		—			—
Deferred interest		911	(911	)h	—
Deferred underwriter fees		3,000	(3,000	)b	—
Total current liabilities	24,341	4,595	(5,334)		23,602
Long-term debt, less current portion	9,400				9,400
Total Liabilities	33,741	4,595	(5,334)		33,002
Common stock, subject to possible redemption 3,748,125 shares, at conversion value		27,901	(27,901	)h	—
Stockholders’ equity:
Parent investment	28,088		(28,088	)f	—
Preferred stock
Common stock		23			23
Additional paid-in capital		113,191	9,558	j	122,749
Retained earnings (Accumulated deficit)		3,808			3,808
Total stockholders’ equity	28,088	117,022	(18,530)		126,580
Total liabilities, convertible redeemable preferred stock and stockholders’ deficit	$61,829	$149,518	$(51,765)		$159,582

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements starting on page F-6 of this document.

With Maximum Approval
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of June 30, 2007
(In thousands of dollars)

	Historical
	Purchased	Historical	Pro Forma		Pro Forma
	Business	HDP	Adjustments		Combined
Cash and cash equivalents	$16,498	$344	$144,004	a	$58,621
			(100,000	)c
			(946	)d
			(656	)e
			(623	)k
Cash held in trust		144,004	(144,004	)a	—
Cash held in trust—deferred underwriter fee		3,000	(3,000	)b	—
Accounts receivable, net	2,779				2,779
Prepaid expenses	2,353	117			2,470
Other current assets	—	—	—		—
Total current assets	21,630	147,465	(105,225)		63,870
Property and equipment, net	40,002		18,427	f	58,429
Other intangible assets			59,400	f	59,400
Goodwill			6,022	f	6,022
Covenants not to compete, net	40				40
Interest rate swap agreements	157				157
Deferred tax asset		476			476
Other assets		1,577	(1,577	)g	—
Total assets	$61,829	149,518	$(22,953)		$188,394
Current liabilities:
Accounts payable	$520	$28	$—		$548
Accrued expenses	6,169				6,169
Deferred revenue	16,498		(767	)f	15,731
Current portion of long-term debt	1,154				1,154
Accrued costs		656	(656	)e	—
Income and capital taxes payable		—			—
Deferred interest		911	(911	)h	—
Deferred underwriter fees		3,000	(3,000	)b	—
Total current liabilities	24,341	4,595	(5,334)		23,602
Long-term debt, less current portion	9,400				9,400
Total liabilities	33,741	4,595	(5,334)		33,002
Common stock, subject to possible redemption 3,748,125 shares, at conversion value		27,901	(27,901	)i	—
Stockholders’ equity:
Parent investment	28,088		(28,088	)f	—
Preferred stock
Common stock		23			23
Additional paid-in capital		113,191	9,558	j	150,650
			27,901	i
Retained earnings (Accumulated deficit)		3,808	911	h	4,719
Total stockholders’ equity	28,088	117,022	10,282		155,392
Total liabilities, convertible redeemable preferred stock and stockholders’ deficit	$61,829	$149,518	$(22,953)		$188,394

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements starting on page F-6 of this document.

With Minimum Approval
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2007
(In thousands of dollars, except per share amounts)

	Historical
	Purchased	Historical	Pro Forma		Pro Forma
	Business	HDP	Adjustments		Combined
Revenues:
Operating revenue	$41,492		$400	l	$41,892
Total revenues	41,492		400		41,892
Costs and expenses:
Operating expenses	29,997				29,997
General and administrative	4,427	$174	90	m	4,691
Sales and marketing	1,997				1,997
Depreciation and amortization	945		4,039	n	4,984
Total costs and expenses	37,366	174	4,129		41,669
Operating income	4,126	(174)	(3,729)		223
Other income (expense)	52				52
Interest income	295	3,135			3,430
Interest expense	(255)		o		(255)
Total other income (loss)	92	3,135			3,227
Income (loss) before taxes	4,218	2,961	(3,729)		3,450
Provision for taxes	12	1,180	184	p	1,376
Net income (loss)	4,206	1,781	(3,913)		2,074
Net income (loss) attributable to common shareholders		$1,781			$2,074
Weighted average shares outstanding—Basic		23,437,500		q	20,945,822
Diluted		23,437,500			26,607,177
Net income (loss) per share—Basic		$0.08			$0.10
Diluted		0.08			0.08

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements starting on page F-6 of this document.

With Maximum Approval
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2007
(In thousands of dollars, except per share amounts)

	Historical
	Purchased	Historical	Pro Forma		Pro Forma
	Business	HDP	Adjustments		Combined
Revenues:
Operating revenue	$41,492		$400	l	$41,892
Total revenues	41,492		400		41,892
Costs and expenses:
Operating expenses	29,997				29,997
General and administrative	4,427	$174	90	m	4,691
Sales and marketing	1,997				1,997
Depreciation and amortization	945		4,039	n	4,984
Total costs and expenses	37,366	174	4,129		41,669
Operating income	4,126	(174)	(3,729)		223
Other income (expense)	52				52
Interest income	295	3,135	425	h	3,855
Interest expense	(255)			o	(255)
Total other income (loss)	92	3,135	425		3,652
Income (loss) before taxes	4,218	2,961	(3,304)		3,875
Provision for taxes	12	1,180	354	p	1,546
Net income (loss)	4,206	1,781	(3,658)		2,329
Net income (loss) attributable to common shareholders		$1,781			$2,329
Weighted average shares outstanding—Basic		23,437,500		q	24,693,947
Diluted		23,437,500			30,355,302
Net income (loss) per share—Basic		$0.08			$0.09
Diluted		0.08			0.08

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements starting on page F-6 of this document.

With Minimum Approval
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2006
(In thousands of dollars, except per share amounts)

	Historical
	Purchased	Historical	Pro Forma		Pro Forma
	Business	HDP	Adjustments		Combined
Revenues:
Operating revenue	$93,443		$800	l	$94,243
Total revenues	93,443		800		94,243
Costs and expenses:
Operating expenses	69,731				69,731
General and administrative	9,487	$218	180	m	9,885
Sales and marketing	3,956				3,956
Depreciation and amortization	1,753		8,215	n	9,968
Total costs and expenses	84,927	218	8,395		93,540
Operating income	8,516	(218)	(7,595)		703
Other income (expense)	(16)				(16)
Interest income	364	3,593		o	3,957
Interest expense	(419)				(419)
Total other income (loss)	(71)	3,593			3,522
Income (loss) before taxes	8,445	3,375	(7,595)		4,225
Provision for taxes	—	1,346	340	p	1,686
Net income (loss)	8,445	2,029	(7,935)		2,539
Net income (loss) attributable to common shareholders		$2,029			$2,539
Weighted average shares outstanding—Basic		15,680,651		q	20,945,822
Diluted		15,680,651			25,904,155
Net income (loss) per share—Basic		$0.13			$0.12
Diluted		0.13			0.10

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements starting on page F-6 of this document.

With Maximum Approval
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Twelve Months Ended December 31, 2006
(In thousands of dollars, except per share amounts)

	Historical
	Purchased	Historical	Pro Forma		Pro Forma
	Business	HDP	Adjustments		Combined
Revenues:
Operating revenue	$93,443		$800	l	$94,243
Total revenues	93,443		800		94,243
Costs and expenses:
Operating expenses	69,731				69,731
General and administrative	9,487	$218	180	m	9,885
Sales and marketing	3,956				3,956
Depreciation and amortization	1,753		8,215	n	9,968
Total costs and expenses	84,927	218	8,395		93,540
Operating income	8,516	(218)	(7,595)		703
Other income (expense)	(16)				(16)
Interest income	364	3,593	486	h	4,443
				o
Interest expense	(419)				(419)
Total other income (loss)	(71)	3,593	486		4,008
Income (loss) before taxes	8,445	3,375	(7,109)		4,711
Provision for taxes	—	1,346	534	p	1,880
Net income (loss)	8,445	2,029	(7,643)		2,831
Net income (loss) attributable to common shareholders		$2,029			$2,831
Weighted average shares outstanding—Basic		15,680,651		q	24,963,947
Diluted		15,680,651			29,652,280
Net income (loss) per share—Basic		$0.13			$0.11
Diluted		0.13			0.10

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements starting on page F-6 of this document.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

(1)          Description of Transactions and Basis of Pro Forma Presentation

On May 30, 2007, the Association and HDP entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). In connection with the proposed acquisition (the “Asset Acquisition”), HDP will pay aggregate consideration of between a minimum of $121,057,792 and a maximum of $123,457,972 consisting of the following: approximately $100,000,000 in cash, increased by the amount of approved capital expenditures (the “Capital Expenditure Balance”) incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; the assumption of approximately $11,500,000 of existing Association loans (the “Seller Loan Balance”); and issuance to the Association of an aggregate of 1,256,447 new shares of its common stock. Although the Asset Purchase Agreement sets forth that the stock portion of the Asset Acquisition is to be determined by using an average closing price of a share of HDP common stock for the 20 consecutive trading days prior to public announcement of the Asset Acquisition (or approximately $7.561/share), in accordance with guidance provided by EITF 99-12, an average closing price for the 10 days prior to and after the announcement date (or approximately $7.607/share) was used in developing the pro forma condensed combined financial statements. The $100,000,000 in cash to be paid as a portion of the acquisition consideration will be subject to adjustment (A) to the extent that the Seller Loan Balance is greater than $11,500,000 (in which case the cash paid will decrease) or is less than $11,500,000 (in which case the cash paid will increase) and (B) by the amount of the Capital Expenditure Balance. For accounting purposes, the acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP’’), with HDP being the acquiror. Accordingly, for accounting purposes, the Purchased Assets of the Association will be stated at their fair value based on an appraisal of the Purchased Assets acquired and liabilities assumed. It is anticipated that a substantial portion of the purchase price will be allocated to amortizable intangibles and non-amortizable goodwill and intangibles. To the extent that any portion or the entire contingent purchase price becomes payable, additional intangible assets will be recorded.

The unaudited pro forma condensed consolidated financial statements have been prepared using two levels of assumptions with respect to the number of outstanding shares of our common stock, as follows:

(i)    Assuming no conversions and maximum approval—this presentation assumes that none of our stockholders holding shares sold in our IPO vote against the Asset Acquisition and convert their shares into a pro rata portion of the trust account; and

(ii)   assuming maximum conversions and minimum approval—this presentation assumes that holders of 19.99% of our stock sold in our IPO vote against the Asset Acquisition and convert their shares into a pro rata portion of the trust account.

(2)          Preliminary Asset Acquisition Purchase Price

The unaudited pro forma condensed combined consolidated financial statements reflect the acquisition of the Purchased Assets of the Association by HDP.

(3)          Preliminary Asset Acquisition Purchase Allocation

Based on HDP’s preliminary valuation of the fair value of the net assets acquired, the preliminary purchase price is as follows:

(in thousands of dollars)	Initial Fair Value
Tangible assets acquired	$61,829
less: Other liabilities assumed	(23,187)
Net assets acquired	$38,642
Adjustment of net tangible assets to fair value	18,427
Deferred revenue adjustment	767
Track owner relationships	33,900
Brand name	20,000
Association access rights	4,500
Photo and video library	1,000
Goodwill	6,022
Purchase Price	123,258

The final determination of the purchase price allocation will be based on the fair values of the assets and the fair value of the liabilities assumed at the effective date of the Asset Acquisition. The purchase price will remain preliminary until HDP is able to finalize its valuation of the fair value of the assets and liabilities acquired. The final determination of purchase price allocation will be completed as soon as practical after the effective date of the Asset Acquisition. The final amounts allocated to assets and liabilities could differ significantly from the amounts presented in the unaudited pro forma condensed combined consolidated balance sheet and related notes.

(4)          Pro Forma Adjustments

(a)           release of funds held in the trust account

(b)          payment of the deferred underwriter fee

(c)           cash portion of the purchase price

(d)          additional cash portion of purchase price to account for reduced debt.

(e)           payment of acquisition related accrued costs (legal, consulting); represents a portion of the $2.2 million total forecasted transaction costs ($1,577,000 (footnote g)) has been accrued thru 6/30/07, less $921,000 that has been paid resulting in the liability balance shown of $656,000, with $623,000 ((footnote k) estimated to yet be incurred).

(f)             to allocate the purchase price to the assets acquired and liabilities assumed (as of 6/30/2007) as follows:

Calculation of allocable purchase price ($000):
Cash	100,946
Stock	9,558	(1,256,447 shares @ 7.607 per share)
Debt	10,554
Transaction costs(1)	2,200
	123,258

Estimated allocation of purchase price:
Total assets acquired	61,829
Less: Other liabilities assumed	(23,187)
Net assets acquired	38,642
Fair value adj. to tangible assets	18,427
Deferred revenue liability adj.(2)	767
Track owner relationships	33,900
Brand name	20,000
Association access rights	4,500
Photo and video library	1,000
Goodwill, (residual)	6,022
Purchase Price	123,258

(1)          transaction costs are generally comprised of the following: legal and printing costs of approximately $1,200,000; fairness opinion cost of approximately $185,000; auditing and appraisal costs of approximately $320,000; financial advisory cost of $300,000; regulatory filing fee of approximately $45,000; and costs associated with marketing, consultants and miscellanous items of approximately $150,000.

(2)          adjusted to include the costs and profit associated with selling and renewing the deferred revenue liability, in accordance with the guidance provided by the FASB Emerging Issues Task Force Discussion Document, Issue No. 01 3, Issue Summary No.1 “Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree”, dated April 4, 2001.

(g)           allocate capitalized transaction costs to purchase price

(h)          assuming minimum approval, to record the refund of funds to converting shareholders (19.99% of the trust account balance less taxes payable) and reversal of deferred interest; assuming maximum approval, to record deferred interest as income

(i)             assuming maximum approval, to reclassify common stock subject to conversion as permanent equity

(j)              equity portion of the purchase price

(k)          payment of transaction related costs

(l)             agreed upon access fees from the Association to HDP over 25 years

(m)      to record increased base salaries payable to certain key employees under employment agreements entered into in conjunction with the acquisition

(n)          increased depreciation expense based on fair market valuation of tangible assets (including such asset’s remaining useful life), and to record amortization expense of acquired intangible assets

(o)          an adjustment for the reversal of interest income to reflect payment of $100.946 million as of January 1, 2006 was not included because such adjustment is not factually supportable;  if such an adjustment was made, we estimate that interest income would have been approximately $2 million lower for the six months ended June 30, 2007, and approximately $3 million lower for the twelve months ended December 31, 2006.

(p)          to apply 40% (combined) tax rate to Purchased Business income and pro forma adjustments

(q)   pro forma weighted average number of shares outstanding as follows:

	Max. Approval	Min. Approval
Six months ended June 30, 2007:
Basic—assuming initial public offering as of January 1, 2006	23,437,500	19,689,375
Shares issued in conjunction with the acquisition*	1,256,447	1,256,447
Basic total	24,693,947	20,945,822
Incremental share on exercise of warrants**	5,661,355	5,661,355
Diluted	30,355,302	26,607,177

*                    The stock portion of the acquisition ($9.558M) consists of 1,256,447 shares at a price per share of $7.607, which was the average closing price of a share of HDP common stock for the 10 consecutive trading days both prior to and after the public announcement by HDP of the contemplated purchase of certain assets of the Association.

**             Assumes exercise price of $5.50 per share, 21,000,000 warrants outstanding and average price for period warrants were actually outstanding  (i.e., from January 1, 2007 to June 30, 2007 of $7.53. Shares associated with the underwriter’s purchase option have not been included because the impact would be anti-dilutive.

	Max. Approval	Min. Approval
Twelve months ended December 31, 2006
Basic—assuming initial public offering as of January 1, 2006	23,437,500	19,689,375
Shares issued in conjunction with the acquisition*	1,256,447	1,256,447
Basic total	24,693,947	20,945,822
Incremental share on exercise of warrants**	4,958,333	4,958,333
Diluted	29,652,280	25,904,155

*                    The stock portion of the acquisition ($9.558M) consists of 1,256,447 shares at a price per share of $7.607, which was the average closing price of a share of HDP common stock for the 10 consecutive trading days both prior to and after the public announcement by HDP of the contemplated purchase of certain assets of the Association.

**             Assumes exercise price of $5.50 per share, 21,000,000 warrants outstanding and average price for period warrants were actually outstanding  (i.e., from August 1, 2006 to December 31, 2006 of $7.20. Shares associated with the underwriter’s purchase option have not been included because the impact would be anti-dilutive

The following table presents reconciliation (unaudited) of EBITDA to net income on a pro forma basis, for the periods presented:

Reconciliation of unaudited pro forma EBITDA, as adjusted, to Net Income (In thousands)

	Six months Ended June 30, 2007		Fiscal Year Ended December 31, 2006
	Minimum Approval	Maximum Approval	Minimum Approval	Maximum Approval
Net income	$2,074	$2,329	$2,539	$2,831
Income taxes	1,376	1,546	1,686	1,880
Interest expense	255	255	419	419
Depreciation and amortization	4,984	4,984	9,968	9,968
Other	(52)	(52)	16	16
EBITDA	$8,637	$9,062	$14,628	$15,114

Purchase Accounting Adjustment

Under the purchase method of accounting, the total preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various preliminary estimates of their fair values. HDP’s estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The purchase price allocation is not finalized. Valuations of certain real and tangible personal property, brand name, business relationships, and other intangible assets are preliminary. Management has assumed that carrying value approximates fair value for certain tangible assets and liabilities of the Purchased Business. The intangible assets acquired include the NHRA brand/trade name, business relationships with track owners, a video and photo library, and other goodwill. Some of these assets, such as goodwill and the NHRA brand/tradename will be non-amortizable; other assets will be amortized over their useful lives.

We determined, based on our interpretation of the requirements of SFAS 141, that HDP was the acquiring entity since HDP’s stockholders will have majority ownership after the acquisition and current HDPs chief executive officer will become chairman of the board of the combined company. Under the purchase method of accounting, the financial statements of the acquiring entity remain unchanged and the Acquisition will be recorded as of the closing date, reflecting the assets and liabilities of the Purchased Business (the target), at their acquisition date fair values. Intangible assets that are identifiable are recognized separately from goodwill which is measured and recognized as the excess of the fair value of the Purchased Business, as a whole, over the net amount of the recognized identifiable assets acquired and liabilities assumed. The results of operations of the Purchased Business will be included in the results of the surviving entity from date of acquisition forward.

Under the purchase method of accounting, the total estimated purchase price of $123.3 million was allocated to the Purchased Business’s net tangible and intangible assets based on their estimated fair values as of the expected date of the completion of the acquisition. Based on the preliminary valuation and other factors as described above, the preliminary estimated purchase price was allocated as follows (in thousands):

As of June 30, 2007	Book Value	Purchase Price and Closing Adjustments	Preliminary Purchase Price Allocation	Asset Life
Tangible assets	$61,789	$18,427	$80,216	Various
Track owner relationships	—	33,900	33,900	15 years
Brand name	—	20,000	20,000	Indefinite
Association access rights	—	4,500	4,500	25 years
Photo and video library	—	1,000	1,000	6 years
Goodwill	—	6,022	6,022	Indefinite
Other intangibles	40	—	40	14 years
Total preliminary purchase price allocation and estimated direct transaction costs	$61,829	83,849	$145,678
Less: Other liabilities assumed	23,187	(767)	22,420
Purchase price			$123,258

The preliminary allocation of the purchase price for accounting purposes was based upon preliminary estimates and assumptions that are subject to change upon the finalization of the transaction and the related valuations.

While it is possible that these estimates may change, HDP does not anticipate that there will be a material change to the purchase price allocation as a result of any changes to these preliminary estimates. The amortization related to the amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed income statements. The preliminary amortization periods (as noted above) are based on the estimated average remaining life of the Purchased Business’s relationships with track owners and other intangible assets. Upon finalization of the transaction, the actual amortization periods will be determined and as such, actual amortization expense may differ from pro forma amortization expense included in the unaudited pro forma condensed statements of operations. HDP does not anticipate that amortization expense will differ materially from the estimated amounts included herein.

Of the total estimated purchase price, approximately $26.0 million was preliminarily allocated to goodwill and the NHRA trade name, the valuation of which has not been finalized. The NHRA trade name will not be amortized due to its indefinite useful life. Goodwill represents the excess of the purchase price over the fair value of the tangible and identifiable intangible assets acquired. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that it is determined that the value of the goodwill has become impaired, an accounting charge for the amount of the impairment will be incurred in the quarter in which such determination is made.  The amortization expense expected over the next five fiscal years based on the purchase accounting adjustments is outlined below:

	Amortization Expense ($000)
Purchase Accounting Adjustments	2007	2008	2009	2010	2011
Track owner relationships	$2,260	$2,260	$2,260	$2,260	$2,260
Association access rights	$180	$180	$180	$180	$180
Photo and video library	$167	$167	$167	$167	$167
Total	$2,607	$2,607	$2,607	$2,607	$2,607

DIRECTORS AND MANAGEMENT OF HDP FOLLOWING THE
ASSET ACQUISITION WITH THE ASSOCIATION

Following the Asset Acquisition, it is anticipated that the directors and executive officers of HDP will be the individuals indicated below.

Name	Age	Position
Eddy W. Hartenstein	56	Chairman, President and Chief Executive Officer
Robert L. Meyers	59	Chief Financial Officer and Treasurer
James E. Meyer	52	Director
Bruce R. Lederman	64	Executive Vice President and Secretary
Lawrence Chapman	53	Executive Vice President
Steven J. Cox	44	Executive Vice President and Director
Henry Goldberg	67	Director
Martin E. Gottlieb	60	Director

For the biographies of Messrs. Eddy W. Hartenstein, Robert L. Meyers, James E. Meyer, Steven J. Cox, Henry Goldberg and Martin E. Gottlieb, see the section entitled “Proposal 3 - Director Proposal.”

Bruce R. Lederman has been our Executive Vice President and Secretary since December 2005 and served as a director from December 2005 through April 2006. Mr. Lederman is currently a member of Industrial Equity Capital, LLC, a private investment firm, which he joined as a founding member in 2002. From 1999 to 2004, he was Chief Operating Officer, Vice Chairman and Co-founder of AssureSat, Inc., a company formed to design, build and operate geo-synchronous satellites. From 1994 to 2000, Mr. Lederman co-founded and served as Vice Chairman of Unisite, Inc., a company which built and purchased telecommunications towers for the wireless industry. Mr. Lederman retired in 1999 as a senior partner from the law firm of Latham & Watkins, which he joined in 1968. Mr. Lederman obtained his LLB, cum laude, from Harvard Law School in 1967 and received a B.S. in Economics, cum laude, from the Wharton School of Finance & Commerce, University of Pennsylvania in 1964. He attended the London School of Economics at the University of London where he studied Economics from 1962 to 1963.

Lawrence Chapman has been our Executive Vice President since December 2005 and served as a director from December 2005 through April 2006. Mr. Chapman retired from Hughes Electronics Corporation (which changed its name to The DIRECTV Group in 2004) in August 2004, with his most recent assignment as President and Chief Operating Officer of DIRECTV’s Latin American operation, at the time the region’s largest pay television service with offerings in over 28 countries. Mr. Chapman was appointed as President of DIRECTV Latin America, LLC (a partnership between DIRECTV Latin America Holdings, a subsidiary of Hughes Electronics Corp., Darlene Investments LLC, an affiliate of the Cisneros Group of Companies, and Grupo Clarin), to lead the reorganization of the company under Chapter 11 of the U.S. Bankruptcy Code. DIRECTV Latin America emerged from Chapter 11 in April 2004. From August 2001 through December 2002, Mr. Chapman was Executive Vice President in charge of DIRECTV’s Product Development, Marketing and Advertising organizations. From March 2000 through August 2001, Mr. Chapman was President of DIRECTV Global Digital Media Inc., a subsidiary of Hughes Electronics Corporation). Between 1990 and 2000, Mr. Chapman served in a number of capacities at DIRECTV including Senior Vice President of Programming, Senior Vice President of Special Markets and Distribution, and Vice President of Business Affairs. Before his assignments with DIRECTV, a business unit of Hughes Electronics Corporation, Mr. Chapman served in various business development roles at Hughes Communications Inc., a satellite services subsidiary of Hughes Electronics Corporation. From 1985 to 1989, Mr. Chapman was Deputy General Manager at JCSat, a Tokyo-based satellite services joint venture between Hughes Communications, Itochu Corporation and Mitsui and Company, Ltd. Mr. Chapman holds MS and BS degrees in Electrical Engineering from the University of Florida.

Mr. Chapman served as a member of the Board of Directors of TiVo, Inc. from 1999 to 2003 and as a member of the Board of Directors of PanAmSat Corporation in 2003.

Other than their respective relationships with HDP, none of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan, and none of these individuals is currently affiliated with such an entity.

After the Asset Acquisition, the officers and employee directors will devote their full time and attention to the ongoing operations of HDP and the non-employee directors will devote such time as is necessary and required to satisfy their duties as a director of a public company.

Board of Directors and Committees of the Board

After the Asset Acquisition, our Board of Directors will consist of up to five members, and it is anticipated that a majority of them will be considered “independent.”

We do not currently have a Compensation Committee but we expect to establish a Compensation Committee as soon as practicable after the consummation of the Asset Acquisition. Pursuant to Section 805 of the AMEX Company Guide, compensation of our Chief Executive Officer, if any, will be determined, or recommended to the Board for determination, by a majority of the independent directors on our Board of Directors. The Chief Executive Officer will not be present during voting or deliberations. Compensation for all other officers, if any, will be determined, or recommended to the Board for determination, by a majority of the independent directors on our Board of Directors. None of our officers currently receive compensation. We do not expect to pay any compensation to any of our officers until the consummation of the Asset Acquisition with the Association. For a more detailed discussion of compensation after the Asset Acquisition, see the section entitled “Ancillary Agreements—Employment and Consulting Agreements.”

HDP’s Board of Directors has established a Nominating Committee and an Audit Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members, as well as anticipated membership, are set forth below.

Audit Committee

Our Audit Committee currently consists of Mr. Goldberg and Gottlieb. We expect to modify the composition of the Audit Committee after the consummation of the Asset Acquisition by appointing James E. Meyer as an additional independent director on our audit committee. The independent directors we have appointed and will appoint to our Audit Committee will each be an independent member of our Board of Directors, as defined by the rules of the AMEX and the SEC. Each member of our audit committee will be financially literate under the current listing standards of the AMEX, and our Board of Directors has determined that Mr. Gottlieb qualifies as an “audit committee financial expert,” as such term is defined by SEC rules. We expect that the composition of the Audit Committee subsequent to the Asset Acquisition will meet the listing standards of the AMEX and applicable SEC rules.

The Audit Committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee also recommends the firm selected to be our independent registered public accounting firm, reviews and approves the scope of the annual audit, review and evaluates with the independent public accounting firm our annual audit and annual consolidated financial statements, reviews with management the status of internal accounting controls, evaluates problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the Board of Directors, and evaluates all of our public financial reporting documents.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Mr. Goldberg and Mr. Gottlieb, each of whom is an independent director as defined by the rules of the AMEX and the SEC. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

We have established a Nominating Committee of the Board of Directors, which currently is comprised of Mr. Goldberg and Mr. Gottlieb, each of whom is an independent director as defined by the rules of the AMEX and the SEC. We expect to modify the composition of the Nominating Committee after the consummation of the Asset Acquisition by appointing James E. Meyer as an additional independent director on our nominating committee. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others. We expect that the composition of the Nominating Committee subsequent to the Asset Acquisition will meet the listing standards of the AMEX and applicable SEC rules.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the Board of Directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The Nominating Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Effective at the closing of the Asset Acquisition, we expect to create a Compensation Committee of the Board of Directors. The Compensation Committee will be charged with reviewing and determining the compensation of our executive officers, including the negotiation of any employment agreements with such persons. In addition, the Compensation Committee will be charged with establishing and overseeing an incentive plan and any grants thereunder. The Compensation Committee will be comprised of three (3) persons, at least two of whom shall be independent persons.

Upon completion of the Asset Acquisition, and in connection with the recommendations of the Board, we expect that the members of the Compensation Committee will be Messrs. Eddy Hartenstein, Martin Gottlieb and James Meyer.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the AMEX. You can review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of conduct and ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics within 5 business days of such amendment or waiver or as otherwise required by the SEC.

Director Compensation

It is anticipated that at or prior to the closing of the Asset Acquisition, the compensation to be paid to members of the Board of Directors of HDP will be established and such compensation will be reasonable and customary for the industry.

Executive Compensation

None of HDP’s executive officers or directors has received any cash compensation for services rendered. Commencing on the effective date of our IPO through the consummation of a business combination, we have agreed to pay Value Investments, LLC, an affiliated third party of which Mr. Lederman (our Executive Vice President and Secretary) is the managing member, $1,000 per month for office space and certain additional general and administrative services. During 2006, approximately $7,000 was incurred under this arrangement. The current agreement with Value Investments, LLC is for our benefit and is not intended to provide Mr. Lederman compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. Other than this $1,000 monthly fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination.

A condition to the parties’ obligation to consummate the Asset Acquisition is that (i) Thomas Compton has entered into the employment agreement with HDP and (ii) Peter Clifford has entered into the consulting agreement with HDP, both agreements becoming effective upon consummation of the Asset Acquisition.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of July 31, 2007, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of HDP’s common stock by: (i) each person known by us to be the owner of more than 5% of our outstanding shares of HDP’s common stock, (ii) each director, and (iii) all officers and directors as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Eddy W. Hartenstein(2)	1,372,500	3.09%
Robert L. Meyers(3)	1,372,500	3.09%
Bruce R. Lederman(4)	1,372,500	3.09%
Lawrence N. Chapman(5)	1,372,500	3.09%
Steven J. Cox(6)	1,372,500	3.09%
Henry Goldberg(7)	37,500	*
Martin E. Gottlieb(8)	37,500	*
Sapling, LLC(9)	1,702,359	3.83%
Fir Tree Recovery Master Fund, LP(9)	594,014	1.34%
Satellite Fund II, L.P.(10)	317,331	*
Satellite Fund IV, L.P.(10)	72,283	*
Satellite Overseas Fund, Ltd.(10)	721,998	1.62%
The Apogee Fund, Ltd.(10)	166,344	*
Satellite Overseas Fund V, Ltd.(10)	74,334	*
Satellite Overseas Fund VI, Ltd.(10)	22,531	*
Satellite Overseas Fund VII, Ltd.(10)	3,430	*
Satellite Overseas Fund VIII, Ltd.(10)	11,298	*
Satellite Overseas Fund IX, Ltd.(10)	84,651	*
HBK Investments L.P.(11)	1,301,860	2.93%
Azimuth Opportunity, Ltd.(12)	1,543,500	3.47%
All directors and executive officers as a group(7) persons	6,937,500	15.6%

                 * Represents beneficial ownership of less than 1%.

       (1) Includes shares of common stock issuable upon exercise of warrants which are beneficially owned by certain of the persons named in the above table but which are not exercisable until the later of (i) June 1, 2007 or (ii) the consummation by us of a business combination (including the Asset Acquisition). Unless otherwise indicated, the business address of each of the individuals is 2601 Ocean Park Boulevard, Suite 320, Santa Monica, CA 90405.

       (2) Mr. Hartenstein is the Chairman of the Board, President and Chief Executive Officer of HDP.

       (3) Mr. Meyers is the chief financial officer, treasurer and a director of HDP. Includes 922,500 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust. The beneficiary of the trust is Mr. and Mrs. Meyers’ son.

       (4) Mr. Lederman is an executive vice president and the secretary of HDP. Includes 922,500 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

       (5) Mr. Chapman is an executive vice president of HDP. Includes 922,500 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman’s children.

       (6) Mr. Cox is an executive vice president and a director of HDP. Includes 922,500 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust.

       (7) Mr. Goldberg is a director of HDP.

       (8) Mr. Gottlieb is a director of HDP.

       (9) Based on information contained in a Statement on Schedule 13G filed by Sapling LLC, a Delaware limited liability company (“Sapling”) and by Fir Tree Recovery Master Fund, L.P., a Cayman Islands exempted limited partnership (“Fir Tree Recovery”) on February 14, 2007. Sapling may direct the vote and disposition of the 1,702,359 shares of common stock, and Fir Tree Recovery may direct the vote and disposition of 594,014 shares of common stock. The address of Sapling LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017 and the address of Fir Tree Recovery is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Fir Tree, Inc., a New York corporation, is the investment manager of Sapling and Fir Tree Recovery and as such possesses investment discretion over the portfolios of Sapling and Fir Tree Recovery.

(10) Based on information contained in a Statement on Schedule 13G filed on February 14, 2007 by (i) Satellite Fund II, L.P., a Delaware limited partnership, Satellite Fund IV, L.P., a Delaware limited partnership (collectively, the “Delaware Funds”) over which Satellite Advisors, L.L.C., a Delaware limited liability company, has discretionary trading authority, as general partner, and (ii) Satellite Overseas Fund, Ltd., a Cayman Islands exempted company, The Apogee Fund, Ltd. (f/k/a Satellite Overseas Fund III, Ltd.), a Cayman Islands exempted company, Satellite Overseas Fund V, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VI, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VII, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VIII, Ltd., a Cayman Islands exempted company, and Satellite Overseas Fund IX, Ltd., a Cayman Islands exempted company (collectively, the “Offshore Funds” and together with the Delaware Funds, the “Satellite Funds”) over which Satellite Asset Management, L.P. , a Delaware limited partnership, has discretionary investment trading authority. The general partner of Satellite Asset Management, L.P. is Satellite Fund Management LLC, a Delaware limited liability company. Satellite Fund Management LLC and Satellite Advisors, L.L.C. each share the same Executive Committee that make investment decisions on behalf of the Satellite Funds and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members. The address of the Satellite Funds is 623 Fifth Avenue, 19th Floor, New York, New York 10022.

(11) Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., a Delaware limited partnership (“HBK Investments”), by HBK Services LLC, a Delaware limited liability company (“HBK Services”), by HBK Partners II L.P., a Delaware limited partnership (“HBK Partners”), by HBK Management LLC, a Delaware limited liability company (“HBK Management”), and by HBK Master Fund L.P., a Cayman Islands limited partnership (“HBK Master Fund”) on July 6, 2007. The address of HBK Investments, HBK Services, HBK Partners and HBK Management  is 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the address of HBK Master Fund is c/o HBK Services, 300 Crescent Court, Suite 700, Dallas, Texas 75201. HBK Investments has delegated discretion to vote and dispose of the securities to HBK Services. HBK Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a

Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of HBK Services and the Subadvisors is under common control with HBK Investments.

(12) Based on information contained in a Statement on Schedule 13G filed by Azimuth Opportunity, Ltd., an international business company organized under the laws of the British Virgin Islands (“Azimuth”) on June 4, 2007. The address of Azimuth is c/o Ogier Qwomar Complex, 4th Floor, P.O. Box 3170, Road Town, Tortola, British Virgin Islands. Azimuth has the sole power to vote or to direct the disposition of 1,543,500 shares.

Beneficial Ownership following the Asset Acquisition:

Solely for illustrative purposes, the following table is designed to set forth information regarding the beneficial ownership of HDP common stock of each person who is anticipated to own greater than 5% of HDP’s outstanding common stock and each person who will act in the capacity of officer or director following the Asset Acquisition, based on the following assumptions:

•       the current ownership of the entities and individuals identified above remains unchanged;

•       the capital structure of HDP remains as prior to the Asset Acquisition such that only the pre-Asset Acquisition number of shares remains 23,437,500 shares of common stock and has not increased as a result of any HDP warrant exercises.

•       The columns reflecting the beneficial ownership after consummation of the Asset Acquisition assume the issuance of all 1,256,447 shares.

	Beneficial Ownership Of HD Partners Acquisition Corp. Common Stock On , 2007		Beneficial Ownership Of HD Partners Acquisition Corp Common Stock After Consummation of the Asset Acquisition
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Eddy W. Hartenstein(2)	1,372,500	3.09%	1,372,500	3.00%
Robert L. Meyers(3)	1,372,500	3.09%	1,372,500	3.00%
Bruce R. Lederman(4)	1,372,500	3.09%	1,372,500	3.00%
Lawrence N. Chapman(5)	1,372,500	3.09%	1,372,500	3.00%
Steven J. Cox(6)	1,372,500	3.09%	1,372,500	3.00%
Henry Goldberg(7)	37,500	*	37,500	*
Martin E. Gottlieb(8)	37,500	*	37,500	*
Sapling, LLC(9)	1,702,359	3.83%	1,702,359	3.73%
Fir Tree Recovery Master Fund, LP(9)	594,014	1.34%	594,014	1.30%
Satellite Fund II, L.P.(10)	317,331	*	317,331	*
Satellite Fund IV, L.P.(10)	72,283	*	72,283	*
Satellite Overseas Fund, Ltd.(10)	721,998	1.62%	721,998	1.58%
The Apogee Fund, Ltd.(10)	166,344	*	166,344	*
Satellite Overseas Fund V, Ltd.(10)	74,334	*	74,334	*
Satellite Overseas Fund VI, Ltd.(10)	22,531	*	22,531	*
Satellite Overseas Fund VII, Ltd.(10)	3,430	*	3,430	*
Satellite Overseas Fund VIII Ltd.(10)	11,298	*	11,298	*
Satellite Overseas Fund IX, Ltd.(10)	84,651	*	84,651	*
HBK Investments L.P.(11)	1,301,860	2.93	1,301,860	2.85
Azimuth Opportunities, Ltd.(12)	1,543,500	3.47	1,543,500	3.38
National Hot Rod Association(13)	0	0	1,256,447	2.75%
All current directors and executive officers as a group (7) persons	6,937,500	15.6%	6,937,500	15.2%
All post-acquisition directors and executive officers as a group (7) persons	6,937,500	15.6%	6,937,500	15.2%

                 * Represents beneficial ownership of less than 1%.

       (1) Includes shares of common stock issuable upon exercise of warrants which are beneficially owned by certain of the persons named in the above table but which are not exercisable until the later of (i) June 1, 2007 or (ii) the consummation by us of a business combination (including our acquisition of the Association). Unless otherwise indicated, the business address of each of the individuals is 2601 Ocean Park Boulevard, Suite 320, Santa Monica, CA 90405.

       (2) Mr. Hartenstein is the Chairman of the Board, President and Chief Executive Officer of HDP.

       (3) Mr. Meyers is the chief financial officer, treasurer and a director of our company. Includes 922,500 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust. The beneficiary of the trust is Mr. and Mrs. Meyers’ son.

       (4) Mr. Lederman is an executive vice president and the secretary of our company. Includes 922,500 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

       (5) Mr. Chapman is an executive vice president of our company. Includes 922,500 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman’s children.

       (6) Mr. Cox is an executive vice president and a director of our company. Includes 922,500 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust.

       (7) Mr. Goldberg is a director of our company.

       (8) Mr. Gottlieb is a director of our company.

       (9) Based on information contained in a Statement on Schedule 13G filed by Sapling LLC, a Delaware limited liability company (“Sapling”) and by Fir Tree Recovery Master Fund, L.P., a Cayman Islands exempted limited partnership (“Fir Tree Recovery”) on February 14, 2007. Sapling may direct the vote and disposition of the 1,702,359 shares of common stock, and Fir Tree Recovery may direct the vote and disposition of 594,014 shares of common stock. The address of Sapling LLC is 505 Fifth Avenue, 23rd Floor, New York, New York 10017 and the address of Fir Tree Recovery is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands. Fir Tree, Inc., a New York corporation, is the investment manager of Sapling and Fir Tree Recovery and as such possesses investment discretion over the portfolios of Sapling and Fir Tree Recovery.

(10) Based on information contained in a Statement on Schedule 13G filed on February 14, 2007 by (i) Satellite Fund II, L.P., a Delaware limited partnership, Satellite Fund IV, L.P., a Delaware limited partnership (collectively, the “Delaware Funds”) over which Satellite Advisors, L.L.C., a Delaware limited liability company, has discretionary trading authority, as general partner, and (ii) Satellite Overseas Fund, Ltd., a Cayman Islands exempted company, The Apogee Fund, Ltd. (f/k/a Satellite Overseas Fund III, Ltd.), a Cayman Islands exempted company, Satellite Overseas Fund V, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VI, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VII, Ltd., a Cayman Islands exempted company, Satellite Overseas Fund VIII, Ltd., a Cayman Islands exempted company, and Satellite Overseas Fund IX, Ltd., a Cayman Islands exempted company (collectively, the “Offshore Funds” and together with the Delaware Funds, the “Satellite Funds”) over which Satellite Asset Management, L.P. , a Delaware limited partnership, has discretionary investment trading authority. The general partner of Satellite Asset Management, L.P. is Satellite Fund Management LLC, a Delaware limited liability company. Satellite Fund Management LLC and Satellite Advisors, L.L.C. each share the same Executive Committee that make investment decisions on behalf of the Satellite Funds and investment decisions made by such Executive Committee, when necessary, are made through approval of a majority of the Executive Committee members. The address of the Satellite Funds is 623 Fifth Avenue, 19th Floor, New York, New York 10022.

(11) Based on information contained in a Statement on Schedule 13G filed by HBK Investments L.P., a Delaware limited partnership (“HBK Investments”), by HBK Services LLC, a Delaware limited liability company (“HBK Services”), by HBK Partners II L.P., a Delaware limited partnership (“HBK Partners”), by HBK Management LLC, a Delaware limited liability company (“HBK Management”), and by HBK Master Fund L.P., a Cayman Islands limited partnership (“HBK Master Fund”) on July 6, 2007. The address of HBK Investments, HBK Services, HBK Partners and HBK Management  is 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the address of HBK Master Fund is c/o HBK Services, 300 Crescent Court, Suite 700, Dallas, Texas 75201. HBK Investments has delegated discretion to vote and dispose of the securities to HBK Services. HBK Services may, from time to time, delegate discretion to vote and dispose of certain of the securities to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK

Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of HBK Services and the Subadvisors is under common control with HBK Investments.

(12) Based on information contained in a Statement on Schedule 13G filed by Azimuth Opportunity, Ltd., an international business company organized under the laws of the British Virgin Islands (“Azimuth”) on June 4, 2007. The address of Azimuth is c/o Ogier Qwomar Complex, 4th Floor, P.O. Box 3170, Road Town, Tortola, British Virgin Islands. Azimuth has the sole power to vote or to direct the disposition of 1,543,500 shares.

(13) In payment of the purchase price, HDP will issue to the Association or its designees shares of its common stock having an aggregate value of up to $9,500,000 and will pay the balance to the Association in cash. The shares issued will be valued at $7.561 per share and the total number of shares that will be issued will be 1,256,447. The shares of HDP common stock that will be issued to the Association and its designees will be delivered at the closing as will payment of the cash portion representing the balance of the purchase price.

All of the shares of HDP common stock outstanding prior to the effective date of its IPO (all of which are owned by our directors and officers) were placed in escrow with American Stock Transfer & Trust Company, as escrow agent, and shall remain in escrow until the earliest of:

•       June 1, 2009;

•       HDP’s liquidation; or

•       the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of HDP’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The certificates representing shares currently in escrow may be replaced by certificates representing the shares of the renamed entity.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities, except to their spouses and children or trusts established for their benefit, but will retain all other rights as HDP stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If the Asset Acquisition is not consummated and HDP is liquidated, none of HDP’s existing stockholders owning shares of HDP’s common stock prior to its IPO will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of the IPO.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Association

Historical market price information regarding the Association common stock is not provided because there is no public market for the Association stock and, as a California nonprofit mutual benefit corporation, it has no stockholders.

Dividends Upon Completion of the Asset Acquisition

Upon completion of the Asset Acquisition, HDP does not intend to pay any dividends on its shares of common stock. Rather, it intends to reinvest any earnings back into the combined company. At this time, the combined company anticipates that it will retain any earnings and will not pay dividends in the foreseeable future. The combined company also expects that any loan or credit facilities that it enters into will limit its ability to pay dividends.

DESCRIPTION OF SECURITIES

General

HDP is currently authorized to issue 60,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of                  , 2007, 23,437,500 shares of common stock are outstanding, held by     record holders. No shares of preferred stock are currently outstanding.

Common stock

HDP’s stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of HDP’s initial stockholders, including all of its officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to HDP’s IPO in accordance with the majority of the votes cast by the public stockholders and have also agreed to vote shares included in units purchased by them in HDP’s IPO or purchased by them following the offering in the open market in favor of a business combination. Additionally, HDP’s initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of HDP’s stockholders.

HDP will proceed with a business combination only if: (i) HDP obtains the affirmative vote of a majority of the shares of HDP’s common stock issued in its IPO that vote on the Asset Acquisition Proposal at the Special Meeting and (ii) public stockholders owning less than 20% of the shares sold in HDP’s IPO exercise their conversion rights discussed below.

If HDP is forced to liquidate prior to a business combination, holders of HDP’s shares of common stock purchased in its IPO are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. HDP’s initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the IPO if HDP is forced to liquidate.

HDP’s stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Holders of 4,687,500 shares of common stock that were outstanding prior to HDP’s IPO are entitled to registration rights. The holders of the majority of the 4,687,500 shares, together with the holders of the founding director warrants, will be entitled to require us, on up to two occasions, to register these shares and the 2,250,000 founding director warrants and the 2,250,000 shares of common stock underlying the founding director warrants. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before June 2009. In addition, these stockholders and the holders of the founding director warrants have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow or the founding director warrants become exercisable, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements.

As compensation for their efforts, HDP has agreed to issue to three consultants HDP common stock, valued at $8.00 per share, in lieu of part or all of the payments otherwise due to them for their work, effective upon consummation of the Asset Acquisition. HDP estimates that it is obligated to issue an aggregate up to 3,000 shares as of May 30, 2007 and an aggregate of up to 15,000 shares through the date of consummation of the Asset Acquisition. In addition, HDP will be obligated to issue shares of HDP common stock to Thomas Compton and Peter Clifford pursuant to the terms of certain of the Ancillary Agreements. For more information about issuances to Thomas Compton and Peter Clifford, see the section entitled “The Acquisition Proposal—Other Agreements Related to the Acquisition”.

Preferred stock

HDP’s amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by HDP’s Board of Directors. Accordingly, HDP’s Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits HDP, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. HDP may issue some or all of the preferred stock to effect a business combination, although HDP will not issue any preferred stock in the Asset Acquisition. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of HDP. Although HDP does not currently intend to issue any shares of preferred stock, HDP cannot assure you that it will not do so in the future.

Warrants

HDP currently has warrants outstanding to purchase 18,750,000 shares of HDP common stock. Each warrant entitles the registered holder to purchase one share of HDP’s common stock at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•       the completion of a business combination; or

•       June 1, 2007.

The warrants will expire on June 1, 2010, at 5:00 p.m., New York City time. HDP may call the warrants for redemption, in whole and not in part, at a price of $.01 per warrant at any time after the warrants become exercisable, upon not less than 30 days’ prior written notice of redemption to each warrant holder, if, and only if, the last reported sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants are issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and HDP.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or HDP’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to HDP, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, HDP will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Certain of our officers and directors have purchased an aggregate of 2,250,000 of our warrants from us at a price of $1.00 per warrant on closing of this offering. The founding director warrants have terms and provisions that are identical to the warrants included in the units sold in the IPO, except that the founding director warrants (i) are not transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) are non-redeemable so long as these persons hold such warrants, and (iii) were purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement signed on June 7, 2006, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in IPO units or otherwise purchased in open market transactions, if any. The price of the warrants was arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this IPO offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We did not perform any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our management, management agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination was increased and the participating managers have committed to a specific amount of warrant purchases. The purchase of HDP’s securities in a private placement also has the benefit of reducing any concerns about open-market purchases by members of management present in other blank check offerings.

The warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of these individuals may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. As a result of the founding director warrants being non-redeemable, holders of the founding director warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

On December 29, 2006, HDP entered into a warrant clarification agreement to clarify the terms of the warrant agreement between HDP and American Stock Transfer & Trust Company, as warrant agent. The warrant clarification agreement clarifies that (i) if a registration statement covering the securities issuable upon the exercise of a warrant was not effective at the time a holder desired to exercise the instrument, then the warrant could expire unexercised, and (ii) in no event would HDP be obligated to pay cash or other consideration to the holders of the warrants or “net-cash settle” the obligations of HDP under the warrants.

Unit Purchase Option

In connection with its IPO, HDP agreed to sell to Morgan Joseph & Co. Inc., the underwriter in HDP’s IPO, for $100, an option to purchase up to a total of 1,875,000 units. The units issuable upon exercise of this option are identical to those offered in HDP’s IPO except that the warrants included in the option have an exercise price of $6.875 (125% of the exercise price of the warrants included in the units sold in the IPO). This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and June 1, 2007 and expiring June 1, 2011. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or HDP’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price or for any issuances in connection with the Asset Acquisition.

On December 28, 2006, HDP and Morgan Joseph & Co. Inc. entered into an amendment to the unit purchase option. Such amendment clarifies that (i) if a registration statement covering the securities issuable upon the exercise of the unit purchase option was not effective at the time Morgan Joseph desired to exercise it, then the unit purchase option could expire unexercised, and (ii) in no event would HDP be obligated to pay cash or other consideration to the holders of the unit purchase option or “net-cash settle” the obligations of HDP under the unit purchase option.

Transfer Agent and Warrant Agent

The transfer agent for HDP’s common stock and warrant agent for HDP’s warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

STOCKHOLDER PROPOSALS

We are not anticipating holding any meeting of stockholders during 2007 other than the Special Meeting. Assuming that the Asset Acquisition is consummated, the HDP 2008 annual meeting of stockholders will be held on or about                 , 2008, unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the proxy statement for the 2008 annual meeting, you need to provide it to us by no later than                , 200   .

WHERE YOU CAN FIND MORE INFORMATION

HDP files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by HDP with the SEC at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

HDP files its reports, proxy statements and other information electronically with the SEC. You may access information on HDP at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this proxy statement relating to HDP has been supplied by HDP, and all such information relating to the Association has been supplied by the Association. Information provided by either of HDP or the Association does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about the acquisition or the financing, you should contact:

HD Partners Acquisition Corporation
Attn: Bruce R. Lederman, Secretary
2601 Ocean Park Boulevard
Suite 320
Santa Monica, California 90405
(310) 209-8308 ext 2

INDEX TO FINANCIAL STATEMENTS

PAGE
NATIONAL HOT ROD ASSOCIATION PROFESSIONAL DRAG RACING SERIES (a carved-out Business Unit of the National Hot Rod Association)
Report of Independent Certified Public Accountants	F-1
Combined Balance Sheets as of December 31, 2006, 2005, and 2004	F-2
Combined Statements of Operations for the years ended December 31, 2006, 2005, and 2004	F-3
Combined Statements of Parent’s Investment and Comprehensive Income for the years ended December 31, 2006, 2005, and 2004	F-4
Combined Statements of Cash Flows for the years ended December 31, 2006, 2005, and 2004	F-5
Notes to the Combined Financial Statements for the years ended December 31, 2006, 2005, and 2004	F-6
Accountant’s Review Report	F-21
Combined Balance Sheets as of June 30, 2007 (unaudited), and December 31, 2006	F-22
Combined Statements of Operations for the six months ended June 30, 2007 and 2006 (unaudited)	F-23
Combined Statement of Parent’s Investment for the six months ended June 30, 2007 (unaudited)	F-25
Combined Statements of Cash Flows for the six months ended June 30, 2007 and 2006 (unaudited)	F-26
Notes to the Combined Financial Statements for the six months ended June 30, 2007	F-27
HD PARTNERS ACQUISITION CORPORATION
(a corporation in the development stage)
Report of Independent Registered Public Accounting Firm	F-42
Balance Sheets as of December 31, 2006 and 2005	F-43

Statement of Operations for the year ended December 31, 2006, for the period from December 6, 2005 (inception) to December 31, 2005, and for the period from December 6, 2005 (inception) to December 31, 2006 (cumulative)

F-44
Statement of Stockholder’s Equity from December 6, 2005 (inception) to December 31, 2006	F-45

Statement of Cash Flows for the period from January 1, 2006 to December 31, 2006, for the period from December 6, 2005 (inception) to December 31, 2005, and for the period from December 6, 2005 (inception) to December 31, 2006 (cumulative)

F-46
Notes to the Financial Statements for the years ended December 31, 2006 and 2005	F-47
Condensed Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006	F-55

Condensed Statements of Operations for the period from January 1, 2007 to June 30, 2007 (unaudited), for the period from January 1, 2006 to June 30, 2006, and for the period from December 6, 2005 (inception) to June 30, 2007 (cumulative and unaudited)

F-56
Condensed Statements of Stockholders’ Equity for the period from December 6, 2005 (inception) to June 30, 2007	F-57

Condensed Statements of Cash Flows for the period from January 1, 2007 to June 30, 2007 (unaudited), for the period from January 1, 2006 to June 30, 2006, and for the period December 6, 2005 (inception) to June 30, 2007 (cumulative and unaudited)

F-58
Notes to the Condensed Financial Statements for the period ended June 30, 2007	F-59

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
National Hot Rod Association

We have audited the accompanying combined balance sheets of the National Hot Rod Association Professional Drag Racing Series (a carved-out business unit of the National Hot Rod Association) as of December 31, 2006, 2005, 2004 and the related combined statements of operations, parent’s investment and comprehensive income and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of National Hot Rod Association Professional Drag Racing Series as of December 31, 2006, 2005 and 2004 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note A to the combined financial statements, certain expenses of the National Hot Rod Association Professional Drag Racing Series represent allocations from the National Hot Rod Association. The accompanying financial statements include such allocations and may not necessarily be representative of the financial position or results of operations had the National Hot Rod Association Professional Drag Racing Series operated as an unaffiliated company during the periods presented.

Grant Thornton LLP
Los Angeles, California
May 30, 2007

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

COMBINED BALANCE SHEETS
December 31,

	2006	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,419,967	$6,356,122	$7,046,870
Accounts receivable, less allowance for uncollectible accounts of $639,541 in 2006, $179,600 in 2005 and $148,107 in 2004	1,637,379	1,990,854	1,834,325
Prepaid expenses and other current assets	414,992	345,451	356,862
Total current assets	8,472,338	8,692,427	9,238,057
PROPERTY AND EQUIPMENT, net	38,898,970	33,539,506	34,198,323
OTHER ASSETS
Covenants not to compete, net of accumulated amortization of $57,719 in 2006, $38,979 in 2005 and $20,238 in 2004	50,039	68,779	87,520
Deferred loan fees	—	—	9,562
Interest rate swap agreements	118,432	107,644	—
	$47,539,779	$42,408,356	$43,533,462
LIABILITIES AND PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable	$271,220	$803,531	$1,411,931
Accrued expenses	3,870,577	2,762,628	3,896,312
Deferred revenue	6,419,967	6,356,122	7,046,870
Current portion of long-term debt	1,147,869	1,068,924	1,131,583
Total current liabilities	11,709,633	10,991,205	13,486,696
LONG-TERM DEBT, LESS CURRENT PORTION	9,932,478	8,575,703	9,368,025
Total liabilities	21,642,111	19,566,908	22,854,721
COMMITMENTS AND CONTINGENCIES	—	—	—
PARENT’S INVESTMENT	25,897,668	22,841,448	20,678,741
	$47,539,779	$42,408,356	$43,533,462

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

COMBINED STATEMENTS OF OPERATIONS
Years ended December 31,

	2006	2005	2004
REVENUES
Spectator admissions	$46,165,237	$44,035,549	$41,562,864
Participant entries	3,108,985	3,045,915	2,965,722
Sponsorship and advertising	23,081,923	21,040,433	19,471,525
Television and video	9,989,078	8,341,061	7,525,904
Racetrack rental fees	3,445,943	3,415,225	3,443,145
Royalties and concessions	6,974,422	7,000,022	7,042,167
Retail publication sales	99,569	106,424	131,653
Other	577,502	257,066	227,132
Total operating revenues	93,442,659	87,241,695	82,370,112
EXPENSES
Prize money and awards	20,979,830	20,096,044	19,930,117
Business operations	3,596,284	3,417,802	3,259,315
Racing operations	8,592,582	7,748,064	7,533,714
Facilities	2,351,194	2,370,736	2,171,347
Hospitality	1,496,963	1,480,611	1,502,976
Television and video production	12,747,343	11,373,075	10,706,782
Publications	365,513	369,950	353,233
Event advertising and promotion	6,225,138	5,904,940	6,434,245
Event marketing services	3,380,031	2,777,235	2,152,082
Communications	579,016	537,264	546,747
Track operator share	9,417,694	9,234,500	8,023,266
Depreciation and amortization	1,752,581	1,701,193	1,660,366
Defined benefit plan termination expense	—	2,343,695	—
Sales and marketing	3,955,694	3,898,510	3,535,236
General and administrative	9,486,827	9,089,631	9,040,974
Total operating expenses	84,926,690	82,343,250	76,850,400
Income from operations	8,515,969	4,898,445	5,519,712
Other income (expense)
Other income	10,788	107,644	—
Interest expense	(418,788)	(575,187)	(638,473)
Interest income	364,036	235,727	96,450
Gain (loss) on disposal of fixed assets, net	(26,950)	(7,386)	135,350
Total other loss	(70,914)	(239,202)	(406,673)
Net earnings	$8,445,055	$4,659,243	$5,113,039

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series

(a carved-out business unit of the National Hot Rod Association)

COMBINED STATEMENTS OF PARENT’S INVESTMENT AND
COMPREHENSIVE INCOME
Years ended December 31,

	Parent Company Investment	Accumulated other Comprehensive Income (Loss)	Total Parent Company Investment	Comprehensive income (loss)
Balance at January 1, 2004	$21,938,030	$(1,710,524)	$20,227,506
Net earnings for the year	5,113,039		5,113,039	$5,113,039
Change in pension liability		(100,222)	(100,222)	(100,222)
Total comprehensive income				$5,012,817
Net activity with Parent	(4,561,582)	—	(4,561,582)
Balance at December 31, 2004	22,489,487	(1,810,746)	20,678,741
Net earnings for the year	4,659,243		4,659,243	$4,659,243
Change in pension liability		1,810,746	1,810,746	1,810,746
Total comprehensive income				$6,469,989
Net activity with Parent	(4,307,282)	—	(4,307,282)
Balance at December 31, 2005	22,841,448	—	22,841,448
Net earnings for the year	8,445,055	—	8,445,055	$8,445,055
Change in pension liability	—	—	—	—
Total comprehensive income				$8,445,055
Net activity with Parent	(5,388,835)	—	(5,388,835)
Balance at December 31, 2006	$25,897,668	$—	$25,897,668

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series

(a carved-out business unit of the National Hot Rod Association)

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31,

	2006	2005	2004
Cash flows from operating activities
Net earnings	$8,445,055	$4,659,243	$5,113,039
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,752,581	1,701,193	1,660,366
Net unrealized and realized gain on interest rate swap agreements	(10,788)	(107,644)	—
(Gain) loss on disposal of fixed assets	(26,950)	(7,386)	135,350
Increase (decrease) from changes in:
Accounts receivable, net	353,475	(156,529)	(684,499)
Prepaid expenses and other assets	(69,541)	11,411	(67,552)
Accounts payable	(532,311)	(608,400)	44,471
Accrued expenses	1,323,417	893,256	282,533
Deferred revenue	63,845	(690,748)	(928,123)
Net cash provided by operating activities	11,298,783	5,694,396	5,555,585
Cash flows from investing activities
Purchase of property and equipment	(7,211,405)	(1,094,591)	(2,014,620)
Proceeds from sale of property and equipment	145,050	78,342	1,317,155
Net cash used in investing activities	(7,066,355)	(1,016,249)	(697,465)
Cash flows from financing activities
Proceeds from long-term debt and line of credit	2,500,000	1,000,000	1,339,286
Principal payments on long-term debt and line of credit	(1,279,748)	(2,061,613)	(2,563,947)
Net activity with parent	(5,388,835)	(4,307,282)	(4,561,582)
Net cash used in financing activities	(4,168,583)	(5,368,895)	(5,786,243)
Net increase/(decrease) in cash and cash equivalents	63,845	(690,748)	(928,123)
Cash and cash equivalents, beginning of year	6,356,122	7,046,870	7,974,993
Cash and cash equivalents, end of year	$6,419,967	$6,356,122	$7,046,870
Supplemental cash flow information
Cash paid during the year for interest, including capitalized interest of $180,000 in 2006	$383,320	$368,555	$645,102
Noncash investing or financing activities
Conversion of accrued interest to debt principal	$215,468	$206,632	$—

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004

NOTE A—ORGANIZATION AND BASIS OF PRESENTATION

Organization

The National Hot Rod Association Professional Drag Racing Series (“the Series” or “the Company”) is a business unit of the National Hot Rod Association. References to the “Parent” or the “Association” refer to the National Hot Rod Association. The Association was incorporated on March 8, 1951 and was granted tax-exempt status on January 1, 1987 under Internal Revenue Code Section 501(c)(6).

The Association is a leader in the world of motorsports whose main goal is to protect and further the best interest of the sport of drag racing. The Association educates the general public in automotive safety in both the competition ranks and the high performance aftermarket industry. The Association establishes rules that govern competition and promotes standards for the sport of drag racing. The Association produces guidelines based on experience gained at thousands of events each year and circulates information to help perpetuate the sport.

The Series currently conducts twenty three separate large scale spectator events at twenty one different venues across the United States. The events include professional drag racing, related fan experience and pageantry, and are currently known as the “NHRA POWERade Drag Racing Series”. The Series also owns and operates racetracks in Gainesville, Florida; Atlanta, Georgia; and Indianapolis, Indiana and operates a racetrack in Pomona, California.

As described in Note J, the Association has entered into an agreement to sell substantially all of the assets of the Series.

Basis of Presentation

The accompanying combined financial statements include the accounts of the Series that have been carved out of the consolidated financial statements of the National Hot Rod Association. The combined financial statements also include the accounts of RADCO, a wholly-owned for-profit subsidiary of the Association. RADCO owns a drag racing track in Columbus, Ohio where the Series holds events throughout the year. All significant transactions between the Series and RADCO have been eliminated in the combined financial statements.

Historically, financial statements have not been prepared for the Series, as it had no separate legal status. The accompanying combined financial statements have been prepared in contemplation of a proposed disposition of the Series by the Association. The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using specific information where available and allocations of certain revenues and expenses where data is not maintained within the Parent’s books and records.  The financial information included herein may not be indicative of the financial position, operating results and cash flows of the Series in the future.

The amount of Parent’s investment included in the balance sheets represents a net balance resulting from various transactions between the Series and the Association and also includes the Series’ cumulative net income since its inception. There are no terms of settlement or interest charges associated with the inter-company account balance between the Series and the Association. The balance is primarily the result of the Series’ participation in the Association’s central cash management program, under which all of the Series’ cash receipts are remitted to the Association and all cash disbursements are funded by the

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE A—ORGANIZATION AND BASIS OF PRESENTATION—Continued

Association. Other transactions include certain direct and allocated expenses of various Association corporate functions.

Specifically Identifiable Operating Expenses—Costs which related entirely to the NHRA POWERade Drag Racing Series are entirely attributed to the Series. Such costs are generally summarized in discrete cost centers used to designate a function or a spectator event. Cost centers are used to accumulate substantially all operating costs related to that particular function or event. Additionally, any costs incurred by the Association or amounts paid to third parties which are specifically identifiable to the NHRA POWERade Drag Racing Series are attributed to the Series.

Shared Operating Expenses—The Association allocates expenses to the Series related to certain management and administrative services provided. Management and administrative services include but are not limited to accounting, finance, legal, human resources, sales and marketing, information technology infrastructure, and other administrative processing. These expenses are primarily allocated to the Series based on its relative usage of such shared services. Where determinations based on specific usage alone is impracticable, shared services are allocated based on headcount and payroll data. These allocations are reflected in the combined statement of operations as expenses (see Note H for amounts allocated by the Association). Management believes all allocations are made on a reasonable and consistent basis in each of the fiscal periods. Further, excluding income taxes and interest expense, management does not believe these expenses would have been materially different had the Series operated on a stand alone basis. No trade name licensing fees were assumed to have been incurred by the Series on a stand alone basis. The Series acquired a perpetual right to the NHRA trade name and therefore no trade name licensing fees are expected in future periods.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Method of Accounting

The financial statements have been prepared on the accrual basis of accounting.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Series participates in the Association’s central cash management program, under which all of the Series’ cash receipts are remitted to the Association and all cash disbursements are funded by the Association. The Series does not maintain separate bank accounts. The amounts reported by the Series as cash and cash equivalents on the accompanying combined balance sheets represent amounts collected from

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

third party customers prior to December 31 for services to be rendered in a subsequent period. This presentation is consistent with the computation of acquired cash in the asset purchase agreement described in Note J. The corresponding deferred revenue is included in current liabilities. For purposes of the combined statement of cash flows, the Series considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments which potentially subject the Series to concentrations of credit risk consist principally of temporary cash investments and accounts receivable.

The Series places its temporary cash investments with various financial institutions through participation in the Association’s central cash management program and, by policy, limits the amount of credit exposure to any one financial institution. The Series believes that no significant credit risk exists as these investments are made with high credit quality financial institutions. During the year ended December 31, 2006, 2005, and 2004 cash balances exceeded the amounts insured by the Federal Deposit Insurance Corporation. However, management believes the risk of loss to be minimal.

The Series primarily provides credit, in the normal course of business, to various customers who sponsor a drag racing event within the Series or a title right to the Series.  In order to mitigate credit risk, contractual payments are normally due and payable prior to the start of the event. The Series also performs on-going credit evaluations of its customers and believes that the credit risk related to these receivables is minimal.

Accounts Receivable

Accounts receivable arise primarily as a result of sales transactions from customers who sponsor a drag racing event within the Series or a title right to the Series. The Series uses the allowance method to account for estimated uncollectible accounts receivable. Bad debts are written-off as identified by the Series’ management. Bad debts resulted in net bad debt expense of $441,233, $18,704 and $66,378 for the years ended December 31, 2006, 2005, and 2004, respectively.

Property and Equipment

Property and equipment are recorded at cost at the date of acquisition. Major additions are capitalized; repairs and maintenance are charged to expense as incurred. Depreciation and amortization are computed over the estimated useful lives of the respective assets by utilizing the straight-line method.

Intangible Assets

Intangible assets consist of covenants not to compete. Covenants not to compete are being amortized on a straight-line basis over 14 years. Management has a policy to review intangible assets and other productive assets at each balance sheet date for possible impairment. This policy includes recognizing write-downs if it is probable that measurable undiscounted future cash flows and/or the aggregate net cash flows of an asset, as measured by current revenues and costs (exclusive of depreciation or amortization) over the asset’s remaining depreciable life, are not sufficient to recover the net book value of an asset. The

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

financial statements for the years ended December 31, 2006, 2005, and 2004 do not include any adjustments due to impairment of long-lived assets.

Revenue Recognition

The Series derives revenue from spectator admissions, participant entries, sponsorship, advertising, television and video, race track rental fees, royalties, concessions and retail publication sales.

Revenue generated from events which includes spectator admissions, participant entries, sponsorship and advertising, television and video broadcasting,  racetrack rental fees,  royalties and concessions, and retail publication sales, is recorded at the time events are concluded (for multi-day events this is the last day of the event) and services are performed.  Payments received in advance are recorded as deferred revenue and recognized as revenues in future periods when events are concluded (for multi-day events this is the last day of the event) and services are performed. Management believes this accounting policy results in appropriate matching of revenues and expenses associated with the Series’ events and helps insure comparability and consistency between reporting periods.

Sponsorship revenue not related to a specific event is recognized over the term of the sponsorship agreement. Advertising revenue is recognized at the time the advertising is broadcasted or published. Prepaid guaranteed licensing and royalty fees are recognized over the term of the contractual agreements. Other licensing and royalty fees are recognized as earned in accordance with the terms specified in the contractual agreements and when collectibility is reasonably assured. Other income is recognized at the time goods and services are provided.

Barter Agreements

The Series has various barter agreements and recognized sponsorship and advertising revenue based on the fair value of goods and services received, primarily the use of vehicles and operating equipment. Management has concluded that the fair value of goods and services received is more evident than the fair value of the sponsorship and advertising surrendered. Revenue amounting to $1,150,960 in 2006, $1,047,592 in 2005, and $916,373 in 2004, was recorded in exchange for the goods and services received. The fair value of the barter agreements was derived from the value of the goods received, based on information obtained from the counterparty. The fair value of the goods and services received was recorded as expense which amounted to $1,150,960, $1,047,592 in 2005, and $916,373, for the years ended 2006, 2005, and 2004, respectively.

Advertising Expenses

The Series advertises events through the use of television, radio, print, brochure and billboard advertisements. Advertising expenses are recognized as incurred. Advertising expense was $5,170,350,  $4,806,406 and $4,816,238 for the years ended 2006, 2005, and 2004, respectively.

Income Taxes

The Association is exempt from Federal income and California franchise taxes under Section 501(c)(6) of the Internal Revenue Code and the corresponding California provisions. However, the Association is subject to income taxes for unrelated business income realized in connection with

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

unrelated business activities. There was no income tax for unrelated business income realized in connection with unrelated business activities in 2006, 2005, and 2004.

RADCO is a for-profit entity owned by the Association. Income taxes for this entity are provided for under the asset and liability method, and as such, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A valuation allowance reduces deferred income tax assets when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The temporary differences, consisting primarily of net operating loss carryforwards, were not significant at December 31, 2006, 2005 and 2004.

Had the Series been a taxable entity, the effect on net earnings would have been as follows for the years ended December 31 (Unaudited):

	2006	2005	2004
Net earnings, as reported	$8,445,055	$4,659,243	$5,113,039
Pro forma income tax expense (unaudited)	(3,378,000)	(1,846,986)	(2,045,216)
Net earnings, pro forma unaudited	$5,067,055	$2,812,257	$3,067,823

Pro forma income tax expense is based on a combined Federal and state effective rate of 40% for each of the three years in the period ended December 31, 2006.

Disclosures About the Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. This statement defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2006, 2005, and 2004, the fair value of all financial instruments approximated carrying value.

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value because of the short maturity of these items. The Series believes the carrying amounts of its notes payable and long-term debt approximate fair value because the interest rates on these instruments are subject to change with, or approximate, market interest rates.

Derivative Instruments

Derivative instruments are accounted for under the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities and SFAS No. 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments. Specifically, SFAS No. 133

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

requires entities to recognize all derivatives as either assets or liabilities in their statement of financial position and to measure such instruments at fair value.

In conjunction with the Series’ variable rate debt (Note D), the Series entered into interest rate swap agreements with two financial institution counter parties. On September 19, 2005, the corresponding note payable for one swap agreement was fully paid. The purpose of these agreements is to swap the variable rate on the underlying debt for a fixed rate for the term of the debt. The notional amount of the interest rate swap agreements was $6,587,899, $4,997,039 and $4,500,000 as of December 31, 2006, 2005, and 2004, respectively. The Series entered into these agreements to lock in a fixed interest rate on the variable rate debt and is not using these agreements for speculative purposes. Under SFAS No. 133, an instrument’s fair value and changes therein must be measured in the combined statements of operations of the Series. The value of the swap instrument represents the in-the-money value to the Series at the reporting date, which is based on pricing models that consider risk and market factors. The value of the swap instruments for the Series amounted to $118,432 and $107,644, at December 31, 2006, and 2005 respectively. The value of the interest rate swap was not significant at December 31, 2004.

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consist of the following: at December 31,:

	2006	2005	2004	Estimated Useful Life (Years)
Buildings and improvements	$31,860,289	$30,641,232	$30,291,373	7-40
Land	2,802,246	2,826,734	2,826,734	—
Office equipment	996,236	1,390,398	1,607,272	3-7
Field equipment	2,461,887	2,407,987	2,239,412	3-7
Automobiles and trailers	2,137,578	2,106,800	1,913,871	5
Furniture and fixtures	594,300	578,145	268,030	5-7
Leasehold improvements	11,561,136	11,509,736	11,405,722	7-15
Construction in progress	5,807,422	351,647	339,429	—
	58,221,094	51,812,679	50,891,843
Less: accumulated depreciation	19,322,124	18,273,173	16,693,520
	$38,898,970	$33,539,506	$34,198,323

Depreciation expense of property and equipment for the years ended December 31, 2006, 2005, and 2004 was $1,733,841, $1,682,452, and $1,641,626, respectively.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
December 31, 2006, 2005 and 2004

NOTE D—LONG-TERM DEBT

Substantially all of the debt of the Association relate specifically to the operations of the Series business unit. The long-term debt of the Association related to the Series consists of the following at December 31,:

	2006	2005	2004
Note payable bearing annual interest at the bank’s treasury rate plus 1.85%, payable in monthly principal installments of $23,810 plus interest, maturing in November 2006. The note is collateralized by Association assets.	$—	$261,905	$547,604
Note payable bearing annual interest at 5%, payable in one minimum annual payment of $100,000 or more, depending on the results of the annual event, maturing in May 2010, collateralized by a racetrack in Atlanta, Georgia.	4,492,448	4,375,940	4,269,309
Note payable, bearing a fixed annual interest rate of 5.95% as a result of entering into an interest rate swap agreement, payable in variable monthly principal payments plus interest and maturing in October 2013. The note is collateralized by the Association’s personal property excluding trademarks and copyrights.	2,646,066	2,950,926	3,000,000
Note payable bearing an annual fixed interest rate of 5.25% as a result of entering into an interest rate swap agreement, payable in quarterly principal installments of $53,571, maturing in October 2010. The note is collateralized by all of the Association’s personal property excluding trademarks and copyrights.	857,143	1,071,429	1,285,714
Note payable bearing an annual fixed interest rate of 6.25% as a result of entering into an interest rate swap agreement, payable in monthly principal installments of $29,762, maturing in April 2013. The note is collateralized by all of the Association’s personal property excluding trademarks and copyrights.	2,261,905	—	—
Note payable, bearing a fixed annual interest rate of 6.23% as a result of entering into an interest rate swap agreement, payable in monthly principal installments of $12,658 plus interest, maturing in May 2012. The note is collateralized by the building in Glendora, California.	822,785	974,684	—
Note payable bearing annual interest at 9%, payable in monthly principal and interest installments of $16,107, maturing in May 2012. The note was collateralized by the building in Glendora, California. This note was refinanced in 2005.	—	—	1,042,821

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
December 31, 2006, 2005 and 2004

NOTE D—LONG-TERM DEBT (Continued)

	2006	2005	2004
Note payable, bearing a fixed annual interest rate of 7.73% as a result of entering into an interest rate swap agreement. Interest was payable in annual principal payments of $214,286 and monthly interest payments, and was paid at its maturity date in May 2005. The note was collateralized by property in Gainesville, Florida.	$—	$—	$214,286
Note payable, bearing annual interest at 7.03%, payable in monthly principal installments of $23,810 plus interest, which matured in June 2005. The note was collateralized by Association assets, excluding land and equipment.	—	—	119,048
Note payable in monthly payments of $887, maturing in October 2006. The note is collateralized by a vehicle.	—	9,743	20,389
Note payable in monthly payments of $437, which matured in January 2005. The note was collateralized by a vehicle.	—	—	437
Total	11,080,347	9,644,627	10,499,608
Less current portion	1,147,869	1,068,924	1,131,583
Total long-term debt, net	$9,932,478	$8,575,703	$9,368,025

Aggregate annual principal payments on long-term debt as of December 31, 2006 are as follows:

Year ending December 31,
2007	$1,147,869
2008	1,166,612
2009	1,187,603
2010	5,301,286
2011	919,231
Thereafter	1,357,746
$11,080,347

The following credit arrangements have been entered into by the Association as the Series did not have separate legal status. However, these credit arrangements relate to the Series business unit and are therefore reflected in the accompanying combined financial statements of the Series.

The Association has a revolving line of credit with a bank that was opened in 1999 and is governed by a Second Amended and Restated Loan Agreement executed July 5, 2001 and amended on July 31, 2003. The amended line of credit provided for borrowings up to $4,000,000 subject to the limitation that the line of credit be permanently reduced by $53,571 each fiscal quarter beginning January 1, 2004 until a committed amount of $3,000,000 is achieved. Borrowings under the line of credit were collateralized by all

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
December 31, 2006, 2005 and 2004

NOTE D—LONG-TERM DEBT (Continued)

of the Association’s personal property excluding trademarks and copyrights, and had an annual interest rate swap and bank rate totaling 5.25%.

On August 31, 2004, the Second Amended and Restated Loan Agreement was amended, converting the balance of the revolving loan to a term loan. The term loan has a remaining balance of $857,143, $1,071,429 and $1,285,714, as of December 31, 2006, 2005 and 2004, respectively, which is shown as part of the Long-term debt above. At the same time, the Revolving Credit Commitment was reestablished.

Under the Revolving Credit Commitment, the Bank will make loans (collectively, “Revolving Loans” and individually, a “Revolving Loan”) to the Association as the Association may request from time to time; provided, however, that the aggregate principal amount of all such Revolving Loans outstanding at any time shall not exceed $3,000,000. The Association may borrow, repay and reborrow Revolving Loans, each in the principal amount of not less than $100,000. The proceeds for each Revolving Loan shall be used only for the Association’s working capital and other general corporate purposes. This line of credit expires on August 1, 2007.  No amounts were outstanding as of December 31, 2006, 2005 and 2004, respectively.

A Third Amendment and Restated Loan Agreement was entered into on September 1, 2005, to provide two new credit facilities: the Nonrevolving-to-Term Loan G Commitment and the Nonrevolving-to-Term Loan H Commitment.

Under the Nonrevolving-to-Term Loan G Commitment, the bank will make loans to the Association in an aggregate principal amount not to exceed $2,500,000. The Association may borrow and repay, but once repaid may not reborrow Nonrevolving-to-Term Loans G. Borrowings under this line of credit are collateralized by all of the Association’s personal property excluding trademarks and copyrights, and are secured by a promissory note bearing annual interest at 1.6% in excess of the bank’s LIBOR rate. On March 31, 2006, the aggregate principal amount of all Nonrevolving-to-Term Loans G was converted to a fully-amortizing 7-year term loan, with principal payable in 84 equal consecutive monthly installments, commencing on May 1, 2006, and with interest payable at the same time as the principal. The proceeds of the Nonrevolving-to-Term Loans G and the 7-year fully amortizing term loan shall be used only for the Series’ capital expenditures. The Nonrevolving-to-Term Loan G shall mature on April 1, 2013 and has a remaining balance of $2,261,905 as of December 31, 2006. On September 16, 2005, the Association entered into a swap agreement for this loan commitment, enabling a fixed annual interest rate swap of 6.25%.

Under the Nonrevolving-to-Term Loan H Commitment, the bank will make loans to the Series in an aggregate principal amount not to exceed $1,500,000. The Series may borrow and repay, but once repaid may not reborrow Nonrevolving-to-Term Loans H. Borrowings under this line of credit are collateralized by all of the Association’s personal property excluding trademarks and copyrights, and are secured by a promissory note bearing annual interest at 1.6% in excess of the bank’s LIBOR rate. On October 31, 2006, the aggregate principal amount of all Nonrevolving-to-Term Loans H was converted to a fully-amortizing 7-year term loan, with principal payable in 84 equal consecutive monthly installments, commencing on December 1, 2006, and with interest payable at the same time as principal. The proceeds of the Nonrevolving-to-Term Loans H and the 7-year fully amortizing term loan shall be used only for the Series’

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
December 31, 2006, 2005 and 2004

NOTE D—LONG-TERM DEBT (Continued)

capital expenditures. The Nonrevolving-to-Term Loan H shall mature on November 1, 2013 and is unused as of December 31, 2005. On September 16, 2005, the Series entered into a swap agreement for this loan commitment, bearing a fixed annual interest rate swap of 6.3% The Nonrevolving-to-Term Loan H was not executed and no amounts were outstanding as of December 31, 2006.

Subject to the terms and conditions in the Third Amendment and Restated Loan Agreement, an existing note payable bearing annual interest at 9% with a balance of $1,042,821 as of December 31, 2004 was refinanced, resulting in a reduced annual fixed interest rate swap of 6.23%. The note payable has a balance of $822,785 and $974,684 as of December 31, 2006 and 2005, respectively.

Certain debt instruments contain both financial and non-financial covenants. Financial covenant compliance is measured by current ratio, debt to net worth ratio, cash flow ratio, quick ratio, tangible net worth, limitation on the purchase of property and equipment per annum and delivery of audited financial statements to the bank within 150 days of the calendar year end. The Association was not in compliance with two of the covenants as of December 31, 2006. As a result of these violations, the Association obtained a waiver of non-compliance on May 29, 2007.

NOTE E—EMPLOYEE BENEFIT PLANS

The Series’ employees participated in a noncontributory defined benefit pension plan sponsored by the Association. The plan provides benefits based on the participants’ years of service and compensation levels. Information about the defined benefit plan, including a reconciliation of benefit obligations, plan assets, and funded status of the plans as of December 31 is provided below for the entire Association:

	2006	2005	2004
Change in benefit obligation
Benefit obligation at beginning of year	$—	$6,245,769	$6,157,869
Interest cost	—	295,330	364,807
Actuarial loss	—	856,632	113,703
Benefits paid	—	(7,397,731)	(390,609)
Benefit obligation at end of year	—	—	6,245,770
Change in plan assets
Fair value of plan assets at beginning of year	—	4,842,328	4,205,927
Actual return on plan assets	—	(84,394)	126,899
Employer contributions	—	2,448,446	900,111
Benefits paid from plan assets	—	(7,206,380)	(390,609)
Fair value of plan assets at end of year	—	—	4,842,328
Funded status of the plan	—	—	(1,403,442)
Unrecognized actuarial loss	—	—	3,069,062
Prepaid benefit cost	$—	$—	$1,665,620

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE E—EMPLOYEE BENEFIT PLANS—Continued

Weighted-average assumptions as of December 31 are as follows:

	2006	2005	2004
Discount rate	—	4.86%	5.75%
Expected return on plan assets	—	7.0%	7.0%
Rate of compensation increase	—	—	—

Net periodic pension and other postretirement benefit costs for the Association include the following components:

	2006	2005	2004
Service cost	—	$—	$—
Interest cost	—	295,330	364,807
Expected return on plan assets	—	(285,720)	(310,913)
Recognized net actuarial loss	—	122,937	127,850
Net benefit cost	—	$132,547	$181,744

Effective January 1, 2003, the Association froze the defined benefit plan. By freezing the plan, benefits which have already been accrued are retained, but no additional benefits accrue.

On April 13th, 2005 the Board of Directors adopted a resolution to terminate the National Hot Rod Association Defined Benefit Pension Plan as of August 1, 2005 and the duly authorized agents of the Association to take such action as may be necessary to authorize the Trustee to liquidate all assets and distribute such assets as required by the plan and governing law. On or about October 19, 2005, the Association actuarially determined the accrued benefit obligations of each participant. The determined accrued benefit obligation for each participant was relieved by either a distribution directly to the participant or their assigned trustee, or through purchase of annuity contracts on behalf of the participant to provide the equivalent of the accrued benefit as was available under the Plan. The total amount distributed by the Association to all employees, including the employees of the Series, totaled $7,206,380 and was recorded as a reduction of benefit obligation. The amount distributed represented all accrued benefits under the Plan and released the Association and the Series from any future liabilities under the Plan. The Association recorded a charge in 2005 totaling $3,972,365 for the plan termination. The charge reflected in the accompanying 2005 combined statement of operations of the Series was $2,343,695, which was allocated based on payroll data. The combined balance sheet of the Series as of December 31, 2004, reflects an accrued pension liability of $842,000 and a minimum pension liability included in other comprehensive income of $1,810,746, which was also allocated based on payroll data. Plan assets at December 31, 2004 consisted principally of investment in U.S. Government Securities.

In addition, the Association has a 401(k) option for all eligible employees of the Association and the Series as defined in the plan document. Eligible employees may elect to defer up to 15% of their compensation. Effective January 1, 2005, the Board of Directors approved the increase in the employer matching contribution to 6% of the employees’ compensation from 5% in 2004. The Association’s and Series’ matching contributions are vested fully after five years of service, with progressing percentages for

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE E—EMPLOYEE BENEFIT PLANS—Continued

lesser years. The Series’ 401(k) contribution expense was approximately $331,103, $310,889 and $257,369 for the years ended December 31, 2006, 2005 and 2004, respectively.

NOTE F—DEFERRED REVENUE

Deferred revenue at December 31 consists of the following:

	2006	2005	2004
Sponsorship and advertising	$3,436,501	$3,770,323	$4,423,746
Spectator admissions	1,526,500	1,621,670	1,651,872
Participant entries	324,782	248,715	269,230
Racetrack rental fees	545,184	354,000	427,387
Royalties and concessions	463,000	358,464	274,635
Other	124,000	2,950	—
	$6,419,967	$6,356,122	$7,046,870

NOTE G—ACCRUED EXPENSES

Accrued expenses at December 31 consists of the following:

	2006	2005	2004
Compensation and related benefit expenses	$1,809,538	$1,280,404	$1,958,833
Construction in progress	387,639	900	—
Event expenses	471,435	534,997	711,627
Taxes payable	433,992	343,842	348,432
Professional fees	251,988	154,690	306,936
Other	483,405	384,428	513,055
Radco Inc.	32,580	63,367	57,429
	$3,870,577	$2,762,628	$3,896,312

NOTE H—RELATIONSHIP WITH THE NATIONAL HOT ROD ASSOCIATION

The amount of Parent’s investment included in the balance sheets represents a net balance resulting from various transactions between the Series and the Association and also includes the Series’ cumulative net income since its inception. There are no terms of settlement or interest charges associated with this net account balance. The balance is primarily the result of the Series’ participation in the Association’s central cash management program, under which all of the Series’ cash receipts are remitted to the Association and all cash disbursements are funded by the Association.

The Association allocates expenses to the Series related to certain management and administrative services provided. Management and administrative services include but are not limited to accounting, finance, legal, human resources, sales and marketing, information technology infrastructure, and other administrative processing. These expenses are allocated to the Series based on its relative usage of such shared services. Where determinations based on specific usage alone is impracticable, shared services are

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE H—RELATIONSHIP WITH THE NATIONAL HOT ROD ASSOCIATION—Continued

allocated based on headcount and payroll data. Included in the operating expenses in the combined statement of operations are the following amounts allocated for share services:

	2006	2005	2004
Racing operations	$1,602,711	$1,629,322	$1,282,489
Depreciation and amortization	270,862	266,332	257,114
Defined benefit plan termination expense	—	2,343,695	—
Sales and marketing	2,216,653	2,378,320	2,490,942
General and administrative	3,789,953	3,567,343	3,686,615
Publications	365,513	369,950	353,223
	$8,245,692	$10,554,962	$8,070,383

Management believes all allocations are made on a reasonable and consistent basis in each of the fiscal periods. Further, excluding income taxes and interest expense, management does not believe these expenses would have been materially different had the series operated on a stand alone basis. No trade names licensing fees were assumed to have been incurred by the Series on a stand alone basis. The Series acquired a perpetual right to the NHRA trade name and therefore no trade name licensing fees are expected in future periods.

NOTE I—COMMITMENTS AND CONTINGENCIES

Leases

The Association leases racetrack facilities, office space and equipment for the Series business unit under operating leases expiring through December 2012. In most cases, management expects that, in the normal course of business, leases will be renewed or replaced by other leases. Future minimum lease payments as of December 31, 2006 are as follows:

Years ending December 31,	Amount
2007	$187,692
2008	118,139
2009	106,531
2010	68,856
2011	96,000
Thereafter	960,000
$1,537,218

The Association leases the racetrack facility at Pomona, California for the Series from the Los Angeles County Fair Association. Within ten calendar days after the last day of each event the Series has agreed to pay as rent for the premises a sum equal to 6% of the total spectator admission fees which are identified as general admissions, pit passes and reserved seat fees from the event after deducting all

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE I—COMMITMENTS AND CONTINGENCIES—Continued

federal, state and local admission taxes. The Series is not obligated to pay any percentage of income received from the sale of participant passes. The minimum rent payable for each event shall be $8,000 per day or 6% of the defined fees, which ever is greater. The $8,000 minimum rent is to be adjusted to $12,000 beginning January 1, 2011 for the duration of the contract which expires December 31, 2021.

Pomona racetrack facility rent expense for the years ended December 31, 2006, 2005 and 2004, was $360,331, $306,630 and $292,351, respectively.

Total rent expense for the years ended December 31, 2006, 2005, and 2004, was $474,108, $426,581, and $418,880, respectively.

Self-Insured Medical Premiums

Beginning in December 2001, the Association began providing medical insurance benefits for all active employees of the Association and the Series under policies for which the Association and Series are partially self-insured. The policies have both a specific and an aggregate excess coverage established. The Association and Series are liable for medical claims up to a maximum stop loss amount. Accrued expenses in the financial statements reflect the actual liability of the Series at year-end.

Litigation

The Association is subject to normal business litigation and claims. Management believes that the outcome of such lawsuits, claims and other legal matters will not have a material impact on the Series’ combined financial position or results of operations.

An individual filed suit in the District Court of Comal County Texas against Goodyear Tire and Rubber Company, the National Hot Rod Association, and Simpson Helmets, Inc. arising out of the death of her husband, a professional drag racer, after an incident at a national event held at Gateway International Raceway, Madison Illinois. The complaint alleges negligence, gross negligence, fraud, conspiracy and assault. The negligence claims against the Association only were previously dismissed by summary judgment. The plaintiff agreed to dismiss the fraud and conspiracy claims. Thus, the gross negligence and assault claims remain. The Association second motion for summary judgment to dispose of the remaining claims in the case is now pending with the court. Goodyear and Simpson also filed second motions for summary judgment. Subsequently, Simpson settled with the plaintiff and was excluded from any future claims in the case.

The Association’s motion for summary judgment was heard on May 11, 2007 and trial is set for June 11, 2007. Management believes this case will have no material adverse effect on the Association’s and the Series’ future financial position, results of operation or cash flows.

During the Super Chevy Show at Atlanta Dragway on June 1, 2002, an individual lost control of his jet funny car and crashed into the guardwall resulting in his death. Allegations include impaired rescue efforts. A suit was filed by a representative of the estate of the driver with the State Court of Fulton County Georgia against the National Hot Rod Association, Atlanta Dragway, Autostar Productions, Inc., Super Chevy Show, EKG Security, and, Rodger, Phil and William Gustin. The Association has filed a cross-claim for indemnification against EKG Security who provided two firemen. Among other issues, there is a

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

December 31, 2006, 2005 and 2004

NOTE I—COMMITMENTS AND CONTINGENCIES—Continued

dispute in this case as to the existence and validity of the release. Autostar Productions, Inc.’s, insurance carrier, ACE, is providing the Association with a defense pursuant to AutoStar’s liability policy. Motions for summary judgment are pending.

The range of potential loss is from $0 up to a substantial amount for each case. However, the Association has a liability policy and believes that there is adequate insurance coverage for any potential adverse verdict. Management believes these cases will have no material adverse effect on the Association’s or the Series’ future financial position, results of operation or cash flows.

NOTE J—SUBSEQUENT EVENT

On May 30, 2007, the National Hot Rod Association signed a definitive agreement to sell substantially all of the assets of the business unit known as the National Hot Rod Association Professional Drag Racing Series to HD Partners Acquisition Corporation (“HD Partners.”) The agreement results in the sale of the rights, title and interests in the Series, including the racetracks, the headquarters building, the video library, the photo archive, and various contracts and other related assets. HD Partners would also assume the liabilities of the Series, including the long-term debt described in Note D to the combined financial statements and assume the lease obligations disclosed in Note I. The asset purchase agreement requires the Association to deliver to HD Partners cash equal to the amount of deferred revenue related to the Series. Upon closing, certain officers of the Association are expected to enter into employment and consulting agreements with HD Partners.

ACCOUNTANT’S REVIEW REPORT

Board of Directors
National Hot Rod Association Professional Drag Racing Series

We have reviewed the accompanying combined balance sheet of The National Hot Rod Association Professional Drag Racing Series as of June 30, 2007, and the related combined statements of operations, parent’s investment for the three-month and six month periods ended June 30, 2007 and 2006, and cash flows for the six month period ended June 30, 2007 and 2006 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of the National Hot Rod Association Professional Drag Racing Series.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants, the combined balance sheet as of December 31, 2006, and the related combined statements of operations, parent’s investment and cash flows for the year then ended (not presented herein); and in our report dated May 30, 2007, we expressed an unqualified opinion on those combined financial statements.

Grant Thornton LLP
Los Angeles, California
September 10, 2007

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

COMBINED BALANCE SHEETS
(See Accountant’s Review Report)

	June 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,497,918	$6,419,967
Accounts receivable, less allowance for uncollectible accounts of $639,541 in 2007, $639,541 in 2006	2,779,037	1,637,379
Prepaid expenses and other current assets	2,352,658	414,992
Total current assets	21,629,613	8,472,338
PROPERTY AND EQUIPMENT, net	40,001,563	38,898,970
OTHER ASSETS
Covenants not to compete, net of accumulated amortization of $67,089 in 2007, $57,719 in 2006	40,669	50,039
Interest rate swap agreements	157,030	118,432
	$61,828,875	$47,539,779
LIABILITIES AND PARENT'S INVESTMENT
CURRENT LIABILITIES
Accounts payable	$520,062	$271,220
Accrued expenses	6,169,390	3,870,577
Deferred revenue	16,497,918	6,419,967
Current portion of long-term debt	1,153,654	1,147,869
Total currrent liabilities	24,341,024	11,709,633
LONG-TERM DEBT, LESS CURRENT PORTION	9,399,813	9,932,478
Total liabilities	33,740,837	21,642,111
COMMITMENTS AND CONTINGENCIES
PARENT'S INVESTMENT	28,088,038	25,897,668
	$61,828,875	$47,539,779

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

COMBINED STATEMENTS OF OPERATIONS

Three Months Ended June 30,
(See Accountant’s Review Report)

	2007	2006
REVENUES
Spectator admissions	$13,352,559	$15,029,394
Participant entries	884,999	1,162,483
Sponsorship and advertising	5,647,132	6,697,874
Television and video	2,953,295	3,402,147
Racetrack rental fees	857,174	906,553
Royalties and concessions	2,170,786	2,402,142
Retail publication sales	24,330	25,369
Other	162,432	40,288
Total operating revenues	26,052,707	29,666,250
EXPENSES
Prize money and awards	5,365,865	6,699,750
Business operations	949,598	1,146,065
Racing operations	2,369,754	2,484,375
Facilities	518,142	1,017,335
Hospitality	264,169	277,743
Television and video production	4,146,253	4,582,725
Publications	120,209	103,890
Event advertising and promotion	1,917,600	2,227,037
Event marketing services	779,434	1,140,697
Communications	188,287	216,574
Track operator share	3,768,889	3,815,587
Depreciation and amortization	478,436	439,355
Sales and marketing	1,020,020	1,092,421
General and administrative	2,366,327	2,376,529
Total operating expenses	24,252,983	27,620,083
Income from operations	1,799,724	2,046,167
Other income (expense)
Other income (loss)	58,052	(34,246)
Interest expense	(149,202)	(104,840)
Interest income	170,718	108,033
Provision for income taxes	(6,000)	—
Gain on disposal of fixed assets, net	20,293	40,512
Total other income	93,861	9,459
Net earnings	$1,893,585	$2,055,626

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

COMBINED STATEMENTS OF OPERATIONS

Six Months Ended June 30,
(See Accountant’s Review Report)

	2007	2006
REVENUES
Spectator admissions	$21,582,298	$23,062,532
Participant entries	1,259,274	1,560,680
Sponsorship and advertising	9,927,170	10,073,805
Television and video	4,229,941	4,678,949
Racetrack rental fees	1,008,297	1,029,430
Royalties and concessions	3,218,787	3,363,504
Retail publication sales	37,057	46,014
Other	228,921	92,424
Total operating revenues	41,491,745	43,907,338
EXPENSES
Prize money and awards	7,539,590	8,858,319
Business operations	1,643,899	1,800,813
Racing operations	3,761,428	3,755,275
Facilities	1,159,446	1,550,735
Hospitality	746,707	764,864
Television and video production	5,944,387	6,278,150
Publications	246,067	205,994
Event advertising and promotion	2,812,187	2,957,068
Event marketing services	1,442,627	1,512,018
Communications	264,334	287,940
Track operator share	4,435,986	4,402,183
Depreciation and amortization	945,349	875,326
Sales and marketing	1,997,254	1,954,320
General and administrative	4,426,552	4,418,357
Total operating expenses	37,365,813	39,621,362
Income from operations	4,125,932	4,285,976
Other income (expense)
Other income (loss)	38,598	71,760
Interest expense	(255,026)	(195,473)
Interest income	295,272	186,562
Provision for income taxes	(12,000)	—
Gain (Loss) on disposal of fixed assets, net	13,294	(27,464)
Total other income	80,138	35,385
Net earnings	$4,206,070	$4,321,361

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

COMBINED STATEMENTS OF PARENT’S INVESTMENT

(See Accountant’s Review Report)

	For the six month period ending June 30, 2007	For the six month period ending June 30, 2006
Beginning balance at January 1	25,897,668	22,841,448
Net earnings for the period	4,206,070	4,321,361
Net activity with Parent	(2,015,700)	(5,790,926)
Balance at June 30	$28,088,038	$21,371,883

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)

COMBINED STATEMENTS OF CASH FLOWS

Six Months Ended June 30,
(See Accountant’s Review Report)

	2007	2006
Cash flows from operating activities
Net earnings	$4,206,070	$4,321,361
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	945,349	875,326
Net unrealized and realized loss (gain) on interest rate swap agreements	(38,598)	(177,766)
(Gain) loss on disposal of fixed assets	(13,294)	27,464
Increase (decrease) from changes in:
Accounts receivable, net	(1,141,658)	(4,002,296)
Prepaid expenses and other assets	(1,937,666)	(1,346,838)
Accounts payable	248,842	3,083,619
Accrued expenses	2,298,813	2,971,021
Deferred revenue	10,077,951	6,889,486
Net cash provided by operating activities	14,645,809	12,641,377
Cash flows from investing activities
Purchase of property and equipment	(2,078,538)	(2,029,544)
Proceeds from sale of property and equipment	53,260	144,500
Net cash used in investing activities	(2,025,278)	(1,885,044)
Cash flows from financing activities
Proceeds from long-term debt and line of credit	—	2,500,000
Principal payments on long-term debt and line of credit	(526,880)	(575,921)
Net activity with parent	(2,015,700)	(5,790,926)
Net cash provided by financing activities	(2,542,580)	(3,866,847)
Net increase in cash and cash equivalents	10,077,951	6,889,486
Cash and cash equivalents, beginning of period	6,419,967	6,356,122
Cash and cash equivalents, end of period	$16,497,918	$13,245,608
Supplemental cash flow information
Cash paid during the year for interest, including capitalized interest of $44,764 in 2007 and $90,000 in 2006	$255,026	$195,473

The accompanying notes are an integral part of these statements.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE A—ORGANIZATION AND BASIS OF PRESENTATION

Organization

The National Hot Rod Association Professional Drag Racing Series (“the Series” or “the Company”) is a business unit of the National Hot Rod Association. References to the “Parent” or the “Association” refer to the National Hot Rod Association. The Association was incorporated on March 8, 1951 and was granted tax-exempt status on January 1, 1987 under Internal Revenue Code Section 501(c)(6).

The Association is a leader in the world of motorsports whose main goal is to protect and further the best interest of the sport of drag racing. The Association educates the general public in automotive safety in both the competition ranks and the high performance aftermarket industry. The Association establishes rules that govern competition and promotes standards for the sport of drag racing. The Association produces guidelines based on experience gained at thousands of events each year and circulates information to help perpetuate the sport.

The Series currently conducts twenty three separate large scale spectator events at twenty one different venues across the United States. The events include professional drag racing, related fan experience and pageantry, and are currently known as the “NHRA POWERade Drag Racing Series”. The Series also owns and operates racetracks in Gainesville, Florida; Atlanta, Georgia; and Indianapolis, Indiana and operates a racetrack in Pomona, California.

As described in Note J, the Association has entered into an agreement to sell substantially all of the assets of the Series.

Basis of Presentation

The interim combined financial statements information as of June 30, 2007, and for the three months ended June 30, 2007 and 2006, and the six months ended June 30, 2007 and 2006 are unaudited and have been prepared on the same basis as the audited financial statements as of December 31, 2006. In the opinion of management, such unaudited financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim financial position and results of operations. Operating results for the three months ended June 30, 2007 and six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007.

Concentration of events in any particular quarter, may impact operating results in respective future quarters. Event schedules may change from time to time which can lessen the comparability of operating results between quarters of successive years and increase or decrease the seasonal nature of the Series’ business. The results of operations for the three months ended June 30, 2007 and 2006 and the six months ended June 30, 2007 and 2006 are not indicative of results that may be expected for the entire year because of such seasonality.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE A—ORGANIZATION AND BASIS OF PRESENTATION—Continued

A comparative summary of the NHRA POWERade Series twenty three large scale events scheduled for 2007 and 2006 is set forth below.

	Number of Scheduled NHRA POWERade Drag Racing Series Events
	2007	2006
1st Quarter	3	3
2nd Quarter	7	9
3rd Quarter	10	7
4th Quarter	3	4
Total	23	23

The accompanying combined financial statements include the accounts of the Series that have been carved out of the consolidated financial statements of the National Hot Rod Association. The combined financial statements also include the accounts of RADCO, a wholly-owned for-profit subsidiary of the Association. RADCO owns a drag racing track in Columbus, Ohio where the Series holds events throughout the year. All significant transactions between the Series and RADCO have been eliminated in the combined financial statements.

Historically, financial statements have not been prepared for the Series, as it had no separate legal status. The accompanying combined financial statements have been prepared in contemplation of a proposed disposition of the Series by the Association. The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for the preparation of interim financial information using specific information where available and allocations of certain revenues and expenses where data is not maintained within the Parent’s books and records.  The financial information included herein may not be indicative of the financial position, operating results and cash flows of the Series in the future.

The amount of Parent’s investment included in the balance sheets represents a net balance resulting from various transactions between the Series and the Association and also includes the Series’ cumulative net income since its inception. There are no terms of settlement or interest charges associated with the inter-company account balance between the Series and the Association. The balance is primarily the result of the Series’ participation in the Association’s central cash management program, under which all of the Series’ cash receipts are remitted to the Association and all cash disbursements are funded by the Association. Other transactions include certain direct and allocated expenses of various Association corporate functions.

Specifically Identifiable Operating Expenses—Costs which related entirely to the NHRA POWERade Drag Racing Series are entirely attributed to the Series. Such costs are generally summarized in discrete cost centers used to designate a function or a spectator event. Cost centers are used to accumulate  substantially all operating costs related to that particular function or event. Additionally, any costs incurred by the Association or amounts paid to third parties which are specifically identifiable to the NHRA POWERade Drag Racing Series are attributed to the Series.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE A—ORGANIZATION AND BASIS OF PRESENTATION—Continued

Shared Operating Expenses—The Association allocates expenses to the Series related to certain management and administrative services provided. Management and administrative services include but are not limited to accounting, finance, legal, human resources, sales and marketing, information technology infrastructure, and other administrative processing. These expenses are primarily allocated to the Series based on its relative usage of such shared services. Where determinations based on specific usage alone are impracticable, shared services are allocated based on headcount and payroll data. These allocations are reflected in the combined statement of operations as expenses (see Note H for amounts allocated by the Association). Management believes all allocations are made on a reasonable and consistent basis in each of the fiscal periods. Further, excluding income taxes and interest expense, management does not believe these expenses would have been materially different had the Series operated on a stand alone basis. No trade name licensing fees were assumed to have been incurred by the Series on a stand alone basis. The Series acquired a perpetual right to the NHRA trade name and therefore no trade name licensing fees are expected in future periods

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows:

Method of Accounting

The financial statements have been prepared on the accrual basis of accounting.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Cash and Cash Equivalents

The Series participates in the Association’s central cash management program, under which all of the Series’ cash receipts are remitted to the Association and all cash disbursements are funded by the Association. The Series does not maintain separate bank accounts. The amounts reported by the Series as cash and cash equivalents on the accompanying combined balance sheets represent amounts collected from third party customers prior to December 31, 2006 and June 30, 2007,  for services to be rendered in a subsequent period. This presentation is consistent with the computation of acquired cash in the asset purchase agreement described in Note J. The corresponding deferred revenue is included in current liabilities. For purposes of the combined statement of cash flows, the Series considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments which potentially subject the Series to concentrations of credit risk consist principally of temporary cash investments and accounts receivable.

The Series places its temporary cash investments with various financial institutions through participation in the Association’s central cash management program and, by policy, limits the amount of credit exposure to any one financial institution. The Series believes that no significant credit risk exists as these investments are made with high credit quality financial institutions. During the six months ended June 30, 2007 and year ended December 31, 2006,  cash balances exceeded the amounts insured by the Federal Deposit Insurance Corporation. However, management believes the risk of loss to be minimal.

The Series primarily provides credit, in the normal course of business, to various customers who sponsor a drag racing event within the Series or a title right to the Series.  In order to mitigate credit risk, contractual payments are normally due and payable prior to the start of the event. The Series also performs on-going credit evaluations of its customers and believes that the credit risk related to these receivables is minimal.

Accounts Receivable

Accounts receivable arise primarily as a result of sales transactions from customers who sponsor a drag racing event within the Series or a title right to the Series. The Series uses the allowance method to account for estimated uncollectible accounts receivable. Bad debts are written-off as identified by the Series’ management. Bad debts resulted in net bad debt expense of $62,428 for the three months ended June 30, 2007 and net bad debt recovered of $1,000 for the three months ended June 30, 2006. Bad debts resulted in net bad debt expense of $62,564 and $2,258 for the six months ended June 30, 2007 and June 30, 2006, respectively.

Property and Equipment

Property and equipment are recorded at cost at the date of acquisition. Major additions are capitalized; repairs and maintenance are charged to expense as incurred. Depreciation and amortization are computed over the estimated useful lives of the respective assets by utilizing the straight-line method.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Intangible Assets

Intangible assets consist of covenants not to compete. Covenants not to compete are being amortized on a straight-line basis over 14 years. Management has a policy to review intangible assets and other productive assets at each balance sheet date for possible impairment. This policy includes recognizing write-downs if it is probable that measurable undiscounted future cash flows and/or the aggregate net cash flows of an asset, as measured by current revenues and costs (exclusive of depreciation or amortization) over the asset’s remaining depreciable life, are not sufficient to recover the net book value of an asset. The financial statements for the three months and six months ended June 30, 2007, and June 30, 2006 do not include any adjustments due to impairment of long-lived assets.

Revenue Recognition

The Series derives revenue from spectator admissions, participant entries, sponsorship, advertising, television and video, race track rental fees, royalties, concessions and retail publication sales.

Revenue generated from events which includes spectator admissions, participant entries, sponsorship and advertising, television and video broadcasting,  racetrack rental fees,  royalties and concessions, and retail publication sales, is recorded at the time events are concluded (for multi-day events this is the last day of the event) and services are performed.  Payments received in advance are recorded as deferred revenue and recognized as revenues in future periods when events are concluded (for multi-day events this is the last day of the event) and services are performed. Management believes this accounting policy results in appropriate matching of revenues and expenses associated with the Series’ events and helps insure comparability and consistency between reporting periods.

Sponsorship revenue not related to a specific event is recognized over the term of the sponsorship agreement. Advertising revenue is recognized at the time the advertising is broadcasted or published. Prepaid guaranteed licensing and royalty fees are recognized over the term of the contractual agreements. Other licensing and royalty fees are recognized as earned in accordance with the terms specified in the contractual agreements and when collectibility is reasonably assured. Other income is recognized at the time goods and services are provided.

Barter Agreements

The Series has various barter agreements and recognized sponsorship and advertising revenue based on the fair value of goods and services received, primarily the use of vehicles and equipment.  Management has concluded that the fair value of goods and services received is more evident than the fair value of sponsorship and advertising surrendered.  Revenue amounting to $315,712 and $287,740 for the three months ended June 30, 2007, and 2006, and $631,423 and $575,480  for the six months ended June 30, 2007 and 2006, respectively was recorded in exchange for the goods and services received. The fair value of the barter agreements was derived from the value of the goods and services received, based on information obtained from the counterparty. The fair value of the goods and services received was recorded as expense which amounted to $315,712 and $287,740 for the three months ended June 30, 2007, and 2006, and $631,423 and $575,480 for the six months ended June 30, 2007 and 2006, respectively.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

Advertising Expenses

The Series advertises events through the use of television, radio, print, brochure and billboard advertisements. Advertising expenses are recognized as incurred. Advertising expense was $1,669,722 and $1,980,086 for the three months ended June 30, 2007, and 2006, and $2,476,509 and $2,642,679  for the six months ended June 30, 2007 and 2006, respectively.

Income Taxes

The Association is exempt from Federal income and California franchise taxes under Section 501(c)(6) of the Internal Revenue Code and the corresponding California provisions. However, the Association is subject to income taxes for unrelated business income realized in connection with unrelated business activities. There was no income tax for unrelated business income realized in connection with unrelated business activities for the six months ended June 30, 2007 and 2006.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

RADCO is a for-profit entity owned by the Association. Income taxes for this entity are provided for under the asset and liability method, and as such, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A valuation allowance reduces deferred income tax assets when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The temporary differences, result in a provision for income taxes of $6,000 for the three months and $12,000 for the six months ended June 30, 2007, and were not significant for the three and six months ended June 30, 2006.

Had the Series been a taxable entity, the effect on net earnings would have been as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net earnings, as reported	$1,893,585	$2,055,626	$4,206,070	$4,321,361
Pro forma income tax expense (unaudited)	(757,434)	(822,250)	(1,682,428)	(1,728,544)
Net earnings, pro forma	$1,136,151	$1,233,376	$2,523,642	$2,592,817

Pro forma income tax expense is based on a combined Federal and state effective rate of 40% for each of the periods ended June 30, 2007 and 2006.

Disclosures About the Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments” requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. This statement defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2007, and December 31, 2006, the fair value of all financial instruments approximated carrying value.

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair value because of the short maturity of these items. The Series believes the carrying amounts of its notes payable and long-term debt approximate fair value because the interest rates on these instruments are subject to change with, or approximate, market interest rates.

Derivative Instruments

Derivative instruments are accounted for under the provisions of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities and SFAS No. 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 133, as amended,

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued

establishes accounting and reporting standards for derivative instruments. Specifically, SFAS No. 133 requires entities to recognize all derivatives as either assets or liabilities in their statement of financial position and to measure such instruments at fair value.

In conjunction with the Series’ variable rate debt (Note D), the Series entered into interest rate swap agreements with two financial institution counter parties. On September 19, 2005, the corresponding note payable for one swap agreement was fully paid. The purpose of these agreements is to swap the variable rate on the underlying debt for a fixed rate for the term of the debt. The notional amount of the interest rate swap agreements was $6,066,883 and $6,587,899 as of June 30, 2007 and December 31, 2006, respectively. The Series entered into these agreements to lock in a fixed interest rate on the variable rate debt and is not using these agreements for speculative purposes. Under SFAS No. 133, an instrument’s fair value and changes therein must be measured in the Association’s net assets. The value of the swap instrument represents the in-the-money value to the Series at the reporting date, which is based on pricing models that consider risk and market factors. The value of the swap instruments for the Series amounted to $157,030 and $118,432 at June 30, 2007 and December 31, 2006, respectively.

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consist of the following: at:

	June 30, 2007	December 31, 2006	Estimated Useful Life (Years)
Buildings and improvements	$32,537,096	$31,860,289	7-40
Land	2,802,246	2,802,246	—
Office equipment	1,421,668	996,236	3-7
Field equipment	2,477,777	2,461,887	3-7
Automobiles and trailers	2,324,044	2,137,578	5
Furniture and fixtures	704,574	594,300	5-7
Leasehold improvements	11,561,135	11,561,136	7-15
Construction in progress	6,409,470	5,807,422	—
	60,238,010	58,221,094
Less: accumulated depreciation	20,236,447	19,322,124
	$40,001,563	$38,898,970

Depreciation expense of property and equipment for the six months ended June 30, 2007,  and 2006 was $935,939 and $865,956, respectively.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE D—LONG-TERM DEBT

Substantially all of the debt of the Association relate specifically to the operations of the Series business unit. The long-term debt of the Association related to the Series consists of the following at:

	June 30, 2007	December 31, 2006
Note payable bearing annual interest at 5%, payable in one minimum annual payment of $100,000 or more, depending on the results of the annual event, maturing in May 2010, collateralized by a racetrack in Atlanta, Georgia.	$4,464,892	$4,492,448
Note payable, bearing a fixed annual interest rate of 5.95% as a result of entering into an interest rate swap agreement, payable in variable monthly principal payments plus interest and maturing in October 2013. The note is collateralized by the Association’s personal property excluding trademarks and copyrights.	2,486,715	2,646,066
Note payable bearing an annual fixed interest rate of 5.25% as a result of entering into an interest rate swap agreement, payable in quarterly principal installments of $53,571, maturing in October 2010. The note is collateralized by all of the Association’s personal property excluding trademarks and copyrights.	750,000	857,143
Note payable bearing an annual fixed interest rate of 6.25% as a result of entering into an interest rate swap agreement, payable in monthly principal installments of $29,762, maturing in April 2013. The note is collateralized by all of the Association’s personal property excluding trademarks and copyrights.	2,083,333	2,261,905
Note payable, bearing a fixed annual interest rate of 6.23% as a result of entering into an interest rate swap agreement, payable in monthly principal installments of $12,658 plus interest, maturing in May 2012. The note is collateralized by the building in Glendora, California.	746,835	822,785
Note payable in monthly payments of $588, maturing in March 2011. The note is collateralized by postage machinery.	21,692	—
Total	10,553,467	11,080,347
Less current portion	1,153,654	1,147,869
Total long-term debt, net	$9,399,813	$9,932,478

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE D—LONG-TERM DEBT—Continued

Aggregate future principal payments on long-term debt as of June 30, 2007 are as follows:

The remaining six month period of 2007	$528,707
Year ending December 31,
2008	1,172,396
2009	1,193,388
2010	5,380,554
2011	920,677
Thereafter	1,357,745
$10,553,467

The following credit arrangements have been entered into by the Association as the Series did not have separate legal status. However, these credit arrangements relate to the Series business unit and are therefore reflected in the accompanying combined financial statements of the Series.

The Association has a revolving line of credit with a bank that was opened in 1999 and is governed by a Second Amended and Restated Loan Agreement executed July 5, 2001 and amended on July 31, 2003. The amended line of credit provided for borrowings up to $4,000,000 subject to the limitation that the line of credit be permanently reduced by $53,571 each fiscal quarter beginning January 1, 2004 until a committed amount of $3,000,000 is achieved. Borrowings under the line of credit were collateralized by all of the Association’s personal property excluding trademarks and copyrights, and had an annual interest rate swap and bank rate totaling 5.25%.

On August 31, 2004, the Second Amended and Restated Loan Agreement was amended, converting the balance of the revolving loan to a term loan. The term loan has a remaining balance of $750,000 as of June 30, 2007 and $857,143 as of December 31, 2006,  respectively, which is shown as part of the Long-term debt above. At the same time, the Revolving Credit Commitment was reestablished.

Under the Revolving Credit Commitment, the Bank will make loans (collectively, “Revolving Loans” and individually, a “Revolving Loan”) to the Association as the Association may request from time to time; provided, however, that the aggregate principal amount of all such Revolving Loans outstanding at any time shall not exceed $3,000,000. The Association may borrow, repay and reborrow Revolving Loans, each in the principal amount of not less than $100,000. The proceeds for each Revolving Loan shall be used only for the Association’s working capital and other general corporate purposes. This line of credit expires on August 1, 2007.  No amounts were outstanding as of June 30, 2007 and December 31, 2006,  respectively.

A Third Amendment and Restated Loan Agreement was entered into on September 1, 2005, to provide two new credit facilities: the Nonrevolving-to-Term Loan G Commitment and the Nonrevolving-to-Term Loan H Commitment.

Under the Nonrevolving-to-Term Loan G Commitment, the bank will make loans to the Association in an aggregate principal amount not to exceed $2,500,000. The Association may borrow and repay, but

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE D—LONG-TERM DEBT—Continued

once repaid may not reborrow Nonrevolving-to-Term Loans G. Borrowings under this line of credit are collateralized by all of the Association’s personal property excluding trademarks and copyrights, and are secured by a promissory note bearing annual interest at 1.6% in excess of the bank’s LIBOR rate. On March 31, 2006, the aggregate principal amount of all Nonrevolving-to-Term Loans G was converted to a fully-amortizing 7-year term loan, with principal payable in 84 equal consecutive monthly installments, commencing on May 1, 2006, and with interest payable at the same time as the principal. The proceeds of the Nonrevolving-to-Term Loans G and the 7-year fully amortizing term loan shall be used only for the Series’ capital expenditures. The Nonrevolving-to-Term Loan G shall mature on April 1, 2013 and has a remaining balance of $2,083,333 as of June 30, 2007 and $2,261,905 as of December 31, 2006, respectively. On September 16, 2005, the Association entered into a swap agreement for this loan commitment, enabling a fixed annual interest rate swap of 6.25%.

Under the Nonrevolving-to-Term Loan H Commitment, the bank will make loans to the Series in an aggregate principal amount not to exceed $1,500,000. The Series may borrow and repay, but once repaid may not reborrow Nonrevolving-to-Term Loans H. Borrowings under this line of credit are collateralized by all of the Association’s personal property excluding trademarks and copyrights, and are secured by a promissory note bearing annual interest at 1.6% in excess of the bank’s LIBOR rate. On October 31, 2006, the aggregate principal amount of all Nonrevolving-to-Term Loans H was converted to a fully-amortizing 7-year term loan, with principal payable in 84 equal consecutive monthly installments, commencing on December 1, 2006, and with interest payable at the same time as principal. The proceeds of the Nonrevolving-to-Term Loans H and the 7-year fully amortizing term loan shall be used only for the Series’ capital expenditures. The Nonrevolving-to-Term Loan H shall mature on November 1, 2013. On September 16, 2005, the Series entered into a swap agreement for this loan commitment, bearing a fixed annual interest rate swap of 6.3% The Nonrevolving-to-Term Loan H was not executed and no amounts were outstanding as of June 30, 2007 and December 31, 2006, respectively.

Subject to the terms and conditions in the Third Amendment and Restated Loan Agreement, an existing note payable bearing annual interest at 9% with a balance of $1,042,821 as of December 31, 2004 was refinanced, resulting in a reduced annual fixed interest rate swap of 6.23%. The  note payable has a balance of $746,835 and $822,785 as of June 30, 2007 and December 31, 2006, respectively.

Certain debt instruments contain both financial and non-financial covenants. Financial covenant compliance is measured by current ratio, debt to net worth ratio, cash flow ratio, quick ratio, tangible net worth, limitation on the purchase of property and equipment per annum and delivery of audited financial statements to the bank within 150 days of the calendar year end. The Association was not in compliance with two of the covenants as of December 31, 2006. As a result of these violations, the Association obtained a waiver of non-compliance on May 29, 2007.

NOTE E—EMPLOYEE BENEFIT PLAN

The Association has a 401(k) option for all eligible employees of the Association and the Series as defined in the plan document. Eligible employees may elect to defer up to 15% of their compensation.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE E—EMPLOYEE BENEFIT PLAN—Continued

Effective January 1, 2005, the Board of Directors approved the increase in the employer matching contribution to 6% of the employees’ compensation from 5% in 2004.   Participants are immediately vested in their voluntary contributions and the safe harbor matching contributions plus actual earnings thereon. Vesting in employer matching contribution accounts which were generated prior to January 1, 2003 is based on years of continuous service with a participant becoming 100% vested after five years of service. The Series’ 401(k) contribution expense was approximately $77,572 and $83,758  for the three months ended June 30, 2007 and 2006, and $167,261 and $164,281 for the six months ended June 30, 2007 and 2006, respectively.

NOTE F—DEFERRED REVENUE

Deferred revenue consists of the following as of:

	June 30, 2007	December 31, 2006
Sponsorship and advertising	$10,036,854	$3,436,501
Spectator admissions	3,251,362	1,526,500
Participant entries	746,907	324,782
Racetrack rental fees	1,862,224	545,184
Royalties and concessions	600,571	463,000
Other	—	124,000
	$16,497,918	$6,419,967

NOTE G—ACCRUED EXPENSES

Accrued expenses consist of the following as of:

	June 30, 2007	December 31, 2006
Compensation and related benefit expenses	$902,754	$1,809,538
Construction in progress	—	387,639
Event expenses	4,310,863	471,435
Taxes payable	398,319	433,992
Professional fees	165,983	251,988
Other	346,646	483,405
Radco Inc.	44,825	32,580
	$6,169,390	$3,870,577

NOTE H—RELATIONSHIP WITH THE NATIONAL HOT ROD ASSOCIATION

The amount of Parent’s investment included in the balance sheets represents a net balance resulting from various transactions between the Series and the Association and also includes the Series’ cumulative net income since its inception. There are no terms of settlement or interest charges associated with this net

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE H—RELATIONSHIP WITH THE NATIONAL HOT ROD ASSOCIATION—Continued

account balance. The balance is primarily the result of the Series’ participation in the Association’s central cash management program, under which all of the Series’ cash receipts are remitted to the Association and all cash disbursements are funded by the Association.

The Association allocates expenses to the Series related to certain management and administrative services provided. Management and administrative services include but are not limited to accounting, finance, legal, human resources, sales and marketing, information technology infrastructure, and other administrative processing. These expenses are allocated to the Series based on its relative usage of such shared services. Where determinations based on specific usage alone is impracticable, shared services are allocated based on headcount and payroll data. Included in the operating expenses in the combined statement of operations are the following amounts allocated for shared services:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Racing operations	$466,034	$451,004	$954,573	$936,350
Depreciation and amortization	68,651	55,088	130,066	102,959
Sales and marketing	1,020,020	1,092,421	1,997,254	1,954,320
General and administrative	1,155,523	1,169,045	2,280,444	2,303,658
Publications	131,766	115,002	269,181	228,219
Total allocated for shared services	$2,841,994	$2,882,560	$5,631,518	$5,525,506

Management believes all allocations are made on a reasonable and consistent basis in each of the fiscal periods  Further, excluding income taxes and interest expense, management does not believe these expenses would have been materially different had the Series operated on a stand alone basis. No trade name licensing fees were assumed to have been incurred by the Series on a stand alone basis. The Series acquired a perpetual right to the NHRA trade name and therefore no trade name licensing fees are expected in future periods.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE I—COMMITMENTS AND CONTINGENCIES

Leases

The Association leases racetrack facilities, office space and equipment for the Series business unit under operating leases expiring through December 2012. In most cases, management expects that, in the normal course of business, leases will be renewed or replaced by other leases. Future minimum lease payments as of June 30, 2007 are as follows:

The remaining six month period of 2007	$137,631
Years ending December 31,
2008	123,139
2009	106,531
2010	68,856
2011	96,000
Thereafter	960,000
$1,492,157

The Association leases the racetrack facility at Pomona, California for the Series from the Los Angeles County Fair Association. Within ten calendar days after the last day of each event the Series has agreed to pay as rent for the premises a sum equal to 6% of the total spectator admission fees which are identified as general admissions, pit passes and reserved seat fees from the event after deducting all federal, state and local admission taxes. The Series is not obligated to pay any percentage of income received from the sale of participant passes. The minimum rent payable for each event shall be $8,000 per day or 6% of the defined fees, which ever is greater. The $8,000 minimum rent is to be adjusted to $12,000 beginning January 1, 2011 for the duration of the contract which expires December 31, 2021.

There were no events held at the Pomona Racetrack and therefore no rent expense for the Pomona racetrack facility for the three months ended June 30, 2007. Pomona racetrack facility rent expense for the three months ended June 30, 2006, was $41,500. For the six months ended June 30, 2007 and 2006, Pomona racetrack facility rent was $130,974 and $179,950, respectively.

Total rent expense for the three months ended June 30, 2007, and 2006, was $30,782 and $70,510, and for the six months ended June 30, 2007 and 2006, $191,038 and $237,970, respectively.

Self-Insured Medical Premiums

Beginning in December 2001, the Association began providing medical insurance benefits for all active employees of the Association and the Series under policies for which the Association and Series are partially self-insured. The policies have both a specific and an aggregate excess coverage established. The Association and Series are liable for medical claims up to a maximum stop loss amount. Accrued expenses in the financial statements reflect the actual liability of the Series for the six months ended June 30.

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE I—COMMITMENTS AND CONTINGENCIES—Continued

Litigation

The Association is subject to normal business litigation and claims. Management believes that the outcome of such lawsuits, claims and other legal matters will not have a material impact on the Series’ combined financial position or results of operations.

An individual filed suit in the District Court of Comal County, Texas against The Goodyear Tire and Rubber Company, the National Hot Rod Association, and Simpson Helmets, Inc. arising out of the death of her husband, a professional drag racer, after an incident at a national event held at Gateway International Raceway, Madison, Illinois. The Petition against the Association alleged negligence, gross negligence, fraud, conspiracy and assault. The negligence claims against the Association and Goodyear were previously dismissed by summary judgment. The plaintiff later dismissed the fraud and conspiracy claims. Thus, the gross negligence and assault claims remain. The Association’s second motion for summary judgment to dispose of the remaining claims is now pending with the court. Goodyear and Simpson also filed second motions for summary judgment. Subsequently, Simpson settled with the plaintiff. Goodyear’s motion is still pending.

Trial is now set to begin on October 8, 2007. Management believes this case will have no material adverse effect on the Association’s and the Series’ future financial position, results of operation or cash flows.

During the Super Chevy Show at Atlanta Dragway on June 1, 2002, an individual lost control of his jet funny car and crashed into the guardwall resulting in his death.  A suit was filed by the driver’s widow with the State Court of Fulton County Georgia against the National Hot Rod Association, individually and d/b/a Atlanta Dragway, Autostar Productions, Inc., Super Chevy Show, Rodger Gustin Racing, Inc., EKG Security, and, Rodger, Phil and William Gustin. Allegations include impaired rescue efforts. The Association has filed a cross-claim for indemnification against EKG Security who provided two firemen. Among other issues, there is a dispute in this case as to the enforceability of release language in the NHRA Rulebook. Autostar Productions, Inc.’s, insurance carrier, ACE, is providing the Association with a defense pursuant to Autostar’s liability policy.  Motions for summary judgment are pending. On June 3, 2007 the Association received a letter from plaintiff seeking $6.5 million. The Association intends to vigorously defend this claim. No trial date has been set.

The range of potential loss is from $0 up to a substantial amount for each case. However, the Association has liability insurance coverage and believes that there is adequate insurance coverage for any potential adverse verdict. Management believes these cases will have no material adverse effect on the Association’s or the Series’ future financial position, results of operation or cash flows. The Association denies any wrongdoing in both cases.

NOTE J—AGREEMENT TO SELL ASSETS

On May 30, 2007, the National Hot Rod Association signed a definitive agreement to sell substantially all of the assets of the business unit known as the National Hot Rod Association Professional Drag Racing

National Hot Rod Association Professional Drag Racing Series
(a carved-out business unit of the National Hot Rod Association)
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
(See Accountant’s Review Report)
June 30, 2007 and 2006

NOTE J—AGREEMENT TO SELL ASSETS—Continued

Series to HD Partners Acquisition Corporation (“HD Partners.”)  The agreement results in the sale of the rights, title and interests in the Series, including the racetracks, the headquarters building, the video library, the photo archive, and various contracts and other related assets. HD Partners would also assume the debt of the Association related to the operations of the Series, as described in Note D to the combined financial statements and assume the lease obligations disclosed in Note I. The asset purchase agreement requires the Association to deliver to HD Partners cash equal to the amount of deferred revenue related to the Series. Upon closing, certain officers of the Association are expected to enter into employment and consulting agreements with HD Partners.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
HD Partners Acquisition Corporation

We have audited the accompanying balance sheets of HD Partners Acquisition Corporation (a development stage corporation) (the “Company”) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006, for the period from December 6, 2005 (inception) to December 31, 2005, and the cumulative period from December 6, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HD Partners Acquisition Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006, for the period from December 6, 2005 (inception) to December 31, 2005, and the cumulative period from December 6, 2005 (inception) to December 31, 2006 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming HD Partners Acquisition Corporation will continue as a going concern. As discussed in Note 1 to the financial statements, HD Partners Acquisition Corporation may face mandatory liquidation by December 7, 2007 if a business combination is not consummated, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
February 26, 2007

HD Partners Acquisition Corporation
(A Development Stage Company)

Balance Sheet

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash	$1,228,722	$154,239
Investments Held in Trust	145,536,328	—
Prepaid Expenses	63,996	—
Total Current Assets	$146,829,046	$154,239
Deferred Offering Costs	—	139,652
Deferred Tax Asset	256,314	—
Other Assets	196,880	—
Total Assets	$147,282,240	$293,891
Liabilities And Stockholders’ Equity
Current Liabilities
Accrued Offering Expenses	—	43,891
Accrued Costs	76,978	—
Income and Capital Taxes Payable	512,763	—
Accounts Payable and Accrued Expenses	64,558	2,013
Notes Payable, Stockholders	—	225,000
Deferred Interest	485,916	—
Deferred Underwriter Fees	3,000,000	—
Total Liabilities	4,140,215	270,904
Common Stock Subject to Possible Conversion, 3,748,125 Shares At Conversion Value	27,901,042	—
Commitments
Stockholders’ Equity
Preferred Stock, $.001 par value, 1,000,000 shares authorized; None issued or outstanding	—	—
Common Stock, $.001 par value, 60,000,000 shares authorized; 23,437,500 Shares (which Includes 3,748,125 Subject to Possible Conversion) and 4,687,500 Shares Issued and Outstanding, respectively	23,437	4,687
Additional Paid in Capital	113,190,621	20,313
Earnings/(Deficit) Accumulated during the Development Stage	2,026,925	(2,013)
Total Stockholders’ Equity	115,240,983	22,987
Total Liabilities and Stockholders’ Equity	$147,282,240	$293,891

The accompanying notes should be read in conjunction with these Financial Statements

HD Partners Acquisition Corporation
(A Development Stage Company)

Statement of Operations

			For the period from
		For the Period From	December 6, 2005
		December 6, 2005	(inception) to
	For Year Ended	(inception) to	December 31, 2006
	December 31, 2006	December 31, 2005	(cumulative)
Interest Income	$3,592,913	$—	3,592,913
Operating Expenses
General & Administrative	217,526	2,013	219,539
Net Income (loss) before Provision for Income Taxes	$3,375,387	$(2,013)	$3,373,374
Provision for Income Taxes	1,346,449	—	1,346,449
Net Income (loss)	$2,028,938	$(2,013)	2,026,925
Weighted Average Number of Common Shares Outstanding—Basic and diluted	15,680,651	4,687,500	15,136,719
Net Income (loss) Per Share—Basic and Diluted	$0.13	$(0.00)	$0.13

The accompanying notes should be read in conjunction with these Financial Statements

HD Partners Acquisition Corporation
(A Development Stage Company)

Statement of Stockholders’ Equity

Cumulative Amounts from Inception (December 6, 2005) to December 31, 2006

				Earnings/(Deficit)
				Accumulated
	Common Stock		Additional	During the
	Shares	Amount	Paid-in-Capital	Development Stage	Total
Contributions from founding stockholders—December 13, 2005 at $.005 per share	4,687,500	$4,687	$20,313	$—	$25,000
Net Loss	—	—	—	(2,013)	(2,013)
Balance—December 31, 2005	4,687,500	$4,687	$20,313	$(2,013)	$22,987
Unaudited:
Sale of Founding Director Warrants	—	—	2,250,000	—	2,250,000
Sale of 18,750,000 Units Net of Underwriter’s Discount and Offering expenses (Includes 3,748,125 Shares Subject to Possible Conversion)	18,750,000	18,750	138,821,250	—	138,840,000
Proceeds Subject to Possible Conversion of 3,748,125 Shares	—	—	(27,901,042)	—	(27,901,042)
Sale of Underwriter Option	—	—	100	—	100
Net Income	—	—	—	2,028,938	2,028,938
Balance—December 31, 2006	23,437,500	$23,437	$113,190,621	$2,026,925	$115,240,983

The accompanying notes should be read in conjunction with these Financial Statements

HD Partners Acquisition Corporation
(A Development Stage Company)

Statement of Cash Flows

			For the period from
		For the Period from	December 6, 2005
	For the period from	December 6, 2005	(inception)
	January 1, 2006	(inception)	to December 31, 2006
	to December 31, 2006	to December 31, 2005	(cumulative)
Cash Flows From Operating Activities:
Net Income/(Loss)	$2,028,938	$(2,013)	$2,026,925
Adjustments to reconcile net income to net cash used in operating activities:
Increase in Value of Investments Held in Trust	(4,051,328)	—	(4,051,328)
Increase in Deferred Income Tax Benefit	(256,314)	—	(256,314)
Increase in Deferred Interest	485,916	—	485,916
Changes in Operating Assets and Liabilities:
Increase in Accounts Payable and Accrued Expenses	62,545	2,013	64,558
Increase in Income and Capital Taxes Payable	512,763	—	512,763
Increase in Prepaid Expenses	(63,996)	—	(63,996)
Net Cash Used in Operating Activities	(1,281,476)		(1,281,476)
Cash Flow from Investing Activities
Increase in Other Assets	(119,902)	—	(119,902)
Investments Placed in Trust	(142,575,000)	—	(142,575,000)
Tax Payment from Trust	1,090,000	—	1,090,000
Net Cash Used in Investing Activities	(141,604,902)	—	(141,604,902)
Cash Flow from Financing Activities:
Proceeds from Public Offering	150,000,000	—	150,000,000
Proceeds from Founding Director Warrant Purchase	2,250,000	—	2,250,000
Proceeds from Issuance of Underwriter Option	100	—	100
Proceeds from Sale of Common Stock	—	25,000	25,000
Proceeds from Notes Payable, Stockholders	—	225,000	225,000
Payment of Notes Payable, Stockholders	(225,000)	—	(225,000)
Payment of Offering Costs	(8,064,239)	(95,761)	(8,160,000)
Net Cash Provided by Financing Activities	143,960,861	154,239	144,115,100
Net Increase in Cash	1,074,483	154,239	1,228,722
Cash at Beginning of Period	154,239	—	—
Cash at end of period	$1,228,722	$154,239	$1,228,722
Supplemental schedule of non-cash investing and financing activities:
Accrual of Deferred Underwriting Fees	$3,000,000	—	$3,000,000
Accrual of Deferred Offering Costs	—	$43,891	—
Accrual of Other Assets	$76,978	—	$76,978

The accompanying notes should be read in conjunction with these Financial Statements

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements

December 31, 2006

1. Organization, Business Operations and Significant Accounting Policies

HD Partners Acquisition Corporation (the “Company”) was incorporated in Delaware on December 6, 2005 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the media, entertainment or telecommunications industries. At December 31, 2006, the Company had neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The majority of activity through December 31, 2006 relates to the Company’s formation, its initial public offering described below and searching for a target company with which to do a business combination.

The Company’s ability to commence operations was contingent upon obtaining adequate financial resources through a proposed public offering (“Offering”) which was declared effective June 1, 2006 and is discussed in Note 3. The Company consummated the Offering on June 7, 2006, and preceding the consummation of the Offering on June 1, 2006 certain officers, directors, and Initial Stockholders (as defined below) of the Company purchased an aggregate of 2,250,000 warrants at $1.00 per warrant from the Company in a private placement (the “Private Placement”). The warrants sold in the Private Placement were identical to the warrants sold in the Offering, but the purchasers in the Private Placement have waived their rights to receive any distribution on liquidation in the event the Company does not complete a Business Combination (as described below). The Company received net proceeds from the Private Placement and the Offering of approximately $141,090,000 (Note 3).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”), which may not constitute a business combination for accounting purposes.

Upon the closing of the Offering, $142,575,000 (including $3,000,000 of deferred underwriter fees) was placed in a trust account (“Trust Account”) and commencing June 7, 2006, was invested in government securities until the earlier of: (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we are permitted to seek disbursement from the trust account to pay any federal, state or local tax obligations related thereto. As of December 31, 2006, $1,090,000 has been withdrawn from the trust account to pay federal and state income tax obligations. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. All of the Company’s executive officers have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the executive officers will be able to satisfy those obligations. The remaining proceeds (not held in the Trust

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

1. Organization, Business Operations and Significant Accounting Policies—Continued

Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company’s first business combination must be with a business with a fair market value of at least 80% of the Company’s net asset value at the time of the acquisition. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares issued in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 4,687,500 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock sold in the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Public Offering (19.99% of the amount held in the Trust Account, excluding cash held in trust from the underwriter), has been classified as common stock subject to possible conversion on the accompanying balance sheet and 19.99% of the investment income on the Trust Account (net of income tax effect) has been recorded as deferred interest on the accompanying December 31, 2006 balance sheet. In addition, such stockholders would also be entitled to a portion of the deferred portion of the underwriter’s discount (see Note 4).

The Company’s Amended and Restated Certificate of Incorporation provides for liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (December 7, 2007), or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. There is no assurance that the Company will be able to effect a Business Combination during this period. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 3).

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

1. Organization, Business Operations and Significant Accounting Policies—Continued

Income Taxes

Deferred income taxes are provided for the difference between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income Per Common Share

Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. The effect of the 21,000,000 outstanding warrants (including 2,250,000 founding director warrants), issued in connection with the Offering described in Note 3 has not been considered in the diluted net income per share since the warrants are contingently exercisable. The effect of the 1,875,000 Units included in the underwriters purchase option, described in Note 3, along with the warrants underlying such Units, has not been considered in the diluted earnings per share calculation, since the market price of the stock was less than the exercise price during the period in the computation as the effect of the outstanding options and warrants would be anti-dilutive.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of six months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts in the United States of America which, at times, may exceed applicable insurance limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Deferred offering Costs

Deferred offering costs consisted of legal fees and other costs, incurred through December 31, 2006  that were related to the Offering and that were charged to capital upon the consummation of the Offering.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

1. Organization, Business Operations and Significant Accounting Policies—Continued

effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on its financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2. Initial Public Offering

On June 7, 2006, the Company sold 18,750,000 units (“Units”) in the Offering at a price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a Business Combination or one year from June 1, 2006, the effective date of the Offering and expiring June 1, 2010, four years from the effective date of the Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least 11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The shares and warrants included in the Units began to trade separately on August 1, 2006.

The Company had granted the Underwriters of the Offering an option exercisable not later than 45 days after the sale of the Units, to purchase up to 2,812,500 additional Units to cover over-allotments. Such option was not exercised and has expired.

In connection with the Offering, the Company paid the underwriters an underwriting discount of 7.0% of the gross proceeds of the Offering ($10,500,000). The underwriters have agreed to defer payment of two percent (2%) of the gross proceeds ($3,000,000) until completion of a Business Combination. Until a Business Combination is complete, these funds have been placed in the Trust Account. If the Company does not complete a Business Combination then the 2% deferred fee will become part of the funds returned to the Company’s Public Stockholders from the Trust Account upon its liquidation as part of any plan of dissolution and distribution approved by the Company’s stockholders.

Preceding the consummation of the Offering on June 1, 2006, certain of the Initial Stockholders purchased 2,250,000 warrants at a purchase price of $1.00 per warrant in a Private Placement. The proceeds of $2,250,000 were deposited into the Trust Account, and such stockholders will not have any claim on this amount if the Trust Account is liquidated.

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

2. Initial Public Offering—Continued

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement signed on June 7, 2006. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. The holders of the founding director warrants are also entitled to require us to register the resale of the shares of common stock underlying the founding director warrants when such warrants become exercisable by their terms. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow.

In connection with the Offering, the Company issued an option, for $100, to Morgan Joseph & Co. Inc., the representative of the underwriters, to purchase 1,875,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to those offered by the Company in the Offering, except that the warrants included in the option have an exercise price of $6.875 (125% of the exercise price of the warrants included in the Units sold in the Offering). In lieu of paying the exercise price of $10.00 per unit, the option may be converted into Units (i.e., a cashless exercise) to the extent that the market value of the Units at the time of conversion exceeds the exercise price of the option. The option may be exercised or converted by the option holder. The purchase option and the underlying securities have been registered under the registration statement covering the Offering.

The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless. The sale of the option has been accounted for as an equity transaction. Accordingly, there is no net impact on the Company’s financial position or results of operations, except for recording the $100 proceeds from the sale. The Company determined, based on a Black-Scholes model, that the fair value of the option on the date of sale was approximately $9,881,250, using an expected life of five years, volatility of 84.6% and a risk free interest rate of 4.83%.

The volatility calculation of 84.6% was based on the average of the 25 smallest media/communications companies in the Russell 2000 Index during the period from April 5, 2001 through April 4, 2006. Because the Company did not have a trading history, the Company needed to estimate the potential volatility of its unit price, which depended on a number of factors which could not be ascertained at that time. The Company used the 25 smallest media/communications companies in the Russell 2000 Index because its management believed that the volatility of these companies was a reasonable benchmark to use in estimating the expected volatility for the Company’s Units. Although an expected life of five years was taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a Business Combination within the prescribed time period and liquidate the Trust Account as part of any plan of dissolution and liquidation approved by the Company’s stockholders, the option will become worthless.

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

2. Initial Public Offering—Continued

Although the purchase option and its underlying securities have been registered under the registration statement, the purchase option grants to holders demand and “piggyback” rights for periods of five and seven years, respectively, from June 7, 2006 with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, merger or consolidation. However, the purchase option will not be adjusted for issuance of common stock at a price below its exercise price.

3. Notes Payable, Stockholders

The Company issued an aggregate of $225,000 unsecured promissory notes to five of its Initial Stockholders on December 13, 2005. The notes were non-interest bearing and were payable on the earlier of December 13, 2006 or the consummation of the Offering. Accordingly, the Company paid off the notes on June 8, 2006. Due to the short term nature of the notes, the fair value of the notes approximated their carrying value.

4. Commitments and Related Party Transactions

The Company utilizes certain limited administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $7,500 per month for such services commencing on June 1, 2006, the effective date of the Offering. At this time, we are paying such affiliate $1,000 per month for such services. The Statement of Operations includes $7,000 for the twelve months ended December 31, 2006, $0 for the period December 6, 2005 to December 31, 2005 and $7,000 for the period from Inception (December 6, 2005) to December 31, 2006.

In addition, the Company paid to Morgan Joseph & Co. Inc. serving as the underwriting syndicate’s representative, seven percent (7%) of the gross proceeds of the Offering (the “Underwriters’ Discount”). Five percent (5%) of the gross proceeds ($7,500,000) was paid upon the closing of the Company’s Offering. Morgan Joseph & Co. Inc. has agreed to defer payment of the remaining two percent (2%) of the gross proceeds ($3,000,000) until completion of a Business Combination. Until a Business Combination is complete, these funds have been held in the Trust Account. If the Company does not complete a Business Combination, then the 2% deferred fee will become part of the funds returned to the Company’s Public Stockholders from the Trust Account upon its liquidation as part of any plan of dissolution and distribution approved by the Company’s stockholders.

5. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

6. Common Stock

In April 2006, the Company effected a .25 for 1 stock split in the form of a dividend. In May 2006, the Company effected a ..5 for 1 stock split in the form of a dividend. All share numbers herein reflect these adjustments.

In addition, in April 2006 the Company approved an amendment and restatement of its Certificate of Incorporation whereby the number of authorized shares of common stock was decreased from 100,000,000 to 40,000,000. An additional amendment and restatement of the Company’s Certificate of Incorporation was approved in May 2006 whereby the number of authorized shares of common stock was increased from 40,000,000 to 60,000,000. All share numbers herein reflect these changes.

7. Income Taxes

The provision for income taxes consists of the following:

		For the period from
	Year ended	December 6, 2005 (inception)
	December 31, 2006	to December 31, 2005
Current:
Federal	$1,244,340	$—
State	358,423	—
Deferred:
Federal	(199,165)	—
State	(57,149)	—
Total	$1,346,449	$—

The total provision for income taxes differs from that amount which would be computed by applying the U.S. Federal income tax rate to income before provision for income taxes as follows:

		For the period from
	Year ended	December 6, 2005 (inception)
	December 31, 2006	to December 31, 2005
Statutory federal income tax rate	34.0%	34.0%
State and local income tax rate	5.9%	5.9%
Increase in valuation allowance	—	(39.9)%
Effective income tax rate	39.9%	0.0%

The effect of the temporary differences that make up the deferred tax assets are as follows:

	December 31, 2006	December 31, 2005
Interest deferred for financial statement purposes	$194,026	$—
Expenses deferred for income purposes	62,288	700
Valuation allowance	—	(700)
Total	256,314	$—

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Financial Statements (Continued)

December 31, 2006

8. Line of Credit

In connection with the Offering, in May 2006 the Company entered into a limited recourse revolving line of credit with Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox, under which it may have up to $750,000 outstanding borrowings at any time. The revolving line of credit will terminate upon the earlier of the completion of a Business Combination, or the completion of any plan of dissolution and distribution of the Company approved by the Company’s stockholders, which would include the liquidation of the Trust Account. The revolving line of credit will bear no interest and will have no recourse against the funds in the Trust Account, which funds will be distributed to the Public Stockholders if the Company does not consummate a Business Combination within the requisite time periods. It is possible that the Company could use a portion of the borrowings under the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed Business Combination. In the event the Company were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), it may not have a sufficient amount of working capital available to pay expenses related to finding a suitable Business Combination without securing additional financing. If it were unable to secure additional financing, it would most likely fail to consummate a Business Combination in the allotted time and would be forced to liquidate the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders. There is no amount outstanding at December 31, 2006.

9. Selected Quarterly Financial Data (Unaudited)

The following is a summary of the quarterly results of operations of the Company for the year ended December 31, 2006 and for the period from December 6, 2005 (inception) through December 31, 2005.

	2005	2006	2006	2006	2006
	Fourth	First	Second	Third	Fourth	Total
	Quarter	Quarter	Quarter	Quarter	Quarter	2006
Revenue	—	—	—	—	—	—
Interest income	—	—	$376,366	$1,582,948	$1,633,599	$3,592,913
Operating expenses	$(2,013)	$—	$(36,035)	$(80,437)	$(101,054)	$(217,526)
Income (loss) before Income taxes	(2013)	—	340,331	1,502,511	1,532,545	3,375,387
Net income (loss)	(2,013)	—	204,839	903,195	920,904	2,028,938
Net income (loss) per share—basic and diluted	$(0.00)	$0.00	$0.02	$0.04	$0.04	$0.13

HD Partners Acquisition Corporation
(A Development Stage Company)

Condensed Balance Sheet

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash	$344,091	$1,228,722
Investments Held in Trust	147,004,394	145,536,328
Prepaid Expenses	40,966	63,996
Prepaid income taxes	75,531	—
Total Current Assets	147,464,982	146,829,046
Deferred Tax Asset	475,971	256,314
Deferred aquisition costs	1,577,411	196,880
Total Assets	$149,518,364	$147,282,240
Liabilities And Stockholders’ Equity
Current Liabilities
Accrued Costs	$656,149	$76,978
Income and Capital Taxes Payable	—	512,763
Accounts Payable and Accrued Expenses	28,521	64,558
Deferred Interest	910,898	485,916
Deferred Underwriter Fees	3,000,000	3,000,000
Total Liabilities	4,595,568	4,140,215
Common Stock Subject to Possible Conversion, 3,748,125 Shares At Conversion Value	27,901,042	27,901,042
Commitments
Stockholders’ Equity
Preferred Stock, $.001 par value, 1,000,000 shares authorized; None issued or outstanding	—	—
Common Stock, $.001 par value, 60,000,000 shares authorized; 23,437,500 Shares (which Includes 3,748,125 Subject to Possible Conversion) and 4,687,500 Shares Issued and Outstanding, respectively	23,437	23,437
Additional Paid in Capital	113,190,621	113,190,621
Earnings Accumulated during the Development Stage	3,807,696	2,026,925
Total Stockholders’ Equity	117,021,754	115,240,983
Total Liabilities and Stockholders’ Equity	$149,518,364	$147,282,240

The accompanying notes should be read in conjunction with the condensed financial statements.

HD Partners Acquisition Corporation

(A Development Stage Company)

Condensed Statement of Operations
Unaudited

					For the period
					From
	Three Months	Three Months	Six Months	Six Months	December 6, 2005
	Ended	Ended	Ended	Ended	(Inception) to
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006	June 30, 2007
Revenue	$—	$—	$—	$—	$—
Interest Income	1,609,633	376,366	3,134,601	376,366	6,727,513
Operating Expenses
General & Administrative	73,544	36,035	173,781	36,035	393,319
Net Income before Provision for Income Taxes	$1,536,089	$340,33140	$2,960,820	$340,331	$6,334,194
Provision for Income Taxes	612,510	135,492	1,180,049	135,492	2,526,498
Net Income	$923,579	$204,839	$1,780,771	$204,839	$3,807,696
Weighted Average Number of Common Shares Outstanding—Basic and diluted	23,437,500	9,637,500	23,437,500	7,795,235	17,625,000
Net Income Per Share—Basic and diluted	$0.04	$0.02.03	$0.08	$0.03	$0.22

The accompanying notes should be read in conjunction with the condensed financial statements.

HD Partners Acquisition Corporation
(A Development Stage Company)

Condensed Statement of Stockholders’ Equity
Cumulative Amounts from Inception (December 6, 2005) to June 30, 2007

				Earnings/(Deficit)
				Accumulated
				During the
	Common Stock		Additional	Development
	Shares	Amount	Paid-in Capital	Stage	Total
Contributions from founding stockholders—December 13, 2005 at $.005 per share	4,687,500	$4,687	$20,313	$—	$25,000
Net Loss	—	—	—	(2,013)	(2,013)
Balance—December 31, 2005	4,687,500	$4,687	$20,313	$(2,013)	$22,987
Sale of Founding Director
Warrants	—	—	2,250,000	—	2,250,000
Sale of 18,750,000 Units Net of Underwriter’s Discount and Offering expenses (Includes 3,748,125 Shares Subject to Possible Conversion)	18,750,000	18,750	138,821,250	—	138,840,000
Proceeds Subject to Possible Conversion of 3,748,125 Shares	—	—	(27,901,042)	—	(27,901,042)
Sale of Underwriter Option	—	—	100	—	100
Net Income	—	—	—	2,028,938	2,038,938
Balance—December 31, 2006	23,437,500	$23,437	$113,190,621	$2,026,925	$115,240,983
Unaudited:
Net Income	—	—	—	1,780,771	1,780,771
Balance—June 30, 2007	23,437,500	$23,437	$113,190,621	$3,807,696	$117,021,754

The accompanying notes should be read in conjunction with the condensed financial statements

HD Partners Acquisition Corporation
(A Development Stage Company)

Condensed Statement of Cash Flows
Unaudited

	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	For the period from December 6, 2005 (inception) to June 30, 2007 (cumulative)
Cash Flows From Operating Activities:
Net Income	$1,780,771	$204,839	$3,807,696
Adjustments to reconcile net income to net cash used in operating activities:
Increase in Value of Investments Held in Trust	(3,543,283)	(423,977)	(7,594,612)
Increase in Deferred Income Tax Benefit	(219,657)	(28,086)	(475,971)
Increase in Deferred Interest	424,982	50,852	910,898
Changes in Operating Assets and Liabilities:
Increase/Decrease in Accounts Payable and Accrued Expenses	(36,037)	21,799	28,521
Increase/Decrease in Income and Capital Taxes Payable	(588,294)	163,578	(75,531)
Increase/Decrease in Prepaid Expenses	23,030	(110,571)	(40,966)
Net Cash Used in Operating Activities	(2,158,488)	(121,566)	(3,439,965)
Cash Flow from Investing Activities
Increase/ Decrease in Other Assets	(801,360)	—	(921,261)
Investments Placed in Trust	—	(142,575,000)	(142,575,000)
Tax Payments from Trust	2,075,217	—	3,165,217
Net Cash Provided by (Used in) Investing Activities	1,273,857	(142,575,000)	(140,331,044)
Cash Flow from Financing Activities:
Proceeds from Public Offering	—	150,000,000	150,000,000
Proceeds from Founding Director Warrant Purchase	—	2,250,000	2,250,000
Proceeds from Issuance of Underwriter Option	—	100	100
Proceeds from Sale of Common Stock	—	—	25,000
Proceeds from Notes Payable, Stockholders	—	—	225,000
Payment of Notes Payable, Stockholders	—	(225,000)	(225,000)
Payment of Offering Costs	—	(8,018,464)	(8,160,000)
Net Cash Provided by (Used in) Financing Activities	—	144,006,636	144,115,100
Net Increase/(Decrease) in Cash	(884,631)	1,310,070	344,091
		154,239
Cash at Beginning of Period	1,228,722	—	—
Cash at end of period	$344,091	$1,464,309	$344,091
Supplemental schedule of non-cash financing activities:
Accrual of Deferred Underwriting Fees	$—	$3,000,000	$3,000,000
Accrual of Other Assets	$615,773	$—	$656,149
Accrual of Public Offering Costs	—	$45,775	$—

The accompanying notes should be read in conjunction with the condensed financial statements

HD Partners Acquisition Corporation
(A Development Stage Company)

Notes to Condensed Financial Statements
June 30, 2007

1. Basis of Presentation

The financial statements at June 30, 2007 and for the periods ended June 30, 2007 are unaudited. The condensed financial statements include the accounts of HD Partners Acquisition Corporation (the “Company”). In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of June 30, 2007 and the results of its operations and its cash flows for the six months ended June 30, 2007 and June 30, 2006 and for the period from December 6, 2005 (inception) through June 30, 2007 and its operations for the three months ended June 30, 2007 and 2006. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year. The December 31, 2006 balance sheet has been derived from the audited financial statements included in the Company’s 10K filed on April 2, 2007.

The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations.

2. Organization, Business Operations and Significant Accounting Policies

The Company was incorporated in Delaware on December 6, 2005 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the media, entertainment or telecommunications industries.

On May 30, 2007, the Company issued a press release and filed an 8K with the Securities and Exchange Commission that the Company has entered into an asset purchase agreement (the “Agreement”) with the National Hot Rod Association (the “NHRA”) in connection with the purchase of certain professional drag racing assets of the NHRA, including the NHRA POWERade Drag Racing series, together with a broad set of rights to commercialize the NHRA brand. The agreement contemplates that the Registrant and the NHRA will enter into a series of related agreements to commercialize the NHRA brand following completion of the acquisition. Upon consummation of the transaction, assuming that the Registrant’s stockholders approve the Agreement and the transactions contemplated thereunder, the acquired assets will be held in a wholly-owned subsidiary of the Registrant to be named NHRA Pro Racing. The NHRA, which will remain a non-profit 501(c)(6) corporation, will retain all its non-professional racing, safety and educational activities and continue to be the sanctioning body for all NHRA racing activities, including the NHRA POWERade Drag Racing Series.

Upon closing of the transaction, Eddy Hartenstein will serve as Chairman of NHRA Pro Racing, and Tom Compton (currently an officer of the NHRA) will assume the role of President and CEO. Robert Meyers, the Registrants’ current Chief Financial Officer, will become the Chief Financial Officer of NHRA Pro Racing. Peter Clifford, currently Executive Vice President and General Manager of the NHRA, will become executive director of the NHRA, as well as a consultant to NHRA Pro Racing.

HD Partners Acquisition Corporation
(A Development Stage Company)
Notes to Condensed Financial Statements (Continued)
June 30, 2007

2. Organization, Business Operations and Significant Accounting Policies—Continued

Under the terms of the Agreement, the Company will acquire:

•       The NHRA POWERade Drag Racing Series and all professional NHRA drag racing assets and opportunities, including NHRA’s existing television broadcast agreement with ESPN;

•       An exclusive, worldwide, perpetual license to the NHRA brand for professional drag racing activities;

•       Rights to commercialize the NHRA brand, including:

•        Exclusive professional racing and “Official NHRA” sponsorship and licensing rights;

•        Exclusive media exploitation rights in broadcast television, home entertainment and new media;

•        Exclusive merchandising rights relating to both professional racing and the stand-alone NHRA brand;

•       Four NHRA-owned race tracks, an additional long-term track lease in Pomona, California and the NHRA headquarters building in Glendora, California; and

•       A video and photo archive chronicling the history of drag racing, consisting of more than 20,000 hours of video and film and a photo archive.

Pursuant to Agreement, the Registrant has agreed to pay the NHRA an aggregate purchase price of between approximately $121,000,000 and $123,400,000 (including $100,000,000 in cash, assumption of certain liabilities in the amount of $11,500,000 and shares of common stock of the Registrant with a value of $9,500,000). The $100,000,000 in cash to be paid as a portion of the acquisition consideration will only be subject to adjustment in certain circumstances described in the Agreement. In addition, the $100,000,000 will be increased by the amount of capital expenditures incurred by the NHRA for the Gainesville race track (which it is also purchasing) up to a maximum of $2,400,000.

Upon completion of the Acquisition pursuant to the terms of our amended and restated certificate of incorporation, our shareholders will continue to own their shares of our common stock, warrants and units.

The closing of the asset purchase and related transactions are subject to stockholder approval, regulatory clearances and other customary closing conditions.

The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operation was contingent upon obtaining adequate financial resources through a proposed public offering (“Offering”) which was declared effective June 1, 2006 and is discussed in Note 3. The Company consummated the Offering on June 7, 2006, and preceding the consummation of the Offering on June 1, 2006 certain officers, directors, and Initial Stockholders (as defined below) of the Company purchased an aggregate of 2,250,000 warrants at $1.00 per warrant from

HD Partners Acquisition Corporation
(A Development Stage Company)
Notes to Condensed Financial Statements (Continued)
June 30, 2007

2. Organization, Business Operations and Significant Accounting Policies—Continued

the Company in a private placement (the “Private Placement”). The warrants sold in the Private Placement were identical to the warrants sold in the Offering, but the purchasers in the Private Placement have waived their rights to receive any distribution on liquidation in the event the Company does not complete a Business Combination (as described below). The Company received net proceeds from the Private Placement and the Offering of approximately $141,090,000 (Note 3).

There is no assurance that the Company will be able to effect the proposed Business Combination with the NHRA or any other Business Combination. Upon the closing of the Offering, $142,575,000 (including $3,000,000 of deferred underwriter fees) was placed in a trust account (“Trust Account”) and commencing June 7, 2006, was invested in government securities until the earlier of: (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company has sought, and will continue to seek, to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. All of the Company’s executive officers have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the executive officers will be able to satisfy those obligations. The remaining proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company’s first business combination must be with a business with a fair market value of at least 80% of the Company’s net asset value at the time of the acquisition. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares issued in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 4,687,500 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. Further, the Initial Stockholders have agreed to vote any shares of common stock acquired by them in connection with or following the Offering in favor of any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, less applicable state and federal taxes payable, and less cash held in trust for the underwriter, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock sold in the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business

HD Partners Acquisition Corporation
(A Development Stage Company)
Notes to Condensed Financial Statements (Continued)
June 30, 2007

2. Organization, Business Operations and Significant Accounting Policies—Continued

Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Public Offering (19.99% of the amount held in the Trust Fund, excluding cash held in trust from the underwriter), has been classified as common stock subject to possible conversion on the accompanying balance sheet and 19.99% of the investment income on the Trust Account (net of applicable state and federal taxes) has been recorded as deferred interest on the accompanying June 30, 2007 balance sheet. In addition, such stockholders would also be entitled to a portion of the deferred portion of the underwriter’s discount (see Note 4).

The Company’s Amended and Restated Certificate of Incorporation provides for liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (December 7, 2007), or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 3).

On December 29, 2006, the Company entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement dated as of June 7, 2006 by and between the Company and American Stock Transfer & Trust Company, as Warrant Agent.

Net Income Per Common Share

Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. The effect of the 21,000,000 outstanding warrants (including 2,250,000 founding director warrants), issued in connection with the Offering described in Note 3 has not been considered in the diluted net income per share since the warrants are contingently exercisable. The effect of the 1,875,000 Units included in the underwriters purchase option, described in Note 3, along with the warrants underlying such Units, has not been considered in the diluted earnings per share calculation, since the market price of the stock was less than the exercise price during the period.

HD Partners Acquisition Corporation
(A Development Stage Company)
Notes to Condensed Financial Statements (Continued)
June 30, 2007

2. Organization, Business Operations and Significant Accounting Policies—Continued

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. It also provides guidance on the recognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. Previously recorded income tax benefits that no longer meet this standard are required to be charged to earnings in the period that such determination is made. FIN 48 also requires significant additional disclosures. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on the Company’s financial condition or results of operations. The tax years 2005 and 2006 remain open to examination by the major taxing jurisdictions to which we are subject.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3. Initial Public Offering

On June 7, 2006, the Company sold 18,750,000 units (“Units”) in the Offering at a price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a Business Combination or one year from June 1, 2006, the effective date of the Offering and expiring June 1, 2010, four years from the effective date of the Offering. The Company may redeem the Warrants at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least 11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

The Company was informed by Morgan Joseph & Co. Inc., the representative of the underwriters of the Offering, that holders of the Company’s units would be able to separately trade the common stock and warrants included in such units commencing August 1, 2006 and that trading in the units would continue under the symbol HDP.U. The common stock and warrants are quoted on the American Stock Exchange under the symbols HDP and HDP.WS, respectively.

In addition, the Company granted the Underwriters of the Offering an option exercisable not later than 45 days after the sale of the Units, to purchase up to 2,812,500 additional Units to cover over-allotments. Such option was not exercised and has expired.

In connection with the Offering, the Company agreed to pay the underwriters an underwriting discount of 7.0% of the gross proceeds of the Offering ($10,500,000). The underwriters have agreed to defer payment of two percent (2%) of the gross proceeds ($3,000,000) until completion of a Business

HD Partners Acquisition Corporation
(A Development Stage Company)
Notes to Condensed Financial Statements (Continued)
June 30, 2007

3. Initial Public Offering—Continued

Combination. Until a Business Combination is complete, these funds will be held in the Trust Account. If the Company does not complete a Business Combination then the 2% deferred fee will become part of the funds returned to the Company’s Public Stockholders from the Trust Account upon its liquidation as part of any plan of dissolution and distribution approved by the Company’s stockholders.

Preceding the consummation of the Offering on June 7, 2006, certain of the Initial Stockholders purchased 2,250,000 warrants at a purchase price of $1.00 per warrant in a Private Placement. The proceeds of $2,250,000 were deposited into the Trust Account, and such stockholders will not have any claim on this amount if the Trust Account is liquidated.

The Initial Stockholders are entitled to registration rights with respect to their founding shares pursuant to an agreement signed on June 7, 2006. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. The holders of the founding director warrants are also entitled to require us to register the resale of the shares of common stock underlying the founding director warrants when such warrants become exercisable by their terms. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow.

In connection with the Offering, the Company issued an option, for $100, to Morgan Joseph & Co. Inc., the representative of the underwriters, to purchase 1,875,000 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to those offered by the Company in the Offering, except that the warrants included in the option have an exercise price of $6.875 (125% of the exercise price of the warrants included in the Units sold in the Offering). In lieu of paying the exercise price of $10.00 per unit, the option may be converted into Units (i.e., a cashless exercise) to the extent that the market value of the Units at the time of conversion exceeds the exercise price of the option. The option may be exercised or converted by the option holder. The purchase option and the underlying securities have been registered under the registration statement covering the Offering. On December 28, 2006, the Company and Morgan Joseph & Co. Inc. entered into an amendment to this purchase option.

The sale of the option has been accounted for as an equity transaction. Accordingly, there is no net impact on the Company’s financial position or results of operations, except for recording the $100 proceeds from the sale. The Company determined, based on a Black-Scholes model, that the fair value of the option on the date of sale was approximately $9,881,250, using an expected life of five years, volatility of 84.6% and a risk free interest rate of 4.83%.

The volatility calculation of 84.6% was based on the average of the 25 smallest media/communications companies in the Russell 2000 Index during the period from April 5, 2001 through April 4, 2006. Because the Company did not have a trading history, the Company needed to estimate the potential volatility of its unit price, which depended on a number of factors which could not be ascertained at that time. The Company used the 25 smallest media/communications companies in the Russell 2000 Index because its management believed that the volatility of these companies was a reasonable benchmark to use in estimating the expected volatility for the Company’s Units. Although an expected life of five years was

HD Partners Acquisition Corporation
(A Development Stage Company)
Notes to Condensed Financial Statements (Continued)
June 30, 2007

3. Initial Public Offering—Continued

taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a Business Combination within the prescribed time period and liquidate the Trust Account as part of any plan of dissolution and liquidation approved by the Company’s stockholders, the option will become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement, the purchase option grants to holders demand and “piggyback” rights for periods of five and seven years, respectively, from June 7, 2006 with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, merger or consolidation. However, the purchase option will not be adjusted for issuance of common stock at a price below its exercise price.

4. Commitments and Related Party Transactions

The Company utilizes certain limited administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $7,500 per month for such services commencing on June 1, 2006, the effective date of the Offering. At this time, we are paying such affiliate $1,000 per month for such services. The Statement of Operations includes $3,000 and $6,000 for the three and six months ended June 30, 2007, respectively, $1,000 for the three and six months ended June 30, 2006 and $13,000 for the period from Inception (December 6, 2005) to June 30, 2007.

In addition, the Company agreed to pay to Morgan Joseph & Co., Inc. serving as the underwriting syndicate’s representative, seven percent (7%) of the gross proceeds of the Offering (the “Underwriters’ Discount”). Five percent (5%) of the gross proceeds ($7,500,000) was paid upon the closing of the Company’s Offering. Morgan Joseph & Co., Inc. has agreed to defer payment of the remaining two percent (2%) of the gross proceeds ($3,000,000) until completion of a Business Combination. Until a Business Combination is complete, these funds will be held in the Trust Account. If the Company does not complete a Business Combination, then the 2% deferred fee will become part of the funds returned to the Company’s Public Stockholders from the Trust Account upon its liquidation as part of any plan of dissolution and distribution approved by the Company’s stockholders.

5. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

HD Partners Acquisition Corporation
(A Development Stage Company)
Notes to Condensed Financial Statements (Continued)
June 30, 2007

6. Common Stock

In April 2006, the Company effected a .25 for 1 stock split in the form of a dividend. In May 2006, the Company effected a .5 for 1 stock split in the form of a dividend. All share numbers herein reflect these adjustments.

In addition, in April 2006 the Company approved an amendment and restatement of its Certificate of Incorporation whereby the number of authorized shares of common stock was decreased from 100,000,000 to 40,000,000. An additional amendment and restatement of the Company’s Certificate of Incorporation was approved in May 2006 whereby the number of authorized shares of common stock was increased from 40,000,000 to 60,000,000. All share numbers herein reflect these changes.

7. Line of Credit

In connection with the Offering, in May 2006 the Company entered into a limited recourse revolving line of credit with Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox, under which it may have up to $750,000 outstanding borrowings at any time. The revolving line of credit will terminate upon the earlier of the completion of a Business Combination, or the completion of any plan of dissolution and distribution of the Company approved by the Company’s stockholders, which would include the liquidation of the Trust Account. The revolving line of credit will bear no interest and will have no recourse against the funds in the Trust Account, which funds will be distributed to the Public Stockholders if the Company does not consummate a Business Combination within the requisite time periods. It is likely that the Company will use a portion or all of the borrowings under the limited recourse revolving line of credit to fund expenses related to closing the proposed transaction described in Note 2 , such as, legal, accounting or regulatory fees. In the event the Company were ultimately required to forfeit any remaining funds (whether as a result of our breach of the agreement relating to such payment or otherwise), it may not have a sufficient amount of working capital available to pay the expenses related to closing the Business Combination described in Note 2 without securing additional financing. If it were unable to secure additional financing, it would most likely fail to consummate a Business Combination in the allotted time and would be forced to liquidate the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders. There is no amount of the line of credit outstanding at June 30, 2007.

Preliminary Copy

HD PARTNERS ACQUISITION CORPORATION
THIS PROXY IS BEING SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned hereby appoints Eddy W. Hartenstein and Bruce R. Lederman, together as proxies and each with full power of substitution, to represent and to vote all shares of common stock of HD Partners Acquisition Corporation at the special meeting of stockholders of HDP to be held on [                    ], at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given.

1.                Proposal 1: to approve the Asset Acquisition Proposal - the proposed  acquisition of assets of the Association by HDP (the “Asset Acquisition”), a Delaware corporation, pursuant to the Asset Purchase Agreement, dated as of May 30, 2007, by and among HDP and the Association, and the transactions contemplated thereby (“Proposal 1” or the “Asset Acquisition Proposal”) and the Association shall receive the following consideration:

i.                    an aggregate of 1,256,447 shares of HDP common stock valued at 9,557,742; and

ii.                approximately $100,000,000 in cash, increased by the amount of the Capital Expenditure Balance incurred by the Association for the Gainesville race track (which HDP is also purchasing) up to a maximum of $2,400,000; and

iii.            the assumption of approximately $11,500,000 of the Seller Loan Balance.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

Only if you vote “AGAINST” Proposal 1 and you hold shares of our common stock issued in our initial public offering, you may exercise your conversion rights and demand that we convert your shares of common stock into cash equal to a pro rata portion of the funds in the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and you will no longer own these shares. You will only be entitled to receive cash for these shares if the Asset Acquisition is completed and you continue to hold these shares until the date the Asset Acquisition is completed.

☐ EXERCISE CONVERSION RIGHTS

2.                Proposal 2: to approve the Incentive Plan Proposal - the adoption of the 2007 Long-Term Incentive Compensation Plan pursuant to which HDP will reserve 2,500,000 shares of common stock for issuance pursuant to the plan (“Proposal 2” or the “Incentive Plan Proposal”).

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

3.                Proposal 3: to approve the Adjournment Proposal - to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the special meeting, HDP would not have been authorized to consummate the acquisition (“Proposal 3” or the “Adjournment Proposal”).

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

4A.      Proposal 4A: to elect as directors the five persons listed as nominees below (“Proposal 4A” or the “Director Proposal 4A”) in the event the Asset Acquisition is approved:

Nominees for Directors Whose terms Will Expire in 2008
Eddy W. Hartenstein, James E. Meyer, Steven J. Cox, Henry Goldberg and Martin Gottlieb.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

☐   FOR        ☐  WITHHOLD        ☐  FOR ALL EXCEPT

4B.       Proposal 4B: to elect as directors the two persons listed as nominees below (“Proposal 4B” or the “Director Proposal 4B”) in the event the Asset Acquisition is not approved:

Nominees for Directors Whose terms Will Expire in 2008

Robert L. Meyers and Steven J. Cox

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

☐   FOR        ☐  WITHHOLD        ☐  FOR ALL EXCEPT

5.                Proposal 5: to ratify the appointment of Goldstein Golub Kessler LLP, as HDP’s independent auditor for the year ended December 31, 2007 (“Proposal 5” or the “Auditor Proposal”).

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3, 4A, 4B, and 5.

Our Board of Directors believes that the Asset Acquisition Proposal, the Incentive Plan Proposal, the Adjournment Proposal, the Director Proposal 4A (if the Asset Acquisition is approved) and Director Proposal 4B (if the Asset Acquisition is not approved) and the Auditor Proposal are fair to, and in the best interests of, all of our stockholders, including those who acquired shares in our initial public offering. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4A, 4B, and 5.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors’ recommendations, just sign below. You need not mark any boxes.

Dated	2007
Signature of Stockholder
Signature of Stockholder (if held jointly)

NOTES:

1. Please sign your name exactly as your name appears hereon. If the shares are owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

2. To be valid, the enclosed form of proxy for the special meeting, together with the power of attorney or other authority, if any, under which it is signed, must be received by [                    ], Eastern Time, on [                    ], 2007 at the offices of our transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

3. Returning the enclosed form of proxy will not prevent you from attending and voting in person at the special meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY TO AMERICAN STOCK TRANSFER & TRUST COMPANY

Annex A

EXECUTION COPY

ASSET PURCHASE AGREEMENT

between

HD PARTNERS ACQUISITION CORPORATION

(“Buyer”)

and

NATIONAL HOT ROD ASSOCIATION

(“Seller”)

Dated as of May 30, 2007

A-i

4.11	Absence of Certain Changes or Events	A-27
4.12	Taxes	A-27
ARTICLE V. COVENANTS		A-28
5.1	Access and Investigation	A-28
5.2	Conduct of Purchased Business	A-28
5.3	Required Consents and Approvals; Separation of Contracts	A-30
5.4	Notification	A-31
5.5	No Negotiation	A-32
5.6	Best Efforts	A-32
5.7	Payment of Liabilities	A-32
5.8	Preparation of Additional Purchased Business Financial Statements	A-32
5.9	Proxy Statement	A-33
5.10	Buyer Stockholders’ Meeting	A-33
5.11	Employee Matters	A-34
5.12	Delivery and Objections to Title and Survey	A-35
5.13	Pre-Closing “Gap” Title Defects	A-36
5.14	Conveyance of Title	A-36
5.15	Environmental Assessments	A-37
5.16	Transition Services Agreement	A-37
5.17	Cooperation with respect to Insurance Obligations	A-37
5.18	2006 Audited Historical Financial Statements	A-38
5.19	Interim Repairs	A-38
ARTICLE VI. CONDITIONS TO CLOSING		A-38
6.1	Conditions to Obligations of Buyer	A-38
6.2	Conditions to Obligations of Seller	A-39
ARTICLE VII. INDEMNIFICATION; REMEDIES		A-41
7.1	Survival of Representations, Etc	A-41
7.2	Indemnification	A-42
7.3	Buyer Trust Account	A-45
ARTICLE VIII. CERTAIN TAX MATTERS		A-46
8.1	Books & Records; Cooperation	A-46
8.2	Transfer Taxes	A-46
8.3	Allocation of Seller Taxes	A-46
8.4	Notices	A-47
8.5	Withholding	A-47
8.6	Form W-2s	A-47
ARTICLE IX. OTHER POST-CLOSING COVENANTS		A-48
9.1	Post-Closing Access	A-48
9.2	Publicity	A-48
9.3	Confidential Information	A-48
9.4	Further Assurances	A-50
9.5	Assigned Accounts Receivable; Quarterly Adjustments	A-50
9.6	Protection of Goodwill of Purchased Business	A-51
9.7	Protection of Goodwill of Retained Business	A-51
9.8	Exhibition and Promotional Drag Racing	A-52
9.9	Equitable Relief	A-52
9.10	Special Severability Provisions	A-52

A-ii

9.11	Buyer Employee Non-Solicitation	A-52
9.12	Seller Employee Non-Solicitation	A-53
ARTICLE X. TERMINATION		A-53
10.1	Termination Events	A-53
10.2	Effect of Termination	A-54
ARTICLE XI. MISCELLANEOUS		A-54
11.1	Assignment	A-54
11.2	Notices	A-55
11.3	Governing Law	A-55
11.4	Entire Agreement	A-56
11.5	Amendment or Modification	A-56
11.6	Waiver	A-56
11.7	Cumulative Remedies	A-56
11.8	Multiple Counterparts	A-56
11.9	Expenses	A-56
11.10	Severability	A-57
11.11	Titles
11.12	Arbitration	A-57
11.13	Burden and Benefit	A-57
11.14	Legal Fees	A-57
11.15	Representation by Counsel	A-57
11.16	Specific Performance	A-57
11.17	Construction of Agreement	A-58
11.18	Limitation of Liability	A-58

ANNEXES
I.	DEFINED TERMS
II.	2007 CAPITAL EXPENDITURE BUDGET
EXHIBITS
A.	FORM OF BRAND LICENSE AGREEMENT
B.	FORM OF COMMERCIALIZATION AGREEMENT
C.	FORM OF OPERATIONAL SUPPORT AGREEMENT
D.	FORM OF SANCTIONING AGREEMENT
E.	FORM OF ASSOCIATION DRAG RACING ACCESS AGREEMENT
F.	FORM OF PROMOTIONAL ACCESS AGREEMENT
G.	FORM OF OFFICE LEASE.
H.	FORM OF REGISTRATION RIGHTS AGREEMENT
I.	FORM OF ASSUMPTION AGREEMENT
J.	FORM OF BILL OF SALE
K.	FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACT RIGHTS AND OBLIGATIONS
L.	FORM OF ASSIGNMENT AND ASSUMPTION OF REAL PROPERTY LEASES
M.	FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY ASSETS
N.	FORM OF NHRA-HDP MEMBER TRACK AGREEMENT
O.	FORM OF RESPONSIBILITY AGREEMENT

A-iii

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of May 30, 2007 (this “Agreement”), is by and between HD Partners Acquisition Corporation, a Delaware corporation (“Buyer” or “HDP”), and the National Hot Rod Association, a California nonprofit mutual benefit corporation (“Seller” or the “Association”). Capitalized terms used in this Agreement, unless otherwise defined herein or in Annex I hereto, shall have the meanings ascribed to them in that certain Key Definitions Agreement, dated as of the date hereof (the “Key Definitions Agreement”), between Buyer and Seller.

RECITALS

A.         Seller owns, operates, markets and promotes Professional Drag Racing and Association Drag Racing, and it is the intention of Buyer and Seller that, upon the consummation of the transactions contemplated hereby, Buyer shall thereafter conduct Professional Drag Racing and Seller shall continue to conduct Association Drag Racing on the terms and subject to the conditions set forth in the Ongoing Business Agreements.

B.         Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller’s rights, title and interests in and to the Purchased Business, Professional Drag Racing, the Racetracks, the Headquarters Building, the Video Library, the Photo Archive, and various contracts and other related assets (collectively, and as more fully described in Annex I hereto, the “Purchased Assets”).

C.         On the Closing Date, Buyer and Seller shall enter into the Brand License Agreement and the other Ongoing Business Agreements.

D.         The Board of Directors of Buyer (the “Buyer Board”) and the board of directors of Seller (the “Seller Board”) have each approved the entrance of Buyer and Seller, respectively, into this Agreement, subject to the terms and conditions set forth in this Agreement.

E.         Concurrently with the parties execution hereof, (i) Thomas Compton has entered into (A) an Employment Agreement with Buyer and (B) a Consulting Agreement with Seller, and (ii) Peter Clifford has entered into (A) an Employment Agreement with Seller and (B) a Consulting Agreement with Buyer (collectively, the “Key Executive Agreements”), each of which is subject to the consummation of the transactions contemplated hereby.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
PURCHASE AND SALE OF ASSETS

1.1        Purchase and Sale.   Upon the terms and subject to the conditions set forth herein, on the Closing Date, Seller shall take all such actions as may be necessary to sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Seller or one or more of its Subsidiaries, good title to the Purchased Assets, in each case free and clear of all Encumbrances other than Permitted Encumbrances and other than the Buyer Accepted Title Matters; provided that Seller’s rights, title and interest in and to the portion of the Shared Assets that constitute Purchased Assets shall be sold, conveyed, transferred, assigned and/or delivered to Buyer subject to Seller’s reservations of rights with respect to the Shared Assets as and to the extent contemplated elsewhere in this Agreement or in any Ancillary Agreement. The transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any Liability other than the Assumed Liabilities assumed pursuant to Section 1.2.

1.2        Assumption of Liabilities.   Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Buyer shall assume and agree to pay and discharge when due, without duplication, the following, and only the following, Liabilities of Seller arising from operation of the Purchased Business (collectively, the “Assumed Liabilities”):

(a)        All Liabilities accruing after the Closing Date or arising out of, or relating to, events or occurrences happening after the Closing Date under (i) the Transferred Contracts listed on Schedule 3.12(a), (ii) Contracts related to the Purchased Business that result from bifurcation of Shared Contracts pursuant to Section 5.3(c) listed on Schedule 3.12(a) and Schedule 3.12(b), (iii) the Transferred Contracts primarily related to the Purchased Business that are not required to be listed on Schedule 3.12(a) and that were entered into in the Ordinary Course of Business, (iv) all other Contracts related to the Purchased Business that result from bifurcation of Shared Contracts pursuant to Section 5.3(c) not required to be listed on Schedule 3.12(a) or Schedule 3.12(b) and that were entered into in the Ordinary Course of Purchased Business; provided that each of the foregoing shall exclude (x) any Liability for any Default or other occurrences or events occurring prior to the Closing Date under any Transferred Contract or Shared Contract, (y) any Liability under any Transferred Contract or any Shared Contract to the extent, if any, related to Excluded Assets or Excluded Liabilities, and (z) any other Excluded Liability;

(b)        All Liabilities arising on or after the Closing Date under any Transferred Contract included in the Purchased Assets that is entered into by Seller after the date of this Agreement and in the Ordinary Course of the Purchased Business in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a breach that occurred prior to the Closing Date);

(c)        Any Environmental, Health and Safety Liabilities related to the Owned Real Property or the Leased Real Property to the extent arising from actions, events or occurrences happening prior to the Closing Date;

(d)        The principal balance outstanding under the Seller Loan Agreements set forth in Schedule 1.2(d) as of the Closing Date, together with all interest accrued thereon and, to the extent discharged by Buyer at Closing, any and all pre-payment penalties and other charges and fees necessary to discharge fully the Liabilities thereunder (such amount, in the aggregate, the “Seller Loan Balance”); provided that the Seller Loan Balance shall exclude (x) any Liability for any Default under any Seller Loan Agreement occurring prior to the Closing Date and (y) any Indebtedness incurred under any Seller Loan Agreement in violation of the provisions set forth in Section 5.2; provided further, that, with respect to any Seller Loan Agreement (A) in which Buyer is unable to assume all of the Liabilities of Seller thereunder (other than those expressly excluded by subclauses (x) and (y) of this Section 1.2(d)) for any reason (including, without limitation, as a result of the non-assignability of such Seller Loan Agreement) or (B) under which the lender refuses for any reason to release Seller in writing fully from any and all Liabilities thereunder following the assumption by Buyer of such Seller Loan Agreement at the Closing, then, with respect to any such Seller Loan Agreement (each, a “Non-Assignable Seller Loan Agreement”), at the Closing Buyer shall either (1) pay the principal balance outstanding as of the Closing Date, together with all interest accrued thereon and any and all pre-payment penalties and other charges and fees necessary to discharge fully the Liabilities of Seller under each Non-Assignable Seller Loan Agreement (such amounts, collectively, the “Loan Payoff Amount”), to the lender under each Non-Assignable Seller Loan Agreement or (2) in the event that Buyer is unable for whatever reason to make a direct payment to the lender of the Loan Payoff Amount at the Closing with respect to any Non-Assignable Seller Loan Agreement, pay an amount to Seller equal to that portion of the Seller Loan Balance attributable to such Non-Assignable Seller Loan Agreements, in which case (I) Seller shall remain solely liable for such Non-Assignable Seller Loan Agreements and (II) such Non-Assignable Seller Loan Agreements shall constitute Excluded Liabilities and shall be subject to indemnification by Seller pursuant to Section 7.2(a)(iii);

(e)        Any Assumed Accounts Payable; and

(f)         All Liabilities, to the extent arising in connection with the ownership and use of a Purchased Asset and/or the conduct of the Purchased Business after the Closing.

1.3        Excluded Liabilities.   Notwithstanding any other provision of this Agreement and regardless of whether or not any of the following are reflected in the Purchased Business Financial Statements, except for the Assumed Liabilities, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller or any of its Affiliates, in each case, whether liquidated or unliquidated, or known or unknown, and whether arising out of occurrences prior to, at or after the Closing Date (the “Excluded Liabilities”), which Excluded Liabilities include, without limitation, the following:

(a)        Any Liability of Seller or any of its ERISA Affiliates to or in respect of any current or former employee, director, consultant or other service provider of Seller or any of its ERISA Affiliates, or any dependent or beneficiary thereof, including without limitation (i) any Liability under any Seller Plan and (ii) any claim of an unfair labor practice, unjust or wrongful dismissal or for termination pay or severance pay under statute or common law or any claim made against Seller under any state or local unemployment compensation, employment insurance or workers’ compensation law or under any Employment Statute;

(b)        Any Liability for Taxes for which Seller is liable, including without limitation (i) any income Taxes of Seller, (ii) any Taxes for which Seller is liable pursuant to Section 3.8 or Article VIII (including, but not limited to, any sales or use taxes of Seller allocable to Pre-Closing Tax Periods) or pursuant to any other provision of this Agreement, (iii) Taxes which have not been explicitly assumed by Buyer pursuant to this Agreement, (iv) any Taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement (except as otherwise provided herein) and (v) any deferred Taxes of any nature for which Seller is liable;

(c)        Any Liability of Seller arising from any injury to or death of any Person or damage to or destruction of any property prior to the Closing Date, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in services performed by or on behalf of, or products distributed by, Seller;

(d)        Any Liability of Seller under any Transferred Contract that Buyer has accepted and assumed, which arises on or after the Closing Date to the extent that such Liability relates to any action or inaction of Seller that occurred prior to the Closing Date;

(e)        Any Liability of Seller under any Transferred Contract that is required to be listed on, but is not listed on Schedule 3.12(a) that Buyer does not expressly elect to assume;

(f)         Any Liability of Seller for Accounts Payable (other than the Assumed Accounts Payable);

(g)        Any Liability of Seller (other than an Assumed Environmental Liability) arising out of or resulting from its compliance or noncompliance with any Legal Requirement or Order;

(h)        Any Liability of Seller arising out of or related to any Proceeding against it or any Proceeding relating to the Purchased Business that was asserted prior to the Closing Date or relates to actions of Seller;

(i)         Any Liability of Seller resulting from entering into, performing its obligations pursuant to this Agreement or any of the Ancillary Agreements or consummating the Transactions (including without limitation any Liability of Seller pursuant to Article VII (Indemnification; Remedies));

(j)         Any Liability to the extent related to (i) any Retained Business or (ii) any Excluded Asset;

(k)        Any Liability of Seller for Indebtedness outstanding as of the Closing Date other than only Indebtedness included in the Assumed Liabilities;

(l)         Any Liability arising before the Closing Date relating to any Facilities other than an Assumed Environmental Liability;

(m)      Any Liability of Seller to any of its Affiliates;

(n)        Any Liability related to any mechanic’s, materialmen’s or similar liens arising out of actions, events or occurrences taking place prior to the Closing Date; and

(o)        Any Liability arising out of or related to Seller’s actions prior to the Closing Date to terminate any agreements related to the Purchased Business.

For the avoidance of doubt, nothing in this Agreement shall affect Seller’s and its Affiliates’ liability, if any, to any Person other than Buyer and any Seller Indemnified Party for all Excluded Liabilities.

1.4        Consideration.

(a)        Aggregate Purchase Price.   Upon the terms and subject to the conditions set forth herein, at the Closing Buyer shall purchase the Purchased Assets from Seller for the aggregate consideration of One Hundred Twenty-One Million Dollars ($121,000,000) plus the Capital Expenditures Balance (such sum, the “Aggregate Purchase Price”). The Aggregate Purchase Price shall be payable as set forth in Section 1.4(b) below and shall be subject to adjustment as set forth in Section 1.5.

(b)        The Aggregate Purchase Price shall be payable on the Closing Date as follows:

(i)         Buyer shall deliver, or cause to be delivered, to Seller a number of shares of Buyer Common Stock (the “Buyer Common Shares”) equal to the quotient (rounded downward to the nearest whole number) obtained by dividing (x) Nine Million Five Hundred Thousand Dollars ($9,500,000) (the “Buyer Common Share Amount”) by (y) the average closing price per share of Buyer Common Stock, as quoted on AMEX, for the period of twenty (20) trading days ending immediately prior to the earlier of (A) the date of this Agreement or (B) Buyer’s first public announcement or disclosure of the Transactions, whether through the issuance of a press release, the filing of a document with the SEC, or otherwise;

(ii)       Buyer shall assume the Assumed Liabilities; and

(iii)      Buyer shall pay, by wire transfer of immediately available funds to an account designated by Seller, an amount (such amount, the “Closing Payment”) determined pursuant to the following formula: Aggregate Purchase Price minus the sum of (x) the Buyer Common Share Amount plus (y) the Seller Loan Balance (including, without duplication, any Loan Payoff Amount) = the Closing Payment.

(c)        Allocation of Consideration.   Buyer and Seller shall cooperate with each other in the preparation of an allocation of the Aggregate Purchase Price (including the Assumed Liabilities to the extent properly taken into account under the Code and the Treasury regulations promulgated thereunder) among the Purchased Assets, and use their Best Efforts to complete such allocation (the “Allocation”) in a manner mutually acceptable to the parties prior to the Closing or by such earlier date as may be required or requested by the SEC in connection with the preparation of the Proxy Statement, which Allocation shall be binding upon Buyer and Seller. In the event that Buyer and Seller are unable to agree upon the Allocation during the period specified above, such disagreement shall be submitted to an Arbitrator for resolution either (i) after the Closing or (ii) to the extent completion of the Allocation is required or requested by the SEC in connection with the preparation of the Proxy Statement, as promptly as practicable and, in any event, prior to the filing or mailing of the Proxy Statement. In rendering its decision, the Arbitrator shall take into account the relevant sections of the Code, and the rules and regulations promulgated thereunder, and the relative fair market value of each of the Purchased Assets.

Not later than thirty (30) days prior to the filing of their respective Forms 8594 related to the Transactions, each of Buyer and Seller shall deliver to the other a copy of its Form 8594. Each of Buyer and Seller agrees to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of all financial statements and the filing of all Tax Returns (including without limitation filing Form 8594 with their United States federal income Tax Return for the taxable year that includes the Closing Date) and in the course of any Tax audit, Tax review or Tax litigation related thereto, and (iii) take no position and cause or permit their respective Affiliates to take no position inconsistent with the Allocation for income Tax purposes, including United States federal and state income Tax, and foreign income Tax, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. In the event that the Allocation is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify and consult with the other party and keep the other party apprised of material developments concerning resolution of such dispute.

1.5        Delivery of Estimated Balance Sheet; Post-Closing Adjustment.

(a)        At least five (5) Business Days prior to the expected Closing Date, Seller shall deliver to Buyer (i) an estimated balance sheet of the Purchased Business, calculated in accordance with GAAP and in a manner consistent with the Purchased Business Financial Statements and setting forth Seller’s good faith estimate, as of the Closing Date, of its current assets and current liabilities (the “Estimated Closing Balance Sheet”) and (ii) a written statement (the “Estimated Closing Statement”), setting forth, in reasonable detail, (A) the Seller Loan Balance, (B) the Capital Expenditures Balance and (C) Seller’s good faith estimate of the Purchased Business Cash Balance (including Seller’s good faith estimates of the Deferred Revenue Amount and the Prepaid Purchased Business Expense Balance), which shall be calculated in accordance with GAAP and in a manner consistent with the Purchased Business Financial Statements. The Estimated Closing Statement shall be accompanied by invoices or other reasonable documentation reflecting the Seller’s actual payment of the funds included within the Capital Expenditures Balance. Without prejudice to the parties’ rights and obligations under this Section 1.5, if Buyer objects to any of the amounts set forth on the Estimated Balance Sheet or the Estimated Closing Statement, Buyer and the Seller shall work in good faith to mutually agree on such amounts prior to the Closing Date. In the event that the parties cannot agree on any amount set forth on the Estimated Balance Sheet and/or the Estimated Closing Statement, such amount shall be resolved in connection with the determination of the Adjustment Amount pursuant to Section 1.5(c).

(b)        Within sixty (60) days after the Closing Date, Buyer shall cause to be prepared and delivered to Seller (i) a balance sheet of the Purchased Business, calculated in accordance with GAAP and in a manner consistent with the Estimated Balance Sheet and setting forth Buyer’s calculation, as of the Closing Date, of the current assets and current liabilities set forth on the Estimated Closing Balance Sheet (the “Final Closing Balance Sheet”) and (ii) a written statement (the “Final Closing Statement”), setting forth Buyer’s calculation of the (A) the Seller Loan Balance, (B) the Capital Expenditures Balance, (C) Purchased Business Cash Balance (including Buyer’s calculation of the Deferred Revenue Amount and the Prepaid Purchased Business Expense Balance), which shall be calculated in accordance with GAAP and in a manner consistent with the Purchased Business Financial Statements, and (D) the Adjustment Amount.

(c)        Within thirty (30) days following receipt by Seller of the Final Closing Balance Sheet and the Final Closing Statement, Seller shall deliver written notice to Buyer of any dispute it has with respect to the preparation or contents thereof. If Seller does not notify Buyer of a dispute with respect to the Final Closing Balance Sheet or the Final Closing Statement within such 30-day period, such Final Closing Balance Sheet and the Final Closing Statement will be final, conclusive and binding on the parties. In the event of such notification of a dispute, Buyer and Seller shall negotiate in good faith to resolve such dispute. If Buyer and Seller, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after Seller advises Buyer of its objections, then Buyer and Seller shall submit such dispute for arbitration in accordance with Section 11.12 hereto for final and binding resolution.

(d)        The Estimated Closing Balance Sheet, the Estimated Closing Statement, the Final Closing Balance Sheet and the Final Closing Statement shall be prepared by Seller or Buyer (as the case may be) and shall be accompanied by reasonable detail supporting the nature and amounts included thereon. For purposes of complying with the terms set forth in this Section 1.5, each party shall cooperate with and make available to the other party and its Representatives, at the other party’s sole cost and expense, all information, records, data and working papers and shall permit access to its facilities and personnel at reasonable times during business hours, as may be reasonably required in connection with the preparation and analysis of the Estimated Closing Balance Sheet, the Estimated Closing Statement, the Final Closing Balance Sheet and the Final Closing Statement.

(e)        Within five (5) Business Days after the date on which the contents of the Final Closing Balance Sheet and the Final Closing Statement and the Adjustment Amount are finally determined pursuant to Section 1.5(c), Seller and Buyer shall take the following actions:

(i)         If the final determination of the Adjustment Amount results in a Closing Shortfall, Seller shall pay or cause to be paid to Buyer the amount of such Closing Shortfall by bank wire transfer of immediately available funds to the account designated in writing by Buyer within such five (5) Business Day period.

(ii)       If the final determination of the Adjustment Amount results in a Closing Surplus, Buyer shall pay or cause to be paid to Seller the amount of such Closing Surplus by bank wire transfer of immediately available funds to the account designated in writing by Seller within such five (5) Business Day period.

(iii)      If the final determination of the contents of the Adjustment Amount results in neither a Closing Surplus nor a Closing Shortfall, neither Buyer nor Seller shall be required to make any cash payments to the other party pursuant to this Section 1.5.

ARTICLE II.
CLOSING

2.1        Closing.   Upon the terms and subject to the conditions set forth herein, the closing of the Transactions (the “Closing”) shall be held at 10:00 a.m. local time on the Closing Date at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071-2007 unless the parties hereto otherwise agree.

2.2        Deliveries by Buyer at Closing.

(a)        Consideration to Seller.   Buyer shall deliver, or cause to be delivered, to Seller the Closing Payment and the Buyer Common Shares in accordance with the provisions set forth in Section 1.4(a).

(b)        Assumption Agreement.   Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall deliver to Seller the instrument of assumption attached hereto as Exhibit I, evidencing Buyer’s assumption, of the Assumed Liabilities pursuant to Section 1.2.

(c)        Buyer Certificates.   Buyer shall furnish Seller with:

(i)         a certificate executed by the Secretary of Buyer certifying as of the Closing Date (x) a true and complete copy of the Organizational Documents of Buyer, and (y) incumbency matters with respect to Buyer;

(ii)       a certificate of the appropriate Governmental Entity certifying the status or Good Standing of Buyer in the State of Delaware; and

(iii)      a certificate signed by an officer of Buyer as to the fulfillment of the conditions set forth in Sections 6.2(a) and (b).

(d)        Ancillary Agreements.   Buyer shall have executed and delivered each of the Ongoing Business Agreements, substantially in the forms attached hereto as Exhibits A through F, and the other Ancillary Agreements to which it is a party, and such agreements shall be in full force and effect.

2.3        Deliveries by Seller at Closing.

(a)        Transfer of Purchased Business Cash Balance.   Seller shall pay, by wire transfer of immediately available funds to an account designated by Buyer, an amount of funds equal to the Purchased Business Cash Balance as set forth on the Estimated Closing Statement.

(b)        Instruments and Possession.   To effect the sale and transfer referred to in Section 1.1, Seller shall execute and deliver to Buyer or its designee, as applicable:

(i)         one or more bills of sale, in the form attached hereto as Exhibit J, conveying title to all of Seller’s owned personal property included in the Purchased Assets and evidence that all Encumbrances on the Purchased Assets (other than Permitted Encumbrances) have been discharged or released in full (together with UCC filings reflecting releases of Encumbrances under the Seller Credit Facility on the Purchased Assets that constitute Collateral (as defined in the Seller Credit Facility) under the Seller Credit Facility);

(ii)       the Assignment and Assumption of Contract Rights and Obligations, executed by Seller, attached hereto as Exhibit K;

(iii)      the Assignment and Assumption of Real Property Leases, executed by Seller, attached hereto as Exhibit L;

(iv)       the Assignment of Intellectual Property Assets, executed by Seller, attached hereto as Exhibit M;

(v)        such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(vi)       such affidavits as may be customarily and reasonably required by the Title Company;

(vii)     an executed closing statement prepared by the Title Company and reasonably acceptable to Seller;

(viii)    Deeds conveying each Owned Real Property to Buyer (or its designee) prepared in the manner set forth in Section 5.14;

(ix)       a Title Policy for each Owned Real Property, evidencing that all Encumbrances (other than Permitted Encumbrances) have been discharged or released in full (together with evidence of the release of all Encumbrances under the Seller Credit Facility on any Owned Real Property that constitutes Collateral (as defined in the Seller Credit Facility) under the Seller Credit Facility); and

(x)        such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Purchased Assets in accordance with the provisions hereof.

(c)        Ancillary Agreements.   Seller shall have executed and delivered each of the Ongoing Business Agreements, substantially in the forms attached hereto as Exhibits A through G, and the other Ancillary Agreements to which it is a party and such agreements shall be in full force and effect.

(d)        Seller Certificates.   Seller shall furnish Buyer with:

(i)         a certificate executed by the Secretary of Seller certifying as of the Closing Date (x) a true and complete copy of the Organizational Documents of Seller as of a recent date by the appropriate Governmental Entity of its jurisdiction of organization, and (y) incumbency matters with respect to Seller;

(ii)       a certificate of the appropriate Governmental Entity certifying the status or Good Standing of Seller in the State of California;

(iii)      a certificate signed by Seller as to the fulfillment of the conditions set forth in Sections 6.1(a) and (b); and

(iv)       the forms and certificates described in Section 8.5.

(e)        Consents.   Seller shall deliver to Buyer executed copies of each Material Consent listed on Schedule 3.2(c); provided that any Material Consent received directly by Buyer shall be deemed delivered by Seller.

(f)         Shared Contracts.   Seller shall deliver to Buyer all amendments and/or other agreements resulting from the apportionment of the Shared Contracts pursuant to Section 5.3(c).

(g)        Form of Instruments.   To the extent that a form of any document to be delivered by a party hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the other party.

(h)        Books and Records.   All original Books and Records pertaining solely to the Purchased Assets and copies of all Books and Records used or held for use in the Purchased Business (other than Books and Records related solely to Excluded Assets or Excluded Liabilities) shall be delivered by Seller to Buyer at the Closing; provided, however, that Seller may redact those portions of the Books and Records that relate to the Retained Business; provided further, that Seller may retain a copy of all original Books and Records deemed delivered to Buyer in accordance with this Section 2.3(h). Notwithstanding the foregoing, any Books and Records to be delivered to Buyer pursuant to this Section 2.3(h) shall be deemed delivered to and owned by Buyer at and as of Closing, and no physical delivery of such Books and Records shall be required, to the extent that such Books and Records are physically located in the Headquarters Building or the Racetracks, and accessible to Buyer from and after the Closing Date.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that the following representations and warranties are true and correct:

3.1        Organization and Good Standing; Subsidiaries.

(a)        Seller is a nonprofit mutual benefit corporation duly organized, validly existing and in Good Standing under the laws of the State of California with full power and authority to conduct the Purchased Business as it is now being conducted, to own or use the Purchased Assets, and to perform all its obligations under the Transferred Contracts to which it is a party. Seller is duly qualified to do business and is in Good Standing under the laws of each state or other jurisdiction in which either the ownership of the Purchased Assets or the operation of the Purchased Business requires such qualification, except where the failure to do so will not have a Seller Material Adverse Effect. Seller has made available to the Buyer true and complete copies of its Organizational Documents, and Seller is not in Default under or in violation of any of its Organizational Documents.

(b)        Schedule 3.1(b) sets forth (i) the name and jurisdiction of formation of each Subsidiary of Seller, (ii) the authorized capital stock or other equity securities of each Subsidiary of Seller, and (iii) the number of issued and outstanding shares of capital stock or other equity securities of each Subsidiary of Seller and the holder(s) thereof. Each Subsidiary of Seller is duly organized, validly existing and in Good Standing under the laws of the state or other jurisdiction of formation with full power and authority to conduct the Purchased Business as it is now being conducted by such Subsidiary, to own or use the Purchased Assets, and to perform all its obligations under the Transferred Contracts to which it is a party. Each Subsidiary of Seller is duly qualified to do business and is in Good Standing under the laws of each state or other jurisdiction in which either the ownership of any of the Purchased Assets or the operation of the Purchased Businesses conducted by such Subsidiary requires such qualification, except where the failure to do so will not have a Seller Material Adverse Effect. Seller has made available to the Buyer true and complete copies of the Organizational Documents of each Subsidiary of Seller, and no Subsidiary of Seller is in Default under or in violation of any of its Organizational Documents.

3.2        Authority; No Conflict.

(a)        Seller has all requisite power, authority and capacity, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement to which it is a party. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, and, upon the execution and delivery by Seller or any of its Subsidiaries of the Ancillary Agreements to which it is a party, such Ancillary Agreements will have been duly authorized, executed and delivered by Seller and will constitute the legal, valid and binding obligations of Seller or such Subsidiary, enforceable against Seller or such Subsidiary in accordance with their respective terms, except that enforceability of this Agreement and the Ancillary Agreements may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(b)        Except as set forth on Schedule 3.2(b), neither the execution and delivery of this Agreement and the Ancillary Agreements to which Seller or any of its Subsidiaries is a party nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)         contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Seller or any of its Subsidiaries or (B) any resolution adopted by the board of directors of Seller or any of its Subsidiaries;

(ii)       contravene, conflict with or result in a violation of, or give any Governmental Entity the right to challenge any of the Transactions under, any Legal Requirement or any Order to which either Seller or the Purchased Assets may be subject;

(iii)      contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or any of its Subsidiaries and that relates to the Purchased Business or the Purchased Assets;

(iv)       contravene, conflict with, result in a violation or breach of any provision of, constitute a Default under, accelerate or modify the performance of, cancel, terminate or modify any Transferred Contract; or

(v)        result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to the Purchased Assets.

(c)        Except (i) as may be required under Antitrust Laws and (ii) for the Material Consents set forth on Schedule 3.2(c), no notices, reports, registrations or other filings are required to be made by Seller with, nor are any Consents required to be obtained that have not already been obtained by Seller or any of its Subsidiaries from, any Person in connection with the execution, delivery or the performance of this Agreement or any of the Ancillary Agreements by Seller or any of its Subsidiaries, except where the failure to make such notice, report, registration or other filing or obtain such Consent would not have a Seller Material Adverse Effect.

3.3        Books and Records.   Since January 1, 2003, Seller has made and kept (and given Buyer access to) Books and Records, which, in reasonable detail, accurately and fairly reflect the activities of Seller and its Subsidiaries. Schedule 3.3 sets forth, for each category of books, records and other documents included within the definition of Books and Records, a description of whether and to what extent such Books and Records are maintained separately from or together with the books, records and other documents of the Retained Business. The minute books of Seller previously delivered or made available to Buyer accurately and adequately reflect in all material respects all action previously taken by the Seller Board related to the Purchased Business and the Purchased Assets. Seller has previously delivered or made available to Buyer (including by directing Buyer to the revisions to the 2007 NHRA Rulebook found at http://www.nhra.com/content/general.asp?articleid=17519 and attached to Schedule 3.3) a true, correct and complete copy of the 2007 NHRA Rulebook, as in effect on the date hereof.

3.4        Financial Statements.

(a)        Seller has delivered to Buyer (i) consolidated audited statements of financial position of Seller as of December 31, 2004 and December 31, 2005 and the related audited statements of activities and cash flows for the fiscal years then ended and (ii) internal balance sheets of Seller as of March 31, 2006 and March 31, 2007 and the related internal statements of income for the three-month periods then ended (such audited and internal financial statements, collectively, the “Historical Financial Statements”). The Historical Financial Statements are attached to and made part of Schedule 3.4, and, except as noted on Schedule 3.4(a), the Historical Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered by such statements, are consistent with the Books and Records of the Seller, and fairly present in all material respects the consolidated financial position of Seller as of the dates set forth therein and, with respect to the December 31, 2004 and December 31, 2005 financial statements referred to above, the consolidated changes in net assets and consolidated cash flows for the periods presented.

(b)        Seller has delivered to Buyer (i) audited combined balance sheets of the Purchased Business as of December 31, 2004, December 31, 2005 and December 31, 2006 and the related audited combined statements of operations, parent’s investment and comprehensive income and cash flows for the fiscal years then ended and (ii) internal balance sheets of the Purchased Business as of March 31, 2006 and March 31, 2007 and the related internal statements of income and changes in net assets for the three-month periods then ended (such audited and internal financial statements, collectively, the “Purchased Business Financial Statements”). The Purchased Business Financial Statements are attached to and made part of Schedule 3.4, and, except as noted on Schedule 3.4(b), the Purchased Business Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered by such statements, are consistent with the Books and Records of the Seller, and fairly present in all material respects the financial position of the Purchased Business as of the dates set forth therein and, with respect to the December 31, 2004, December 31, 2005 and December 31, 2006 financial statements referred to above, the results of operations and cash flows for the periods presented.

(c)        Seller has no Liabilities with respect to the Purchased Business of the type and magnitude required to be reflected or reserved against on a consolidated balance sheet of Seller prepared in accordance with GAAP or the notes thereto, except Liabilities: (i) as and to the extent set forth on the audited balance sheet of the Purchased Business, as of December 31, 2006 (including the notes thereto), or (ii) incurred after December 31, 2006 in the Ordinary Course of Business.

3.5        Assets.   (a) Except as set forth on Schedule 3.5(a), Seller or one of its Subsidiaries is the sole legal and beneficial owner of the Purchased Assets (other than the Leased Real Property) with good title, free and clear of any Encumbrances (other than Permitted Encumbrances) and upon the consummation of the Transactions, Buyer will acquire good title, free and clear of any Encumbrances other than Permitted Encumbrances.

(b)        Except as set forth on Schedule 3.5(b) and assuming that the services to be provided by Seller, and the Intellectual Property rights to be granted to Buyer, pursuant to the Ancillary Agreements in the forms attached to this Agreement are so provided or granted, the Purchased Assets (other than any items of Tangible Personal Property that are not actually in use) include all assets (i) currently used in the Purchased Business or (ii) necessary for the conduct of the Purchased Business substantially as currently conducted as of the date of this Agreement.

(c)        Except as set forth on Schedule 3.5(c), all material items of Tangible Personal Property, to the extent that such items are actually in use, are in good operating condition and repair (having regard to normal wear and tear, their use, age and scheduled maintenance) and are usable in the Ordinary Course of Business.

3.6        Real Property.

(a)        Owned Real Property.   Schedule 3.6(a) lists all Real Property owned by Seller or any of its Subsidiaries (the “Owned Real Properties”). Other than as set forth on Schedule 3.6(a), with respect to each of the Owned Real Properties:

(i)         the identified owner thereof has good and marketable title to its Owned Real Property, free and clear of any Encumbrances, other than Permitted Encumbrances;

(ii)       there are no leases, subleases, licenses, occupancy agreements, concessions, or other agreements granting, or agreeing to grant, to any third party or third parties the right of use or occupancy of any Owned Real Property, or any portion thereof and there is no third party in possession of any Owned Real Property; and

(iii)      there are no outstanding options, rights of first refusal or rights of first offer to purchase any Owned Real Property, or any portion thereof or interest therein, and neither Seller nor any of its Subsidiaries is a party to any agreement with respect to the grant of any such option or right.

(b)        Leased Real Property.   Schedule 3.6(b) lists all Real Property leased by Seller or any of its Subsidiaries (to the extent such Real Property constitutes a Purchased Asset) (the “Leased Real Properties”). Other than as set forth on Schedule 3.6(b), with respect to the Leased Real Properties,

(i)         Seller or one of its Subsidiaries is the sole tenant under each of the lease agreements evidencing Seller’s or its Subsidiary’s interest, as a tenant, in the Leased Real Property (the “Real Property Leases”) with a valid leasehold interest thereunder, free and clear of any Encumbrances (other than Permitted Encumbrances);

(ii)       upon the consummation of the Transactions, Buyer will have a valid leasehold interest in each of the Leased Real Properties, free and clear of any Encumbrances other than Permitted Encumbrances; and

(iii)      Neither Seller nor any of its Subsidiaries is a party to, and, to the Knowledge of Seller, none of the Leased Real Properties is subject to, any sublease, licenses, occupancy agreements, options, rights, concessions or other agreements granting, or agreeing to grant, to any third party or third parties the right of use or occupancy of any Leased Real Property, or any portion thereof and there is no third party in possession of any Leased Real Property.

(c)        Sufficiency.   Except as set forth on Schedule 3.6(c), the Owned Real Properties and the Leased Real Properties comprise all of the Real Property used in the Purchased Business.

(d)        Real Property Leases.   Except as set forth on Schedule 3.6(d), none of the Real Property Leases has been, in any material respect, modified, amended, renewed or extended and each of the Real Property Leases is in full force and effect. Seller and each Subsidiary has paid all rent and other charges due and complied, in all material respects, with all of its respective obligations under the Real Property Leases. Seller has delivered to Buyer true, correct and complete copies of the Real Property Leases, including all amendments, modifications, notices or memoranda of lease thereto, and all estoppel certificates, and subordination, non-disturbance and attornment agreements related thereto.

(e)        Real Property Rights, Utilities.   Seller and its Subsidiaries have sufficient rights of physical and legal ingress and egress to and from the Owned Real Property and the Leased Real Property to the extent required to operate the Facilities used in the Purchased Business located on such Real Property as currently operated, and to the Knowledge of Seller no conditions exist that would reasonably be expected to result in the termination of such rights of ingress and egress. Each Facility is supplied with utilities and other services (including gas, electricity, water (including well water if applicable), drainage, sanitary sewer or septic systems, storm sewer, fire protection and telephone) necessary for the operation of such Facility as the same is currently operated.

(f)         Actions.   Except as set forth in Schedule 3.6(f) and except for the Permitted Encumbrances, there are no pending, nor, to the Knowledge of Seller, Threatened, condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings or other Proceedings relating to any portion of the Facilities, nor has Seller received written notice of any pending or Threatened special assessment proceedings with respect to the Facilities.

(g)        Improvements, Fixtures and Equipment.   Except as set forth on Schedule 3.6(g), the improvements constructed on the Facilities, including without limitation all Leasehold Improvements, and all Tangible Personal Property and other tangible assets owned, leased or used by Seller and/or its Subsidiaries at such Facilities, to the extent such improvements constitute Purchased Assets, are: (i) to the Knowledge of Seller, insured to the extent and in a manner customary in the industry of which the Purchased Business is a part and (ii) to the Knowledge of Seller, structurally sound and free from defects (whether patent or latent) defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair and (v) in conformity with all applicable Legal Requirements, in each case, except as would not materially adversely impact the Purchased Business.

3.7        Absence of Certain Changes and Events.   Except as set forth on Schedule 3.7, as contemplated by this Agreement or the Ancillary Agreements, or as requested or consented to in writing by Buyer, since December 31, 2006, Seller has conducted the Purchased Business in the Ordinary Course of Business. Without limiting the generality of the foregoing and except as expressly provided herein or as set forth on Schedule 3.7, since December 31, 2006, there has been no:

(a)        Seller Material Adverse Change;

(b)        change in accounting methods, principles or practices by Seller or any of its Subsidiaries in connection with the Purchased Business other than as required by GAAP or other applicable law;

(c)        other than in the Ordinary Course of Business, revaluation by Seller or any of its Subsidiaries of any of the Purchased Assets, including without limitation writing down the value of Inventory or writing off notes that are Purchased Assets;

(d)        damage, destruction or loss (whether or not covered by insurance) with an adverse economic consequence of more than $50,000 on the Purchased Assets or the Purchased Business (other than damage, destruction or loss to Excluded Assets);

(e)        waiver or release by Seller or any of its Subsidiaries of any right or claim of Seller or any of its Subsidiaries related to its activities or properties which had or will have an adverse economic consequence of more than $50,000 on the Purchased Business (other than rights or claims related solely to Excluded Assets other than the Intellectual Property Assets therein);

(f)         to the Knowledge of Seller, adverse change in employee relations which has or is reasonably likely to adversely and materially affect the productivity, financial condition, or results of operations of the Purchased Business or the relationships between any Business Employee and Seller, or, from and after the Closing Date, Buyer;

(g)        except as may be provided in the Key Executive Agreements, (i) increase in, or agreement or promise to increase, the compensation or rate of commission of any Purchased Business Employee who is proposed to be an officer or member of the senior management of the Purchased Business or (ii) with respect to any other Purchased Business Employee, increase in, or agreement or promise to increase, the compensation or rate of commission of any such Purchased Business Employee other than in the Ordinary Course of Business;

(h)        except as may be provided in the Key Executive Agreements, (i) bonus, incentive compensation or other similar benefit granted or made to or for the benefit of any Purchased Business Employee who is proposed to be an officer or member of the senior management of the Purchased Business or (ii) with respect to any other Purchased Business Employee, bonus, incentive compensation or other similar benefit granted or made to or for the benefit of any such Purchased Business Employee other than in the Ordinary Course of Business;

(i)         adoption, entering into, amendment, modification or termination of any Seller Plan covering any Purchased Business Employee (other than in the Ordinary Course of Business with respect to Purchased Business Employees who are not officers or directors of the Seller or senior management of the Purchased Business) or any promise or commitment to undertake any of the foregoing;

(j)         amendment, cancellation or termination of any Transferred Contract, commitment, agreement, lease, transaction or Permit related to the Purchased Assets or the Purchased Business (other than related solely to Excluded Assets other than the Intellectual Property Assets therein) or entry into any Transferred Contract, commitment, agreement, lease, transaction or Permit related to the Purchased Assets or the Purchased Business (other than related solely to Excluded Assets other than the Intellectual Property Assets therein), in each case, which is not in the Ordinary Course of Business and involves payments or the exchange of goods or services relating to the Purchased Business in excess of $50,000;

(k)        mortgage, pledge or other Encumbrance of any Purchased Asset other than Permitted Encumbrances incurred in the Ordinary Course of Business and Encumbrances under the Seller Credit Facility or the Seller Loan Agreements;

(l)         sale, assignment or transfer of any of the assets related to or used in the Purchased Business (other than Excluded Assets other than the Intellectual Property Assets therein) with a value in excess of $50,000 in the aggregate other than in the Ordinary Course of Business;

(m)      payment, discharge or satisfaction of any Liabilities of Seller using Purchased Assets other than in the Ordinary Course of Business;

(n)        failure to pay or satisfy when due any Liability of Seller or any of its Subsidiaries related to the Purchased Assets or the Purchased Business (other than Excluded Liabilities) other than in the Ordinary Course of Business;

(o)        disposition, assignment, exclusive licensing, abandonment or lapsing of any Intellectual Property Assets or disclosure to any Person of any Intellectual Property Assets not theretofore a matter of public knowledge, except for disclosures made in connection with operating the Purchased Business in the Ordinary Course of Business with obligations of confidentiality appropriate for the Intellectual Property Assets disclosed; or

(p)        agreement by Seller or any of its Subsidiaries to do any of the things described in the preceding clauses (a) through (o) other than as expressly provided for herein.

3.8        Taxes.   Except as set forth on Schedule 3.8:

(a)        Filing of Tax Returns and Payment of Taxes.   Seller and its Subsidiaries has timely filed or caused to be filed all material Tax Returns of Seller or any of its Subsidiaries required to be filed (taking into account valid extensions of time to file), and such Tax Returns are accurate and complete in all material respects and Seller has timely paid or caused to be paid all Taxes due and payable. No material claim has been made since January 1, 2004 by a Governmental Entity in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction because of the Purchased Assets or the Purchased Business.

(b)        Audits, Investigations, Disputes or Claims.   There are no Tax deficiencies outstanding, assessed or proposed in writing against Seller or any of its Subsidiaries related to the Purchased Assets or the Purchased Business. Since January 1, 2004, no claims have been asserted in writing with respect to any Taxes related to the Purchased Business for which Buyer reasonably could be held liable, and, to the Knowledge of Seller, there is no basis for the assertion of any such claim. Seller has delivered or made available to Buyer complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by Seller since January 1, 2004 relating to the Purchased Assets or the Purchased Business. Since January 1, 2004, neither Seller nor any of its Subsidiaries waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency relating to the Purchased Assets or the Purchased Business.

(c)        Asset Liens.   There are no Encumbrances for Taxes on any of the Purchased Assets or the Purchased Business, except for those constituting Permitted Encumbrances.

(d)        Tax Sharing Agreements.   After the Closing Date, neither any of the Purchased Assets nor the Purchased Business shall be bound by any Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of Pre-Closing Tax Periods.

(e)        Tax Exempt Status.   Seller is an exempt organization pursuant to Section 501(c)(6) of the Code.

(f)         Permanent Establishment.   Neither Seller nor any of its Subsidiaries has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country, as a result of the operation of the Purchased Business or the ownership of the Purchased Assets.

(g)        Transferee Liability.   Neither Seller nor any of its Subsidiaries has any Liability for the Taxes of any Person (i) under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

3.9        Employees and Employee Benefits.

(a)        General.   Schedule 3.9(a) sets forth each Seller Plan. True and complete copies of each Seller Plan and all amendments thereto, including as applicable, but not limited to (i) any trust instrument and/or insurance contract forming a part thereof, (ii) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service and any government and regulatory approvals received from any foreign Governmental Entity, (iii) the most recent summary plan descriptions (including any material modifications), (iv) the most recently filed Form 5500 and (v) all other filings made with any Governmental Entity (including without limitation any filings under the Employee Plans Compliance Resolution System or the Department of Labor Delinquent Filer Program) made by Seller with respect to any Seller Plan, have been supplied or made available to Buyer. Except as set forth in Schedule 3.9(a), neither Seller nor any of its Subsidiaries has made any plan or commitment to create any additional Seller Plan or modify or change any existing Seller Plan that would increase the compensation or benefits provided to any consultant of the Purchased Business or Purchased Business Employee or the spouses, beneficiaries or other dependents thereof.

(b)        Plan Compliance.   Except as set forth in Schedule 3.9(b), with respect to each Seller Plan: (i) such Seller Plan has been operated and administered in compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any applicable foreign laws); (ii) there are no pending or, to the Knowledge of Seller, Threatened claims against, by or on behalf of such Seller Plan or the assets, fiduciaries or administrators thereof (other than routine claims for benefits); (iii) no Encumbrance has been imposed on any Seller Plan under the Code, ERISA or any comparable foreign law; and (iv) all contributions (including all employer contributions and employee salary reduction contributions), premiums and expenses to or in respect of such Seller Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on Seller’s consolidated financial statements.

(c)        Certain Pension Plans.   No Seller Plan is, and neither Seller, its Subsidiaries nor any ERISA Affiliate thereof contributes to, has contributed to or has any Liability or obligation, whether actual or contingent, with respect to any employee benefit plan that is (i) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) a single employer plan or other pension plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code, or (iv) any foreign plan that provides defined benefits.

(d)        Post-Termination Benefits.   Except as set forth in Schedule 3.9(d), neither Seller nor any of its Subsidiaries has any obligation to provide health, accident, disability, life insurance or death benefits with respect to any consultant of the Purchased Business or Purchased Business Employee, beyond the termination of employment or service of such employees, consultants, directors or retirees, whether under a Seller Plan or otherwise, other than as required under Section 4980B of the Code or other applicable Legal Requirement. There has been no written or, to the Knowledge of Seller, other communication to any consultant of the Purchased Business or Purchased Business Employee that would reasonably be expected to promise or guarantee any such health, accident, disability, life insurance or death benefits.

(e)        Accelerated Payments.   Except as set forth in Schedule 3.9(e), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any consultant of the Purchased Business or Purchased Business Employee to any payment; (ii) increase the amount of compensation or benefits due to any consultant of the Purchased Business or Purchased Business Employee; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit with respect to any consultant of the Purchased Business or Purchased Business Employee.

(f)         Equity Compensation.   Neither Seller nor any of its Subsidiaries maintains any plan, program or arrangement and is not a party to any agreement that provides any benefits or payments to any consultant of the Purchased Business or Purchased Business Employee, based on or measured by the value of, any equity security of, or interest in, Seller.

(g)        Indebtedness.   No consultant of the Purchased Business or Purchased Business Employee is indebted to Seller or any of its Subsidiaries or Affiliates for any amount in excess of $10,000.

3.10     Compliance with Legal Requirements; Governmental Authorizations.

(a)        Except as set forth on Schedule 3.10(a):

(i)         Seller and each of its Subsidiaries is, and at all times since January 1, 2004 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it in connection with the conduct or operation of the Purchased Business or the ownership or use of any of the Purchased Assets;

(ii)       no event has occurred or circumstance exists (with or without notice or lapse of time) (A) that is reasonably likely to constitute or result in a material violation by Seller or any of its Subsidiaries of, or a material failure on the part of Seller or any of its Subsidiaries to comply with, any Legal Requirement or (B) that is reasonably likely to give rise to any material obligation on the part of Seller or any of its Subsidiaries with respect to the Purchased Assets to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii)      neither Seller nor any of its Subsidiaries has received, at any time since January 1, 2004, any written notice or other written communication from any Governmental Entity regarding (A) any actual or alleged, violation of, or failure to comply with, any Legal Requirement or (B) any actual or alleged obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in each case, related to the Purchased Business or the Purchased Assets or Assumed Liabilities.

(b)        Schedule 3.10(b) sets forth a true, correct and complete list of all Permits held by Seller and its Subsidiaries that are material to the conduct of the Purchased Business or to the Purchased Assets or Assumed Liabilities. The Permits set forth on Schedule 3.10(b) collectively constitute all of the Permits necessary for Seller and its Subsidiaries to lawfully conduct and operate the Purchased Business as currently conducted as of the date of this Agreement and to permit Seller and its Subsidiaries to own and use the Purchased Assets. Except as set forth on Schedule 3.10(b), Seller and its Subsidiaries are and at all times since January 1, 2005 have been in compliance in all material respects with all Permits applicable to the conduct and operations of the Purchased Business, or related to or affecting the Purchased Assets or Assumed Liabilities. Neither Seller nor any of its Subsidiaries has received any written notice advising of (i) any actual or alleged violation of, or failure to comply with, any such Permits or (ii) any actual or alleged, revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Permit set forth on or required to be set forth on Schedule 3.10(b). To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) is reasonably likely to constitute or result directly or indirectly in a material violation by Seller or any of its Subsidiaries of, or a failure on the part of Seller or any of its Subsidiaries to comply with, any such Permits or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any material modification to, any Permit set forth on or required to be set forth on Schedule 3.10(b). All applications for or renewals of all Permits have been timely filed. No Permit will expire or be terminated as a result of the consummation of the Transactions. Schedule 3.10(b) also separately identifies with an asterisk (*) such Permits set forth thereon that are held by Seller or any of its Subsidiaries in connection with the operation of both the Purchased Business and the Retained Business.

3.11     Proceedings; Orders.   Except as set forth on Schedule 3.11, there is no Proceeding or Order (a) pending or, to the Knowledge of Seller, Threatened against or affecting Seller or any of its Subsidiaries related to the Purchased Business or the Purchased Assets or Assumed Liabilities; or (b) that challenges or that may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the Transactions. Except as described on Schedule 3.11, the Proceedings set forth or required to be set forth on Schedule 3.11 will not, individually or in the aggregate, have a Seller Material Adverse Effect on the Purchased Assets, the Assumed Liabilities or the Purchased Business. Except as set forth on Schedule 3.11, Seller is not subject to any Order of any Governmental Entity related to the Purchased Business or the Purchased Assets. Neither Seller nor any of its Subsidiaries is in Default with respect to any Order of any Governmental Entity relating to the Purchased Assets, the Assumed Liabilities, or the Purchased Business, and there are no unsatisfied judgments against or affecting Seller or any of its Subsidiaries related to the Purchased Business or the Purchased Assets or Assumed Liabilities.

3.12     Contracts; No Defaults.

(a)        Schedule 3.12(a) contains a complete and accurate list, and Seller has made available to Buyer true and complete copies, of:

(i)         each Transferred Contract that involves the television or radio broadcasting or dissemination through other media of Professional Drag Racing;

(ii)       each Transferred Contract that involves the merchandising, marketing or promotion of the Purchased Business during any twelve (12) month period of an amount or value, individually or, for a series of related Transferred Contracts, in the aggregate, in excess of $50,000;

(iii)      each Transferred Contract that provides for Seller’s or any of its Subsidiaries’ use of racetracks (other than the Racetracks) in connection with Professional Drag Racing;

(iv)       each Transferred Contract that grants any Person sponsorship rights with respect to the Purchased Business during any twelve (12) month period of an amount or value, individually or, for a series of related Transferred Contracts, in the aggregate, in excess of $50,000;

(v)        each Transferred Contract that involves performance of services or delivery of goods, materials, supplies, equipment, products, commodities, inventory or other personal property (excluding the Intellectual Property Assets) to or by Seller or any of its Subsidiaries in connection with the Purchased Business during any twelve (12) month period of an amount or value, individually or, for a series of related Transferred Contracts, in the aggregate, in excess of $50,000;

(vi)       each Transferred Contract related to the Purchased Business that was not entered into in the Ordinary Course of Business and that involves goods or services of an amount or value in excess of $50,000;

(vii)     each Real Property Lease;

(viii)    each lease of Tangible Personal Property of Seller or any of its Subsidiaries and other Transferred Contracts, in each case, affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any other Purchased Asset (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments, in each case, of less than $50,000 and with terms of less than one year);

(ix)       each licensing agreement, covenants not to sue or co-existence agreements involving Seller or any of its Subsidiaries related to any Purchased Asset, Assumed Liability and/or Shared Asset, in each case with respect to any of the Intellectual Property Assets, including forms of agreements with current employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets, excluding Transferred Contracts relating to off-the-shelf shrink-wrap software used in the Purchased Business which does not involve payment of license, maintenance, support, transaction fees and other fees and expenses of $50,000 or more per year;

(x)        each joint venture or partnership involving Seller or any of its Subsidiaries and any other Person, in each case involving a sharing of profits, losses, costs or Liabilities related to the Purchased Business, any Purchased Asset or Assumed Liability;

(xi)       each Transferred Contract related to the Purchased Business, any Purchased Asset or Assumed Liability containing covenants that restrict the right of Seller or any of its Subsidiaries or Affiliates to engage in or compete with any Person in any business or in any geographical area or which contains an exclusivity, most-favored nations or other similar provision;

(xii)     each Transferred Contract related to the Purchased Business, any Purchased Asset or Assumed Liability providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods with a value less than $50,000;

(xiii)    each Transferred Contract related to the Purchased Business, any Purchased Asset or Assumed Liability for capital expenditures in excess of $50,000;

(xiv)     each Transferred Contract related to the Purchased Business, any Purchased Asset or Assumed Liability between Seller or any of its Subsidiaries and any of Seller’s former or current directors, officers and employees (other than employment, confidentiality and incentive compensation agreements or arrangements listed on Schedule 3.9(a));

(xv)      each Transferred Contract consisting of a written warranty, guaranty, and or other similar undertaking for the payment of monies or performance of services with a value in excess of $50,000 with respect to contractual performance extended by Seller or any of its Subsidiaries in connection with the Purchased Business, any Purchased Asset or Assumed Liability; and

(xvi)     each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

For each Transferred Contract set forth on Schedule 3.12(a) that is not evidenced by a written agreement that fully provides the material terms governing such Transferred Contract or for which Seller has not provided to Buyer a true and complete copy, Schedule 3.12(a) sets forth a true, correct and complete description of the material terms and conditions applicable to such Transferred Contract set forth therein. Schedule 3.12(a) also separately identifies with an asterisk (*) each Transferred Contract listed thereon that is a Shared Transferred Contract, and set forth on Exhibit B to the form of Commercialization Agreement, attached hereto as Exhibit B, is a reasonably complete summary description of the nature and extent of the services provided and/or the nature of the relationship to the Retained Business under the Shared Transferred Contracts. Set forth on Exhibit A to the form of Commercialization Agreement is a list of the Existing Sponsor Inventory Agreements (as defined in the form of Commercialization Agreement), which contains a reasonably complete summary of the Existing Sponsor Inventory (as defined in the form of Commercialization Agreement) referred to therein.

(b)        Schedule 3.12(b) contains a complete and accurate list, and Seller has made available to Buyer true and complete copies, of:

(i)         each Seller Contract that involves the television or radio broadcasting or dissemination through other media of Association Drag Racing;

(ii)       each Seller Contract that involves the merchandising, marketing or promotion of the Retained Business during any twelve (12) month period of an amount or value, individually or, for a series of related Seller Contracts, in the aggregate, in excess of $50,000; and

(iii)      each Seller Contract that grants any Person sponsorship rights with respect to the Retained Business during any twelve (12) month period of an amount or value, individually or, for a series of related Transferred Contracts, in the aggregate, in excess of $50,000.

Schedule 3.12(b) also separately lists each Seller Contract that is a Shared Retained Contract, and set forth on Exhibit B to the form of Commercialization Agreement, attached hereto as Exhibit B, is a reasonably complete summary description of the nature and extent of the services provided and/or the nature of the relationship to the Purchased Business under the Shared Retained Contracts.

(c)        Except as set forth on Schedule 3.12(c), to the Knowledge of Seller, no officer, director, agent, employee, consultant or contractor of Seller or any of its Subsidiaries is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to engage in or continue any conduct, activity or practice related to the Purchased Business.

(d)        Except as set forth on Schedule 3.12(d), each Contract identified or required to be identified on Schedule 3.12(a) and Schedule 3.12(b) is in full force and effect and is valid and enforceable in accordance with its terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, fraudulent transfer (other than as applied to Seller or any of its Subsidiaries), moratorium, reorganization and other similar laws affecting creditors’ rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(e)        Except as set forth on Schedule 3.12(e),

(i)         Seller or its Subsidiary is in compliance in all material respects with all terms and requirements of each Transferred Contract and each Shared Retained Contract;

(ii)       to the Knowledge of Seller, each other Person that has or had any obligation or Liability under any Transferred Contract or Shared Retained Contract is in compliance with all terms and requirements of such Transferred Contract or Shared Retained Contract;

(iii)      to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to violate or breach or give either Seller, any of its Subsidiaries or any other Person the right to declare a Default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Transferred Contract or any Shared Retained Contract; and

(iv)       neither Seller nor or any of its Subsidiaries has given to or received from any other Person any written notice or other written communication regarding any actual or alleged violation or breach of, or Default under, any Transferred Contract or any Shared Retained Contract.

(f)         Except as set forth on Schedule 3.12(f), there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to Seller or any of its Subsidiaries in excess of $50,000 under current or completed Transferred Contracts or Shared Retained Contracts with any Person and no such Person has made written demand for such renegotiation.

(g)        Except as set forth on Schedule 3.12(g), all of the Transferred Contracts set forth on Schedule 3.12(a) are assignable to Buyer without the Consent of any other Person, except where the failure to obtain such Consent would not have a Seller Material Adverse Effect.

3.13     Insurance.   Schedule 3.13 sets forth each Insurance Policy covering Seller or any of its Subsidiaries with respect to the Purchased Business and the Purchased Assets, which Insurance Policies provide types and amounts of coverage with respect to the Purchased Business and the Purchased Assets equal to or greater than the coverages set forth on Schedule 5.17(b). Each Insurance Policy set forth on Schedule 3.13 is in full force and effect, and is sufficient for compliance with all applicable Legal Requirements related to the Purchased Business and all Transferred Contracts related to the Purchased

Business to which Seller or any of its Subsidiaries is a party. Seller is not in Default under any of such policies or binders, and Seller has given all notices and presented all claims under each such policy or binder in a due and timely fashion. Seller has delivered to Buyer a true, correct and complete list of all claims made under the Insurance Policies related to the Purchased Business or the Purchased Assets since January 1, 2004. Except as set forth on Schedule 3.13, each Insurance Policy set forth on Schedule 3.13 is assignable to Buyer without the Consent of any other Person.

3.14     Environmental Matters.   Except as set forth on Schedule 3.14:

(a)        To the Knowledge of Seller, (i) Seller and each of its Subsidiaries is, and within the period of all applicable statutes of limitation has been, in material compliance with all Environmental Laws applicable to the operation of the Facilities, and (ii) neither Seller nor any of its Subsidiaries has any material Liability under any such Environmental Law.

(b)        To the Knowledge of Seller, Seller and its Subsidiaries (i) hold all Environmental Permits (each of which is in full force and effect) required for the Facilities and (ii) are, and within the period of all applicable statutes of limitation have been, in material compliance with all such Environmental Permits. To the Knowledge of Seller, each of the Environmental Permits held by Seller or its Subsidiaries and currently in effect as of the date of this Agreement will be renewed effective prior to the expiration of such Environmental Permit, subject to any terms or conditions contained in any such Environmental Permits and without material expense.

(c)        Since January 1, 2002 Seller has not received any written notice, demand, letter or request for information relating to the Facilities alleging violation of or Liability under any Environmental Law. No Environmental Claim is pending or, to the Knowledge of Seller, Threatened against Seller or any of its Subsidiaries.

(d)        To the Knowledge of Seller, neither Seller nor any of its Subsidiaries nor any other Person for whose conduct Seller is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities.

(e)        To the Knowledge of Seller, no Release or Threat of Release of, or other conditions pertaining to, Hazardous Materials are present in, on or under the Facilities, that would reasonably be expected to form the basis of any material Environmental Claim against Seller, any past, present or future occupant of the Facilities or any Person (including any predecessor of Seller or any of its Subsidiaries) whose Liability has been imposed upon, retained by, or assumed by, Seller or any of its Subsidiaries, in each case either contractually or by operation of law.

3.15     Employee Matters.

(a)        Employment.   Except as set forth on Schedule 3.15(a) and except for such violations for which the amount claimed, or that could be claimed, does not exceed $1,500 individually or $30,000 in the aggregate, neither Seller nor any of its Subsidiaries has violated any Employment Statute or other applicable law or regulation regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including without limitation any laws, orders, judgments or awards relating to wrongful discharge, discrimination, personal rights, wages, hours, collective bargaining, fair labor standards or occupational health and safety. Schedule 3.15(a) sets forth the names and current annual salary rates or current hourly wages of all current Purchased Business Employees. No Purchased Business Employee at the vice president level or higher has given notice of intent to terminate such Purchased Business Employee’s employment with Seller, and, to the Knowledge of Seller, no such Purchased Business Employee intends to give such notice. No Purchased Business Employee is employed by any Subsidiary of Seller.

(b)        Labor.   Neither Seller nor any of its Subsidiaries is or has ever been a party to any collective bargaining or similar agreement, and there are no labor unions or other organizations representing, purporting to represent or, to the Knowledge of Seller, attempting to represent, any employee of Seller or any of its Subsidiaries. There are no unfair labor practice complaints pending against Seller or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Entity nor, to the Knowledge of Seller, are any such complaints Threatened. Since January 1, 2004, neither Seller nor any of its Subsidiaries has experienced any strike, slowdown, work stoppage or lockout with respect to any employees of Seller or any of its Subsidiaries during the past three years, and, to the Knowledge of Seller, no such strikes, slowdowns, work stoppages or lockouts are Threatened.

(c)        Employee Classification; Withholding.   Seller has properly classified all of the Purchased Business Employees as either employees or independent contractors and has withheld and paid to the appropriate Governmental Entity all amounts required to be withheld from compensation paid to such employees, except where the failure to so classify all of such employees will not result in a Buyer Material Adverse Effect. Neither Seller nor any of its Subsidiaries is liable for any arrears of taxes, penalties or other sums in a material amount for failure to withhold and pay applicable taxes. Seller has paid in full to the Purchased Business Employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees. There is no claim against Seller or any of its Subsidiaries with respect to payment of wages, salary or overtime pay that has been asserted in writing since January 1, 2005 or is now pending or, to the Knowledge of Seller, Threatened with respect to any Purchased Business Employee.

(d)        Workers’ Compensation.   There are no material Liabilities, whether contingent or absolute, of Seller or any of its Subsidiaries relating to workers’ compensation benefits that are not fully insured against by a bona fide third-party insurance carrier.

(e)        WARN Act.   In the three years prior to the date of this Agreement, neither Seller nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or pursuant to any similar state, local or foreign Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Seller or any of its Subsidiaries or (ii) a “mass layoff” (as defined in the WARN Act, or any similar state, local or foreign law) affecting any site of employment or facility of Seller or any of its Subsidiaries.

3.16     Intellectual Property.

(a)        Schedule 3.16(a) hereto sets forth a correct and complete list of all Intellectual Property Assets owned by Seller or any of its Subsidiaries, which assets are related to or used in connection with the Purchased Business as conducted at any time from and after January 1, 2002, which assets are registered, or for which an application for registration is pending, with any Governmental Entity in the name of Seller or any of its Subsidiaries or beneficially owned by Seller (in which case, Schedule 3.16(a) also provides the name of the Person holding record title under such registration or application). Schedule 3.16(a) also separately identifies with an asterisk (*) each Intellectual Property Asset listed thereon that also relates to or is used in the Retained Business (such marked items of Intellectual Property, together with each Intellectual Property Asset not listed on such schedule that relates to or is used in both the Purchased Business and the Retained Business, the “Shared Intellectual Property”).

(b)        Except as set forth on Schedule 3.16(b), (i) to the Knowledge of Seller, Seller’s and its Subsidiaries’ operation of the Purchased Business has not interfered with, infringed upon or misappropriated any Intellectual Property rights of any third-party, and (ii) neither Seller nor any of its Subsidiaries has received any charge, complaint, claim, demand, or other written notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third-party).

(c)        Except as set forth on Schedule 3.16(c), to the Knowledge of Seller, no third-party interferes with, infringes upon or misappropriates any Intellectual Property Assets owned by Seller or any of its Subsidiaries. Except as set forth on Schedule 3.16(c), the Intellectual Property Assets owned by Seller and its Subsidiaries are not being challenged in or the subject of any pending Proceeding, and, to the Knowledge of Seller, no such Proceeding has been Threatened.

(d)        Except as set forth on Schedule 3.16(d), (i) Seller and its Subsidiaries own all right, title and interest in the Intellectual Property Assets set forth on Schedule 3.16(a) free and clear of all Encumbrances (other than Permitted Encumbrances); (ii) Seller and its Subsidiaries have a valid and binding license to use the Intellectual Property Assets that they do not own, including, without limitation, those licensed to Seller or any of its Subsidiaries pursuant to the license agreements set forth on Schedule 3.12(a) (ix) in which Seller or one of its Subsidiaries is the licensee and such licenses are free and clear of all Encumbrances (other than Permitted Encumbrances); (iii) the Intellectual Property Assets owned by Seller and its Subsidiaries are valid and in full force and effect and Seller and its Subsidiaries have taken all commercially reasonable actions required to maintain their validity and effectiveness; (iv) there are no restrictions on the direct or indirect transfer of any license or other agreement, or any interest therein, held by Seller or any of its Subsidiaries in respect of the Intellectual Property Assets owned by Seller or any of its Subsidiaries; (v) Seller and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of its Trade Secrets; (vi) all licenses relating to the Intellectual Property Assets are in full force and effect, and neither Seller nor any of its Subsidiaries is, nor has Seller or any of its Subsidiaries received any notice that it is, in Default (or, with the giving of notice or lapse of time or both, would be in Default) under any license relating to such Intellectual Property Assets; and (vii) with respect to each Composite Mark within the Intellectual Property Assets, Seller or one of its Subsidiaries has the right to use each third party trademark that forms part of each such Composite Mark.

(e)        Schedule 3.16(e) hereto sets forth the Intellectual Property Assets to be sold, conveyed, transferred, assigned and/or delivered to Buyer at Closing (the “Transferred Intellectual Property Assets”). Notwithstanding anything to the contrary set forth in this Agreement, with respect to the Intellectual Property Assets, Seller and its Subsidiaries are selling, assigning and conveying all of Seller’s and its Subsidiaries’ rights, title and interests only to the Transferred Intellectual Property Assets, and all Intellectual Property Assets not listed on Schedule 3.16(e) shall be deemed to be Excluded Assets. The Transferred Intellectual Property Assets, together with Intellectual Property Assets to be licensed by Seller to Buyer pursuant to the Brand License Agreement, constitute all Intellectual Property (i) currently used in the Purchased Business or (ii) necessary for the conduct of the Purchased Business substantially as currently conducted as of the date of this Agreement. With respect to each Composite Mark within the Transferred Intellectual Property Assets (“APA Composite Mark”), Seller or one of its Subsidiaries’ rights, titles and interests in each such APA Composite Mark are set forth in the applicable Transferred Contract or Shared Transferred Contract. By the assignment of Seller’s or one of its Subsidiaries’ rights, titles and interests to such Transferred Contract or Shared Transferred Contract, as applicable, to Buyer at the Closing, Buyer shall acquire all of Seller’s or one of its Subsidiaries’ rights, titles and interests with respect to such APA Composite Mark and Buyer will have the right to use such APA Composite Mark in the manner used by Seller or its Subsidiaries in connection with the Purchased Business, subject to the terms and conditions of the applicable Transferred Contract or Shared Transferred Contract.

3.17     Major Sponsors.   Schedule 3.17 contains a complete and accurate list of the twenty (20) largest Sponsors during the twelve (12) months ended December 31, 2006 (measured by dollar volume, based upon cash compensation and Seller’s good faith estimate of the value of any non-cash compensation, value or benefit), listed in alphabetical order. The Books and Records include current information necessary to identify all direct Sponsors, their contact information, and their past advertising purchases from Seller or any of its Subsidiaries related to the Purchased Business.

3.18     Inventory.   Schedule 3.18 lists all locations where the Inventory is physically located. None of the Inventory is consigned to, or held on consignment from, any third-party, and all such Inventory was acquired and has been stored in good condition and maintained in accordance with the regular business practices of Seller and consists of new and unused items of a quality and quantity substantially all of which is usable or saleable in the Ordinary Course of Business. Except for any items of obsolete or damaged material or material below standard quality, substantially all of which have been written down to net realizable market value or for which adequate reserves have been provided, and, except as described in Schedule 3.18, the present quantities of Inventory are saleable in the Ordinary Course of Business and consistent with the average level of Inventory in the past twelve (12) months.

3.19     No Other Agreements to Sell Assets or Equity.   Except as set forth on Schedule 3.19, neither Seller nor any of its Subsidiaries or Affiliates has any commitment or legal obligation, absolute or contingent, to any other Person, other than as contemplated by this Agreement, to sell, assign, transfer or effect a sale of the Purchased Business or the Purchased Assets (other than Inventory in the Ordinary Course of Business), to sell or effect a sale of the equity interests in Seller or any of its Subsidiaries, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller or any of its Subsidiaries or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

3.20     Related Party Transactions.   Except as set forth in Schedule 3.20, neither Seller nor any of its Subsidiaries or Affiliates or management employees (or members of their immediate family) currently owns nor has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a financial interest in any transaction with Seller or any of its Subsidiaries related to the Purchased Business (other than related solely to Excluded Assets other than the Intellectual Property Assets therein) other than business dealings or transactions conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms. Except as set forth in Schedule 3.20, no Affiliate of Seller is a party to any Contract with, or has any claim or right against, Seller or any of its Subsidiaries related to the Purchased Business (other than related solely to Excluded Assets (other than the Intellectual Property Assets therein) or Excluded Liabilities).

3.21     Brokers and Finders.   Neither Seller nor any of its Subsidiaries or Affiliates nor any of its or their Representatives have incurred any obligation or Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement. Seller agrees to indemnify Buyer against, and to hold Buyer harmless from, any claims for brokerage or similar commission or other compensation which may be made against Buyer by any third-party in connection with the Transactions, which claim is based upon such third-party having acted as broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of Seller or any of its Subsidiaries or Affiliates.

3.22     Accredited Investor Status; Investment Representation.   Seller is an “accredited investor” as such term is defined under Rule 501 of the Securities Act. Seller is acquiring the Buyer Common Shares for its own account with the present intention of holding the Buyer Common Shares for investment purposes and not with a view to or for sale in connection with any public distribution of such Buyer Common Shares. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Buyer Common Shares. Seller acknowledges that the Buyer Common Shares have not been registered under the Securities Act or any applicable state or foreign securities laws (but may be registered in accordance with the terms and subject to the conditions set forth in the Registration Rights Agreement) and that the Buyer Common Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under the Securities Act or applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act or applicable state or foreign securities laws.

3.23     Seller Disclosure Information.   The Seller Disclosure Information supplied by Seller for inclusion in the Proxy Statement and any other document filed with the SEC by Buyer in connection with the Transactions (taking into account any amendment thereof or supplement thereto), at the date first mailed to the stockholders of Buyer, at the time of the Buyer Stockholder’s Meeting and at the time filed with the SEC, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.24     Limited Warranties.   Except as otherwise expressly provided in this Agreement, Seller makes no representations or warranties whatsoever to Buyer, express or implied, concerning the Purchased Assets or the Purchased Business, including, without limitation, any representation or warranty as to value, quality, quantity, condition, merchantability, suitability or use, salability, obsolescence, working order, validity or enforceability.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

4.1        Organization and Good Standing.   Buyer is a corporation duly organized, validly existing and in Good Standing under the laws of the State of Delaware with full power and authority to conduct its business as it is now being conducted, to own or use its assets, and to perform its obligation under all material Contracts to which it is a party. Buyer is duly qualified to do business and is in Good Standing under the laws of each state or other jurisdiction in which either the ownership of its assets or the operation of its business requires such qualification, except where the failure to so qualify will not have a Buyer Material Adverse Effect. Buyer has made available to the Seller true and complete copies of its Organizational Documents, and Buyer is not in Default under or in violation of any of its Organizational Documents.

4.2        Authority; No Conflict.

(a)        Assuming the Consents and filings specified in Section 4.2(c) are obtained or made, as applicable, Buyer has all requisite power, authority and capacity, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreement to which it is a party. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, and, upon the execution and delivery by Buyer of the Ancillary Agreements to which it is a party, such Ancillary Agreements will have been duly authorized, executed and delivered by Buyer and will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except that enforceability of this Agreement and the Ancillary Agreements may be limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(b)        Assuming the Consents and filings specified in Section 4.2(c) are obtained or made, as applicable, neither the execution and delivery of this Agreement and the Ancillary Agreements to which Buyer is a party nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)         contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Buyer or (B) any resolution adopted by the Buyer Board;

(ii)       contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either Buyer or any material portion of its assets may be subject;

(iii)      contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Buyer;

(iv)       contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any material Contract to which Buyer is a party; or

(v)        result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any material portion of the assets of Buyer.

(c)        Except (i) as may be required by Antitrust Laws, (ii) for the Required Buyer Stockholder Approval and (iii) for filings (x) required under the Exchange Act, (y) required by AMEX with respect to the Transactions and (z) as may otherwise be required for Buyer to comply with applicable federal and state securities laws, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.

4.3        Financial Statements.

(a)        Buyer has delivered to Seller (i) audited balance sheets of Buyer as of December 31, 2005, March 31, 2006, and December 31, 2006, and the related audited statements of income, changes in shareholders’ equity, and cash flows for the periods from (v) January 1, 2006 to March 31, 2006, (w) December 6, 2005 to December 31, 2005, (x) December 6, 2005 to March 31, 2006, (y) January 1, 2005 to December 31, 2005 and (z) January 1, 2006 to December 31, 2006; and (ii) the unaudited balance sheet of Buyer as of March 31, 2007 and the related unaudited statements of income, changes in shareholders’ equity, and cash flows for the three-month period then ended. The audited and unaudited financial statements referenced in the foregoing sentence have been prepared in accordance with GAAP consistently applied throughout the periods covered by such statements, are consistent with the books and records of Buyer, and fairly present in all material respects the specified net working capital amounts and operating income of Buyer as of and for the periods presented.

(b)        Buyer has no Liabilities of the type and magnitude required to be reflected or reserved against on a consolidated balance sheet of Buyer prepared in accordance with GAAP or the notes thereto, except Liabilities incurred after December 31, 2006 in the Ordinary Course of Business.

4.4        Proceedings; Orders.   There is no Proceeding or Order (a) pending or, to the Knowledge of Buyer, Threatened against or affecting Buyer, its business or any material portion of its assets; or (b) that challenges or that may have the effect of preventing, making illegal, delaying or otherwise interfering with any of the Transactions. Buyer is not subject to any Order of any Governmental Entity, and there are no unsatisfied judgments against or affecting Buyer, its business or any material portion of its assets.

4.5        Brokers or Finders.   Buyer and its Representatives have incurred no obligation or Liability, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement, other than obligations or Liabilities to Morgan Joseph & Co., Inc. for which Buyer shall be solely responsible. Buyer agrees to indemnify Seller against, and to hold Seller harmless from, any claims for brokerage or similar commission or other compensation which may be made against Seller by any third-party in connection with the Transactions, which claim is based upon such third-party having acted as broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of Buyer.

4.6        Financing.   Buyer has, and at the Closing will have, access to sufficient cash or other sources of immediately available funds to enable it to pay the Closing Amount and any other amounts to be paid by it hereunder or under any other of the Ancillary Agreements.

4.7        Capitalization.

(a)        The authorized capital stock of Buyer consists of 60,000,000 shares of Buyer Common Stock and 1,000,000 shares of Buyer Preferred Stock. As of the date hereof: (i) 23,437,500 shares of Buyer Common Stock were issued and outstanding; and (ii) no shares of Buyer Preferred Stock were issued and outstanding. Except as set forth on Schedule 4.7(a) or in the Buyer SEC Documents, as of the date of this Agreement, there are no subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of Buyer Capital Stock or obligating Buyer to issue or sell any shares of capital stock of, or other equity interests in, Buyer.

(b)        As of the date of this Agreement, except as set forth in Schedule 4.7(b) or in the Buyer SEC Documents, there are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of Buyer.

(c)        All Buyer Common Shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

4.8        SEC Filings.

(a)        Buyer has filed and furnished all required reports, schedules, forms, prospectuses and registration, proxy and other statements required to be filed or furnished by it with or to the SEC since January 1, 2006 (collectively, and in each case including all schedules thereto and documents incorporated by reference therein, the “Buyer SEC Documents”). As of their respective effective dates (in the case of Buyer SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of the respective dates of the last amendment filed with the SEC (in the case of all other Buyer SEC Documents), the Buyer SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, each as in effect on the applicable date referred to above, applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)        Neither Buyer, nor, to the Knowledge of Buyer, any director, officer, agent, employee or other Person acting on behalf of Buyer, has: (i) used any corporate or other funds for unlawful contributions, payments or gifts, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds, in any case in violation of Section 30A of the Exchange Act; or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures. Except as set forth in Buyer SEC Documents, since January 1, 2006, no event has occurred that would be required to be reported under the caption “Certain Relationship or Related Transaction” pursuant to Item 404 of Regulation S-K promulgated by the SEC.

4.9        Compliance with Legal Requirements.   Except as set forth on Schedule 4.9 or in the Buyer SEC Documents:

(a)        Buyer is, and at all times since January 1, 2006 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it in connection with the ownership of its assets or the operation of its business;

(b)        no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) that is reasonably likely to constitute or result in a material violation by Buyer of, or a material failure on the part of Buyer to comply with, any Legal Requirement or (B) that is reasonably likely to give rise to any material obligation on the part of Buyer with respect to the its assets, or to bear all or any portion of the cost of, any remedial action of any nature; and

(c)        Buyer has not received, at any time since January 1, 2006, any written notice or other communication from any Governmental Entity or any other Person regarding (A) any actual or alleged, violation of, or failure to comply with, any Legal Requirement or (B) any actual or alleged obligation on the part of Buyer to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in each case related to the ownership of its assets or the operation of its business.

4.10     Information in Proxy Statement.   The Proxy Statement and any other document filed with the SEC by Buyer in connection with the Transactions (taking into account any amendment thereof or supplement thereto), at the date first mailed to the stockholders of Buyer, at the time of the Buyer Stockholder’s Meeting and at the time filed with the SEC, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement and such other documents filed with the SEC by Buyer will comply with the provisions of the Exchange Act; provided, however, that no representation is made by Buyer with respect to statements made therein based on information supplied by Seller for inclusion in such documents.

4.11     Absence of Certain Changes or Events.   Except as set forth on Schedule 4.11 or in the Buyer SEC Documents or as contemplated by this Agreement or the Ancillary Agreements, since December 31, 2006, Buyer has conducted its business in the Ordinary Course of Business. Without limiting the generality of the foregoing and except as expressly provided herein or as set forth on Schedule 4.11 or in the Buyer SEC Documents, since December 31, 2006, there has been no:

(a)        Buyer Material Adverse Change;

(b)        change in accounting methods, principles or practices by Buyer in connection with its assets, liabilities or business, other than as required by GAAP or other applicable law;

(c)        declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Buyer Capital Stock; or

(d)        split, combination or reclassification of the Buyer Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of the Buyer Common Stock.

4.12     Taxes.

(a)        Buyer has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

(b)        Buyer has paid (or has had paid on its behalf), or where payment is not yet due, has established (or has had established on its behalf), or will establish or cause to be established on or before the Closing, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Closing.

ARTICLE V.
COVENANTS

Seller and Buyer covenant and agree with each other as follows:

5.1        Access and Investigation.   Without limiting Seller’s obligations pursuant to Section 5.9, between the date of this Agreement through the earlier of the Closing Date or the valid termination of this Agreement in accordance with Article X, Seller shall, and shall cause each of its Subsidiaries to, (a) afford Buyer and its Representatives reasonable access during normal business hours, in a manner that does not unreasonably interfere with Seller’s business and operations, to its personnel, properties, Contracts, Books and Records, Seller Plans and other documents and data related to the Purchased Business and the Purchased Assets, (b) furnish Buyer and its Representatives with copies of all such Contracts, Books and Records, Seller Plans and other existing documents and data related to the Purchased Business as they may reasonably request and (c) furnish Buyer and its Representatives with such additional financial, operating and other data and information related to the Purchased Business as they may reasonably request; provided, however, that nothing contained herein shall require Seller to furnish to Buyer or provide Buyer with access to any marketing information, pricing information or other sensitive competitive information the review of which legal counsel to Buyer or Seller, as applicable, reasonably concludes may give rise to Liability under Antitrust Laws; provided, further that any investigation pursuant to this section shall be conducted in such manner as not to unreasonably interfere with the conduct of Seller’s business. In addition, Seller shall be entitled to redact the relevant portions of the Books and Records that relate to the Retained Business.

5.2        Conduct of Purchased Business.   Prior to the Closing, except as requested or consented to by Buyer in writing, Seller shall, and shall cause each of its Subsidiaries to, conduct the Purchased Business only in the Ordinary Course of Business, and to use Best Efforts to preserve intact the Purchased Business and its relationships with its employees, suppliers, distributors, dealers and others having business relationships with it. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement or the Ancillary Agreements, or as set forth on Schedule 5.2, Seller shall not, and shall not permit any of its Subsidiaries to, do any of the following with respect to the Purchased Business and the Purchased Assets without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

(a)        sell, lease, transfer, mortgage, incur any Encumbrances (other than Permitted Encumbrances) on or assign any Purchased Asset, other than items held for sale in the Ordinary Course of Business;

(b)        enter into any Transferred Contract (or series of related Transferred Contracts) related to the Purchased Business involving payments of more than $100,000 in the aggregate, other than to the extent that (i) such Transferred Contract is entered into in the Ordinary Course of Business and (ii) Seller has provided Buyer with a written notice setting forth the principal terms of such Transferred Contract prior to its entrance into any such Transferred Contract;

(c)        take any action outside the Ordinary Course of Business that could result in the acceleration, termination, modification, or cancellation of any Transferred Contract (or series of related Transferred Contracts) related to the Purchased Business involving payments of more than $50,000 in the aggregate (or in the Ordinary Course of Business, in excess of $250,000 in the aggregate), other than any Transferred Contract that is not assumed by Buyer pursuant to this Agreement;

(d)        other than in the Ordinary Course of Business or pursuant to the Seller Credit Facility, issue any note, bond, or other debt security or create, incur, assume, or guarantee any Indebtedness for borrowed money or capitalized lease obligation, in each case secured in whole or in part by an Encumbrance on any Purchased Assets or affecting the Purchased Business;

(e)        cancel, compromise, waive, or release any right or claim (or series of related rights and claims) related to the Purchased Assets or the Purchased Business involving more than $100,000 in the aggregate, except for such right or claim which constitute Excluded Liabilities;

(f)         institute, settle, or agree to settle any Proceeding related to the Purchased Assets, Assumed Liabilities or the Purchased Business, except with respect to claims having a value less than $100,000 in the aggregate and other than claims and Proceedings constituting Excluded Liabilities;

(g)        with respect to any Intellectual Property Asset, abandon any rights or allow any application or registration to lapse, grant any license or sublicense of any rights under or enter into any settlement regarding any breach or infringement, or modify any existing rights with respect thereto;

(h)        make any loans to, or enter into any other transaction with, any Purchased Business Employee that is intended to be a Transferring Employee other than routine payment of remuneration, provision of benefits and reimbursement of business expenses;

(i)         except for the Key Executive Agreements, enter into any employment contract, sales commission agreement, consulting agreement, deferred compensation, severance, retirement or similar agreement or collective bargaining agreement, written or oral, or modify the terms of any such existing contract or agreement with respect to any Purchased Business Employee that is intended to be a Transferring Employee, other than as required by applicable Legal Requirement;

(j)         enter into any employment contract, sales commission agreement, consulting agreement, deferred compensation, severance, retirement or similar agreement or collective bargaining agreement, written or oral, with respect to any new employee that is intended to be a Transferring Employee; provided, however, that Seller may, without the consent of Buyer, (A) hire new employees for new positions terminable at will with an annual compensation not in excess of $50,000 individually or $100,000 in the aggregate, subject to Buyer’s written consent to the treatment of such new employees as Transferring Employees or (B) hire new employees to replace any terminated Purchased Business Employee who was intended to be a Transferring Employee at substantially the same compensation as that paid to such terminated Purchased Business Employee; provided that Seller shall notify Buyer in writing promptly following the hiring of any such replacements for senior management personnel of Seller who was intended to be a Transferring Employee;

(k)        grant any increase in the base compensation of or agree to pay a bonus to or increase a rate of commission for any Purchased Business Employee that is intended to be a Transferring Employee or make any commitment to engage in any of the foregoing, other than ordinary annual increases in base compensation consistent with past practice;

(l)         adopt, amend, modify or terminate any Seller Plan covering Purchased Business Employees or make any commitment to engage in any of the foregoing, other than as required to permit compliance by Seller with applicable Legal Requirements;

(m)      make or commit to make any new, non-maintenance capital expenditure related to the Purchased Business outside the Ordinary Course of Business;

(n)        make any change in any accounting practices followed by it with respect to the Purchased Business (other than changes required by GAAP or applicable law and changes related solely to Excluded Assets or Excluded Liabilities);

(o)        make or change any election in respect of Taxes that would affect the Purchased Assets or the Purchased Business, enter into any Tax allocation agreement, Tax-sharing agreement, Tax indemnity agreement or closing agreement relating to the Purchased Assets or the Purchased Business, settle or compromise any claim, notice, audit report or assessment in respect of Taxes relating to the Purchased Assets or the Purchased Business, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes relating to the Purchased Assets or the Purchased Business, except for claims and assessments which constitute Excluded Liabilities;

(p)        fail to maintain the Books and Records on a basis consistent with past practice; or

(q)        enter into any Contract to do any of the foregoing.

5.3        Required Consents and Approvals; Separation of Contracts.

(a)        Each party hereto hereby agrees to cooperate with each other party and use its Best Efforts to promptly prepare and file all necessary documentation to effect all necessary notices, reports, registrations or other filings and documents and to obtain as promptly as reasonably practicable all Material Consents. Each party hereto further agrees to cooperate with each other party and to use commercially reasonable efforts to obtain prior to Closing all other Consents of all third parties and Governmental Entities mutually agreed to be reasonably necessary or advisable to consummate the Transactions. Without limiting the generality of the foregoing, each party hereto agrees to cooperate with each other party in identifying all filings, Consents or approvals that are mutually agreed to be reasonably necessary or advisable under the HSR Act or other applicable Antitrust Laws to consummate the Transactions (collectively, the “Antitrust Approvals”). In carrying out the foregoing obligations, each of Buyer and Seller shall act reasonably and as promptly as practicable. Each of Buyer and Seller agree that it will keep the other party apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notice or other communications received by Buyer, Seller or their respective Affiliates from all third parties and Governmental Entities with respect to the Transactions contemplated herein.

(b)        Each party agrees to promptly prepare and file the notification, report form and/or other documentation required to obtain Antitrust Approvals as agreed between the parties in accordance with Section 5.3(a). To the extent possible under applicable law and practice, each party hereby covenants to request early termination of the waiting period required under the Antitrust Laws of any jurisdiction where Antitrust Approval is sought (unless otherwise agreed by their legal counsel) and, if and as necessary, to use Best Efforts to cooperate with the other party to in making any supplemental presentations to the applicable Governmental Entities and, if requested by such entities, to promptly amend or furnish additional information thereunder. Each party shall provide copies to the other party of the final drafts of all correspondence and filings prior to submission of such correspondence and filings to the applicable Governmental Entities in connection with the Transactions and shall provide copies to the other party of the final correspondence and filings immediately after the submission or filing of such documents. Notwithstanding any of the foregoing, neither Seller nor Buyer shall be under any obligation to (i) accept any conditions or modifications imposed or requested by any Governmental Entity, (ii) propose and/or accept divestitures, or (iii) initiate or defend any legal action relating to a decision of a Governmental Entity not to clear and/or approve the Transactions under any Antitrust Law.

(c)        On or prior to the Closing Date, Seller shall use its Best Efforts to either amend all Shared Contracts and/or assign to Buyer those rights under such Shared Contracts that are useful or necessary for the Purchased Business, as reasonably determined by Buyer, without adversely affecting the rights necessary for the operation of the Retained Business, so that, after the Closing Date, each Shared Contract shall be equitably apportioned between the Purchased Business and the Retained Business through such amendment and/or assignment, including, if commercially practicable, on substantially the same economic terms as such arrangements exist as of the Closing Date. If with respect to any Shared Contract, such amendment or assignment cannot be obtained, or if an attempted amendment or assignment thereof would adversely affect in a material respect the rights of Seller or Buyer thereunder, Seller and Buyer shall use their Best Efforts to negotiate a mutually acceptable arrangement under which (i) Buyer shall obtain the benefits and assume the obligations under such Shared Contract to the extent related to the Purchased Business, including entering into sub-contracting, sub-licensing or sub-leasing arrangements for the benefit of Buyer, or (ii) Seller shall enforce for the benefit of Buyer, with Buyer assuming Seller’s obligations thereunder, any and all rights of Seller against a third-party to the extent related to the Purchased Business; provided, however, that following the expiration or other termination of any such Shared Contract, neither Buyer nor Seller shall be obligated to continue the foregoing arrangement. For any Shared Contract that has not been amended or assigned in the manner set forth in this Section 5.3(c), subject to obtaining the consent of the third party, (i) Buyer may require Seller to make (and Seller hereby agrees to make) any changes to any Shared Retained Contract in Buyer’s sole discretion to the extent that such changes relate solely to the Purchased Business and do not adversely affect the rights of Seller thereunder; and (ii) Seller may require Buyer to make (and Buyer hereby agrees to make) any changes to any Shared Transferred Contract in Seller’s sole discretion to the extent that such changes relate solely to the Retained Business and do not adversely affect the rights of Buyer thereunder. For avoidance of doubt, the arrangement set forth in Schedule 5.3(c) shall be deemed to be a Shared Transferred Contract.

(d)        Each of Schedules 3.12(a) and 3.12(b) hereto, Exhibit B to the form of Commercialization Agreement attached hereto as Exhibit B and the related provisions thereof characterize various Contracts listed herein and therein as Transferred Contracts, Retained Contracts, Shared Retained Contracts, or Shared Transferred Contracts (as the case may be). Notwithstanding the foregoing, the parties hereby agree that, between the date hereof and the Closing, if Buyer requests a re-characterization of any of such Contracts, Seller will consider such request in good faith, and, in the event that the parties cannot reach agreement on such characterization, the matter will thereafter be submitted to Expedited Arbitration in accordance with the provisions of Section 11.12 hereof.

(e)        Seller shall use its Best Efforts to assign, transfer or convey the Permits to Buyer, as applicable, or if such assignment, transfer or conveyance of a Permit is not permitted by law or would have a material adverse effect on the Retained Business, Seller shall provide reasonable assistance, documentation and other support to Buyer, as reasonably necessary to enable Buyer to obtain the same benefits, rights and privileges available to Seller as the holder of such Permit.

(f)         Notwithstanding anything to the contrary in this Agreement but subject to the provisions of Section 1.2(d) with respect to the assignment of the Seller Loan Agreements, this Agreement shall not constitute an agreement to assign any Transferred Contract, Real Property Lease or Permit related to the Purchased Business or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the Consent of a third-party thereto, would constitute a Default thereof or in any way adversely affect the rights of Seller or Buyer thereunder. If such Consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will enter into a mutually acceptable arrangement with Buyer to provide to Buyer the benefits under any Transferred Contract, Real Property Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller or any of its Subsidiaries against a third-party thereto arising out of the Default or cancellation by such third-party or otherwise. Nothing in this Section 5.3(f) shall affect Buyer’s right to terminate this Agreement under Section 10.1 based on the failure of the condition to Buyer’s obligation to close in Section 6.1(d) in the event that any Material Consent is not obtained.

5.4        Notification.   Between the date of this Agreement and the Closing, each party will promptly notify the other parties hereto in writing if such party becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; provided, however, that such disclosure shall not be deemed to cure any breach of a representation or warranty. Should any such fact or condition require any change in the Disclosure Letter if such schedules were dated as of the date of the occurrence or discovery of any such fact or condition, the discovering party will promptly deliver to each other party a supplement to the Disclosure Letter specifying such change; provided, however, that such supplement shall not be deemed to cure any breach of a representation or warranty. During the same period, each party to this Agreement will promptly notify the other parties hereto of the occurrence of any breach of any covenant or agreement by such party in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article VI impossible or unlikely; provided, however, that such disclosure shall not be deemed to cure any breach of a covenant or agreement or to satisfy a condition. Each party to this Agreement shall promptly notify the other parties if it becomes aware of a threat or commencement of any Proceeding before the Closing that either (i) could in any way affect the Purchased Business or the ability of such party to consummate the Transactions or (ii) if such Proceeding were determined adversely to such party, could materially and adversely affect such party.

5.5        No Negotiation.   From the date of this Agreement through the Closing Date, or unless this Agreement is earlier terminated pursuant to Article X, Seller shall not, and shall not authorize or encourage its Affiliates and Representatives, to directly or indirectly (a) solicit, initiate or encourage any inquiries or proposals from, (b) negotiate with, or (c) provide any non-public information to any Person (other than Buyer and its Affiliates and Representatives) relating to any transaction involving the sale of all or a substantial portion of the Purchased Business, whether affected by sale of assets, sale of equity interests, merger or otherwise. In the event that Seller or any of its Affiliates or Representatives receives an unsolicited inquiry, proposal or offer for such a transaction or obtains information that any such inquiry, proposal or offer is likely to be made, Seller will (i) promptly provide Buyer with written notice thereof, including the identity of the prospective purchaser or soliciting party, (ii) furnish Buyer with a copy of any proposed response to such purchaser or soliciting party prior to delivery thereof and (iii) respond to such inquiry, proposal or offer by indicating, in substance and effect, that Seller is a party to a binding agreement and referencing its obligations under this Section 5.5.

5.6        Best Efforts.   Between the date of this Agreement through the earlier of the Closing Date or the valid termination of this Agreement in accordance with Article X, each of the parties hereto shall use its Best Efforts to cause the conditions in Sections 6.1 and 6.2 to be satisfied.

5.7        Payment of Liabilities.   Between the date of this Agreement and the Closing Date, Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations related to or incurred in connection with the Purchased Business (other than Excluded Liabilities). The parties acknowledge that it may not be practicable to comply or attempt to comply with the procedures of any bulk sales laws or similar law of any or all of the states in which the Purchased Assets are situated or of any other state which may be asserted to be applicable to the Transactions. The parties hereby agree to waive compliance with any such laws.

5.8        Preparation of Additional Purchased Business Financial Statements.   In connection with the consummation of the Transactions, Seller shall prepare and deliver to Buyer, and shall take such steps as may be reasonably requested by Buyer to obtain the assistance of Seller’s independent accountants, Grant Thornton LLP, in the preparation of, an unaudited balance sheet of the Purchased Business as of March 31, 2007 and the related unaudited statements of operations and cash flows for the fiscal quarter then ended. From the date of this Agreement through the earlier of the Closing Date or the valid termination of this Agreement in accordance with Article X, Seller shall prepare and deliver to Buyer, and shall take such steps as may be reasonably requested by Buyer to obtain the assistance of Grant Thornton LLP in the preparation of, unaudited balance sheets of the Purchased Business as of the last day of each fiscal quarter and the related unaudited statements of operations and cash flows for such quarterly period and the year-to-date period then ended.

5.9        Proxy Statement.

(a)        Promptly following the date of this Agreement, Seller shall, and shall use Best Efforts to cause its Representatives and Affiliates to: (i) furnish to Buyer and its Representatives all of the information regarding Seller, the Purchased Business, the Purchased Assets and the Assumed Liabilities (such information, the “Seller Disclosure Information”) that Buyer may reasonably request in connection with the preparation of the Proxy Statement and (ii) cooperate with Buyer and its Representatives and Affiliates in the preparation of pro forma financial information required to be included, or reasonably requested by Buyer for inclusion, in the Proxy Statement. As promptly as reasonably practicable after Buyer’s receipt from Seller of all Seller Disclosure Information, Buyer shall prepare and cause the Proxy Statement to be filed with the SEC. Buyer shall use Best Efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC.

(b)        Buyer shall promptly: (i) notify Seller upon the receipt of any comments or requests for additional information from the SEC relating to the Proxy Statements; (ii) promptly respond to any such comments or requests for additional information following the receipt of any such comments or requests; and (iii) provide Seller with copies of correspondence between Buyer and its Representatives, on the one hand, and the SEC and its staff, on the other hand, with respect to the Proxy Statement. Seller shall promptly furnish to Buyer any Seller Disclosure Information reasonably requested by Buyer in connection with its response to any such comments.

(c)        Prior to the filing or mailing of the Proxy Statement, or responding to any comments or requests for information from the SEC, Buyer shall provide Seller with the opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings.

(d)        If at any time prior to the Buyer Stockholders’ Meeting any event shall occur, or fact or information shall be discovered by Buyer, that is required to be set forth in an amendment of or a supplement to the Proxy Statement, Buyer shall, in accordance with the procedures set forth in this Section 5.9, prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and cause such amendment or supplement to be distributed to the stockholders of Buyer if and to the extent required by any Legal Requirement. Seller agrees to furnish to Buyer all information concerning Seller and its Affiliates as may be reasonably requested in connection with the foregoing. If any event relating to any of Seller Disclosure Information occurs, or if Seller becomes aware of any Seller Disclosure Information, that should be disclosed in an amendment or supplement to the Proxy Statement, then Seller shall promptly inform Buyer thereof and shall cooperate with Buyer in filing such amendment or supplement with the SEC.

(e)        Buyer shall cause the Proxy Statement to be mailed to Buyer’s stockholders as promptly as reasonably practicable after the SEC notifies Buyer that it has no further comments on the preliminary Proxy Statement.

5.10     Buyer Stockholders’ Meeting.

(a)        Buyer shall take all action necessary to call, give notice of and hold a meeting of Buyer’s stockholders to approve the Transactions (the “Buyer Stockholders’ Meeting”). The Buyer Stockholders’ Meeting will be held as promptly as reasonably practicable after the date on which the Proxy Statement is mailed to the stockholders of Buyer, consistent with applicable Legal Requirements.

(b)        Subject to Section 5.10(c): (i) the Proxy Statement shall include a statement to the effect that the Buyer Board recommends that Buyer’s stockholders vote to approve the Transactions (such recommendation, the “Buyer Board Recommendation”); (ii) the Buyer Board Recommendation shall not be withdrawn or adversely modified, and (iii) no resolution by the Buyer Board or any committee thereof to withdraw or adversely modify the Buyer Board Recommendation shall be adopted or proposed. Buyer shall use Best Efforts to obtain the Required Buyer Stockholder Approval; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, nothing shall in any way limit the right of Buyer and the Buyer Board to comply with their obligations under the Exchange Act or other applicable Legal Requirements.

(c)        Notwithstanding anything to the contrary contained in Section 5.10(b), at any time prior to obtaining the Required Buyer Stockholder Approval, the Buyer Board Recommendation may be withdrawn or adversely modified, if the fairness opinion or the valuation opinion obtained by Buyer in connection with the Transactions (the “Buyer Fairness Opinion”) is rescinded, withdrawn or adversely modified

5.11     Employee Matters.

(a)        After the date hereof and prior to the Closing Date, Buyer shall extend offers of employment to each Purchased Business Employee listed on Schedule 5.11(a), effective from the Closing Date (all such employees who accept Buyer’s offer of employment are referred to as the “Transferring Employees”). Such offers shall provide for no less than twelve (12) calendar months of employment with Buyer following the Closing Date, and while so employed, Buyer shall continue to provide, all of the Transferring Employees with (i) base salary, bonus and commission structures which are no less favorable than that which they received from Seller immediately prior to the Closing Date, and (ii) a 401(k) matching plan with terms and conditions (including matching contributions) at least as favorable as Seller’s current plan; and (iii) other employee benefits no less favorable in costs, quality and substance, on an aggregate basis, to that which they received from Seller immediately prior to the Closing Date. In addition, Buyer shall provide the Transferring Employees and their beneficiaries with immediate participation in a group health plan and shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Transferring Employees under any such plan and (ii) provide each Transferring Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Buyer welfare plans that Transferring Employees are eligible to participate in after the Closing Date. On and after the Closing, Buyer and any employee benefit plans maintained by Buyer or its affiliates in which Transferring Employees participate shall recognize the service of such Transferring Employees with the Seller for purposes of determining entitlement to vacation and vacation pay (prorated for a partial year) and for purposes of vesting and eligibility under any employee benefit plan, but not for purposes of benefit accrual under any “employee pension benefit plan” as defined in Section 3(2) of ERISA. Seller shall terminate the employment of all Transferring Employees immediately prior to the Closing and shall cooperate with and use their Best Efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment.

(b)        Seller shall be liable for, and upon termination of each Transferring Employee’s employment with Seller immediately prior to Closing shall pay to such Transferring Employee, an amount equal to (i) the vacation benefits accrued by such Transferring Employee through the day immediately prior to the Closing Date and (ii) all previously unreimbursed expenses incurred by such Transferring Employee at any time prior to the Closing Date.

(c)        Seller shall comply with the requirements of the WARN Act or any similar state or local law with respect to any “plant closing” or “mass layoff,” as those terms (or similar terms) are defined in the WARN Act or such other applicable state or local law, which may result from the termination of employment of any of Seller’s employees in connection with the Transactions through the Closing Date. Without limiting the generality of Section 1.3(a), Buyer shall not assume any Seller Plan, any Liability arising in connection with any Seller Plan or any liability arising in connection with the service relationship between Seller, on the one hand, and any Purchased Business Employee or any consultant or other service provider of Seller, on the other hand, which Liabilities shall remain the sole obligation of Seller. To the extent that any Transferring Employee becomes entitled to any severance, termination or other payment or benefit in connection with a termination of employment by Seller, as contemplated by Section 5.11(a) or otherwise, any such payment or benefit shall be and remain solely the obligation of Seller, and Buyer shall not assume or incur any liability in connection with any such termination of employment.

(d)        Seller and its ERISA Affiliates shall comply, if applicable, with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) with respect to any Purchased Business Employee who is covered under any Group Health Plan maintained by Seller or its ERISA Affiliates as of the Closing Date or whose “qualifying event” within the meaning of Section 4980B(f) of the Code, occurs on or prior to the Closing Date, whether pursuant to the provisions of COBRA or otherwise.

(e)        No provision of this Agreement shall create any third party beneficiary rights in any Transferring Employee, any beneficiary or dependents thereof with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Transferring Employee by Buyer or under any benefit plan which Buyer may maintain. No provision of this Agreement shall confer upon any Transferring Employee any right with respect to continued employment with Buyer or any of its affiliates, nor shall anything herein interfere with the right of Buyer to terminate the employment of any Transferring Employee at any time, with or without cause, nor, except as provided otherwise in Section 5.11(a), restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of employment, compensation and/or employee benefits provided to Transferring Employees.

5.12     Delivery and Objections to Title and Survey.

(a)        As soon as reasonably practicable, but in no event later than ten (10) days after the date hereof, Seller shall request the Title Company to deliver to Buyer for each of the Owned Real Properties, (i) a current preliminary title report issued by the Title Company; and (ii) legible copies of all documents referred to in each preliminary title report. Buyer shall have the right (but not the obligation) to obtain, at Buyer’s sole cost and expense, and approve, a new or updated ALTA survey of each of the Owned Real Properties to be prepared by a licensed surveyor or engineer hired by Buyer (the “Surveys”). If Buyer elects to obtain any such Surveys, then Buyer will cause such Surveys to be completed within forty (40) days after the date hereof. The documents referred to in (i)—(ii) of this Section 5.12(a) are collectively referred to as the “Title Documents.”

(b)        Buyer shall have the right to review the Title Documents and otherwise examine the condition of the title to each of the Owned Real Properties during the period which is twenty (20) days following the later of the date on which (i) the last of the Title Documents have been delivered to Buyer, or (ii) Buyer has received the last of the updated or new Surveys, as the case may be (hereinafter referred to as the “Title Inspection Period”).

(c)        During the Title Inspection Period, Seller shall request the Title Company to deliver to Buyer an ALTA “extended coverage” supplemental report or reports for each of the Owned Real Properties covered by the Surveys; provided Buyer shall pay any additional expense therefor and satisfy any other Title Company requirements for the issuance thereof.

(d)        Subject to Section 5.12(e), Buyer shall notify Seller in writing (the “Title Notice”) prior to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Buyer. If Buyer fails to notify Seller in writing of any exceptions to title for any of the Owned Real Properties by the expiration of the Title Inspection Period, then Buyer shall be deemed to have approved the condition of title for such Owned Real Property. If Buyer notifies Seller in writing that Buyer objects to any exceptions to title, then Seller shall have five (5) days after receipt of the Title Notice to notify Buyer in writing (i) that, as a condition to Closing in favor of Buyer, but not as a covenant of Seller, Seller will remove such objectionable exceptions from title on or before the Closing; or (ii) that Seller elects not to cause such exceptions to be removed. Seller may elect either action referred to in subparagraph (i) or (ii) above in its sole and absolute discretion. If Seller fails to notify Buyer in writing of its election within said five (5) day period, Seller shall be deemed to have elected not to cure such exception. The procurement by Seller of a commitment for the issuance of the Title Policy or endorsements thereto for each of the Owned Real Properties satisfactory to Buyer and insuring Buyer against any title exception which was disapproved pursuant to this Section 5.12(d) shall be deemed a cure by Seller of such disapproval. If Seller gives Buyer notice under clause (ii) above, or fails to notify Buyer in writing of its election within said five (5) day period, then Buyer shall have five (5) days within which to notify Seller in writing that Buyer will either (x) proceed with the purchase and take title to the Owned Real Property, subject to such uncured exceptions and without waiving any right of Buyer to seek indemnification for Seller’s breach of any of its representations or warranties set forth in Section 3.6 or elsewhere in this Agreement in accordance with the provisions of Article VII or (y) terminate this Agreement in accordance with the provisions of Article X. If Buyer fails to notify Seller in writing of its election within said five (5) day period, then Buyer shall be deemed to have elected to proceed with the purchase and take title to the Owned Real Property, subject to such uncured exceptions and without waiving any right of Buyer to seek indemnification for Seller’s breach of any of its representations or warranties set forth in Section 3.6 or elsewhere in this Agreement in accordance with the provisions of Article VII.

(e)        Whether or not Buyer objects, in accordance with Section 5.12(d), to any title exception consisting of a mortgage lien or any other Encumbrance which affects any of the Owned Real Properties and that may be removed solely by the payment of a liquidated sum of money (and the execution and/or recordation of an appropriate lien release document), including without limitation any liens for unpaid Taxes then due and payable, Seller shall be obligated and hereby covenants to satisfy and remove of record or cure, as the case may be, each of such Encumbrances on or before the Closing Date. Seller may use all or any portion of the Aggregate Purchase Price to effect such cure at the Closing. If Seller fails to remove any such Encumbrance prior to Closing, then Buyer may apply such portion of the Aggregate Purchase Price as is necessary to cause the removal of such Encumbrance prior to Closing, in which case the proceeds of the Aggregate Purchase Price to be otherwise distributed to Seller upon Closing shall be reduced by the amount so applied.

5.13     Pre-Closing “Gap” Title Defects.   Buyer may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title (a) raised by the Title Company between the expiration of the Title Inspection Period and the Closing and (b) not disclosed by the Title Company or otherwise known to Buyer prior to the expiration of the Title Inspection Period. Buyer must notify Seller of such objection to title within five (5) days of being made aware of the existence of such exception. If Buyer sends a Gap Notice to Seller, then Buyer and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 5.12.

5.14     Conveyance of Title.   At Closing Seller shall convey and transfer to Buyer the Owned Real Properties, by execution and delivery of a Deed and such other conveyance documentation as may be required to effectuate such conveyance and transfer (collectively, the “Real Property Conveyance Documents”). The form and substance of the Real Property Conveyance Documents and the sharing of recording fees, escrow fees, title insurance, and Transfer Taxes, if any, for each Owned Real Property shall be in accordance with the local custom and practice for the jurisdiction where such Owned Real Property is located. Within thirty (30) days after the date of this Agreement, Buyer shall submit for Seller’s approval the Real Property Conveyance Documents, which approval shall not be unreasonably withheld. If Buyer and Seller are unable to agree upon the form and substance of any Real Property Conveyance Document within six (6) Business Days after the date Seller receives such Real Property Conveyance Document from Buyer, then either party may submit such matter for resolution through Expedited Arbitration. The Title Policy issued by the Title Company shall evidence delivery of title to each Owned Real Property.

5.15     Environmental Assessments.   Buyer shall have the right (but not the obligation) to obtain, at Buyer’s sole cost and expense, and approve, a new Phase 1 environmental assessment for each of the Owned Real Properties and Leased Real Properties (the “Phase 1 Reports”). If Buyer elects to obtain any such Phase 1 Reports, then Buyer will cause such Phase 1 Reports to be prepared and delivered to Buyer within sixty (60) days after the date hereof. Within ten (10) Business Days following receipt of each such Phase 1 Report, Buyer shall have the option to either (x) proceed with the purchase and take title to the Owned Real Property or Leased Real Property (as the case may be) to which the Phase 1 Report relates, subject to the matters disclosed therein and without waiving any right of Buyer to seek indemnification for Seller’s breach of any of its representations or warranties set forth in Section 3.14 or elsewhere in this Agreement in accordance with the provisions of Article VII, or (y) terminate this Agreement in accordance with the provisions of Article X. If Buyer fails to notify Seller in writing of its election within such ten (10) Business Day period, then Buyer shall be deemed to have elected to proceed with the purchase and take title to such Owned Real Property or Leased Real Property (as the case may be), subject to the matters disclosed in such Phase 1 Report and without waiving any right of Buyer to seek indemnification for Seller’s breach of any of its representations or warranties set forth in Section 3.14 or elsewhere in this Agreement in accordance with the provisions of Article VII.

5.16     Transition Services Agreement.   Concurrently with the Closing, Buyer and Seller shall enter into an agreement on terms and conditions mutually acceptable to Buyer and Seller (the “Transition Services Agreement”), pursuant to which Seller shall provide Buyer with, and Buyer shall reimburse Seller for its reasonable, out-of-pocket costs and expenses in connection with the provision of, the following services for a mutually agreed upon transition period: (a) human resources and similar types of employee administrative services with respect to Transferring Employees, (b) integration services with respect to Buyer’s information technology and systems and associated computer programs, products, equipments and services, (c) solely to the extent that the Closing shall occur on or before the final National Event of the 2007 NHRA Racing Season, Support Services (as defined in the Operational Support Agreement) and Sanctioning Services (as defined in the Sanctioning Agreement), in the manner that such services are contemplated to be performed pursuant to the terms of the Operational Support Agreement and the Sanctioning Agreement, respectively, for the remaining National Events in the 2007 NHRA Racing Season and (d) such other transitional and integration services as may be set forth therein. If Buyer and Seller are unable to agree upon the form and substance of the Transition Services Agreement prior to the Closing, the Closing shall not be delayed solely for this reason and such dispute shall be submitted for arbitration. For the period between the Closing and the Arbitrator’s decision, each party shall in good faith exercise their Best Efforts to provide the transition services described in this Section 5.16 at cost so that neither the Purchased Business nor the Retained Business is adversely affected in any material respects pending the decision of the Arbitrator.

5.17     Cooperation with respect to Insurance Obligations.   From the date of this Agreement through the Closing Date, Buyer and Seller shall cooperate in good faith to enter into insurance arrangements on terms and conditions mutually acceptable to Buyer and Seller (including, without limitation, joint insurance policies entered into by Buyer and Seller) with respect to the Retained Business and the Purchased Business and the performance by Buyer and Seller of their respective obligations under the

Ongoing Business Agreements (such arrangement, “Mutual Insurance”). In the event that Buyer and Seller are unable to obtain Mutual Insurance, at Closing, and as a condition thereof, Seller and Buyer shall obtain, at the respective party’s sole cost and expense, insurances policies or other forms of insurance evidencing insurance coverage of the types and in the amounts listed in Schedule 5.17(a), in the case of Seller, and Schedule 5.17(b), in the case of Buyer, each of which policies and coverages shall name the other party as an additional insured. In the event that Buyer and/or Seller is unable to obtain such coverage, at Closing, and as a condition thereof, Buyer and/or Seller shall have obtained such other equivalent arrangements as shall be reasonably satisfactory to the other party.

5.18     2006 Audited Historical Financial Statements.   Seller shall use Best Efforts to deliver, or cause to be delivered, to Buyer as promptly as practicable following the sixtieth (60th) day after the date of this Agreement (or such earlier date as they may become available), and in no event later than thirty (30) days prior to the Closing Date, the consolidated audited statements of financial position of Seller as of December 31, 2006 and the related audited statements of activities and cash flows for the fiscal year then ended, which financial statements will fairly present in all material respects the consolidated financial position of Seller as of such date and the consolidated changes in net assets and consolidated cash flows for such fiscal year.

5.19     Interim Repairs.   Prior to the Closing, Seller shall, at Seller’s sole cost and expense, take all steps reasonably necessary to complete, or cause to be completed, the maintenance and repairs set forth on Schedule 5.19 with respect to the Racetracks and Headquarters Building.

ARTICLE VI.
CONDITIONS TO CLOSING

6.1        Conditions to Obligations of Buyer.   The obligation of Buyer to consummate the Transactions and to take the other actions to be taken by Buyer at the Closing is subject to the satisfaction at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Buyer subject to the provisions of Section 11.5):

(a)        Representations and Warranties.   The representations and warranties of Seller set forth in this Agreement shall have been true and correct in all material respects (except for such representations and warranties as are qualified by materiality, which representations and warranties shall be true and correct in all respects), as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made as of an earlier date which need only be true and correct in all material respects or true and correct, as the case may be, as of such earlier date, and except as Buyer may otherwise have consented in writing), and Buyer shall have received a certificate, dated as of the Closing Date, signed by an authorized officer of Seller certifying to that effect.

(b)        Covenants.   Seller shall have performed in all material respects all obligations required to be performed by Seller under this Agreement (including without limitation under Sections 2.3 and 8.5) and any applicable Ancillary Agreement at or prior to the Closing Date, and Buyer shall have received a certificate, dated as of the Closing Date, signed by an authorized officer of Seller to that effect.

(c)        Litigation.

(i)         Governmental Prohibition.   No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered a Legal Requirement (whether temporary, preliminary or permanent) that is in effect at the time of Closing, which restrains, enjoins or otherwise prohibits the consummation of the sale of the Purchased Assets (each, a “Governmental Prohibition”).

(ii)       Other Litigation.   (i) No Governmental Entity shall have instituted any action, litigation or suit that seeks a Governmental Prohibition (a “Governmental Challenge”) or have made a Material Adverse Governmental Determination, and (ii) no other Person shall have instituted any action, litigation or suit (whether civil, criminal or administrative) before any Governmental Entity (x) which seeks to prohibit the consummation of, or challenges the validity or legality of, the sale of the Purchased Assets and (y) which Buyer has determined in good faith, based upon the advice of counsel, has a reasonable basis for success.

(d)        Antitrust Approvals; Consents; Government Approvals.

(i)         The Antitrust Approvals shall have been made, or applicable mandatory waiting periods shall have expired, as the case may be.

(ii)       All Material Consents listed in Schedule 3.2(c) shall have been obtained and all Shared Contracts shall have been apportioned pursuant to Section 5.3(c).

(e)        Required Buyer Stockholder Approval.   The Required Buyer Stockholder Approval shall have been obtained.

(f)         Buyer Fairness Opinion.   The Buyer Board shall have received the Buyer Fairness Opinion, and such Buyer Fairness Opinion shall not have been rescinded, withdrawn or adversely modified by the financial advisor(s) providing such Buyer Fairness Opinion (other than any rescission, withdrawal or modification resulting or arising, directly or indirectly, from (i) any intentional failure by Buyer to provide to such financial advisor(s) any material, written information received from Seller, or (ii) willful misrepresentation on the part of Buyer or any of its Representatives in connection with the preparation and issuance of such Buyer Fairness Opinion).

(g)        Ancillary Agreements.   Seller shall have entered into and delivered to Buyer each Ancillary Agreement to which it is a party.

(h)        Key Executive Agreements.   No Key Executive Agreement to which Buyer is a party shall have been terminated by any other party thereto, and no other party to any such Key Executive Agreement shall be in default of its obligations thereunder.

(i)         No Seller Material Adverse Change.   From the date of this Agreement through the Closing, there shall not have been a Seller Material Adverse Change.

(j)         Insurance Coverage.   If the parties are unable to obtain Mutual Insurance prior to the Closing in accordance with the provisions of Section 5.17, then Seller shall have obtained, at its sole cost and expense, insurances policies or other forms of insurance evidencing insurance coverage of the types and in the amounts listed in Schedule 5.17(a) or, if such coverage is not obtained, then Seller shall have obtained such other equivalent arrangements as shall be reasonably satisfactory to Buyer.

6.2        Conditions to Obligations of Seller.   The obligation of Seller to consummate the Transactions and to take the other actions to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Seller subject to the provisions of Section 11.5):

(a)        Representations and Warranties.   The representations and warranties of Buyer set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects (except for such representations and warranties as are qualified by materiality, which representations and warranties shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date (other than such representations and warranties that are expressly made as of an earlier date which need only be true and correct in all material respects or true and correct, as the case may be, as of such earlier date, and except as Seller may otherwise have consented to in writing), and Seller shall have received a certificate, dated as of the Closing Date, signed by an authorized officer of Buyer to such effect.

(b)        Covenants.   Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement (including without limitation under Section 2.2) at or prior to the Closing Date, and Seller shall have received a certificate, dated as of the Closing Date, signed by an authorized officer of Buyer to such effect.

(c)        Litigation.

(i)         Governmental Prohibition.   No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Governmental Prohibition.

(ii)       Other Litigation.   (i) No Governmental Entity shall have instituted any Governmental Challenge or have made a Material Adverse Governmental Determination, and (ii) no other Person shall have instituted any action, litigation or suit (whether civil, criminal or administrative) before any Governmental Entity (x) which seeks to prohibit the consummation of, or challenges the validity or legality of, the sale of the Purchased Assets and (y) which Seller has determined in good faith, based upon the advice of counsel, has a reasonable basis for success (such action, litigation or lawsuit, a “Non-Frivolous Seller Claim”).

(iii)      Buyer Indemnification.   Notwithstanding anything else contained herein:

(1)        the conditions set forth in this Section 6.2(c) shall be deemed satisfied with respect to any Governmental Challenge or Material Adverse Governmental Determination to the extent that Buyer has agreed in writing (x) to assume, at its sole cost and expense, the defense of such Governmental Challenge or Material Adverse Governmental Determination and (y) to indemnify, defend and hold harmless Seller and all Seller Indemnified Parties from and against any and all Damages incurred in connection with, arising out of or resulting from such Governmental Challenge or Material Adverse Governmental Determination; provided, however, that, in the event that Seller’s prospective Damages are reasonably likely to consist of either criminal sanctions and/or the loss of Seller’s tax-exempt status, (x) Buyer’s indemnification pursuant to this clause (iii) shall be presumed to be ineffective and (y) the conditions set forth in clause (ii) of this Section 6.2(c) shall continue to apply; provided, further, that Buyer shall in any event have the right to seek a declaratory judgment with respect to any such Governmental Challenge or Material Adverse Determination;

(2)        the conditions set forth in this Section 6.2(c) shall be deemed satisfied with respect to any Non-Frivolous Seller Claim to the extent that Buyer has agreed in writing (x) to assume, at its sole cost and expense, the defense of such Non-Frivolous Seller Claim and (y) to indemnify, defend and hold harmless Seller and all Seller Indemnified Parties from and against any and all Damages incurred in connection with, arising out of or resulting from such Non-Frivolous Seller Claim; and

(3)        Buyer shall have the right to cease its defense of any Governmental Challenge, Material Adverse Governmental Determination or Non-Frivolous Seller Claim (as the case may be) following written notice to Seller at any time prior to the Closing, in which case the conditions set forth in clause (ii) of this Section 6.2(c) shall continue to apply; provided, however, that any cessation by Buyer of such defense shall not relieve Buyer of its indemnification obligations to Seller and all Seller Indemnified Parties for any Damages arising prior to the date on which Buyer ceased the defense of such Governmental Challenge, Material Adverse Governmental Determination or Non-Frivolous Seller Claim.

(d)        Antitrust Approvals; Consents; Government Approvals.

(i)         The Antitrust Approvals shall have been made, or applicable mandatory waiting periods shall have expired, as the case may be.

(ii)       All Material Consents listed in Schedule 3.2(c) shall have been obtained and all Shared Contracts shall have been apportioned pursuant to Section 5.3(c).

(e)        Seller Fairness Opinion.

(i)         The Seller Board shall have received the Seller Fairness Opinion, and such Seller Fairness Opinion shall not have been rescinded, withdrawn or adversely modified by the financial advisor(s) providing such Seller Fairness Opinion (other than any rescission, withdrawal or modification resulting or arising, directly or indirectly, from any intentional failure to provide information or willful misrepresentation on the part of Seller or any of its Representatives in connection with the preparation and issuance of such Fairness Opinion).

(ii)       Solely to the extent that (x) not less than nine (9) months have elapsed since the date of this Agreement and (y) there has been a material, positive change in the results of operations of the Purchased Business, as operated by Seller and without regard to (x) any event or circumstance conditioned upon, or attributable to, the expected consummation of the transactions contemplated hereby or (y) any efforts undertaken by Buyer or any of its Affiliates or Representatives with respect to the Purchased Business), the Seller Board shall have received a written bring-down of the Seller Fairness Opinion from the financial advisor(s) providing the Seller Fairness Opinion, stating that the terms and conditions of this Agreement and the transactions contemplated hereby are fair, as of the date of such written bring-down, to Seller from a financial point of view.

(f)         Ancillary Agreements.   Buyer shall have entered into and delivered to Seller each Ancillary Agreement to which it is a party.

(g)        No Buyer Material Adverse Change.   From the date of this Agreement through the Closing, there shall not have been a Buyer Material Adverse Change.

(h)        Insurance Coverage.   If the parties are unable to obtain Mutual Insurance prior to the Closing in accordance with the provisions of Section 5.17, then Buyer shall have obtained, at its sole cost and expense, insurances policies or other forms of insurance evidencing insurance coverage of the types and in the amounts listed in Schedule 5.17(b) or, if such coverage is not obtained, then Buyer shall have obtained such other equivalent arrangements as shall be reasonably satisfactory to Seller.

ARTICLE VII.
INDEMNIFICATION; REMEDIES

7.1        Survival of Representations, Etc Survival.

(a)        The representations and warranties of Seller and Buyer contained herein shall survive until the second (2nd) anniversary of the Closing Date; provided, however, that the representations and warranties contained in Section 3.8 (Taxes) and Section 3.14 (Environmental Matters) shall survive until the later of such date or sixty (60) days after the expiration of the statutes of limitations applicable to claims of third-parties or Governmental Entities regarding such matters arising in or related to periods prior to Closing (giving effect to any waiver or extension of such statutes of limitations) and that the representations and warranties contained in Section 3.2 and Section 4.2 (Authority; No Conflict) shall survive the Closing indefinitely.

(b)        Investigation; Waiver.   The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, agreements and obligations herein will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, agreement or obligation. No waiver of any condition based on the inaccuracy of any representation or warranty, or on the non-performance of or non-compliance with any covenant, agreement or obligation, will affect in any way a party’s right to indemnification, payment of Damages, or other remedies based on such representations, warranties, covenants, agreements and obligations. Without limiting the generality of the foregoing and notwithstanding anything to the contrary set forth herein, Seller shall be liable to the Seller Indemnified Parties for any Damages arising from a breach of any representation, warranty, covenant or agreement of Seller, whether or not known by or waived by Buyer prior to Closing.

7.2        Indemnification.

(a)        By Seller.   From and after the Closing, Seller shall indemnify, defend and hold harmless Buyer and its Affiliates, Subsidiaries and Representatives (collectively, the “Seller Indemnified Parties”), from and against any and all costs, losses, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands or expenses (whether or not arising out of thirty party claims), including without limitation interest, penalties, reasonable legal fees of outside counsel and all reasonable amounts paid in investigation or defense, and all amounts paid in settlement, of any of the foregoing (collectively, “Damages”) incurred in connection with, arising out of or resulting from:

(i)         any breach of any representation or warranty made by Seller in this Agreement;

(ii)       any breach of any covenant or agreement made by Seller in this Agreement;

(iii)      any Excluded Liability; and

(iv)       any claim by any Person for brokerage or finder’s fees or commissions or similar payments based on any agreement or understanding alleged to have been made by such Person with either Seller or any of its Affiliates (or any Person acting (or purportedly acting) on behalf of any such Person) in connection with the Transactions.

(b)        By Buyer.   From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller and its Affiliates and Representatives (the “Buyer Indemnified Parties”) from and against any and all Damages incurred in connection with, arising out of, resulting from:

(i)         any breach of any representation or warranty made by Buyer in this Agreement;

(ii)       any breach of any covenant or agreement made by Buyer in this Agreement;

(iii)      any Assumed Liability; and

(iv)       any claim by any Person for brokerage or finder’s fees or commissions or similar payments based on any agreement or understanding alleged to have been made by such Person with either Buyer or any of its Affiliates (or any Person acting (or purportedly acting) on behalf of any such Person) in connection with the Transactions.

(c)        The term “Damages” as used in this Section 7.2 is not limited to matters asserted by third parties against any indemnified party, but includes Damages incurred or sustained by an indemnified party in the absence of third-party claims and expenses of pursuing any claims.

(d)        Notice of Claims.   If a claim for Damages (a “Claim”) is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, give written notice (a “Claim Notice”) to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 7.2.

(e)        Defense of Third-party Claims.

(i)         If any lawsuit or enforcement action is filed by a third party against any party entitled to the benefit of indemnity hereunder with respect thereto, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party has been damaged by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party is obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it elects to do so, at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage legal counsel of its own choice, but, in any event, reasonably acceptable to the indemnified party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party’s cost, risk and expense, to separate counsel of its own choosing. The indemnifying party shall not, without the written consent of the indemnified party, which shall not be unreasonably withheld, conditioned or delayed, (i) settle or compromise any Claim or consent to the entry of any judgment which does not include an unconditional written release by the claimant or plaintiff of the indemnified party from all Liability in respect of such Claim, (ii) settle or compromise any Claim if the settlement imposes equitable remedies or material obligations on the indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder or (iii) settle or compromise any Claim if such settlement or compromise would affect the Tax position or Tax liability of the indemnified party for any Post-Closing Tax Period. No Claim which is being defended in good faith by the indemnifying party in accordance with the terms of this Agreement shall be settled or compromised by the indemnified party without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(ii)       If the indemnifying party fails to assume the defense of such lawsuit or action within thirty (30) calendar days after receipt of the Claim Notice, the indemnified party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. If the indemnified party settles or compromises such lawsuit or action without the prior written consent of the indemnifying party, the indemnifying party will bear no Liability hereunder for or with respect to such lawsuit or action unless the indemnifying party unreasonably withheld consent.

(iii)      In the event either party assumes the defense of a particular lawsuit or action in the manner contemplated above, the party assuming such defense will keep the other party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 7.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

(f)         Exclusivity.   Subject to the limitations contained in Section 11.17 and elsewhere in this Agreement, the indemnification provided in this Article VII shall be the sole and exclusive remedy of any Seller Indemnified Party or Buyer Indemnified Party in respect of matters addressed in Sections 7.2(a) and (b), respectively. Subject to the limitations set forth in Section 11.17 and elsewhere in this Agreement, the indemnification provisions of this Article VII shall govern all claims by the parties for breaches of this Agreement except with respect to breaches based upon common law fraud or intentional misrepresentation, as to which the parties shall have, in addition to the indemnification provisions of this Article VII, all of their rights and remedies at law.

(g)        Limitation on Indemnity/Commitments.

(i)         The indemnification obligations of Seller with respect to any breach of any representation or warranty pursuant to Section 7.2(a)(i) shall be limited to Claims made on or prior to the last date of survival thereof referred to in Section 7.1. The indemnification obligations of Seller with respect to any other bases for indemnification obligations of Seller pursuant to clauses (ii), (iii) and (iv) of Section 7.2(a) shall survive until the expiration of the applicable statutes of limitations, subject to the terms of this Agreement.

(ii)       The indemnification obligations of Buyer with respect to any breach of any representation or warranty pursuant to Sections 7.2(b)(i) shall be limited to Claims made on or prior to the last date of survival thereof referred to in Section 7.1. The indemnification obligations of Buyer with respect to any other bases for indemnification obligations of Buyer pursuant to clauses (ii), (iii) and (iv) of Section 7.2(b) shall survive until the expiration of the applicable statutes of limitations, subject to the terms of this Agreement.

(iii)      The Seller Indemnified Parties may not recover Damages from Seller pursuant to Section 7.2(a)(i) until the aggregate amount of Damages relating to such Claims for which the Seller Indemnified Parties, in the aggregate, are seeking indemnification under Section 7.2(a)(i) exceeds an amount equal to Six Hundred Thousand Dollars ($600,000) (the “Threshold”), at which point Seller shall be liable for, and the Seller Indemnified Parties shall be entitled to recover only the Damages in excess of the Threshold; provided, however, that Claims for Damages pursuant to Section 7.2(a)(i) resulting from common law fraud, intentional misrepresentation or a breach of the representations and warranties set forth in Section 3.2 (Authority; No Conflict), Section 3.8 (Taxes), and Section 3.14 (Environmental Matters) shall not be subject to the Threshold, and shall be recoverable from the first dollar. The Seller Indemnified Parties shall have the right to make a Claim under Section 7.2(a)(i) prior to the time the Threshold has been surpassed for the purpose of asserting such Claim within the relevant survival period and any such Claim made within such period shall, to the extent the Threshold ultimately is met, survive until its final resolution. This Section 7.2(g)(ii) shall not apply to Claims for indemnification made pursuant to clauses (ii) or (iii) of Section 7.2(a).

(iv)       The aggregate amount of Damages that may be recovered by the Seller Indemnified Parties pursuant to Section 7.2(a)(i) shall not exceed Fifteen Million Dollars ($15,000,000); provided, however, that this limitation shall not apply to Claims for Damages pursuant to Section 7.2(a)(i) resulting from common law fraud, intentional misrepresentation or a breach of the representations and warranties set forth in Section 3.2 (Authority; No Conflict), Section 3.8 (Taxes), and Section 3.14 (Environmental Matters). This Section 7.2(f)(iii) shall not apply to Claims for indemnification made pursuant to clauses (ii) or (iii) of Section 7.2(a).

(v)        For purposes of (x) determining, from and after the Closing Date, whether Seller has breached any representation or warranty set forth in Article III hereof and (y) calculating the amount of Damages that is subject to indemnification under this Agreement in connection with the breach of any such representation or warranty, the determination of such breach and the calculation of the amount of such Damages (as the case may be) shall be determined without regard to any “material,” “Seller Material Adverse Effect,” “Buyer Material Adverse Effect” or like materiality qualifier set forth in any such representation or warranty.

(vi)       Neither (A) the termination of the representations or warranties contained herein, nor (B) the expiration of the indemnification obligations described above, will affect the rights of a Person in respect of any Claim made by such Person prior to the expiration of the applicable survival period provided herein.

(vii)     To the extent that any Liability that is subject to indemnification under this Agreement is covered by insurance, the amount of any indemnity payment shall be net of the Net Proceeds of any insurance policy paid to the indemnified party with respect to such Liability. For purposes of this Section, “Net Proceeds” shall mean the insurance proceeds actually received, from any insurance source, less any expenses of recovery, deductibles, and/or co-payments. If any amounts are reimbursed under insurance coverage from any insurance source subsequent to indemnification under this Article, the indemnified party shall reimburse the indemnifying party in an amount equal to the amounts subsequently received under insurance coverage (net of the expenses of recovery).

(viii)    Notwithstanding anything herein to the contrary, no breach of any representation, warranty, covenant or agreement contained herein will give rise to any right on the part of Buyer or Seller, after the Closing, to rescind this Agreement or any of the transactions contemplated hereby, and any and such rescission rights are hereby waived.

(ix)       In addition to the limitations set forth in Section 11.17 and elsewhere in this Agreement, in no event shall an indemnifying party be liable for punitive damages sustained or claimed by an indemnified party except to the extent such damages arise from a third-party Claim. An indemnified party shall use reasonable efforts to mitigate any Damages. Damages shall be determined after taking into account any indemnity, contribution or other similar payment received by the indemnified party from any third-party with respect thereto.

7.3        Buyer Trust Account.

(a)        Seller has read a copy of Buyer’s Registration Statement on Form S-1 (SEC File No. 333-130531), as declared effective by the SEC on June 1, 2006 (the “Buyer Prospectus”). Seller understands that Buyer is a special purpose company formed for the sole purpose of consummating a “business combination” and that Buyer has established a trust account at JP Morgan Chase NY Bank (the “Trust Account”), maintained by American Stock & Transfer Company acting as trustee, initially in the amount of $142,575,000 and thereafter increased by any earned and accrued interest thereon and decreased by any applicable state or federal Taxes thereon (collectively, the “Trust Assets”). Seller acknowledges that the Trust Assets are to be held for the benefit of Buyer’s stockholders and either distributed as part of the consummation of a business combination between Buyer and a business entity or entities meeting certain requirements or returned to Buyer’s stockholders. As of March 31, 2007 Buyer owned liquid assets of approximately $1,075,000 outside of the Trust Account which it intends to use for its working capital and other corporate purposes (the “Non-Trust Assets”).

(b)        As consideration for Buyer’s execution of this Agreement, Seller, on its own behalf and on behalf of its Affiliates and Representatives (collectively the “Seller Claimants”) hereby agrees that neither it nor any Seller Claimant will now or at any time in the future have any claim to, or make any claim against, the Trust Assets or any part of them, whether such claim arises as a result of Buyer’s obligations under this Agreement or Buyer’s conduct in negotiating or implementing this Agreement or in any other way that is directly or indirectly related to this Agreement or the Transactions, and regardless of whether such claim arises based on contract or tort or any other theory of Liability (any and all such claims being collectively refereed to hereafter as “Transaction Claims”). Seller, on its behalf and on behalf of the Seller Claimants, hereby waives any right it or they otherwise may have now or hereafter to part or all of the Trust Assets based upon, or related in any way to, any Transaction Claim and agrees that it and their sole recourse for any of Transaction Claim shall be against the Non-Trust Assets unless and until this Agreement is consummated with Seller.

(c)        Notwithstanding anything to the contrary set forth herein, upon the consummation of the Transactions the waiver set forth in Section 7.3(b) shall cease to exist and shall be of no further force and effect, and Seller shall thereafter have full recourse to the Trust Assets, subject to the terms and conditions set forth in this Agreement.

ARTICLE VIII.
CERTAIN TAX MATTERS

8.1        Books & Records; Cooperation.   Buyer, on one hand, and Seller, on the other hand, agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance related to the Purchased Assets and the Purchased Business, including without limitation access to Books and Records in its possession, as is reasonably necessary for the filing of all Tax Returns by Buyer or Seller, the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding related to any Taxes. Each of Buyer, on one hand, and Seller, on the other hand, shall retain all Books and Records with respect to Taxes pertaining to the Purchased Assets and the Purchased Business, (other than Books and Records related solely to Excluded Assets (other than the Intellectual Property Assets therein) or Excluded Liabilities) for a period of at least six (6) years following the Closing Date. Buyer, on one hand, and Seller, on the other hand, shall cooperate fully with the other in the conduct of any audit, litigation or other Proceeding related to Taxes involving the Purchased Assets and the Purchased Business (other than Taxes related solely to Excluded Assets (other than the Intellectual Property Assets therein) or Excluded Liabilities). Buyer, on one hand, and Seller, on the other hand, further agree, upon request, to use their Best Efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transactions).

8.2        Transfer Taxes.   Buyer and/or Seller shall be liable for all sales and use Taxes imposed by any Tax jurisdiction domestic or foreign by reason of the sale of the Purchased Assets pursuant to this Agreement. All Transfer Taxes incurred in connection with the transfer of each Owned Real Property shall be borne by Buyer and/or Seller in accordance with local custom and practice in the jurisdiction where such Owned Real Property is located.

8.3        Allocation of Seller Taxes.

(a)        Seller shall be responsible for and shall promptly pay when due all Taxes levied with respect to the operation of the Purchased Business or ownership of the Purchased Assets for any Pre-Closing Tax Period. All such Taxes levied with respect to the operation of the Purchased Business (other than portions of the Purchased Business related solely to Excluded Assets) or ownership of the Purchased Assets, for any

Straddle Period shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period, as follows:

(i)         in the case of any Taxes other than Taxes based upon or related to income or receipts, the portion allocable to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and

(ii)       in the case of any Tax based upon or related to income or receipts, the portion allocable to the Pre-Closing Tax Period shall be deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Closing Date.

(b)        Upon receipt by Buyer, on the one hand, or Seller, on the other hand, of any bill for such Taxes related to the Purchased Assets, the party receiving such bill shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.3 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within ten (10) days after delivery of such statement. In the event that Buyer or Seller shall make any payment for which it is entitled to reimbursement under this Section 8.3, the applicable party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Notwithstanding the foregoing, none of the Seller Indemnified Parties shall be liable for, and Seller shall indemnify and hold the Seller Indemnified Parties harmless from and against (i) any Taxes of Seller or its predecessors or Affiliates levied with respect to the Purchased Assets attributed to Pre-Closing Tax Periods, or (ii) any other Taxes of Seller or its predecessors or Affiliates for any periods.

8.4        Notices.   Seller shall promptly notify Buyer in writing upon receipt by Seller of notice of any pending or Threatened federal, state, local or foreign Tax audits or assessments related to the income, properties or operations of Seller that reasonably may be expected to relate to the Purchased Assets or the Purchased Business (other than portions of the Purchased Business related solely to Excluded Assets other than the Intellectual Property Assets therein).

8.5        Withholding.   At the Closing, Seller shall deliver to Buyer all necessary forms and certificates complying with applicable Law, in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying that the Transactions are exempt from withholding under Section 1445 of the Code.

8.6        Form W-2s.   Pursuant to Revenue Procedure 2004-53, 2004-2 C.B .320, provided that Seller provide Buyer with all necessary payroll records for the calendar year which includes the Closing Date, Buyer shall furnish a Form W-2 to each employee employed by Buyer who had been employed by Seller disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and Seller shall be relieved of the responsibility for doing so.

ARTICLE IX.
OTHER POST-CLOSING COVENANTS

9.1        Post-Closing Access.   Each party hereto agrees that it will cooperate with and make available to the other party, during normal business hours and upon reasonable notice, (i) all Books and Records, (ii) information related to the Purchased Business and (iii) employees (without substantial disruption of employment), in each case, retained and/or remaining in existence after the Closing which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation legal fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section 9.1 shall be kept confidential by the party obtaining such information, subject to any disclosure that is required to be made by such party in order to comply with applicable Legal Requirements or the rules or regulations of any securities exchange upon which its securities are traded.

9.2        Publicity.   Except (i) as required by Legal Requirement or (ii) in the case of Buyer, for any filings required to be made with the SEC or AMEX or other actions that Buyer in good faith determines to be necessary or appropriate in connection with seeking to obtain the Required Buyer Stockholder Approval (including in connection with the Proxy Statement), without prior written approval of Buyer and Seller, none of Buyer, Seller or their respective Affiliates shall issue any press release or make any public statement regarding this Agreement and the Transactions contemplated hereby other than the fact that Buyer acquired the Purchased Business; provided, however, that nothing set forth in this Section 9.2 shall prohibit the Buyer Board from exercising its fiduciary duties in its communications to the stockholders of Buyer. In the case of announcements, statements, acknowledgments or revelations which either party is required by Legal Requirement to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by Legal Requirement shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably practicable, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. In furtherance of the foregoing, the parties acknowledge and agree that concurrently with the execution of this Agreement, the parties will issue a mutual press release with respect to the transactions contemplated hereby.

9.3        Confidential Information.   Buyer and Seller acknowledge and agree as follows:

(a)        Subject to Section 9.2, the provisions of the Confidentiality Agreement shall continue to be in effect until the Closing, at which time (i) the Confidentiality Agreement shall terminate and be of no further effect and (ii) the conditions set forth in this Section 9.3 shall thereafter apply.

(b)        Seller and Buyer acknowledge that the success of the Purchased Business and the Retained Business after the Closing depends upon the continued preservation of the confidentiality of certain confidential and proprietary information related to Seller, the Purchased Business and the Purchased Assets, and the Retained Business and the Excluded Assets (as the case may be) in each case, including without limitation technical or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information related thereto, together with all analyses, compilations, studies or other documents, records or data possessed by Seller and its Affiliates (“Confidential Information”), that the preservation of the confidentiality of such Confidential Information by Seller, Buyer and their respective

Affiliates is an essential premise of the bargain between Seller and Buyer. Accordingly, Seller and Buyer hereby agree that:

(i)         Seller and its Affiliates will not, and Seller will cause its Affiliates and its Representatives not to, at any time, directly or indirectly, without the prior written consent of Buyer, disclose or use, any Confidential Information involving or relating to the Purchased Business or the Purchased Assets, except (A) for any information that prior to the Closing was primarily used in the Retained Business or (B) to the extent necessary for Seller to operate and conduct the Retained Business and provide the services under the Ancillary Agreements following the Closing;

(ii)       Buyer and its Affiliates will not, and Buyer will cause its Affiliates and its Representatives not to, at any time, directly or indirectly, without the prior written consent of Seller, disclose or use, any Confidential Information involving or relating to the Retained Business or the Excluded Assets, except (A) for any information that prior to the Closing was primarily used in the Purchased Business or (B) to the extent necessary for Buyer to operate and conduct the Purchased Business following the Closing; and

(iii)      Buyer and Seller shall each use Best Efforts to maintain the confidentiality of any Confidential Information involving or relating to the Retained Business or the Excluded Assets, on the one hand, and the Purchased Business or the Purchased Assets, on the other hand, from the employees of the other party due to the close proximity of the location of the employees of Buyer and Seller following the Closing.

For purposes of this Section 9.3, Confidential Information will not include any information: (i) generally available to, or known by, the public (other than as a result of disclosure in violation hereof); (ii) solely with respect to the Confidential Information of Buyer, that becomes available to Seller on a non-confidential basis from a source other than the Buyer or any of its Affiliates or Representatives, provided that the source of such information was not known by Seller, after due inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Buyer or any other Person with respect to such information; or (z) solely with respect to the Confidential Information of Seller, that becomes available to Buyer on a non-confidential basis from a source other than the Seller or any of its Affiliates or Representatives, provided that the source of such information was not known by Buyer, after due inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Seller or any other Person with respect to such information. Each of Seller and Buyer agree that it will be responsible for any breach or violation of the provisions of this Section 9.3(b) by any of its Affiliates or Representatives. Notwithstanding the foregoing, Seller shall owe no duties to Buyer and have no obligation to maintain confidentiality with respect to any information relating solely to the Excluded Assets, the Excluded Liabilities or the Retained Business, and, following the Closing, Buyer shall owe no duties to Seller and have no obligation to maintain confidentiality with respect to any information relating solely to the Purchased Business and the Purchased Assets.

(c)        If Seller, Buyer or any of their respective Representatives or Affiliates is requested or required by Proceeding or Legal Requirement to disclose any Confidential Information, each party shall provide the other with prompt written notice of such request or requirement, which notice shall, if practicable, be at least forty-eight (48) hours prior to making such disclosure, so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, Seller, Buyer or any of their respective Representatives or Affiliates are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then Seller or Buyer may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the Confidential Information in accordance with the provisions of this Section 9.3, whereupon such disclosure shall not constitute a breach of this Agreement.

(d)        Notwithstanding the foregoing nothing set forth in this Section 9.3 shall prohibit Buyer from disclosing any Confidential Information to the extent (i) required by Legal Requirement to be disclosed by Buyer in any filings required to be made with the SEC or AMEX or (ii) that Buyer in good faith determines such disclosure to be necessary in connection with exercising its fiduciary duties in its communications to the stockholders of Buyer.

9.4        Further Assurances.   From and after the Closing Date, Seller and Buyer shall take all further actions consistent with the intent of this Agreement and the Ancillary Agreements necessary (i) to enable Buyer to operate the Purchased Business in substantially the same manner operated prior to the Closing Date, (ii) to enable Seller to continue to operate the Retained Business in the manner contemplated by the Ongoing Business Agreements, and (iii) upon successful completion of Seller’s obligations under the Ancillary Agreements, to enable Buyer to operate the Purchased Business on an independent basis, in each case, assuming due performance by Buyer and Seller of their respective obligations under this Agreement and the Ancillary Agreements. In furtherance of the foregoing, from time to time after the Closing Date, the parties hereto agree to (i) furnish upon request to each other such further assurances, information, documents and instruments of transfer or assignment and (ii) promptly execute, acknowledge, and deliver any such further assurances, documents and instruments of transfer or assignment, in each case that the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Ancillary Agreements, including without limitation to transfer and assign to Buyer those assets of Seller used or held for use in the conduct of the Purchased Business to the extent not otherwise transferred hereby or thereby. As promptly as possible after the Closing Date, Seller shall make any filings and/or give any notices required by applicable Legal Requirements to be made or given by them in order to consummate the Transactions that were not made or given prior to the Closing, shall obtain all other required Consents not obtained prior to the Closing, and shall use their Best Effort to apportion any Shared Contract not apportioned prior to the Closing; provided that neither Buyer nor Seller shall be required to make any payments, commence litigation or agree to any modification to the terms of any Contract in order to obtain any such Consent or apportion any Shared Contract. To the extent that the inclusion within the Purchased Assets of any of (i) Seller’s right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, primarily related to or primarily used in connection with the Purchased Business (but excluding therefrom the Excluded Assets) would have resulted in the cancellation, invalidity or termination of such rights or (ii) the portion of Seller’s right, title and interest in and to all Shared Assets that relates to the Purchased Business to the extent that such portion of the Shared Assets or the benefits thereof would have resulted in the cancellation, invalidity or termination of such Shared Assets, then in each case, if and when such inclusion would no longer result in such cancellation, invalidity or termination, then Seller shall take all actions necessary to effectuate such inclusion and assignment of all of Seller’s right, title and interest therein to Buyer.

9.5        Assigned Accounts Receivable; Quarterly Adjustments.

(a)        At the Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer’s account, all Assigned Accounts Receivable.

(b)        From and after the Closing Date until the first anniversary thereof, Buyer and Seller shall meet quarterly in order to determine whether any payments have been paid or received by Seller with respect to the Assumed Accounts Payable or Assigned Accounts Receivable (as applicable) and whether any payments have been paid or received by Buyer with respect to any Accounts Payable other than the Assumed Accounts Payable or with respect to any Accounts Receivable other than the Assigned Accounts Receivable (as applicable), and Buyer or Seller (as the case may be) shall thereafter promptly make any payments required to be made to the other party in respect of any of the foregoing in order to ensure that the parties have given effect to the assignment and assumption by Buyer of the Assigned Accounts Receivable and the Assumed Accounts Payable and the retention by Seller of the other Accounts Receivable and the other Accounts Payable, hereunder.

9.6        Protection of Goodwill of Purchased Business.   Except as otherwise set forth in the Ongoing Business Agreements, during the Restricted Period, Seller will not, directly or indirectly, in whole or in part, either alone, together or with others, do any of the following within the Restricted Territory: Sponsor or Conduct, or support, aid, help or otherwise assist any third party to Sponsor or Conduct, Professional Drag Racing, except to the extent required to fulfill its obligations to Buyer under the Ongoing Business Agreements.

9.7        Protection of Goodwill of Retained Business.

(a)        Except as otherwise set forth in the Ongoing Business Agreements, during the Restricted Period, Buyer will not, directly or indirectly, in whole or in part, either alone, together or with others, do any of the following:

(i)         Sponsor or Conduct, or support, aid, help or otherwise assist any third party to Sponsor or Conduct, Association Drag Racing within the Restricted Territory, except to the extent required to fulfill its obligations to Seller under the Ongoing Business Agreements.

(ii)       Sponsor or Conduct, or render, support, aid, help or otherwise assist any third party to Sponsor or Conduct or render, within the Territory any of the Sanctioning Services or in any other manner act or hold itself out as a “sanctioning body” for the sport of drag racing.

(b)        Without limiting the generality of the provisions set forth in Section 9.7(a) above and except as otherwise set forth in the Ongoing Business Agreements, during the Restricted Period:

(i)         Buyer shall not, within the Territory, Sponsor or Conduct or permit to be Sponsored or Conducted any NE Association Races and/or any other drag races at a National Event Series and/or at any National Event, unless such drag races satisfy Buyer’s Economic Test and the Sanctioning Requirement; provided, however, that Buyer may continue to Conduct Pro Modified Drag Racing events at Existing National Events in substantially the same manner as Pro Modified Drag Racing was Conducted at Existing National Events during the 2006 Racing Season pursuant to that certain agreement for AMS Pro Mod Exhibition, dated February 21, 2006, between Seller and AMS Staff Leasing; and

(ii)       Buyer shall not, within the Territory, Sponsor or Conduct or permit to be Sponsored or Conducted any NE Association Races or other drag races outside of a National Event Series and/or a National Event which do not satisfy the applicable HDP Economic Test and the Sanctioning Requirement, except in Buyer’s capacity as an owner and/or operator of the Racetracks (or any subsequently acquired racetracks), as and to the same extent available to any other NHRA Member Track owner and/or operator.

(c)        Notwithstanding anything to the contrary set forth in this Section 9.7, Buyer shall have the right to Sponsor and Conduct the activities as contemplated by (i) the definition of “Commercial Exploitation Rights,” as set forth in the Key Definitions Agreement, or (ii) the Ongoing Business Agreements.

9.8        Exhibition and Promotional Drag Racing.   Notwithstanding anything to the contrary set forth in Sections 9.6 and 9.7 above, both Seller and Buyer shall have the right to Conduct any Exhibition or Promotional drag racing activity designed and conducted primarily for marketing, promotion and/or entertainment purposes and not for Competition purposes (e.g. celebrity drag racing, reality drag racing, et cetera) as follows:

(a)        With respect to Exhibitions of Vintage Drag Racing and Nostalgia Drag Racing, (i) Buyer may Conduct such Exhibitions at any event, including, without limitation, any National Event or New Professional Drag Racing Event, so long as the Conduct thereof does not in any way constitute a series); and (ii) Seller may Conduct such Exhibitions at any event other than a National Event or New Professional Drag Racing Event.

(b)        With respect to Top Fuel and/or Fuel Funny Car Exhibition and/or Promotional activities, (A) Buyer may Conduct such at any Buyer event; and (ii) Seller may Conduct such but not at National Events or any New Professional Drag Racing Events. Seller further agrees that it (x) will not Conduct Exhibitions of Top Fuel or Funny Car vehicles in any manner that would constitute a series; and (y) will only Conduct such Exhibitions in conjunction with Association Drag Racing and not as a stand-alone event; and (z) except for the activities described in paragraphs (a), (b) and (c)(iii) of the definition of the term “Association Drag Racing” as set forth in the Key Definitions Agreement, and except in connection with the exercise of its Protected TV Rights (as defined in the Brand License Agreement), Seller will not produce any television program about an Association Drag Racing activity that includes footage of any Top Fuel or Fuel Funny Car Exhibition.

(c)        Except as otherwise set forth in Sections 9.8(a) and (b) above, with respect to all other classes of vehicles, Buyer may Conduct such Exhibition and/or Promotional activities without restriction and Seller may Conduct or such Exhibition and/or Promotional activities at any Association Drag Racing event.

9.9        Equitable Relief.   Each of Buyer and Seller acknowledges that the terms, conditions and restrictions in Sections 9.6, 9.7 and 9.8 above are reasonable and necessary in order to protect and maintain the goodwill, proprietary and other legitimate business interests of the Purchased Business and the Retained Business. Each of Buyer and Seller further agrees that the actual or Threatened breach by Buyer and/or Seller of such covenants would cause immediate, substantial, and irreparable harm to the other party, for which the full extent of resulting injury would be impossible to calculate, and Buyer and/or Seller therefore will not have an adequate remedy at law. Accordingly, each of Buyer and Seller agrees that temporary and permanent injunctive relief would be appropriate remedies against such breach, without bond or security, which is hereby waived by each of Buyer and Seller to the fullest extent permitted by applicable Legal Requirements.

9.10     Special Severability Provisions.   If one or more provisions of Sections 9.6, 9.7, 9.8 or 9.9 are held to be illegal, overly broad, or otherwise unenforceable, it is the intent of the parties to this Agreement that such illegal, overly broad, or otherwise unenforceable portion(s) shall be amended (by blue-penciling or otherwise) or, if blue-penciling or similar procedures are not available, limited or excluded from Sections 9.6, 9.7, 9.8 or 9.9, as applicable and as necessary, so that the remaining provisions of Sections 9.6, 9.7, 9.8 or 9.9, as applicable, shall be enforceable in accordance with their terms.

9.11     Buyer Employee Non-Solicitation.   During the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, neither Seller nor any of its Affiliates shall, directly or indirectly, solicit any employee of Buyer or any Affiliate of Buyer, including any Transferring Employee, to become employed with Seller or any of its Affiliates, or induce or encourage any such employee to leave the employ or terminate or limit his or her business relationship with Buyer or any Affiliate of Buyer.

9.12     Seller Employee Non-Solicitation.   Neither Buyer nor any of its Affiliates shall, directly or indirectly, do any of the following:

(a)        with respect to any employee of Seller or any of its Affiliates who is rendering or participating in the rendering of any services to Buyer or any of its Affiliates under any of the Ongoing Business Agreements (a “Seller Service Employee”), and so long as such Seller Service Employee continues to render or participate in the rendering of services under any of the Ongoing Business Agreement and for the one year period thereafter, solicit any Seller Service Employee to become employed with Buyer or any of its Affiliates, or induce or encourage any such Seller Service Employee to leave the employ or terminate or limit his or her business relationship with Seller or any Affiliate of Seller; and/or

(b)        with respect to any employee of the National Dragster (a “National Dragster Employee”), and at no time after the Closing Date, solicit any National Dragster Employee to become employed with Buyer or any of its Affiliates, or induce or encourage any such National Dragster Employee to leave the employ or terminate or limit his or her business relationship with Seller or any Affiliate of Seller; and/or

(c)        with respect to any other employee of Seller or any of its Affiliates (other than a Seller Service Employee or National Dragster Employee) (an “Other Seller Employee”), and during the period from the Closing Date through the second anniversary of the Closing Date, solicit any Other Seller Employee to become employed with Buyer or any of its Affiliates, or induce or encourage any such Other Seller Employee to leave the employ or terminate or limit his or her business relationship with Seller or any Affiliate of Seller.

ARTICLE X.
TERMINATION

10.1     Termination Events.   This Agreement and the Transactions may, by notice given prior to or at the Closing, be terminated as follows:

(a)        by mutual agreement of Buyer and Seller;

(b)        by Buyer, on the one hand, or Seller, on the other hand, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply with its obligations under this Agreement) on or before the later of (i) December 31, 2007 or (ii) forty (40) days following Buyer’s receipt of notification from the SEC that it has no further comments to the preliminary Proxy Statement; provided that in no event shall such date be later than May 30, 2008 (such later date being referred to herein as the “Outside Date”);

(c)        by either Buyer or Seller if the Buyer Stockholders’ Meeting shall have been held and Buyer’s stockholders shall have taken a final vote on the proposal to approve the Transactions and failed to obtain the Required Buyer Stockholder Approval;

(d)        by Buyer if, prior to the Required Buyer Stockholder Approval having been obtained, Buyer receives a written communication from the financial advisor(s) providing the Buyer Fairness Opinion rescinding, withdrawing or adversely modifying such Buyer Fairness Opinion;

(e)        by Seller if at any time prior to Closing, Seller receives a written communication from the financial advisor(s) providing the Seller Fairness Opinion rescinding, withdrawing or adversely modifying such Seller Fairness Opinion;

(f)         by Seller, on the one hand, or by Buyer, on the other hand, if a material breach of this Agreement has been committed by the other party and such material breach has not been expressly waived in writing;

(g)        (i) by Buyer if satisfaction of any of the conditions in Section 6.1 becomes impossible prior to the Outside Date (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not expressly waived such condition in writing on or before termination of this Agreement; or (ii) by Seller, if satisfaction of any of the conditions in Section 6.2 becomes impossible prior to the Outside Date (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not expressly waived such condition in writing on or before termination of this Agreement;

(h)        by Buyer pursuant to Sections 5.12(d) or 5.15; or

(i)         by either Buyer or Seller if there shall be any law or regulation that makes consummation of the Transactions illegal or otherwise prohibited or if consummation of the Transactions would violate any non-appealable Order of any Governmental Entity having competent jurisdiction.

The party who has committed a material breach referred to in Section 10.1(f) shall be referred to in this Article X as the “Breaching Party.” The party who first gives notice of termination pursuant to this Section 10.1 shall be referred to herein as the “Terminating Party”. The party who receives a notice of termination pursuant to this Section 10.1 (other than as the “Breaching Party” pursuant to Section 10.1(f)) shall be referred to herein as the “Other Party”.

10.2     Effect of Termination.

(a)        If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate; provided, however, that:

(i)         if this Agreement is terminated by Buyer, on the one hand, or Seller, on the other hand, pursuant to Section 10.1(f), the sole and exclusive remedy of the Terminating Party against the Breaching Party (in addition to termination of this Agreement) shall be limited to an action against the Breaching Party for Damages arising out of the material breach committed by the Breaching Party; provided, however, that such Damages shall be limited to the actual out-of-pocket costs and expenses (including without limitations all legal, accounting, financial advisor, and other third party fees) reasonably incurred by the Terminating Party in connection with the Transactions from and after November 1, 2006; and

(ii)       if this Agreement is terminated by either Buyer or Seller as a result of the failure to obtain the Required Buyer Stockholder Approval in accordance with Section 10.1(c), then Buyer shall pay to Seller all of the reasonable legal fees, costs and expenses incurred by Seller in connection with the Transactions (including, without limitation, the fees of counsel for the Seller and the fees of counsel for Messrs. Tom Compton and Peter Clifford), all of the fees and expenses of the provider of the Seller Fairness Opinion, and all of the fees and expenses of the compensation consultant hired by the Seller, such payment to be made by Buyer to Seller within ten (10) Business Days after Buyer receives copies of invoices reflecting the amount of such fees, costs and expenses.

(b)        Notwithstanding the foregoing, the provisions of Section 7.3 shall survive any termination of this Agreement.

ARTICLE XI.
MISCELLANEOUS

11.1     Assignment.   Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned by either party without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to Seller, Buyer may assign its rights hereunder to any wholly-owned Subsidiary of Buyer that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment shall release the assignor from any of its obligations hereunder.

11.2     Notices.   All notices, requests, demands, Claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the first Business Day after it is sent, if sent for next business day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to Seller, addressed to:
National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone: (626) 250-2237
Fax: (626) 914-5481
with a copy to:
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013
Attn: Michael C. Cohen, Esq.
Telephone: (213) 892-5404
Fax: (213) 892-5454
If to Buyer, addressed to:
HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405
Attn: Eddy Hartenstein
Bruce Lederman
Telephone: (310) 209-8308
Fax: (310) 399-7303
with a copy to:
Latham & Watkins LLP
633 W. Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attn: Richard L. Wirthlin, Esq.
Telephone: (213) 485-1234
Fax: (213) 891-8763

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

11.3     Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles). Unless otherwise specified, all references to money amounts are to lawful currency of the United States.

11.4     Entire Agreement.   This Agreement, including the Exhibits hereto, the Disclosure Letter and the other agreements, documents and written understandings referred to herein or otherwise entered into or delivered by the parties hereto on the date of this Agreement (including without limitation the Ancillary Agreements), constitute the entire agreement and understanding and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Affiliate or Representative of any party hereto. There are no covenants, agreements, undertakings or obligations with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein or in other agreements and written understandings entered into by the parties hereto on the date of this Agreement, and no representations or warranties of any kind or nature whatsoever, express or implied, including any implied warranties of merchantability or fitness for a particular purpose, are made or shall be deemed to be made herein by the parties hereto except those expressly made herein.

11.5     Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

11.6     Waiver.   Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

11.7     Cumulative Remedies.   Except as otherwise expressly set forth in this Agreement, and subject to the limitations expressly set forth in this Agreement, all rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

11.8     Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

11.9     Expenses.   Except as otherwise expressly provided herein (including without limitations the provisions of Section 10.2(a)) whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses. Notwithstanding the foregoing, (a) all sales, use and Transfer Taxes shall be paid in accordance with Section 8.2, and (b) each of Buyer and Seller shall pay one-half of the fees and costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred, (c) Buyer shall pay all filing fees for the notification, report form and/or other document required to obtain the Antitrust Approvals, (d) Buyer and Seller shall each pay one-half of the fees and costs of Grant Thorton LLP incurred in connection with the preparation of the audited and unaudited financial statements of the Purchased Business required to be delivered pursuant to Section 5.8 with respect to any period ending on or prior to March 31, 2007, (e) Buyer shall pay seventy-five percent (75%) and Seller shall pay twenty-five percent (25%) of the fees and costs of Grant Thornton LLP incurred in connection with the preparation of the unaudited financial statements of the Purchased Business required to be delivered pursuant to Section 5.8 with respect to the period ending on June 30, 2007, and (f) Buyer shall pay all fees and costs of Grant Thorton LLP incurred in connection with the preparation of the audited and unaudited financial statements of the Purchased Business, as required to be delivered pursuant to Section 5.8, with respect to any period ending after June 30, 2007.

11.10   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible. Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.12   Arbitration.

(a)        It is understood and agreed between the parties hereto that if the Transactions contemplated hereby are consummated, from and after the Closing Date, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, Order, or regulation), arising out of, in connection with, or in relation to (i) this Agreement, or (ii) questions of arbitrability under this Agreement, shall be resolved by Standard Arbitration or, to the extent reasonably requested by either party, Expedited Arbitration.

(b)        By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the fullest extent that such waiver is enforceable under applicable Legal Requirements.

11.13   Burden and Benefit.   This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof; provided, however, that any Person that is not a party to this Agreement but, by the terms of Section 7.2, is entitled to indemnification, shall be considered a third-party beneficiary of this Agreement, with full rights of enforcement as though such Person was a signatory to this Agreement.

11.14   Legal Fees.   If any party to this Agreement brings an action to enforce its rights under this Agreement prior to the Closing Date, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action. From and after the Closing Date, the recovery of such legal fees and other costs and expenses shall be subject to the provisions set forth in Section 11.12(a).

11.15   Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

11.16   Specific Performance.   Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including, but not limited to, the right to compel a party to consummate the transactions contemplated hereby) in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

11.17   Construction of Agreement.   Each of the parties hereto have participated in the drafting and preparation of this Agreement and the Exhibits hereto, which shall be construed fairly in accordance with their respective terms, and not in favor of or against any particular party because such party drafted it.

11.18   Limitation of Liability.   In addition to the other limitations set forth in this Agreement, including, without limitation, Section 10.2, and notwithstanding anything else to the contrary which may be contained in this Agreement, in no event shall any party hereto be liable for any punitive damages arising from a claim brought by another party hereto occasioned by any failure to perform or the breach of any representation, warranty, covenant or other obligation under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

BUYER
Hd PARTNERS ACQUISITION CORPORATION
/s/ EDDY W. HARTENSTEIN
By: Eddy W. Hartenstein
Its: President and Chief Executive Officer
SELLER
NATIONAL HOT ROD ASSOCIATION
By:	/s/ DALLAS GARDNER
Dallas Gardner, Chairman of the Board
By:	/s/ PETER W. CLIFFORD
Peter W. Clifford, Executive Vice President and General Manager

S-1

ANNEX I

DEFINED TERMS

As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Accounts Payable” shall mean accounts payable and accrued expenses of Seller.

“Accounts Receivable” shall mean all accounts receivable of Seller.

“Acquisition Subsidiary” shall have the meaning set forth in Section 11.1.

“Adjustment Amount” shall mean the sum, expressed as a positive or negative number, of the following: (i) the amount by which the Seller Loan Balance set forth on the Final Closing Statement exceeds the Seller Loan Balance set forth on the Estimated Closing Statement plus (ii) the amount (if any) by which the Capital Expenditures Balance set forth on the Estimated Closing Statement exceeds the Capital Expenditures Balance set forth on the Final Closing Statement plus (iii) the amount by which the Purchased Business Cash Balance set forth on the Estimated Closing Statement exceeds the Purchased Business Cash Balance set forth on the Final Closing Statement plus (iv) the amount by which the Assumed Accounts Payable set forth on the Final Closing Balance Sheet exceeds the Assumed Accounts Payable set forth on the Estimated Closing Balance Sheet plus (v) the amount by which the Assigned Accounts Receivable set forth on the Estimated Closing Balance Sheet exceeds the Assigned Accounts Receivable set forth on the Final Closing Balance Sheet. In the event that the Adjustment Amount is a positive number, such amount is referred to as a “Closing Shortfall.”  In the event that the Adjustment Amount is a negative number, such amount is referred to as a “Closing Surplus.”

“Aggregate Purchase Price” shall have the meaning set forth in Section 1.4.

“Agreement” shall mean this Asset Purchase Agreement.

“Allocations” shall have the meaning set forth in Section 1.4.

“Ancillary Agreements” shall mean the Office Lease, the Registration Rights Agreement, the Ongoing Business Agreements, the NHRA-HDP Member Track Agreement, the Real Property Conveyance Documents and all instruments executed, filed or otherwise prepared, exchanged or delivered in accordance with this Agreement.

“Antitrust Approvals” shall have the meaning set forth in Section 5.3(a).

“Antitrust Laws” shall mean all statutes, rules, regulations and other laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, lessening of completion or restraint of trade.

“APA Composite Mark” shall have the meaning set forth in Section 3.16(e).

“Assigned Accounts Receivable” shall mean any Accounts Receivable accrued or invoiced with respect to services or products to be provided by the Purchased Business, solely to the extent (i) such Accounts Receivable is allocable to the Purchased Business and (ii) such services or products are to be provided after the Closing Date.

“Assumed Accounts Payable” shall mean any Accounts Payable owed or accrued with respect to services or products to be provided to the Purchased Business, solely to the extent (i) such Accounts Payable is allocable to the Purchased Business, (ii) such services or products are to be provided after the Closing Date and (iii) such Accounts Payable arose from the operation of the Purchased Business in the Ordinary Course of Business.

“Assumed Liabilities” shall have the meaning set forth in Section 1.2.

“Best Efforts” shall mean the commercially reasonable efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve such result as expeditiously as possible on commercially reasonable terms and conditions.

“Books and Records” shall mean (i) all books, records, accounts and other documents of Seller used primarily or held for use primarily in the Purchased Business (other than books, records and other documents related solely to Excluded Assets), including without limitation customer and supplier lists and files; distribution lists; mailing lists; sales materials; accounting records; internal audit work papers; purchasing and sales records; personnel records; operating, production and other manuals; computer program data records; technical data; records of product specifications; records relating to work standards and quality control records and procedures; inventory records; advertising and promotional materials and similar information, plans, files, documents and records; packaging design and artwork records; records regarding Intellectual Property Assets; cost and pricing information; appraisals; and engineering and environmental studies; and (ii) the portions related to the Purchased Business of all other such books, records and other documents used or held for use in the Purchased Business (other than books, records and other documents related solely to Excluded Assets) that also are used or held for use in the Retained Business, but excluding any portion of such records that cannot physically be segregated from portions of records related to the Retained Business. Notwithstanding the foregoing, “Books and Records” shall not include information that, if delivered to Buyer in any form, would violate any privacy laws, regulations, rules, opinions, statements or positions of a Governmental Entity.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in Los Angeles, California.

“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“Buyer Accepted Title Matters” shall mean, with respect to the Owned Real Property, those exceptions to title (including survey matters), if any, accepted or approved or deemed accepted or approved by Buyer pursuant to Section 5.12.

“Buyer Board” shall have the meaning set forth in the recitals of this Agreement.

“Buyer Board Recommendation” shall have the meaning set forth in Section 5.10(b).

“Buyer Capital Stock” shall mean the Buyer Common Stock and Buyer Preferred Stock.

“Buyer Common Shares” shall have the meaning set forth in Section 1.4(a).

“Buyer Common Stock” shall mean the common stock, par value $0.001 per share, of Buyer.

“Buyer Fairness Opinion” shall have the meaning set forth in Section 5.10(c).

“Buyer Indemnified Parties” shall have the meaning set forth in Section 7.2(b).

“Buyer IPO Shares” shall have the meaning set forth in the definition of “Required Buyer Stockholder Approval.”

“Buyer Material Adverse Effect” or “Buyer Material Adverse Change” shall mean  (a) any material adverse effect on or change in the ability of a Buyer to consummate the Transactions or (b) any event or condition that would be reasonably likely to have, with the passage of time, a Buyer Material Adverse Effect or a Buyer Material Adverse Change; provided, however, that the following shall be excluded from any determination as to whether a Buyer Material Adverse Effect or Buyer Material Adverse Change has occurred or may occur: changes, effects, developments or circumstances (i) affecting the (A) the laws or regulations relating to the sport of drag racing, (B) United States securities markets generally or (C) economic, regulatory, or political conditions generally, in each case, to the extent that Buyer is not disproportionately impacted thereby; (ii) resulting from the announcement or performance of this

Agreement or the Transactions contemplated hereby; or (iii) resulting from the filing of any litigation relating to the matters disclosed in Schedule 3.11, not resulting in the entry of a temporary restraining order, preliminary or permanent injunction prior to the Closing Date.

“Buyer Preferred Stock” shall mean the preferred stock, par value $0.001 per share, of Buyer.

“Buyer Prospectus” shall have the meaning set forth in Section 7.3.

“Buyer SEC Documents” shall have the meaning set forth in Section 4.8.

“Buyer Stockholders’ Meeting” shall have the meaning set forth in Section 0.

“Capital Expenditures Balance” shall mean an amount equal to the lesser of (i) the aggregate amount actually expended by Seller prior to the Closing Date in connection with the completion of the Gainesville Capital Improvement Project and (ii) Two Million Four Hundred Thousand Dollars ($2,400,000).

“CERCLA” shall mean the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended.

“Claim” shall have the meaning set forth in Section 7.2(d).

“Claim Notice” shall have the meaning set forth in Section 7.2(d).

“Cleanup” shall mean any investigation, cleanup, removal, containment or other remediation or response actions.

“Closing” shall have the meaning set forth in Section 2.1.

“Closing Payment” shall have the meaning set forth in Section 1.4(b).

“COBRA” shall have the meaning set forth in Section 5.11(d).

“Confidential Information” shall have the meaning set forth in Section 9.3(b).

“Confidentiality Agreement” means that certain and sole Confidentiality Agreement, executed by Buyer and Seller in 2006 in connection with the transactions contemplated hereby.

“Consent” shall mean any approval, consent, ratification, waiver, or other authorization from any Person (including any Governmental Authorization).

“Contract” shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, covenant not to compete, license, lease, instrument, commitment, consensual obligation, commercial relationship evidenced by a course of dealing (whether or not legally binding), promise or undertaking (whether written or oral and whether express or implied).

“Contract Rights” shall mean (i) all of the rights and obligations of Seller or any of its Subsidiaries under the Transferred Contracts primarily related to or primarily used in connection with the Purchased Business (other than Seller Contracts related solely to Excluded Assets or Excluded Liabilities), and (ii) all of the rights and obligations of Seller or any of its Subsidiaries under Shared Contracts to the extent assigned or provided to Buyer pursuant to Section 5.3(c).

“Damages” shall have the meaning set forth in Section 7.2(a).

“Deeds” shall mean (i) a grant deed duly executed, notarized and otherwise in recordable form for Owned Real Properties located in California, and (ii) a warranty deed duly executed, notarized and otherwise in recordable (or the equivalent of a warranty deed or a grant deed) for the Owned Real

Properties located in States other than California, and (iii) in the case of each deed described in clauses (i) and (ii) of this definition, subject only to the Permitted Encumbrances.

“Default” shall mean (i) a breach of or default under any Contract, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

“Deferred Revenue Amount” shall mean the amount of monies collected by Seller as of the close of business on the Closing Date to the extent that such monies are attributable to services or products to be provided by the Purchased Business after the Closing Date.

“Disclosure Letter” shall mean the disclosure letter prepared and delivered by Seller for and to Buyer and dated as of the date of this Agreement which sets forth the exceptions to the representations and warranties contained herein and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Letter.

“Employment Statute” shall mean any federal, state or municipal employment, labor law or employment discrimination law, including without limitation, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, ERISA, the WARN Act, the Family and Medical Leave Act, the Immigration Reform and Control Act of 1986, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, and all amendments to each such Act as well as any regulations promulgated thereunder.

“Encumbrance” shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, deed of trust, mortgage, right-of-way, easement, encroachment, servitude, right of first option, right of first refusal, right of first offer or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

“Environment” shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

“Environmental Claim” means any investigation, review, hearing, claim, action, suit, litigation or proceeding by any Person relating to Liability or potential Liability (including Liability or potential Liability for enforcement, investigatory costs, Cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (i) the presence, discharge, emission, Release or Threat of Release of any Hazardous Materials at the Facilities, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws applicable to the Facilities or Environmental Permits required for the Facilities, or (iii) otherwise relating to obligations or Liabilities under any Environmental Law applicable to the Facilities.

“Environmental, Health and Safety Liabilities” shall mean any cost, damage, expense, Liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a)        any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health and regulation of chemical substances or products);

(b)        fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, monitoring or inspection costs and expenses (including legal and consultant costs and expenses) arising under any Environmental Law or Occupational Safety and Health Law;

(c)        financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, including any Cleanup required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or

(d)        any other compliance, corrective, investigative or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

The terms “removal,” “remedial” and “response action” include, among other things, the types of activities covered by CERCLA.

“Environmental Law” shall mean all federal, state, regional, district, local and foreign laws, all rules or regulations promulgated thereunder and all Orders, Consent orders, judgments, common law decisions, rulings, notices, notice requirements, policies, agency guidelines or restrictions and licenses, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the Environment, including without limitation (i) laws relating to emissions, discharges, Releases or Threats of Release of pollutants, contaminants, chemicals, materials, sewage, wastes or other substances into the Environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, sewage, wastes or other substances. Environmental Laws shall include, without limitation, CERCLA, the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended, the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201, 300f), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) or any other similar federal, state, regional, district, local or foreign law of similar effect, each as amended.

“Environmental Permits” shall mean all licenses, permits, approvals, authorizations, Consents or Orders of, or filings with, any Governmental Entity required for the operation of the Facilities under Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“ERISA Affiliate” shall mean any Person which is (or at any relevant time was) a member of a “controlled group of corporations” with or under “common control” with Seller within the meaning of Section 414(b) or (c) of the Code or which is otherwise (or at any relevant time was) required to be treated, together with Seller as a single employer under Sections 414(m) or (o) of the Code.

“Estimated Closing Balance Sheet” shall have the meaning set forth in Section 1.5(a).

“Estimated Closing Statement” shall have the meaning set forth in Section 1.5(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall mean the following assets, properties, goodwill and rights of Seller and its Subsidiaries, which are not to be acquired by Buyer hereunder:

(a)        the minute books, stock records and corporate seals of Seller;

(b)        all Books and Records that Seller is required under applicable Legal Requirements to retain in original form; provided that in each case Seller shall have delivered copies thereof to Buyer to the extent that delivery of such Books and Records is required hereunder;

(c)        all Permit Rights to the extent not transferable by law or by the terms of any Permit, subject to Seller’s compliance in full with its obligations under Section 5.3(d);

(d)        all Contract Rights that cannot be assigned to Buyer after Seller has fully complied with Section 5.3(c);

(e)        all rights and obligations of Seller under all employment agreements, non-competition agreements and offer letters listed under item 2 of Schedule 3.15(a);

(f)         all rights of Seller under this Agreement and the Ancillary Agreements;

(g)        all business equipment and similar tangible assets normally located at, on or in Seller’s corporate offices at 2035 Financial Way, Glendora Way, California, except for computer software primarily related to or used primarily in connection with the Purchased Business and the information contained therein, all Books and Records, all office furniture, personal computers, personal office supplies and equipment of Transferring Employees (other than Tangible Personal Property that is subject to a lease that is not assigned to Buyer pursuant to the terms of this Agreement);

(h)        all known or unknown, liquidated or unliquidated, contingent or fixed, rights, claims or causes of action, choses in action, rights of recovery and rights of set-off of any kind, and indemnities against any Person that Seller may have against any Person to the extent related to any of the Excluded Assets or the Excluded Liabilities;

(i)         all cash, cash equivalents and short-term investments in excess of the Purchased Business Cash Balance;

(j)         all Accounts Receivable (other than Assigned Accounts Receivable);

(k)        all claims for refund of Taxes and other governmental charges of whatever nature;

(l)         all rights in connection with and assets of any Seller Plans;

(m)      all Intellectual Property Assets (other than the Transferred Intellectual Property Assets);

(n)        any still negatives, film, printed photographs and still digital images housed at the Museum as of the date hereof;

(o)        the Member List (as defined in the form of Commercialization Agreement) of Seller’s membership program; and

(p)        any and all other assets, properties, goodwill and rights of Seller that are not related to, used in or necessary for the Purchased Business.

“Excluded Liabilities” shall have the meaning set forth in Section 1.3.

“Facilities” shall mean the Owned Real Property and the Leased Real Property, including without limitation the Racetracks, garages, warehouses, offices, administration buildings, improvements and all Real Property and related facilities located thereon or used or held for use by Seller or any of its Subsidiaries in connection with the conduct of the Purchased Business.

“Final Closing Balance Sheet” shall have the meaning set forth in Section 1.5(b).

“Final Closing Statement” shall have the meaning set forth in Section 1.5(b).

“GAAP” shall mean United States generally accepted accounting principles and practices applied on a consistent basis.

“Gainesville Capital Improvement Project” shall mean the planned capital improvement construction project, including, without limitation, new tower/office building, new electrical wiring, new front entrance, restrooms and the like, for the Racetrack located in Gainesville, Florida, the details of which are set forth on Annex II hereto.

“Gap Notice” shall have the meaning set forth in Section 5.13.

“Good Standing” with respect to a company or corporation means that such company or corporation is current in all required filings with any Governmental Entity in its incorporating jurisdiction or jurisdiction(s) where it carries on business, as applicable, and in all payments of governmental fees or taxes in such applicable jurisdiction(s), where the failure to make such filings or payments would make it liable to cease to exist under the laws of the incorporating jurisdiction or jurisdiction(s) where it carries on business, as applicable.

“Governmental Authorization” shall mean any approval, Consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

“Governmental Prohibition” shall have the meaning set forth in Section 6.1(c).

“Group Health Plan” shall mean any group health plan as defined in Section 5000(b)(1) of the Code.

“Hazardous Activity” shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger or risk of danger or poses an unreasonable risk of harm to Persons or property on or off the Facilities or that may affect the value of the Facilities or the Purchased Business.

“Hazardous Materials” shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive infectious, reactive, corrosive, ignitable, flammable or toxic or a pollutant or a contaminant subject to regulation, control or remediation under any Environmental Law (whether solids, liquids or gases), including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, polychlorinated biphenyls, radon gas, urea formaldehyde and asbestos or asbestos-containing materials.

“Headquarters Building” means that certain office building located at 2035 Financial Way in Glendora, California.

“Historical Financial Statements” shall have the meaning set forth in Section 3.4(a).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to Seller, the following, without duplication:

(a)        all items which, in accordance with GAAP, would be included in determining total Liabilities as shown on the liability side of a balance sheet of Seller at the date as of which Indebtedness is to be determined, including without limitation (i) all indebtedness of Seller or any of its Subsidiaries for borrowed money or for the deferred purchase price of any property or services; (ii) any other indebtedness of Seller or any of its Subsidiaries which is evidenced by a note, bond, debenture or similar instrument; (iii) all obligations of Seller under capital leases; (iv) all Liabilities of Seller or any of its Subsidiaries for overdrafts or outstanding checks; (v) all Liabilities of Seller for current trade Liabilities incurred in the Ordinary Course of Business; (vi) all Liabilities of Seller or any of its Subsidiaries for accrued expenses including, without limitation, employees’ unused vacation, bonuses, severance, sick time and personal time and health and welfare benefits and warranty and other reserves; and (vii) all accrued but unpaid interest, any premiums payable or any other charges on any of the obligations set forth in clauses (i) through (vi) above;

(b)        all Liabilities secured by any Encumbrance on any Purchased Asset or any property owned by Seller or any of its Subsidiaries whether or not Seller or any of its Subsidiaries has assumed or otherwise becomes liable for the payment thereof;

(c)        any Liabilities for financial incentives from any Governmental Entity which will come due or otherwise require prepayment as a result of the consummation of the Transactions;

(d)        all obligations of other Persons which Seller or any of its Subsidiaries has guaranteed; and

(e)        all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of Seller or any of its Subsidiaries.

“Insurance Policies” shall mean any insurance policy maintained, or contract of insurance entered into, by Seller or any of its Subsidiaries in connection with the Purchased Business or with respect to any Purchased Assets.

“Intellectual Property” shall mean: (a) patentable inventions and discoveries, improvements thereto, and patents, patent applications, invention disclosures, and other rights of invention, worldwide, including without limitation any reissues, divisions, continuations and continuations-in-part, provisionals, reexamined patents or other applications or patents claiming the benefit of the filing date of any such application or patent; (b) trademarks, service marks, trade names, trade dress, logos, Internet domain names, product names and slogans, including any common law rights, registrations, and applications for registration for any of the foregoing, and the goodwill associated with all of the foregoing, worldwide; (c) copyrightable works, all rights in copyrights, including moral rights and copyrights, and other works of authorship, and any applications, registrations and renewals in connection therewith, worldwide; (d)Trade Secrets; (e) all claims, causes of action and rights to sue for past, present and future infringement, misappropriation or unconsented use of any of the Intellectual Property, the right to file applications and obtain registrations, and all products, proceeds and revenues arising from or relating to any and all of the foregoing, throughout the world; and (f) any other proprietary, intellectual property and other rights relating to any or all of the foregoing anywhere in the world.

“Intellectual Property Assets” shall mean all Intellectual Property owned by or licensed to Seller or any of its Subsidiaries primarily related to or primarily used in connection with, or necessary for, the conduct of the Purchased Business. “Intellectual Property Assets” shall include without limitation all of the rights of Seller in and to (i) the Legacy Marks, (ii) the Internet domain name http://www.nhra.com and (iii) the Transferred Intellectual Property Assets.

“Internal Revenue Service” shall mean the United States Internal Revenue Service or any successor agency.

“Inventory” shall mean all merchandising inventory of finished products bearing the Legacy Trademarks held for sale in the Purchased Business.

“Key Definitions Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Key Executive Agreements” shall have the meaning set forth in the recitals of this Agreement.

“Knowledge” of Seller shall mean the actual knowledge, after reasonable inquiry, of Peter Clifford, Tom Compton, Linda Louie, Gary Darcy, Vice President of Marketing, and any other Business Employee at the level of vice president or higher.

“Leased Real Properties” shall have the meaning set forth in Section 3.6(b); provided, however, that the term “Leased Real Properties” shall not include any real property, buildings, improvements, facilities and fixtures that are identified as “National Event Leases” in Schedule 3.12(a) of the Disclosure Schedule.

“Leasehold Improvements” shall mean all leasehold improvements situated at, on or in the Leased Real Property and owned, leased or used by Seller or any of its Subsidiaries.

“Loan Payoff Amount” shall have the meaning set forth in Section 1.2(d).

“Material Adverse Governmental Determination” shall mean a determination by any Governmental Entity (i) that the sale of the Purchased Assets would either (x) violate any applicable Legal Requirement or (y) result in the loss of Seller’s tax-exempt status and (ii) which the parties’ have reasonably determined in good faith is highly likely to result in such Governmental Entity seeking a Governmental Prohibition either prior to or after Closing.

“Material Consent” shall mean the Governmental Authorizations and Consents of the third-parties to the Contracts listed on Schedule 3.2(c).

“Mutual Insurance” shall have the meaning set forth in Section 5.17.

“NHRA-HDP Member Track Agreement” shall mean the NHRA Member Track Agreement, attached hereto as Exhibit O, to be entered into between Buyer and Seller at Closing with respect to each Racetrack.

“NHRA Member Track Agreement” shall have the meaning set forth in Section 1 of the Sanctioning Agreement.

“Non-Assignable Seller Loan Agreements” shall have the meaning set forth in Section 1.2(d).

“Non-Trust Assets” shall have the meaning set forth in Section 7.3.

“Occupational Safety and Health Law” shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Office Lease” shall mean the Commercial Office Lease, attached hereto as Exhibit H, to be entered into between Buyer, as lessor, and Seller, as lessee, at Closing with respect to the Headquarters Building.

“Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

“Organizational Documents” shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles or declaration of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) the declaration of trust or similar document of any trust; (f) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (g) any amendment to any of the foregoing.

“Outside Date” shall have the meaning set forth in Section 10.1(b).

“Owned Real Properties” shall have the meaning set forth in Section 3.6(a) and shall include, without limitation, (a) the Racetracks located in (i) Gainesville, Florida, (ii) Commerce, Georgia, (iii) Clermont, Indiana and (iv) Hebron, Ohio, in each case, operated by Seller or one of its Subsidiaries and (b) the Headquarters Building.

“Permit Rights” shall mean all of the rights and obligations of Seller or any of its Subsidiaries under the Permits primarily related to or primarily used in connection with the Purchased Business and all pending applications therefor and renewals thereof, including without limitation those Permits set forth on Schedule 3.10(b).

“Permits” shall mean all licenses, permits, franchises, approvals, authorizations, certificates, easements, variances, exemptions, Consents or Orders of, or filings with, any Governmental Entity, or any other Person, necessary for the present conduct of, or related to the operation of the business of such Person under any Legal Requirements including without limitation any Environmental Permits.

“Permitted Encumbrances” shall mean (i) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of Real Property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property in connection with the Purchased Business, (ii) Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due, (iii) mechanic’s, materialmen’s and similar liens arising in the Ordinary Course of Business, in each case, to the extent released at or prior to Closing, and (iv) the Encumbrances securing Seller’s obligations under the Seller Loan Agreements, unless paid off at Closing by Buyer or Seller pursuant to Section 1.2(d) above.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Entity.

“Post-Closing Tax Period” shall mean any Tax period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” shall mean any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Prepaid Purchased Business Expense Balance” shall mean the amount of expenses prepaid by Seller as of the close of business on the Closing Date to the extent that such prepaid expenses constitute a pre-payment of an Assumed Accounts Payable.

“Proxy Statement” shall mean the proxy statement to be mailed to Buyer’s stockholders in connection with the Buyer Stockholders’ Meeting.

“Purchased Assets” shall mean all of the Seller’s and its Subsidiaries’ rights, title and interests in and to (i) the Racetracks, (ii) the Headquarters Building, (iii) the Video Library and Photo Archive, and (iv) the Purchased Business, including, without limitation, all of the rights, title and interests of Seller or any of its Subsidiaries in and to the following:

(a)        all cash equal to the Purchased Business Cash Balance;

(b)        all Assigned Accounts Receivable;

(c)        all Contract Rights;

(q)        all Owned Real Properties;

(r)        all Leased Real Properties and Real Property Leases;

(s)        all Leasehold Improvements;

(t)         all Tangible Personal Property;

(u)        all Inventory;

(v)        all Books and Records;

(w)       all Permit Rights;

(x)        all Transferred Intellectual Property Assets;

(y)        all of Seller’s or any of its Subsidiaries’ available merchandising and marketing materials, sales literature, promotional literature, customer, supplier and distributor lists, art work, photographs, display units primarily used in or primarily held for use in the Purchased Business and telephone and fax numbers used exclusively at the Facilities in connection with the Purchased Business (collectively, the “Commercial Properties”); provided, however, that Commercial Properties shall expressly exclude the Member List (as defined in the form of Commercialization Agreement) of Seller’s membership program, which is an Excluded Asset.

(z)        all rights arising in connection with the operation of the Purchased Business on or after the Closing Date under or pursuant to all warranties, representations and guarantees, whether express or implied, made by suppliers in connection with the Purchased Assets or services furnished to the Purchased Business to the extent such warranties, representations and guarantees are assignable;

(aa)      all goodwill associated with the Purchased Business; and

(bb)     all other assets, properties and other intangible rights of Seller or any of its Subsidiaries primarily related to or primarily used in connection with the Purchased Business.

“Purchased Business Cash Balance” shall mean an amount of cash equal to product of the following formula: (x) Deferred Revenue Amount minus (y) Prepaid Purchased Business Expense Balance.

“Purchased Business Employee” shall the employees of Seller listed on Schedule 3.15(a).

“Purchased Business Financial Statements” shall have the meaning set forth in Section 3.4(b).

“Purchase Price Reduction” shall have the meaning set forth in Section 1.4(c).

“Real Property” shall mean (a) one or more parcels of land, together with all privileges, entitlements, development rights, air rights, water rights, easements and other appurtenances pertaining to such land, including, without limitation, all right, title and interest held by the owner of such land in and to adjacent streets, roads, alleys, and rights-of-way, and minerals, oil, gas, and any other hydrocarbon substances, and (b) all the buildings, structures, fixtures and other improvements affixed to or located on such land, excluding fixtures owned by tenants, if any, of such buildings or owned by other third parties.

“Real Property Conveyance Documents” shall have the meaning set forth in Section 5.14.

“Real Property Leases” shall have the meaning set forth in Section 3.6(b); provided, however, that the term “Real Property Leases” shall not include any of the Transferred Contracts identified as “National Event Leases” in Schedule 3.12(a) of the Disclosure Schedule.

“Release” shall mean any spilling, leaking, pumping, pouring, injecting, emitting, discharging, depositing, escaping, leaching, migrating, dumping or other releasing into the Environment or the workplace, whether intentional or unintentional and otherwise defined in any Environmental Law.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, attached hereto as Exhibit I, to be entered into between Buyer and Seller at Closing.

“Remedial Action” means all actions required by or pursuant to Environmental Law, including corrective actions, to (i) investigate, clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor Environment; or (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care.

“Required Buyer Stockholder Approval” shall mean (i) an affirmative vote by a majority of the shares of Buyer Common Stock issued in connection with Buyer’s initial public offering consummated on June 7, 2006 (such Buyer Common Stock, the “Buyer IPO Shares”) voted at a duly convened meeting to approve the Transactions, and (ii) holders of less than twenty-percent (20%) of the Buyer IPO Shares both vote against the Transactions and demand that Buyer convert such shares into cash.

“Responsibility Agreement” shall mean the Responsibility Agreement, attached hereto as Exhibit O, to be entered into between Buyer and Seller at Closing.

“Restricted Period” shall mean the longest of the following periods permitted by applicable law:

(i)         From and after the Closing Date in perpetuity;

(ii)       So long as any Ongoing Business Agreement remains in effect;

(iii)      The period commencing on the Closing Date and ending on the twenty-fifth (25th) anniversary of the Closing Date;

(iv)       The period commencing on the Closing Date and ending on the twentieth (20th) anniversary of the Closing Date;

(v)        The period commencing on the Closing Date and ending on the fifteenth (15th) anniversary of the Closing Date;

(vi)       The period commencing on the Closing Date and ending on the tenth (10th) anniversary of the Closing Date; or

(vii)     The period commencing on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date.

“Restricted Territory” shall mean the broadest of the following geographic areas permitted by applicable law:

(i)         the entire world;

(ii)       North America, Europe and Asia;

(iii)      North America and Europe;

(iv)       North America and Asia;

(v)        the Territory; or

(vi)       the United States.

“Seller” shall have the meaning set forth in the first paragraph of this Agreement.

“Seller Board” shall have the meaning set forth in the recitals of this Agreement.

“Seller Claimants” shall have the meaning set forth in Section 7.3.

“Seller Contracts” shall mean all Contracts (i) under which Seller or any of its Subsidiaries has or may acquire any rights or benefits or (ii) under which Seller or any of its Subsidiaries has or may become subject to any obligation or Liability.

“Seller Credit Facility” shall mean that certain revolving credit facility of up to Three Million Dollars ($3,000,000) under that certain Third Amended and Restated Loan Agreement by and between Seller and Union Bank of California, N.A. dated September 1, 2005, and any related notes, collateral documents, letters of credit, guarantees, and other loan documents, in each case, as amended, modified, supplemented or restated through and including the date hereof.

“Seller Disclosure Information” shall have the meaning set forth in Section 5.9.

“Seller Fairness Opinion” shall mean the fairness opinion obtained by Seller in connection with the Transaction.

“Seller Indemnified Parties” shall have the meaning set forth in Section 7.2(a).

“Seller Loan Agreements” shall mean the loan agreements and related documents set forth in Schedule 1.2(d).

“Seller Loan Balance” shall have the meaning set forth in Section 1.2(d).

“Seller Material Adverse Effect” or “Seller Material Adverse Change” shall mean (a) any material adverse effect on or material adverse change in (i) the condition (financial or other), business, results of operations, Liabilities or operations of the Purchased Business or the Purchased Assets taken as a whole or (ii) the ability of Seller and its Subsidiaries, taken as a whole, to consummate the Transactions or (b) any event or condition that would be reasonably likely to have, with the passage of time, a Seller Material Adverse Effect or a Seller Material Adverse Change; provided, however, that the following shall be excluded from any determination as to whether a Seller Material Adverse Effect or Seller Material Adverse Change has occurred or may occur: changes, effects, developments or circumstances (x) affecting the (A) United States securities markets generally or (B) economic, regulatory, or political conditions generally, in each case, to the extent that Seller is not disproportionately impacted thereby; (y) arising from or relating to this Agreement, the Transactions contemplated hereby or the announcement of the pendency of such Transactions; or (z) resulting from the filing of any litigation relating to the matters disclosed in Schedule 3.11, not resulting in the entry of a temporary restraining order, preliminary or permanent injunction prior to the Closing Date.

“Seller Plan” shall mean each employment, consulting, severance, termination, retirement, profit-sharing, bonus, incentive, deferred compensation, retention, change in control, stock option, restricted stock, phantom stock, stock appreciation right, restricted stock unit or other equity-based plan, program, arrangement, agreement or commitment and each, pension, retirement, savings, life, health, disability, workers’ compensation, supplemental unemployment, accident, medical, insurance, vacation, other welfare fringe benefit or other employee compensation or benefit plan, program, arrangement, agreement, policy or commitment (whether formal or informal, insured or self-insured), including each “employee benefit plan” as defined in Section 3(3) of ERISA, in each case, under which Seller or any of its Subsidiaries has any obligation, whether actual or contingent, direct or indirect, to provide compensation or benefits to any Purchased Business Employee.

“Shared Assets” shall mean all Shared Contracts and Shared Intellectual Property.

“Shared Contracts” shall mean, collectively, the Shared Retained Contracts and Shared Transferred Contracts.

“Shared Retained Contract” shall mean each Seller Contract that is not a Transferred Contract under which services or goods are provided, or is otherwise related, to both the Purchased Business and the Retained Business.

“Shared Transferred Contract” shall mean each Transferred Contract under which services or goods are provided, or is otherwise related, to both the Purchased Business and the Retained Business.

“Shared Intellectual Property” shall have the meaning set forth in Section 3.16(a).

“Sponsor” shall mean any Person that purchases from Seller or any of its Subsidiaries advertisements, sponsorships and/or naming or branding rights that is or will be displayed or utilized in connection with the Purchased Business.

“Straddle Period” shall mean any Tax period beginning before and ending after the Closing Date.

“Subsidiary” shall mean, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such person; provided, however, that Seller and Buyer hereby acknowledge that the Museum shall not be deemed a Subsidiary of Seller under the foregoing definition either for purposes of this Agreement or for purposes of any of the Ongoing Business Agreements or otherwise.

“Surveys” shall have the meaning set forth in Section 5.12(a).

“Tangible Personal Property” means (a) all items of tangible personal property (other than Inventory) of every kind owned or leased by Seller or any of its Subsidiaries (or owned or leased for the benefit of Seller or any of its Subsidiaries) primarily related to or primarily used in connection with the Purchased Business and (b) personal computers, personal office supplies and equipment, and vehicles used by Transferring Employees, in each case together with the rights to claims arising on or after the Closing Date under any express or implied warranty by the manufacturers or Seller or any of its Subsidiaries or lessors of any item or component part thereof and all documents related thereto.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Threat of Release” shall mean a substantial likelihood of a Release that will require action pursuant to Environmental Law in order to prevent or mitigate damage to the Environment that may result from such Release.

“Threshold” shall have the meaning set forth in Section 7.2(g)(ii).

“Title Company” shall mean First American Title Insurance Company.

“Title Documents” shall have the meaning set forth in Section 5.12(a).

“Title Inspection Period” shall have the meaning set forth in Section 5.12(b).

“Title Notice” shall have the meaning set forth in Section 5.12(d).

“Title Policy” shall mean an ALTA Extended Coverage Owner’s Policy of Title Insurance (together with all endorsements reasonably required by Buyer), issued by the Title Company, in the amount to be determined by Buyer, in its reasonable business judgment, insuring Buyer (or its designee) as the holder of fee simple title to the applicable Owned Real Property, subject only to Permitted Encumbrances.

“Trade Secrets” shall mean confidential and proprietary information, including without limitation, customer and supplier lists and related information, pricing and cost information, business and marketing plans, research and development, advertising statistics, any other financial, marketing and business data, technical data, specifications, designs, drawings, methods, schematics and know-how, unless any such information or item (a) is or becomes publicly known through no act or omission of the receiving party; (b) was rightfully known by the receiving party before receipt from the disclosing party; (c) becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party that does not owe a duty of confidentiality to the disclosing party with respect to such information or item; or (d) is independently developed by the receiving party without the use of or reference to the Trade Secrets of the disclosing party.

“Transaction Claim” shall have the meaning set forth in Section 7.3.

“Transactions” shall mean the acquisition of the Purchased Assets and the other transactions contemplated by this Agreement and the Ancillary Agreements.

“Transferred Contracts” shall mean all Seller Contracts relating to the Purchased Business or by which any of the Purchased Assets is or may become bound, including, without limitation, the contracts set forth on Schedule 3.12(a).

“Transferred Intellectual Property Assets” shall have the meaning set forth in Section 3.16(e).

“Transfer Taxes” shall mean all transfer, documentary, conveyance, or other similar Taxes imposed by any Tax jurisdiction domestic or foreign, with respect to the sale or transfer of any Real Property.

“Transferring Employee” shall have the meaning set forth in Section 5.11(a).

“Transition Services Agreement” shall mean a the meaning set forth in Section 5.16.

“Treasury Regulations” shall mean the Treasury Regulations promulgated under the Code.

“Trust Account” shall have the meaning set forth in Section 7.3.

“Trust Assets” shall have the meaning set forth in Section 7.3.

“WARN Act” shall have the meaning set forth in Section 3.15(e).

ANNEX II

2007 CAPITAL EXPENDITURE BUDGET

II-1

EXHIBIT A

FORM OF BRAND LICENSE AGREEMENT

This Brand License Agreement (“Agreement”) is made effective as of               , 2007 (“Effective Date”) by and between the National Hot Rod Association, a California nonprofit mutual benefit corporation with its principal place of business at 2035 Financial Way, Glendora, California 91741-4602 (“Licensor”) and HD Partners Acquisition Corporation, a Delaware corporation with its principal place of business at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405 (“Licensee”).

RECITALS

A.         Licensor and Licensee have previously executed that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Licensor agreed to sell, transfer and assign to Licensee certain assets used in the Purchased Business.

B.         Concurrently with the execution of this Agreement, Licensor and Licensee have executed that certain Key Definitions Agreement (“Key Definitions Agreement”) pursuant to which Licensor and Licensee agreed upon various definitions for the Ongoing Business Agreements. This Agreement constitutes one of the Ongoing Business Agreements. Initially capitalized words that are used, but not defined, in the body of this Agreement shall have the meanings ascribed to them in the Key Definitions Agreement.

C.         It is a condition to each party’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement that Licensee and Licensor enter into this Agreement pursuant to which Licensor grants Licensee a license to use, reproduce, adapt and display the Legacy Marks and the Licensor Composite Marks in connection with the Purchased Business and Professional Drag Racing as contemplated by the Ongoing Business Agreements.

AGREEMENT

In consideration of the mutual representations, warranties, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Definitions.   As used in this Agreement, the following terms shall have the following meanings:

1.1.       “Agreement” shall have the meaning set forth above in the first paragraph of this Agreement.

1.2.       “APA Composite Marks” shall have the meaning set forth below in Section 9.1.

1.3.       “Asset Purchase Agreement” shall have the meaning set forth above in the Recitals of this Agreement.

1.4.       “Change of Control” shall have the meaning set forth in Exhibit C hereto.

1.5.       “Composite Marks” shall mean any Mark that is comprised of two (2) or more distinct elements, including without limitation descriptive terms, with at least one (1) of these elements being a Legacy Mark, and at least one (1) of the other elements being a Mark owned by a Person other than the Licensor or the Licensee or any Affiliate of the Licensor or Licensee.

1.6.       “Effective Date” shall have the meaning set forth above in the first paragraph of this Agreement.

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1.7.       “Existing Series Name Entitlement Sponsorship Agreement” shall mean any series name entitlement sponsorship agreement into which Licensor has entered with a Series Name Entitlement Sponsor on or before the execution of the Asset Purchase Agreement.

1.8.       “Family Friendly Organization” shall mean an organization that offers some activities for the entire family at all events Conducted by such organization.

1.9.       “Indemnified Parties” shall have the meaning set forth below in Section 14.1.

1.10.    “Indemnifying Party” shall have the meaning set forth below in Section 14.1.2(a).

1.11.    “Indemnification Claim” shall have the meaning set forth below in Section 14.1.

1.12.    “Infringement” shall have the meaning set forth below in Section 11.1.

1.13.    “Key Definitions Agreement” shall have the meaning set forth above in the Recitals of this Agreement.

1.14.    “Knowledge” shall have the meaning set forth in the Asset Purchase Agreement.

1.15.    “Legacy Marks” shall mean those Marks created by or for the Licensor, whether now existing or hereafter created, other than Composite Marks, that are or may be generally used to identify (i) both Licensor and Licensee or (ii) Association Drag Racing and Professional Drag Racing and their related products and services, including, without limitation, those Marks set forth on Exhibit A. For avoidance of doubt, a Legacy Mark includes a Mark that is comprised of two (2) or more distinct elements, including, without limitation, descriptive terms, if none of which elements are owned by Persons other than the Licensor.

1.16.    “Licensee” shall have the meaning set forth above in the first paragraph of this Agreement.

1.17.    “Licensee Created Common Marks” shall mean those Licensee Created Marks that are or may be generally used to identify: (i) both Licensor and Licensee or (ii) both Association Drag Racing and Professional Drag Racing and their related products and services. Licensee Created Common Marks shall include, without limitation, all Modifications to the Licensor Owned Marks created and/or designed by or for Licensee and/or its Affiliates.

1.18.    “Licensee Created Marks” shall have the meaning set forth below in Section 2.1.1.

1.19.    “Licensee Created Specific Marks” shall mean those Licensee Created Marks that are specific to or predominantly associated with the Purchased Business or Professional Drag Racing.

1.20.    “Licensee Owned Marks” collectively shall mean the (i) Licensee Created Specific Marks and (ii) APA Composite Marks, along with any Modifications made to any of the foregoing and owned by Licensee.

1.21.    “Licensor” shall have the meaning set forth above in the first paragraph of this Agreement.

1.22.    “Licensor Composite Marks” shall mean Composite Marks now existing or hereafter created that are specific to or predominantly associated with the Retained Business or Association Drag Racing, including, without limitation, those Composite Marks set forth on Exhibit B.

1.23.    “Licensor Owned Marks” collectively shall mean the (i) Legacy Marks, (ii) Licensor Composite Marks, and (iii) Licensee Created Common Marks, along with any Modifications made to any of the foregoing and owned by Licensor. For avoidance of doubt, Marks owned by the Museum and Marks that are specific to National Dragster are neither Legacy Marks nor Licensor Composite Marks.

1.24.    “Marks” collectively shall mean trademarks, service marks, logos, trade names, corporate names, brand names, brands and slogans.

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1.25.    “Modification” shall mean any modification to and/or adaptation of any Mark that does not result in the creation of a separate and distinct Mark. For the avoidance of doubt, the creation of a Composite Mark shall not, in and of itself, be deemed to be a Modification.

1.26.    “Motor Vehicle” shall mean any machine which incorporates a motor (sometimes known as an engine), and which is used for transportation on land. Motor Vehicles include, without limitation, automobiles, trucks, motorcycles and motorized bicycles.

1.27.    “Offer” shall have the meaning set forth below in Section 9.5.

1.28.    “Offer Notice” shall have the meaning set forth below in Section 9.5.

1.29.    “Permitted Transferee” shall have the meaning set forth below in Section 9.5.

1.30.    “Products” shall have the meaning set forth below in Section 2.1.2. For purposes of clarification, Products shall not include (i) the “Association Publications” referenced in Section 5(a) of the Commercialization Agreement, or (ii) advertisements, or (iii) the Television Programming and Radio Programming produced by or for the Association in accordance with the terms and conditions set forth in Section 7 of the Commercialization Agreement.

1.31.    “Restricted Marks” shall mean (i) all Licensor Composite Marks, (ii) each Legacy Mark which is specific to or predominantly associated with a specific program, event or activity of the Association or the Retained Business, including, without limitation, those Legacy Marks set forth in Section II of Exhibit F.

1.32.    “Series Name Entitlement Sponsor” shall have the meaning set forth below in Section 3.1.

1.33.    “Stock Sale” shall have the meaning set forth below in Section 12.3.

1.34.    “Transfer” shall have the meaning set forth below in Section 9.5.

1.35.    “Transfer Transaction” shall have the meaning set forth below in Section 9.5.

2.          Licenses.

2.1.       License Grant from Licensor to Licensee.   Subject to the terms and conditions of this Agreement, including, without limitation, the terms and conditions set forth below in Section 2.1.4, Licensor hereby grants to Licensee, under the rights that Licensor has now or in the future in the Licensor Owned Marks, a non-transferable (except as set forth in Section 16), sublicensable, exclusive (even as to Licensor), perpetual, worldwide, royalty-free, fully-paid license to use, reproduce, adapt and display the Licensor Owned Marks to exploit the Commercial Exploitation Rights and to market, promote and otherwise operate the Purchased Business and Professional Drag Racing in accordance with the terms and conditions set forth in the Ongoing Business Agreements. The license granted to Licensee in this Section 2.1 includes, without limitation, the following rights:

2.1.1.   New, Modified and Composite Marks.   The right to: (A) create and design new Marks incorporating the abbreviation “NHRA” or other Licensor Owned Marks; (B) modify the Licensor Owned Marks; and (C) create and design new Composite Marks ((A) – (C) collectively, the “Licensee Created Marks”).

2.1.2.   Products.   The exclusive right (even as to Licensor) to create, design, develop, manufacture, market, sell, import, export and otherwise distribute or provide products or services that bear or are sold or provided under the Licensor Owned Marks other than the Restricted Marks (the “Products”). Subject to the below terms and conditions of Section 3, Licensee shall have the exclusive right (even as to Licensor) to convey the “Official Product of the NHRA” or “Official Service of the NHRA” status to any product or service.

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2.1.3.   Licensee Corporate Name.   Subject to the terms and conditions of Section 6, the right to create a corporate name that uses the abbreviation “NHRA.”

2.1.4.   Licensor’s Reservation of Rights.   The rights licensed to Licensee in this Section 2.1 do not in any manner limit, restrict or otherwise affect Licensor’s right to license, display, reproduce, adapt and/or otherwise use the Licensor Owned Marks to exploit the Association Exploitation Rights and to market, promote and otherwise operate the Retained Business and Conduct Association Drag Racing in accordance with the terms and conditions set forth in the Ongoing Business Agreements. All rights of Licensor in and to the Licensor Owned Marks not expressly granted under this Section 2.1 are reserved by Licensor.

2.2.       License Grant from Licensee to Licensor.   Subject to the terms and conditions of this Agreement, Licensee hereby grants to Licensor, under the rights that Licensee has now or in the future in the Licensee Owned Marks, a non-transferable (except as set forth in Section 16), sublicensable, non-exclusive, perpetual, worldwide, royalty-free, fully-paid license to use, reproduce and display the Licensee Owned Marks (i) for marketing and promotion activities that generally benefit Licensee and Licensor, (ii) to conduct non-racing Museum activities and events, (iii) in connection with the publishing of National Dragster and the NHRA Rulebook, (iv) in connection with exercising the Protected TV Rights in accordance with the terms and conditions set forth in Section 7(c) of the Commercialization Agreement and (v) as reasonably required to perform Licensor’s obligations under the Ongoing Business Agreements and/or any other agreement(s) into which Licensor and Licensee enter. Licensor shall not adapt or modify the Licensee Owned Marks and shall not otherwise use, reproduce, display the Licensee Owned Marks to operate the Retained Business and Conduct Association Drag Racing without Licensee’s prior written consent. The rights licensed to Licensor in this Section 2.2 do not in any manner limit, restrict or otherwise affect Licensee’s right to license, display, reproduce, adapt and/or otherwise use the Licensee Owned Marks to exploit the Commercial Exploitation Rights and to market, promote and otherwise operate the Purchased Business and Conduct Professional Drag Racing in accordance with the terms and conditions set forth in the Ongoing Business Agreements. All rights of Licensee in and to the Licensee Owned Marks not expressly granted under this Section 2.2 are reserved by Licensee.

2.3.       Third Party Rights.   Licensee shall be responsible for obtaining all rights from third parties in connection with Licensee’s use, reproduction, adaptation and display of the Licensor Composite Marks, and Licensor shall assist Licensee in obtaining such rights as reasonably requested by Licensee. Licensor shall be responsible for obtaining all rights from third parties in connection with Licensor’s use, reproduction, adaptation and display of the Licensee Created Common Marks and Licensee Owned Marks, and Licensee shall assist Licensor in obtaining such rights as reasonably requested by Licensor.

2.4.       Sublicensing by Licensee.   Licensee may sublicense the rights licensed to Licensee pursuant to the above provisions of Section 2.1; provided that, Licensee shall: (i) ensure that its sublicensees comply in all respects with the relevant terms and conditions of this Agreement; (ii) require each sublicensee to enter into a written sublicense agreement with Licensee that is consistent with the applicable terms and conditions of this Agreement along with a provision that names Licensor as a third party beneficiary thereof with the right to enforce Licensee’s rights thereunder; (iii) be fully liable in all respects to Licensor and any third party or parties, for such sublicensees’ compliance or non-compliance with the relevant terms and conditions of this Agreement; and (iv) promptly seek to effect the cure of any breach of any applicable term or condition of this Agreement by any of Licensee’s sublicensees and, if any such breach is not promptly cured, Licensee shall either take all steps necessary to promptly cure such breach itself or shall terminate such sublicense; provided further, if such breach is not cured within six (6) months after Licensee’s actual knowledge of such breach, Licensee shall terminate such sublicense. Within ten (10) business days after the end of each calendar quarter, Licensee shall provide Licensor with a written report that contains the following information with respect to each sublicense into which Licensee entered for such calendar quarter: (A) the name of the sublicensee, (B) the contact person for the sublicensee,

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(C) the contact information for such contact person (e.g., phone number, physical address, email address, facsimile number, etc.), (D) a reasonably detailed description of the Products and/or activities to be covered by the sublicense, and (E) other information reasonably requested by Licensor relating to the sublicensee. This Section 2.4 does not require Licensee to disclose to Licensor the financial terms of any sublicense. Licensor shall not use the information provided in such reports to contact the sublicensee or exercise its third party beneficiary rights to enforce the terms of any sublicense unless the sublicensee has materially breached this Agreement and Licensee is in breach of its obligations under this Section 2.4, Licensor has provided Licensee with written notice of such breach, and Licensee has not taken action consistent with the requirements of this Section within fifteen (15) days after such written notice.

2.5.       Sublicensing by Licensor.   Licensor may sublicense the rights licensed to Licensor pursuant to the above provisions of Section 2.2; provided that Licensor shall: (i) ensure that its sublicensees comply in all respects with the relevant terms and conditions of this Agreement; (ii) require each sublicensee to enter into a written sublicense agreement with Licensor that is consistent with the applicable terms and conditions of this Agreement along with a provision that names Licensee as a third party beneficiary thereof with the right to enforce Licensor’s rights thereunder; (iii) be fully liable in all respects to Licensee and any third party or parties, for such sublicensees’ compliance or non-compliance with the relevant terms and conditions of this Agreement; and (iv) promptly seek to effect the cure of any breach of any applicable term or condition of this Agreement by any of Licensor’s sublicensees and, if any such breach is not promptly cured, Licensor shall either take all steps necessary to promptly cure such breach itself or shall terminate such sublicense; provided further, if such breach is not cured within six (6) months, Licensor shall terminate such sublicense. Within ten (10) business days after the end of each calendar quarter, Licensor shall provide Licensee with a written report that contains the following information with respect to each sublicense into which Licensor entered for such calendar quarter: (A) the name of the sublicensee, (B) the contact person for the sublicensee, (C) the contact information for such contact person (e.g., phone number, physical address, email address, facsimile number, etc.), (D) a reasonably detailed description of the Products and/or activities to be covered by the sublicense, and (E) other information reasonably requested by Licensee relating to the sublicensee. This Section 2.5 does not require Licensor to disclose to Licensee the financial terms of any sublicense. Licensee shall not use the information provided in such reports to contact the sublicensee or exercise its third party beneficiary rights to enforce the terms of any sublicense unless the sublicensee has materially breached this Agreement and Licensor is in breach of its obligations under this Section 2.5, Licensee has provided Licensor with written notice of such breach, and Licensor has not taken action consistent with the requirements of this Section within fifteen (15) days after such written notice.

2.6.       No Challenges.   Licensee shall not challenge (a) the validity of the Licensor Owned Marks, (b) Licensor’s ownership of the Licensor Owned Marks, or (c) any registration or application for registration of any Licensor Owned Marks, unless Licensor claims ownership of a Licensee Owned Mark in connection therewith. Licensor shall not challenge (a) the validity of the Licensee Owned Marks, (b) Licensee’s ownership of the Licensee Owned Marks or (c) any registration or application for registration of any Licensee Owned Marks, unless Licensee claims ownership of a Licensor Owned Mark in connection therewith.

2.7.       Notice.   In connection with the use of one party’s trademark by the other party, the licensee of such trademark shall (i) mark each use with the appropriate trademark symbol as set forth in Exhibit A or B hereof (as applicable) (or as subsequently designated by written notice to the other party) or, for newly-created or modified trademarks or Licensee Owned Marks, as prescribed by the licensor of such marks after written notice to the licensee of such marks and its appropriate trademark symbol(s), and (ii) either (A) include a trademark notice in a form reading, “[trademark] is the property of [Licensor/Licensee, as applicable],” or (B) place an asterisk immediately after and slightly above the use of each trademark, referring to a footnote reading “[trademark] is the property of [Licensor/Licensee, as

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applicable].” If the trademarks are used multiple times on or in a particular Product, document, advertisement or other material, the symbol and notice need only be used in connection with the first prominent use thereof on or in such Product, document, advertisement or other material.

3.          Category Exclusivity for Series Sponsors.

3.1.       Goal.   To preserve value for sponsors of any racing series, and to avoid confusion among the public, Licensee and Licensor agree to preserve category exclusivity for any sponsor whose name is included in the name of any drag racing series (“Series Name Entitlement Sponsors”); which category exclusivity shall not apply, however, to “presenting” sponsors (if any) for such drag racing series.

3.2.       Existing Series Name Entitlement Sponsors.   Series Name Entitlement Sponsors existing as of the date of this Agreement are: The Coca-Cola Company (i.e., the NHRA POWERade Drag Racing Series); Lucas Oil Products, Inc. (i.e., the NHRA Lucas Oil Drag Racing Series); Autosales, Inc. (i.e., the NHRA Summit Racing Series); and Sony Mobile Electronics, a division of Sony Electronics, Inc. (i.e., the NHRA Xplōd Sport Compact Racing Series).

3.3.       Category Exclusivity.   For any racing series, whether such racing series is a Professional Drag Racing event Conducted by Licensee or an Association Drag Racing event Conducted by Licensor, Licensee and Licensor agree not to make any entity a Series Name Entitlement Sponsor if such entity competes in the ***. For the purposes of determining if an entity competes in the same business category with respect to any Series Name Entitlement Sponsor that is party to an Existing Series Name Entitlement Sponsorship Agreement, each party agrees to honor and support: (i) the category exclusivity obligations set forth in Exhibit D; and (ii) the category exclusivity obligations set forth in any renewal or extension of any Existing Series Name Entitlement Sponsorship Agreement, provided that the scope of category exclusivity set forth therein is no greater than the scope of category exclusivity set forth in Exhibit D. Each party is entitled to exclusivity on not more than *** categories at any time.

3.4.       Specification of Categories.   The business categories are specified on Exhibit D to this Agreement.

3.5.       New Series Sponsors.   Each party agrees to share non-confidential information as to its negotiations with potential new Series Name Entitlement Sponsors to avoid creating a conflict, and to promptly notify the other party of the execution of a definitive agreement with a new Series Name Entitlement Sponsor. When new Series Name Entitlement Sponsors are added by Licensor or Licensee, the applicable party shall give notice to the other party of the new Series Name Entitlement Sponsor and the parties shall discuss in good faith the parameters of the business category exclusivity set forth in the corresponding definitive agreement, with the general breadth of exclusivity provided for current Series Name Entitlement Sponsors as set forth on Exhibit D used as the basis for the applicable party’s definition of the breadth of such new exclusivity.

3.6.       Exceptions to Category Exclusivity for Series Name Entitlement Sponsor.

3.6.1.   Self-Imposed Conflicts.   Each party may name Series Name Entitlement Sponsors that conflict with the business category exclusivity of any of its own Series Name Entitlement Sponsors, in such party’s sole and absolute discretion. For purposes of illustration, Licensor could name Pep Boys to be a Series Name Entitlement Sponsor to succeed Lucas Oil, thereby conflicting with the business category exclusivity granted to O’Reilly Automotive, Inc.

***                   Redacted for confidentiality.

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3.6.2.   Consensual Conflicts.   Each party may seek the other party’s approval to grant a conflicting Series Name Entitlement Sponsor. Such approval may be granted or denied by either Licensor or Licensee (as applicable) in such party’s sole and absolute discretion. For example, Licensee could seek Licensor’s approval to name Pep Boys to be a Series Name Entitlement Sponsor, thereby conflicting with the O’Reilly exclusive category, and Licensor may grant or deny such approval in its sole and absolute discretion.

4.          Quality Control and Protection of Brand.

4.1.       Trademark Usage Guidelines.   Licensee’s use of the Licensor Owned Marks shall be in accordance with the provisions of Section 2, this Section 4 and Licensor’s then current trademark usage guidelines, as may be updated from time to time by Licensor provided that all such updates shall be subject to Licensee’s consent (which consent Licensee shall not unreasonably withhold or delay). Attached hereto as Exhibit E is copy of Licensor’s trademark usage guidelines that is current as of the Effective Date. In the event of any conflict or inconsistency between the express provisions of this Agreement (excluding Exhibit E) and the terms and conditions of Exhibit E, the express provisions of this Agreement (excluding Exhibit E) shall govern and control.

4.2.       Licensee Restrictions.   Licensee shall not use the Licensor Owned Marks in a manner that derogates Licensor’s rights therein or the value thereof, and Licensee shall take no action that would interfere with, diminish or tarnish those rights or value. Licensee shall not at any time intentionally or recklessly do, or suffer to be done by anyone acting on its behalf, any act or thing which will in any way impair the rights of Licensor in or to the Licensor Owned Marks or any application or registration thereof, or which depreciates the value of the Licensor Owned Marks, or their reputation or goodwill. Licensee shall Conduct its business in a manner that will reflect positively on the Licensor Owned Marks at all times. Licensee agrees not to use the Licensor Owned Marks in a manner that is inconsistent with Licensor’s status as a Family Friendly Organization and/or Licensor’s philosophy of (i) promoting the role of safety in the sport of drag racing, (ii) portraying Licensor and the sport of drag racing in a positive and professional light and (iii) promoting drag racing as a Competition; provided, however, this shall not preclude Licensee from Conducting Exhibition or Promotional drag racing activities at set forth in the Ongoing Business Agreements.

4.3.       Protective Provisions.   Licensor shall not use the Licensor Owned Marks in a manner that derogates Licensor’s rights therein or the value thereof, and Licensor shall take no action that would interfere with, diminish or tarnish those rights or value. Licensor shall not at any time intentionally or recklessly do, or suffer to be done by anyone acting on its behalf, any act or thing which will in any way impair the rights of Licensor in or to the Licensor Owned Marks or any application or registration thereof, or which depreciates the value of the Licensor Owned Marks, or their reputation or goodwill. Licensor shall Conduct its business in a manner that will reflect positively on the Licensor Owned Marks at all times. Licensor agrees not to use the Licensor Owned Marks in a manner that is inconsistent with Licensor’s status as a Family Friendly Organization and/or Licensor’s philosophy of (i) promoting the role of safety in the sport of drag racing, (ii) portraying Licensor and the sport of drag racing in a positive and professional light and (iii) promoting drag racing as a Competition; provided, however, this shall not preclude Licensor from Conducting Exhibition or Promotional drag racing activities at set forth in the Ongoing Business Agreements. Licensee shall have the right to review all uses of the Licensor Owned Marks by Licensor to ensure that Licensor’s uses comply with the requirements set forth in this Agreement.

4.4.       Licensor Restrictions.   Licensor shall not use the Licensee Owned Marks in a manner that derogates Licensee’s rights therein or the value thereof, and Licensor shall take no action that would interfere with, diminish or tarnish those rights or value. Licensor shall not at any time intentionally or recklessly do, or suffer to be done by anyone acting on its behalf, any act or thing which will in any way impair the rights of Licensee in or to the Licensee Owned Marks or any application or registration thereof,

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or which depreciates the value of the Licensee Owned Marks, or their reputation or goodwill. Licensor shall Conduct its business in a manner that will reflect positively on the Licensee Owned Marks at all times. Licensor agrees not to use the Licensee Owned Marks in a manner that is inconsistent with Licensee’s status as a Family Friendly Organization and/or Licensee’s philosophy of promoting the role of safety in the sport of drag racing and portraying Licensee and the sport of drag racing in a positive and professional light. Licensee shall have the right to review all uses of the Licensee Owned Marks by Licensor to ensure that Licensor’s uses comply with the requirements set forth in this Agreement.

4.5.       Quality of Products.   All Products shall be of such quality as will, in Licensor’s reasonable judgment, protect and enhance the goodwill, image and reputation adhering to the Licensor Owned Marks. The Products created, sold, promoted, or advertised in association with any of the Licensor Owned Marks, and their related trade dress (including packaging and labels), containers (including cartons, packing, and wrappings), and advertising and promotional materials, shall be of a style, specification, appearance, workmanship, and quality, at or above the level of quality of products provided by Licensor prior to the Effective Date. The Products will be manufactured, sold and/or distributed in accordance with all child safety laws, all applicable federal, state, and local laws, industry codes and standards, and the requirements of any regulatory agencies (including without limitation the United States Consumer Product Safety Commission) that have jurisdiction over any Products. Licensee warrants that the Products will not cause harm when used as instructed and with ordinary care for their intended purpose. Licensor covenants to Licensee that all products and services provided by Licensor (or any licensee of Licensor) that bear or are sold or provided under the Licensor Owned Marks will conform to the quality standards set forth in this Section 4.5.

4.6.       Product Cooperation.   Licensee shall cooperate with Licensor in enabling Licensor to reasonably ascertain that the Products meet Licensor’s quality standards. Such cooperation shall include, without limitation, making available for inspection by Licensor, at Licensee’s designated office, all communications from third parties regarding the quality (or lack thereof) of the Products and providing Licensor with access to Licensee’s Product manufacturing, packaging and distribution facilities for reasonable inspection by Licensor. Licensee will use Best Efforts to afford Licensor the opportunity to conduct such inspections on ten (10) days prior written notice, but under no circumstances shall Licensee require longer than twenty-one (21) days prior written notice to afford such opportunity to Licensor. Any such inspections shall be made during regular business hours in a manner that does not unduly interrupt operations and at Licensor’s sole expense. Inspection of correspondence and each facility shall be limited to one (1) time in any twelve (12) month period, unless any such inspection reveals that Licensee is in breach of this Section 4, in which case, the limitation set forth in this sentence shall not apply.

4.7.       Samples.   No more often than once each calendar quarter, and upon Licensor’s reasonable request, Licensee shall make available to Licensor, at Licensee’s designated facility, samples of Products and materials bearing any Licensor Owned Mark, including, without limitation, the Products, any advertising, packaging and other publicly disseminated materials. If Licensor discovers any improper use of any Licensor Owned Mark and delivers a writing describing in detail the improper use to Licensee, Licensee shall promptly remedy the improper use.

4.8.       Existing Uses.   The parties understand and agree that the manner in which Licensor Conducted Professional Drag Racing, and the activities at each of the Events Conducted by Licensor, during the 2006 Racing Season and the five (5) immediately preceding racing seasons, satisfied the provisions of this Section 4, including without limitation the requirement that the Licensor Owned Marks be used in a manner which is consistent with Licensor’s status as a Family Friendly Organization. In no event shall a party’s exploitation of the rights granted hereunder violate the provisions of this Section 4 to the extent that such exploitation is consistent with such prior exploitation by Licensor.

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5.          Composite and Modified Marks.

5.1.       Avoidance of Confusion.   The parties will cooperate in good faith in the creation of Composite Marks to avoid creating the same new trademarks and/or confusion among the public.

5.2.       Designation of Licensee Created Marks.   Each Licensee Created Mark shall be characterized either as a Licensee Created Common Mark or a Licensee Created Specific Mark. The parties shall cooperate in good faith in such designation of the Licensee Created Marks. Any dispute as to the appropriate designation of Licensee Created Marks shall be resolved in accordance with the arbitration provisions of Section 22.

6.          Corporate Names.

Notwithstanding the rights licensed to Licensee under this Agreement, Licensee shall not (and shall cause its Subsidiaries and other Affiliates not to) change its corporate name to, or use as its corporate name, “NHRA,” “National Hot Rod Association,” “National Hot Rod Association Corporation,” “National Hot Rod Corporation,” “National Hot Rod LLC,” “NHRA LLC,” “NHRA, Inc.,” “NHRA Incorporated,” “NHRA Corp.,” “NHRA Corporation,” “NHRA Ltd.,” “NHRA Limited,” “NHRA Championship Drag Racing” and/or any other similar corporate name; provided, however, Licensee and Licensee’s Subsidiaries and other Affiliates may include “NHRA” (but may not include “National Hot Rod Association”) within its or their corporate name(s) upon Licensee’s receipt of Licensor’s written approval thereof, which approval shall not be unreasonably withheld or delayed. For example, Licensee may change its corporate name to “NHRA Premier, Inc.” and Licensor would approve the use thereof in accordance with the approval provision set forth in the immediately preceding sentence. As of the date hereof, Licensor has approved the following corporate names for use by Licensee: “NHRA Premier, Inc.,” “NHRA Pro Racing,” “NHRA Pro Drag Racing,” “NHRA Professional Drag Racing,” and “NHRA Pro.” Licensee shall cause the entity operating the Professional Drag Racing series in the United States to adopt a corporate name that includes the acronym “NHRA” as part of such entity’s corporate name provided that it is coupled with additional words so that such corporate name is not identical to any of the names listed above in this Section 6 or any then-existing corporate name used by Licensor and/or any Affiliate or Subsidiary of Licensor. Except (a) for termination as provided in Section 12.3 below or (b) if Licensee ceases all use of the Licensor Owned Marks, Licensee shall cause such entity to operate under this corporate name or another corporate name that complies with the provisions of the foregoing sentence. Except as otherwise provided in this Section 6, Licensee and its Subsidiaries and other Affiliates may change their corporate names from time to time without Licensor’s consent. Except (i) for termination as provided in Section 12.3 below or (ii) if Licensee ceases all use of the Licensor Owned Marks and the Licensee Owned Marks, Licensee shall also have the exclusive right to use “NHRA” as a ticker symbol for any exchange on which securities are traded.

7.          Domain Names.

7.1.       The domain name www.NHRA.com was sold, transferred, conveyed, assigned and delivered to Licensee. Except for the domain name www.NHRA.com, Licensee shall not use a domain name (or any other similar or successor address system) containing any Licensor Owned Mark without the prior written approval of Licensor, which approval shall not be unreasonably withheld or delayed.

7.2.       Upon the termination of this Agreement, Licensor automatically and irrevocably shall own and be vested with, and Licensee automatically and irrevocably shall be deemed to have granted, conveyed, assigned, transferred and set over to Licensor, exclusively and in perpetuity, for the entire universe, in any and all languages, all rights, title and interests in and to the www.NHRA.com domain name.

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8.          Meetings.

Upon the request of either party, made no more frequently than once per calendar quarter, the parties shall meet to discuss, among other things: quality control, sponsorships, Composite Marks, Modifications made to the Licensor Owned Marks, designation of Licensee Created Marks as either Licensee Created Specific Marks or Licensee Created Common Marks, domain names, prosecution and maintenance of the Licensor Owned Marks, and infringement of any Licensor Owned Mark and/or Licensee Owned Mark.

9.          Ownership.

9.1.       Existing Composite Marks.   Reference is hereby made to Schedule 3.16(e) of the Asset Purchase Agreement which sets forth all of the Composite Marks with respect to which Licensor is assigning to Licensee all of its rights, titles and interests as more particularly set forth in the Asset Purchase Agreement (the “APA Composite Marks”). Licensee acknowledges and agrees that the Licensor Composite Marks other than the APA Composite Marks are and shall remain the sole and exclusive property of Licensor.

9.2.       Licensor Owned Marks.   Licensee acknowledges and agrees that Licensor is the exclusive owner of all right, title and interest in and to the Licensor Owned Marks (other than those elements owned by a third party). All goodwill arising from uses of the Licensor Owned Marks (other than those elements owned by a third party) shall inure to the benefit of Licensor. Licensor’s ownership interest in the Licensor Owned Marks shall be subject to the rights and licenses granted to Licensee hereunder and to any restrictions imposed by third parties with respect thereto.

9.3.       Licensee Owned Marks.   Licensor acknowledges and agrees that Licensee is the exclusive owner of all right, title and interest in and to the Licensee Owned Marks (other than those elements owned by Licensor or a third party). All goodwill arising from uses of the Licensee Owned Marks (other than those elements owned by Licensor or a third party) shall inure to the benefit of Licensee. Licensee’s ownership interest in the Licensee Owned Marks shall be subject to: (i) Licensor’s ownership interest in any element, including, without limitation, the Licensor Owned Marks, that comprises one (1) or more of the distinct elements thereof; (ii) any restrictions imposed by third parties with respect thereto; and (iii) the rights and licenses granted to Licensor hereunder.

9.4.       Assignment of Common Marks.   Licensee hereby irrevocably agrees to assign and does hereby assign to Licensor all right, title, and interest in and to the Licensee Created Common Marks, whether currently existing or created or developed later, including, without limitation, all intellectual property and proprietary rights thereto. To the extent, if any, that Licensee retains any right, title or interest in or to the Licensee Created Common Marks, Licensee hereby grants to Licensor a perpetual, irrevocable, royalty free, fully paid-up, transferable, sublicensable, worldwide right and license to use, reproduce, adapt, display and otherwise exploit all or any portion of the Licensee Created Common Marks, in any form or media (now known or later developed). Licensee further waives any “moral” rights or other rights that Licensee has in the Licensee Created Common Marks under any applicable law.

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9.5.       Right of First Refusal.

9.5.1.   For purposes of this Section 9.5, the term “Transfer” shall mean any assignment, sale, exchange, pledge, hypothecation or other disposition (whether directly or indirectly, by operation of law or otherwise) of any Licensor Owned Mark (collectively, “Transfer”); provided, however, that the term “Transfer” shall not include any license to use, reproduce, adapt and/or display any Licensor Owned Mark so long as such license is not (i) an exclusive license or sole right to use, reproduce, adapt and display all or substantially all of Licensor’s reserved rights in and to the Licensor Owned Mark or (ii) an arrangement outside of the ordinary course of Licensor’s business which is the substantial equivalent of an exclusive or sole right to use, reproduce, adapt and display all or substantially all of Licensor’s reserved rights in and to the Licensor Owned Mark.

9.5.2.   During the term of this Agreement, Licensor shall Transfer any Licensor Owned Mark other than in compliance with the provisions set forth in this Section 9.5. If, at any time during the term of this Agreement, Licensor receives a bona fide third-party offer (an “Offer”) to Transfer any Licensor Owned Mark (a “Transfer Transaction”), Licensee shall have a first right of refusal to acquire such Licensor Owned Mark from Licensor on the terms offered to Licensor in connection with such Transfer Transaction. Licensor shall promptly deliver to Licensee a written notice (the “Offer Notice”), setting forth all of the terms and conditions of any such Offer that Licensor is prepared to accept. Licensee shall have thirty (30) days from its receipt of the Offer Notice to accept or decline such Offer in writing. If Licensee fails to respond to the Offer Notice prior to the expiration of the 30-day period, Licensee shall be deemed to have declined to exercise its right of first refusal hereunder. If Licensee declines to exercise its right of first refusal with respect to such Offer, Licensor shall be free to engage in such Transfer Transaction on the terms stated in the Offer Notice. If any term or condition of the Offer changes in any respect prior to the closing of the Transfer Transaction, Licensor shall promptly notify Licensee in writing of the revised terms and conditions of such Offer, and Licensee shall have ten (10) Business Days to accept or reject the revised Offer on the terms set forth in the revised Offer Notice. If Licensee accepts such revised Offer, then Licensee and Licensor shall complete the Transfer Transaction on the terms and under the conditions set forth in the Offer Notice or on such other terms and conditions that are substantially equivalent, and in no event less advantageous to Licensor than the affected term or condition set forth in the Offer Notice. In accepting any Offer, Licensee will not be required to comply with any term or condition that would be impossible for Licensee to perform or would conflict with any of Licensee’s prior contractual commitments; provided, that, Licensee must agree to another term or condition that is in no event less advantageous to Licensor, than the affected term or condition set forth in the Offer Notice. Licensee must notify Licensor of any such terms or conditions as promptly as possible.

9.5.3.   Notwithstanding the foregoing, the provisions of this Section 9.5 shall not apply to: (i) any Transfer Transaction between Licensor and any of the following transferees (“Permitted Transferee”): (a) the Museum or (b) any Affiliate of the Licensor; provided, that such Permitted Transferee acquires such Licensor Owned Marks subject to the terms and conditions set forth in this Agreement and agrees in writing to be bound by the terms and conditions set forth herein with respect to such Licensor Owned Marks (including without limitation this Section 9.5) or (ii) any Transfer Transaction in connection with any merger or consolidation involving the Licensor so long as the Licensor is the surviving entity in such merger or consolidation and such Transfer Transaction does not, at the time such Transfer Transaction is consummated, result in a change of control of Licensor (for purposes of this clause (ii), “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of Licensor). If a Transfer Transaction described in clause (ii) results in a change of control at the time such Transfer Transaction is consummated, Licensee would have the right to purchase the Licensor

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Owned Marks at their fair market value as determined by an independent third party appraiser mutually agreeable to both parties. If the parties are unable to agree on an appraiser, or if either party reasonably and in good faith believes the appraiser has overstated or understated the value of the Licensor Owned Marks by ten percent (10%) or more, the parties shall submit the matter to arbitration as provided in this Agreement.

10.        Maintenance Of Trademarks.

10.1.    Licensor Owned Marks.

10.1.1.   Within the United States.   Except as otherwise provided in this Section 10.1, Licensor shall have the exclusive right to file and prosecute trademark applications, renewals or other documentation regarding the Licensor Owned Marks. Licensor shall be responsible for the preparation, execution, filing and prosecution of applications, renewals or other documentation necessary or useful to maintain and/or protect Licensor’s intellectual property rights in the Licensor Owned Marks in the United States. Licensor shall perform these obligations in a timely manner, and shall take all actions necessary to maintain the validity and enforceability of Licensor Owned Marks in the United States. Licensor shall (A) provide to Licensee information concerning all such actions and (B) consult with Licensee regarding such actions and consider in good faith Licensee’s recommendations with respect thereto. Licensee shall cooperate with Licensor in good faith in connection with these actions at Licensor’s sole cost and expense. In the event that Licensor fails to pay any amounts necessary to maintain any Licensor Owned Mark in the United States when due, Licensee shall have the right (but not the obligation) to pay such amounts and obtain reimbursement from Licensor. If Licensor elects to discontinue maintenance of any of the Licensor Owned Marks in the United States for any reason, then Licensor shall provide Licensee with notice of its election not to maintain no less than sixty (60) days prior to any necessary actions to preserve the Licensor Owned Marks (including any actions related to any pending trademark application) in the United States. In Licensee’s sole discretion, Licensee may elect to continue to maintain such Licensor Owned Marks. Licensor agrees to timely provide Licensee with any assistance reasonably required to maintain such Licensor Owned Marks. Licensee shall not register any Licensor Owned Marks in Licensee’s own name, but shall act as agent for Licensor to effect such registrations.

10.1.2.   Outside the United States.   If Licensor elects (which election Licensor may make in its sole discretion) not to prepare, execute, file and/or prosecute applications, renewals or other documentation necessary or useful to maintain and/or protect Licensor’s intellectual property rights in the Licensor Owned Marks outside the United States, then Licensee may elect, in its sole discretion and at its sole cost and expense, to prepare, execute, file and/or prosecute applications, renewals or other documentation necessary or useful to maintain and/or protect Licensor’s intellectual property rights in the Licensor Owned Marks in the applicable countries outside the United States. Licensor agrees to timely provide Licensee with any assistance reasonably required to maintain such Licensor Owned Marks. Licensee shall not register any Licensor Owned Marks in Licensee’s own name, but shall act as agent for Licensor to effect such registrations.

10.1.3.   Licensee Obligations.   In respect of each Licensor Owned Mark for which Licensee elects to prepare, execute, file and/or prosecute applications, renewals or other documentation, Licensee shall perform these obligations at its sole cost and expense (except as expressly provided above). Licensee shall, upon written request by Licensor, (A) provide to Licensor information concerning all such actions and (B) consult with Licensor regarding such actions and consider in good faith Licensor’s recommendations with respect thereto.

10.1.4.   Licensee Owned Marks.   Licensee shall possess the exclusive right to file and prosecute trademark applications, renewals or other documentation regarding the Licensee Owned Marks.

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11.        Infringement.

11.1.    Notice.   Each party shall, promptly after becoming aware of the same, notify the other party in writing of any material infringement, dilution and/or unauthorized use of any Licensor Owned Marks or Licensee Owned Marks (each, an “Infringement”).

11.2.    Licensor Owned Marks.   Licensor may, in its sole discretion (subject to Section 11.3), undertake to prosecute necessary actions to prevent or terminate any Infringement involving the Licensor Owned Marks. In the event Licensee is joined in any litigation involving the Licensor Owned Marks, Licensee shall cooperate with and assist Licensor’s counsel at Licensor’s expense. Licensor’s counsel shall consider in good faith and give all due consideration to the recommendations of Licensee’s counsel, provided that the decisions of the counsel of Licensor with reference to matters of procedure, conduct of such litigation and/or the handling thereof shall prevail. Licensor shall not settle any such action in a manner that will materially impair the rights of Licensee or its sublicensees. In the event that both parties decide to jointly bring a lawsuit (or if each party individually brings a lawsuit and these lawsuits are consolidated), the following shall apply: (i) Licensor’s counsel shall consider in good faith and give all due consideration to the recommendations of Licensee’s counsel, provided that the decisions of the counsel of Licensor with reference to matters of procedure, conduct of such litigation and/or the handling thereof, shall prevail; (ii) each party shall cooperate with and assist the other party; (iii) in respect of any judgment or settlement awarded to the parties that is equal to or greater than the sum of the parties’ attorneys’ fees and costs incurred in connection with such litigation, such judgment or settlement first shall be used to reimburse each party on a pro-rata basis for its attorneys’ fees and costs incurred in connection with such litigation and, then, any remaining portion of such judgment or settlement shall be split by the parties on an equitable basis, taking into account the extent to which the Infringement relates to the business or operations of the parties; (iv) in respect of any judgment or settlement awarded to the parties that is less than the sum of the parties’ attorneys’ fees and costs incurred in connection with such litigation, such judgment or settlement shall be used to reimburse each party on a pro-rata basis for its attorneys’ fees and costs incurred in connection with such litigation and thereafter each party shall bear the unreimbursed portion of its own attorneys’ fees and costs incurred in connection with such litigation; and (v) each party shall be responsible for a portion of any and all adverse judgments or settlements awarded against the parties determined on an equitable basis taking into account the extent to which the actions giving rise to the adverse judgment or settlement related to the business, operations and/or actions of each party. Licensor shall not settle any such action without Licensee’s consent, such consent not to be unreasonably withheld or delayed.

11.3.    Licensee Enforcement.   With respect to an Infringement that violates any right or license granted to Licensee under this Agreement and which (i) Licensor elects to not proceed with an action against such Infringement following a written request by Licensee or (ii) Licensor does not take timely action to prevent or terminate such Infringement, Licensee shall have the right (but not the obligation) to take such action as Licensee deems advisable; provided that Licensee shall (x) reasonably provide to Licensor information concerning any such action, (y) reasonably consult with Licensor regarding such action and consider in good faith and give all due consideration to Licensor’s recommendations with respect thereto, and (z) not settle any such action in a manner that will impair the rights of Licensor or its other licensees or their sublicensees. Licensor shall, if requested by Licensee, reasonably cooperate with Licensee, at Licensee’s sole cost and expense, concerning the foregoing described matters. In respect of any judgment or settlement awarded to the parties that is equal to or greater than the sum of the parties’ attorneys’ fees and costs incurred in connection therewith, such judgment or settlement first shall be used to reimburse each party on a pro-rata basis for its attorneys’ fees and costs incurred in connection with such litigation and, then, any remaining portion of such judgment or settlement shall be split by the parties on an equitable basis, taking into account the extent to which the Infringement relates to the business or operations of the parties. In respect of any judgment or settlement awarded to the parties that is less than

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the sum of the parties’ attorneys’ fees and costs incurred in connection therewith, such judgment or settlement shall be used to reimburse each party on a pro-rata basis for its attorneys’ fees and costs incurred in connection with such litigation and thereafter each party shall bear the unreimbursed portion of its own attorneys’ fees and costs incurred in connection with such litigation. Licensee shall be solely and exclusively responsible for any and all adverse judgments or settlements awarded against the parties incurred in connection with such litigation.

11.4.    Prior Infringements of Licensor Owned Marks.   Licensor shall have the sole right, though it is under no obligation, to bring any action for any Infringements relating to the Licensor Owned Marks occurring prior to the Effective Date. Licensee shall cooperate with Licensor, at Licensor’s expense for any out-of-pocket costs incurred by Licensee, in any efforts by Licensor to bring such actions. In respect of any judgment or settlement awarded to Licensor in connection with any such action, such judgment or settlement shall be the sole and exclusive property of Licensor.

11.5.    Infringement of Third Party Rights.   Each party shall, promptly after becoming aware of the same, notify the other party in writing of any written third-party claim that any Licensor Owned Mark or Licensee Owned Mark infringes, dilutes or unfairly competes with the intellectual property rights of such third party. Licensor shall have the first right, but not the obligation, to defend any and all such third party claims unless such claim relates solely to a Licensee Owned Mark, in which case Licensee shall have the first right. If the party with the first right fails to assume the defense within a reasonable period of time after a written request to do so, the other party may assume the defense. In respect of any such third party claim that the applicable party elects to defend, the other party shall cooperate with the party providing the defense, at the defending party’s expense for any out-of-pocket costs incurred by the other party. The defending party may not settle any such third party claim without the consent of the other party, such consent not to be unreasonably withheld or delayed. In respect of any judgment or settlement awarded to the defending party in connection with any such action, such judgment or settlement shall be used to reimburse each party on a pro-rata basis for its attorneys’ fees and costs incurred in connection with such litigation and any remaining portion of such judgment or settlement shall be split by the parties on an equitable basis, taking into account the extent to which the judgment or settlement relates to the business or operations of the parties.

11.6.    Cessation of Use.   In the event that any Licensor Owned Mark(s) is/are held in a Proceeding to infringe any intellectual property rights of any third party and the use of such Licensor Owned Mark is enjoined, or in the event that Licensor reasonably believes that it is likely that any Licensor Owned Mark(s) will be found to infringe or constitute a misappropriation, or likely to be enjoined, Licensor may instruct Licensee to cease using the particular Licensor Owned Mark(s) at issue and Licensee agrees that, upon receiving any such instruction from Licensor, Licensee promptly will (and promptly will cause all other Persons who have obtained the right to use such Licensor Owned Mark(s) directly or indirectly from Licensee to) cease all use thereof. In the event that any Licensee Owned Mark(s) is/are held in a Proceeding to infringe any intellectual property rights of any third party and the use of such Licensee Owned Mark is enjoined, or in the event that Licensee reasonably believes that it is likely that any Licensee Owned Mark(s) will be found to infringe or constitute a misappropriation, or likely to be enjoined, Licensee may instruct Licensor to cease using the particular Licensee Owned Mark(s) at issue and Licensor agrees that, upon receiving any such instruction from Licensee, Licensor promptly will (and promptly will cause all other Persons who have obtained the right to use such Licensee Owned Mark(s) directly or indirectly from Licensor to) cease all use thereof

11.7.    Licensee Owned Marks.   Licensee may, in its sole discretion, undertake to prosecute necessary actions to prevent or terminate any Infringement involving the Licensee Owned Marks. In the event Licensor is joined in any litigation involving the Licensee Owned Marks, Licensor shall cooperate with and assist Licensee’s counsel at Licensee’s expense. Licensee’s counsel shall consider in good faith and give all due consideration to the recommendations of Licensor’s counsel to the extent related to

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elements of the Licensee Owned Marks that are Licensor Owned Marks, provided that the decisions of the counsel of Licensee with reference to matters of procedure, conduct of such litigation and/or the handling thereof shall prevail. Licensee shall not settle any such action in a manner that will materially impair the rights of Licensor in the Licensor Owned Marks. In the event that both parties decide to jointly bring a lawsuit (or if each party individually brings a lawsuit and these lawsuits are consolidated), the provisions of Section 11.1 relating to such a joint or consolidated action shall apply.

12.        Term and Termination.

12.1.    Term.   Except as otherwise provided in Section 12.3 below, the term of this Agreement shall begin on the Effective Date and continue in perpetuity.

12.2.    No Termination; Remedies.   Except as otherwise provided in Section 12.3 below, neither party may terminate this Agreement, even for material breach; provided, however, each party shall have and hereby reserves the right to obtain monetary damages and/or a temporary or permanent order for specific performance or injunctive relief to enjoin or cure any breach or Threatened breach by the other party of the terms of this Agreement or in the event that the other party uses any trademark in a manner beyond the scope granted by this Agreement. Except for any uses of the other party’s trademarks in any manner that materially and in bad faith exceeds the scope of the applicable license(s) set forth in this Agreement, in no event shall either party be liable to the other for any punitive damages (other than for an award of punitive damages to a third party for which indemnification is available under Section 14.1 of this Agreement). Each party hereby waives all other rights and remedies which it may have for breach of this Agreement whether by contract, operation of law, in equity or otherwise.

12.3.    Change of Control.   Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Change of Control, Licensor shall have the right to terminate this Agreement by giving Licensee written notice of such termination; provided, however, that the termination right set forth in this Section 12.3 (A) must be exercised, if at all, no later than the later of (i) one hundred eighty (180) days after Licensor’s receipt of written notice from Licensee of a Change of Control or (ii) the actual consummation of a Change of Control and (B) will automatically expire as follows: (i) on the third (3rd) anniversary of the Effective Date if Licensor has sold a legal and/or beneficial interest in one or more of the shares of Stock (a “Stock Sale”) at any time prior to this third (3rd) anniversary, provided that the sale or other transfer to the Museum of a legal and/or beneficial interest of seven and one-half percent (7½%) or less of such shares of Stock shall not trigger such automatic expiration; or (ii) if there has been no such Stock Sale prior to the third (3rd) anniversary of the Effective Date, then upon the fourth (4th) anniversary of the Effective Date or the occurrence of a Stock Sale, whichever first occurs. If Licensor terminates this Agreement pursuant to the provisions of this Section 12.3, Licensor shall not be liable to Licensee for Damages of any kind solely as a result of such termination.

12.4.    Effect of Termination.

12.4.1.   Licensor Owned Marks.   Upon the termination of this Agreement pursuant to Section 12.3, all rights and licenses to the Licensor Owned Marks granted hereunder shall terminate immediately and automatically. In addition, all rights and licenses granted by Licensor to Licensee under this Agreement shall revert to Licensor and Licensor may license, use, reproduce, adapt, perform and display the Licensor Owned Marks for any purpose whatsoever; provided, however, that Licensor shall not use or permit any third party to use the Licensor Owned Marks in connection with any Professional Drag Racing activities. After the termination of this Agreement, (a) Licensee shall not (and shall not permit any third party to) use in any manner any Licensee Owned Mark that contains any element owned by Licensor, including, without limitation, any Licensor Owned Mark, and (b) Licensee shall promptly take all steps necessary to cease using “NHRA” as its stock symbol. Licensee must include reference to this provision with respect to any sublicenses or sponsorships granted by Licensee in connection with this Agreement so that if this

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Agreement is terminated prior to the expiration of such sublicenses or sponsorships, the sublicenses and sponsorships insofar as they include the use of any (x) Licensee Owned Mark that contains any element owned by Licensor, including, without limitation, any Licensor Owned Mark and/or (y) Licensor Owned Marks will terminate at the same time.

12.4.2.   Licensee Owned Marks.   Upon the termination of this Agreement pursuant to Section 12.3, all rights and licenses to the Licensee Owned Marks granted hereunder shall terminate immediately and automatically. In addition, all rights and licenses granted by Licensee to Licensor under this Agreement shall revert to Licensee and Licensee may license, use, reproduce, adapt, perform and display the Licensee Owned Marks for any purpose whatsoever, subject to the limitations of Section 12.4.1 with respect to any elements owned by Licensor; provided, however, that Licensee shall not use the Licensee Owned Marks in connection with any Association Drag Racing activities. Licensor must include reference to this provision with respect to any sublicenses or sponsorships granted by Licensor in connection with this Agreement so that if this Agreement is terminated prior to the expiration of such sublicenses or sponsorships, the sublicenses and sponsorships insofar as they include the use of any Licensee Owned Mark will terminate at the same time.

12.4.3.   Confidential Information.   Upon any termination of this Agreement, each party shall promptly return to the other party any and all of the other party’s Confidential Information provided or otherwise obtained in connection with the performance of this Agreement.

12.5.    Wind-down Period.   Notwithstanding Section 12.4, if this Agreement is terminated pursuant to the above provisions of Section 12.3:

12.5.1.   Licensee shall have up to one hundred and eighty (180) days after the effective date of any termination (the “Wind-down Period”) to (i) complete the manufacture of Products then in production and subject to a purchase order that cannot be terminated without penalty, (ii) sell the Products then in inventory, and (iii) change signage, sponsorship materials, promotions, marketing and advertising materials, names of Events and other uses of the Licensor Owned Marks and Licensee Owned Marks existing as of the termination date. All such activities during the Wind-down Period shall be in accordance with the terms and conditions of this Agreement. Except as otherwise agreed, any inventory of Products in Licensee’s possession or control after the Wind-down Period shall be destroyed or, if agreed by Licensor and Licensee, delivered to Licensor or its designee, at Licensor’s direction, and Licensor shall be responsible for any resulting delivery expenses. Licensor may resell any such inventory delivered to Licensor. In the event Licensor directs the destruction of any inventory as provided in this Section 12.5, such destruction shall be attested to in a sworn affidavit signed by an officer duly authorized to bind Licensee.

12.5.2.   Licensee shall have the right to continue using the Licensor Marks for National Event Series, Series Sponsors and Presenting Sponsors through the end of the then-current season; provided, however, that if the effective date of the termination occurs within one hundred and twenty (120) days prior to the end of the then-current season, such right shall continue until the end of the next season.

12.6.    Survival.   Sections 1, 2.6, 7.2, 9.1, 9.2, 9.3, 9.4, 12.4, 12.5, 12.6, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31 and 32 shall survive any expiration or termination of this Agreement.

13.        Representations and Warranties; Additional Covenants; Disclaimer.

13.1.    Each party represents and warrants to the other party that: (i) the execution, adoption and delivery of this Agreement have been duly and validly authorized by all necessary action on the part of the party, and upon execution and delivery by the other party, this Agreement shall constitute a legal, valid and binding obligation of the party, enforceable against it in accordance with its terms; and (ii) the execution

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and delivery of this Agreement by the party and the performance by the party of the obligations to be performed by it hereunder do not and will not result in a breach of, or constitute a default under, any agreement or instrument to which the party is a party or by which it may be bound.

13.2.    Each party represents, warrants and covenants to the other that: (i) none of its products shall infringe upon, violate or otherwise misappropriate the trademarks, copyrights, trade secrets, patents or other intellectual property rights of any third party; (ii) none of its products or any element thereof or the marketing or use thereof shall constitute libel, slander, or unfair competition; (iii) none of its products or any element thereof or the marketing or use thereof shall violate any third party’s right of privacy or publicity; and (iv) such party has or shall obtain all materially necessary rights, permissions and clearances beyond those granted herein that are necessary for any product for its authorized use or sale as contemplated herein.

13.3.    Licensor represents and warrants to Licensee that: (i) Licensor owns the registrations and applications for registrations for the Legacy Marks set forth on Exhibit A hereto and the Licensor Composite Marks set forth on Exhibit B hereto for which Licensor has sought registration; (ii) Licensor has all rights and authority necessary to grant the licenses granted hereunder; (iii) Licensor has no Knowledge that the Legacy Marks and/or Licensor Composite Marks existing as of the Effective Date infringe, dilute, tarnish or otherwise violate the rights of any third party; (iv) the Licensor Owned Marks (other than the Licensee Created Common Marks) created after the Effective Date will not infringe, dilute, tarnish or otherwise violate the rights of any third party; and (v) except for the agreements listed on Schedule 3.12(a) and Schedule 3.12(b) of the Asset Purchase Agreement, has not entered into any agreement that would conflict with the rights granted to Licensee hereunder. During the term of this Agreement, Licensor shall not enter into any agreement that conflicts with the rights granted to Licensee hereunder.

13.4.    Licensee represents and warrants to Licensor that: (i) Licensee has all rights and authority necessary to grant the licenses granted hereunder; (ii) the Licensee Owned Marks (other than any element of a Licensee Owned Mark that is a Licensor Owned Mark) and Licensee Created Common Marks (other than any element of a Licensee Created Common Mark that is a Licensor Owned Mark) created after the Effective Date will not infringe, dilute, tarnish or otherwise violate the rights of any third party; and (iii) has not entered into any agreement that would conflict with the rights granted to Licensor hereunder. During the term of this Agreement, Licensee shall not enter into any agreement that conflicts with the rights granted to Licensor hereunder.

13.5.    EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, AND ANY WARRANTIES THAT MAY ARISE DUE TO COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, WHETHER RELATED TO THE TRADEMARKS OR OTHERWISE.

14.        Indemnification.

14.1.    Indemnification.

14.1.1.   From and after the Effective Date, each party shall indemnify, defend and hold harmless the other party and the other party’s Subsidiaries, Affiliates and Representatives (collectively, the “Indemnified Parties”) from and against any and all Damages incurred in connection with, arising out of, resulting from: (i) the performance of this Agreement by the indemnifying party or any party acting on its behalf or exercising its rights; (ii) any breach or alleged breach of any of the representations, warranties or agreements made by the indemnifying party under this Agreement; (iii) any act or omission of the indemnifying party, or any party acting on its

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behalf or exercising its rights, in connection with this Agreement; (iv) the design, testing, manufacture, sale, distribution, advertisement, labeling, safety, use, misuse, or defect of any product and/or related trade dress, containers, advertising and/or promotional materials; (v) libel or slander against, or invasion of the right of privacy, publicity or property of, or in violation or misappropriation or infringement of any other right of any third party; and (vi) any agreements or alleged agreements made or entered into by or with the indemnifying party to effectuate the terms of this Agreement, including but not limited to, the manufacture, distribution, exploitation, advertising, sale or use of any product by the indemnifying party or any party acting on its behalf or exercising its rights (each, an “Indemnification Claim”). The party claiming indemnity shall promptly notify the indemnifying party of any Indemnification Claim for which indemnification is sought pursuant to this Section 14.1. The indemnifying party shall bear full responsibility for all Indemnification Claims; provided however, that (A) the indemnifying party shall keep the other party informed of, and consult with the other party in connection with the progress of each Indemnification Claim; and (B) the indemnifying party shall not have any right, without the Indemnified Party’s written consent (which consent shall not be unreasonably withheld or delayed), to settle any Indemnification Claim if such settlement arises from or is part of any criminal action or other Proceeding or contains a stipulation to or admission or acknowledgment of, any Liability or wrongdoing (whether in contract, tort or otherwise) on the part of the Indemnified Party. Notwithstanding any of the foregoing, the Indemnified Parties shall have the right, in its absolute discretion, to employ attorneys of its own choice and at its own expense to institute or defend any Indemnification Claim.

14.1.2.   Any Damages for which indemnification may be available under this Section which may be covered by a party’s insurer under any insurance policies (any such insurer, a “Potential Contributor”) shall be subject to the following provisions:

(a)        Neither Licensor nor Licensee (each in its capacity as an indemnifying party hereunder, an “Indemnifying Party”) shall have any obligation to indemnify, defend and hold harmless any indemnified party hereunder (each, an “Indemnitee”) for any Damages to the extent such Damages (net of all collection expenses) are actually recovered from the Potential Contributor. In any case where an Indemnitee recovers from a Potential Contributor any amount in respect of a matter for which the Indemnitee has previously recovered Damages from the Indemnitor pursuant to this Section, the Indemnitee shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the amount of expenses incurred by the Indemnitee in procuring such recovery), but not in excess of the sum of (A) any amount previously paid by the Indemnitor to or on behalf of the Indemnitee in respect of such claim and (B) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

(b)        Prior to asserting a claim for indemnification under this Section (each, an “Indemnification Claim”), each Indemnitee shall exercise its Best Efforts to cause the Potential Contributor to assume the defense of, and pay for any Damages incurred in connection with, arising out of, resulting from or incident to, the Indemnification Claim to the same extent as such Indemnitee would if such Indemnification Claim were not subject to indemnification hereunder; provided, however, that in no event shall the exercise of Best Efforts obligate any Indemnitee to institute any Proceeding against the Potential Contributor with respect to such Indemnification Claim.

(c)        To the extent that a Potential Contributor agrees to assume, and does assume, the defense of an Indemnification Claim, the Indemnitor shall have no obligation to assume the defense thereof; provided, that the Indemnitor may elect to assume the defense of such Indemnification Claim at its sole cost and expense and without delay in the place of such

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Potential Contributor. In the event that (A) a Potential Contributor refuses to assume or assumes but thereafter ceases to assume the defense of an Indemnification Claim (notwithstanding the Best Efforts of the Indemnitee to cause the Potential Contributor to assume the defense thereof) or (B) the Indemnitor has elected to assume the defense of an Indemnification Claim in place of any Potential Contributor that has agreed to assume the defense thereof, the Indemnitor shall assume the defense of such Indemnification Claim at its sole cost and expense without delay; provided, that, in such case, the Indemnitee shall assign all of its rights to pursue a claim for defense costs against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

(d)        Following the resolution of the Indemnification Claim, including the determination of the Damages arising from such Indemnification Claim, in the event that (A) a Potential Contributor has denied payment of all or any portion of such Damages and (B) the Indemnitor has paid the Indemnitee all, or the unpaid portion of, such Damages, the Indemnitee shall assign all of its rights to pursue a claim to recover such Damages against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

14.1.3.   In the event that (i) any claim for Damages is to be made by a party entitled to indemnification hereunder or (ii) any lawsuit or enforcement action is filed by any third party against any party entitled to the indemnification hereunder with respect thereto, the party claiming such indemnification shall give written notice to the indemnifying party in accordance with Section 18 hereof as soon as practicable after the indemnified party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought hereunder or of the filing of such lawsuit or enforcement action (as the case may be).

15.        Confidentiality.   Each of Licensee and Licensor acknowledges that in the course of performing their respective duties and obligations hereunder such party and/or its Representatives may be provided with Confidential Information of the other party and that the continued preservation of the confidentiality of such Confidential Information is an essential premise of the bargain between Licensee and Licensor contemplated hereby. Accordingly, each of Licensee and Licensor hereby agree that they will not, and will cause their respective Affiliates and Representatives not to, at any time, directly or indirectly, without the prior written consent of the other party, disclose or use any Confidential Information of the other party provided or made available to such party hereunder, except to the extent (i) such disclosure or use is necessary or appropriate in the performance of such party’s duties and obligations, or the exercise of such party’s rights, under this Agreement or any other Ongoing Business Agreement, or (ii) such disclosure or use is necessary or appropriate in connection with any arbitration or other proceedings commenced under this Agreement or any other Ongoing Business Agreement, or (iii) it is not practicable to maintain confidentiality due to the close proximity of the location of the employees of Licensor and the employees of Licensee, or (iv) with respect to Licensor, such disclosure or use is necessary or appropriate in order to own and operate the Retained Business, or (v) with respect to Licensee, such disclosure or use is necessary or appropriate in order to own and operate the Purchased Business.

15.1.    Notwithstanding the foregoing:

15.1.1.   Nothing set forth in this Section shall prohibit Licensee from disclosing any Confidential Information which Licensee determines in good faith is required to be disclosed (A) by any applicable Legal Requirement, including any Legal Requirement arising under the Exchange Act or any federal or state securities laws, or (B) under any rules or regulations promulgated by AMEX or any other national or regional securities exchange or interdealer quotation system to which Licensee or its securities is or may be subject; and

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Each party may use or disclose Confidential Information of the other party to the extent that such party is legally compelled to disclose such Confidential Information by subpoena or other court order; provided, however, that to the extent reasonably possible, the party required to disclose shall give the other party advance notice of any such disclosure and shall reasonably cooperate with the other party in connection with the other party’s efforts to protect against any such disclosure and/or to obtain a protective order narrowing the scope of such disclosure and/or use of the Confidential Information of such other party.

15.2.    Each of Licensee and Licensor further agree that they will be responsible for any breach or violation of the provisions of this Section by any of their respective Affiliates or Representatives.

16.        Assignment; Burden and Benefit.   Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned by either party without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to Licensor, Licensee may assign its rights hereunder to any Subsidiary or Affiliate of Licensee or any successor to all of substantially all of the assets of Licensee (whether by purchase of assets, merger or otherwise) that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment shall release Licensee from any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any obligations, rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

17.        Expenses.   Except as otherwise expressly provided herein, all Taxes, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

18.        Notices.   All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the first Business Day after it is sent, if sent for next Business Day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to Licensor, addressed to:

National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone: (626) 250-2237
Fax: (626) 914-5481

with a copy (which itself shall not constitute notice) to:

Morrison & Foerster LLP

555 West Fifth Street, Suite 3500

Los Angeles, California 90013

Attn: Michael C. Cohen, Esq.

Telephone: (213) 892-5404

Fax: (213) 892-5454

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If to Licensee, addressed to:

HD Partners Acquisition Corporation

2601 Ocean Park Boulevard, Suite 320

Santa Monica, CA 90405

Attn:	Eddy Hartenstein
Bruce Lederman

Telephone: (310) 209-8308

Fax: (310) 399-7303

with a copy (which itself shall not constitute notice) to:

Latham & Watkins

633 W. Fifth Street, Suite 4000

Los Angeles, CA 90071-2007

Attn: Richard L. Wirthlin, Esq.

Telephone: (213) 485-1234

Fax: (213) 891-8763

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

19.        Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

20.        Entire Agreement.   This Agreement, including the Exhibits hereto, the Key Definitions Agreement, and the other Ongoing Business Agreements, constitute the entire agreement and understanding between Licensee and Licensor with respect to the matters set forth herein and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any Affiliate or Representative of any party hereto with respect to the matters set forth herein. There are no covenants, agreements, undertakings or obligations with respect to the matters set forth in this Agreement and the other Ongoing Business Agreements other than those expressly set forth or referred to herein and therein; provided, that no default by any party in the performance of its obligations hereunder or under any other Ongoing Business Agreement shall, in and of itself, constitute a default under any other Ongoing Business Agreement or this Agreement, respectively.

21.        Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

22.        Arbitration.

22.1.    Standard Arbitration.   It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation) (other than relief referred to in Section 23 hereof), shall be resolved by Standard Arbitration or, by Expedited Arbitration to the extent reasonably requested by either party, either before or within three (3) Business Days after a party has requested Standard Arbitration.

22.2.    Waiver of Jury Trial.   By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

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23.        Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 22 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

24.        Limitation of Liability.   In addition to the other limitations set forth in this Agreement, and notwithstanding anything else to the contrary which may be contained in this Agreement, in no event shall any party hereto be liable for any punitive damages arising from a claim brought by another party hereto occasioned by any failure to perform or the breach of any representation, warranty, covenant, or other obligation under this Agreement except for (a) an award of punitive damages to a third party for which indemnification is available under Section 14.1 of this Agreement and (b) use of any trademark of the other party in a manner beyond the scope granted under this Agreement.

25.        Waiver.   Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

26.        Cumulative Remedies.   Except as otherwise set forth in this Agreement, and subject to the limitations set forth in this Agreement, all rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

27.        Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

28.        Severability.   If any term or other provision of this Agreement is invalid, unlawful, void or unenforceable, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any determination that any term or other provision is invalid, unlawful, void or unenforceable, and whether or not all other terms or other provisions of this Agreement remain in full force and effect pursuant to the preceding sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

29.        Titles.   The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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30.        Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

31.        Construction of Agreement.   Each of the parties hereto has participated in the drafting and preparation of this Agreement, which shall be construed fairly in accordance with its terms, and not in favor of or against any particular party.

32.        Independent Contractor Relationship.   For purposes of this Agreement Licensee shall be deemed an independent contractor of Licensor. Nothing contained in this Agreement shall be construed as creating a partnership, agency or joint venture relationship between Licensee and Licensor, and, except as otherwise expressly provided herein, neither party shall become bound by any representation, act or omission by the other party.

[Signature Page Follows]

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In Witness Whereof, the parties hereto have caused their respective authorized representatives to execute this Agreement as of the date first set forth above.

NATIONAL HOT ROD ASSOCIATION:	HD PARTNERS ACQUISITION CORPORATION

(Signature)	(Signature)

(Print)	(Print)

Title	Title

Date	Date

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EXHIBIT B

FORM OF COMMERCIALIZATION AGREEMENT

This Commercialization Agreement (this “Agreement”) is made effective as of               (“Effective Date”) by and between the National Hot Rod Association, a California nonprofit mutual benefit corporation with its principal place of business at 2035 Financial Way, Glendora, California 91741-4602 (the “Association”) and HD Partners Acquisition Corporation, a Delaware corporation with its principal place of business at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405 (“HDP”).(1)

RECITALS

A.         Association and HDP have previously executed that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Association agreed to sell, transfer and assign to HDP certain assets used in the Purchased Business.

B.         Concurrently with their entrance into the Asset Purchase Agreement, the Association and HDP have executed that certain Key Definitions Agreement (“Key Definitions Agreement”) pursuant to which the Association and HDP agreed upon various definitions for the Ongoing Business Agreements. This Agreement constitutes one of the Ongoing Business Agreements. Initially capitalized words that are used, but not defined, in the body of this Agreement shall have the meanings ascribed to them in the Key Definitions Agreement.

C.         It is a condition to each party’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement that HDP and the Association enter into an agreement to: (a) further identify the scope of the Retained Business to be operated by the Association; (b) further identify the scope of the Purchased Business to be operated by HDP; (c) identify each party’s relative rights and responsibilities with respect to certain shared assets; and (d) identify each party’s relative rights and responsibilities with respect to certain activities that are in connection with the operation of both the Retained Business and the Purchased Business.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions.   As used in this Agreement, the following terms shall have the following meanings:

(a)        “Additional NHRA Websites” shall collectively mean the following web sites: (i) www.Atlantadragway.com, www.Autoclubracewaypomona.com, www.Gainesvilleraceway.com, www.Nationaltrailraceway.com, and www.Oreillyracewaypark.com, each of which have been acquired by HDP, and (ii) www.NHRAcorp.com, www.NHRADIV1.com, www.NHRADIV2.com, www.NHRADIV3.com, www.NHRADIV4.com, www.NHRADIV5.com, www.NHRADIV6.com, www.NHRADIV7.com, www.NNHRAeventreg.com, www.NHRAfantasygame.com, www.NHRAfinals.com, www.NHRAimport.com, www.NHRAmovie.com, www.NHRAMuseum.com, and www.NHRASportcompact.com, each of which have been retained by the Association.

(1)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

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(b)        “Advertising Inventory” shall mean the aggregate of all advertisements (excluding any Internal Advertising Inventory and Existing Sponsor Inventory) served on the NHRA Site or on a media player launched through the NHRA Site which shall include, without limitation: (i) text and/or graphic display, rich media and “in-stream” advertisements (i.e., audio, visual, audiovisual or any other advertisements exhibited before, during or after a transmission of an audio or audiovisual work from the NHRA Site to an End User); (ii) CPC-, CPM- and CPA-based advertisements; (iii) sponsorships and other promotions attributable, or otherwise allocable, to the NHRA Site (as applicable); (iv) any demographic, marketing or other End User-related data to the extent that it is sold to any third party; and (v) any and all other forms of advertisements served on the NHRA Site. In addition, the material on the NHRA Home Page which promotes and identifies sponsors, including sponsors of races and events, and the races or events they sponsor or support, and does not promote the products or services of the sponsors themselves, shall not constitute advertisements or “Advertising Inventory.”

(c)        “Advertising Revenues” shall mean all amounts, fees, or other consideration received by, or paid in cash or credited against amounts otherwise due and owing in any way to, HDP and/or its Affiliates (or the Association and/or its Affiliates (as the case may be)) in consideration of the sale, placement and/or distribution of the Advertising Inventory, less (x) actual advertising commissions paid to unaffiliated third parties in such amounts as are reasonable and customary in the trade or (y) internal advertising commissions and the pro rata portions of the benefits and salaries paid to internal salespersons dedicated to the applicable advertising sales, in each case, to the extent incurred by HDP and/or its Affiliates in connection with such advertising sales. For the avoidance of doubt, (i) the calculation of Advertising Revenues shall take into account bad debt, (ii) HDP shall use Best Efforts to collect such bad debt, (iii) all such bad debt that is paid in cash or otherwise credited against amounts due and owing in any way to HDP and/or its Affiliates shall be deemed Advertising Revenues, and (iv) Advertising Revenues include all barter or other in-kind consideration in exchange for sales of advertising or other forms of commerce on the NHRA Site or any media player launched through the NHRA Site. Additionally, in respect of any agreement (including, without limitation, any sponsorship and/or licensing agreement) which includes the sale, placement and/or other distribution of the Advertising Inventory that fails to specifically designate or allocate a price for such Advertising Inventory, such Advertising Inventory shall be deemed to have a price equal to the fair market value of such advertising.

(d)        “Agreement” shall have the meaning set forth above in the first paragraph of this Agreement.

(e)        “Ancillary Race Event Opportunities” shall mean all opportunities and activities occurring at racing events, other than (but generally related to) racing, including, without limitation, signage, sponsorships, concessions, exhibitions, concerts, location based entertainment and promotions.

(f)         “Association” shall have the meaning set forth above in the first paragraph of this Agreement.

(g)        “Association Content” shall have the meaning set forth below in Section 6(b)(v).

(h)        “Association Web Pages” shall have the meaning set forth below in Section 6(b)(i).

(i)         “Effective Date” shall have the meaning set forth above in the first paragraph of this Agreement.

(j)         “End Users” shall mean the end users of the NHRA Site.

(k)        “End User Information” shall have the meaning set forth below in Section 6(d)(i).

(l)         “Error” means any failure of the NHRA Site, as applicable: (a) to conform with the NHRA Site Specifications and other relevant documentation therefor; or (b) that otherwise causes an error, defect, or failure, whether full or partial, in the functioning or operation of the NHRA Site.

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(m)      “Error Correction” means a(n) error correction, bug fix, patch, or other modification or addition that fully remedies an Error to the Association’s reasonable satisfaction.

(n)        “Existing Association Membership Programs” shall have the meaning set forth below in Section 4(a).

(o)        “Existing Sponsor Inventory” shall mean the aggregate of all advertisements served on the NHRA Site or on a media player launched through the NHRA Site attributable to any agreement set forth on Exhibit A, but specifically excluding any advertisements attributable to any amendment, renewal or replacement thereof entered into after the Effective Date other than to the extent such amendment, renewal or replacement results from the splitting of any Shared Transferred Contract or Shared Retained Contract.

(p)        “HDP Content” shall mean content for the NHRA Site created by or for HDP.

(q)        “HDP Web Pages” shall mean all web pages on the NHRA Site other than the Association Web Pages and Shared Web Pages.

(r)        “Indemnification Claim” shall have the meaning set forth below in Section 15(a).

(s)        “Indemnified Parties” shall have the meaning set forth below in Section 15(a).

(t)         “Indemnifying Parties” shall have the meaning set forth below in Section 15(a).

(u)        “Internal Advertising Inventory” shall mean all advertisements served on the NHRA Site or on a media player launched through the NHRA Site that advertise the products or services of HDP and/or the Association, as applicable.

(v)        “Key Definitions” shall have the meaning set forth above in the Recitals.

(w)       “Key Definitions Agreement” shall have the meaning set forth above in the Recitals.

(x)        “Member List” shall mean, with respect to each membership program, a list of all members of such membership program that contains the name and the following information for each member to the extent that such information is available: physical address, email address and phone number.

(y)        “Merchandise” shall mean the following types of Products: games, toys, novelties, clocks, watches, playing cards, trading cards, posters, comic books, apparel, food, beverages, mugs, pins, stickers and decals, tattoos, souvenirs, writing utensils, stationery, sporting goods, banners, flags, towels, blankets and other commodities, services or items.

(z)        “Multimedia Products” shall mean all media products, including without limitation, video games, ringtones, DVDs, screensavers, audio downloads, audiovisual downloads, audio streams and audiovisual streams, excluding Television Programming, Radio Programming, and publications (as set forth below in Section 5).

(aa)      “Net Revenues” shall mean all amounts, fees, or other consideration received by, or paid in cash or credited against amounts otherwise due and owing in any way to, a party and/or its Affiliates in connection with the exploitation of particular rights less any and all direct, out-of-pocket, documented costs (excluding any overhead and similar costs, but including internal commissions and the pro rata portions of the benefits and salaries paid to internal salespersons dedicated to the exploitation of such rights) incurred by such party and/or its Affiliates arising from such exploitation of such rights by such party and/or its Affiliates.

(bb)     “NHRA Home Page” shall mean the home page of the NHRA Site which, as of the Effective Date, is located at www.NHRA.com.

(cc)      “NHRA Program(s)” shall have the meaning set forth below in Section 2(d).

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(dd)     “NHRA Site” shall have the meaning set forth below in Section 6(a).

(ee)      “NHRA Site Equipment” shall have the meaning set forth below in Section 4 of Exhibit C.

(ff)       “Payee” shall have the meaning set forth below in Section 12(a)(ii).

(gg)      “Payor” shall have the meaning set forth below in Section 12(a)(ii).

(hh)     “Potential Contributor” shall have the meaning set forth below in Section 14.1.2.

(ii)       “Priority A Error” means an Error that renders the NHRA Site inoperative or causes a complete failure of the NHRA Site.

(jj)        “Priority B Error” means an Error that substantially degrades the performance of the NHRA Site, as applicable, or materially restricts an End User’s access or use thereof.

(kk)     “Priority C Error” means an Error that causes only a non-material impact on any End User’s access or use of the NHRA Site.

(ll)       “Products” shall have the meaning set forth in the Brand License Agreement.

(mm)   “Proposing Party” shall have the meaning set forth below in Section 7(c)(v).

(nn)     “Protected TV Rights” shall mean the following rights of the Association with respect to Television Programming and Radio Programming:

(i)         the exclusive right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit Television Programming and Radio Programming based on, relating to and/or arising out of, any Sportsman Drag Racing event, activity or series for which HDP has not renewed the broadcast rights therefor, as more particularly set forth in Section 7(c)(i);

(ii)       except for Sportsman Drag Racing programming described above in Section 1(nn)(i), the exclusive right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit Television Programming and Radio Programming that primarily focuses on the actual Competition drag racing conducted as part of Association Drag Racing;

(iii)      the right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit the Television Programming and Radio Programming produced pursuant to that certain Production Agreement dated March 27, 2007 between the Association and Zboyi, Inc. or, subject to Section 7(c), any renewal or replacement agreement entered into after the date hereof involving substantially similar content.

(iv)       the non-exclusive right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit non-episodic Television Programming and/or Radio Programming that are primarily for historical and/or educational purposes; and

(v)        with respect to Television Programming and/or Radio Programming that primarily focuses on the Museum or any Hot Rod Reunion event and that is not covered by the provisions set forth above in Sections 1(nn)(i), 1(nn)(ii) or 1(nn)(iii) and subject to the provisions of Section 7(c)(v) of the Agreement, the non-exclusive right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit such Television Programming and/or Radio Programming (as the case may be).

(oo)     “Radio Programming” shall mean all broadcast forms of radio programming, including, without limitation, terrestrial and digital radio programming.

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(pp)     “Separate Operations Option” shall have the meaning set forth below in Section 6(f).

(qq)     “Shared Web Pages” shall have the meaning set forth below in Section 6(b)(i).

(rr)       “Sponsor” shall mean to sponsor, promote, finance, underwrite, back and/or otherwise support a specific activity, event, league or series.

(ss)       “Stock” shall mean the shares of capital stock of HDP received by the Association on the Effective Date as part of the purchase price paid under the Asset Purchase Agreement.

(tt)       “Television Programming” shall mean broadcast, cable, satellite and Internet television programming, including, without limitation, free, pay, network, off-network, syndication, high definition, pay-per-view, video-on-demand and digital television programming; but excluding Radio Programming and/or Multimedia Products derived therefrom.

(uu)     “Term” shall have the meaning set forth below in Section 13(a).

2.          Rights Generally.

(a)        Association Exploitation Rights.   The Association and HDP hereby acknowledge and agree that, as between the Association and HDP, the Association reserves exclusively all of the Association Exploitation Rights, subject to the terms and conditions set forth in the Ongoing Business Agreements. HDP agrees that HDP itself shall not engage or invest in and shall not participate with, advise, support, aid, help or otherwise assist any third party in a manner that conflicts with the Association Exploitation Rights.

(b)        Commercial Exploitation Rights.   The Association and HDP hereby acknowledge and agree that, as between the Association and HDP, HDP shall have exclusively all of the Commercial Exploitation Rights, subject to the terms and conditions set forth in the Ongoing Business Agreements. The Association agrees that the Association shall itself not engage or invest in and shall not participate with, advise, support, aid, help or otherwise assist any third party in a manner that conflicts with the development, operation, promotion and/or other exploitation of any of the Commercial Exploitation Rights.

(c)        Exhibition and Promotional Drag Racing.

In addition to any other rights HDP or the Association may have hereunder, both the Association and HDP shall have the right to Conduct any Exhibition or Promotional drag racing activity designed and conducted primarily for marketing, promotion and/or entertainment purposes and not for Competition purposes (e.g. celebrity drag racing, reality drag racing, et cetera) as follows:

(i)         Vintage and Nostalgia Drag Racing.   With respect to Exhibition drag racing of Vintage Vehicles and Nostalgia Vehicles, (A) HDP may conduct or operate such Exhibitions at any HDP event, including, without limitation, any Existing National Events, New National Events and New Professional Drag Racing Events (so long as such Exhibitions do not in any way constitute a series); and (B) the Association may conduct or operate such Exhibitions, but not at Existing National Events, New National Events or New Professional Drag Racing Events.

(ii)       Top Fuel and Funny Car.   With respect to Top Fuel and/or Funny Car Exhibition and/or Promotional activities, (A) HDP may Conduct such Exhibition and/or Promotional activities at any HDP event; and (B) the Association may Conduct such Exhibition and/or Promotional activities but not at National Events or any New Professional Drag Racing Events. The Association further agrees that it (x) will not Conduct Exhibitions of Top Fuel or Funny Car vehicles in any manner that would constitute a series; (y) will only Conduct such Exhibitions in conjunction with Association Drag Racing and not as a stand-alone event; and (z) except for the activities described in subparagraphs (a), (b) and (c)(iii) of the definition of Association Drag Racing, it will not

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produce any television program about an Association Drag Racing activity that includes footage of any Top Fuel or Funny Car Exhibition.

(iii)      Other.   Except as set forth in Sections 2(c)(i) and 2(c)(ii) above and with respect to all other classes of vehicles, HDP may Conduct such Exhibition and/or Promotional activities at any HDP event; and the Association may conduct or operate such Exhibition and/or Promotional activities at any Association Drag Racing event.

(d)        Track.   HDP, in its capacity as a track owner and/or operator, will have all rights and opportunities at HDP’s owned tracks as any other NHRA-member track owner and/or operator, subject only to those specific limitations on HDP set forth in (i) this Agreement and the Brand License Agreement, (ii) Sections 9.7 and 9.8 of the Asset Purchase Agreement, (iii) Sections 2(a), 2(b), 3 and 5(a) of the Sanctioning Agreement, and (iv) Sections 1, 2 and 3 of the Association Drag Racing Access Agreement. For example, the Association currently has certain event and/or series programs and related rules, standards and the like, as such may be developed or modified from time-to-time by the Association and consistently applied to all parties, with respect to which such events and/or series are staged and conducted by the Association and/or certain third parties (“NHRA Program(s)”). HDP may Conduct such NHRA Program races at HDP’s own race tracks, as a track owner. As a promoter of Professional Drag Racing, HDP may Conduct at its owned tracks, or pursuant to contract with other NHRA-member tracks, contract with the member track to conduct such NHRA Program races in conjunction with any activities conducted by HDP to promote and/or market the Purchased Business; provided, however, that HDP may not create any championship (points, awards, cash or other compensation) for drag racing that is not Professional Drag Racing.

(e)        Restrictions on HDP’s Right to Conduct NE Association Races; Exception for Pro Modified Drag Racing.   During the Term, HDP may Conduct or have Conducted additional NE Association Races at the Existing National Event Series and/or at Existing National Events, if and only if HDP and the Association enter into a mutually acceptable agreement in the future to do so. Absent such an agreement, HDP shall not Sponsor or Conduct or permit to be Conducted any NE Association Races and/or any other drag racing events at the Existing National Event Series and/or any Existing National Event, unless such drag races satisfy Buyer’s Economic Test and the Sanctioning Requirement; provided, however, that HDP may continue to Conduct Pro Modified Drag Racing events at Existing National Events in substantially the same manner as Pro Modified Drag Racing was Conducted at Existing National Events during the 2006 Racing Season pursuant to that certain agreement for AMS Pro Mod Exhibition dated February 21, 2006, between the Association and AMS Staff Leasing.

(f)         Association Drag Races Conducted by HDP Outside of Existing National Events.   HDP may Sponsor or Conduct or have Conducted additional NE Association Races or other drag racing events outside of the Existing National Event Series and the Existing National Events which do not satisfy Buyer’s Economic Test and/or the Sanctioning Requirement, only if HDP and the Association enter into a mutually acceptable agreement in the future to do so. Absent such an agreement, HDP shall not Sponsor or Conduct or permit to be Conducted any NE Association Races or other drag racing events outside of the Existing National Event Series and/or Existing National Events which do not satisfy Buyer’s Economic Test and the Sanctioning Requirement.

(g)        HDP Permitted Activities.   Notwithstanding anything to the contrary set forth in this Section 2, HDP shall have the right to Sponsor and Conduct (i) International Drag Racing activities in accordance with the provisions set forth in the definition of “Commercial Exploitation Rights” set forth in the Key Definitions Agreement and in accordance with the provisions set forth in the Sanctioning Agreement and (ii) the other drag racing activities set forth in the other Ongoing Business Agreements.

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3.          Sponsorships and Licensing.

(a)        Definitions.

(i)         “Existing Sponsorship Agreements” means the sponsorship and licensing agreements set forth on Exhibit B.

(ii)       “Permitted Replacement Sponsorship Agreement” means with respect to each Existing Sponsorship Agreement all renewals and extensions of such Existing Sponsorship Agreement, and all replacement agreements or successor agreements with respect to such Existing Sponsorship Agreement with either the same or a different sponsor.

(iii)      “Permitted Sponsor Obligations” means for purposes of this Section 3 and Exhibit B and with respect to each Existing Sponsorship Agreement and each Permitted Replacement Sponsorship Agreement for the Existing Sponsorship Agreement which is being extended, renewed, replaced or succeeded, either:

(A)       with respect to HDP (x) the obligations owed by HDP to the sponsor under each Existing Sponsorship Agreement with respect to which the Association must provide support or benefits in order for HDP to satisfy such obligations and (y) the obligations owed by HDP to the sponsor under each Permitted Replacement Sponsorship Agreement for such Existing Sponsorship Agreement which is being extended, renewed, replaced or succeeded, with respect to which the Association must provide support or benefits in order for HDP to satisfy such obligations, to the extent the obligations under such Permitted Replacement Sponsorship Agreement during any NHRA Racing Season are less than or the same as the sponsor obligations to be borne by the Association in order for HDP to satisfy its obligations under the Existing Sponsorship Agreement being extended, renewed, replaced or succeeded.

(B)       with respect to the Association (x) the obligations owed by the Association to the sponsor under each Existing Sponsorship Agreement with respect to which HDP must provide support or benefits in order for the Association to satisfy such obligations and (y) the obligations owed by the Association to the sponsor under each Permitted Replacement Sponsorship Agreement for such Existing Sponsorship Agreement which is being extended, renewed, replaced or succeeded, with respect to which HDP must provide support or benefits in order for the Association to satisfy such obligations, to the extent the obligations under such Permitted Replacement Sponsorship Agreement during any NHRA Racing Season are less than or the same as the sponsor obligations to be borne by the HDP in order for the Association to satisfy its obligations under the Existing Sponsorship Agreement being extended, renewed, replaced or succeeded.

(iv)       “Extended Sponsorship Obligations” means any obligations under each Permitted Replacement Sponsorship Agreement with respect to which HDP or the Association, as applicable, must provide support or benefits in order for the Association or HDP, as applicable, to satisfy such obligations, which are in excess of the Permitted Sponsor Obligations associated with such Permitted Replacement Sponsorship Agreement.

(v)        “New Sponsorship Agreements” means any new sponsorship agreement which does not constitute a renewal, extension, replacement or successor of any Existing Sponsorship Agreement.

(vi)       “New Sponsor Obligations” means all of the obligations of the Association or HDP, as applicable, to sponsors under the New Sponsorship Agreements with respect to which HDP or the Association, as applicable, must provide support or benefits in order for the Association or HDP, as applicable, to satisfy such obligations.

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(b)        Exhibit B.   Exhibit B shall set forth the Permitted Sponsor Obligations with respect to the Existing Sponsorship Agreements, the party responsible for providing support for such Permitted Sponsor Obligations, the party responsible for the costs associated with such Permitted Sponsor Obligations, and the manner in which the revenues to be received from the Sponsors under the Existing Sponsorship Agreements are to be shared.

(c)        Permitted Sponsor Obligations With Respect to Existing Sponsorship Agreements.

(i)         HDP and/or the Association (as the case may be) shall honor and abide by the Permitted Sponsor Obligations with respect to the Existing Sponsorship Agreements.

(ii)       HDP and/or the Association (as the case may be) shall be responsible for the costs associated with supporting the Permitted Sponsor Obligations with respect to the Existing Sponsorship Agreements in the manner set forth in Exhibit B.

(iii)      HDP and/or the Association (as the case may be) shall share the revenues to be received from the sponsors under the Existing Sponsorship Agreements in the manner set forth in Exhibit B.

(d)        Permitted Sponsor Obligations With Respect to Permitted Replacement Sponsorship Agreements.

(i)         HDP and/or the Association (as the case may be) shall honor and abide by the Permitted Sponsor Obligations with respect to the Permitted Replacement Sponsorship Agreements.

(ii)       HDP and/or the Association (as the case may be) shall be responsible for the costs associated with supporting the Permitted Sponsor Obligations with respect to each Permitted Replacement Sponsorship Agreement in the same (or less) manner as such responsibility is borne for the costs associated with supporting the Permitted Sponsor Obligations with respect to the Existing Sponsorship Agreement being extended, renewed, replaced or succeeded to by such Permitted Replacement Sponsorship Agreement, as set forth in Exhibit B.

(iii)      HDP and/or the Association (as the case may be) shall share the revenues to be received from the sponsors under each Permitted Replacement Sponsorship Agreement in the same manner as the revenues to be received from the sponsors under the Existing Sponsorship Agreement being extended, renewed, replaced or succeeded to by such Permitted Replacement Sponsorship Agreement are shared as set forth in Exhibit B.

(e)        Extended Sponsorship Obligations and New Sponsorship Obligations.   HDP and the Association shall exercise Best Efforts to mutually agree upon the terms and conditions under which they shall honor and support Extended Sponsorship Obligations and New Sponsor Obligations and share in the revenues therefrom based upon their respective views of the relative fair market values of the services and benefits each will be providing. If notwithstanding the exercise of such Best Efforts, the parties are unable to reach a mutually acceptable agreement with respect to the Extended Sponsorship Obligations and/or the New Sponsor Obligations, then neither HDP nor the Association is required to provide support or benefits or bear any cost associated with such Extended Sponsorship Obligations and/or such New Sponsor Obligations, as applicable.

(f)         ***   Notwithstanding anything to the contrary set forth in Sections 3(a) through 3(e) above or in Exhibit B:

(i)         Allocation of *** Sponsorship Payment.   For each of 2008 and 2009, the Association shall allocate, assign and remit to HDP *** of the cash compensation that the

***                   Confidential treatment requested.

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Association receives from *** under the “*** Year Sponsorship Agreement” into which the Association and *** entered as of February 1, 2004 (the “*** Sponsorship Agreement”). For 2007, the Association shall allocate, assign and remit to HDP a pro-rata amount of such ***, which pro rata portion shall be determined by reference to on the number of *** drag racing events that remain in 2007 after the Effective Date. The Association shall pay to HDP its pro rata share of such cash compensation received under the *** Sponsorship Agreement within ten (10) Business Days after the Association receives the payment from ***.

(ii)       *** Renewal / Replacement Sponsor.   The Association will have the right to offer *** (or a new sponsor that replaces *** as the official sponsor of the ***) the same or substantially similar benefits that *** received under the *** Sponsorship Agreement; provided, that, at the time of the renewal or negotiation with the replacement sponsor, these benefits are available and the Association and HDP receive the then fair market value for them. The Association and HDP shall have joint responsibility for these negotiations and shall agree upon an equitable allocation between the Association and HDP of the sponsorship fees received under this renewed or new agreement based on the relative benefits to be provided by the Association and HDP thereunder.

(g)        HDP agrees that, with respect to each Shared Transferred Contract, the Association shall have the right to negotiate independently with the sponsor associated with such contract regarding such sponsor’s relationship to Association Drag Racing Activities, and to make necessary amendments to such contract regarding such relationship. Association agrees that, with respect to each Shared Retained Contract, HDP shall have the right to negotiate independently with the sponsor associated with such contract regarding such sponsor’s relationship to Professional Drag Racing Activities, and to make necessary amendments to such contract regarding such relationship. Neither party shall have the right to make changes in any Shared Transferred Contract or Shared Retained Contract that adversely affects the other party’s respective business without the consent of the other party.

4.          Membership Programs.

(a)        Association Membership Programs.   The Association reserves the right to continue its membership programs that existed on the Effective Date and has the right to modify and/or enhance such programs over time to the extent that any such modifications or enhancements do not substantially increase such membership programs’ ties to Professional Drag Racing (the “Existing Association Membership Programs”). Additionally, the Association reserves the exclusive right to develop and offer other membership programs that are tied to Association Drag Racing. HDP agrees not to develop and/or offer programs that are tied to Association Drag Racing. The Association shall have the sole and exclusive right to retain all revenues generated from the Association’s membership programs and the Association shall be solely and exclusively responsible for all costs and expenses associated therewith, except as otherwise provided below in Section 4(b)(iv). The Member List of each Association membership program is the sole and exclusive property and Confidential Information of the Association.

(b)        Existing Association Membership Programs.   With respect to the Existing Association Membership Programs:

(i)         the Association shall be entitled to continue to offer the same discounts and the same or substantially similar benefits to the members of these programs that it now offers, subject to the limitations on the costs to be borne by HDP as set forth in Section 4(b)(iv);

(ii)       HDP shall continue to support the Association’s offer of discounts and benefits referred to above in Section 4(b)(i), subject to the limitations on the costs to be borne by HDP as set forth in Section 4(b)(iv);

***                   Confidential treatment requested.

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(iii)      except for the benefits identified below in Section 4(b)(iv) for which HDP shall be responsible for certain costs as specified therein, the Association shall be responsible for all costs relating to the benefits provided to the members of these programs, including, without limitation, the following: “National DRAGSTER” magazine, travel discount program, membership card, membership decal, membership pin, NHRA Rulebook, member kit, member hospitality center at Existing National Events and New National Events, discounted “National DRAGSTER” magazine advertisements and excess medical insurance coverage, and the postage necessary to send any of the foregoing benefits to the members; and

(iv)       HDP shall be responsible for its costs relating to the following benefits provided to the members of these Association membership programs: (A) $5 admission discount for every Existing National Event and New National Event (provided that the Association may offer a bigger admission discount to members so long as the Association pays for that portion of the admission discount that exceeds $5); (B) 10% discount on Merchandise, (C) the current edition of NHRA Fan Guide, which shall be provided no more frequently than annually, and (d) the following online benefits: daily audiocasts, NHRA email accounts, National DRAGSTER Live, customized news, free downloads, personal points tracking for racers, 24/7 account maintenance and event/track locator.

(c)        Association Membership Benefits.   HDP agrees to sell Merchandise to the Association at HDP’s cost (and without any mark-up for overhead), and the Association may include this Merchandise as part of the membership kits provided as a benefit in connection with joining or annually or semi-annually renewing a membership in any Association membership program. Additionally, HDP agrees that the Association may, at the Association’s sole cost and expense, provide a hospitality tent for the members of the Association membership programs at all Existing National Events and New National Events, the space for which will be provided to the Association, free of charge, in accordance with the relevant provisions of, and subject to the terms and conditions set forth in, the Promotional Access Agreement so long as such agreement remains in effect. With respect to the Association membership programs, the Association agrees that the minimum fee for a standard one (1) year membership shall be $64; provided that this minimum annual Association membership fee shall not apply to those Association membership programs that do not offer Professional Drag Racing benefits or Professional Drag Racing Merchandise as part of the membership kit. Subject to the foregoing and the limitations on the costs to be borne by HDP as set forth in Section 4(b)(iv), HDP agrees to support the Association’s future offerings of discounts and benefits to Association members which are not the same or substantially similar to the benefits and discounts provided as of the Effective Date; provided that such discounts and benefits are reasonably comparable to the discounts and benefits offered by the Association as of the Effective Date.

(d)        HDP Membership Programs.   As between the Association and HDP, HDP shall have the exclusive right to develop and offer membership programs that are tied to Professional Drag Racing. HDP agrees that HDP shall not (and shall not cause or permit its Affiliates to) (i) use the words “member” or any derivative thereof to refer to those persons who join their membership programs and (ii) offer insurance coverage to drivers of drag racing vehicles or the National DRAGSTER as a benefit of joining any of its or their membership programs. The Association agrees not to develop and/or offer any membership programs that are tied to Professional Drag Racing; provided, however, that this shall not restrict the Association from continuing to offer the Existing Association Membership Programs on the terms, and subject to the conditions, set forth in this Section 4. HDP shall have the sole and exclusive right to retain all revenues generated from HDP’s membership programs, and HDP shall be solely and exclusively responsible for all costs and expenses associated therewith. The Member List of each HDP membership program is the sole and exclusive property and Confidential Information of HDP.

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(e)        Professional Drag Racing Drivers.   As a requirement to compete as a driver in any Professional Drag Racing event, each such prospective driver must be a member in good standing of the Existing Association Membership Program on the day of any such Professional Drag Racing event; provided, however, that such requirement shall only apply so long as the same membership requirement, including the same fees and other membership criteria, are applied to drivers in all Association Drag Racing events at National Events. In respect of each Professional Drag Racing event and Association Drag Racing event, the parties shall reasonably and in good faith cooperate together to ensure that all applicable prospective drivers at any such drag racing event are members in good standing of the Existing Association Membership Program on the day of the relevant drag racing event.

(f)         Access to Other Party’s Lists.

(i)         Subject to the restrictions set forth below in Section 4(f)(iii), the Association hereby grants HDP a non-exclusive, non-transferable, non-assignable, non-sublicensable limited right and license to access, copy and use the Member List of each Association membership program solely in connection with the Purchased Business.

(ii)       Subject to the restrictions set forth below in Section 4(f)(iii), HDP hereby grants the Association a nonexclusive, nontransferable, non-assignable, non-sublicensable limited right and license to access, copy and use the Member List of each HDP membership program solely in connection with the Retained Business.

(iii)      Each party agrees to maintain any Member List provided to it by the other party as confidential and use at least the same degree of care to prevent the disclosure or dissemination of such Member List that each party would use to protect its own Confidential Information of a similar nature, but in any event no less than reasonable care. Each party may use the Member List provided to it by the other party for internal business purposes and for marketing purposes. Neither party may publish, disclose, disseminate or provide any such Member List to any third party. Notwithstanding the foregoing, either party may provide personal information contained on any Member List of the other party for a member who orders a product or service through such party to the particular vendor, publisher and/or supplier of such product or service and to any third party intermediaries who need such personal information to process the transaction underlying such order (or to provide fraud analysis, billing, delivery or storage services related to such transaction).

(iv)       The Association shall notify all members of each of its membership programs that the Association shares the Member List thereof with HDP and that HDP may access, copy and use the information contained thereon in connection with the Purchased Business. HDP shall notify all members of each of its membership programs that HDP shares the Member List thereof with the Association and that the Association may access, copy and use the information contained thereon in connection with the Retained Business.

(v)        Within thirty (30) days following the Closing Date, the Association shall furnish HDP with a current copy of each Member List of each Association membership program. Thereafter, upon request (but no more than four (4) time per calendar year): (a) the Association shall furnish HDP with a current copy of each Member List of each Association membership program within thirty (30) days following any such request; and (b) HDP shall furnish the Association with a current copy of each Member List of each HDP membership program within thirty (30) days following any such request.

(g)        Naming of Membership Programs.   Each party shall cooperate with the other party with respect to the naming of their respective membership programs in order to avoid confusion among potential members as to which party is the operator thereof; provided, however, (i) the Association may continue to use the current name that it has for the Existing Association Membership Program (i.e.,

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“NHRA Member”), (ii) HDP may not use only the name or acronym “NHRA” or any confusingly similar name or acronym to identify or describe any HDP membership program, (iii) HDP may use the name or acronym “NHRA” as part of the name of any HDP membership program provided that it is coupled with other words and/or acronyms to make the name of any such HDP membership program not confusingly similar to the name of any Association membership program, (iv) HDP may not use the words “membership,” “member” or any derivative thereof in the name of any HDP membership program, (v) HDP may not use the phrase “National Hot Rod Association” in the name of any HDP membership program and (vi) HDP is expressly permitted to use the phrase “NHRA Pro” in any membership program.

5.          Publications.

(a)        Association Publications.   The Association reserves the exclusive right to develop, publish, market, sell and otherwise distribute the “National DRAGSTER” magazine. The Association also reserves the exclusive right to develop, publish, market, sell and otherwise distribute the NHRA Rulebook and any successor publications to the NHRA Rulebook. Additionally, the Association reserves the exclusive right to develop, publish, market, sell and otherwise distribute in any format (whether now known or hereinafter devised) (e.g., electronic, physical and any other formats) any publication that primarily focuses on Association Drag Racing and other activities, events and operations constituting the Retained Business. HDP agrees not to develop, publish, market, sell and otherwise distribute in any format (whether now known or hereinafter devised) (e.g., electronic, physical and any other formats) any publication that primarily focuses on Association Drag Racing and/or other activities, events or operating constituting the Retained Business. The Association shall (i) be the sole and exclusive owner of all Association publications, (ii) have the sole and exclusive right to retain all revenues generated from all Association publications and (iii) be solely and exclusively responsible for all costs and expenses associated therewith. Until such time as HDP publishes its own racing publication(s), the Association agrees that so long as the “National DRAGSTER” magazine or its successor is being published, such publication shall offer on an annual basis substantially the same amount of coverage of Professional Racing as the “National DRAGSTER” magazine offered during 2006; provided, however, after HDP publishes its own racing publication, the “National DRAGSTER” magazine may (but shall not be obligated to) continue to include such coverage of Professional Racing.

(b)        HDP Publications.   As between the Association and HDP, the parties agree that HDP shall have the exclusive right to develop, publish, market, sell and otherwise distribute in any format (whether now known or hereinafter devised) (e.g., electronic, physical and any other formats) (i) any publication that primarily focuses on Professional Drag Racing; and/or (ii) race programs and other race-day publications that are distributed by HDP at the National Events. The Association agrees not to develop, publish, market, sell and otherwise distribute in any format (whether now known or hereinafter devised) (e.g., electronic, physical and any other formats) any publication that primarily focuses on Professional Drag Racing and/or and other activities, events or operations constituting the Purchased Business. HDP shall (a) be the sole and exclusive owner of all HDP publications, (b) have the sole and exclusive right to retain all revenues generated from all HDP publications and (c) be solely and exclusively responsible for all costs and expenses associated therewith. Notwithstanding any other provision set forth in this Agreement, in respect of each HDP publication, HDP agrees that, over the course of each calendar year, no more than five percent (5%) of the content of such publication shall be primarily focused on Association Drag Racing; provided, however, that the restrictions imposed on HDP in this Section 5(b) shall cease to apply in the event that the Association shall cease publication of the “National DRAGSTER” magazine or any successor publication.

(c)        Publication Coordination.   The Association and HDP will discuss in good faith opportunities to coordinate sales activities in order to maximize the advertising revenues arising from their respective publications.

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6.          NHRA Site.

(a)        Generally.   The Association and HDP hereby agree that one of their mutual objectives is to retain a single “NHRA” website located at www.NHRA.com (the “NHRA Site”) where all NHRA fans, racers, sponsors and other NHRA interested parties may obtain relevant information concerning NHRA races, events, activities and other operations regardless of whether such races, events, activities and/or other operations are organized by the Association and/or HDP. HDP shall serve as the overall operator of the NHRA Site and, in connection therewith, shall be responsible, among other things, for: (i) the development of the NHRA Site, including, without limitation, the look and feel (including, navigational elements) thereof; (ii) the hosting, maintenance and support of the NHRA Site; (iii) the electronic commerce and multimedia components of the NHRA Site; and (iv) any and all of the costs and expenses associated with the foregoing items (i), (ii) and (iii); provided, however, the Association shall be responsible for any and all costs and expenses associated with (x) new functionality that the Association asks HDP to develop and integrate into the NHRA Site and (y) the hosting and maintenance of those Association Web Pages that exceed five (5) times the number of web pages found at the NHRA Site on the Effective Date.

(b)        NHRA Site Content.

(i)         HDP and the Association acknowledge and agree that, as of the Effective Date, the NHRA Home Page and a significant portion of the other web pages on the NHRA Site contain both the Association Content and HDP Content (such other web pages of the NHRA Site shall be referred to as the “Shared Web Pages”). The parties hereby agree that: unless otherwise agreed upon by the parties in writing, (A) the NHRA Home Page shall be divided into three (3) columns; (B) the center column on the NHRA Home Page shall be used to publish the “Top Stories” relating to drag racing whereby each party will author every other story (i.e., one party will author the first, third, fifth, seventh, etc. story and the other party will author the second, fourth, sixth, eighth, etc. story); (C) the right and left columns of the NHRA Home Page generally shall be used to promote the parties and their sponsors; (D) at least [forty percent (40%)] of the NHRA Home Page (other than the center column used for “Top Stories”) shall be allocated to the Association Content and the content of the Association’s sponsors; and (E) the size, location and manner of placement of the Association Content and HDP Content on the NHRA Home Page shall be mutually approved by the Association and HDP, which approval shall not be unreasonably delayed or withheld. Additionally, HDP shall allocate to the Association an unlimited number of web pages which do not constitute Shared Web Pages (the “Association Web Pages”) that shall be hosted, maintained and otherwise supported by HDP on the NHRA Site. The Association Web Pages, including those Association Web Pages currently on the NHRA Site, cannot be modified without the prior consent of the Association. The Association Web Pages may include one (1) or more Association “members only” sections; and, similarly, HDP Web Pages may include one (1) or more HDP “club subscribers only” sections. With respect to content relating to Professional Drag Racing to be displayed on the NHRA Site, HDP and the Association agree to coordinate with each other regarding the development of such content with the objective of identifying the most timely, efficient and fan-friendly coverage of Professional Drag Racing events and activities. The parties agree that the underlying principle relating to website content is that HDP Web Pages shall focus on Professional Drag Racing content and that Association Web Pages shall focus on Association Drag Racing, with navigational links between pages to create a seamless look and feel over the entire NHRA Site; provided, however, the Association “members only” sections may include content regarding Professional Drag Racing, in an amount that is substantially similar to the amount provided on an annual basis in 2006. The parties also agree to support each party’s “members only” or “club subscribers only” programs through the offering of content that is exclusive to subscribers of such programs.

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(ii)       HDP shall have the right to modify, refresh, re-upload and maintain the NHRA Site, including, without limitation, the NHRA Home Page and the Shared Web Pages, but not including the Association Web Pages; provided, however, if any such activity (a) will adversely affect the amount, quality and/or visibility of the Association’s presence and/or access to the NHRA Site and/or (b) will be inconsistent with the Association’s policies regarding the use of the Licensor Owned Marks as set forth Section 4.1 of the Brand License Agreement which policies, among other things, promote the sport of drag racing and the role of safety in the sport of drag racing, such modification shall be subject to the Association’s prior written approval, which approval the Association shall not unreasonably withhold or delay. The Association shall not modify the HDP Web Pages, nor the Shared Web Pages.

(iii)      At all times during the Term, HDP shall provide the Association with remote access to the NHRA Site that enables the Association to modify the Association Web Pages. The Association agrees that any such modifications shall not be inconsistent with the general look and feel of the NHRA Site.

(iv)       Within ninety (90) days following the Closing Date, the parties shall meet and mutually agree upon, among other things: (a) the home page for and the structure and hierarchy of the NHRA Site; and (b) the “Privacy Policy” and “Terms of Use” for the NHRA Site.

(v)        The Association shall be responsible for developing and creating content for the NHRA Site that relates to Association Drag Racing and the Retained Business (the “Association Content”). Subject to Section 6(a), HDP shall, at HDP’s sole cost and expense, promptly integrate such content into the NHRA Site.

(vi)       Each party agrees not to place any content on the NHRA Site that (or concerns subject matter that): (A) is competitive to any business category that is exclusive under the terms of any contract with a Series Name Entitlement Sponsor who is entitled to protection under Section 3 (Category Exclusivity for Series Sponsors) of the Brand License Agreement or violates any of the provisions of Section 4 (Trademark Usage Guidelines) of the Brand License Agreement or any of the Association’s branding policies set forth elsewhere therein; (B) violates the “Terms of Use” and/or “Privacy Policy” of the NHRA Site, each of which shall (x) be initially proposed by HDP, (y) subject to the approval of the Association (which approval shall not be unreasonably withheld or delayed), and (z) further subject to proposed modification by the Association to the extent accepted by HDP in its reasonable discretion; (C) violates, infringes and/or misappropriates the intellectual property or other rights of the other party or any third party; and/or (D) is illegal under then-applicable law.

(c)        Hosting, Maintenance and Support.   Subject to Section 6(a), HDP shall, at HDP’s sole cost and expense, among other things: (i) host, operate and maintain the NHRA Site and all related equipment and software as set forth in Exhibit C; (ii) promptly respond to all End User support inquiries regarding the NHRA Site in general and/or Shared Web Pages (whereas the Association shall promptly respond to all End User support inquiries with respect to the Association Web Pages); (iii) provide maintenance and technical support to the Association and End Users with respect to the NHRA Site, all as set forth in Exhibit C according to the service levels set forth therein; and (iv) proactively enforce the “End User License Agreement” of the NHRA Site. Notwithstanding the foregoing, the Association shall have the right to respond to any End User complaints, and HDP shall, at the request of the Association, provide the Association with reasonable assistance with respect thereto. HDP shall provide access to and otherwise make available the NHRA Site Equipment to the Association and the Association’s employees and agents (x) during HDP’s regular business hours and (y) at any other time upon the Association providing HDP reasonable advanced written notice.

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(d)        End User Information.

(i)         Collection of End User Information.   The parties acknowledge that, in the process of conducting registration and log-in of End Users, fulfilling electronic commerce for End Users, and otherwise operating the NHRA Site, each party will gather information regarding End Users (“End User Information”). Upon request (but no more than four (4) time per calendar year), each party may request the other party to electronically send to it such other party’s End User Information (excluding End User Information that constitutes medical information, credit card information, banking information, personally identifiable information of a minor, or information that would be unlawful to disclose) that such other party has collected and such other party shall send such End User Information within thirty (30) days following its receipt of such request. Each party will own all End User Information collected by it and all such End User Information shall be deemed to be such party’s Confidential Information.

(ii)       Use of End User Information.   Each party may use for internal business purposes and for marketing purposes the End User Information owned by the other party that the other party provides to it. Neither party may publish, disclose, disseminate or provide any such End User Information to any third party except to the extent such End User Information is aggregated and stripped of any personally identifying information. Notwithstanding the foregoing, either party may provide personal End User Information for an End User who orders a product or service through such party to the particular vendor, publishers and supplier of such product or service and to any third party intermediaries who need such personal End User Information to process the transaction underlying such order (or to provide fraud analysis, billing, delivery or storage services related to such transaction).

(iii)      Privacy Policy.   Each party agrees that the “Privacy Policy” for the NHRA Site shall clearly and unambiguously describe the use, disclosure and safeguarding practices of the End User Information collected through or in connection with the NHRA Site. Each party will abide by such the terms and conditions set forth in the “Privacy Policy” for the NHRA Site.

(iv)       Traffic Data.   Within fifteen (15) days following the end of each calendar month, HDP will provide the Association free of charge with all information collected by or for HDP regarding traffic to and usage of the NHRA Site, including site audit reports and information on visitorship, click-through rates, advertisements served, impressions and such other information as the Association may reasonably request from time-to-time.

(e)        Advertising.

(i)         Subject to the provisions set forth below in Section 6(e)(ii), HDP shall have the exclusive right to sell and serve, or cause to be served, the Advertising Inventory. HDP shall use its Best Efforts to sell the Advertising Inventory and maximize the Advertising Revenues.

(ii)       HDP shall not sell any Advertising Inventory if the prospective advertisement/sponsorship: (A) offers products and/or services of (w) a competitive drag racing sanctioning body, (x) any third party that Conducts drag racing in competition with Association Drag Racing events, (y) any direct competitor of an Association Drag Racing series sponsor or (z) any motor sports museum that competes with the Museum; (B) is competitive to any business category that is exclusive under the terms of any contract with a Series Name Entitlement Sponsor who is entitled to protection under Section 3 (Category Exclusivity for Series Sponsors) of the Brand License Agreement or violates any of the provisions of Section 4 (Trademark Usage Guidelines) of the Brand License Agreement or any of the Association’s branding policies set forth elsewhere therein; (C) violates the “Terms of Use” and/or “Privacy Policy” of the NHRA Site; (D) violates, infringes and/or misappropriates the intellectual property or other rights of any other

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party; and/or (E) is illegal under then-applicable law. Except as otherwise set forth in the preceding sentence, the prospective advertisements/sponsorships sold by HDP as part of the Advertising Inventory shall be determined HDP in its sole discretion.

(iii)      The parties agree that: (A) HDP may designate up to ten percent (10%) of the Advertising Inventory on the HDP Web Pages as Internal Advertising Inventory to be used to advertise the products and/or services of HDP; (B) the Association may designate up to ten percent (10%) of the Advertising Inventory on the Association Web Pages as Internal Advertising Inventory to be used to advertise the products and/or services of the Association; (C) twenty percent (20%) of the Internal Advertising Inventory on the Association Web Pages shall be allocated to HDP to be used by HDP to advertise the products and/or services of HDP; and (D) twenty percent (20%) of the Internal Advertising Inventory on the HDP Web Pages shall be allocated to the Association to be used by the Association to advertise the products and/or services of the Association.

(f)         Separate Operations Option.   Commencing on the third (3rd) anniversary of the Effective Date, the Association shall have the option (which option the Association may exercise in its sole discretion at any time upon at least ninety (90) days prior written notice) to host, maintain and support the Association Web Pages (the “Separate Operations Option”). If and when the Association exercises this option, the following terms and conditions shall apply in connection therewith:

(i)         The terms and conditions of Sections 6(b), 6(c), 6(d), 6(e) and 12(a)(i) shall terminate; provided that all sums that are due and payable to the Association as of the date that the Association exercises such option shall survive. Thereafter, each party shall be solely responsible for its obligations and costs associated with its web pages and the like.

(ii)       Notwithstanding the above provisions of Section 6(f)(i), the parties hereby agree that, unless otherwise agreed upon by the parties in writing, at least forty percent (40%) of the NHRA Home Page (excluding the portions of the NHRA Home Page then used for news and editorial immediately before the Association’s exercise of the Separate Operations Option, which portions shall continue to be used for such purposes) shall be allocated to Association Content. The size, location and manner of placement of the Association Content and HDP Content on the NHRA Home Page shall be determined by HDP, subject to the prior written approval of the Association, which approval shall not be unreasonably withheld or delayed. The Association Content on the NHRA Home Page may redirect End Users to the Association Web Pages that will be hosted, maintained and supported by the Association at its sole cost and expense.

(iii)      The Association shall have the exclusive right to sell and serve, or cause to be served, the Advertising Inventory for the Association Web Pages and all Advertising Revenues with respect thereto shall be the sole and exclusive property of the Association; provided, however, that the Association shall not sell any Advertising Inventory if the prospective advertisement/sponsorship offers products and/or services of (A) any third party that Conducts drag racing in competition with Professional Drag Racing events or (B) any direct competitor of a Professional Drag Racing series sponsor.

(iv)       Notwithstanding the above provisions of Section 6(f)(iii) and in lieu of the below provisions of Section 12(a) on a going forward basis starting on the date on which the Separate Operations Option takes effect, the parties hereby agree that HDP shall pay to the Association an amount equal to forty percent (40%) of the Advertising Revenues for the Advertising Inventory sold in connection with the NHRA Home Page. HDP shall pay the Association its share of the Advertising Revenues on a calendar monthly basis within fifteen (15) days following the end of the relevant month.

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(v)        HDP shall cooperate with and furnish reasonable assistance to the Association and the Association’s employees and agents in connection with transferring the Association Web Pages to separate equipment through which the Association Web Pages will be made available.

(g)        Restriction.   Subject to the above provisions of Section 6(f), the Association agrees not to develop and/or operate (or to permit any third party to develop and/or operate) a website (other than the NHRA Site and Additional NHRA Websites retained by the Association) in connection with the Retained Business during the ten (10) year period commencing on the Effective Date without the prior written consent of HDP. HDP agrees not to develop and/or operate (or to permit any third party to develop and/or operate) a website (other than the NHRA Site and Additional NHRA Websites acquired by HDP) in connection with the Purchased Business during the ten (10) year period commencing on the Effective Date, without the prior written consent of the Association.

7.          Television and Radio Programming.

(a)        Professional Drag Racing.   As between the Association and HDP, HDP shall have the exclusive right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit Television Programming and Radio Programming based on, relating to and/or arising out of the Purchased Business.

(b)        Association Drag Racing.   With respect to the Association’s right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit Television Programming and Radio Programming based on, relating to and/or arising out of the Retained Business, the Association hereby grants to HDP a non-transferable (except as set forth in Section 18), exclusive (including, as against the Association) worldwide license to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit such Television Programming and Radio Programming. Notwithstanding the terms and conditions of the grant of rights set forth in the immediately preceding sentence, (i) such grant does not include any Protected TV Rights and (ii) HDP shall not create Television Programming and/or Radio Programming that is substantially similar to the Television Programming and/or Radio Programming produced by or for the Association pursuant to that certain Production Agreement dated March 27, 2007 between the Association and Zboyi, Inc. for so long as such agreement remains in effect, subject to any renewal or replacement thereof undertaken in accordance with Section 7(c)(iii) below. In respect of each occasion on which HDP exercises the grant of rights set forth in this Section 7(b), (x) HDP and the Association shall mutually approve an equitable allocation of the Net Revenues to be generated in connection with HDP’s exercise of such rights and such mutual approval shall either be reached prior to HDP’s exercise of such rights or HDP may exercise such rights subject, if the parties cannot thereafter agree, to Expedited Arbitration with respect to such equitable allocation, and (y) HDP agrees that HDP’s exercise of such rights shall not be competitive to any business category that is exclusive under the terms of any contract with a Series Name Entitlement Sponsor who is entitled to protection under Section 3 (Category Exclusivity for Series Sponsors) of the Brand License Agreement or violates any of the provisions of Section 4 (Trademark Usage Guidelines) of the Brand License Agreement or any of the Association’s branding policies set forth elsewhere therein;

(c)        Protected TV Rights.   Notwithstanding the foregoing the Association shall retain all of the Protected TV Rights, subject to the following terms and conditions:

(i)         Non-Renewal of Sportsman Drag Racing Broadcast Rights.   HDP shall not materially modify the broadcast rights for any Sportsman Drag Racing event, activity or series prior to the final broadcast for the 2009 NHRA Racing Season. In addition, if HDP decides not to renew the broadcast rights for any Sportsman Drag Racing event, activity or series after such date, HDP shall provide the Association with a minimum of eighteen (18) months written notice prior to the effective date of any such non-renewal.

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(ii)       Association Competition Drag Racing.   Prior to finalizing any project to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit Television Programming and/or Radio Programming that primarily focuses on the actual Competition drag races conducted as part of Association Drag Racing, the Association shall discuss such project with HDP in an effort to determine if the parties should collaborate on such programming. If for any reason no agreement is reached between the parties within thirty (30) days of the initiation of the corresponding discussions, the Association shall be free to proceed on its own with respect to such project.

(iii)      Sport Compact Programming.   Prior to finalizing any project to renew or replace, or entering into any renewal or replacement agreement entered into after the date hereof with respect to, the Television Programming and/or Radio Programming produced pursuant to that certain Production Agreement dated March 27, 2007 between the Association and Zboyi, Inc., the Association shall discuss such project with HDP in an effort to determine if the parties should collaborate on such renewal or replacement programming. If for any reason no agreement is reached between the parties within thirty (30) days of the initiation of the corresponding discussions, the Association shall be free to proceed on its own with respect to such project; provided, however, that (A) the Association shall first provide HDP with a written notice, setting forth in reasonable detail the terms of any such project, prior to the Association’s entrance into any commitment with respect to such programming, (B) HDP will thereafter have thirty (30) days to propose alternative terms with respect to such programming and (C) the Association shall have no obligation to accept such proposal from HDP if HDP’s proposal is not, taken as a whole, competitive with other alternatives with respect to the economics, quality, or audience reach of such proposed Television Programming and/or Radio Programming.

(iv)       Non-Episodic Historical or Educational Programming.   Prior to finalizing any project to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit non-episodic historical and/or educational Television Programming and/or Radio Programming, the Association shall discuss such project with HDP in an effort to determine if the parties should collaborate on such programming. If for any reason no agreement is reached between the parties within thirty (30) days of the initiation of the corresponding discussions, the Association shall be free to proceed on its own with respect to such project. With respect each television show or radio show that constitutes non-episodic historical and/or educational Television Programming or Radio Programming (as the case may be) with which the Association proceeds on its own, the parties agree that the first one hundred fifty thousand dollars ($150,000) of Net Revenues received by the Association from such television show or radio show (as the case may be) shall be the sole and exclusive property of the Association. Thereafter, the Association and HDP shall split such Net Revenues on a fifty percent (50%)/fifty percent (50%) basis.

(v)        Museum and Hot Rod Reunion Event Programming.   If either the Association or HDP desires to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit any Television Programming and/or Radio Programming that primarily focuses on the Museum and/or any Hot Rod Reunion event (the “Proposing Party”), then before finalizing such project, the Proposing Party shall discuss such project with the other party in an effort to determine if the other party would like to participate therein. The other party shall inform the Proposing Party within thirty (30) days of the initiation of the discussions whether it has elected to participate in the project. In respect of each such project, if the other party fails to provide the Proposing Party with written notification of its election within such thirty (30) day period, then the Proposing Party may provide the other party with a written notice reminding the other party to provide the Proposing Party with such written notification. The

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other party’s failure to provide such written notification to the Proposing Party within thirty (30) business days of receiving a written reminder notice shall be deemed the other party’s election not to participate on such project. In respect of each such project in which the other party timely elects to participate, then HDP and the Association shall (a) split on a 50-50 basis all revenues generated therefrom and (b) be responsible on a 50-50 basis for all costs and expenses associated therewith and (c) reasonably and in good faith cooperate with all other aspects of the project. In respect of each such project with respect to which the other party elects (or is deemed to have elected) not to participate, the Proposing Party shall be free to proceed on its own, retain all revenues, be responsible for all costs and expenses, and otherwise shall not have any obligation to account to the other party with respect to such project. If the parties agree to jointly pursue any such opportunity, HDP shall control and have the exclusive right to finalize any and all agreements for such Television Programming and/or Radio Programming; provided that, the Association shall have the right to approve all provisions of the agreements that involve Association obligations and/or that expose the Association to liability (e.g., representations, warranties, indemnification obligations, etc.); provided further that, if the Association disapproves any of these provisions, HDP can proceed with the opportunity without the Association’s involvement but only on substantially the same terms and conditions that were presented to the Association.

(d)        Initial Distribution of Protected TV Rights.   In respect of any and all Television Programming and Radio Programming based on the Protected TV Rights created, developed and/or produced by or for the Association, the Association shall have, at its sole and exclusive option, the exclusive right to broadcast, transmit, exhibit, perform, sell, distribute, market and otherwise exploit such Television Programming or Radio Programming via any one (but only one) of the following methods:

(i)         via broadcast, cable and satellite television, including, without limitation, free, pay, network, off-network, syndication, high definition, pay-per-view, video-on-demand and digital television;

(ii)       via broadcast radio, including, without limitation, terrestrial and digital radio;

(iii)      via downloads offered through the Internet; or

(iv)       via streaming offered through the Internet.

In respect of any and all Television Programming and Radio Programming based on the Protected TV Rights created, developed and/or produced by or for the Association and for which the Association elects to broadcast, transmit, exhibit, perform, sell, distribute, market and/or otherwise exploit via downloads or streaming through an Internet site other than the NHRA Site, the Association shall seek the right to link to such other Internet site from the NHRA Site.

8.          Video Library and Photo Archive.

(a)        Generally.   As owner of the Video Library and Photo Archive, HDP shall have the exclusive right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise commercially exploit the Video Library and Photo Archive subject to the rights that the Association granted to third parties pursuant to the agreements identified on Schedule 3.12(a) of the Asset Purchase Agreement.

(b)        Association Grant of Rights.   HDP hereby grants the Association a non-transferable (except as set forth below in Section 16), non-exclusive, sublicensable, perpetual, worldwide, royalty-free, fully paid-up, license to reproduce, modify, prepare derivative works of, distribute, perform and display (whether publicly or privately) and otherwise exploit (and have others exercise such rights on behalf of the Association) all or any portion of the Video Library and Photo Archive (including, without limitation, any and all contributions and/or additions to the Video Library and/or Photo Archive made pursuant to the

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below provisions of Section 8(e)), in any form of media (now known or later developed) for the following purposes only: (i) to exhibit or show the videos and photos contained therein at the Museum or at an Association Drag Racing event or at an activity conducted by the Museum; (ii) to commercially sell the videos and photos contained therein on site at the Museum and at Hot Rod Reunions to visitors or attendees at the Museum or at such Hot Rod Reunions; and (iii) to (A) use the video clips and photos contained therein in the “National DRAGSTER” and other Association publications, (B) use the videos in connection with the Protected TV Rights, (C) use videos of Association Drag Racing events in Association publications for news and editorial purposes, and (D) show the videos and photos contained therein in the Association Web Pages for promotional or news purposes or to promote, market, advertise and/or report on any Association Drag Racing activities and/or events but, in any case, not as a stand alone commercial activity; provided in each such under this Section 8(b)(iii), that, if such use of any video clip will adversely affect HDP’s exploitation of the Commercial Exploitation Rights in more than a de minimis manner, the Association shall immediately discontinue such use upon receipt of written notice thereof from HDP; provided further, that, if the Association disagrees with HDP’s determination, the matter shall be submitted to Standard Arbitration (with the issue being whether or not such use of any video clip will adversely affect HDP’s exploitation of the Commercial Exploitation Rights in more than a de minimus manner) pursuant to the below provisions of Section 24 but the Association shall continue to cease such use of such video clips and/or photographs in such manner unless and until otherwise permitted pursuant to an arbitration decision. For example, the Association may utilize a photo from the Photo Archive in a brochure promoting any Association Drag Racing activity and/or event, but may not commercially market such picture on a standalone basis other than at the Museum or Hot Rod Reunions. As an additional example, the Association may exhibit video from the Video Library at any Association Drag Racing event and may include a video clip from the Video Library on the Association Web Pages to report on an Association Drag Racing event, but may not sell such videos at such Association Drag Racing event, other than at the Museum or Hot Rod Reunions as set forth in Section 7(c)(v). Notwithstanding the foregoing: (A) in respect of each “video clip” that HDP makes available (other than on an exclusive basis for which HDP receives consideration) to any digital publication, HDP also shall make available such “video clip” to the Association on the same terms and conditions; (B) in respect of each winner of any televised Sportsman Drag Racing event held at a National Event, the Association may provide such winner with a copy of the one hour television program thereof; and (C) in respect of each winner of any untelevised Sportsman Drag Racing event held at a National Event, the Association may provide such winner with a copy of the video feed from the big screen video display (e.g., the “Jumbotron” video feed) of the final runs of such Sportsman Drag Racing event; provided, however, that, in the case of clauses (B) and (C) the Association shall inform such winner that he or she will have no right to further distribute or otherwise commercially exploit such program or video feed.

(c)        Housing and Maintenance.

(i)         HDP shall be responsible for housing and maintaining the Video Library at the place of its choosing. Initially, the Video Library shall be located within the premises currently occupied by the National DRAGSTER.

(ii)       The Association shall be responsible for the costs associated with the housing the Photo Archive. All photos contained in the Photo Archive that are not in a digital format always shall be located within the premises occupied by the National DRAGSTER (the “National Dragster Premises”). The Association staff that publishes National DRAGSTER shall be responsible for maintaining these photos. All photos contained in the Photo Archive that are in a digital format always shall be housed and maintained by HDP, at HDP’s sole cost and expense, at the place of its choosing.

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(d)        Access and Availability.

(i)         So long as the Video Library is located within premises occupied by the Association, then the Association’s employees and staff, including the employees and staff of the National DRAGSTER, shall have complete and unfettered access to the Video Library, at all times free of charge. If the Video Library is relocated by HDP to a place not occupied by the Association, then HDP shall provide access to and otherwise make available the Video Library to the Association and the Association’s employees and agents free of charge (A) during HDP’s regular business hours and (B) at any other time upon the Association providing HDP reasonable advance written notice.

(ii)       The Association’s employees and staff, including the employees and staff of the National DRAGSTER shall have complete and unfettered access at all times free of charge to the photos in the Photo Archive that are not in a digital format.

(iii)      HDP shall make available to the Association’s employees and staff at all times via remote Internet access complete and unfettered access to the photos in the Photo Archive that are in a digital format.

(e)        Contributions and Additions to Video Library or Photo Archive.   Each of the Association and HDP shall contribute and add the following items to the extent owned, authorized, or otherwise created by or at the request of such party at National Events (and, with respect to all other drag racing events or activities controlled by the Association and/or HDP, if and to the extent such items are owned or for which payment is received by the Association or HDP, as applicable): (i) any and all still negatives, film, printed photographs and still digital images to the Photo Archive; and (ii) any and all video, films and other audiovisual works to the Video Library. As between the Association and HDP, HDP shall own all contributions and additions to the Video Library and Photo Library regardless of whether such contributions and/or additions were created by the Association or HDP; provided, that the use thereof shall otherwise be subject to the use and other restrictions provided herein.

(f)         Disposal of Photo Archive and/or Video Archive.   If, at any time, HDP decides to dispose of five percent (5%) or more of the contents of the Photo Archive and/or five percent (5%) or more of the contents of the Video Library, HDP shall notify the Association of its intention to do so not less than ten (10) days prior to taking such action and shall provide the Association with a reasonable opportunity to take possession of the same at the Association’s sole cost and expense.

(g)        Association Sponsor Advertisements and Racer Presentations.   The Association may allow any sponsor to video or otherwise film Association Drag Racing events that are conducted outside of National Events solely for use by such sponsor in advertisements. The Association shall pay to HDP any and all compensation that the Association receives from sponsors for such use. The Association also may allow Association Drag Racing racers to video or otherwise film Association Drag Racing events that are conducted outside of National Events solely for use by such racers in their sponsorship presentations to sponsors and potential sponsors. The Association shall pay to HDP any and all compensation that the Association receives from sponsors or racers for such use.

9.          Multimedia Products.

(a)        Professional Drag Racing.   HDP shall have the exclusive worldwide right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit Multimedia Products based on, relating to and/or arising out of the Purchased Business.

(b)        Association Drag Racing.   With respect to the Association’s right to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit Multimedia Products based on, relating to and/or arising out of the Retained Business, the Association hereby grants to HDP a non-transferable (except as set forth in Section 18), exclusive

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(including, as against the Association) worldwide license to create, develop, produce, market, advertise, release, broadcast, transmit, exhibit, perform, sell, distribute and otherwise exploit such Multimedia Products. In respect of each occasion on which HDP exercises the grant of rights set forth in this Section 9(b), (i) HDP and the Association shall mutually approve an equitable distribution of the Net Revenues to be generated in connection with HDP’s exercise of such rights and such mutual approval shall either be reached prior to HDP’s exercise of such rights or HDP may exercise such rights, subject, if the parties cannot thereafter agree, to Expedited Arbitration with respect to such equitable allocation, and (ii) HDP agrees that HDP’s exercise of such rights shall be consistent with the provisions of Section 4 (Trademark Usage Guidelines) of the Brand License Agreement and all of the Association’s other branding policies set forth elsewhere therein.

10.        Merchandise.

(a)        Rights in General.   Except for the rights set forth above in Section 4 (Membership Programs) and the rights set forth below in Section 10(b) (Association Rights), each of HDP’s and the Association’s rights with respect to Products and Merchandise are set forth in the Brand License Agreement.

(b)        Association Rights.   Subject to the provisions of Section 35 below, notwithstanding any other terms and conditions set forth in this Agreement or any of the Ongoing Business Agreements, the Association shall have the right to procure, distribute and use Products and Merchandise bearing only Legacy Trademarks as follows:

(i)         Internal Operations.   The Association shall have the right to procure from HDP and use Products bearing only the Legacy Trademarks for internal operations of the Retained Business. For purposes of illustration only, the Association may use Products and Merchandise bearing only the Legacy Trademarks on stationery, signage, uniforms, company vehicles, etc. The Association shall purchase Products and Merchandise for itself (and for the Museum as set forth in Section 10(b)(v) below) bearing only the Legacy Trademarks from HDP, and HDP shall sell such Products and Merchandise to the Association for a purchase price no greater than HDP’s cost.

(ii)       Giveaways.   HDP and the Association agree that the Association may distribute Products and Merchandise bearing Legacy Trademarks free of charge for the limited purposes of offering a limited number of complimentary Merchandise to sponsors, track owners and VIPs and for Association and Museum employee/staff giveaways. Such Products must be purchased from HDP, and HDP shall sell such Products and Merchandise to the Association for itself (and for the Museum as set forth in Section 10(b)(v) below) for a purchase price no greater than HDP’s cost.

(iii)      Museum and Hot Rod Reunion Sales.   The Association shall have the right to buy Products and Merchandise bearing only Legacy Trademarks from HDP for resale by the Association at the Museum and Hot Rod Reunion events. Such Products and Merchandise must be purchased from HDP and HDP shall sell such Products and Merchandise to the Association for itself (and for the Museum as set forth in Section 10(b)(v) below) for a purchase price no greater than HDP’s cost. All revenues realized from the sale of Products and Merchandise at the Museum and Hot Rod Reunion events shall belong to the Museum and HDP shall have no rights thereto or interests therein.

(iv)       Fulfillment.   HDP shall promptly respond to and fulfill on a commercially reasonable basis each request that the Association for itself (and for the Museum as set forth in Section 10(b)(v) below) makes for Products and/or Merchandise pursuant to this Section 10.

(v)        Museum Sublicense.   The Association shall have the right to sublicense the Museum to distribute, use and sell Products and Merchandise bearing only Legacy Trademarks in the same manner and to the same extent as the Association is entitled to distribute, use and sell such

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Products and Merchandise as set forth in this Section 10; provided, however, that (A) all such Products and Merchandise for the Museum shall be procured and purchased by the Association from HDP and (B) the Association shall be responsible for the conduct and activities of the Museum in connection with its distribution, use and sale of such Products and Merchandise as set forth both in this Section 10 and in the Responsibility Agreement.

11.        Ancillary Race Event Opportunities.

(a)        Professional Drag Racing.   Subject to the limitations and restrictions contained herein and in the Ongoing Business Agreements, as between the Association and HDP, HDP shall have the exclusive right to develop, produce, conduct, operate, manage, market, advertise and otherwise exploit Ancillary Race Event Opportunities in connection with the Purchased Business.

(b)        Association Drag Racing.   Subject to the limitations and restrictions contained herein and in the Ongoing Business Agreements, as between the Association and HDP, the Association shall have the exclusive right to develop, produce, conduct, operate, manage, market, advertise and otherwise exploit Ancillary Race Event Opportunities in connection with the Retained Business (except where such Ancillary Race Event Opportunities would occur or take place at a Professional Drag Racing event).

(c)        Association Cooperation.   The Association will reasonably cooperate with and provide reasonable access to HDP at all Association Drag Racing events in order to reasonably facilitate HDP’s ability to exploit its rights hereunder, provided that (i) HDP shall reimburse the Association for any costs incurred by Association in connection with such reasonable cooperation and access, and (ii) in no event will such access give HDP the right to exploit any of the Association’s exclusive rights under this Agreement or any of the other Ongoing Business Agreements (including, without limitation, the Protected Television Rights that are exclusive to the Association) without the Association’s prior consent (i.e., such access shall be solely for the purpose of producing content which does not implicate the Association’s exclusive rights under this Agreement or any of the other Ongoing Business Agreements (including, without limitation, the Protected Television Rights that are exclusive to the Association)).

(d)        Other Opportunities.

(i)         The parties agree that if for whatever reason HDP, in its sole discretion, elects not to run or otherwise permanently discontinues the Contingency Program, then the Association will have the right to run and administer the Contingency Program.

(ii)       In the event either HDP or the Association desires to engage in drag racing activities which they believe may be outside of the scope of their rights hereunder or as provided in the other Ongoing Business Agreements, then they may request the other party for consent to engage in such activity. The other party will consider such request in good faith, giving primary consideration to the extent to which the proposed activity competes within the defined scope of such party’s drag racing activities, as defined herein.

12.        Compensation.

(a)        Payment.

(i)         Advertising Revenues.   In connection with the sale of the Advertising Inventory, HDP shall pay to the Association an amount equal to forty percent (40%) of the Advertising Revenues for Advertising Inventory sold or placed on the NHRA Site. HDP shall pay the Association its share of the Advertising Revenues on a calendar monthly basis within fifteen (15) days following the end of the relevant month.

(ii)       Other Payments.   In respect of any other payment that a party (“Payor”) must make to the other party (“Payee”) pursuant to the terms and conditions of this Agreement, the Payor

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shall pay such payment to the Payee on a calendar monthly basis within fifteen (15) days following the end of the relevant calendar month.

(b)        Reports.

(i)         Advertising Revenues.   Concurrently with the making of each payment set forth above in Section 12(a)(i), HDP shall provide the Association with a written report setting forth: (a) the amount and type of all Advertising Inventory sold on the Association Web Pages and NHRA Home Page during such month; (b) the gross revenues generated from the sale of such Advertising Inventory; and (c) a detailed calculation of the Advertising Revenues payable to the Association under this Agreement.

(ii)       Other Payments.   Concurrently with the making of each payment set forth above Section 12(a)(ii), the Payor shall provide the Payee with a written report setting forth: (a) the gross revenues and, if applicable, the Net Revenues relating to such payment; and (b) a detailed calculation of such payment.

(c)        Audit.   While this Agreement is in effect, and for three (3) years after its expiration or earlier termination, the parties will maintain at their respective principal offices such books and records as sufficient to confirm the accuracy and sufficiency of each party’s payments and charges to the other party under this Agreement. Each party will permit an independent accounting firm selected by the Association to audit such books and records upon fifteen (15) days’ written notice to the other party, provided that such audit is performed during the party’s normal business hours, and provided that no party will be audited more than once in any six (6) month period. If any such audit reveals that a party has underpaid the amounts owed to the other party for the period covered by the audit, such party will promptly pay the amount of such underpayment to the other party, and, to the extent that any such audit reveals that a party has underpaid by more than five percent (5%) the amounts owed to the other party for the period covered by the audit, such party will reimburse the other party for all expenses reasonably incurred by the other party in connection with the audit.

(d)        Taxes.   Each respective party shall pay all taxes, duties and levies imposed by all foreign, federal, state and local authorities (including, without limitation, export, sales, use, excise and value-added taxes) based on (a) any amounts paid or payable by such applicable party under this Agreement or (b) the transactions underlying such amounts, provided, however, a party will not be responsible for taxes based on the other party’s net income. All amounts payable by any party hereunder will be paid without deduction or withholding for or on account of any present or future tax, levy, impost, fee, assessment, deduction or charge by any taxing authority.

(e)        Late Payments.   All amounts owed hereunder not paid when due and payable shall bear interest from the date such amounts are due and payable at the lesser of (a) 1.5 percent per month; and (b) the maximum allowable rate of interest allowable by applicable law for transactions between sophisticated commercial entities.

13.        Term and Termination.

(a)        Term.   Except as otherwise provided in Section 12.3 below, the term of this Agreement shall begin on the Effective Date and continue in perpetuity (“Term”). If this Agreement is terminated pursuant to Section 13(c) below, then the “Term” shall be the period commencing on the Effective Date and ending on the effective date of termination pursuant to Section 13(c).

(b)        No Termination.   Except as otherwise provided in Section 12.3 below, neither party may terminate this Agreement, even for material breach; provided, however, each party shall have and reserve all other rights and remedies which it has, or which are granted to it by applicable law or in equity.

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(c)        Change of Control Event.   In the event the Association terminates the Brand License Agreement, in accordance with Section 12.3 thereof, HDP’s rights to use the Licensor Owned Marks in connection with, arising from or related to this Agreement shall terminate in accordance with the provisions set forth in the Brand License Agreement. Provided that the Association has not exercised the Separate Operations Option, HDP shall cooperate with and furnish reasonable assistance to the Association and the Association’s employees and agents in connection with transferring the Association Web Pages to separate equipment through which the Association Web Pages will be made available.

14.        Covenants.

(a)        From and after the Effective Date, HDP will conduct the Purchased Business and exercise its rights under this Agreement in a manner which: (a) does not and will not infringe upon, violate or otherwise misappropriate the trademarks, copyrights, trade secrets, patents and/or other intellectual property rights of any third party; (b) does not and will not constitute libel, slander, or unfair competition; and (c) does not and will not violate any third party’s right of privacy or publicity.

(b)        From and after the Effective Date, the Association will conduct the Retained Business and exercise its rights under this Agreement in a manner which: (a) does not and will not infringe upon, violate or otherwise misappropriate the trademarks, copyrights, trade secrets, patents and/or other intellectual property rights of any third party; (b) does not and will not constitute libel, slander, or unfair competition; and (c) does not and will not violate any third party’s right of privacy or publicity.

(c)        The parties shall comply with all applicable laws as they perform their obligations under, and with respect to all provisions of, this Agreement. To the extent that any such laws (e.g. consumer privacy laws) limit or otherwise modify obligations hereunder, such affected party shall perform to the maximum extent reasonably allowable under law, and such performance shall be deemed to fulfill the applicable obligations and not otherwise place such party in breach.

15.        Indemnification Obligations.

(a)        Indemnification Obligations.   From and after the Effective Date, each party shall indemnify, defend and hold harmless the other party and the other party’s Subsidiaries, Affiliates and Representatives (collectively, the “Indemnified Parties”) from and against any and all Damages incurred in connection with, arising out of, resulting from: (i) the performance of this Agreement by the Association or HDP (each in its capacity as an indemnifying party hereunder, an “Indemnifying Party”) or any third party acting on its behalf or exercising its rights; (ii) any breach or alleged breach of any of the representations, warranties or agreements made by the Indemnifying Party under this Agreement; (iii) any act or omission of the Indemnifying Party, or any third party acting on its behalf or exercising its rights, in connection with this Agreement; (iv) libel or slander against, or invasion of the right of privacy, publicity or property of, or in violation or misappropriation or infringement of any other right of any third party committed by the Indemnifying Party or any third party acting on its behalf or exercising its rights; and (v) any agreements or alleged agreements made or entered into by or with the Indemnifying Party to exercise the rights granted to the Indemnifying Party under this Agreement (each, an “Indemnification Claim”).

(b)        Notice of Claims.   The Indemnified Parties shall promptly notify the Indemnifying Party of any Indemnification Claim for which indemnification is sought pursuant to Section 15(a). The Indemnifying Party shall bear full responsibility for all Indemnification Claims; provided however, that (i) the Indemnifying Party shall keep the Indemnified Parties informed of, and consult with the Indemnified Parties in connection with the progress of each Indemnification Claim; and (ii) the Indemnifying Party shall not have any right, without the Indemnified Party’s written consent (which consent shall not be unreasonably withheld or delayed), to settle any Indemnification Claim if such settlement arises from or is part of any criminal action or other Proceeding or contains a stipulation to or admission or acknowledgment of, any Liability or wrongdoing (whether in contract, tort or otherwise) on

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the part of the Indemnified Party. Notwithstanding any of the foregoing, the Indemnified Parties shall have the right, in its absolute discretion, to employ attorneys of its own choice and at its own expense to institute or defend any Indemnification Claim.

(c)        Potential Contributor.   Any Damages for which indemnification may be available under this Section which may be covered by a party’s insurer under any insurance policies (any such insurer, a “Potential Contributor”) shall be subject to the following provisions:

(i)         The Indemnifying Party shall not have any obligation to indemnify, defend and hold harmless any Indemnified Party for any Damages to the extent such Damages (net of all collection expenses) are actually recovered from the Potential Contributor. In any case where an Indemnified Party recovers from a Potential Contributor any amount in respect of a matter for which the Indemnified Party has previously recovered Damages from the Indemnifying Party pursuant to this Section, the Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of expenses incurred by the Indemnified Party in procuring such recovery), but not in excess of the sum of (A) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (B) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter..

(ii)       Prior to asserting any Indemnification Claim, each Indemnified Party shall exercise its Best Efforts to cause the Potential Contributor to assume the defense of, and pay for any Damages incurred in connection with, arising out of, resulting from or incident to, the Indemnification Claim to the same extent as such Indemnified Party would if such Indemnification Claim were not subject to indemnification hereunder; provided, however, that in no event shall the exercise of Best Efforts obligate any Indemnified Party to institute any Proceeding against the Potential Contributor with respect to such Indemnification Claim.

(iii)      To the extent that a Potential Contributor agrees to assume, and does assume, the defense of an Indemnification Claim, the Indemnifying Party shall have no obligation to assume the defense thereof; provided, that the Indemnifying Party may elect to assume the defense of such Indemnification Claim at its sole cost and expense and without delay in the place of such Potential Contributor. In the event that (A) a Potential Contributor refuses to assume or assumes but thereafter ceases to assume the defense of an Indemnification Claim (notwithstanding the Best Efforts of the Indemnified Party to cause the Potential Contributor to assume the defense thereof) or (B) the Indemnifying Party has elected to assume the defense of an Indemnification Claim in place of any Potential Contributor that has agreed to assume the defense thereof, the Indemnifying Party shall assume the defense of such Indemnification Claim at its sole cost and expense without delay; provided, that, in such case, the Indemnified Party shall assign all of its rights to pursue a claim for defense costs against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnifying Party.

(iv)       Following the resolution of the Indemnification Claim, including the determination of the Damages arising from such Indemnification Claim, in the event that (A) a Potential Contributor has denied payment of all or any portion of such Damages and (B) the Indemnifying Party has paid the Indemnified Party all, or the unpaid portion of, such Damages, the Indemnified Party shall assign all of its rights to pursue a claim to recover such Damages against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnifying Party.

16.        [INTENTIONALLY DELETED]

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17.        Confidentiality.

(a)        Each of HDP and the Association acknowledges that in the course of performing the Promotional Activities hereunder such party and/or its Representatives may be provided with Confidential Information of the other party and that the continued preservation of the confidentiality of such Confidential Information is an essential premise of the bargain between HDP and the Association contemplated hereby. Accordingly, each of HDP and the Association hereby agree that they will not, and will cause their respective Affiliates and Representatives not to, at any time, directly or indirectly, without the prior written consent of the other party, disclose or use any Confidential Information of the other party provided or made available to such party hereunder, except to the extent (a) such disclosure or use is necessary or appropriate in the performance of such party’s duties and obligations, or the exercise of such party’s rights, under this Agreement or any other Ongoing Business Agreement, or (b) such disclosure or use is necessary or appropriate in connection with any arbitration or other proceedings commenced under this Agreement or any other Ongoing Business Agreement, or (c) it is not practicable to maintain confidentiality due to the close proximity of the location of the employees of the Association and the employees of HDP, or (d) with respect to the Association, such disclosure or use is necessary or appropriate in order to own and operate the Retained Business, or (e) with respect to HDP, such disclosure or use is necessary or appropriate in order to own and operate the Purchased Business.

(b)        Notwithstanding the foregoing:

(i)         Nothing set forth in this Section shall prohibit HDP from disclosing any Confidential Information which HDP determines in good faith is required to be disclosed (A) by any applicable Legal Requirement, including any Legal Requirement arising under the Exchange Act or any federal or state securities laws, or (B) under any rules or regulations promulgated by AMEX or any other national or regional securities exchange or interdealer quotation system to which HDP or its securities is or may be subject; and

(ii)       Each party may use or disclose Confidential Information of the other party to the extent that such party is legally compelled to disclose such Confidential Information by subpoena or other court order; provided, however, that to the extent reasonably possible, the party required to disclose shall give the other party advance notice of any such disclosure and shall reasonably cooperate with the other party in connection with the other party’s efforts to protect against any such disclosure and/or to obtain a protective order narrowing the scope of such disclosure and/or use of the Confidential Information of such other party.

(iii)      Each of HDP and the Association further agree that they will be responsible for any breach or violation of the provisions of this Section by any of their respective Affiliates or Representatives.

18.        Assignment; Burden and Benefit.   Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned or delegated by either party, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to the Association, and subject to the rights of the Association to terminate this Agreement in the event of a Change of Control pursuant to Section 9(b) above, HDP may assign its rights and delegate its duties hereunder to any Subsidiary or Affiliate of HDP or any successor to all or substantially all of the assets of HDP (whether by purchase of assets, merger or otherwise) that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment or delegation to any Subsidiary or Affiliate of HDP shall release HDP from any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns as set forth above.

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19.        Expenses.   Except as otherwise expressly provided herein, all Taxes, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

20.        Notices.   All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the first business day after it is sent, if sent for next business day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Association, addressed to:

National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone: (626) 250-2237
Fax: (626) 914-5481

with a copy (which itself shall not constitute notice) to:

Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013
Attn: Michael C. Cohen, Esq.
Telephone: (213) 892-5404
Fax: (213) 892-5454

If to HDP, addressed to:

HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405

Attn: Eddy Hartenstein
Bruce Lederman

Telephone: (310) 209-8308
Fax: (310) 399-7303

with a copy (which itself shall not constitute notice) to:

Latham & Watkins LLP
633 W. Fifth Street, Suite 4000
Los Angeles, CA 90071-2007

Attn: Richard L. Wirthlin, Esq.

Telephone: (213) 485-1234
Fax: (213) 891-8763

or to such other individual or place and with such other copies as either party may designate as to itself by written notice to the others.

21.        Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

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22.        Entire Agreement.   This Agreement, including the Exhibits hereto, and the other Ongoing Business Agreements, constitute the entire agreement and understanding between HDP and the Association with respect to the matters set forth herein and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any Affiliate or Representative of any party hereto with respect to the matters set forth herein.

23.        Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

24.        Arbitration.

(a)        It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation) (other than relief referred to in Section 25 hereof), shall be resolved by Standard Arbitration or, by Expedited Arbitration to the extent reasonably requested by either party, either before or within three (3) Business Days after a party has requested Standard Arbitration.

(b)        By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

25.        Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 20 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

26.        Limitation of Liability.   In addition to the other limitations set forth in this Agreement, and notwithstanding anything else to the contrary which may be contained in this Agreement, in no event shall any party hereto be liable for any punitive damages arising from a claim brought by another party hereto occasioned by any failure to perform or the breach of any representation, warranty and/or covenant.

27.        Waiver.   Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

28.        Cumulative Remedies.   Except as otherwise set forth in this Agreement, and subject to the limitations set forth in this Agreement, all rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

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29.        Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

30.        Severability.   If any term or other provision of this Agreement is invalid, unlawful, void or unenforceable, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any determination that any term or other provision is invalid, unlawful, void or unenforceable, and whether or not all other terms or other provisions of this Agreement remain in full force and effect pursuant to the preceding sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

31.        Titles.   The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

32.        Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

33.        Construction of Agreement.   Each of the parties hereto has participated in the drafting and preparation of this Agreement, which shall be construed fairly in accordance with its terms, and not in favor of or against any particular party.

34.        Independent Contractor Relationship.   For purposes of this Agreement HDP shall be deemed an independent contractor of the Association. Nothing contained in this Agreement shall be construed as creating a partnership, agency or joint venture relationship between HDP and the Association, and, except as otherwise expressly provided herein, neither party shall become bound by any representation, act or omission by the other party.

35.        No Third Party Beneficiary.   This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns. It is expressly agreed and understood that nothing under, arising out of, or implied under this Agreement provides or confers upon any third party, expressly including without limitation, the Museum, any rights or remedies of any kind, nature or otherwise.

[Signature Page Follows]

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[Signature Page for Commercialization Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Commercialization Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

HD PARTNERS ACQUISITION CORPORATION

By:
Its:
NATIONAL HOT ROD ASSOCIATION
By:
Its:
By:
Its;

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EXHIBIT A

EXISTING SPONSOR INVENTORY AGREEMENTS

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EXHIBIT B

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EXHIBIT C

HOSTING, MAINTENANCE AND SUPPORT

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EXHIBIT C

FORM OF OPERATIONAL SUPPORT AGREEMENT

This Operational Support Agreement (this “Agreement”) is made effective as of                   (“Effective Date”) by and between the National Hot Rod Association, a California nonprofit mutual benefit corporation with its principal place of business at 2035 Financial Way, Glendora, California 91741-4602 (“Association”), and HD Partners Acquisition Corporation, a Delaware corporation with its principal place of business at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405 (“HDP”).(2)

RECITALS

A.         HDP and the Association have entered into that certain Asset Purchase Agreement, dated as of [                ], 2007 (the “Asset Purchase Agreement”), pursuant to which HDP has agreed to purchase and assume from the Association certain assets and liabilities related to the Purchased Business on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

B.         Concurrent with their entrance into the Asset Purchase Agreement, the Association and HDP have executed that certain Key Definitions Agreement (the “Key Definitions Agreement”) pursuant to which the Association and HDP agreed upon various definitions for the Ongoing Business Agreements. This Agreement constitutes one of the Ongoing Business Agreements. Initially capitalized words that are used, but not defined, in the body of this Agreement shall have the meanings ascribed to them in the Key Definitions Agreement.

C.         It is a condition to each party’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement that HDP and the Association enter into an agreement pursuant to which the Association shall provide HDP with certain operational support services at National Event Series and National Events, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Operational Support Services.

From and after the Effective Date, the Association hereby agrees to provide HDP the operational support services set forth on Appendix A (the “Support Services”) at each National Event Series or National Event Conducted by HDP during the 2008 NHRA Racing Season and each NHRA Racing Season thereafter during the term of this Agreement within the Territory, so long as each such National Event Series and National Event is sanctioned by the Association pursuant to the Sanctioning Agreement. The Support Services shall be provided by the Association at the direction of HDP. The Support Services shall be provided by the Association to HDP with the efficiency, quality and level of service at least comparable to during the 2006 NHRA Racing Season (“Performance Standard”). The Support Services shall be increased proportionately to accommodate Support Services for additional Exiting National Events, a New National Event Series, and/or New National Events.

(2)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

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Notwithstanding the foregoing, and except as otherwise provided in the Sanctioning Agreement, other than the specific Support Services, HDP shall be responsible for, and have the ultimate decision-making authority with respect to, all aspects of each National Event Series or National Event, including, but not limited to, the presentation and marketing of each National Event Series or National Event. Without limiting the generality of the foregoing, HDP shall be responsible for and have exclusive decision-making responsibility with respect to (i) overall event planning and facilities layout, (ii) event scheduling and operations, (iii) media activities, (iv) ticketing, (v) broadcasting activities, and (vii) post-event financial reconciliation.

In connection with the performance of the Support Services, each of HDP and the Association shall (i) appoint and maintain a designated representative, who may be the “Designated Representative” or “HDP Representative” or “Sanctioning Official” (as the case may be) under any other Ongoing Business Agreement (each a “Designated Representative”), who shall be present at each National Event Series or National Event, to coordinate with the other party in the conduct of, and supervise the actions undertaken by such party’s employees and independent contractors or other Representatives, with respect to the Support Services and for ongoing issue identification, escalation and resolution and (ii) use Best Efforts to allow for the efficient operation of each National Event.

HDP and the Association will establish a process to confer and consult regarding any issues relating to Association employees or contracted employees who are participating in the rendition of Support Services who HDP reasonably determines are not performing at a satisfactory level. If the issue cannot be satisfactorily resolved following a good faith attempt by both parties to address the problem, HDP may request that such employee no longer perform Support Services at National Event Series or National Events and the Association shall promptly replace such employee; provided, however, that the Association shall not be required to replace such employee if the Association has a reasonable basis for believing that such action will either constitute a violation of any applicable Legal Requirement or create, or materially increase the likelihood of, a Material Adverse Insurance Change (collectively, a “Reason Not to Replace”). In such event, the Association (i) shall use Best Efforts to determine how and when such employee may be replaced without such action constituting a Reason Not to Replace and (ii) will replace such employee as soon as it is possible to do so without such action constituting a Reason Not to Replace.

2.          Annual Operating Plan and Annual Budget; Support Services Fees.   HDP will establish and prepare an “Annual Operating Plan” (as set forth in Appendix B hereto) and the Association will establish and prepare an “Annual Budget” (as set forth in Appendix B hereto).

3.          Support Services Fees.   The fees charged by the Association for rendering the Support Services (the “Support Services Fees”) shall be determined and paid as set forth in Appendix B hereto.

4.          HDP Responsibilities.   In connection with the rendition of the Support Services by the Association pursuant to this Agreement, and except for the Support Services to be provided by the Association as set forth in Appendix A hereto, HDP agrees to provide, or cause to be provided, at its sole cost and expense, all of the following:

All of the facilities, equipment, materials and supplies necessary in order for the Association to render the Support Services (some but not all of which are referred to in Appendix A hereto), in an amount, quality and manner at least comparable to that occurring during the 2006 NHRA Racing Season, subject to appropriate additions (or subtractions) in the event of any increase or expansion (or decrease or contraction) in the number of National Events or the activities and events Conducted at such National Events beyond or below that occurring during the 2006 NHRA Racing Season. HDP shall be responsible for providing or causing to be provided all such equipment, materials and supplies in accordance with the NHRA Member Track Requirements and the NHRA Rulebook and in good condition and repair. HDP shall, at its cost and expense, maintain, repair and replace all such equipment, materials and supplies, or cause such equipment, materials and supplies to be maintained, repaired and replaced, in the ordinary

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course of business and in accordance with the past practices of the Association, except for such equipment, materials and supplies to be used at and owned by owners of, Facilities other than the Racetracks. If the Association reasonably determines that equipment, materials or supplies are in a condition unsatisfactory for the proper rendition of the Support Services in accordance with the provisions of this Agreement, the NHRA Member Track Requirements and/or the NHRA Rulebook, HDP, at its sole cost and expense, shall repair, replace or upgrade the unsatisfactory equipment, materials or supplies, or cause such repair, replacement or upgrade to be made, to the reasonable satisfaction of the Association, except for such equipment, materials and supplies owned by the owners of Facilities other than the Racetracks. With respect to any equipment, materials and supplies to be used at and owned by owners of, Facilities other than a Racetrack, HDP may satisfy its obligations hereunder by either contractually requiring that the track owner comply with the provisions of this Section 4(a) with respect such facilities, equipment, materials and supplies or by otherwise causing such facilities, equipment, materials and supplies to comply with the provisions of this Section 4(a).

The “NHRA Member Track Requirements” (as this term is defined in the Sanctioning Agreement) shall mean all of the facilities, equipment, materials, supplies, personnel and services set forth in Appendix C to the Sanctioning Agreement, in an amount, quality and manner at least comparable to that occurring during the 2006 NHRA Racing Season, subject to appropriate additions (or subtractions) in the event of any increase or expansion (or decrease or contraction) in the number of National Events or the activities and events Conducted at such National Events beyond or below that occurring during the 2006 NHRA Racing Season.

The Association represents and warrants to HDP that the equipment, materials and supplies being acquired by HDP pursuant to the Asset Purchase Agreement include all of the equipment, materials and supplies necessary for the rendition of the Support Services by the Association in accordance with the Performance Standard.

5.          Term; Termination.

Except as otherwise expressly provided herein, the term of this Agreement shall expire upon the close of business on the first business day following the last day of the last National Event of the 2032 NHRA Racing Season (the “Expiration Date”).

On or before the twenty-second (22nd) anniversary of the Effective Date, HDP will notify the Association if it wishes to engage in renewal discussions. If the Association and HDP have not reached an agreement for renewal by the twenty-third (23rd) anniversary of the Effective Date, then HDP will give the Association written notice if it is HDP’s intent that this Agreement will not be renewed, and will expire on the Expiration Date. If HDP has not given the Association such written notice on or before the twenty-third (23rd) anniversary of the Effective Date, then this Agreement shall automatically renew for one additional twelve month period following the Expiration Date, in which event the new “Expiration Date” shall be the last day of the last National Event of the 2033 NHRA Racing Season.

Thereafter, at each successive anniversary of the Effective Date, another additional twelve month period shall be added to the term of this Agreement, and the new “Expiration Date” shall be extended accordingly, unless HDP has, during the twelve month period preceding such anniversary, given the Association written notice of its intent that this Agreement will not be renewed and will expire on the Expiration Date.

If at any time during the term of this Agreement the Association shall have committed, (x) four (4) or more Major Breaches within any period of ten (10) calendar years, or (y) three (3) or more Major Breaches within any period of five (5) calendar years, or (z) two (2) or more Major Breaches during any single calendar year, then such Major Breaches shall constitute an event of default by the Association under this Agreement (“Section 5(d) Event of Default”). As used herein, a “Major Breach” shall mean

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(i) the failure by the Association to perform or render the Support Services in accordance with the Performance Standard (whether intentional or unintentional), as and to the extent required by this Agreement, at any National Event, which failure results in the inability to crown a champion in a class of Professional Drag Racing contested at the applicable National Event other than by reason of a Force Majeure Event (a “Lost Racing Event”), or (ii) any other failure by the Association to perform its obligations hereunder (other than by reason of a Force Majeure Event) which would constitute a breach sufficient under California law to entitle HDP to terminate this Agreement.

For the avoidance of doubt, there can only be one (1) Major Breach arising from Lost Racing Events at any given National Event, event if there is more than one Lost Racing Event at said given National Event.

It is understood and agreed that there shall be no presumption, either for or against, that a “Major Breach” within the meaning of subparagraph (i) above constitutes a breach which would be sufficient under California law to entitle HDP to terminate this Agreement within the meaning of subparagraph (ii) above.

HDP shall give the Association prompt reasonable written notice of the occurrence of any such Major Breach, which written notice shall specify in reasonable detail the nature of such Major Breach.

If a Section 5(d) Event of Default occurs or arises, then, in addition to the rights and remedies of HDP set forth in Section 6 of this Agreement, HDP shall have the right, exercisable in its sole discretion, to terminate this Agreement; provided, however, that in order to exercise such right of termination with respect to any particular Section 5(d) Event of Default, HDP must give written notice of such termination to the Association within one hundred and eighty (180) days after the occurrence of such Section 5(d) Event of Default, which notice shall set forth in reasonable detail the nature of such Section 5(d) Event of Default. If for any reason, HDP does not give written notice of termination within such one hundred and eighty (180) day period, then HDP shall have no further rights to terminate this Agreement by reason of such Section 5(d) Event of Default; provided that any such Major Breaches that gave rise to such Section 5(d) Event of Default may be included in determining whether or not another Section 5(d) Event of Default shall have occurred if one or more Major Breaches occur thereafter. If HDP gives written notice of termination pursuant to this Section 5(e), then (x) the effectiveness of such termination shall be suspended for the ten (10) Business Days following the date of such written notice in order to afford the Association time to determine whether it will dispute such termination and submit such dispute to arbitration pursuant to Section 14 of this Agreement and (y) if within said ten (10) Business Day period the Association submits such dispute to arbitration pursuant to Section 14 of this Agreement, then the effectiveness of such termination shall be suspended pending resolution of the dispute by the Arbitrator.

6.          Indemnification.

From and after the Effective Date, each of HDP and the Association shall indemnify, defend and hold harmless the Association Indemnified Parties and the HDP Indemnified Parties, respectively, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any action taken by such party or any of its Representatives prior to the Expiration Date in connection with the performance of such party’s obligations hereunder, including, without limitation, any Damages arising from (i) any product, service or information supplied by or on behalf of any party to the other party in connection with the Support Services or (ii) the failure of such party to perform its duties or obligations under this Agreement. Without limiting the generality of the foregoing, each party shall be solely responsible and liable for the actions of its respective security personnel.

Any Damages for which indemnification may be available under this Section which may be covered by a party’s insurer under any insurance policies (any such insurer, a “Potential Contributor”) shall be subject to the following provisions:

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Neither HDP nor the Association (each in its capacity as an indemnitor hereunder, an “Indemnitor”) shall have any obligation to indemnify, defend and hold harmless any indemnified party hereunder (each, an “Indemnitee”) for any Damages to the extent such Damages (net of all collection expenses) are actually recovered from the Potential Contributor. In any case where an Indemnitee recovers from a Potential Contributor any amount in respect of a matter for which the Indemnitee has previously recovered Damages from the Indemnitor pursuant to this Section, the Indemnitee shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the amount of expenses incurred by the Indemnitee in procuring such recovery), but not in excess of the sum of (A) any amount previously paid by the Indemnitor to or on behalf of the Indemnitee in respect of such claim and (B) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

Prior to asserting a claim for indemnification under this Section (each, an “Indemnification Claim”), each Indemnitee shall exercise its Best Efforts to cause the Potential Contributor to assume the defense of, and pay for any Damages incurred in connection with, arising out of, resulting from or incident to, the Indemnification Claim to the same extent as such Indemnitee would if such Indemnification Claim were not subject to indemnification hereunder; provided, however, that in no event shall the exercise of Best Efforts obligate any Indemnitee to institute any Proceeding against the Potential Contributor with respect to such Indemnification Claim.

To the extent that a Potential Contributor agrees to assume, and does assume, the defense of an Indemnification Claim, the Indemnitor shall have no obligation to assume the defense thereof; provided, that the Indemnitor may elect to assume the defense of such Indemnification Claim at its sole cost and expense and without delay in the place of such Potential Contributor. In the event that (A) a Potential Contributor refuses to assume or assumes but thereafter ceases to assume the defense of an Indemnification Claim (notwithstanding the Best Efforts of the Indemnitee to cause the Potential Contributor to assume the defense thereof) or (B) the Indemnitor has elected to assume the defense of an Indemnification Claim in place of any Potential Contributor that has agreed to assume the defense thereof, the Indemnitor shall assume the defense of such Indemnification Claim at its sole cost and expense without delay; provided, that, in such case, the Indemnitee shall assign all of its rights to pursue a claim for defense costs against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

Following the resolution of the Indemnification Claim, including the determination of the Damages arising from such Indemnification Claim, in the event that (A) a Potential Contributor has denied payment of all or any portion of such Damages and (B) the Indemnitor has paid the Indemnitee all, or the unpaid portion of, such Damages, the Indemnitee shall assign all of its rights to pursue a claim to recover such Damages against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

In the event that (i) any claim for Damages is to be made by a party entitled to indemnification hereunder or (ii) any lawsuit or enforcement action is filed by any third party against any party entitled to the indemnification hereunder with respect thereto, the party claiming such indemnification shall give written notice to the indemnifying party in accordance with Section 10 hereof as soon as practicable after the indemnified party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought hereunder or of the filing of such lawsuit or enforcement action (as the case may be).

7.          Confidential Information.

Each of HDP and the Association acknowledges that in the course of performing their respective duties and obligations hereunder such party and/or its Representatives may be provided with Confidential Information of the other party and that the continued preservation of the confidentiality of such Confidential Information is an essential premise of the bargain between HDP and the Association

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contemplated hereby. Accordingly, each of HDP and the Association hereby agree that they will not, and will cause their respective Affiliates and Representatives not to, at any time, directly or indirectly, without the prior written consent of the other party, disclose or use any Confidential Information of the other party provided or made available to such party hereunder, except to the extent (i) such disclosure or use is necessary or appropriate in the performance of such party’s duties and obligations, or the exercise of such party’s rights, under this Agreement or any other Ongoing Business Agreement, or (ii) such disclosure or use is necessary or appropriate in connection with any arbitration or other proceedings commenced under this Agreement or any other Ongoing Business Agreement, or (iii) it is not practicable to maintain confidentiality due to the close proximity of the location of the employees of the Association and the employees of HDP, or (iv) with respect to the Association, such disclosure or use is necessary or appropriate in order to own and operate the Retained Business, or (v) with respect to HDP, such disclosure or use is necessary or appropriate in order to own and operate the Purchased Business.

Notwithstanding the foregoing:

Nothing set forth in this Section shall prohibit HDP from disclosing any Confidential Information which HDP determines in good faith is required to be disclosed (A) by any applicable Legal Requirement, including any Legal Requirement arising under the Exchange Act or any federal or state securities laws, or (B) under any rules or regulations promulgated by AMEX or any other national or regional securities exchange or interdealer quotation system to which HDP or its securities is or may be subject; and

Each party may use or disclose Confidential Information of the other party to the extent that such party is legally compelled to disclose such Confidential Information by subpoena or other court order; provided, however, that to the extent reasonably possible, the party required to disclose shall give the other party advance notice of any such disclosure and shall reasonably cooperate with the other party in connection with the other party’s efforts to protect against any such disclosure and/or to obtain a protective order narrowing the scope of such disclosure and/or use of the Confidential Information of such other party.

Each of HDP and the Association further agree that they will be responsible for any breach or violation of the provisions of this Section by any of their respective Affiliates or Representatives.

8.          Assignment; Burden and Benefit.   Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned or delegated by either party, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to the Association, HDP may assign its rights and delegate its duties hereunder to any Subsidiary or Affiliate of HDP or any successor to all or substantially all of the assets of HDP (whether by purchase of assets, merger or otherwise) that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment or delegation to any Subsidiary or Affiliate of HDP shall release HDP from any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns as set forth above. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns as set forth above, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any obligations, rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

9.          Expenses.   Except as otherwise expressly provided herein, all Taxes, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

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10.        Notices.   All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next business day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Association, addressed to:
National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone: (626) 250-2237
Fax: (626) 914-5481
with a copy to:
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013
Attn: Michael C. Cohen, Esq.
Telephone: (213) 892-5404
Fax: (213) 892-5454
If to HDP, addressed to:
HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405
Attn:	Eddy Hartenstein
Bruce Lederman
Telephone: (310) 209-8308
Fax: (310) 399-7303
with a copy (which itself shall not constitute notice) to:
Latham & Watkins LLP
633 W. Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attn: Richard L. Wirthlin, Esq.
Telephone: (213) 485-1234
Fax: (213) 891-8763

or to such other individual or place and with such other copies as either party may designate as to itself by written notice to the others.

11.        Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

12.        Entire Agreement.   This Agreement, including the Appendices hereto, the Key Definitions Agreement and the other Ongoing Business Agreements, constitute the entire agreement and understanding between HDP and the Association with respect to the Support Services and the other matters set forth herein and therein, and supersedes all other prior covenants, agreements, undertakings,

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obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any Affiliate or Representative of any party hereto with respect to the matters set forth herein; provided that no default by any party in the performance of its obligations hereunder or under any other Ongoing Business Agreement shall, in and of itself, constitute a default under any other Ongoing Business Agreement or this Agreement, respectively. In the event of any conflict between the terms of this Agreement and the terms of any Ongoing Business Agreement regarding the terms upon which the Support Services are to be provided hereunder, the more specific terms of this Agreement shall control.

13.        Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

14.        Arbitration.

It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation), arising out of, in connection with, or in relation to this Agreement or questions of arbitrability under this Agreement (except for the relief referred to in Section 16 hereof), shall be resolved by Standard Arbitration or, by Expedited Arbitration to the extent reasonably requested by either party, either before or within three (3) Business Days after a party has requested Standard Arbitration.

By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

15.        Audits and Taxes.

Audit.   While this Agreement is in effect, and for three (3) years after its expiration or earlier termination, the Association will maintain at its principal offices such books and records as sufficient to confirm the accuracy and sufficiency of the Association’s invoices to HDP under this Agreement. The Association will permit an independent accounting firm selected by HDP to audit such books and records upon fifteen (15) days’ written notice to the Association, provided that such audit is performed during the Association’s normal business hours, and provided that the Association will be audited no more than once in any six (6) month period. If any such audit reveals that HDP has overpaid the amounts owed to the Association for the period covered by the audit, the Association will promptly pay the amount of such overpayment to HDP, and, to the extent any such audit reveals that HDP has overpaid by more than five percent (5%) the amounts owed to the Association for the period covered by the audit, the Association will reimburse HDP for all expenses reasonably incurred by HDP in connection with the audit.

Taxes.   The Association shall pay all Taxes, duties and levies imposed by all Governmental Authorities (including, without limitation, export, sales, use, excise and value-added Taxes) based on any payments received by it hereunder and shall be responsible for any withholding or other employee Taxes required by Legal Requirement to be withheld from its employees in connection with the payment to them for the Sanctioning Services hereunder; provided, that such withholding and other employee Taxes shall nonetheless constitute “Costs” within the meaning of Appendix B and shall be included as part of the fees payable under Paragraph 4 of Appendix B to the extent and in the manner provided for therein. All amounts payable by HDP hereunder will be paid without deduction or withholding for or on account of any present or future Tax, levy, impost, fee, assessment, deduction or charge by any taxing authority to the extent legally permissible.

16.        Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees

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that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 14 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

17.        Limitation of Liability.   Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any party hereto be liable for any punitive damages arising from a claim brought by another party hereto occasioned by any failure to perform or the breach of any representation, warranty, covenant, or other obligation under this Agreement.

18.        Waiver.   Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

19.        Cumulative Remedies.   All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

20.        Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

21.        Severability.   If any term or other provision of this Agreement is invalid, unlawful, void or unenforceable, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any determination that any term or other provision is invalid, unlawful, void or unenforceable, and whether or not all other terms or other provisions of this Agreement remain in full force and effect pursuant to the preceding sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

22.        Titles.   The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

23.        Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case

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may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

24.        Construction of Agreement.   Each of the parties hereto have participated in the drafting and preparation of this Agreement, which shall be construed fairly in accordance with its terms, and not in favor of or against any particular party because such party drafted it.

25.        Independent Contractor Relationship.   For purposes of this Agreement the Association shall be deemed an independent contractor of HDP. Nothing contained in this Agreement (including, without limitation, the Association’s provision of the Support Services) shall be construed as creating a partnership, agency or joint venture relationship between HDP and the Association, and, except as otherwise expressly provided herein, neither party shall become bound by any representation, act or omission by the other party.

[Signature Page Follows]

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[Signature Page for Operational Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Operational Support Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

HD PARTNERS ACQUISITION CORPORATION
By:
Name:
Title:
NATIONAL HOT ROD ASSOCIATION
By:
Name:
Title:

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Appendix A

Support Services

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Appendix B

Support Services Fees

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EXHIBIT D

FORM OF SANCTIONING AGREEMENT

This Sanctioning Agreement (this “Agreement”) is made effective as of                    (“Effective Date”) by and between the National Hot Rod Association, a California nonprofit mutual benefit corporation with its principal place of business at 2035 Financial Way, Glendora, California 91741-4602 (the “Association”) and HD Partners Acquisition Corporation, a Delaware corporation with its principal place of business at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405 (“HDP”).(3)

RECITALS

A.         Association and HDP have entered that certain Asset Purchase Agreement, dated as of                  , 2007 (the “Asset Purchase Agreement”), pursuant to which the Association agreed to sell, transfer and assign to HDP certain assets used in the Purchased Business.

B.         Concurrently with their entrance into the Asset Purchase Agreement, the Association and HDP have entered into that certain Key Definitions Agreement (“Key Definitions Agreement”) pursuant to which the Association and HDP agreed upon various definitions for the Ongoing Business Agreements. This Agreement constitutes one of the Ongoing Business Agreements. Initially capitalized words that are used, but not defined, in this Agreement shall have the meanings ascribed to them in the Key Definitions Agreement.

C.         The Association is the preeminent sanctioning body for the sport of drag racing. In that capacity, the Association preserves, promotes and protects the sport of drag racing, strives to improve the safety of drag racing for participants, spectators and officials, and endeavors to maintain a fair competition structure for its contestants.

D.         It is a condition to each party’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement that HDP and the Association enter into an agreement which provides that the Association will continue to be the exclusive sanctioning body and provider of the Sanctioning Services (as defined below) in connection with all of the Events.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions.   As used in this Agreement, the following terms shall have the following meanings:

(a)        “Affected Professional Drag Racing Activities” shall have the meaning set forth in Section 6(d)(i)(A).

(b)        “Agreement” shall have the meaning set forth above in the first paragraph of this Agreement.

(c)        “Asset Purchase Agreement” shall have the meaning set forth above in the Recitals.

(d)        “Association” shall have the meaning set forth above in the first paragraph of this Agreement.

(e)        “Association Event of Default” shall have the meaning set forth in Section 8(e).

(3)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that the rights to enter into this Agreement is assigned by HDP prior to Closing pursuant to the Asset Purchase Agreement.

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(f)         “Change of Control” shall have the meaning set forth in Exhibit A of the Brand License Agreement.

(g)        “Costs” shall have the meaning set forth in Appendix B.

(h)        “Effective Date” shall have the meaning set forth above in the first paragraph of this Agreement.

(i)         “Event Specific Factors” means, with respect to any Facility, as applicable: (i) the type or class of race Conducted at such Facility, (ii) the nature of the vehicles participating in such races, (iii) the size, location, and age of such Facilities and (iv) the applicable Legal Requirements of the jurisdiction in which the Facility is located.

(j)         “Family Friendly Organization” shall mean an organization that offers at all National Events Conducted by such organization some activities for the entire family; provided, that the parties understand and agree that the manner in which the Association Conducted Professional Drag Racing, and the activities at any of the National Events Conducted by the Association, during the 2006 Racing Season and the five (5) immediately preceding racing seasons, satisfies the requirement that some activities for the entire family must be offered in order to be a “Family Friendly Organization.

(k)        “General NHRA Member Track Requirements” means those facilities, equipment, materials, supplies, personnel and services set forth in the NHRA Member Track Agreement with such Facility, as such requirements may be amended or modified from time to time by the Association in accordance with the provisions of Section 5.

(l)         “HDP” shall have the meaning set forth above in the first paragraph of this Agreement.

(m)      “HDP Event of Default” shall have the meaning set forth in Section 7(a).

(n)        “HDP Proposed Rule” shall have the meaning set forth in Section 6(c)(ii).

(o)        “HDP Proposed Rule Exception Category” shall mean any rules or regulations (including the NHRA Member Track Requirements), and any additions, deletions, amendments, modifications, restatements and/or other changes to any rules or regulations which constitute an HDP Proposed Rule which, if and as adopted, would: (i) result in a more than insignificant risk that the safety of any Event or of any of its Participants and/or spectators would be adversely affected; (ii) result in a more than insignificant risk of a violation of any applicable criminal Legal Requirements; (iii) result in a significant risk of a material violation of any applicable civil Legal Requirements; (iv) relate solely to Association Drag Racing and, to the extent that such rule or regulation applies to NE Association Races, does not decrease HDP’s exposure to any Liability; (v) create, or materially increase the likelihood of, a Material Adverse Insurance Change; and/or (vi) constitute a Rule Standards Violation.

(p)        “HDP Representative(s)” shall have the meaning set forth in Section 6(b).

(q)        “Lost Racing Event” shall have the meaning set forth in Section 8(e).

(r)        “Major Breach” shall have the meaning set forth in Section 8(e).

(s)        “National Event NHRA Member Track Requirements” means the General NHRA Member Track Requirements, plus those facilities, equipment, materials, supplies, personnel and services set forth in Appendix C annexed hereto, as such criteria may be amended or modified from time to time by the Association in accordance with the provisions of Section 5.

(t)         “NHRA Member Track” shall mean a Facility that satisfies the NHRA Member Track Requirements and otherwise has been accepted by the Association as an NHRA-Member Track pursuant to an NHRA Member Track Agreement entered into between NHRA and the owner or lessee of the Facility.

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(u)        “NHRA Member Track Agreement” shall mean the agreement between a Facility and the Association which entitles the Facility to be an NHRA Member Track upon compliance with the terms and conditions set forth in such agreement.

(v)        “NHRA Member Track Requirements” shall mean:

(i)         With respect to a Facility which is not hosting a National Event, the General NHRA Member Track Requirements; and

(ii)       With respect to a Facility hosting a National Event, the National Event NHRA Member Track Requirements.

(w)       “NHRA Proposed Rule” shall have the meaning set forth in Section 6(c).

(x)        “NHRA Proposed Rule Exception Category” shall mean any rules or regulations (including the NHRA Member Track Requirements), and any additions, deletions, amendments, modifications, restatements and/or other changes to any rules or regulations which do not constitute an HDP Proposed Rule which, if and as adopted, would: (i) improve the safety of any Event or of any of its Participants and/or spectators by more than an insignificant amount; (ii) decrease the risk of a violation of any applicable criminal Legal Requirements by more than an insignificant amount; (iii) decrease the risk of a violation of any applicable civil Legal Requirements in any material respect; (iv) relate solely to Association Drag Racing and, to the extent that such rule or regulation applies to NE Association Races, does not increase HDP’s exposure to any Liability; and/or (v) avoid or materially decrease the likelihood of a Material Adverse Insurance Change.

(y)        “Non-NHRA Member Track” shall mean a Facility that is not an NHRA Member Track.

(z)        “Non-Sanctioned Event” shall mean any Event with respect to which the Association does not provide the Sanctioning Services pursuant to the terms and subject to the conditions of this Agreement.

(aa)      “Participant” shall include officials, any Person possessing or who has been issued a credential, and any Person directly or indirectly associated with any vehicle that has been permitted to enter a Facility for the purpose of participating in an Event, including, but not limited to owners, drivers and crewpersons. For avoidance of doubt: (i) the term “Participant” shall include any Person that has any ownership interests in a race team, vehicle, or otherwise; and (ii) as to any entity, the term “Participant” shall include each of the entity’s owners, principals, agents, parents, subsidiaries, divisions, partners, affiliates or other related Persons.

(bb)     “Performance Standard” shall have the meaning set forth in Section 3.

(cc)      “Rule Standards Violation” shall mean any rules or regulations (including the NHRA Member Track Requirements), and any additions, deletions, amendments, modifications, restatements and/or other changes to any rules or regulations which as of the date of determination has one or more of the following impacts or effects (or which, if and as adopted, would have one or more of the following impacts or effects): (i) constitutes a material breach of the Brand License Agreement; (ii) is or would be inconsistent with the Association’s status as a Family Friendly Organization; and/or (iii) is or would be inconsistent with the Association’s philosophy of (A) promoting the role of safety in the sport of drag racing, or (B) portraying the Association and the sport of drag racing in a positive and professional light, or (C) promoting drag racing as a Competition (other than in the context of Exhibition or Promotional drag racing activities permitted pursuant to the Ongoing Business Agreements).

(dd)     “Rules Committee” shall have the meaning set forth in Section 6(b).

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(ee)      “Sanctioned Event” shall mean an Event Sponsored or Conducted by HDP with respect to which the Association provides the Sanctioning Services pursuant to the terms and subject to the conditions of this Agreement.

(ff)       “Sanctioning Fee” shall have the meaning set forth in Section 27.

(gg)      “Sanctioning Official” shall have the meaning set forth in Appendix A.

(hh)     “Sanctioning Services” shall have the meaning set forth in Appendix A to this Agreement.

(ii)       “Term” shall have the meaning set forth in Section 9(a).

Event Sanctioning.

Events Within the Territory.

Except as otherwise expressly provided in this Agreement, during the Term, the Association shall be the exclusive sanctioning body and the exclusive provider of all Sanctioning Services for all Events within the Territory, and HDP hereby agrees that during the Term: (A) No Event may occur within the Territory which has not been officially sanctioned by the Association and without obtaining the Sanctioning Services from the Association for such Event in accordance with the terms and subject to the conditions of this Agreement; and (B) HDP shall not engage any other Person, or authorize any other Person, to sanction any Event or otherwise provide any of the other Sanctioning Services for any Event occurring within the Territory during the Term.

Before Labor Day of each year, HDP shall provide the Association with written notice of the time and dates of each Event (or series of Events) which will occur within the Territory during the next year. Such written notice shall include a reasonably detailed description of the Events sufficient for the Association to determine the staffing requirements for such Events, and a reasonably detailed description of the Facility or Facilities at which the Events will take place. In the event HDP changes the time or date of any such Event (or series of Events) or any other plans set forth in such written notice, HDP will use Best Efforts to notify the Association of such change as promptly as practicable, and the Association will use Best Efforts to accommodate such changes and to provide Sanctioning Services in connection therewith.

Events Outside of the Territory.

HDP may Sponsor or Conduct an Event outside of the Territory; provided that HDP first offers the Association the exclusive first opportunity to provide the Sanctioning Services related to such Event. HDP shall use its Best Efforts to provide the Association with written notice of an Event which will occur outside of the Territory no later than the Labor Day of the year prior to the year in which such Event will be conducted. Such notice shall describe, in reasonable detail, the time, date, nature and location of the Event (including, without limitation, the classes or series of vehicles involved at such Event and the size of the purses therefor) and shall constitute HDP’s offer to the Association to provide HDP with the Sanctioning Services related to such Event in accordance with the provisions of this Agreement. No later than 30 days after the date on which the Association receives such notice, the Association shall provide HDP with written notice of the terms, conditions and prices upon which the Association is willing to provide the Sanctioning Services for such Event; provided, that HDP shall have no obligation to accept any such proposal from the Association if the Association’s proposal is not economically competitive, taken as a whole, with other available alternatives.

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If HDP accepts the Association’s offer, then the Association shall provide the Sanctioning Services related to such Event in accordance with the terms and conditions set forth in the Association’s written notice (the “Accepted Offer”).

If HDP does not accept the Association’s offer, then (x) HDP may engage another Person to provide the Sanctioning Services or elect to provide the Sanctioning Services on its own for such Event outside of the Territory, and (y) HDP may use any of the Licensor Trademarks in connection with any such Event to the extent permitted under the terms and conditions of the Brand License Agreement; provided, however, that:

HDP may not advertise or publicize such Event as a Sanctioned Event or otherwise represent or give the impression or allow any other Person to represent or give the impression that such Event is a Sanctioned Event or otherwise approved by the Association; and

If HDP uses any of the Licensor Trademarks in connection with any such Event pursuant to the Brand License Agreement, then to avoid confusion HDP shall affirmatively publicize the fact that the Event is not sanctioned by the Association, in conjunction with its marketing and promotion of such Event. The nature and amount of such publication efforts shall be that which is reasonably necessary to adequately inform the public that the Event is not being sanctioned by the Association, after taking into account the nature of the Event and all of the relevant facts and circumstances surrounding the Event, including, without limitation, the type and popularity of the Event and whether the Event will or will not be televised.

26.        Sanctioning Services.   The Association shall provide the Sanctioning Services described in Appendix A attached hereto on an exclusive basis for each Event within the Territory during the Term and for each Event outside of the Territory during the Term with respect to which there is an Accepted Offer. HDP understands and agrees that the Association will not “sanction” any Event unless the Association is given, and HDP hereby agrees to give the Association, the opportunity to provide on an exclusive basis all of the Sanctioning Services for such Event in accordance with the terms of this Agreement. The Sanctioning Services shall be provided by the Association to HDP with the efficiency, quality and level of service no less than that occurring during the 2006 NHRA Racing Season (“Performance Standard”), except, with respect to Events in any Outside Country, as provided for in the applicable Accepted Offer. The Sanctioning Services shall be increased to accommodate Sanctioning Services for additional National Events and/or National Event Series in accordance with Appendix B.

27.        Sanctioning Fees.   In consideration of the Sanctioning Services provided by the Association, HDP shall pay the Association for rendering such Sanctioning Services the fees (the “Sanctioning Fee(s)”) set forth in Appendix B.

28.        Location of Events.

Events to be Held Only At NHRA Member Tracks.   HDP agrees that, during the Term, all Events within the Territory shall be Conducted and held only at an NHRA Member Track and that, after the Term, such Events shall be Conducted and held only at an NHRA Member Track, but only for so long as the Association remains the preeminent drag racing sanctioning body. In the event that the Association ceases to be the preeminent drag racing sanctioning body, such Events may be Conducted and held at any racetrack HDP deems appropriate. The provisions of this Section 5(a) shall survive any termination of this Agreement. HDP further agrees that, after the Term and so long as HDP or one of its Affiliates continues to own the Racetracks, the Racetracks shall be NHRA Member Tracks and HDP shall not permit the Racetracks to become a member track of any other drag racing sanctioning body, but only for so long as the Association remains the preeminent drag racing sanctioning body; provided, that after the Term the

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foregoing restriction shall not prohibit HDP or any of its Affiliates from acting as a sanctioning body with respect to drag races Conducted at the Racetracks or at any other NHRA Member Track.

NHRA Member Track Acceptance Procedure.   In the event that HDP desires to conduct an Event at a Facility located within the Territory that has not been accepted by the Association as an “NHRA Member Track”, HDP shall provide written notice to the Association at least one hundred and twenty (120) days prior to the commencement of such proposed Event. Upon receipt of such notice, the Association, with the full cooperation of HDP, shall conduct or cause to be conducted an examination of such Facility to determine whether it complies with the Association’s General NHRA Member Track Requirements, so long as such Facility is not a party to any agreement which would prevent such Facility from engaging in such discussions with the Association or from entering into an NHRA Member Track Agreement. The determination of whether a Facility complies with the General NHRA Member Track Requirements shall be made by the Association in good faith and using consistently applied criteria, after taking into account and making reasonable appropriate adjustments, if any, for the Event Specific Factors. A Facility shall not be deemed to be an NHRA Member Track unless and until the Association has entered into an NHRA Member Track Agreement with the owner or lessee of such Facility, the terms, conditions and criteria for which shall be applied consistently across all NHRA Member Tracks, after taking into account and making reasonable appropriate adjustments, if any, for the Event Specific Factors.

Amendments to NHRA Member Track Requirements.   During the Term, the Association shall not modify the NHRA Member Track Requirements, as such NHRA Member Track Requirements may apply to Sanctioned Events, in a more than insignificant manner, without first obtaining the written consent of HDP, which consent may be withheld by HDP in its sole and absolute discretion. Notwithstanding the foregoing:

The Association may modify or amend the NHRA Member Track Requirements without obtaining the consent of HDP or over the objection of HDP if such modification or amendment falls within the NHRA Proposed Rule Exception Category and is done in good faith; provided, that any such modification or amendment shall be consistently applied on a non-discriminatory basis at all NHRA Member Tracks, after taking into account and making reasonable appropriate adjustments, if any, for the Event Specific Factors.

The Association may require, by amendment, modification or otherwise, NHRA Member Track Agreements to contain a provision substantially in form and substance as follows (or any less burdensome indemnity provision as the Association may elect); provided, however, that such provision shall not be required to be included in the NHRA Member Track Agreement between the Association and HDP:

“NHRA Member Track agrees to indemnify, defend and hold the Association, its directors, officers, employees, agents and representatives (“Association Indemnitees”) harmless from and against, any and all demands, claims (including third party claims), proceedings, actions and causes of action asserted and/or filed against any of the Association Indemnitees, and any and all costs, losses, liabilities, obligations, damages, deficiencies and expenses (including reasonable attorneys’ fees) suffered or incurred by any of the Association Indemnitees, arising out of or in connection with (A) the failure of the NHRA Member Track to perform its duties and obligations under the NHRA Member Track Agreement and/or (B) the failure of the NHRA Member Track to perform its duties and obligations under any lease or other agreement relating to the conduct of a National Event or other drag race to be sanctioned by the Association at such NHRA Member Track

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29.        Rulemaking; Rules Committee; NHRA Rulebook.

General Nature of Relationship.

The parties acknowledge and agree that the Association has tremendous expertise in the field of drag racing, including, without limitation, the type of facilities, personnel and equipment needed to effectively conduct drag races, the security needed for a drag racing event, and related matters. In deference to the Association’s expertise, in its capacity as the sanctioning body, and except as otherwise expressly provided in this Agreement, the Association shall have the sole and exclusive right to promulgate, interpret and apply the provisions of the NHRA Rulebook in good faith and using consistently applied criteria, including, without limitation, the inspection of all racetracks, the licensing of all Participants and the certification of all Participant vehicles, after taking into account and making reasonable appropriate adjustments, if any, for the Event Specific Factors and, as to the licensure of Participants, the experience, or lack of experience, of the applicant drivers or crews in general for the type or class of race Conducted at the applicable Facility.

Subject to the terms and conditions of this Agreement, the sanctioning relationship between HDP and the Association will be one in which HDP will determine the format for, and the types of vehicles that will participate in, Professional Drag Racing, and the Association will apply, develop and maintain the rules and regulations associated with such Professional Drag Racing. Included in this relationship will be the development of new rules and regulations in support of HDP’s operation, modification and expansion of Professional Drag Racing, as more particularly set forth in this Agreement.

Rules Committee.   For so long as this Agreement remains in effect, (i) the Association hereby grants HDP the right to designate and appoint one-third (rounded up to the nearest whole number) of the members (each, an “HDP Representative”) to serve on the rulemaking committee of the Association (the “Rules Committee”) and the right to remove and replace the HDP Representative(s) from time to time and (ii) the size of the Rules Committee shall be fixed by the Association at an odd number of members which shall in no event be greater than thirteen (13). HDP may exercise the right to designate members on the Rules Committee in its sole discretion.

NHRA Rulebook.

Rulemaking By the Rules Committee.   The Rules Committee shall have the right to make any additions, deletions, amendments, restatements and other changes to the rules, regulations, agreements and other provisions of the NHRA Rulebook (referred to herein as a “NHRA Proposed Rule”) at any time during the Term; provided, however, that:

Except as otherwise set forth in this Section 6(c)(i), any such NHRA Proposed Rule that governs or applies to Professional Drag Racing shall be subject to the prior approval of HDP in its sole and absolute discretion. The parties hereby acknowledge and agree that the prior approval of HDP shall be deemed to have been obtained for purposes of this Section 6(c)(i)(A) with respect to any NHRA Proposed Rule if such NHRA Proposed Rule is adopted at a meeting of the Rules Committee attended by one or more HDP Representatives and at least a majority of the HDP Representatives on the Rules Committee voted to approve such NHRA Proposed Rule.

If the Rules Committee has invoked clauses (i) or (ii) of the NHRA Proposed Rule Exception Category to promulgate an NHRA Proposed Rule without the approval or over the objection of HDP, then the Rules Committee may adopt or implement such NHRA Proposed Rule without HDP’s approval or over HDP’s objection.

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If the Rules Committee has invoked clauses (iii), (iv) or (v) of the NHRA Proposed Rule Exception Category to promulgate an NHRA Proposed Rule without the approval or over the objection of HDP and HDP has not requested that the invocation of such NHRA Proposed Rule be submitted to Expedited Arbitration within three (3) Business Days following the final notice to HDP of invocation thereof, then the Rules Committee may adopt or implement such NHRA Proposed Rule without HDP’s approval or over HDP’s objection. If HDP requests Expedited Arbitration within said 3-Business Day period, then the adoption and implementation of such NHRA Proposed Rule shall be suspended during the pendency of the Expedited Arbitration.

HDP shall have the right to challenge the invocation of the NHRA Proposed Rule Exception Category by submitting the Rules Committee’s determination to Expedited Arbitration. If the Arbitrator thereafter (x) determines that the Rules Committee had a reasonable basis for invoking clause (i) of the NHRA Proposed Rule Exception Category or (y) determines, de novo, that the NHRA Proposed Rule does fall within the exceptions set forth in clause (ii), (iii), (iv) or (v) (as the case may be) of the NHRA Proposed Rule Exception Category, then the Rules Committee may adopt and implement such NHRA Proposed Rule without the approval of HDP or otherwise over the objection of HDP or, if the NHRA Proposed Rule has already been adopted or implemented, the NHRA Proposed Rule shall remain in effect without the approval of HDP or otherwise over the objection of HDP. If the Arbitrator does not make such a determination, then the Rules Committee shall not adopt or implement the NHRA Proposed Rule, or, if the NHRA Proposed Rule had already been adopted or implemented, such NHRA Proposed Rule shall be promptly withdrawn by the Rules Committee.

Rulemaking By HDP.   Subject to the other provisions of this Section 6(c)(ii), HDP shall have the right to require the Rules Committee to make any additions, deletions, amendments, restatements and other changes to the rules, regulations, agreements and other provisions of the NHRA Rulebook relating to Professional Drag Racing (including, without limitation, changes to amend or add new vehicle classes or series that are used in connection with Professional Drag Racing) at any time during the Term by submitting the same in writing to the Rules Committee. Each such written submission (“HDP Proposed Rule”) shall describe in reasonable detail the nature, scope, and reasons for such NHRA Proposed Rule. Upon receipt of any such written submission, the Rules Committee shall review the HDP Proposed Rule and determine whether such HDP Proposed Rule falls within the HDP Proposed Rule Exception Category.

If the Rules Committee determines that such HDP Proposed Rule does not fall within the HDP Proposed Rule Exception Category, the Rules Committee shall adopt and implement such HDP Proposed Rule.

If the Rules Committee determines that an HDP Proposed Rule falls within the HDP Proposed Rule Exception Category, then the Rules Committee may refuse to adopt or implement such HDP Proposed Rule, subject, however, to HDP’s right to challenge the invocation of the HDP Proposed Rule Exception Category by submitting the Rules Committee’s determination to Expedited Arbitration.

If the Arbitrator thereafter (x) determines that the Rules Committee had a reasonable basis for invoking clause (i) of the HDP Proposed Rule Exception Category or (y) determines, de novo, that the HDP Proposed Rule falls within the exceptions set forth in clause (ii), (iii), (iv), (v) or (vi) (as the case may be) of the HDP Proposed Rule Exception Category, then the Rules Committee may continue to refuse to adopt or implement such

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HDP Proposed Rule. If the Arbitrator does not make such a determination, then the Rules Committee shall adopt and implement such HDP Proposed Rule promptly thereafter.

Limitations on Invocation of NHRA Proposed Rule Exception Category and HDP Proposed Rule Exception Category.

In no event shall the Rules Committee invoke or use either the NHRA Proposed Rule Exception Category or the HDP Proposed Rule Exception Category in an arbitrary or capricious manner in order to adopt or implement an NHRA Proposed Rule without the approval of HDP or otherwise over the objection of HDP or to decline to adopt and implement an HDP Proposed Rule.

If an NHRA Proposed Rule is reasonably expected to result in a material negative or adverse economic impact on HDP, then the Rules Committee’s invocation of the NHRA Proposed Rule Exception Category to adopt such an NHRA Proposed Rule without the approval of HDP or over the objection of HDP shall be limited to circumstances where a significant catalyst (which may include a Legal Requirement to the extent that it is a significant catalyst) has occurred to prompt such rule change.

Except as provided in Section 6(g), unless otherwise required by any Legal Requirement, in no event shall the Rules Committee implement (x) any NHRA Proposed Rule having the purpose, intended effect or impact of reducing the maximum speeds for Top Fuel Dragster or Funny Cars at any Event below 325 m.p.h. or (y) any HDP Proposed Rule having the purpose, intended effect or impact of reducing the maximum speeds of NE Association Races below 275 m.p.h.

HDP shall have the right, at its cost and expense, to have conducted by independent experts relevant testing both before and after the adoption or implementation of any NHRA Proposed Rule or the submission of any HDP Proposed Rule, and the Association acknowledges and agrees that the Rules Committee shall consider the results of such testing in good faith and that such testing may be submitted to any Arbitrator in connection with the resolution of any dispute hereunder; provided, however, that such testing and test results shall in no way compel or require the Rules Committee to delay the adoption or implementation of an NHRA Proposed Rule or change the effective date of any such NHRA Proposed Rule pending receipt of such testing or test results.

In no event shall the Rules Committee invoke subparagraph (i) of the NHRA Proposed Rule Exception Category or subparagraph (i) of the HDP Proposed Rule Exception Category to prevent the addition by HDP of an Event or activity that poses or results in no higher degree of safety risk than the level of safety risks attendant to the activities permitted by the NHRA Rulebook as of the date of determination.

Limited Exception for Right of HDP to Conduct Non-Sanctioned Event.

If (A) a dispute arises pertaining to the use or invocation of the HDP Proposed Rule Exception Category or the NHRA Proposed Rule Exception Category, (B) such dispute is submitted to arbitration in accordance with Sections 6(c) or 20 hereof for final and binding resolution, (C) HDP does not prevail in such arbitration, (D) the Rules Committee declines to adopt or implement the HDP Proposed Rule or the Rules Committee implements or adopts the NHRA Proposed Rule without the approval of HDP or otherwise over the objection of HDP, and (E) the refusal on the part of the Rules Committee to adopt or implement such HDP Proposed Rule or the implementation or adoption of the NHRA Proposed Rule prevents HDP from Conducting Professional Drag Racing activities in the manner in which HDP proposes to Conduct such activities (any such rule being referred to herein as a “Disputed Rule”), then:

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HDP shall be permitted to Conduct such Professional Drag Racing activities (the “Affected Professional Drag Racing Activities”) as Non-Sanctioned Events outside of National Events if the applicable conditions referred to in Section 6(d)(ii) are satisfied, and

If, during the two (2) year period immediately following the date of the Arbitrator’s decision, total attendance at National Events declines by ten percent (10%) or more over a rolling eight (8) consecutive National Events when compared to total attendance at similar Events in the prior year or years (which calculation shall exclude for all purposes any National Event for which it can be established that the attendance decline is attributable to Force Majeure Events), then HDP shall be permitted to Conduct the Affected Professional Drag Racing Activities at or during a National Event if all conditions referred to in Section 6(d)(ii) are satisfied.

With respect to any Affected Professional Drag Racing Activities, the following conditions shall apply:

None of the Licensor Trademarks or the Licensee Acquired Marks may be used in connection with the Conduct of Affected Professional Drag Racing Activities or any of the marketing or advertising or promotion of such Affected Professional Drag Racing Activities;

HDP may not advertise or publicize such Affected Professional Drag Racing Activities as Sanctioned Events or otherwise represent or give the impression or allow any other Person to represent or give the impression that such Affected Professional Drag Racing Activities are Sanctioned Events or otherwise approved by the Association;

HDP shall affirmatively publicize the fact that the Affected Professional Drag Racing Activities are not sanctioned by the Association, in conjunction with its marketing and promotion of such Affected Professional Drag Racing Activities. The nature and amount of such publication efforts shall be that which is reasonably necessary to adequately inform the public that the Affected Professional Drag Racing Activities are not being sanctioned by the Association, after taking into account the nature of the Affected Professional Drag Racing Activities and the National Event, if any, at which such Affected Professional Drag Racing Activities will be Conducted, and all of the relevant facts and circumstances surrounding the Affected Professional Drag Racing Activities, including, without limitation, the type and popularity of the Affected Professional Drag Racing Activities and the National Event, if any, at which such Affected Professional Drag Racing Activities will be held, and whether the Affected Professional Drag Racing Activities will or will not be televised;

Such Affected Professional Drag Racing Activities shall be Conducted by a subsidiary or other Affiliate of HDP which does not use the name or acronym “NHRA” or such Affected Professional Drag Racing Activities shall be Conducted by HDP utilizing a fictitious business name which does not include the name or acronym “NHRA”;

The Association shall not be required to provide any of the “Support Services” (as this term is used in the Operational Support Agreement) pursuant to the Operational Support Agreement or any of the Sanctioning Services pursuant to this Agreement with respect to such Affected Professional Drag Racing Activities; provided, that the Association provides reasonable advance, written notice of its intention to not provide such services hereunder or thereunder after the Association has received written notice from HDP of its intention to Conduct such Affected Professional Drag Racing Activities; and

If the Affected Professional Drag Racing Activities are to be Conducted at or during a National Event, then HDP shall take such steps as may be necessary to segregate the

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running of such Affected Professional Drag Racing Activities from the Sanctioned Events being held at or during such National Event.

If, after HDP is permitted to Conduct the Affected Professional Drag Racing Activities as Non-Sanctioned Events, the Rules Committee changes its position with respect to the Disputed Rule by adopting such HDP Proposed Rule or revoking such NHRA Proposed Rule (as the case may be), so that HDP can Conduct the Affected Professional Drag Racing Activities on a sanctioned basis at National Events without satisfaction of the provisions of Section 6(d)(ii), then the Association shall have the right to sanction such Events, and HDP shall be required to Conduct such Affected Professional Drag Racing Activities as Sanctioned Events. The parties shall promptly meet and confer in good faith to convert the Affected Professional Drag Racing Activities to a Sanctioned Event, as promptly as reasonably practicable.

Disciplinary Issues.   In the event that a disciplinary issue should arise in connection with Sanctioned Events, HDP and the Association hereby agree to follow the general guidelines set forth below:

When a real-time decision regarding a disciplinary issue with respect to Professional Drag Racing and/or Association Drag Racing is required, the Sanctioning Official or his or her authorized representatives will make that decision based on the facts and circumstances known to them at such time and in a manner consistent with the NHRA Rulebook and the best interests of the sport of drag racing.

When a disciplinary issue arises with respect to Professional Drag Racing for which there is a reasonable opportunity to consult with the HDP Representative regarding the proposed resolution thereof, then the HDP Representative and the Sanctioning Official, and such other employees or representatives of HDP and the Association as each selects, will consult in good faith regarding how such issue should be addressed. If the parties are unable to agree on such resolution, then the Association’s decision on the disciplinary issue, which decision shall be rendered consistent with past practices and not in an arbitrary or capricious manner, shall be final and binding, subject (x) first, to HDP’s right to challenge such determination pursuant to Section 20 hereof and (y) upon the conclusion of such challenge, to the rights of the person disciplined to appeal such decision pursuant to the appeals process set forth in the NHRA Rulebook. If and when such appeals process requires the convening of a panel or panels to hear such appeals, then the panel for the first level of appeal shall consist of two employees of the Association designated by the Association and one employee of HDP designated by HDP, and the panel for the second level of appeal shall consist of three members of the racing community selected by the Association, one employee of the Association designated by the Association, and one employee of HDP designated by HDP. The person so designated by HDP to serve on one or both of the appeals panels shall not be the same person as the HDP Representative and shall otherwise satisfy the requirements for panel membership set forth in the NHRA Rulebook.

When a disciplinary issue arises with respect to NE Association Drag Racing at a National Event, for which there is a reasonable opportunity to consult with the HDP Representative regarding the proposed resolution thereof, then the HDP Representative and the Sanctioning Official, and such other employees or representatives of HDP and the Association as each selects, will consult in good faith regarding how such issue should be addressed. If the parties are unable to agree on such resolution, then the Sanctioning Official’s decision on the disciplinary issue shall be final and binding, subject to the rights of the person disciplined to appeal such decision pursuant to the appeals process set forth in the NHRA Rulebook. If and when such appeals process requires the convening of a panel or panels to hear such appeals, then the panel for the first level of appeal shall consist of two employees of the Association designated by the Association and one employee of HDP designated by HDP, and the panel for the second level of appeal shall consist of three

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members of the racing community selected by the Association, one employee of the Association designated by the Association, and one employee of HDP designated by HDP. The person so designated by HDP to serve on one or both of the appeals panels shall not be the same person as the HDP Representative and shall otherwise satisfy the requirements for panel membership set forth in the NHRA Rulebook.

After each Sanctioned Event, upon request by either party, the parties shall meet to discuss any disciplinary issues which arose during the Sanctioned Event, and determine whether any rule changes or clarifications regarding such issues are required going forward. Any such rule changes or clarifications shall be processed and handled in the manner and subject to the terms and conditions set forth in the Sanctioning Agreement.

Safety Issues.   In the event that a safety issue should arise during the course of a Sanctioned Event, HDP and the Association hereby agree to follow the general guidelines set forth below:

When a real-time decision regarding a potential safety issue with respect to Professional Drag Racing and/or Association Drag Racing is required, the Sanctioning Official or his or her authorized representatives will make that decision based on the facts and circumstances known to them at such time and in a manner consistent with the NHRA Rulebook and the best interests of the sport of drag racing.

When a potential safety issue arises with respect to Professional Drag Racing and/or NE Association Drag Racing for which there is a reasonable opportunity to consult with the HDP Representative regarding the proposed resolution thereof, then the HDP Representative and the Sanctioning Official or his or her authorized representative will consult in good faith regarding how such issue should be addressed. If the parties are unable to agree on such resolution, then the Sanctioning Official’s decision on the safety issue shall be final and binding.

After each National Event Series or National Event, upon request by either party, the parties shall meet to discuss any safety issues which arose during the National Event Series or National Event, and determine whether any rule changes or clarifications regarding such issues are required going forward. Any such rule changes or clarifications shall be processed and handled in the manner and subject to the terms and conditions set forth in this Agreement.

Maintenance of Speed Gap.   The parties hereby agree that the relative speed difference between the fastest class of Association Drag Racing and the fastest class of Professional Drag Racing must be maintained. In order to do so, the parties agree from time to time as necessary, the Rules Committee shall make such amendments, additions and other changes to the NHRA Rulebook as may be necessary (taking into account safety, technological feasibility, costs and other relevant factors) having the purpose, intended effect or impact of maintaining a minimum of a forty (40) miles per hour difference between (i) the average speed of the top fifty (50) fastest runs in Competition Professional Drag Racing during any racing season, and (ii) the average speed of the top fifty (50) fastest runs in Competition Association Drag Racing during the same racing season. If the Rules Committee are unable to agree upon the requisite changes to the NHRA Rulebook or if any other dispute arises under this Section 6(g), either the Association or HDP may submit the disputed matter for binding arbitration pursuant to Section 20 hereof.

30.        HDP Responsibilities.   In connection with the rendition of the Sanctioning Services by the Association pursuant to this Agreement, HDP (x) shall, at its cost and expense, comply with all of the NHRA Member Track Requirements at the Racetracks and (y) shall verify compliance with all of the NHRA Member Track Requirements at Facilities other than the Racetracks at which National Events are Conducted. With respect to the various facilities, equipment, materials and supplies included within such NHRA Member Track Requirements:

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Authority to Use Facility; Compliance With Legal Requirements.   HDP shall, in connection with each Sanctioned Event, obtain and maintain necessary authority to use all Facilities necessary to Conduct such Sanctioned Event, and HDP shall have obtained or caused to be obtained all required permits, licenses and other approvals for the conduct of the Sanctioned Event. HDP shall cause all elements of each of the Racetracks at which a Sanctioned Event shall occur to be in compliance with all material Legal Requirements and shall use Best Efforts to verify compliance with such requirements at Facilities other than the Racetracks.

Maintenance of Facility.   HDP shall maintain, or cause to be maintained, each of the Racetracks at which a Sanctioned Event shall occur, in good condition and repair. HDP will promptly notify the Association of any and all aspects of a Facility at which a Sanctioned Event is to occur which HDP knows or is aware are not in compliance with material Legal Requirements or the NHRA Member Track Requirements or the NHRA Rulebook. The completeness and suitability of the Facility shall be determined in good faith by the Association using consistently applied criteria, after taking into account and making reasonable appropriate adjustments, if any, for the Event Specific Factors.

Repairs and Upgrades to the Facilities.   If the Association reasonably determines that a Facility at which a Sanctioned Event is being or is to be conducted or any part of it is in a condition unsatisfactory for the Conduct of a Sanctioned Event in accordance with the provisions of this Agreement, the NHRA Member Track Requirements and/or the NHRA Rulebook, including without limitation the surface of the racetrack, barriers, fencing, the pit area, race control, timing and scoring areas, and registration areas, HDP shall (i) as to any Racetrack in an unsatisfactory condition, at its sole cost and expense, repair, replace or upgrade the unsatisfactory portion or condition, or cause such repair, replacement or upgrade to be made, to the reasonable satisfaction of the Association or (ii) as to any Facility other than a Racetrack, request that the track owner make such repairs, replacements or upgrades. If the Association reasonably determines that it is necessary to resurface the racetrack, HDP shall (x) complete such resurfacing on any Racetrack sufficiently in advance of a Sanctioned Event to allow for curing and testing or (y) as to any Facility other than a Racetrack, request that the track owner undertake such resurfacing. If the Association reasonably determines that there is insufficient time to place the racetrack, or any other portion of the Facility, in a condition suitable for a Sanctioned Event, the Association may withhold or withdraw its sanctioning of the Sanctioned Event pursuant to Section 8(a).

Conduct of Event; Timing Systems.   With respect to each Sanctioned Event, HDP shall comply with all guidelines, policies, rules, regulations, procedures and standards as set forth in the NHRA Rulebook.

Equipment, Materials and Supplies.   HDP shall furnish, or cause to be furnished, at its cost and expense, all of the equipment, materials and supplies referred to in Appendix C. HDP shall be responsible for providing or causing to be provided all such equipment, materials and supplies in accordance with the NHRA Member Track Requirements and the NHRA Rulebook and in good condition and repair. HDP shall, at its cost and expense, maintain, repair and replace all such equipment, materials and supplies, or cause such equipment, materials and supplies to be maintained, repaired and replaced, in the ordinary course of business and in accordance with the past practices of the Association, except with respect to equipment, materials and supplies owned by the owners of Facilities other than a Racetrack. If the Association reasonably determines that equipment, materials or supplies (other than equipment, materials and supplies owned by the owners of Facilities other than the Racetracks) are in a condition unsatisfactory for the proper rendition of the Sanctioning Services in accordance with the provisions of this Agreement, the NHRA Member Track Requirements and/or the NHRA Rulebook, HDP, at its sole cost and expense, shall, with respect to each Racetrack, repair, replace or upgrade such unsatisfactory equipment, materials or supplies, or cause such repair, replacement or upgrade to be made, to the reasonable satisfaction of the Association. With respect to equipment, materials and supplies owned by owners of any Facility other than a Racetrack, HDP shall satisfy its obligations hereunder by contractually requiring that the track owner comply with the provisions of this Section 7(e). The Association represents and warrants to HDP that the

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equipment, materials and supplies being acquired by HDP pursuant to the Asset Purchase Agreement include all of the equipment, materials and supplies necessary for the rendition of the Sanctioning Services by the Association in accordance with the Performance Standard in substantially the same manner that such Sanctioning Services were rendered by the Association during the 2006 NHRA Racing Season.

Access and Support.   To the extent not otherwise included within the applicable NHRA Member Track Requirements and/or the NHRA Rulebook, in each event consistently applied, HDP shall, at its cost and expense, provide the Association and its employees, contractors and officials who are involved in rendering the Sanctioning Services, with access to each Facility, and shall furnish adequate facilities, support personnel, equipment, and related security, for use by the Association, its employees contractors and officials, in the exercise of the Association’s rights and obligations under this Agreement, as they may be reasonably requested by the Association from time to time, consistent with the extent to which such access, support, facilities, equipment and related security were provided during the 2006 racing season. Notwithstanding the foregoing, provided it can be done at no additional material cost to HDP, HDP shall provide such other services, personnel and equipment as may be reasonably requested by the Association to assist the Association in carrying out the Sanctioning Services and to conduct the Sanctioned Event in a manner consistent with the provisions of this Agreement.

Security Restricted Areas.   In addition to the services described in this Section above, HDP shall furnish, or caused to be furnished, adequate security personnel and equipment in the restricted areas. HDP shall use Best Efforts to limit or cause to be limited access to such restricted areas before, during and after each Sanctioned Event solely to authorized individuals and equipment. HDP will use Best Efforts to provide that all persons who enter restricted areas, as guests of HDP or otherwise, sign a Release and Waiver of Liability and Indemnity Agreement in a form reasonably acceptable to the Association and, upon request, HDP shall provide copies of such signed documents to the Association.

Costs and Expenses; Other Activities.   HDP shall perform all obligations imposed on it by this Agreement, at its sole cost and expense, without contribution by the Association in its capacity as the sanctioning body. Except for the Sanctioning Services to be provided by the Association pursuant to this Agreement, HDP shall be solely responsible for the conduct of each Sanctioned Event, including without limitation event organization and management, advertising and promotional activities, general business affairs, ticket sales, Facility operation, media, broadcasting and press accommodations, and trophies, cash and other awards associated with Professional Drag Racing.

31.        Certain Events of Default and Consequences.

HDP Events of Default.   If either (i) HDP fails to properly perform or comply with the provisions set forth in Section 7 of this Agreement in any material respect with respect to any Sanctioned Event (or National Event that is required to be sanctioned by the Association under this Agreement) that is to take place at a Racetrack or (ii) HDP fails to cause the track owner of any Facility (other than a Racetrack) to perform or comply with the provisions set forth in Section 7 of this Agreement in any material respect with respect to any Sanctioned Event that is to take place at a Facility (other than a Racetrack), and such failure has not been cured to the reasonable satisfaction of the Association (subject to the Association’s reasonable cooperation in connection therewith) within ten (10) days (but in any event no later than the commencement of such Sanctioned Event or, if the Sanctioned Event has already commenced, as promptly as practicable) after the Association gives written notice to HDP describing the failure and setting forth in reasonable detail the actions the Association believes are required to correct such failure, then such failure shall constitute an “HDP Event of Default” by HDP under this Agreement.

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Consequences of HDP Event of Default.   If an HDP Event of Default occurs or arises, then, in addition to the rights and remedies of the Association set forth in Section 11 of this Agreement and/or in the NHRA Member Track Agreement pertaining to the Event to which the HDP Event of Default relates, the Association shall have the right, exercisable in its sole discretion, to terminate immediately all Sanctioning Services being provided by the Association with respect to the Event to which such HDP Event of Default relates and withhold, withdraw or terminate its sanction of such Event effective upon the delivery of written notice by the Association to HDP. In addition, in the event that (i) there is a pattern of conduct on the part of HDP during any racing season which involves multiple HDP Events of Default that of are a type, nature and frequency which give rise to the inference that HDP is intentionally breaching its obligations under Section 7 of this Agreement for purposes of evading the general requirement of Conducting only Sanctioned Events, and (ii) thereafter, during such racing season, another HDP Event of Default arises or occurs prior to the commencement of the Event to which such HDP Event of Default relates; and (iii) the Association has exercised its right to withhold, withdraw or terminate its sanction of such Event, then at the election of the Association, evidenced by the giving of written notice to HDP, HDP shall not be entitled to Conduct such Event, even as a Non-Sanctioned Event.

1.          If there is any dispute with respect to such withholding, withdrawal or termination of the sanctioning of any Event, either the Association or HDP may submit such dispute to Expedited Arbitration for resolution.

2.          If there is any dispute regarding any of the matters referred to in Section 8(b)(i), (ii) or (iii) above, either the Association or HDP may submit such disputes to Expedited Arbitration. If any such dispute is submitted for resolution to Expedited Arbitration, the Arbitrator shall determine whether HDP is intentionally breaching its obligations under Section 7 of this Agreement for purposes of evading the general requirement of Conducting only Sanctioned Events, which determination may be (but shall not be required to be) inferred by the Arbitrator if the Arbitrator determines that the pattern of conduct referred to in Section 8(b)(i) exists.

The Association shall give HDP prompt reasonable written notice if the Association has determined that the pattern of conduct referred to in Section 8(b)(i) has occurred.

If the Association gives such written notice pursuant to this Section 8(b) that it has elected to require that HDP not Conduct such Event, even as a Sanctioned Event, then (x) the effectiveness of such notice shall be suspended for the ten (10) Business Days following the date of such written notice in order to afford HDP time to determine whether it will dispute such election by the Association and submit such dispute to Expedited Arbitration pursuant to Section 20 of this Agreement and (y) if within said ten (10) Business Day period HDP submits such dispute to Expedited Arbitration pursuant to Section 20 of this Agreement, then (i) such notice shall not be effective unless and until the Arbitrator has made a formal determination that HDP is intentionally breaching its obligations under Section 7 of this Agreement for purposes of evading the general requirement of Conducting only Sanctioned Events, and (ii) in the event of such determination, HDP shall not be permitted to Conduct the Event as a Non-Sanctioned Event.

Obligations of HDP Upon Withholding, Withdrawal or Termination of Sanctioning Services.   In the event that the Association withholds, withdraws or terminates its sanction of an Event, and HDP is not prohibited pursuant to Section 8(b) of this Agreement from Conducting such Event as a Non-Sanctioned Event, then HDP shall, with respect to each such Non-Sanctioned Event:

as soon as is reasonably practicable, advise all Participants and sponsors and prospective Participants and sponsors of withdrawal of the sanction;

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remove, to the extent reasonably practicable, all references to the Association’s sanction from advertising or promotional material for the Non-Sanctioned Event and refrain from making any further use of the Licensor Owned Marks at such Non-Sanctioned Events;

include in any subsequent description of such Non-Sanctioned Event a notice to the effect that such Event was not sanctioned by the Association, it being understood and agreed that the nature and amount of such notice shall be that which is reasonably necessary to adequately inform the public that the Event is not being sanctioned by the Association, after taking into account the nature of the Event and all of the relevant facts and circumstances surrounding the Event, including, without limitation, the type and popularity of the Event and whether or not the Event will be televised.

No Points for Non-Sanctioned Event.   It is understood and agreed by HDP, that no points or credits relating to any drag racing championship under the NHRA Rulebook may be earned or awarded or recognized for any drag races involved in a Non-Sanctioned Event, including, without limitation, any Sanctioned Event which became a Non-Sanctioned Event pursuant to Section 8(b) above; provided, however, that the provisions of this Section 8(d) will not apply to drag races involved in a Non-Sanctioned Event if (i) the Association was offered the opportunity to sanction such Event pursuant to Section 2(b) above and (ii) the Association offer did not result in an Accepted Offer.

Association Events of Default.   If at any time during the Term of this Agreement the Association shall have committed, (x) four (4) or more Major Breaches within any period of ten (10) calendar years, or (y) three (3) or more Major Breaches within any period of five (5) calendar years, or (z) two (2) or more Major Breaches during any single calendar year, then such Major Breaches shall constitute an event of default by the Association under this Agreement (“Association Event of Default”). As used herein, a “Major Breach” shall mean (i) the failure by the Association to perform or render the Sanctioning Services in accordance with the Performance Standard (whether intentional or unintentional), as and to the extent required by this Agreement, at any National Event, which failure results in the inability to crown a champion in a class of Professional Drag Racing contested at the applicable National Event other than by reason of a Force Majeure Event (a “Lost Racing Event”), or (ii) any other failure by the Association to perform its obligations hereunder (other than by reason of a Force Majeure Event) which would constitute a breach sufficient under California law to entitle HDP to terminate this Agreement.

For the avoidance of doubt, there can only be one (1) Major Breach arising from Lost Racing Events at any given National Event, event if there is more than one Lost Racing Event at said given National Event.

It is understood and agreed that there shall be no presumption, either for or against, that a “Major Breach” within the meaning of subparagraph (e) above constitutes a breach which would be sufficient under California law to entitle HDP to terminate this Agreement within the meaning of subparagraph (ii) above.

HDP shall give the Association prompt reasonable written notice of the occurrence of any such Major Breach, which written notice shall specify in reasonable detail the nature of such Major Breach.

Consequences of Association Defaults.   If an Association Event of Default occurs or arises, then, in addition to the rights and remedies of HDP set forth in Section 11 of this Agreement, HDP shall have the right, exercisable in its sole discretion, to terminate this Agreement; provided, however, that in order to exercise such right of termination with respect to any particular Association Event of Default, HDP must give written notice of such termination to the Association within one hundred and eighty (180) days after the occurrence of such Association Event of Default, which notice shall set forth in reasonable detail the nature of such Association Event of Default. If for any reason, HDP does not give written notice of

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termination within such one hundred and eighty (180) day period, then HDP shall have no further rights to terminate this Agreement by reason of such Association Event of Default; provided that any such Major Breaches that gave rise to such Association Event of Default may be included in determining whether or not another Association Event of Default shall have occurred if one or more Major Breaches occur thereafter. Upon the termination of this Agreement pursuant to this Section 8(f) and for so long as the Association remains the preeminent drag racing sanctioning body, HDP itself shall be required to sanction its own Events, render the Sanctioning Services for the Events and utilize the Licensor Owned Marks. However, if, at the time of termination of this Agreement pursuant to this Section 8(f), or at any time thereafter, the Association ceases to be the preeminent drag racing sanctioning body, (i) HDP may not, directly or indirectly, engage any other Person who sanctions or will sanction any other drag races to sanction the Events or render any of the Sanctioning Services for the Events if any of the Licensor Owned Marks are used as part of the name of the Event or to Sponsor the Event; and (ii) HDP may engage any other Person to sanction the Events or render any of the Sanctioning Services for the Events to the extent that none of the Licensor Owned Marks are used as part of the name of the Event or to Sponsor the Event. In addition, HDP shall comply with the provisions of Section 8(c)(iii) with respect to all such Events. If HDP gives written notice of termination pursuant to this Section 8(f), then (x) the effectiveness of such termination shall be suspended for the ten (10) Business Days following the date of such written notice in order to afford the Association time to determine whether it will dispute such termination and submit such dispute to arbitration pursuant to Section 20 of this Agreement and (y) if within said ten (10) Business Day period the Association submits such dispute to arbitration pursuant to Section 20 of this Agreement, then the effectiveness of such termination shall be suspended pending resolution of the dispute by the Arbitrator.

32.        Term and Termination.

Term.   Except as otherwise provided in Sections 8(e) above and 9(b) below, the term of this Agreement shall begin on the Effective Date and continue in perpetuity (“Term”), and neither party shall have the right to terminate this Agreement. If this Agreement is terminated by HDP pursuant to Section 8(e) above or by the Association pursuant to Section 9(b) below, then the “Term” shall be the period commencing on the Effective Date and ending on the effective date of such termination.

Change of Control Event.   Notwithstanding anything to the contrary contained in this Agreement or any other agreement between the parties, if the Brand License Agreement is terminated upon the occurrence of a Change of Control pursuant to Section 12.3 thereof, then the Association shall have the right to terminate this Agreement by giving written notice of such termination to HDP concurrently with the Association’s delivery of notice terminating the Brand License Agreement, which notice must be given, if at all, within one hundred eighty (180) days after the later of (i) the Association’s receipt of written notice from HDP of a Change of Control or (ii) the actual consummation of a Change of Control. In the event of any such termination by the Association, then the Association shall not be liable to HDP for any damages of any kind solely as a result of such termination.

Effect of Termination.   Upon the termination of this Agreement, any and all executory rights and obligations hereunder shall terminate immediately and automatically.

33.        Disclaimer.   HDP acknowledges that the Sanctioning Services and the Association’s sanction of a Sanctioned Event are not intended to and do not guarantee the safety of Event spectators or Participants. The Association makes no representations or warranties, express or implied, that compliance with the provisions of this Agreement and the Association’s sanctioning of an Event will reduce, prevent or guarantee against injury or death to Participants, spectators or officials, or damage to property or other economic injury or damages. The Association does not warrant that the terms and coverage of any required insurance coverage are adequate for the purposes of HDP or Event Participants, spectators or officials. HDP must satisfy itself that it is adequately insured and that all risks arising from or relating to

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the Sanctioned Event are adequately covered. THE ASSOCIATION (ON BEHALF OF ITSELF AND EACH AND EVERY AFFILIATE AND REPRESENTATIVE OF THE ASSOCIATION) MAKES NO REPRESENTATION AND DOES NOT WARRANT, EITHER EXPRESSLY OR BY IMPLICATION, NOR IS IT RESPONSIBLE FOR, THE ADEQUACY OF THE SANCTIONING SERVICES IT PROVIDES, THE SUITABILITY OF THE FACILITY FOR THE SANCTIONED EVENT, THE SAFETY OF THE PUBLIC, THE PARTICIPANTS, SPECTATORS OR OFFICIALS, OR ANY OTHER PERSON ENTERING THE FACILITY IN CONNECTION WITH A SANCTIONED EVENT, THE SUCCESS OR FINANCIAL RETURN FROM THE CONDUCT OR EXPLOITATION OF ANY SANCTIONED EVENT, OR ANY OTHER MATTER NOT EXPRESSLY AGREED TO OR WARRANTED BY THE ASSOCIATION AS SET FORTH IN THIS AGREEMENT.

34.        Indemnification.

From and after the Effective Date, HDP shall indemnify, defend and hold harmless the Association Indemnified Parties from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any action taken by HDP or any of its Representatives during the Term in connection with the performance of HDP’s obligations hereunder, including without limitation, any Damages arising from (i) any third party claims arising from the adoption or promulgation of any HDP Proposed Rules, (ii) the failure of HDP to perform its duties or obligations under this Agreement, or (iii) the negligence, gross negligence or willful misconduct of HDP in the Conduct of any Event.

From and after the Effective Date, the Association shall indemnify, defend and hold harmless the HDP Indemnified Parties from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any action taken by the Association or any of its Representatives during the Term in connection with the performance by the Association of its duties and obligations hereunder, but only if and to the extent (i) such Damages result from the failure of the Association to perform its duties or obligations under this Agreement and (ii) such failure to perform on the part of the Association constitutes gross negligence or willful misconduct.

Any Damages for which indemnification may be available under this Section which may be covered by a party’s insurer under any insurance policies (any such insurer, a “Potential Contributor”) shall be subject to the following provisions:

Neither HDP nor the Association (each in its capacity as an indemnitor hereunder, an “Indemnitor”) shall have any obligation to indemnify, defend and hold harmless any indemnified party hereunder (each, an “Indemnitee”) for any Damages to the extent such Damages (net of all collection expenses) are actually recovered from the Potential Contributor. In any case where an Indemnitee recovers from a Potential Contributor any amount in respect of a matter for which the Indemnitee has previously recovered Damages from the Indemnitor pursuant to this Section, the Indemnitee shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the amount of expenses incurred by the Indemnitee in procuring such recovery), but not in excess of the sum of (A) any amount previously paid by the Indemnitor to or on behalf of the Indemnitee in respect of such claim and (B) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

Prior to asserting a claim for indemnification under this Section (each, an “Indemnification Claim”), each Indemnitee shall exercise its Best Efforts to cause the Potential Contributor to assume the defense of, and pay for any Damages incurred in connection with, arising out of, resulting from or incident to, the Indemnification Claim to the same extent as such Indemnitee would if such Indemnification Claim were not subject to indemnification hereunder; provided, however, that in no event shall the exercise of Best Efforts obligate any Indemnitee to institute any Proceeding against the Potential Contributor with respect to such Indemnification Claim.

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To the extent that a Potential Contributor agrees to assume, and does assume, the defense of an Indemnification Claim, the Indemnitor shall have no obligation to assume the defense thereof; provided, that the Indemnitor may elect to assume the defense of such Indemnification Claim at its sole cost and expense and without delay in the place of such Potential Contributor. In the event that (A) a Potential Contributor refuses to assume or assumes but thereafter ceases to assume the defense of an Indemnification Claim (notwithstanding the Best Efforts of the Indemnitee to cause the Potential Contributor to assume the defense thereof) or (B) the Indemnitor has elected to assume the defense of an Indemnification Claim in place of any Potential Contributor that has agreed to assume the defense thereof, the Indemnitor shall assume the defense of such Indemnification Claim at its sole cost and expense without delay; provided, that, in such case, the Indemnitee shall assign all of its rights to pursue a claim for defense costs against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

Following the resolution of the Indemnification Claim, including the determination of the Damages arising from such Indemnification Claim, in the event that (A) a Potential Contributor has denied payment of all or any portion of such Damages and (B) the Indemnitor has paid the Indemnitee all, or the unpaid portion of, such Damages, the Indemnitee shall assign all of its rights to pursue a claim to recover such Damages against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

In the event that (i) any claim for Damages is to be made by a party entitled to indemnification hereunder or (ii) any lawsuit or enforcement action is filed by any third party against any party entitled to the indemnification hereunder with respect thereto, the party claiming such indemnification shall give written notice to the indemnifying party in accordance with Section 11 hereof as soon as practicable after the indemnified party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought hereunder or of the filing of such lawsuit or enforcement action (as the case may be).

[Intentionally Reserved]

35.        Confidential Information.

Each of HDP and the Association acknowledges that in the course of performing their respective duties and obligations hereunder such party and/or its Representatives may be provided with Confidential Information of the other party and that the continued preservation of the confidentiality of such Confidential Information is an essential premise of the bargain between HDP and the Association contemplated hereby. Accordingly, each of HDP and the Association hereby agree that they will not, and will cause their respective Affiliates and Representatives not to, at any time, directly or indirectly, without the prior written consent of the other party, disclose or use any Confidential Information of the other party provided or made available to such party hereunder, except to the extent (i) such disclosure or use is necessary or appropriate in the performance of such party’s duties and obligations, or the exercise of such party’s rights, under this Agreement or any other Ongoing Business Agreement, or (ii) such disclosure or use is necessary or appropriate in connection with any arbitration or other proceedings commenced under this Agreement or any other Ongoing Business Agreement, or (iii) it is not practicable to maintain confidentiality due to the close proximity of the location of the employees of the Association and the employees of HDP, or (iv) with respect to the Association, such disclosure or use is necessary or appropriate in order to own and operate the Retained Business, or (v) with respect to HDP, such disclosure or use is necessary or appropriate in order to own and operate the Purchased Business.

Notwithstanding the foregoing:

Nothing set forth in this Section shall prohibit HDP from disclosing any Confidential Information which HDP determines in good faith is required to be disclosed (A) by any applicable

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Legal Requirement, including any Legal Requirement arising under the Exchange Act or any federal or state securities laws, or (B) under any rules or regulations promulgated by AMEX or any other national or regional securities exchange or interdealer quotation system to which HDP or its securities is or may be subject; and

Each party may use or disclose Confidential Information of the other party to the extent that such party is legally compelled to disclose such Confidential Information by subpoena or other court order; provided, however, that to the extent reasonably possible, the party required to disclose shall give the other party advance notice of any such disclosure and shall reasonably cooperate with the other party in connection with the other party’s efforts to protect against any such disclosure and/or to obtain a protective order narrowing the scope of such disclosure and/or use of the Confidential Information of such other party.

Each of HDP and the Association further agree that they will be responsible for any breach or violation of the provisions of this Section by any of their respective Affiliates or Representatives.

36.        Assignment; Burden and Benefit.   Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned or delegated by either party, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to the Association, and subject to the rights of the Association to terminate this Agreement in the event of a Change of Control pursuant to Section 9(b) above, HDP may assign its rights and delegate its duties hereunder to any Subsidiary or Affiliate of HDP or any successor to all or substantially all of the assets of HDP (whether by purchase of assets, merger or otherwise) that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment or delegation to any Subsidiary or Affiliate of HDP shall release HDP from any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns as set forth above. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns as set forth above, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any obligations, rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

37.        Expenses.   Except as otherwise expressly provided herein, all Taxes, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

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38.        Notices.   All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the first Business Day after it is sent, if sent for next Business Day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Association, addressed to:
National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone: (626) 250-2237
Fax: (626) 914-5481
with a copy (which itself shall not constitute notice) to:
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013
Attn: Michael C. Cohen, Esq.
Telephone: (213) 892-5404
Fax: (213) 892-5454
If to HDP, addressed to:
HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405
Attn:	Eddy Hartenstein
Bruce Lederman
Telephone: (310) 209-8308
Fax: (310) 399-7303
with a copy (which itself shall not constitute notice) to:
Latham & Watkins LLP
633 W. Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attn:	Richard L. Wirthlin, Esq.
Telephone: (213) 485-1234
Fax: (213) 891-8763

or to such other individual or place and with such other copies as either party may designate as to itself by written notice to the others.

39.        Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

40.        Entire Agreement.   This Agreement, including the Appendices hereto, and the Key Definitions Agreement, constitute the entire agreement and understanding between HDP and the Association with respect to the Sanctioning Services and the other matters set forth herein and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any Affiliate or

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Representative of any party hereto with respect to the matters set forth herein. There are no covenants, agreements, undertakings or obligations with respect to the Sanctioning Services and the other matters set forth in this Agreement other than those expressly set forth or referred to herein; provided that no default by any party in the performance of its obligations hereunder or under any other Ongoing Business Agreement shall, in and of itself, constitute a default under any other Ongoing Business Agreement or this Agreement, respectively. In the event of any conflict between the terms of this Agreement and the terms of any Ongoing Business Agreement regarding the terms upon which the Sanctioning Services are to be provided hereunder, the more specific terms of this Agreement shall control.

41.        Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

42.        Arbitration.

(a)        It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation) (other than relief referred to in Section 22 hereof), shall be resolved by Standard Arbitration or, by Expedited Arbitration to the extent reasonably requested by either party, either before or within three (3) Business Days after a party has requested Standard Arbitration.

(b)        By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

43.        Audits and Taxes.

Audit.   While this Agreement is in effect, and for three (3) years after its expiration or earlier termination, the Association will maintain at its principal offices such books and records as sufficient to confirm the accuracy and sufficiency of the Association’s invoices to HDP under this Agreement. The Association will permit an independent accounting firm selected by HDP to audit such books and records upon fifteen (15) days’ written notice to the Association, provided that such audit is performed during the Association’s normal business hours, and provided that the Association will be audited no more than once in any six (6) month period. If any such audit reveals that HDP has overpaid the amounts owed to the Association for the period covered by the audit, the Association will promptly pay the amount of such overpayment to HDP, and, to the extent any such audit reveals that HDP has overpaid by more than five percent (5%) the amounts owed to the Association for the period covered by the audit, the Association will reimburse HDP for all expenses reasonably incurred by HDP in connection with the audit.

Taxes.   The Association shall pay all Taxes, duties and levies imposed by all Governmental Authorities (including, without limitation, export, sales, use, excise and value-added Taxes) based on any payments received by it hereunder and shall be responsible for any withholding or other employee Taxes required by Legal Requirement to be withheld from its employees in connection with the payment to them for the Sanctioning Services hereunder; provided, that such withholding and other employee Taxes shall nonetheless constitute “Costs” within the meaning of Appendix B and shall be included as part of the fees payable under Paragraph 4 of Appendix B to the extent and in the manner provided for therein. All amounts payable by HDP hereunder will be paid without deduction or withholding for or on account of any present or future Tax, levy, impost, fee, assessment, deduction or charge by any taxing authority to the extent legally permissible.

44.        Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any

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Arbitrator pursuant to Section 20 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

45.        Limitation of Liability.   Notwithstanding anything else to the contrary set forth herein: (a) in no event shall any party hereto be liable for any punitive damages arising from a claim brought by another party hereto occasioned by any failure to perform or the breach of any obligation under this Agreement, (b) in no event shall lost profits, diminution of value or similar valuation methodology be used in calculating the amount of any Damages, and (c) in no event shall the Association have any liability for any Damages whatsoever arising under or in connection with this Agreement unless (i) such Damages result from the failure of the Association to perform any of its duties and obligations under this Agreement and (ii) such failure to perform on the part of the Association constitutes gross negligence or willful misconduct.

46.        Waiver.   Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

47.        Cumulative Remedies.   Except as otherwise set forth in this Agreement, and subject to the limitations set forth in this Agreement, all rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

48.        Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

49.        Severability.   If any term or other provision of this Agreement is invalid, unlawful, void or unenforceable, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any determination that any term or other provision is invalid, unlawful, void or unenforceable, and whether or not all other terms or other provisions of this Agreement remain in full force and effect pursuant to the preceding sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

50.        Titles.   The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

51.        Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to

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the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

52.        Construction of Agreement.   Each of the parties hereto have participated in the drafting and preparation of this Agreement, which shall be construed fairly in accordance with its terms, and not in favor of or against any particular party because such party drafted it.

53.        Independent Contractor Relationship.   For purposes of this Agreement HDP shall be deemed an independent contractor of the Association. Nothing contained in this Agreement shall be construed as creating a partnership, agency or joint venture relationship between HDP and the Association, and, except as otherwise expressly provided herein, neither party shall become bound by any representation, act or omission by the other party.

[Signature Page Follows]

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[Signature Page for Sanctioning Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Sanctioning Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

HD PARTNERS ACQUISITION CORPORATION
By:
Name:
Title:
NATIONAL HOT ROD ASSOCIATION
By:
Name:
Title:

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Appendix A

Sanctioning Services

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Appendix B

Sanctioning Fees

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Appendix C

National Event NHRA Member Track Requirements

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EXHIBIT E

FORM OF ASSOCIATION DRAG RACING ACCESS AGREEMENT

This Association Drag Racing Access Agreement (this “Agreement”) is made effective as of                (“Effective Date”) by and between the National Hot Rod Association, a California nonprofit mutual benefit corporation with its principal place of business at 2035 Financial Way, Glendora, California 91741-4602 (the “Association”), and HD Partners Acquisition Corporation, a Delaware corporation with its principal place of business at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405 (“HDP”).(4)

RECITALS

A.         The Association and HDP have entered into that certain Asset Purchase Agreement, dated as of                  , 2007 (the “Asset Purchase Agreement”), pursuant to which the Association agreed to sell, transfer and assign to HDP certain assets used in the Purchased Business.

B.         Concurrently with their entrance into the Asset Purchase Agreement, the Association and HDP have entered into that certain Key Definitions Agreement (the “Key Definitions Agreement”) pursuant to which the Association and HDP agreed upon various definitions for the Ongoing Business Agreements. This Agreement constitutes one of the Ongoing Business Agreements. Initially capitalized words that are used, but not defined, in the body of this Agreement shall have the meanings ascribed to them in the Key Definitions Agreement.

C.         It is a condition to each party’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement that HDP and the Association enter into an agreement setting forth the rights and restrictions of the parties with respect to the Conduct of NE Association Races at National Event Series, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

54.        Rights and Restrictions With Respect to Conduct of NE Association Races.

Conduct of NE Association Races at the Existing National Event Series and at All Existing National Events.

If requested by the Association, HDP shall Conduct the NE Association Races, and related events and activities, at the Existing National Event Series and at all Existing National Events, to the same extent such NE Association Races were previously Conducted by the Association at Existing National Events, as more particularly set forth in Section 2 below.

If requested by HDP, the Association shall permit HDP to Conduct the NE Association Races, and related events and activities, at the Existing National Event Series and at all Existing National Events, to the same extent such NE Association Races were Conducted by the Association at Existing National Events, as more particularly set forth in Section 2 below, so long as such series are being sanctioned by the Association and subject to the availability of sufficient racers.

(4)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

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Coordination and Cooperation.   In connection with the Conduct of the NE Association Races at Existing National Events, each of HDP and the Association shall (i) appoint and maintain a designated representative, who may be the “Designated Representative”, “HDP Representative” or “Sanctioning Official” (as the case may be) under any other Ongoing Business Agreement (each a “Designated Representative”), to coordinate with the other party in the conduct of, and supervise the actions undertaken by such party’s employees and independent contractors or other Representatives with respect to, the NE Association Races and (ii) use Best Efforts to cooperate with the other party to achieve the intent of this Agreement as evidenced by the recitals hereof.

55.        Baseline Access at Existing National Event Series and Access.

Baseline Access at Existing National Event Series.   From and after the Effective Date until the end of the 2012 NHRA Racing Season, HDP agrees that it will Conduct NE Association Races at each Existing National Event Series and at each Existing National Event Conducted by HDP in an amount, quality, visibility and presence no less than that occurring during the 2006 NHRA Racing Season (such access is referred to herein as the “Baseline Access”). Attached as Appendix A is a schedule of the NE Association Races conducted during the 2006 NHRA Racing Season at the Existing National Event Series and Existing National Events, which shall be used to establish a Baseline Access as to the number and scheduling of NE Association Races.

Permitted Reductions on Baseline Access at Existing National Event Series.   Beginning with the 2013 NHRA Racing Season until the Expiration Date (as defined below), HDP shall have the right to reduce the number of vehicles competing in NE Association Races Conducted at Existing National Series and Existing National Events by up to ten (10%) percent of the Baseline Access per NE Association Race per Event per year, subject to each of the following conditions:

Notwithstanding anything contrary set forth in this Agreement, in no event shall the aggregate amount of the reduction in NE Association Races during the term of this Agreement exceed 50% of the Baseline Access;

Any reduction in the Baseline Access shall only affect the number of vehicles competing in NE Association Races, the number of races to be Conducted and the associated real estate for such races but shall not otherwise affect the overall quality and visibility of the remaining NE Association Races to be Conducted.

HDP may exercise its rights to reduce the number of vehicles competing in NE Association Races at Existing National Event Series and Existing National Events beginning with the 2013 NHRA Racing Season only once each year by providing written notice to the Association no later than Labor Day of the year preceding the year in which the reduction will take effect. Such written notice shall set forth the number of vehicles which HDP wants reduced and the Existing National Event Series or National Event(s) being effected by such reduction, and the proposed effective date for such reduction. The Association shall determine which classes of NE Association Races will suffer such reductions.

Reductions in Existing National Event Series.   Notwithstanding the provisions of Sections 2(a) and 2(b) above, if the Existing National Event Series is modified so that there are less than twenty-three (23) annual Existing National Events, and if HDP is Conducting a New National Event Series or New Professional Drag Racing Series at which Top Fuel Dragsters, Funny Cars and/or the then fastest drag racing car class (or next fastest drag racing car class, if other than Top Fuel Dragster or Funny Cars) (based upon elapsed time) competes, then if requested by the Association, HDP shall Conduct NE Association Races at such New National Events and/or New Professional Drag Racing Events selected by the Association so that when combined with the NE Association Races conducted at the Existing National Events, NE Association Races will be Conducted at twenty three (23) National Events and/or New

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Professional Drag Racing Events; provided, that, if the number of Existing National Events are reduced below twenty-three (23), and the combined number of Existing National Events and New National Events and the New Professional Drag Racing Events is greater than twenty-three (23), then the New National Events and/or New Professional Drag Racing Events at which the NE Association Races will be Conducted to reach a total of twenty-three (23) shall be those that most closely approximate the markets of the Existing National Events at which such NE Association Races are no longer Conducted. The parties’ rights and obligations with respect to any such New National Events and/or New Professional Drag Racing Events so selected by HDP and the Association shall be the same as their rights at Existing National Events and the term “National Events” as used in this Agreement shall mean and include such New National Events and/or New Professional Drag Racing Events so selected by HDP and the Association, and shall also include any expanded “Existing National Event Series” referred to in Section 2(d) below.

Expansion of Existing National Event Series.   If the Existing National Event Series are expanded to more than twenty three (23) Existing National Events, the Association shall have the right to require HDP to Conduct NE Association Races at the expanded Events, in substantially the same manner as NE Association Races are then-Conducted generally at the other Existing National Events. If HDP and the Association cannot agree upon the appropriate number of vehicles to race in the NE Association Races at such expanded Events, then either HDP or the Association may, at any time, submit such dispute for resolution by binding arbitration pursuant to the provisions of Section 15 below.

Cooperation Regarding NE Association Races at Existing National Events.   No later than Labor Day of the year preceding the year in which the National Event Series will occur, the Designated Representatives shall meet and use their Best Efforts to agree upon the scheduling, number of races, location, and layout of the NE Association Races to be Conducted in a manner that will provide the Association with the Baseline Access (or such reduced access to which the Association is then entitled, pursuant to Section 2(b) above) to the Existing National Event Series, and provide the Association with the other access opportunities set forth in Sections 2(c) and 2(d) above, as provided in this Agreement; provided, however, that final decisions regarding such matters shall be determined by HDP, which shall make such decisions in a manner that is consistent with the provisions of this Agreement, subject to the right of the Association to challenge any such decisions in accordance with the arbitration provisions of Section 15.

56.        Duties and Responsibilities of HDP.   With respect to all NE Association Races to be Conducted at a National Event Series and/or at a National Event, HDP shall, at its sole cost and expense (and subject to the provisions of Section 4 below):

Provide, or cause to be provided, at its sole cost and expense, all of the necessary “General NHRA Member Track Requirements” (as this term is defined in the Sanctioning Agreement) and all of the facilities, equipment, materials, supplies, personnel and services set forth in Appendix C to the Sanctioning Agreement, in an amount, quality and manner no less than that occurring during the 2006 NHRA Racing Season;

Reserve or cause to be reserved a section of seats, adjacent to the professional pit area and otherwise reasonably acceptable to the Association, for the exclusive use of the representatives of sponsors, racers, racers’ crews, and others who have been provided credentials for such seating by the Association or by HDP on behalf of the Association. Such section shall be in one location with sufficient capacity to accommodate all such persons on each day of the Event, with a minimum of one thousand (1,000) seats, and with adequate signage and security to prevent such areas from being used by persons without the appropriate credentials; and

Provide or cause to be provided all of the items set forth in Appendix B hereto.

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57.        Access Fees; Costs of Conducting NE Association Races and Payment by Association of Certain Expenses.

Access Fees.

As consideration for Conducting the NE Association Races at the National Events in accordance with this Agreement, including any additional NE Association Races at expanded Events, during the term of this Agreement, the Association shall pay, or cause to be paid, to HDP an annual fee in the amount of Eight Hundred Thousand Dollars ($800,000.00), subject to adjustment as set forth in Section 4(a)(ii) below (the “Access Fee”), which Access Fee shall be paid in twelve equal monthly installments, beginning February 1st of each year and continuing on the first day of each and every calendar month thereafter; provided, however, that with respect to the 2007 NHRA Racing Season, if the Effective Date occurs before the end of the 2007 NHRA Racing Season, the Access Fee shall be prorated based on the number of Existing National Events remaining between the Effective Date and the end of the 2007 NHRA Racing Season. Such pro-rated Access Fee shall be payable in equal monthly installments, beginning on the first day of the calendar month following the Effective Date and continuing through January 1, 2008.

For any year in which the Baseline Access at a National Event or National Event Series has been reduced pursuant to Section 2(b), the Access Fee shall be reduced in an amount proportionate to such reduction from the Baseline Access.

Costs of Conducting NE Association Races; Payment of Certain Expenses by Association.   Except as otherwise provided in this Section 4(b) below, HDP shall be responsible for the payment of all costs and expenses associated with the Conduct of the NE Association Races at National Events pursuant to this Agreement, including, without limitation, the costs of the cash purses, trophies, jackets, medallions and other non-cash prizes for NE Association Races.

The Association shall reimburse HDP for fifty percent (50%) of the cash purses for all NE Association Races Conducted at all National Events, including National Events held at the Racetracks, up to a maximum reimbursement amount of One Million Thirty Two Thousand Dollars ($1,032,000.00) (“Maximum NEAR Reimbursement Amount”); provided, however, that: (A) if the cash purses for NE Association Races are increased at the request of the Association pursuant to Paragraph 1(b) of Appendix B and after giving effect to such increase the aggregate amount of cash purses for all NE Association Races Conducted at National Events exceeds the Maximum NEAR Reimbursement Amount, then the Association shall reimburse HDP for fifty percent (50%) of such excess amount; and (B) in any event the Association shall not be responsible for any portion of the cash purses for NE Association Races at the Brainerd racetrack.

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The Association shall pay or reimburse HDP for one hundred percent (100%) of the trophies, jackets, medallions or other non-cash prizes for NE Association Races Conducted at National Events, including National Events held at the Racetracks (which 100% was approximately $68,000.00 for the 2006 NHRA Racing Season), except where such expenses are shared by racetracks (other than the Racetracks) pursuant to the existing agreements with such other racetracks, in which event the Association shall be responsible only for that portion of the costs of such items not paid for by such other racetracks. The racetracks which share in such expenses and the portion shared by such racetracks under the existing agreements with those racetracks are as follows:

Racetrack	Percentage of Shared Expenses Paid by Racetrack
Gateway International Raceway (Madison, IL)	50%
Old Bridge Township Raceway Park (Englishtown, NJ)	50%
Memphis Motorsports Park (Memphis, TN)	50%
Texas Motorplex (Dallas, TX)	50%

58.        Term.

Except as otherwise expressly provided herein, the term of this Agreement shall expire upon the close of business on the first business day following the last day of the last National Event of the 2032 NHRA Racing Season (the “Expiration Date”).

On or before the twenty-second (22nd) anniversary of the Effective Date, HDP will notify the Association if it wishes to engage in renewal discussions. If the Association and HDP have not reached an agreement for renewal by the twenty-third (23rd) anniversary of the Effective Date, then HDP will give the Association written notice if it is HDP’s intent that this Agreement will not be renewed and will expire on the Expiration Date. If HDP has not given the Association such written notice on or before the twenty-third (23rd) anniversary of the Effective Date, then this Agreement shall automatically renew for one additional twelve month period following the Expiration Date, in which event the new “Expiration Date” shall be the last day of the last National Event of the 2033 NHRA Racing Season.

Thereafter, at each successive anniversary of the Effective Date, another additional twelve month period shall be added to the term of this Agreement, and the new “Expiration Date” shall be extended accordingly, unless HDP has, during the twelve month period preceding such anniversary, given the Association written notice of its intent that this Agreement will not be renewed and will expire on the Expiration Date.

59.        Indemnification

From and after the Effective Date, each of HDP and the Association shall indemnify, defend and hold harmless the Association Indemnified Parties and the HDP Indemnified Parties, respectively, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any action taken by such party or any of its Representatives prior to the Expiration Date in connection with the performance of such party’s obligations hereunder, including, without limitation, any Damages arising from (i) any product, service or information supplied by or on behalf of such party to the other party in connection with the Conduct of the NE Association Races hereunder) or (ii) the failure of such party to perform its duties or obligations under this Agreement.

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Any Damages for which indemnification may be available under this Section which may be covered by a party’s insurer under any insurance policies (any such insurer, a “Potential Contributor”) shall be subject to the following provisions:

Neither HDP nor the Association (each in its capacity as an indemnitor hereunder, an “Indemnitor”) shall have any obligation to indemnify, defend and hold harmless any indemnified party hereunder (each, an “Indemnitee”) for any Damages to the extent such Damages (net of all collection expenses) are actually recovered from the Potential Contributor. In any case where an Indemnitee recovers from a Potential Contributor any amount in respect of a matter for which the Indemnitee has previously recovered Damages from the Indemnitor pursuant to this Section, the Indemnitee shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the amount of expenses incurred by the Indemnitee in procuring such recovery), but not in excess of the sum of (A) any amount previously paid by the Indemnitor to or on behalf of the Indemnitee in respect of such claim and (B) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

Prior to asserting a claim for indemnification under this Section (each, an “Indemnification Claim”), each Indemnitee shall exercise its Best Efforts to cause the Potential Contributor to assume the defense of, and pay for any Damages incurred in connection with, arising out of, resulting from or incident to, the Indemnification Claim to the same extent as such Indemnitee would if such Indemnification Claim were not subject to indemnification hereunder; provided, however, that in no event shall the exercise of Best Efforts obligate any Indemnitee to institute any Proceeding against the Potential Contributor with respect to such Indemnification Claim.

To the extent that a Potential Contributor agrees to assume, and does assume, the defense of an Indemnification Claim, the Indemnitor shall have no obligation to assume the defense thereof; provided, that the Indemnitor may elect to assume the defense of such Indemnification Claim at its sole cost and expense and without delay in the place of such Potential Contributor. In the event that (A) a Potential Contributor refuses to assume or assumes but thereafter ceases to assume the defense of an Indemnification Claim (notwithstanding the Best Efforts of the Indemnitee to cause the Potential Contributor to assume the defense thereof) or (B) the Indemnitor has elected to assume the defense of an Indemnification Claim in place of any Potential Contributor that has agreed to assume the defense thereof, the Indemnitor shall assume the defense of such Indemnification Claim at its sole cost and expense without delay; provided, that, in such case, the Indemnitee shall assign all of its rights to pursue a claim for defense costs against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

Following the resolution of the Indemnification Claim, including the determination of the Damages arising from such Indemnification Claim, in the event that (A) a Potential Contributor has denied payment of all or any portion of such Damages and (B) the Indemnitor has paid the Indemnitee all, or the unpaid portion of, such Damages, the Indemnitee shall assign all of its rights to pursue a claim to recover such Damages against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

In the event that (i) any claim for Damages is to be made by a party entitled to indemnification hereunder or (ii) any lawsuit or enforcement action is filed by any third party against any party entitled to the indemnification hereunder with respect thereto, the party claiming such indemnification shall give written notice to the indemnifying party in accordance with Section 11 hereof as soon as practicable after the indemnified party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought hereunder or of the filing of such lawsuit or enforcement action (as the case may be).

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60.        [Intentionally Reserved].

61.        Confidential Information.

Each of HDP and the Association acknowledges that in the course of performing their respective duties and obligations hereunder such party and/or its Representatives may be provided with Confidential Information of the other party and that the continued preservation of the confidentiality of such Confidential Information is an essential premise of the bargain between HDP and the Association contemplated hereby. Accordingly, each of HDP and the Association hereby agree that they will not, and will cause their respective Affiliates and Representatives not to, at any time, directly or indirectly, without the prior written consent of the other party, disclose or use any Confidential Information of the other party provided or made available to such party hereunder, except to the extent (i) such disclosure or use is necessary or appropriate in the performance of such party’s duties and obligations, or the exercise of such party’s rights, under this Agreement or any other Ongoing Business Agreement, or (ii) such disclosure or use is necessary or appropriate in connection with any arbitration or other proceedings commenced under this Agreement or any other Ongoing Business Agreement, or (iii) it is not practicable to maintain confidentiality due to the close proximity of the location of the employees of the Association and the employees of HDP, or (iv) with respect to the Association, such disclosure or use is necessary or appropriate in order to own and operate the Retained Business, or (v) with respect to HDP, such disclosure or use is necessary or appropriate in order to own and operate the Purchased Business.

Notwithstanding the foregoing:

Nothing set forth in this Section shall prohibit HDP from disclosing any Confidential Information which HDP determines in good faith is required to be disclosed (A) by any applicable Legal Requirement, including any Legal Requirement arising under the Exchange Act or any federal or state securities laws, or (B) under any rules or regulations promulgated by AMEX or any other national or regional securities exchange or interdealer quotation system to which HDP or its securities is or may be subject; and

Each party may use or disclose Confidential Information of the other party to the extent that such party is legally compelled to disclose such Confidential Information by subpoena or other court order; provided, however, that to the extent reasonably possible, the party required to disclose shall give the other party advance notice of any such disclosure and shall reasonably cooperate with the other party in connection with the other party’s efforts to protect against any such disclosure and/or to obtain a protective order narrowing the scope of such disclosure and/or use of the Confidential Information of such other party.

Each of HDP and the Association further agree that they will be responsible for any breach or violation of the provisions of this Section by any of their respective Affiliates or Representatives.

62.        Assignment; Burden and Benefit.   Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned or delegated by either party, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to the Association, HDP may assign its rights and delegate its duties hereunder to any Subsidiary or Affiliate of HDP or any successor to all or substantially all of the assets of HDP (whether by purchase of assets, merger or otherwise) that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment or delegation to any Subsidiary or Affiliate of HDP shall release HDP from any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns as set forth above. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns as set forth above, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any

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obligations, rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

63.        Expenses.   Except as otherwise expressly provided herein, all Taxes, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

64.        Notices.   All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the first business day after it is sent, if sent for next business day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Association, addressed to:
National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone: (626) 250-2237
Fax: (626) 914-5481
with a copy (which itself shall not constitute notice) to:
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013
Attn: Michael C. Cohen, Esq.
Telephone: (213) 892-5404
Fax: (213) 892-5454
If to HDP, addressed to:
HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405
Attn:	Eddy Hartenstein
Bruce Lederman
Telephone: (310) 209-8308
Fax: (310) 399-7303
with a copy (which itself shall not constitute notice) to:
Latham & Watkins LLP
633 W. Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attn:	Richard L. Wirthlin, Esq.
Telephone: (213) 485-1234
Fax: (213) 891-8763

or to such other individual or place and with such other copies as either party may designate as to itself by written notice to the others.

65.        Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

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66.        Entire Agreement.   This Agreement, including the Appendices hereto, the Key Definitions Agreement and the other Ongoing Business Agreements, constitute the entire agreement and understanding between HDP and the Association with respect to the Conduct of NE Association Races at National Events and the other matters set forth herein and therein, and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any Affiliate or Representative of any party hereto with respect to the matters set forth herein; provided that no default by any party in the performance of its obligations hereunder or under any other Ongoing Business Agreement shall, in and of itself, constitute a default under any other Ongoing Business Agreement or this Agreement, respectively. In the event of any conflict between the terms of this Agreement and the terms of any Ongoing Business Agreement regarding the terms upon which the Association may Conduct NE Association Races, the more specific terms of this Agreement shall control.

67.        Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

68.        Arbitration.

It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation), arising out of, in connection with, or in relation to this Agreement or questions or arbitrability under this Agreement (except for the relief referred to in Section 16 hereof), shall be resolved by Standard Arbitration, or by Expedited Arbitration to the extent reasonably requested by either party either before or within three (3) Business Days after a party has requested Standard Arbitration.

By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

69.        Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 15 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

70.        Limitation of Liability.   Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any party hereto be liable for any punitive damages arising from a claim brought by another party hereto occasioned by any failure to perform or the breach of any representation, warranty, covenant, or other obligation under this Agreement.

71.        Waiver.   Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

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72.        Cumulative Remedies.   Except as otherwise set forth in this Agreement, and subject to the limitations set forth in this Agreement, all rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

73.        Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

74.        Severability.   If any term or other provision of this Agreement is invalid, unlawful, void or unenforceable, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any determination that any term or other provision is invalid, unlawful, void or unenforceable, and whether or not all other terms or other provisions of this Agreement remain in full force and effect pursuant to the preceding sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

75.        Titles.   The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

76.        Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

77.        Construction of Agreement.

Each of the parties hereto has participated in the drafting and preparation of this Agreement, which shall be construed fairly in accordance with its terms, and not in favor of or against any particular party because such party drafted it.

The provisions of this Agreement, and specifically the duties, obligations and restrictions imposed on HDP under this Agreement apply to HDP in its capacity as the Person who organizes or operates, or Conducts, a National Event Series or National Event, and do not apply to HDP in its capacity as a track owner and/or track operator. HDP, in its capacity as a track owner and/or operator, will have all rights and opportunities at HDP’s owned tracks as any other NHRA-member track owner and/or operator.

78.        Independent Contractor Relationship.   For purposes of this Agreement HDP shall be deemed an independent contractor of the Association. Nothing contained in this Agreement shall be construed as creating a partnership, agency or joint venture relationship between HDP and the Association, and, except as otherwise expressly provided herein, neither party shall become bound by any representation, act or omission by the other party.

[Signature Page Follows]

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[Signature Page for Association Racing Access Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Association Racing Access Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

HD PARTNERS ACQUISITION CORPORATION

By:
Its:
NATIONAL HOT rOD ASSOCIATION
By:
By;

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Appendix A

2006 NE Association Racing Season Schedule

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Appendix B

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EXHIBIT F

FORM OF PROMOTIONAL ACCESS AGREEMENT

This Promotional Access Agreement (this “Agreement”) is made effective as of                  (“Effective Date”) by and between the National Hot Rod Association, a California nonprofit mutual benefit corporation with its principal place of business at 2035 Financial Way, Glendora, California 91741-4602 (“Association”) and HD Partners Acquisition Corporation, a Delaware corporation with its principal place of business at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405 (“HDP”).(5)

RECITALS

A.         The Association and HDP have entered that certain Asset Purchase Agreement, dated as of                 , 2007 (the “Asset Purchase Agreement”), pursuant to which the Association agreed to sell, transfer and assign to HDP certain assets used in the Purchased Business.

B.         Concurrently with their entrance into the Asset Purchase Agreement, the Association and HDP have entered into that certain Key Definitions Agreement (“Key Definitions Agreement”) pursuant to which the Association and HDP agreed upon various definitions for the Ongoing Business Agreements. This Agreement constitutes one of the Ongoing Business Agreements. Initially capitalized words that are used, but not defined, in the body of this Agreement shall have the meanings ascribed to them in the Key Definitions Agreement.

C.         It is a condition to each party’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement that HDP and the Association enter into an agreement pursuant to which HDP shall provide the Association with opportunities to promote the Retained Business at National Event Series and at National Events, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Opportunities to Promote Association Drag Racing Activities.

From and after the Effective Date, HDP hereby agrees to provide certain benefits to and/or permit the Association to conduct the activities set forth in Appendix A, A-1 and A-2 (the “Promotional Activities”), and provide such access, facilities and benefits necessary for such Promotional Activities in accordance with Appendix A, A-1 and A-2, in order for the Association to develop, promote and enhance the Retained Business at each National Event Series and at each National Event organized and operated by HDP during the term of this Agreement. The Promotional Activities shall be performed by the employees, independent contractors or other Representatives of HDP or the Association (as the case may be) in accordance with Appendix A, A-1 and A-2.

In connection with the conduct of the Promotional Activities, each of HDP and the Association shall (i) appoint and maintain a designated representative, who may be the “Designated Representative” or “HDP Representative” or “Sanctioning Official” (as the case may be) under any other Ongoing Business Agreement (each a “Designated Representative”), to coordinate with the other party in the conduct of, and supervise the actions undertaken by such party’s employees and independent contractors

(5)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

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 or other Representatives with respect to, the Promotional Activities and (ii) use Best Efforts to cooperate with the other party to achieve the intent of this Agreement as evidenced by the recitals hereof. Notwithstanding the foregoing, HDP shall be under no obligation to permit the Association to conduct any Promotional Activities having the purpose or effect of violating the terms of, or constituting a breach or default by the Association under, any other Ongoing Business Agreement.

Term.

Except as otherwise expressly provided herein, the term of this Agreement shall expire upon the close of business on the first business day following the last day of the last National Event of the 2032 NHRA Racing Season (the “Expiration Date”).

On or before the twenty-second (22nd) anniversary of the Effective Date, HDP will notify the Association if it wishes to engage in renewal discussions. If the Association and HDP have not reached an agreement for renewal by the twenty-third (23rd) anniversary of the Effective Date, then HDP will give the Association written notice if it is HDP’s intent that this Agreement will not be renewed and will expire on the Expiration Date. If HDP has not given the Association such written notice on or before the twenty-third (23rd) anniversary of the Effective Date, then this Agreement shall automatically renew for one additional twelve month period following the Expiration Date, in which event the new “Expiration Date” shall be the last day of the last National Event of the 2033 NHRA Racing Season.

Thereafter, at each successive anniversary of the Effective Date, another additional twelve month period shall be added to the term of this Agreement, and the new “Expiration Date” shall be extended accordingly, unless HDP has, during the twelve month period preceding such anniversary, given the Association written notice of its intent that this Agreement will not be renewed and will expire on the then existing Expiration Date.

Indemnification.

From and after the Effective Date, each of HDP and the Association shall indemnify, defend and hold harmless the Association Indemnified Parties and the HDP Indemnified Parties, respectively, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to any action taken by such party or any of its Representatives prior to the Expiration Date in connection with the performance of such party’s obligations hereunder, including, without limitation, any Damages arising from (i) any product, service or information supplied by or on behalf of such party to the other party in connection with the Promotional Activities) or (ii) the failure of such party to perform its duties or obligations under this Agreement.

Any Damages for which indemnification may be available under this Section which may be covered by a party’s insurer under any insurance policies (any such insurer, a “Potential Contributor”) shall be subject to the following provisions:

Neither HDP nor the Association (each in its capacity as an indemnitor hereunder, an “Indemnitor”) shall have any obligation to indemnify, defend and hold harmless any indemnified party hereunder (each, an “Indemnitee”) for any Damages to the extent such Damages (net of all collection expenses) are actually recovered from the Potential Contributor. In any case where an Indemnitee recovers from a Potential Contributor any amount in respect of a matter for which the Indemnitee has previously recovered Damages from the Indemnitor pursuant to this Section, the Indemnitee shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the amount of expenses incurred by the Indemnitee in procuring such recovery), but not in excess of the sum of (A) any amount previously paid by the Indemnitor to or on behalf of the Indemnitee in respect of such claim and (B) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

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Prior to asserting a claim for indemnification under this Section (each, an “Indemnification Claim”), each Indemnitee shall exercise its Best Efforts to cause the Potential Contributor to assume the defense of, and pay for any Damages incurred in connection with, arising out of, resulting from or incident to, the Indemnification Claim to the same extent as such Indemnitee would if such Indemnification Claim were not subject to indemnification hereunder; provided, however, that in no event shall the exercise of Best Efforts obligate any Indemnitee to institute any Proceeding against the Potential Contributor with respect to such Indemnification Claim.

To the extent that a Potential Contributor agrees to assume, and does assume, the defense of an Indemnification Claim, the Indemnitor shall have no obligation to assume the defense thereof; provided, that the Indemnitor may elect to assume the defense of such Indemnification Claim at its sole cost and expense and without delay in the place of such Potential Contributor. In the event that (A) a Potential Contributor refuses to assume or assumes but thereafter ceases to assume the defense of an Indemnification Claim (notwithstanding the Best Efforts of the Indemnitee to cause the Potential Contributor to assume the defense thereof) or (B) the Indemnitor has elected to assume the defense of an Indemnification Claim in place of any Potential Contributor that has agreed to assume the defense thereof, the Indemnitor shall assume the defense of such Indemnification Claim at its sole cost and expense without delay; provided, that, in such case, the Indemnitee shall assign all of its rights to pursue a claim for defense costs against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

Following the resolution of the Indemnification Claim, including the determination of the Damages arising from such Indemnification Claim, in the event that (A) a Potential Contributor has denied payment of all or any portion of such Damages and (B) the Indemnitor has paid the Indemnitee all, or the unpaid portion of, such Damages, the Indemnitee shall assign all of its rights to pursue a claim to recover such Damages against the Potential Contributor and shall provide reasonable assistance in pursuing any such assigned claim to the Indemnitor.

In the event that (i) any claim for Damages is to be made by a party entitled to indemnification hereunder or (ii) any lawsuit or enforcement action is filed by any third party against any party entitled to the indemnification hereunder with respect thereto, the party claiming such indemnification shall give written notice to the indemnifying party in accordance with Section 7 hereof as soon as practicable after the indemnified party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought hereunder or of the filing of such lawsuit or enforcement action (as the case may be).

Confidential Information.

Each of HDP and the Association acknowledges that in the course of performing their respective duties and obligations hereunder such party and/or its Representatives may be provided with Confidential Information of the other party and that the continued preservation of the confidentiality of such Confidential Information is an essential premise of the bargain between HDP and the Association contemplated hereby. Accordingly, each of HDP and the Association hereby agree that they will not, and will cause their respective Affiliates and Representatives not to, at any time, directly or indirectly, without the prior written consent of the other party, disclose or use any Confidential Information of the other party provided or made available to such party hereunder, except to the extent (i) such disclosure or use is necessary or appropriate in the performance of such party’s duties and obligations, or the exercise of such party’s rights, under this Agreement or any other Ongoing Business Agreement, or (ii) such disclosure or use is necessary or appropriate in connection with any arbitration or other proceedings commenced under this Agreement or any other Ongoing Business Agreement, or (iii) it is not practicable to maintain confidentiality due to the close proximity of the location of the employees of the Association and the

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employees of HDP, or (iv) with respect to the Association, such disclosure or use is necessary or appropriate in order to own and operate the Retained Business, or (v) with respect to HDP, such disclosure or use is necessary or appropriate in order to own and operate the Purchased Business.

Notwithstanding the foregoing:

Nothing set forth in this Section shall prohibit HDP from disclosing any Confidential Information which HDP determines in good faith is required to be disclosed (A) by any applicable Legal Requirement, including any Legal Requirement arising under the Exchange Act or any federal or state securities laws, or (B) under any rules or regulations promulgated by AMEX or any other national or regional securities exchange or interdealer quotation system to which HDP or its securities is or may be subject; and

Each party may use or disclose Confidential Information of the other party to the extent that such party is legally compelled to disclose such Confidential Information by subpoena or other court order; provided, however, that to the extent reasonably possible, the party required to disclose shall give the other party advance notice of any such disclosure and shall reasonably cooperate with the other party in connection with the other party’s efforts to protect against any such disclosure and/or to obtain a protective order narrowing the scope of such disclosure and/or use of the Confidential Information of such other party.

Each of HDP and the Association further agree that they will be responsible for any breach or violation of the provisions of this Section by any of their respective Affiliates or Representatives.

Assignment; Burden and Benefit.   Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned or delegated by either party, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to the Association, HDP may assign its rights and delegate its duties hereunder to any Subsidiary or Affiliate of HDP or any successor to all or substantially all of the assets of HDP (whether by purchase of assets, merger or otherwise) that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment or delegation to any Subsidiary or Affiliate of HDP shall release HDP from any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns as set forth above. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns as set forth above, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any obligations, rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

Expenses.   Except as otherwise expressly provided herein, all Taxes, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

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Notices.   All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the first business day after it is sent, if sent for next business day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Association, addressed to:
National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone: (626) 250-2237
Fax: (626) 914-5481
with a copy (which itself shall not constitute notice) to:
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013
Attn: Michael C. Cohen, Esq.
Telephone: (213) 892-5404
Fax: (213) 892-5454
If to HDP, addressed to:
HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405
Attn: Eddy Hartenstein
Bruce Lederman
Telephone: (310) 209-8308
Fax: (310) 399-7303
with a copy (which itself shall not constitute notice) to:
Latham & Watkins LLP
633 W. Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attn: Richard L. Wirthlin, Esq.
Telephone: (213) 485-1234
Fax: (213) 891-8763

or to such other individual or place and with such other copies as either party may designate as to itself by written notice to the others.

Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

Entire Agreement.   This Agreement, including the Appendices hereto, the Key Definitions Agreement and the other Ongoing Business Agreements, constitute the entire agreement and understanding between HDP and the Association with respect to the Promotional Activities and the other matters set forth herein and therein, and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or

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written, by any party hereto or by any Affiliate or Representative of any party hereto with respect to the matters set forth herein; provided that no default by any party in the performance of its obligations hereunder or under any other Ongoing Business Agreement shall, in and of itself, constitute a default under any other Ongoing Business Agreement or this Agreement, respectively. In the event of any conflict between the terms of this Agreement and the terms of any Ongoing Business Agreement regarding the terms upon which the Association will be permitted to conduct the Promotional Activities, the more specific terms of this Agreement shall control.

Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

Arbitration.

It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation), arising out of, in connection with, or in relation to this Agreement or questions of arbitrability under this Agreement (except for the relief referred to in Section 12 hereof), shall be resolved by Standard Arbitration, or by Expedited Arbitration to the extent reasonably requested by either party either before or within three (3) Business Days after a party has requested Standard Arbitration.

By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 11 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

Limitation of Liability.   Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any party hereto be liable for any punitive damages arising from a claim brought by another party hereto occasioned by any failure to perform or the breach of any representation, warranty, covenant, or other obligation under this Agreement.

Waiver.   Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

Cumulative Remedies.   Except as otherwise set forth in this Agreement, and subject to the limitations set forth in this Agreement, all rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the

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exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

Severability.   If any term or other provision of this Agreement is invalid, unlawful, void or unenforceable, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any determination that any term or other provision is invalid, unlawful, void or unenforceable, and whether or not all other terms or other provisions of this Agreement remain in full force and effect pursuant to the preceding sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

Titles.   The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

Construction of Agreement.   Each of the parties hereto has participated in the drafting and preparation of this Agreement, which shall be construed fairly in accordance with its terms, and not in favor of or against any particular party because such party drafted it.

Independent Contractor Relationship.   For purposes of this Agreement HDP shall be deemed an independent contractor of the Association. Nothing contained in this Agreement (including, without limitation, HDP’s provision to the Association of the opportunity to conduct the Promotional Activities) shall be construed as creating a partnership, agency or joint venture relationship between HDP and the Association, and, except as otherwise expressly provided herein, neither party shall become bound by any representation, act or omission by the other party.

[Signature Page Follows]

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[Signature Page for Promotional Access Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Promotional Access Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

HD PARTNERS ACQUISITION CORPORATION

By:
Its:
NATIONAL HOT rOD ASSOCIATION
By:
By:

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Appendix A

Promotional Activities

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[Appendix A-1 to Promotional Access Agreement]

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[Appendix A-2 to Promotional Access Agreement]

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EXHIBIT G

FORM OF OFFICE LEASE

COMMERCIAL LEASE AGREEMENT (C.A.R. Form CL, Revised 10/01)

Date (For reference only):	, 2007

HD Partners Acquisition Corporation, a Delaware corporation (“Landlord”) and National Hot Rod Association, a California non-profit mutual benefit corporation (“Tenant”) agree as follows:

1.                  PROPERTY: Landlord rents to Tenant and Tenant rents from Landlord, the real property and improvements described as:  2035 Financial Way, Glendora, CA 91741-4602 (“Premises”), which comprise approximately     % of the total square footage of rentable space in the entire property. See exhibit A for a further description of the Premises.

2.                  TERM: The term shall be for three (3) years and [    ] months, beginning on (date)      (“Commencement Date”).
(Check A or B):

☒	A.

Lease: and shall terminate on (date)                         at                         ☐ AM  ☐ PM (the “Initial Term”). Any holding over after the term of this agreement expires, with Landlord's consent, shall create a month-to-month tenancy that either party may terminate as specified in paragraph 2B. Rent shall be at a rate equal to the rent for the immediately preceding month, payable in advance. All other terms and conditions of this agreement shall remain in full force and effect.

☐	B.

Month-to-month: and continues as a month-to-month tenancy. Either party may terminate the tenancy by giving written notice to the other at least 30 days prior to the intended termination date, subject to any applicable local laws. Such notice may be given on any date.

☒	C.	RENEWAL OR EXTENSION TERMS: See attached addendum See Section 44 of the Addendum.

3.                  BASE RENT:

A.	Tenant agrees to pay Base Rent at the rate of (CHECK ONE ONLY:)
	☒	(1)	$8,631.00 per month, for the ~~term of the agreement~~ Initial Term.
	☐	(2)

$              per month, for the first 12 months of the agreement. Commencing with the 13th month, and upon expiration of each 12 months thereafter, rent shall be adjusted according to any increase in the U.S. Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers (“CPI”) for              (the city nearest the location of the Premises), based on the following formula: Base Rent will be multiplied by the most current CPI preceding the first calendar month during which the adjustment is to take effect, and divided by the most recent CPI preceding the Commencement Date. In no event shall any adjusted Base Rent be less than the Base Rent for the month immediately preceding the adjustment. If the CPI is no longer published, then the adjustment to Base Rent shall be based on an alternate index that most closely reflects the CPI.

	☐	(3)	$ per month for the period commencing and ending and
			$ per month for the period commencing and ending and
			$ per month for the period commencing and ending .
	☐	(4)	In accordance with the attached rent schedule.
	☐	(5)	Other: .
B.	Base Rent is payable in advance on the 1st (or ☐ ) day of each calendar month, and is delinquent on the ~~next day~~ fifth (5th) business day thereafter.
C.

If the Commencement Date falls on any day other than the first day of the month, Base Rent for the first calendar month shall be prorated based on a 30-day period. If Tenant has paid one full month's Base Rent in advance of Commencement Date, Base Rent for the second calendar month shall be prorated based on a 30-day period.

4.                  RENT:

A.	Definition: (“Rent”) shall mean all monetary obligations of Tenant to Landlord under the terms of this agreement, except security deposit and shall include Base Rent plus Operating Costs.
B.	Payment: Rent shall be paid to ~~(Name)~~ Landlord at 2035 Financial Way, Glendora, CA at (address) , or at any other location specified by Landlord in writing to Tenant.
C.	Timing: Base Rent shall be paid as specified in paragraph 3. All other Rent shall be paid within 30 days after Tenant is billed by Landlord.

~~5.                  EARLY POSSESSION: Tenant is entitled to possession of the Premises on                                                                                 .~~
~~If Tenant is in possession prior to the Commencement Date, during this time (i) Tenant is not obligated to pay Base Rent, and (ii) Tenant ☐  ☐ is not obligated to pay Rent other than Base Rent. Whether or not Tenant is obligated to pay Rent prior to Commencement Date, Tenant is obligated to comply with all other terms of this agreement.~~

6.                  SECURITY DEPOSIT:

A.

Tenant agrees to pay Landlord $ one month's Base Rent as a security deposit. Tenant agrees not to hold Broker responsible for its return. (IF CHECKED:) ☐  If Base Rent increases during the term of this agreement, Tenant agrees to increase security deposit by the same proportion as the increase in Base Rent.

B.

All or any portion of the security deposit may be used, as reasonably necessary, to: (i) cure Tenant's default in payment of Rent, late charges, non-sufficient funds (“NSF”) fees, or other sums due; (ii) repair damage, excluding ordinary wear and tear, caused by Tenant or by a guest or licensee of Tenant; (iii) broom clean the Premises, if necessary, upon termination of tenancy; and (iv) cover any other unfulfilled obligation of Tenant. SECURITY DEPOSIT SHALL NOT BE USED BY TENANT IN LIEU OF PAYMENT OF LAST MONTH’S RENT. If all or any portion of the security deposit is used during tenancy, Tenant agrees to reinstate the total security deposit within 5 days after written notice is delivered to Tenant. Within 30 days after Landlord receives possession of the Premises, Landlord shall: (i) furnish Tenant an itemized statement indicating the amount of any security deposit received and the basis for its disposition, and (ii) return any remaining portion of security deposit to Tenant. However, if the Landlord's only claim upon the security deposit is for unpaid Rent, then the remaining portion of the security deposit, after deduction of unpaid Rent, shall be returned within 14 days after the Landlord receives possession.

C.	No interest will be paid on security deposit, unless required by local ordinance.

The copyright laws of the United States (Title 17 U.S. Code) forbid the unauthorized reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. Copyright © 1998-2006, CALIFORNIA ASSOCIATION OF REALTORS®, INC.

	Landlord’s Initials Tenant’s Initials	( ) ( ) ( ) ( )
CL REVISED 10/01 (PAGE 1 of 6)	Reviewed by	Date	HP Partners Ac

COMMERCIAL LEASE AGREEMENT (CL PAGE 1 OF 6)

Agent:	Phone:	Fax:	Prepared using WINForms® software
Broker:

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Property Address:	2035 Financial Way, Glendora, CA 91741-4602	Date:	,2007

7.                  PAYMENTS: See other sections and provisions.

8.                  PARKING: Tenant is entitled to                                unreserved and                              reserved vehicle parking spaces. The right to parking ☒ is ☐ is not included in the Base Rent charged pursuant to paragraph 3. ~~If not included in the Base Rent, the parking rental fee shall be an additional $                per month.~~ Parking space(s) are to be used for parking operable motor vehicles, except for trailers, boats, campers, buses or trucks (other than pick-up trucks). Tenant shall park in assigned space(s) only. Parking space(s) are to be kept clean. Vehicles leaking oil, gas or other motor vehicle fluids shall not be parked in parking spaces or on the Premises. Mechanical work or storage of inoperable vehicles is not allowed in parking space(s) or elsewhere on the Premises. No overnight parking is permitted.

~~9.                  ADDITIONAL STORAGE: Storage is permitted as follows: .~~
~~The right to additional storage space ☐ is ☐ is not included in the Base Rent charged pursuant to paragraph 3. If not included in Base Rent, storage space shall be an additional $           per month. Tenant shall store only personal property that Tenant owns, and shall not store property that is claimed by another, or in which another has any right, title, or interest. Tenant shall not store any improperly packaged food or perishable goods, flammable materials, explosives, or other dangerous or hazardous material. Tenant shall pay for, and be responsible for, the clean-up of any contamination caused by Tenant's use of the storage area.~~

10.            LATE CHARGE; INTEREST; NSF CHECKS: Tenant acknowledges that either late payment of Rent or issuance of a NSF check may cause Landlord to incur costs and expenses, the exact amount of which are extremely difficult and impractical to determine. These costs may include, but are not limited to, processing, enforcement and accounting expenses, and late charges imposed on Landlord. If any installment of Rent due from Tenant is not received by Landlord within 5 calendar days after date due, or if a check is returned NSF, Tenant shall pay to Landlord, respectively, $100.00 as late charge, plus 10% interest per annum on the delinquent amount and $25.00 as a NSF fee, any of which shall be deemed additional Rent. Landlord and Tenant agree that these charges represent a fair and reasonable estimate of the costs Landlord may incur by reason of Tenant's late or NSF payment. Any late charge, delinquent interest, or NSF fee due shall be paid with the current installment of Rent. Landlord's acceptance of any late charge or NSF fee shall not constitute a waiver as to any default of Tenant. Landlord’s right to collect a Late Charge or NSF fee shall not be deemed an extension of the date Rent is due under paragraph 4, or prevent Landlord from exercising any other rights and remedies under this agreement, and as provided by law.

11.            CONDITION OF PREMISES: Tenant has examined the Premises and acknowledges that Premise is clean and in operative condition. ~~with the following exceptions:~~
~~Items listed as exceptions shall be dealt with in the following manner:~~

12.            ZONING AND LAND USE: Tenant accepts the Premises subject to all local, state and federal laws, regulations and ordinances (“Laws”). Landlord makes no representation or warranty that Premises are now or in the future will be suitable for Tenant's use. Tenant has made its own investigation regarding all applicable Laws.

13.            TENANT OPERATING EXPENSES: Tenant agrees to pay for all utilities and services directly billed to Tenant

14.            PROPERTY OPERATING EXPENSES:

A.

Tenant agrees to pay its proportionate share of Landlord's estimated monthly property operating expenses, including but not limited to, ~~common area~~ maintenance, consolidated utility and service bills, insurance, and real estate taxes, based on the ratio of the square footage of the Premises to the total square footage of the rentable space in the entire property (“Operating Costs”). See also Section 45 of the Addendum.

OR B. ☐ (If checked) Paragraph 14 does not apply.

15.                         USE: The Premises are for the sole use as Tenant has used the Premises over the past 12 months. No other use is permitted without Landlord's prior written consent. If any use by Tenant causes an increase in the premium on Landlord's existing property insurance, Tenant shall pay for the increased cost. Tenant will comply with all Laws affecting its use of the Premises.

16.                         RULES/REGULATIONS: Tenant agrees to comply with all rules and regulations of Landlord (and, if applicable, Owner’s Association) that are at any time posted on the Premises or delivered to Tenant. Tenant shall not, and shall ensure that guests and licensees of Tenant do not, disturb, annoy, endanger, or interfere with other tenants of the building or neighbors, or use the Premises for any unlawful purposes, including, but not limited to, using, manufacturing, selling, storing, or transporting illicit drugs or other contraband, or violate any law or ordinance, or committing a waste or nuisance on or about the Premises.

17.                         MAINTENANCE:

A.

Tenant OR ☒ (If checked, Landlord) shall professionally maintain the Premises including heating, air conditioning, electrical, plumbing and water systems, if any, and keep glass, windows and doors in operable and safe condition. Unless Landlord is checked, if Tenant fails to maintain the Premises, Landlord may contract for or perform such maintenance, and charge Tenant for Landlord's cost.

B.	Landlord OR ☐ (If checked, Tenant) shall maintain the roof, foundation, exterior walls, common areas. ~~and~~

18.            ALTERATIONS: Tenant shall not make any alterations in or about the Premises, including installation of trade fixtures and signs, without Landlord's prior written consent, which shall not be unreasonably withheld. Any alterations to the Premises shall be done according to Law and with required permits. Tenant shall give Landlord advance notice of the commencement date of any planned alteration, so that Landlord, at its option, may post a Notice of Non-Responsibility to prevent potential liens against Landlord's interest in the Premises. Landlord may also require Tenant to provide Landlord with lien releases from any contractor performing work on the Premises.

19.            GOVERNMENT IMPOSED ALTERATIONS: Any alterations required by Law as a result of Tenant's use shall be Tenant's responsibility. Landlord shall be responsible for any other alterations required by Law.

20.            ENTRY: Tenant shall make Premises available to Landlord or Landlord’s agent for the purpose of entering to make inspections, necessary or agreed repairs, alterations, or improvements, or to supply necessary or agreed services, or to show Premises to prospective or actual purchasers, tenants, mortgagees, lenders, appraisers, or contractors. Landlord and Tenant agree that 24 hours notice (oral or written) shall be reasonable and sufficient notice. In an emergency, Landlord or Landlord’s representative may enter Premises at any time without prior notice.

21.            SIGNS: Tenant authorizes Landlord to place a FOR SALE sign on the Premises at any time, and a FOR LEASE sign on the Premises within the 90 ~~(or ☐              )~~ day period preceding the termination of the agreement.

	Landlord’s Initials	( ) ( )
Copyright © 1998-2006, CALIFORNIA ASSOCIATION OF REALTORS®, INC.	Tenant’s Initials	( ) ( )
CL REVISED 10/01 (PAGE 2 of 6)	Reviewed by	Date	HP Partners Ac

COMMERCIAL LEASE AGREEMENT (CL PAGE 2 OF 6)

2

Property Address:	2035 Financial Way, Glendora, CA 91741-4602	Date:	,2007

22.            SUBLETTING/ASSIGNMENT: Tenant shall not sublet or encumber all or any part of Premises, or assign or transfer this agreement or any interest in withheld. it, without the prior written consent of Landlord, which ~~shall not be unreasonably~~ may be withheld in its sole discretion. Unless such consent is obtained, any subletting, assignment, transfer, or encumbrance of the Premises, agreement, or tenancy, by voluntary act of Tenant, operation of law, or otherwise, shall be null and void, and, at the option of Landlord, terminate this agreement. Any proposed sublessee, assignee, or transferee shall submit to Landlord an application and credit information for Landlord's approval, and, if approved, sign a separate written agreement with Landlord and Tenant. Landlord’s consent to any one sublease, assignment, or transfer, shall not be construed as consent to any subsequent sublease, assignment, or transfer, and does not release Tenant of Tenant’s obligation under this agreement.

23.            POSSESSION: If Landlord is unable to deliver possession of Premises on Commencement Date, such date shall be extended to the date on which possession is made available to Tenant. However, the expiration date shall remain the same as specified in paragraph 2. If Landlord is unable to deliver possession within 60 (or ☐               ) calendar days after the agreed Commencement Date, Tenant may terminate this agreement by giving written notice to Landlord, and shall be refunded all Rent and security deposit paid.

24.            TENANT'S OBLIGATIONS UPON VACATING PREMISES: Upon termination of agreement, Tenant shall: (i) give Landlord all copies of all keys or opening devices to Premises, including any common areas; (ii) vacate Premises and surrender it to Landlord empty of all persons and personal property; (iii) vacate all parking and storage spaces; (iv) deliver Premises to Landlord in the same condition as referenced in paragraph 11 reasonable wear and tear excepted; (v) clean Premises; (vi) give written notice to Landlord of Tenant's forwarding address~~; and (vii)~~. All improvements installed by Tenant, with or without Landlord's consent, become the property of Landlord upon termination. Landlord may nevertheless require Tenant to remove any such improvement that did not exist at the time possession was made available to Tenant.

25.            BREACH OF CONTRACT/EARLY TERMINATION: In event Tenant, prior to expiration of this agreement, breaches any obligation in this agreement, abandons the premises, or gives notice of tenant’s intent to terminate this tenancy prior to its expiration, in addition to any obligations established by paragraph 24, Tenant shall also be responsible for lost rent, rental commissions, advertising expenses, and painting costs necessary to ready Premises for re-rental. Landlord may also recover from Tenant: (i) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination; (ii) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after expiration until the time of award exceeds the amount of such rental loss the Tenant proves could have been reasonably avoided; and (iii) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided. Landlord may elect to continue the tenancy in effect for so long as Landlord does not terminate Tenant’s right to possession, by either written notice of termination of possession or by relenting the Premises to another who takes possession, and Landlord may enforce all Landlord’s rights and remedies under this agreement, including the right to recover the Rent as it becomes due.

26.            DAMAGE TO PREMISES: If, by no fault of Tenant, Premises are totally or partially damaged or destroyed by fire, earthquake, accident or other casualty, Landlord shall have the right to restore the Premises by repair or rebuilding. If Landlord elects to repair or rebuild, and is able to complete such restoration within 90 days from the date of damage, subject to the terms of this paragraph, this agreement shall remain in full force and effect. If Landlord is unable to restore the Premises within this time, or if Landlord elects not to restore, then either Landlord or Tenant may terminate this agreement by giving the other written notice. Rent shall be abated as of the date of damage. The abated amount shall be the current monthly Base Rent prorated on a 30-day basis. If this agreement is not terminated, and the damage is not repaired, then Rent shall be reduced based on the extent to which the damage interferes with Tenant's reasonable use of Premises. If damage occurs as a result of an act of Tenant or Tenant's guests, only Landlord shall have the right of termination, and no reduction in Rent shall be made.

27.            HAZARDOUS MATERIALS: Tenant shall not use, store, generate, release or dispose of any hazardous material on the Premises or the property of which the Premises are part. However, Tenant is permitted to make use of such materials that are required to be used in the normal course of Tenant's business provided that Tenant complies with all applicable Laws related to the hazardous materials. Tenant is responsible for the cost of removal and remediation, or any clean-up of any contamination caused by Tenant.

28.            CONDEMNATION: If all or part of the Premises is condemned for public use, either party may terminate this agreement as of the date possession is given to the condemner. All condemnation proceeds, exclusive of those allocated by the condemner to Tenant’s relocation costs and trade fixtures, belong to Landlord.

29.            INSURANCE: Tenant’s personal property, fixtures, equipment, inventory and vehicles are not insured by Landlord against loss or damage due to fire, theft, vandalism, rain, water, criminal or negligent acts of others, or any other cause. Tenant is to carry Tenant’s own property insurance to protect Tenant from any such loss. In addition, Tenant shall carry liability insurance in an amount of not less than $                  . Tenant’s liability insurance shall name Landlord and Landlord’s agent as additional insured. Tenant, upon Landlord’s request, shall provide Landlord with a certificate of insurance establishing Tenant’s compliance. Landlord shall maintain liability insurance insuring Landlord, but not Tenant, in an amount of at least $                 , plus property insurance in an amount sufficient to cover the replacement cost of the property. Tenant is advised to carry business interruption insurance in an amount at least sufficient to cover Tenant’s complete rental obligation to Landlord. Landlord is advised to obtain a policy of rental loss insurance. Both Landlord and Tenant release each other, and waive their respective rights to subrogation gainst each other, for loss or damage covered by insurance.

	Landlord’s Initials	( ) ( )
Copyright © 1998-2006, CALIFORNIA ASSOCIATION OF REALTORS®, INC.	Tenant’s Initials	( ) ( )
CL REVISED 10/01 (PAGE 3 of 6)	Reviewed by	Date	HP Partners Ac

COMMERCIAL LEASE AGREEMENT (CL PAGE 3 OF 6)

3

Property Address:	2035 Financial Way, Glendora, CA 91741-4602	Date:	,2007

30.     TENANCY STATEMENT (ESTOPPEL CERTIFICATE): Tenant shall execute and return a tenancy statement (estoppel certificate), delivered to Tenant by Landlord or Landlord’s agent, within ~~3~~ 10 days after its receipt. The tenancy statement shall acknowledge that this agreement is unmodified and in full force, or in full force as modified, and state the modifications. Failure to comply with this requirement: ~~(i)~~ shall be deemed Tenant’s acknowledgment that the tenancy statement is true and correct, and may be relied upon by a prospective lender or purchaser; ~~and (ii) may be treated by Landlord as a material breach of this agreement.~~ Tenant shall also prepare, execute, and deliver to Landlord any financial statement (which will be held in confidence) reasonably requested by a prospective lender or buyer.

31.     LANDLORD’S TRANSFER: Tenant agrees that the transferee of Landlord’s interest shall be substituted as Landlord under this agreement. Landlord will be released of any further obligation to Tenant regarding the security deposit, only if the security deposit is returned to Tenant upon such transfer, or if the security deposit is actually transferred to the transferee. For all other obligations under this agreement, Landlord is released of any further liability to Tenant, upon Landlord’s transfer~~.~~ ; provided that the transferee of Landlord's interest assumes Landlord's remaining obligations to Tenant under the Lease.

32.     SUBORDINATION: This agreement shall be subordinate to all existing liens and, at Landlord’s option, the lien of any first deed of trust or first mortgage subsequently placed upon the real property of which the Premises are a part, and to any advances made on the security of the Premises, and to all renewals, modifications, consolidations, replacements, and extensions. However, as to the lien of any deed of trust or mortgage entered into after execution of this agreement, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant pays the Rent and observes and performs all of the provisions of this agreement, unless this agreement is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor elects to have this agreement placed in a security position prior to the lien of a mortgage, deed of trust, or ground lease, and gives written notice to Tenant, this agreement shall be deemed prior to that mortgage, deed of trust, or ground lease, or the date of recording.

33.     TENANT REPRESENTATIONS; CREDIT: Tenant warrants that all statements in Tenant’s financial documents and rental application are accurate. Tenant authorizes Landlord and Broker(s) to obtain Tenant’s credit report at time of application and periodically during tenancy in connection with approval, modification, or enforcement of this agreement. Landlord may cancel this agreement: (i) before occupancy begins, upon disapproval of the credit report(s); or (ii) at any time, upon discovering that information in Tenant’s application is false. A negative credit report reflecting on Tenant’s record may be submitted to a credit reporting agency, if Tenant fails to pay Rent or comply with any other obligation under this agreement.

34.     DISPUTE RESOLUTION: Disputes to be resolved as set forth in the Asset Purchase Agreement between the Parties.

~~A.          MEDIATION: Tenant and Landlord agree to mediate any dispute or claim arising between them out of this agreement, or any resulting transaction, before resorting to arbitration or court action, subject to paragraph 34B(2) below. Paragraphs 34B(2) and (3) apply whether or not the arbitration provision is initialed. Mediation fees, if any, shall be divided equally among the parties involved. If for any dispute or claim to which this paragraph applies, any party commences an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED.~~

~~B.          ARBITRATION OF DISPUTES: (1) Tenant and Landlord agree that any dispute or claim in Law or equity arising between them out of this agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration, including and subject to paragraphs 34B(2) and (3) below. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of real estate transactional law experience, unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California Law. In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction. The parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05.~~

~~(2) EXCLUSIONS FROM MEDIATION AND ARBITRATION: The following matters are excluded from Mediation and Arbitration hereunder: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; (iii) the filing or enforcement of a mechanic's lien; and (iv) any matter that is within the jurisdiction of a probate, small claims, or bankruptcy court. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a violation of the mediation and arbitration provisions.~~

~~(3) BROKERS: Tenant and Landlord agree to mediate and arbitrate disputes or claims involving either or both Brokers, provided either or both Brokers shall have agreed to such mediation or arbitration, prior to, or within a reasonable time after the dispute or claim is presented to Brokers. Any election by either or both Brokers to participate in mediation or arbitration shall not result in Brokers being deemed parties to the agreement.~~

“NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.”

“WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION.”

Tenant’s Initials	/	Landlord’s Initials	/

	Landlord’s Initials	( ) ( )
Copyright © 1998-2006, CALIFORNIA ASSOCIATION OF REALTORS®, INC.	Tenant’s Initials	( ) ( )
CL REVISED 10/01 (PAGE 4 of 6)	Reviewed by	Date	HP Partners Ac

COMMERCIAL LEASE AGREEMENT (CL PAGE 4 OF 6)

4

Property Address:	2035 Financial Way, Glendora, CA 91741-4602	Date:	,2007

35.                         JOINT AND INDIVIDUAL OBLIGATIONS: If there is more than one Tenant, each one shall be individually and completely responsible for the performance of all obligations of Tenant under this agreement, jointly with every other Tenant, and individually, whether or not in possession.

36.                         NOTICE: Notices may be served by mail, facsimile, or courier at the following address or location, or at any other location subsequently designated:

Landlord:	Tenant:

Notice is deemed effective upon the earliest of the following: (i) personal receipt by either party or their agent; (ii) written acknowledgement of notice; or (iii) 5 days after mailing notice to such location by first class mail, postage pre-paid.

37.                         WAIVER: The waiver of any breach shall not be construed as a continuing waiver of the same breach or a waiver of any subsequent breach.

38.                         INDEMNIFICATION: Tenant shall indemnify, defend and hold Landlord harmless from all claims, disputes, litigation, judgments and attorney fees arising out of Tenant’s use of the Premises.

39.	OTHER TERMS AND CONDITIONS/SUPPLEMENTS:	See Addendum

The following ATTACHED supplements/exhibits are incorporated in this agreement:

40.                         ATTORNEY FEES: In any action or proceeding arising out of this agreement, the prevailing party between Landlord and Tenant shall be entitled to reasonable attorney fees and costs from the non-prevailing Landlord or Tenant, ~~except as provided in paragraph 34A~~.

41.                         ENTIRE CONTRACT: Time is of the essence. All prior agreements between Landlord and Tenant are incorporated in this agreement, which constitutes the entire contract. It is intended as a final expression of the parties’ agreement, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. The parties further intend that this agreement constitutes the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding, if any, involving this agreement. Any provision of this agreement that is held to be invalid shall not affect the validity or enforceability of any other provision in this agreement. This agreement shall be binding upon, and inure to the benefit of, the heirs, assignees and successors to the parties.

~~42.                         BROKERAGE: Landlord and Tenant shall each pay to Broker(s) the fee agreed to, if any, in a separate written agreement. Neither Tenant nor Landlord has utilized the services of, or for any other reason owes compensation to, a licensed real estate broker (individual or corporate), agent, finder, or other entity, other than as named in this agreement, in connection with any act relating to the Premises, including, but not limited to, inquiries, introductions, consultations, and negotiations leading to this agreement. Tenant and Landlord each agree to indemnify, defend and hold harmless the other, and the Brokers specified herein, and their agents, from and against any costs, expenses, or liability for compensation claimed inconsistent with the warranty and representation in this paragraph 42.~~

~~43.                         AGENCY CONFIRMATION: The following agency relationships are hereby confirmed for this transaction:~~

~~Listing Agent:~~	~~(Print Firm Name) is the agent of~~

(check one):

☐  ~~the Landlord exclusively; or~~   ☐  ~~both the Tenant and Landlord.~~

~~Selling Agent:~~	~~(Print Firm Name) (if not same as Listing Agent) is the agent of~~

(check one): ☐  ~~the Tenant exclusively; or~~ ☐  ~~the Landlord exclusively; or~~ ☐  ~~both the Tenant and Landlord.~~

~~Real Estate Brokers are not parties to the agreement between Tenant and Landlord.~~

Copyright © 1998-2006, CALIFORNIA ASSOCIATION OF REALTORS®, INC.	Landlord’s Initials Tenant’s Initials Reviewed by	( ) ( ) ( ) ( ) Date
CL REVISED 10/01 (PAGE 5of 6)			HP Partners Ac

COMMERCIAL LEASE AGREEMENT (CL PAGE 5 OF 6)

5

Property Address:	2035 Financial Way, Glendora, CA 91741-4602	Date:	,2007

Landlord and Tenant acknowledge and agree that Brokers: (i) do not guarantee the condition of the Premises; (ii) cannot verify representations made by others; (iii) will not verify zoning and land use restrictions; (iv) cannot provide legal or tax advice; (v) will not provide other advice or information that exceeds the knowledge, education or experience required to obtain a real estate license. Furthermore, if Brokers are not also acting as Landlord in this agreement, Brokers: (vi) do not decide what rental rate a Tenant should pay or Landlord should accept; and (vii) do not decide upon the length or other terms of tenancy. Landlord and Tenant agree that they will seek legal, tax, insurance, and other desired assistance from appropriate professionals.

Tenant	Date

Print Name	National Hot Rod Association

Address	City	State	Zip

Telephone	Fax	E-mail

Landlord	HD Partners Acquisition Corporation	Date
(owner or agent with authority to enter into this agreement)

Address	2601 Ocean Park Blvd., Suite 320	City	Santa Monica	State	CA	Zip	90405

Telephone	(310) 209-8308	Fax	(310) 399-7303	E-mail

THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS® (C.A.R.). NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN APPROPRIATE PROFESSIONAL.

This form is available for use by the entire real estate industry. It is not intended to identify the user as a REALTOR®. REALTOR® is a registered collective membership mark which may be used only by members of the NATIONAL ASSOCIATION OF REALTORS® who subscribe to its Code of Ethics.

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Reviewed by	Date

CL REVISED 10/01 (PAGE 6 OF 6)
COMMERCIAL LEASE AGREEMENT (C PAGE 6 OF 6)	HP Partners Ac

6

EXHIBIT H

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the     day of                 , 2007, by and among HD Partners Acquisition Corporation, a Delaware corporation (the “Company”) and the National Hot Rod Association, a California non-profit mutual benefit corporation (the “NHRA”).

WHEREAS, the Company and the NHRA have previously entered into a certain Asset Purchase Agreement, dated as of                 , 2007 (the “Purchase Agreement”), pursuant to which the Company will receive, in exchange for cash and shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), assets of the NHRA constituting the Purchased Business (as such term is defined in that certain Key Definitions Agreement, dated as of                 , 2007, between the NHRA and the Company); and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company agreed to grant the NHRA certain registration rights with respect to the shares of Common Stock that the NHRA will acquire in connection with the consummation of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

•       DEFINITIONS.   The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Anniversary Date” is defined in Section 2.1.1.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” is defined in the recitals to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Holder” or “Holders” means the NHRA or any of its affiliates to the extent any of them are permitted to hold Registrable Securities, other than those purchasing Registrable Securities in a market transaction.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Maximum Number of Shares” is defined in Section 2.1.4.

“NHRA” is defined in the preamble to the Agreement.

“NHRA Indemnified Party” is defined in Section 4.1.

1

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Purchase Agreement” is defined in the recitals to this Agreement.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” shall mean the shares of common stock of the Company held by the NHRA as a result of the transactions contemplated by the Purchase Agreement. Registrable Securities shall also be deemed to include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) counsel to the Company delivers a written opinion to the Holders stating that the Registrable Securities may be sold or transferred under Rule 144(k).

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

•       REGISTRATION RIGHTS.

•        Demand Registration.

•       Request for Registration.   Commencing on the date which is one (1) year from the date hereof (the “Anniversary Date”), the NHRA and its affiliates who collectively own a majority-in-interest of the Registrable Securities, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof; provided, however, that any such demand shall propose to sell, in the aggregate, a minimum of twenty percent (20%) of the Registrable Securities initially transferred to the NHRA pursuant to the Purchase Agreement. The Company will notify the Holders of Registrable Securities of the demand, and each Holder of Registrable Securities who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the date of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the

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Demand Registration, subject to Section 2.1.4 and the provisions set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2.1.1 in respect of Registrable Securities. Any Demand Registration will be effected on Form S-3 under Section 2.3 whenever the Company is permitted to use Form S-3.

•       Effective Registration.   A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is deemed an effective Demand Registration hereunder or is terminated.

•       Underwritten Offering.   If a majority-in-interest of the Demanding Holders so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the Holders initiating the Demand Registration.

•       Reduction of Offering.   If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the

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shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

•       Withdrawal.   If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

•       Expiration of Demand Rights.   The Holders shall have the right to demand a Demand Registration or a registration on Form S-3 pursuant to Section 2.3 during the period commencing on or after the Anniversary Date and expiring on the earlier to occur of (i) a date which is seven (7) years from the Anniversary Date or (ii) the NHRA and its affiliates holding, in the aggregate, less than twenty percent (20%) of the Registrable Securities initially transferred to the NHRA pursuant to the Purchase Agreement.

•        Piggy-Back Registration.

•       Piggy-Back Rights.   If at any time on or after the Anniversary Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for holders of the Company’s securities for their account (or by the Company and by security-holders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement: (i) filed in connection with any employee stock option or other benefit plan on Form S-8; (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders; (iii) for an offering of debt that is convertible into equity securities of the Company; (iv) for a dividend reinvestment plan; or (v) in connection with an acquisition or merger on Form S-4, then the Company shall (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Holders of Registrable Securities

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proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. The Holders shall have the right to request no more than five (5) Piggy-Back Registrations during the period commencing on or after the Anniversary Date and expiring on a date which is seven (7) years from the Anniversary Date.

•       Reduction of Offering.   If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration, if the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security Holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares.

•       Withdrawal.   Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may also, at its option, withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

•        Registrations on Form S-3.   The Holders of Registrable Securities may at any time after the Anniversary Date and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available for use by the Company at such time (“Form S-3”). Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other Holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other Holder or Holders joining in such request as are specified in a written request given within fifteen

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(15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if (i) Form S-3 is not available for such offering, or (ii) the Holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $1,000,000. The Company shall not be obligated to effect more than an aggregate of five (5) registrations (including any Demand Registrations effected pursuant to Section 2.1.1, whether on Form S-3 or otherwise) under this Section 2.3.

•       REGISTRATION PROCEDURES.

•        Filings; Information.   Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and otherwise in compliance with this Section 3.

•       Timeframe for Filing Registration Statement.   The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for (i) up to forty-five (45) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Vice Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time, or (ii) for up to ninety (90) days if a demand has been made within the timeframe commencing on a date which is thirty (30) days prior to the end of the Company’s fiscal year end and ending on a date which is forty-five (45) days after the end of the Company’s fiscal year end; provided further, however, that the Company shall not have the right to exercise the right to delay any filing more than once in any 365-day period in respect of a Demand Registration hereunder.

•       Copies.   The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders of Registrable Securities included in such registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Holders of Registrable Securities included in such registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

•       Amendments and Supplements.   The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such

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Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

•       Notification.   After the filing of a Registration Statement, the Company shall promptly, and in no event more than five (5) business days after such filing, notify the Holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within three (3) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Holders or their legal counsel shall object.

•       State Securities Laws Compliance.   The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

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•       Agreements for Disposition.   The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders of Registrable Securities included in such registration statement. No Holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

•       Cooperation.   The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

•       Records.   The Company shall make available for inspection by the Holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

•       Opinions and Comfort Letters.   The Company shall furnish to each Holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such Holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each Holder of Registrable Securities included in such Registration Statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

•       Earnings Statement.   The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

•       Listing.   The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the

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Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the NHRA and its affiliates who collectively own a majority of the Registrable Securities included in such registration.

•        Obligation to Suspend Distribution.   Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each Holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

•        Registration Expenses.

i.           Demand Registrations and Registrations on Form S-3.   The NHRA shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1 or any registration on Form S-3 effected pursuant to Section 2.3, in each case, prior to the second (2nd) anniversary of the date hereof; provided, however, that in the event that a “Change of Control” (as defined in Exhibit C to that certain Brand License Agreement, dated as of the date hereof between the NHRA and the Company) shall have occurred prior to the second (2nd) anniversary of the date hereof, such costs and expenses shall be borne by the Company. From and after second (2nd) anniversary of the date hereof, the Company shall bear all costs and expenses (other than the fees and expenses of any and all legal counsel selected by the NHRA and its affiliates) incurred in connection with any Demand Registration pursuant to Section 2.1 or any registration on Form S-3 effected pursuant to Section 2.3.

ii.          Piggy-Back Registrations.   The Company shall bear all costs and expenses incurred in connection with any Piggy-Back Registration pursuant to Section 2.2, except as otherwise provided herein.

iii.        Expenses Generally.   Except as otherwise set forth in this Section 3.3, to the extent that the NHRA or the Company is responsible for the payment of any registration expenses in accordance with the provisions of this Section 3.3, such registration expenses, whether or not the Registration Statement becomes effective, shall include, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (v) National Association of Securities Dealers, Inc. filing fees; (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (vii) the fees and expenses of any special experts retained by the Company in connection with such registration; (viii) in the case of a Demand Registration or a registration on Form S-3, the fees and expenses of any legal counsel selected by the NHRA and its affiliates; and (ix) in

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the case of a Piggy-Back Registration, the fees and expenses of one legal counsel selected by all of the holders of the securities included in the Registration Statement who are participating on a piggy-back basis.

iv.         Underwriting Discounts and Expenses.   In connection with any Demand Registration, Piggy-Back Registration or Registration on Form S-3, the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

v.          Withdrawn Registration Requests.   Notwithstanding the foregoing, the Company shall not have any obligation to pay for any expenses of any registration on behalf of any Holder if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case, all participating Holders shall bear such expenses pro rata, based upon the number of Registrable Securities that were to be registered in the withdrawn registration).

•        Information.   The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. In the event that a Holder does not provide any requested information to the Company at least 48 hours prior to the filing of any Registration Statement, then the Company may remove such declining Holder from the Registration Statement without penalty or being deemed in violation of this Agreement.

•       INDEMNIFICATION AND CONTRIBUTION.

•        Indemnification by the Company.   The Company agrees to indemnify and hold harmless the NHRA, and each of its respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the NHRA (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “NHRA Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the NHRA Indemnified Party for any legal and any other expenses reasonably incurred by such NHRA Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable to the NHRA in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon

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and in conformity with information furnished to the Company, in writing, by the NHRA expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

•        Indemnification by Holders of Registrable Securities.   Each selling Holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling Holder and each other person, if any, who controls another selling Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

•        Conduct of Indemnification Proceedings.   Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and

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expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

•       Contribution.

•        If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

•        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section

•        The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

•       UNDERWRITING AND DISTRIBUTION.

•        Rule 144.   The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

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•       MISCELLANEOUS.

•        Other Registration Rights.   Except with respect to those securities issued or issuable in connection with the Company’s initial public offering in June 2006, or as otherwise disclosed in the Company’s IPO prospectus, the Company represents and warrants that no person, other than a Holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

•        Assignment; No Third Party Beneficiaries.   This Agreement and the rights, duties and obligations of the Company and the NHRA hereunder may not be assigned or delegated by either the Company or the NHRA in whole or in part, except that NHRA may convey Registrable Securities to an affiliate of NHRA and assign its rights hereunder with respect to such Registrable Securities to such affiliate. For purposes hereof, “affiliate” shall have the meaning set forth in Rule 405 promulgated under the Securities Act. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their successors. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

•        Notices.   All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:
HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405
Attn:	Eddy Hartenstein
Bruce Lederman
Fax: (310) 399-7303
with a copy to:
Ellenoff Grossman & Schole LLP
370 Lexington Avenue, 19th Floor
New York, New York 10017
Attn: Douglas S. Ellenoff, Esq.
Fax:

13

To the NHRA:
National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Fax: (626) 914-5481
with a copy to:
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013
Attn: Michael C. Cohen, Esq.
Fax: (213) 892-5454

•       Severability.   This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

•       Counterparts.   This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

•       Entire Agreement.   This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

•       Modifications and Amendments.   No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

•       Titles and Headings.   Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

•       Waivers and Extensions.   Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

•       Remedies Cumulative.   In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the NHRA may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or

14

equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

•       Governing Law.   This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

•       Waiver of Trial by Jury.   Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the NHRA in the negotiation, administration, performance or enforcement hereof.

•       Expenses.   Except as otherwise set forth in Section 3.3, the NHRA and the Company, respectively, shall bear all expenses incurred by such party in performing or complying with their obligations under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

15

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

HD PARTNERS ACQUISITION CORPORATION

By:
Title:
NATIONAL HOT ROD ASSOCIATION

By:
Title:

16

EXHIBIT I

FORM OF ASSUMPTION AGREEMENT

This Assumption Agreement (this “Assumption Agreement”) is entered into as of               , 2007 by and between National Hot Rod Association, a California nonprofit mutual benefit corporation (“Seller”), and HD Partners Acquisition Corporation, a Delaware corporation (“Buyer”).(6)

WHEREAS, Seller and Buyer have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions set forth in that certain Asset Purchase Agreement, dated as of                       , 2007 (the “Asset Purchase Agreement”), by and between Seller and Buyer; and

WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to assume the Assumed Liabilities on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

NOW, THEREFORE, for and in consideration of the sale of the Purchased Assets and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which is hereby acknowledged, and in accordance with the terms and conditions set forth in the Asset Purchase Agreement, Seller and Buyer agree as follows:

2.          Effective as of the date hereof, Buyer hereby assumes and agrees to pay and discharge each of the Assumed Liabilities, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, and Seller shall have no further liability or responsibility therefor, except to the extent expressly set forth in the Asset Purchase Agreement.

3.          In furtherance of the foregoing and upon the terms and subject to the conditions of the Asset Purchase Agreement, from time to time upon written request therefor, the parties hereto agree to do such things and to promptly execute, acknowledge, and deliver any such further assurances, documents and instruments of transfer or assignment, in each case that the other party may reasonably request for the purpose of carrying out the intent of this Assumption Agreement.

4.          This Assumption Agreement is subject in all respects to the terms and conditions set forth in the Asset Purchase Agreement. In the event of a conflict or an inconsistency between this Assumption Agreement and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall prevail.

5.          This Assumption Agreement shall bind and inure to the benefit of the respective parties and their successors and assigns and may not be altered, amended or modified except by written instrument executed by each of the parties hereto.

6.          This Assumption Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

7.          Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

8.          This Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

(6)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

1

IN WITNESS WHEREOF, this Assumption Agreement is being executed as of the date first written above.

HD PARTNERS ACQUISITION CORPORATION

By:
Its:
NATIONAL HOT ROD ASSOCIATION

By:
Its:

2

EXHIBIT J

FORM OF BILL OF SALE

This Bill of Sale (the “Bill of Sale”) is entered into as of                , 2007 by and between National Hot Rod Association,, a California nonprofit mutual benefit corporation (“Seller”), and HD Partners Acquisition Corporation, a Delaware corporation (“Buyer”).(7)

WHEREAS, Seller and Buyer have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions set forth in that certain Asset Purchase Agreement, dated as of                 , 2007 (the “Asset Purchase Agreement”), by and between Seller and Buyer.

NOW, THEREFORE, for and in consideration of the sale of the Purchased Assets and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which is hereby acknowledged, and in accordance with the terms and conditions set forth in the Asset Purchase Agreement, Seller and Buyer agree as follows:

2.          Seller does hereby, effective as of the date hereof, irrevocably sell, transfer, assign, convey and deliver good and marketable title to, and all of its right, title and interest in and to the Purchased Assets to Buyer.

3.          In furtherance of the foregoing and upon the terms and subject to the conditions of the Asset Purchase Agreement, from time to time upon written request therefor, the parties hereto agree to do such things and to promptly execute, acknowledge, and deliver any such further assurances, documents and instruments of transfer or assignment, in each case that the other party may reasonably request in order to transfer, assign, convey and deliver to Buyer all of Seller’s rights, title and interest in and to the Purchased Assets.

4.          This Bill of Sale is subject in all respects to the terms and conditions set forth in the Asset Purchase Agreement. In the event of a conflict or an inconsistency between this Bill of Sale and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall prevail.

5.          This Bill of Sale shall bind and inure to the benefit of the respective parties and their successors and assigns and may not be altered, amended or modified except by written instrument executed by each of the parties hereto.

6.          This Bill of Sale shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

7.          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

8.          This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(7)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

1

IN WITNESS WHEREOF, this Bill of Sale is being executed as of the date first written above.

HD PARTNERS ACQUISITION CORPORATION

By:
Its:
NATIONAL HOT ROD ASSOCIATION

By:
Its:

2

EXHIBIT K

FORM OF ASSIGNMENT AND ASSUMPTION

OF

CONTRACT RIGHTS AND OBLIGATIONS

This Assignment and Assumption of Contract Rights and Obligations (the “Assignment”) is entered into as of            , 2007 by and between National Hot Rod Association, a California nonprofit mutual benefit corporation (“Seller”), and HD Partners Acquisition Corporation, a Delaware corporation (“Buyer”).(8)

WHEREAS, Seller and Buyer have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions set forth in that certain Asset Purchase Agreement, dated as of                    , 2007 (the “Asset Purchase Agreement”), by and between Seller and Buyer; and

WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to assume the Assumed Liabilities on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

NOW, THEREFORE, for and in consideration of the sale of the Purchased Assets and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which is hereby acknowledged, and in accordance with the terms and conditions set forth in the Asset Purchase Agreement, Seller and Buyer agree as follows:

1.          Seller does hereby, effective as of the date hereof, transfer, assign, convey and deliver to Buyer, all of its rights, title and interest in and to (i) the Contracts listed on Schedule I attached hereto and (ii) all other Contract Rights to be assigned to Buyer that constitute Purchased Assets, together with all amendments, waivers, supplements and other modifications of and to such Contracts through the date hereof (the “Assigned Contracts”); provided, however, that nothing contained herein shall be deemed to transfer, assign, convey or deliver any such rights, title or interest in and to any Assigned Contract if the consent of a third party thereto is required for such transfer, assignment, conveyance or delivery and such consent has not previously been obtained; provided, further, that upon receipt of any such consent, all of Seller’s rights, title and interest in and to any Assigned Contract subject to such consent shall automatically be deemed to have been transferred, assigned, conveyed and delivered to Buyer pursuant hereto.

2.          Buyer hereby accepts the foregoing assignment and hereby assumes all of the Assumed Liabilities relating to the Assigned Contracts, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement.

3.          Each of the parties hereto hereby covenants and agrees that, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, such party will promptly do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments, conveyances and deliveries, in each case that the other party may reasonably request in order to transfer, assign, convey and deliver to Buyer all of Seller’s rights, title and interest in and to the Assigned Contracts.

4.          This Assignment is subject in all respects to the terms and conditions of the Asset Purchase Agreement. In the event of a conflict or an inconsistency between this Assignment and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall prevail.

(8)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

1

5.          This Assignment shall bind and inure to the benefit of the respective parties and their successors and assigns and may not be altered, amended or modified except by written instrument executed by each of the parties hereto.

6.          This Assignment shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

7.          Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Asset Purchase Agreement.

8.          This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

2

IN WITNESS WHEREOF, this Assignment and Assumption of Contract Rights and Obligations is being executed as of the date first written above.

HD PARTNERS ACQUISITION CORPORATION

By:
Its:
NATIONAL HOT ROD ASSOCIATION

By:
Its:

3

SCHEDULE I

ASSIGNED CONTRACTS

4

EXHIBIT L

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of the         day of                   , 2007 between

National Hot Rod Association,
as Assignor

and

HD Partners Acquisition Corporation,(9)
as Assignee

RECITALS

A.         By those certain leases, licenses, permits, user agreements, and similar agreements (whether written or oral) set forth on Exhibit A hereto (collectively, the “Leases”) made between each landlord or similar party named therein, as landlord, licensor, or owner (collectively, the “landlord”), and the Assignor named therein, as tenant, licensee, or user (collectively, the “tenant”), each such landlord did demise, or otherwise grant certain rights in and to, the lands and premises described on Exhibit B, including any and all appurtenances thereto (collectively, the “Leased Premises”) unto the Assignor to hold for the terms set forth in each such Lease, subject to the tenant’s covenants and agreements contained therein; and

B.         Pursuant to that certain Asset Purchase Agreement, dated as of                      , 2007 (the “Asset Purchase Agreement”) by and between HD Partners Acquisition Corporation, a Delaware corporation (“Assignee”), and National Hot Rod Association, a California nonprofit mutual benefit corporation (“Assignor”), the Assignor has agreed to sell and assign the Leases to the Assignee.

NOW THEREFORE, in consideration of good and valuable consideration paid by the Assignee to the Assignor, the receipt, adequacy and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          Recitals.   The recitals set forth above are true and correct and are incorporated into and made a part of this Assignment.

2.          Assignment.   The Assignor hereby, effective as of the date hereof, grants and assigns to the Assignee all of Assignor’s right, title and interest in the Leased Premises, together with the unexpired residue of the term of years in the Leases, the Leases and all benefit and advantage to be derived therefrom (including, without limitation, all compensation Assignor is entitled to receive, and rights that Assignor has against any of the tenants, under the Leases), to have and to hold the same unto the Assignee, its successors and assigns, subject to the payment of the rent and the observance and performance of the tenant’s covenants and conditions contained in the Leases. Notwithstanding the foregoing, nothing contained herein shall be deemed to transfer, assign, convey or deliver any such right, title or interest in the Leased Premises and the Leases if (a) the consent of the landlord and/or such other third party under the terms of the Leases thereof is required for such transfer, assignment, conveyance or delivery and such consent has not previously been obtained, and/or (b) the satisfaction of such other requirements necessary to effect the assignment of the Leased Premises and Leases as set forth under the Leases thereto, has not been fulfilled; provided, however, that upon receipt of such consent and/or the satisfaction of such other requirements, all of Assignor’s right, title and interest in the Leased Premises and the Leases subject to such consent and/or such other requirements shall automatically be deemed to have been transferred, assigned, conveyed and delivered to Assignee pursuant hereto.

(9)                       Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

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3.          Assumption.   The Assignee hereby accepts the foregoing assignment and Assignee hereby assumes all of the Assignor’s Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Leases and agrees to observe, perform, discharge and fulfill from the date hereof all of the tenant’s covenants, conditions, obligations and agreements contained in the Leases at the time and in the manner provided therein with the same force and effect as if Assignee were the original landlord thereunder.

4.          Pre-Closing Rent and Operating Expenses.   Any rents, operating expenses, or other compensation received by Assignor or Assignee after the date of this Assignment in accordance with the Leases shall belong to and be paid to Assignor to the extent attributable to periods preceding the date of this Assignment, and shall belong to and be paid to Assignee to the extent attributable to the period from and after the date of this Assignment. Any such rents, operating expenses or other compensation received by Assignor or Assignee shall be paid to the other party no later than [fifteen (15)] days following the receipt thereof.

5.          Rent to be Prorated.   In the case of any Rental Period (as defined below) that includes (but does not end on) the Closing Date, all installments of rent for such Lease for such Rental Period shall be prorated between the Assignor and Assignee (with Assignor and Assignee each being responsible for a pro rata share of such installments of rent based upon the actual number of days in such Rental Period occurring before the Closing Date, in the case of Assignor, and on or after the Closing Date, in the case of Assignee). Assignor shall pay its pro rata share of such installments of rent, with respect to any Lease (for which payment has not previously been made by Assignor to landlord), to Assignee on or before the first rent payment date following the Closing Date for such Lease. “Rental Period” means, with respect to any Lease, the period commencing on and including the rent payment date immediately preceding the Closing Date and ending on but excluding the next succeeding rent payment date.

6.          No Partnership.   None of the terms and conditions of this Assignment shall create a partnership between or among the parties to this Assignment and their respective businesses or otherwise, nor shall it cause them to be considered joint venturers or members of any joint enterprise. This Assignment is not intended, nor shall it be construed, to create any third-party beneficiary rights in any person who is not a party to this Assignment.

7.          Severability.   If any term of this Assignment or the application of such term to a person or circumstance shall to any extent be declared invalid of unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected by it, and each term of this Assignment shall remain valid and enforceable to the fullest extent permitted by law.

8.          Further Assurances.   In furtherance of the foregoing and upon the terms and subject to the conditions of the Asset Purchase Agreement, from time to time after the date hereof upon written request therefor, the Assignor and the Assignee agree to do such things and to promptly execute, acknowledge, and deliver any such further assurances, documents and instruments of transfer or assignment, in each case that the other party may reasonably request for the purpose of carrying out the intent of this Assignment.

9.          Purchase Agreement Controls.   This Assignment is subject in all respects to the terms and conditions set forth in the Asset Purchase Agreement. In the event of a conflict or an inconsistency between this Assignment and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall prevail.

10.        Successors; Amendments.   This Assignment is binding upon the parties hereto, their respective successors and assigns and may not be altered, amended or modified, except by written instrument executed by each of the parties hereto.

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11.        Governing Law.   This Assignment shall be governed by and interpreted in accordance with the laws of the State of California (without giving effect to its choice of law principles).

12.        Attorney Fees.   If a dispute arises concerning the performance of the obligations under this Assignment or the meaning or interpretation of any provision of this Assignment, the party not prevailing in the dispute shall pay any and all costs and expenses incurred by the other party in establishing its rights under this Assignment, including, without limitation, court costs and reasonable attorneys’ fees.

13.        Executed Fax.   Any party may deliver an executed copy of this Assignment by fax, but that party shall as soon as possible thereafter deliver to the other party an originally executed copy, in duplicate.

14.        Counterparts.   This Assignment may be executed by the parties in counterpart. When each party has executed a counterpart, each counterpart shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.

ASSIGNOR:
NATIONAL HOT ROD ASSOCIATION
By:
Name:
Title:
ASSIGNEE:
HD PARTNERS ACQUISITION CORPORATION
By:
Name:
Title:

4

EXHIBIT A
TO ASSIGNMENT OF LEASES

(Leases)

5

EXHIBIT B
TO ASSIGNMENT OF LEASES

(Leased Premises)

6

EXHIBIT M

FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY ASSETS

This ASSIGNMENT OF INTELLECTUAL PROPERTY ASSETS (this “Assignment”), dated as of                     , 2007, is made by and between National Hot Rod Association, a California nonprofit mutual benefit corporation (hereinafter referred to as “Assignor”), and HD Partners Acquisition Corporation, a Delaware corporation (hereinafter referred to as “Assignee”).(10)

WHEREAS, Assignor has adopted, has used, or is using, and is the owner of the trademark applications and registrations listed in Schedule A, attached hereto and incorporated herein by this reference, and all other rights appurtenant thereto, including, but not limited to, all common law rights, trade name rights, causes of action, and the right to recover for past infringement (hereinafter collectively referred to as the “Trademarks”);

WHEREAS, Assignor is the owner of the domain names listed in Schedule B, attached hereto and incorporated herein by this reference, and all other rights appurtenant thereto (hereinafter collectively referred to as the “Domain Names”, and together with the Trademarks, the “Assigned IP Assets”);

WHEREAS, Assignor and Assignee have concurrently herewith consummated the purchase by Assignee of the Purchased Assets pursuant to the terms and conditions set forth in that certain Asset Purchase Agreement, dated as of                      , 2007 (the “Asset Purchase Agreement”), by and between Assignor and Assignee;

WHEREAS, pursuant to the Asset Purchase Agreement, Assignee has agreed to acquire from Assignor the entire right, title and interest in and to the Assigned IP Assets together with the goodwill of the business symbolized by the Assigned IP Assets on the terms and subject to the conditions set forth in the Asset Purchase Agreement;

WHEREAS, Assignor has acquired goodwill associated with and symbolized by said Assigned IP Assets and has not abandoned such goodwill;

WHEREAS, Assignee is desirous of acquiring all rights, title, and interest in and to the Assigned IP Assets, and

WHEREAS, Assignor is willing to assign to Assignee all rights, title and interest as Assignor may possess in and to the Assigned IP Assets.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Assignor hereby assigns unto Assignee all right, title and interest as Assignor may possess in and to the Trademarks as set forth on Schedule A, together with the goodwill symbolized by said Trademarks.

2.          Assignor hereby assigns unto Assignee all right, title and interest as assignor may possess in and to the Domain Names as set forth on Schedule B, together with the goodwill symbolized by said Domain Names.

(10)                Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that all rights under the Asset Purchase Agreement are assigned prior to Closing.

1

3.          In furtherance of the foregoing, each of the parties hereto hereby covenants and agrees that, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, such party will promptly do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, transfers, assignments, conveyances and deliveries, in each case that the other party may reasonably request in order to transfer, assign, convey and deliver to Buyer all of Seller’s rights, title and interest in and to the Assigned IP Assets.

3.          This Assignment is subject in all respects to the terms and conditions of the Asset Purchase Agreement. In the event of a conflict or an inconsistency between this Assignment and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall prevail.

4.          This Assignment shall bind and inure to the benefit of the respective parties and their successors and assigns and may not be altered, amended or modified except by written instrument executed by each of the parties hereto.

5.          This Assignment shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

6.          Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Asset Purchase Agreement.

7.          This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have executed this Assignment of Intellectual Property Assets by its respective duly authorized officer in their respective corporate names, effective as of the date first written above.

HD PARTNERS ACQUISITION CORPORATION

By:
Its:
NATIONAL HOT ROD ASSOCIATION

By:
Its:

3

SCHEDULE A

TRADEMARKS

4

SCHEDULE B

DOMAIN NAMES

5

EXHIBIT N

Form of NHRA Member Track Agreement

National Hot Rod Association, a California corporation (“NHRA”) and HD Partners Acquisition Corporation, a Delaware corporation, (“Member Track”), enter into this Member Track Agreement (“Agreement”) in light of the following facts:

A.                             NHRA helps to promote the sport of drag racing, strives to improve the safety of drag racing for participants, spectators and officials and strives to maintain a fair competition structure for its contestants;

B.                            NHRA works to meet its objectives through the promulgation of a Rulebook containing the rules of drag racing and through the development of information for those engaged in all aspects of drag racing;

C.                            NHRA wishes to enhance the safety of drag racing events for participants and spectators, many of whom are members of NHRA, through the broadest possible application of its rules and various programs;

D.                           NHRA cannot be present to control most drag racing which occurs throughout the United States and in foreign countries, and must rely upon its member tracks to assume responsibility for the provision of suitable places and qualified people to conduct drag races, consistent with the objectives and rules of NHRA; and

E.                            Member Track owns and/or exclusively operates a drag racing facility known as         located at         , and is an expert in the operation of the facility and the conduct of drag racing events and racing operations.

Now therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                              Term.   The term of this Agreement shall commence on                                   and shall end on the earlier of (a) the date on which [Track Name] is sold to a third party not Affiliated with the Member Track or (b) the later of (i) the effective date of termination of the Sanctioning Agreement dated                               between NHRA and Member Track (“Sanctioning Agreement”) or (ii) the date on which the NHRA ceases to be the preeminent drag racing sanctioning body within the meaning of Section 5(a) of the Sanctioning Agreement.

2.                              Member Track Benefits.   Member Track shall receive the following benefits:

2.1.       Status as NHRA Member Track.   During the term of this Agreement,       shall be known as an NHRA Member Track.

2.2.       NHRA Name and Logo Usage.   Member Track is granted a limited, non-exclusive license to use and display the NHRA Member Track oval-band logo for advertising and promotional purposes, subject to approval by NHRA.  The NHRA Member Track oval-band logo may not be used in any way that suggests to the public that NHRA personnel will be on site supervising or conducting the races. Member Track is responsible for using appropriate means of communicating to participants and the public that NHRA personnel will not be on site supervising or conducting member track events.

2.3.       National DRAGSTER.

2.3.1.   NHRA shall list           as an NHRA Member Track in each issue of National DRAGSTER.

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2.3.2.   Member Track events may be listed in the National DRAGSTER  “Racing Calendar” provided that Member Track provides such event information to National DRAGSTER in the form prescribed and in a timely fashion and that there is sufficient space in the publication for such listing.

2.3.3.   Member Track shall be eligible to place advertisements in National DRAGSTER, space allowing, and shall receive the best available discount rate.

2.3.4.   Member Track will annually receive one NHRA membership (which includes a subscription to National DRAGSTER) for an individual designated by Member Track. In addition, Member Track will receive up to four complimentary NHRA memberships (which include subscriptions to National DRAGSTER) for its SFI-certified tech inspectors.

2.4.       Rulebook.

2.4.1.   Member Track will annually receive ten (10) copies of the NHRA Rulebook.

2.4.2.   Member Track is authorized to and agrees to utilize and comply with the rules of drag racing outlined within the Rulebook and any additions or revisions thereto.

2.5.       Member Track Operator Conferences.   Member Track shall be eligible to send representatives to various Member Track Operator Conferences which may be held from time to time during the Term.

2.6.       Insurance.   Member Track may participate in various insurance programs developed by NHRA.

2.7.       NHRA Race Operations, Marketing and Technical Support.

2.7.1.   Member Track may call upon the NHRA Division Director in its area for advice and assistance.

2.7.2.   Member Track may call upon NHRA Technical Department personnel for advice and assistance.

2.7.3.   Member Track may call upon the NHRA Field Marketing Department for demographic and statistical information as may be available from time to time.

2.7.4.   Member Track may send as many technical personnel as necessary to any NHRA Division Tech Seminars, SFI certification and training seminars and emergency response training seminars, and each tech personnel attending will receive an NHRA Rulebook.

2.8.       NHRA National Event Credentials.

2.8.1.   Member Track shall be entitled to up to ten (10) complimentary tickets per year for track personnel to attend any NHRA National Event.

2.8.2.   Member Track Manager will be issued an annual NHRA “hard card” photo ID credential good for admission to all NHRA National Events as pre-approved by the Division Director.

2.9.       Divisional Event Participation.

2.9.1.   Member Track shall be entitled to participate in the divisional E.T. Finals program under the terms and conditions set forth by the NHRA Division Director after consultation with participating member tracks.

2.9.2.   Member Track shall be entitled to consideration when event locations are chosen for various NHRA divisional events.

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3.                              Member Track Responsibilities. In return for the services and benefits provided to Member Track by NHRA, Member Track agrees to the following:

3.1.       Compliance with NHRA Rulebook.   Member Track agrees to conduct all drag racing events at Member Track in compliance with the NHRA Rulebook and all NHRA Rules as may be promulgated from time to time. Member Track shall only allow to race the specific types of vehicles listed and approved in the NHRA Rulebook unless otherwise agreed to in writing by NHRA. For purposes of this Agreement, “drag racing” shall mean all events where one or more motorized vehicles engage in straight-track acceleration runs, regardless of whether the vehicles are competing against one another or whether prizes are awarded for performance. Member Track agrees, and it is a condition of this Agreement, that as long as this Agreement and/or any renewal or extension thereof is in force and effect, that Member Track will not permit any drag races, as defined herein, to be conducted at Member Track unless said drag races are in compliance with all of the terms and conditions of the NHRA Rulebook (or NHRA accepted alternative sanctioning organization rules) and this Agreement.

3.2.       Compliance with this Agreement.   The parties acknowledge and agree that NHRA has made substantial contributions to the sport of drag racing; that NHRA has expended substantial time, effort, and expense in sustaining and promoting the sport of drag racing and supporting Member Track; that NHRA may suffer potential liability for occurrences at the Member Track, regardless of NHRA’s involvement in any such occurrence, as a result of the identification of NHRA with Member Track; that NHRA and Member Track need to reduce the incidence of accidents, increase safety and create uniformity of procedure by ensuring that all drag racing events are conducted under the rules and procedures set forth in the then-current NHRA Rulebook; and that irreparable harm would be done to NHRA if Member Track were to schedule drag racing events at Member Track other than under the rules and procedures set forth in the then-current NHRA Rulebook. Therefore, Member track agrees that as long as this Agreement is in effect, Member Track will not permit any drag races to be conducted at Member Track unless such races are conducted pursuant to and in accordance with the provisions of the then current NHRA Rulebook and this Agreement.

3.3.       Compliance with NHRA Insurance Requirements.   All drag racing activities shall be fully insured consistent with the NHRA insurance specifications as may be promulgated from time to time. Such insurance shall include but not be limited to participant accident medical coverage and spectator and participant liability coverage. Member Track shall maintain Workers’ Compensation Insurance coverage as required by law, and shall further comply with all other Federal, State and local laws, ordinances, and regulations. Additionally, any non-drag racing activities conducted incident to a drag racing event shall be fully insured consistent with the NHRA insurance specifications as may be promulgated from time to time. Evidence of all such insurance shall be provided to NHRA in advance of an event in accordance with procedures to be prescribed by NHRA.

3.4.       Compliance with Underwriting Guidelines.   In order to assure consistent administration of the risk management and insurance program and to provide for the highest practicable level of safety, Member Track represent and warrants that it will comply with the drag racing underwriting guidelines as promulgated by NHRA’s underwriter/risk manager. Member Track shall further meet all requirements established by the insurance company that provides insurance coverage for the Member Track facility. Member Track agrees to promptly notify its insurance company and NHRA of all incidents or accidents resulting in injury or loss. Member Track expressly authorizes its insurance carrier to release all claims information and claims loss data including “privileged” information as may be requested by NHRA.

3.5.       Waiver and Release.   All racers, all crewmembers, all member track employees, all rescue and EMS personnel, and anyone granted access to any restricted area at the member track must execute a Waiver and Release of liability in the form supplied by NHRA’s insurer. Member Track shall retain all executed Waiver and Release forms for a minimum of four years after they were signed.

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3.6.       SFI Certified Tech Inspector.   Member Track agrees that an SFI Certified Tech Inspector shall be retained, at its expense, to enforce NHRA’s technical rules at each event. Track shall submit for approval to the Division Director an example of each tech card used by Member Track before the beginning of each season during the Term.

3.7.       Facility and Legal Compliance.   Member Track is solely responsible for the maintenance of its drag racing facility and the conduct of racing events at Member Track, and compliance with all laws and regulations affecting the facility and racing at the facility.

3.8.       Limited Extent of NHRA Participation.   It is understood and agreed that NHRA does not have the resources or personnel available to be present at the most of the drag races conducted at member tracks and that it is therefore the responsibility of member track to ensure compliance with all of the terms and conditions of this Agreement. Further, Member Track agrees to not represent or allow to be represented that NHRA is involved in any fashion in the conduct or control of drag racing events at member tracks except those in which NHRA is actually involved as a result of the presence and control of NHRA personnel at the event and the express written agreement of NHRA. NHRA, or its designated agent, shall have the right, but not the obligation, to conduct periodic inspections of Member Track and the conduct of Member Track events.

3.9.       NHRA Gold Cards.   Member Track agrees to honor NHRA Gold Cards under the terms and conditions set forth by the NHRA Division Director after consultation with Member Track.

3.10.    Fees.   Member Track agrees to pay NHRA an annual membership fee during each year of the Term (the “Fee”). The Fee shall be based on the number of scheduled days of drag racing as published by Member Track in its annual schedule and/or to which the public is invited, less any race day sanctioned by NHRA as a special Divisional or National Event day. Member Track shall provide NHRA with a copy of its annual track schedule for each year of the Agreement not later than February 1 of each year. Member Track shall make all payments within ten days of the end of the month during the Term in which Member Track conducts any drag races, on the fee schedule as listed below. Member Track shall be offered a 20% discount if all current year Fee is paid in full by April 15th of that year. Member Track acknowledges that all race days will be included when the Fee is calculated and that no allowance will be made for race days cancelled or postponed unless NHRA is notified of any such cancellation or postponement in advance of the scheduled event day. Member Track also acknowledges that the actual number of race days and Member Track fees are subject to audit at any time by NHRA. [Fee Schedule is on the following page.]

Yearly Fee Schedule based on a declining daily rate:

First 20 event days................Minimum annual fee................$1000

Additional event days:

21st through 30th event days at $45 per day................$450

31st through 40th event days at $40 per day................$400

41st through 50th event days at $35 per day................$350

51st through 60th event days at $30 per day................$300

61 days and beyond are at no additional charge

Maximum annual fee….............$2500

4.                              Breach.   NHRA may, in its discretion, terminate this Agreement immediately for actual or threatened safety violations or breach of NHRA Member Track Responsibilities (listed

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under 3.1 to 3.10) or for any other breach of rules governing member tracks that NHRA believes threaten to have an adverse impact upon the safety of racing participants, spectators and/or officials; maintaining a fair competition structure for its contestants; or otherwise adversely impact the sport of drag racing. Otherwise, this Agreement shall not be terminated before the end of its stated term except “for cause” as defined below. If either party believes that cause exists to terminate this Agreement, the party alleging the breach shall give the allegedly breaching party written notice of any such breach, and termination of this Agreement will not result if, within one hundred eight (180) days after receipt of such notice, the party receiving such notice has corrected the default or breach or has taken reasonable action likely to effect such correction within a reasonable time. “For cause” means (a) the material and substantial breach by the other party of one or more of its obligations under this Agreement, (b) the other party’s making a general assignment for the benefit of its creditors, the appointment of a receiver for all or a substantial part of the other party’s business or properties, the institution of an insolvency, bankruptcy or similar proceeding by or against the other party which is not dismissed in 120 days, or the other party’s cessation of business operations.

5.                              Other Terms.

5.1.       No Assignment or Transfer.   Neither this Agreement nor any interest in this Agreement may be assigned by Member Track. Further, Member Track shall not sell, transfer, convey, encumber, hypothecate or in any other fashion obligate any or all of its rights and obligations under this Agreement to any other person or entity. Any assignment or transfer in violation of this provision shall be null and void.

5.2.

5.3.       Relationship of the Parties.   Nothing in this Agreement shall be construed or interpreted to create or form a partnership, joint venture or principal-agent relationship between the parties hereto, it being understood and agreed that each party hereto is fully responsible for its separate individual debts, liabilities and obligations and that the relationship of the parties shall be that of independent contractors. Neither party shall have the right, power or authority to obligate or bind the other in any manner whatsoever, except as otherwise agreed to in a writing signed by the party to be charged. of or against either party.

5.4.       Confidentiality.   Member Track expressly undertakes and agrees to retain in confidence the terms and conditions of this Agreement. Member Track shall allow access to this Agreement within Member Track on a need-to-know basis only, and shall guarantee and ensure that its employees, officers, directors and shareholders with knowledge of the terms of this Agreement comply with the confidentiality provisions of this Section. In addition, Member Track acknowledges that NHRA may provide information to Member Track relating to sponsorship, marketing plans, scheduling, and other aspects of NHRA’s business, which information is confidential and proprietary. Member Track agrees to keep all such information confidential and not to disclose such information with third parties. Member Track’s obligations under this Section shall survive any termination of this Agreement and shall extend for three (3) years thereafter.

5.5.       Force Majeure.   Neither party shall be liable to the other for inability to fulfill its obligations hereunder resulting from strikes, acts of God, limitations or restrictions imposed by governmental agencies, or any other cause beyond the control of the parties (“Force Majeure Event”), except that notwithstanding the foregoing, Member Track agrees, pursuant to Section 3 herein, to conduct all drag racing events at Member Track in compliance with the NHRA Rulebook and all NHRA Rules as may be promulgated from time to time and that neither this Section 5.5 (Force Majeure) nor any Force Majeure Event relieves Member Track of its responsibility and duty to so comply.

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5.6.       Severability.   Invalidation of any provision of this Agreement by judgment or court order shall not affect the validity of any of the other provisions, which shall remain in full force and effect.

5.7.       Notices.   The party and the place to which notices are to be sent is designated below and may be changed from time to time by either party by written notice given to the other party. Notices given hereunder shall be effective upon date sent. Any notice provided for herein shall be given by United Parcel Service (UPS) or United States Postal Service Express Mail for delivery on the next business day or sooner, charges prepaid, with proof of delivery, addressed as follows:

if to Member Track:
if to NHRA:
Division Director
with a copy to:
National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attention: Member Tracks

5.8.       Waiver.   No waiver shall be deemed to have been made by either party unless such waiver is expressly made in writing and signed by the waiving party. The allowance by either party of any default or beach of this Agreement shall not constitute a waiver of any other subsequent default or breach.

5.9.       Modification.   This Agreement will not be amended or modified in any respect unless in a writing signed by a duly authorized officer or agent of each party.

5.10     Entire Agreement.   Except as set forth in Section 6, this Agreement embodies the complete agreement and understanding between NHRA and Member Track with respect to the subject matter of this Agreement, and supersedes and preempts any and all prior understandings, agreements or representations by or between NHRA and Member Track, whether written or oral, that may have related to the subject matter of this Agreement.

5.11     Duplicate Originals.   This Agreement may be executed in any number of counterparts, and by signature transmitted by fax, each of which shall be an original and all of which shall constitute together one and the same document.

6.                              Special Provisions.   Notwithstanding anything contained in this Agreement to the contrary, NHRA and Member Track hereby agree as follows:

6.1        Key Definitions Agreement.   Reference is hereby made to that certain Key Definitions Agreement dated May    , 2007 between the NHRA and Member Track (“Key Definitions Agreement”). Unless otherwise defined in this Section 6 or in the other provisions of this Agreement, all capitalized terms used in this Agreement shall have the meanings set forth in the Asset Purchase Agreement or the Key Definitions Agreement, as applicable.

6.2        Asset Purchase Agreement and Ongoing Business Agreements Govern.   In the event there is any conflict or inconsistency between the terms and conditions of this Agreement (including, without limitation, the provisions of Section 4 and/or Section 5), and the terms and conditions of the Asset Purchase Agreement and/or the Ongoing Business Agreements, then the terms and conditions of the Asset Purchase Agreement and/or the Ongoing Business Agreements shall govern and control.

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6.3        MFN.   In the event any other owner or operator of a drag racing facility which hosts one or more National Events (“Other Member Track”) has entered into a member track agreement with the NHRA prior to the date of this Agreement, or enters into a member track agreement with the NHRA after the date of this Agreement, or amends or modifies a member track agreement with the NHRA (“Other Member Track Agreement”), and one or more of the terms and conditions of such Other Member Track Agreement are more favorable to the Other Member Track than one or more of the terms and conditions of this Agreement (referred to herein as “MF Terms”), then, at the election of the Member Track, the NHRA and the Member Track shall enter into an appropriate amendment or modification of this Agreement so as to incorporate such MF Terms as part of this Agreement effective as of the date such MF Terms were granted to such Other Member Track. The NHRA shall give Member Track prompt written notice of any such MF Terms.

6.4        Dispute Resolution.

6.4.1.   Arbitration.   It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation), arising out of, in connection with, or in relation to this Agreement or questions of arbitrability under this Agreement (except for the relief referred to in Section 6.4.2 hereof), shall be resolved by Standard Arbitration, or by Expedited Arbitration to the extent reasonably requested by either party either before or within three (3) Business Days after a party has requested Standard Arbitration. By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

6.4.2.   Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 6.4.1 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NATIONAL HOT ROD ASSOCIATION	HD PARTNERS ACQUISITION CORP.
By:	By:
Print Name:
Division Director	Title:
Date:	Date:

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EXHIBIT O

FORM OF RESPONSIBILITY AGREEMENT

This Responsibility Agreement (this “Agreement”) is made effective as of                  (“Effective Date”) by and between the National Hot Rod Association, a California nonprofit mutual benefit corporation with its principal place of business at 2035 Financial Way, Glendora, California 91741-4602 (“Association”), and HD Partners Acquisition Corporation, a Delaware corporation with its principal place of business at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, California 90405 (“HDP”).(11)

RECITALS

A.         HDP and the Association have entered into that certain Asset Purchase Agreement, dated as of [              ], 2007 (the “Asset Purchase Agreement”), pursuant to which HDP has agreed to purchase and assume from the Association certain assets and liabilities related to the Purchased Business on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

B.         Concurrent with their entrance into the Asset Purchase Agreement, the Association and HDP have executed that certain Key Definitions Agreement (the “Key Definitions Agreement”) pursuant to which the Association and HDP agreed upon various definitions for the Ongoing Business Agreements. This Agreement constitutes one of the Ongoing Business Agreements. Initially capitalized words that are used, but not defined, in the body of this Agreement shall have the meanings ascribed to them in the Key Definitions Agreement.

C.         It is a condition to each party’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement that HDP and the Association enter into this Agreement.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

79.        Museum License.

HDP has been advised by the Association that the Association has granted to the Museum a worldwide, perpetual right and license to use, reproduce, adapt and display the Mark “NHRA” and other Licensor Owned Marks (i) in the Museum’s name, (ii) in the name of, and in connection with conducting, the “Hot Rod Reunions”; (iii) in connection with the creation, design and development of Products and Merchandise sold at the Museum and Hot Rod Reunions, subject to the Association’s approval, which approval may be given or withheld in the Association’s sole discretion; (iv) for other uses, activities and functions substantially similar to the activities and functions conducted by the Museum in the past, which activities and functions do not exceed the scope of activities and functions which the Association is permitted to undertake under the Ongoing Business Agreements, and (v) for other future uses, activities and functions that are approved by the Association, which approval may be given or withheld in the Association’s sole discretion (“Museum License”).

The Association has also advised HDP of the Association’s and the Museum’s intention that the Museum License will continue in full force and effect after the Effective Date.

(11)                Note:   The party to this Agreement may be a wholly-owned subsidiary of HDP in the event that certain rights under the Asset Purchase Agreement are assigned prior to Closing.

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80.        Covenants of the Association.   The Association hereby agrees that:

With respect to the consent referenced in Section 1(a)(iii) above, the Association will not give the Museum its approval unless the Association has received the prior written consent of HDP;

With respect to the future uses, activities or functions referred to in Section 1(a)(v) above, the Association will not authorize or permit the Museum to engage in or conduct any such use, activity or function using, reproducing, adapting or displaying the Mark “NHRA” or other Licensor Owned Marks that the Association would not itself be permitted to engage in or conduct under the Ongoing Business Agreements;

With respect to any rights or licenses not covered by the grant referred to in Section 1 above, the Association will not grant the Museum any other right or license, or authorize or permit the Museum, to engage in or conduct any activity or function using, reproducing, adapting or displaying the Mark “NHRA” or other Licensor Owned Marks that the Association would not itself be permitted to engage in or conduct under the Ongoing Business Agreements;

The Association will not authorize or permit any Affiliate of the Association to engage in or conduct any activity or function that the Association would not itself be permitted to engage in or conduct under the Ongoing Business Agreements;

If the Museum uses any of the Licensor Owned Marks in a manner in which the Association or the Museum would not be permitted to use such Licensor Owned Marks under the Ongoing Business Agreements or engages in any activity or function that the Association or Museum would not be permitted to engage in or Conduct under the Ongoing Business Agreements, then such conduct on the part of the Museum (regardless of whether or not such conduct is authorized under the Museum License) shall constitute a failure to perform, breach or event of default under the applicable Ongoing Business Agreement(s) to the same extent as if the Association itself had used such Licensor Owned Marks or engaged in any such activity or function;

If any Affiliate of the Association engages in any activity or function that the Association would not be permitted to engage in or Conduct under the Ongoing Business Agreements, then such conduct on the part of such Affiliate shall constitute a failure to perform, breach or event of default under the applicable Ongoing Business Agreement(s) to the same extent as if the Association itself had engaged in any such activity or function;

The Association shall use reasonable best efforts to prevent any Affiliate of the Association from engaging in or conducting any activity or function that the Association would not itself be permitted to engage in or Conduct under the Ongoing Business Agreements; and

The Association shall use commercially reasonable efforts to prevent the Museum from (i) using the Licensor Owned Marks in a manner in which the Association or the Museum would not be permitted to use such Licensor Owned Marks under the Ongoing Business Agreements and (ii) engaging in or conducting any activity or function that the Association or the Museum would not be permitted to engage in or Conduct under the Ongoing Business Agreements; provided, however, that with respect to the foregoing obligation of the Association to exercise commercially reasonable efforts, it is understood and agreed that: (A) the Museum is not an Affiliate or Subsidiary of the Association; (B) there is no obligation on the part of the Association to investigate or monitor the Museum’s activities or conduct; and (C) there is no obligation on the part of the Association to file any lawsuit against the Museum (unless it is otherwise required to do so under the Brand License Agreement).

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81.        Covenants of HDP.   HDP hereby agrees that:

HDP will not grant any Affiliate of HDP any right or license to use any Licensee Owned Marks in any manner that HDP would not itself be permitted to use such Licensee Owned Marks under the Ongoing Business Agreements;

HDP will not authorize or permit any Affiliate of HDP to engage in or Conduct any activity or function that HDP would not itself be permitted to engage in or conduct under the Ongoing Business Agreements;

If any Affiliate of HDP engages in any activity or function that HDP would not be permitted to engage in or Conduct under the Ongoing Business Agreements, then such conduct on the part of such Affiliate shall constitute a failure to perform, breach or event of default under the applicable Ongoing Business Agreement(s) to the same extent as if HDP itself had engaged in any such activity or function; and

HDP shall use reasonable best efforts to prevent any Affiliate of HDP from engaging in or conducting any activity or function that HDP would not be permitted to engage in or Conduct under the Ongoing Business Agreements

82.        Indemnification.

From and after the Effective Date, the Association shall indemnify, defend and hold harmless the HDP Indemnified Parties from and against any and all Damages incurred in connection with, arising out of, or resulting from (i) the use by the Museum or any Affiliate of the Association of any Licensor Owned Mark in any manner that the Association would not be permitted to use such Licensor Owned Mark under the Ongoing Business Agreements; (ii) the Museum or any Affiliate of the Association engaging in any activity or function that the Association would not be permitted to engage in or Conduct under the Ongoing Business Agreements; and/or (iii) any breach by the Association of its covenants and obligations under this Agreement.

From and after the Effective Date, HDP shall indemnify, defend and hold harmless the Association Indemnified Parties from and against any and all Damages incurred in connection with, arising out of, or resulting from (i) the use by any Affiliate of HDP of any Licensee Owned Mark in any manner that HDP would not be permitted to use such Licensee Owned Mark under the Ongoing Business Agreements; (ii) any Affiliate of HDP engaging in any activity or function that HDP would not be permitted to engage in or Conduct under the Ongoing Business Agreements; and/or (iii) any breach by HDP of its covenants and obligations under this Agreement.

In the event that (i) any claim for Damages is to be made by a party entitled to indemnification hereunder or (ii) any lawsuit or enforcement action is filed by any third party against any party entitled to the indemnification hereunder with respect thereto, the party claiming such indemnification shall give written notice to the indemnifying party in accordance with Section 7 hereof as soon as practicable after the indemnified party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought hereunder or of the filing of such lawsuit or enforcement action (as the case may be).

83.        Assignment; Burden and Benefit.   Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned or delegated by either party, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to the Association, HDP may assign its rights and delegate its duties hereunder to any Subsidiary or Affiliate of HDP or any successor to all or substantially all of the assets of HDP (whether by purchase of assets, merger or otherwise) that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment or delegation to any Subsidiary or

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Affiliate of HDP shall release HDP from any of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns as set forth above. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns as set forth above, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any obligations, rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

84.        Expenses.   Except as otherwise expressly provided herein, all Taxes, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

85.        Notices.   All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next business day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Association, addressed to:
National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn: Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone: (626) 250-2237
Fax: (626) 914-5481
with a copy to:
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013
Attn: Michael C. Cohen, Esq.
Telephone: (213) 892-5404
Fax: (213) 892-5454
If to HDP, addressed to:
HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405
Attn:	Eddy Hartenstein
Bruce Lederman
Telephone: (310) 209-8308
Fax: (310) 399-7303
with a copy (which itself shall not constitute notice) to:
Latham & Watkins LLP
633 W. Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attn: Richard L. Wirthlin, Esq.
Telephone: (213) 485-1234
Fax: (213) 891-8763

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or to such other individual or place and with such other copies as either party may designate as to itself by written notice to the others.

86.        Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

87.        Entire Agreement.   This Agreement, including the Appendices hereto, the Key Definitions Agreement and the other Ongoing Business Agreements, constitute the entire agreement and understanding between HDP and the Association with respect to the matters set forth herein and therein, and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any Affiliate or Representative of any party hereto with respect to the matters set forth herein; provided that no default by any party in the performance of its obligations hereunder or under any other Ongoing Business Agreement shall, in and of itself, constitute a default under any other Ongoing Business Agreement or this Agreement, respectively. In the event of any conflict between the terms of this Agreement and the terms of any Ongoing Business Agreement regarding the matters set forth herein, the more specific terms of this Agreement shall control.

88.        Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

89.        Arbitration.

It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation), arising out of, in connection with, or in relation to this Agreement or questions of arbitrability under this Agreement (except for the relief referred to in Section 12 hereof), shall be resolved by Standard Arbitration or, by Expedited Arbitration to the extent reasonably requested by either party, either before or within three (3) Business Days after a party has requested Standard Arbitration.

By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

90.        Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 11 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

91.        Limitation of Liability.   Notwithstanding anything to the contrary set forth in this Agreement, in no event shall any party hereto be liable for any punitive damages arising from a claim brought by another party hereto occasioned by any failure to perform or the breach of any representation, warranty, covenant, or other obligation under this Agreement.

92.        Waiver.   Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any

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single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

93.        Cumulative Remedies.   All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

94.        Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

95.        Severability.   If any term or other provision of this Agreement is invalid, unlawful, void or unenforceable, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any determination that any term or other provision is invalid, unlawful, void or unenforceable, and whether or not all other terms or other provisions of this Agreement remain in full force and effect pursuant to the preceding sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

96.        Titles.   The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

97.        Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

98.        Construction of Agreement.   Each of the parties hereto have participated in the drafting and preparation of this Agreement, which shall be construed fairly in accordance with its terms, and not in favor of or against any particular party because such party drafted it.

99.        Independent Contractor Relationship.   Nothing contained in this Agreement shall be construed as creating a partnership, agency or joint venture relationship between HDP and the Association, and, except as otherwise expressly provided herein, neither party shall become bound by any representation, act or omission by the other party.

[Signature Page Follows]

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[Signature Page for Responsibility Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Responsibility Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

HD PARTNERS ACQUISITION CORPORATION
By:
Name:
Title:
NATIONAL HOT ROD ASSOCIATION
By:
Name:
Title:

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Annex B

KEY DEFINITIONS AGREEMENT

This KEY DEFINITIONS AGREEMENT (this “Agreement”), dated as of May 30, 2007, is entered into by and between HD Partners Acquisition Corporation, a Delaware corporation (“HDP”), and the National Hot Rod Association, a California nonprofit mutual benefit corporation (the “Association”).

RECITALS

A.         HDP and the Association have concurrently herewith entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which HDP has agreed to purchase and assume from the Association certain assets and liabilities related to the Purchased Business (as defined in Annex A hereto) on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

B.         On the Closing Date (as defined in Annex A hereto) and subject to the terms and conditions set forth in the Asset Purchase Agreement, it is contemplated that HDP and the Association shall enter into the Ongoing Business Agreements (as defined in Annex A hereto), which agreements shall govern the operation of the Purchased Business and the Retained Business (as each are defined in Annex A hereto) by HDP and the Association, respectively, from and after the Closing Date.

C.         It is the intention of HDP and the Association and the purpose of this Agreement that certain definitions should apply consistently throughout, and be uniformly defined with respect to, the Asset Purchase Agreement and/or the Ongoing Business Agreements.

D.         Capitalized terms used in this Agreement and not otherwise defined shall have the meaning ascribed to them in Annex A hereto.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.          Key Definitions.   The capitalized terms used in the Asset Purchase Agreement and/or the Ongoing Business Agreements and not otherwise defined therein shall have the meanings ascribed to them in Annex A. In the event of any conflict between the definitions used in this Agreement, and the other provisions hereof, and those used in the Asset Purchase Agreement and/or any Ongoing Business Agreement, then the business terms, definitions and/or provisions of such other agreement(s) shall prevail.

2.          Assignment; Burden and Benefit.   (a) Neither this Agreement nor any of the parties’ rights or obligations hereunder may be assigned or delegated by either party, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that, without such consent but with prior notice to the Association, HDP may assign its rights and delegate its duties hereunder to any Subsidiary or Affiliate of HDP or any successor to all or substantially all of the assets of HDP (whether by purchase of assets, merger or otherwise) that executes a joinder to and agrees to be bound by this Agreement; provided, further, that no such assignment or delegation to any Subsidiary or Affiliate of HDP shall release HDP from any of its obligations hereunder.

(b)        This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns as set forth above. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns as set forth above, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any obligations, rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision hereof.

3.          Notices.   All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Association, addressed to:

National Hot Rod Association
2035 Financial Way
Glendora, California 91741-4602
Attn:  Mr. Peter W. Clifford, Executive Vice President and General Manager
Telephone:  (626) 250-2237
Fax:  (626) 914-5481

with a copy to:

Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California  90013
Attn:  Michael C. Cohen, Esq.
Telephone:  (213) 892-5404
Fax:  (213) 892-5454

If to HDP, addressed to:

HD Partners Acquisition Corporation
2601 Ocean Park Boulevard, Suite 320
Santa Monica, CA 90405

Attn:  Eddy Hartenstein
Bruce Lederman

Telephone:  (310) 209-8308

Fax:  (310) 399-7303

with a copy (which itself shall not constitute notice) to:

Latham & Watkins
633 W. Fifth Street, Suite 4000
Los Angeles, CA 90071-2007

Attn:  Richard L. Wirthlin, Esq.

Telephone:  (213) 485-1234

Fax:  (213) 891-8763

or to such other individual or place and with such other copies as either party may designate as to itself by written notice to the others.

4.          Governing Law.   This Agreement shall be construed in accordance with and governed by the internal laws of the State of California (without giving effect to its choice of law principles).

5.          Amendment or Modification.   This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

6.          Arbitration.

(a)        It is understood and agreed between the parties hereto that from and after the date of this Agreement, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation) (except for the relief referred to in Section 7 hereof), shall be resolved by Standard Arbitration, or by Expedited Arbitration to the extent reasonably requested by either party either before or within three (3) Business Days after a party has requested Standard Arbitration.

(b)        By signing this Agreement, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under applicable Legal Requirements.

7.          Other Relief; Expenses.   Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 6 hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Agreement brings an action for injunctive relief in accordance with the provisions of this Section, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

8.          Multiple Counterparts.   This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original but all of which together shall constitute one and the same instrument.

9.          Severability.   If any term or other provision of this Agreement is invalid, unlawful, void or unenforceable, all other terms or other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any determination that any term or other provision is invalid, unlawful, void or unenforceable, and whether or not all other terms or other provisions of this Agreement remain in full force and effect pursuant to the preceding sentence, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

10.        Titles.   The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.        Representation by Counsel.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

12.        Construction of Agreement.   Each of the parties hereto has participated in the drafting and preparation of this Agreement, which shall be construed fairly in accordance with its terms, and not in favor of or against any particular party because that party drafted it.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

Hd PARTNERS ACQUISITION CORPORATION
/s/ EDDY W. HARTENSTEIN
By:	Eddy W. Hartenstein
Its:	President and Chief Executive Officer
NATIONAL HOT ROD ASSOCIATION
/s/ DALLAS GARDNER
By:	Dallas Gardner
Its:	Chairman of the Board
/s/ PETER W. CLIFFORD
By:	Peter W. Clifford
Its:	Executive Vice President and General Manager

S-1

ANNEX A

DEFINED TERMS

It is the parties’ intention that this Annex A be attached to, and incorporated by reference into, the Asset Purchase Agreement and each Ongoing Business Agreement to be entered into by the parties contemporaneously with their execution of this Agreement. Accordingly, as used in this Agreement, the Asset Purchase Agreement and the Ongoing Business Agreements, the capitalized terms set forth below shall have the following meanings ascribed to them, and, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference. Notwithstanding the foregoing, any capitalized term set forth in this Annex A and not used and/or capitalized (without a different definition) in the Asset Purchase Agreement and/or any Ongoing Business Agreement shall be disregarded for purposes of, and shall be of no further force and effect as such term relates to, such applicable agreement.

Prior to the Closing Date, any cross-reference herein to any term set forth in any Ongoing Business Agreement shall be deemed to be a reference to such term as set forth in the form of such Ongoing Business Agreement, as the same appears in the relevant Exhibit attached to the Asset Purchase Agreement. From and after the Closing Date, any such cross-reference shall be deemed to be a reference to such term as defined in the Ongoing Business Agreement entered into between HDP and the Association on the Closing Date.

“Affiliate” shall mean the following: An “Affiliate” of, or person affiliated with, a specified person, is a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. The term control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that the parties hereby acknowledge that the Museum shall not be deemed an Affiliate of the Association under the foregoing definition either for purposes of this Agreement, the Asset Purchase Agreement or any of the Ongoing Business Agreements or otherwise.

“AMEX” shall mean the American Stock Exchange.

“APA Assigned Composite Marks” shall have the meaning set forth in the Brand License Agreement.

“Arbitrator” shall mean an impartial third-party arbitrator either (i) mutually selected by the Association and HDP or (ii) selected in accordance with the procedures for Standard Arbitration or Expedited Arbitration (as the case may be).

“Association Drag Racing” shall mean all of the following:

(a)        Any non-racing Museum events or activities;

(b)        The events and activities, including drag racing events and activities, currently known as Hot Rod Reunion events and/or activities (including Vintage Drag Racing and Nostalgia Drag Racing);

(c)        Provided that each event satisfies the Association Economic Test, all of the following:

(i)         The drag racing program currently known as the Street Legal Program, and any successor program and substantially similar program, and which is currently described at http://www.nhra.com/streetlegal, as the terms and conditions of such programs may be changed or modified from time to time;

(ii)       The drag racing series currently known as the Lucas Oil Drag Racing Series and any successor and other sportsman-focused drag racing series which involves vehicles meeting the requirements and specifications currently set forth in the NHRA Rulebook; it being understood

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that such requirements and specifications may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement;

(iii)      Any race-related Museum-related events or activities Conducted by the Association; provided, however, that the Association may Conduct no more than one such event and activity in any year which may exceed the Association Economic Test;

(iv)       The drag racing series currently known as the Xplōd Sport Compact Racing Series, and any successor and other sport compact racing series which involves vehicles meeting the requirements and specifications currently set forth in the NHRA Rulebook; it being understood that such requirements and specifications may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement;

(v)        The drag racing series currently known as the Summit Racing Series, and any successor and other “bracket” type or amateur racing series which involves vehicles meeting the requirements and specifications currently set forth in the NHRA Rulebook; it being understood that such requirements and specifications may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement;

(vi)       The drag racing series currently known as the O’Reilly Auto Parts Jr. Drag Racing League, and any successor and other junior drag racing league or racing series which meets the requirements and specifications currently set forth in the NHRA Rulebook; it being understood that such requirements and specifications may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement; and

(vii)     Any other drag racing of any vehicles in any class or series (including motorcycles) that does not otherwise constitute Professional Drag Racing.

“Association Drag Racing Access Agreement” shall mean the Association Drag Racing Access Agreement, dated as of the Closing Date, between HDP and the Association.

“Association Economic Test” shall mean a test that is satisfied with respect to any vehicle racing series or event if (a) there is no Competition-related compensation or (b) the average per-event, per-class Competition-related prize money is equal to or less than twenty-five percent (25%) for vehicles other than motorcycles (or ten percent (10%) for motorcycles) of the average of the per-event, per-class purse paid in the then highest paid professional class of drag racing (which are currently Top Fuel Dragster and Fuel Funny Car) over the previous two (2) years.

“Association Exploitation Rights” shall mean all of the following:

(a)        the right of the Association to Conduct for its own account any Association Drag Racing events and to expand or otherwise modify the Association Drag Racing events or series, subject to the limitations, terms and conditions set forth herein and in the Ongoing Business Agreements;

(b)        the exclusive right, as between the Association and HDP, to function as a sanctioning body for drag racing for so long as the Sanctioning Agreement is in effect;

(c)        the commercialization and exploitation rights set forth in the Commercialization Agreement;

(d)        the right to commercially exploit and use the Legacy Marks and other marks licensed in the Brand License Agreement, subject to the terms and conditions set forth in the Brand License Agreement; and

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(e)        the right to continue publishing National DRAGSTER as it currently exists or reasonably evolves, and any successor publication and other publications, subject to the terms and conditions set forth in the Commercialization Agreement, it being understood and agreed that HDP may also publish magazine(s) and other publications, subject to the terms and conditions set forth in the Commercialization Agreement.

“Association Indemnified Parties” shall mean the Association and its Subsidiaries, and all of their respective current and former officers, directors, employees, contractors, agents and representatives, and all of the successors and assigns of any of the foregoing.

“Best Efforts” shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve such result as expeditiously as possible on commercially reasonable terms.

“Bracket Drag Racing” means a “bracket” vehicle or “bracket” type racing event or series, including, without limitation, the Summit Racing Series or any successor “bracket” type amateur racing series to the Summit Racing Series sanctioned by Association.

“Brand License Agreement” shall mean the Brand License Agreement, dated as of the Closing Date, between HDP and the Association.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in Los Angeles, California.

“Closing Date” shall mean the date on which the closing of the transactions contemplated by the Asset Purchase Agreement occurs.

“Commercialization Agreement” shall mean the Commercialization Agreement, dated as of the Closing Date, between HDP and the Association.

“Commercial Exploitation Rights” shall mean all of the following:

(a)        The exclusive right, as between the Association and HDP, to Conduct Professional Drag Racing;

(b)        All of the Association’s interests and rights to Conduct any Existing National Event Series and the right to expand or otherwise modify the Existing National Event Series;

(c)        All of the Association’s rights to create a New National Event Series or New National Event;

(d)        All of the Association’s rights to create a New Professional Drag Racing Series or New Professional Drag Racing Event;

(e)        the right to Conduct International Drag Racing activities in any Outside Country if, at the time of the commencement thereof, the Association is not then Conducting Association Drag Racing activities on a basis generally consistent, in terms of frequency and presence, with the manner in which the Association Conducts one or more of its then current racing series within the Territory (such Conduct, an “Association Presence”) in such Outside Country; provided, however, in the event that, at any time after HDP begins International Drag Racing activities, the Association establishes an Association Presence in such Outside Country, then HDP shall no longer have the right to conduct International Drag Racing in such Outside Country, but shall then have the right to Conduct Modified International Drag Racing activities in such Outside Country;

(f)         the commercialization and exploitation rights set forth in the Commercialization Agreement;

(g)        the right to exploit and use the Legacy Marks and other marks licensed in the Brand License Agreement, subject to the terms and conditions set forth in the Brand License Agreement; and

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(h)        the right, (x) on a non-exclusive basis, (y) to the extent that such activities are not specifically reserved exclusively to the Association pursuant to the Ongoing Business Agreements, and (z) provided and on condition that such activities, events and other operations are incidental to Professional Drag Racing, to engage in non-competition activities, events and other operations relating to the sport of drag racing and/or the hot rod industry generally that may have in part a purpose or objective which is the same as or similar to one of the purposes or objectives referred to in subparagraph (c) of the definition of the term “Retained Business” set forth herein.

“Competition” shall mean, with respect to drag racing, racing where the pay related to the participation of the vehicle is related to the vehicle’s performance in the event, regardless of the source of payment.

“Composite Mark” shall have the meaning set forth in the Brand License Agreement.

“Conduct” shall mean operate, expand, enhance, develop, market and otherwise conduct and exploit.

“Confidential Information” shall mean, with respect to any Person, confidential and proprietary information related to such Person and its business, operations and assets, including without limitation technical or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information related thereto, together with all analyses, compilations, studies or other documents, records or data possessed by such Person and/or its Affiliates and Representatives; provided, however, that the term “Confidential Information” shall not include any information (i) which is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation of any agreement entered into with such Person) or (ii) with respect to the Confidential Information of the Association and HDP, that becomes available to the recipient on a non-confidential basis from a source other than HDP or the Association (as the case may be) or any of their Affiliates or Representatives, provided that the source of such information was not known by the recipient, after due inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Association or HDP (as the case may be) or any other Person with respect to such information.

“Damages” shall mean any and all costs, losses, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands or expenses (whether or not arising out of thirty party claims), including, without limitation, interest, penalties, reasonable legal fees and all reasonable amounts paid in investigation or defense, and all amounts paid in settlement, of any of the foregoing.

“Dispute Notice” shall mean a written notice from the Association or HDP (as the case may be) identifying a matter in dispute and invoking the procedures for Standard Arbitration or Expedited Arbitration, as applicable.

“Events” shall mean any and all of the following Conducted or Sponsored by HDP at one or more of the Facilities: (i) Professional Drag Racing; (ii) New Professional Drag Racing Series; (iii) New Professional Drag Racing Events; (iv) Existing National Event Series and all drag races at Existing National Event Series; (v) Existing National Events and all drag races at Existing National Events; (vi) New National Event Series and all drag races at New National Event Series; (vii) New National Events and all drag races at New National Events; (viii) all NE Association Races at any of the events referred to in subparagraphs (i) through (vii) above; and (ix) Exhibition and Promotional drag races at any of the events referred to in subparagraphs (i) through (vii) above.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exhibition” or “Promotional” shall mean, with respect to drag racing, racing where the pay (if any) related to the participation of the vehicle is not related to the vehicle’s performance in the event, regardless of the source of payment.

“Existing National Event” shall mean each large-scale spectator event within the Existing National Event Series; provided, however, that the term “Existing National Event(s)” shall not include any of the events or activities included within the Retained Business, even though such events and activities may be conducted as part of the schedule and/or at the same venue at which such Existing National Events are conducted.

“Existing National Event Series” shall mean the annual series of large-scale spectator events including drag racing, related fan experiences, and pageantry, at which among others the fastest drag racing car class (based upon elapsed time) competes (i.e., currently Top Fuel Dragster) and which is currently conducted at twenty-three (23) separate events at twenty-one (21) different venues across the United States, and is currently known as the “NHRA POWERade Drag Racing Series.”

“Expedited Arbitration” shall mean final, binding, nonjudicial arbitration administered exclusively by JAMS or its successor or, if no longer in existence, a mutually agreeable similar service, in Los Angeles, California pursuant to the following procedures:

(a)        The party requesting arbitration shall request that JAMS provide, within two (2) Business Days, five (5) potential arbitrators. HDP and the Association shall each have 24 hours to strike a name from the list and send notice to JAMS of the name stricken. If either HDP or the Association fails to respond within such 24 hour period, then the non-responding party shall lose the right to strike a name from the list. Within one (1) Business Day after being notified of the names stricken, JAMS shall then chose an arbitrator from the remaining names on the list. Notwithstanding the foregoing, if the parties agree to a single arbitrator without invoking or in the course of invoking the above selection process, then the parties shall request that JAMS honor such selection.

(b)        The arbitration shall be held in Los Angeles, California and shall be conducted in the English language. The arbitration hearing shall be held within three (3) Business Days after the arbitrator is selected pursuant to subparagraph (a) above and shall be limited to one (1) Business Day (unless the Arbitrator requires additional hearings, in which case the duration of such arbitration hearings may be extended by up to a maximum of one (1) additional Business Day), and the Arbitrator shall render a written decision within five (5) Business Days following the conclusion of such hearing. Any judgment confirming the award rendered by the Arbitrator may be entered in any court having jurisdiction.

(c)        The Arbitrator shall enforce the terms of any Ongoing Business Agreement and to the extent it is necessary and appropriate to go outside the terms of such Ongoing Business Agreement to reach a decision, the Arbitrator shall follow the substantive law of the State of California applicable to contracts made and to be performed within California and without regard to any California conflicts of laws rules that would result in the application of the laws of another jurisdiction. In any such proceeding, (x) no discovery shall be permitted; (y) the Arbitrator shall have the authority to modify or waive entirely the rules of evidence as he or she sees fit; and (z) the Arbitrator shall be expressly instructed to determine the intent of the parties and to apply such intention in reaching his or her determination, even in situations where there is no clear statement of such intention. The Arbitrator’s written decision shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. Each party shall pay one-half of the fees (if any) of any Arbitrator that are required to be paid prior to the commencement of any proceeding. Notwithstanding the foregoing, the prevailing party or parties (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party’s or parties’ own legal fees and expenses in connection with such proceeding, and the non-prevailing party or parties (as determined by the Arbitrator) shall pay the Arbitrator’s fees and expenses.

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“Facilities” shall mean racetracks owned, leased or used by or on behalf of HDP (including, without limitation, the Racetracks) to Conduct Events, including, without limitation, the racetrack, tower buildings, pit areas, offices, administration buildings, improvements, real property, and related facilities located thereon or used or held for use by HDP in connection with the conduct of an Event.

“Force Majeure Event” shall mean any event or occurrence constituting (i) an act of God (which shall include, without limitation, earthquakes, tornados, and inclement weather conditions which delays, postpones or cancels drag racing activities), (ii) a limitation or restriction imposed by any Governmental Authority that the party asserting the occurrence of a Force Majeure Event (x) could not have reasonably foreseen or anticipated and (y) was not precipitated by such party’s violation of any contract or agreement or Legal Requirement, (iii) any civil disorder, riot or protest, and any strike, boycott or lockout (whether in a union or non-union context), (iv) any act of war (whether or not declared) or terrorist activities, (v) any material or supply shortage beyond the control of, and which does not result from the negligence or lack of prudence of the party asserting the occurrence of a Force Majeure Event, and/or (vi) or any other cause or condition beyond the control of the party asserting the occurrence of a Force Majeure Event and which could not have been reasonably foreseen or anticipated by such party.

“Funny Cars” is currently defined in the NHRA Rulebook as supercharged, fuel-burning funny cars, built specifically for all-out drag racing competition that meet the requirements and specifications for top fuel “Funny Cars” set forth in Section 12 of the NHRA Rulebook; it being understood that such definition may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement.

“Governmental Entity” shall mean any:

(a)        nation, state, province, county, city, town, village, district or other jurisdiction of any nature;

(b)        federal, state, district, local, municipal, foreign or other government;

(c)        governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity, any court or other tribunal); or

(d)        body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“HDP Economic Test” shall mean a test that is satisfied with respect to any vehicle racing series or event if (a) there is Competition-related compensation and (b) the per-event, per-class Competition-related prize money equals or exceeds thirty-five percent (35%) for vehicles other than motorcycles (or fifteen percent (15%) for motorcycles) of the average of the per-event per-class purse paid in the then highest paid professional class of drag racing (which are currently Top Fuel Dragster and Funny Car) over the previous two (2) years.

“HDP Indemnified Parties” shall mean HDP and its Subsidiaries, and all of their respective current and former officers, directors, employees, contractors, agents and representatives, and all of the successors and assigns of any of the foregoing.

“International Drag Racing” shall mean any drag racing Competition in an Outside Country by, between and among any vehicles utilizing one or more of the Licensor Owned Marks, including any new class or series, Conducted by HDP without satisfying the HDP Economic Test, but subject to the sanctioning provisions set forth in Section 2(b) of the Sanctioning Agreement.

“JAMS” shall mean the arbitration and mediation service known as JAMS, Inc.

“Legacy Marks” shall have the meaning set forth in the Brand License Agreement.

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“Legal Requirement” shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

“Liability” shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

“Licensee Created Common Marks” shall have the meaning set forth in the Brand License Agreement.

“Licensee Created Marks” shall have the meaning set forth in the Brand License Agreement.

“Licensor Composite Marks” shall have the meaning set forth in the Brand License Agreement.

“Licensor Owned Marks” shall have the meaning set forth in the Brand License Agreement.

“Marks” shall have the meaning set forth in the Brand License Agreement.

“Material Adverse Insurance Change” means any one or more of the following events or occurrences or threatened events or occurrences: (a) the cancellation of any insurance coverage maintained by or for the benefit of the Association coupled with either (i) the inability to renew such policy without a material increase in premiums as contemplated by clause (b) hereof or (ii) the inability to obtain insurance coverage as contemplated by clause (c) hereof; (b) a material increase in the aggregate premiums payable by the Association for such insurance coverage, solely to the extent that HDP has not agreed to pay the amount of such increase in insurance premiums; and/or (c) the inability of the Association to obtain substantially similar insurance coverage or to obtain replacement insurance with substantially similar coverage upon the expiration or termination of its existing insurance coverage.

“Modified HDP Economic Test” shall mean a test that applies to drag racing Conducted by HDP in an Outside Country and is satisfied with respect to any vehicle racing series or event if (a) there is Competition-related compensation and (b) the per-event, per-class Competition-related prize money equals or exceeds thirty-five percent (35%) for vehicles other than motorcycles (or fifteen percent (15%) for motorcycles) of the average of the per-event per-class purse paid in the then highest paid professional class of drag racing Conducted by HDP in the Outside Country over the shorter of the previous two years or the period of time during which HDP has been Conducting International Professional Drag Racing in such Outside Country; provided, however, that the minimum per-event, per-class Competition-related prize money shall be an amount which is consistent with the concept of the applicable HDP Economic Test and allows for a practical distinction between professional drag racing and non-professional drag racing, after taking into account all of the relevant facts and circumstances existing in the Outside Country, including, without limitation, the relative popularity of drag racing (both professional and non-professional) in the Outside County and the prize moneys paid for drag racing in the Outside Country or, in the absence of sufficient examples of prize moneys paid for drag racing in the Outside Country, prize money paid for other reasonably analogous professional sports, all as reasonably determined by HDP.

“Modified International Drag Racing” shall mean any drag racing Competition by, between and among any vehicles, including any new class or series, Conducted by HDP which satisfies the Modified HDP Economic Test and the provisions set forth in Section 2(b) of the Sanctioning Agreement.

“Museum” shall mean the NHRA Motorsports Museum, a District of Columbia corporation (a/k/a Wally Parks NHRA Motorsports Museum).

“National Events” shall mean, collectively, Existing National Events and New National Events.

“National Event Series” shall mean, collectively, Existing National Event Series and New National Event Series.

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“NE Association Races” shall mean, collectively, Sportsman Drag Racing, Sport Compact Drag Racing and Bracket Drag Racing, to the extent Conducted at a National Event.

“New National Event” shall mean either one of the separate events comprising the New National Event Series or a stand alone event having all of the characteristics of an event that is part of a New National Event Series.

“New National Event Series” shall mean an annual series of large scale spectator events including HDP-sponsored drag racing, related fan experiences and pageantry at which all drag races satisfy the HDP Economic Test and the Sanctioning Requirement, except as otherwise provided in the Ongoing Business Agreements.

“New Professional Drag Racing Event” shall mean either one of the separate drag racing events comprising the New Professional Drag Racing Series or a stand alone event having all of the characteristics of an event that is part of a New Professional Drag Racing Series.

“New Professional Drag Racing Series” shall mean an annual series of competitive drag racing at which all HDP-sponsored drag races satisfy HDP’s Economic Test and the Sanctioning Requirement.

“NHRA Racing Season” shall mean the period commencing with the first National Event of the applicable racing season and ending with the last National Event of such racing season.

“NHRA Rulebook” shall mean the applicable 2007 NHRA Rulebook published by the Association and all 2007 supplements thereto, including, without limitation, the 2007 NHRA Nostalgia Rulebook, the 2007 NHRA Sport Compact Racing Series Rulebook and the 2007 NHRA Jr. Drag Racing League Rulebook, as the same may be modified and amended from time to time in accordance with the terms of the Sanctioning Agreement.

“Nostalgia Drag Racing” shall mean Competition drag racing involving original vehicles which are at least 25 years old in body type, but are built to current standards and specifications for Competition racing, limited to the performance levels of 25 or more years ago, and which otherwise meet the requirements and specifications set forth in the NHRA Rulebook.

“Ongoing Business Agreements” shall mean the Brand License Agreement, the Association Drag Racing Access Agreement, the Commercialization Agreement, the Operational Support Agreement, the Sanctioning Agreement, the Promotional Access Agreement, and the Transition Services Agreement.

“Operational Support Agreement” shall mean the Operational Support Agreement, dated as of the Closing Date, between HDP and the Association.

“Ordinary Course of Business” shall describe any action taken by a Person if:

(a)        such action is consistent in manner and amount with the past practices of such Person and is taken as part of the normal day-to-day operations of such Person; and

(b)        such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be authorized by the parent company (if any) of such Person.

“Outside Country” shall mean any country, territory or possession located outside of the Territory.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, other entity or Governmental Entity.

“Photo Archive” shall mean the archive of photographs presently residing in part of a leased office space located at 2220 E. Route 66, Suite 101, Glendora, California, which archive is being acquired by

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HDP pursuant to the Asset Purchase Agreement, and shall include photographs taken in the future that are contributed to the Photo Archive pursuant to Section 8(e) of the Commercialization Agreement.

“Proceeding” shall mean any action, arbitration, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

“Professional Drag Racing” shall mean the following:

(a)        Drag racing by, between or among vehicles in Top Fuel Dragster, Funny Car, Pro Stock Car or Pro Stock Motorcycle class at an Existing National Event or outside of an Existing National Event or anywhere else in the world; and/or

(b)        Any other drag racing Competition by, between or among any vehicles, including any new class or series, which satisfies the HDP Economic Test and the Sanctioning Requirement or as otherwise provided in the Asset Purchase Agreement or the Ongoing Business Agreements. For avoidance of doubt, included within the provisions of this subparagraph (b) are any “Sportsman Drag Racing”, “Sport Compact Drag Racing” and/or “Bracket Drag Racing” as long as the HDP Economic Test and the Sanctioning Requirement are satisfied.

“Promotional Access Agreement” shall mean the Promotional Access Agreement, dated as of the Closing Date, between HDP and the Association.

“Pro Modified Drag Racing” is currently defined in the NHRA Rulebook as a class of competition drag racing involving supercharged, methanol-burning or nitrous-oxide-injected, gasoline-burning full-bodied cars that meet the requirements and specifications for “Pro Modified” set forth in Section 7H of the NHRA Rulebook; it being understood that such definition may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement.

“Pro Stock Car” is currently defined in the NHRA Rulebook as domestic or foreign 2-door coupe or 2-door sedan production vehicles that meet the requirements and specifications for “Pro Stock” set forth in Section 11 of the NHRA Rulebook; it being understood that such definition may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement.

“Pro Stock Motorcycle” is currently defined in the NHRA Rulebook as stock-appearing, gas-burning, naturally aspirated motorcycles that meet the requirements and specifications for “Pro Stock Motorcycle” set forth in Section 10 of the NHRA Rulebook; it being understood that such definition may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement.

“Purchased Business” shall mean the following:

(a)        All of the Association’s rights, title and interests in and to the Existing National Event Series, including all of Association’s goodwill associated therewith; and

(b)        All of the Association’s rights, title and interests in and to Professional Drag Racing, it being understood and agreed between the parties that Association will not engage in Professional Drag Racing other than as required to fulfill its obligations to HDP under the Ongoing Business Agreements;

(c)        All of the Commercial Exploitation Rights; and

(d)        The “Purchased Assets” (as such term is defined in the Asset Purchase Agreement), subject to any restrictions or limitations set forth in the Ongoing Business Agreements with respect to the use thereof.

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“Racetracks” shall mean the five racetracks located in Gainesville, Florida; Commerce, Georgia; Clermont, Indiana; Hebron, Ohio; and Pomona, California owned or leased by the Association or any of its Subsidiaries and to be acquired or assigned to HDP pursuant to the Asset Purchase Agreement.

“Representative” shall mean any officer, director, principal, legal counsel, agent, employee or other representative.

“Retained Business” shall mean the following:

(a)        Any and all business (including goodwill), operations and activities of Association and/or any Subsidiary, other than the Purchased Business, including, without limitation, any and all “Association Drag Racing;”

(b)        All of the Association Exploitation Rights;

(c)        Any and all other activities, events and other operations relating to the sport of drag racing and/or the hot rod industry generally that are undertaken for one or more of the following purposes or objectives, to the extent that they do not violate any of HDP’s exclusive rights as set forth in the Ongoing Business Agreements:

(i)         improving business conditions in the hot rod racing industry;

(ii)       promoting or advancing the common business interests of those engaged in the hot rod industry;

(iii)      promoting safety in drag racing or in the automobile industry generally;

(iv)       promoting or encouraging participation, sportsmanship or fellowship in the hot rod industry;

(v)        exchanging and promoting the exchange of knowledge and information among hot rod enthusiasts, and/or

(vi)       educating the public about or otherwise preserving, protecting and/or promoting the sport of drag racing; and

(d)        The “Excluded Assets” (as such term is defined in the Asset Purchase Agreement), subject to any restrictions or limitations set forth in the Ongoing Business Agreements with respect to the use thereof.

“Sanctioning Agreement” shall mean the Sanctioning Agreement, dated as of the Closing Date, between HDP and the Association.

“Sanctioning Requirement” shall mean the requirement that is satisfied with respect to any competitive drag race if the classes or series of races involved are sanctioned by the Association pursuant to the terms and conditions of the Sanctioning Agreement, so long as such Sanctioning Agreement is in effect.

“SEC” shall mean the United States Securities and Exchange Commission.

“Sponsor” shall mean to sponsor, promote, publicize, advertise, finance, underwrite, back and/or otherwise support a specific activity, event, league or series.

“Sport Compact Drag Racing” shall mean a sport compact vehicle or sport compact-focused racing event or series, including, without limitation, the Xplōd Sport Compact Racing Series or any successor sport compact-focused racing series to the Xplōd Sport Compact Racing Series sanctioned by the Association.

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“Sportsman Drag Racing” shall mean a sportsman vehicle or sportsman-focused racing event or series, including, without limitation, the Lucas Oil Drag Racing Series, or any successor sportsman-focused racing series to the Lucas Oil Drag Racing Series sanctioned by the Association.

“Standard Arbitration” shall mean final, binding, nonjudicial arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. pursuant to the following procedures, except that if the Federal Arbitration Act conflicts with anything set forth in this definition, this definition shall control:

(a)        Within fourteen (14) days from delivery of a Dispute Notice, each party involved in the dispute shall meet at a mutually agreed location in Los Angeles, California, for the purpose of determining whether they can resolve the dispute themselves and document such resolution by written agreement, and, if not, whether they can agree upon an Arbitrator to whom to submit the matter in dispute for final and binding arbitration.

(b)        If such parties fail to resolve the dispute by written agreement or agree on the Arbitrator within the later of fourteen (14) days from any such initial meeting or within twenty (20) days from the delivery of the Dispute Notice, any such party may make written application to JAMS or its successor or, if no longer in existence, a mutually agreeable similar service, in Los Angeles, California for the appointment of a single Arbitrator to resolve the dispute by arbitration. At the request of JAMS the parties involved in the dispute shall meet with JAMS at its offices within ten (10) calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within thirty (30) days of the written application to JAMS.

(c)        Within twenty (20) days of the selection of the Arbitrator, the parties involved in the dispute shall meet in Los Angeles, California with such Arbitrator at a place and time designated by such Arbitrator after consultation with such parties and present their respective positions on the dispute. Each party shall have no longer than three (3) days to present its position, the entire proceedings before the Arbitrator shall be no more than seven (7) Business Days (unless the Arbitrator requires additional proceedings, in which case the proceedings may be extended for up to one (1) additional Business Day), and the decision of the Arbitrator shall be made in writing no more than twenty (20) days following the end of the proceeding. All arbitration proceedings shall be conducted in the English language. In any such proceeding, (x) no discovery shall be permitted; (y) the Arbitrator shall have the authority to modify or waive entirely the rules of evidence as he or she sees fit; and (z) the Arbitrator shall be expressly instructed to determine the intent of the parties and to apply such intention in reaching his or her determination, even in situations where there is no clear statement of such intention. Such an award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties. Each party shall pay one-half of the fees (if any) of any Arbitrator that are required to be paid prior to the commencement of any proceeding. Notwithstanding the foregoing, the prevailing party or parties (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party’s or parties’ own legal fees and expenses in connection with such proceeding, and the non-prevailing party or parties (as determined by the Arbitrator) shall pay the Arbitrator’s fees and expenses.

“Subsidiary” shall mean, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such person; provided, however, that the parties hereby acknowledge that the Museum shall not be deemed a Subsidiary of the Association under the foregoing definition either for purposes of this Agreement, the Asset Purchase Agreement or any of the Ongoing Business Agreements or otherwise.

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“Tax” or “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, Real Property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Territory” shall mean (a) the United States and (b) the countries of Mexico and Canada, together with their respective territories and possessions.

“Threatened” shall describe any claim, Proceeding, dispute, action or other matter if (i) any demand has been made (orally or in writing) with respect to such claim, Proceeding, dispute, action or other matter, or (ii) any notice has been given (orally or in writing) with respect thereto.

“Top Fuel Dragsters” is currently defined in the NHRA Rulebook as supercharged, fuel-burning dragsters, built specifically for all-out drag racing competition that meet the requirements and specifications for “Top Fuel Dragsters” set forth in Section 13 of the NHRA Rulebook; it being understood that such definition may be changed or modified from time to time pursuant to changes or modifications to the NHRA Rulebook made in accordance with the terms and conditions of the Sanctioning Agreement.

“United States” shall mean the United States of America, including all of its possessions and territories.

“Video Library” shall mean the library of videos presently residing in part of a leased office space located at 2220 E. Route 66, Suite 101, Glendora, California, which library is being acquired by HDP pursuant to the Asset Purchase Agreement, and shall include videos taken in the future that are contributed to the Video Library pursuant to Section 8(e) of the Commercialization Agreement.

“Vintage Drag Racing” shall mean Exhibition or Promotional drag racing involving original vehicles which are at least 25 years old, or vehicles of that vintage which are restored to their original design and specifications, and which otherwise meet the requirements and specifications for Exhibition or Promotional drag racing set forth in the NHRA Rulebook and are not otherwise allowed to participate in Competition drag racing under the NHRA Rulebook.

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DUFF & PHELPS, LLC • 311 SOUTH WACKER DRIVE, SUITE 4200 • CHICAGO, IL 60606 • TEL 312-697-4600 • FAX 312-697-0112

Annex C

May 29, 2007

Board of Directors
HD Partners Acquisition Corporation
2601 Ocean Park Blvd.
Suite 320
Santa Monica, California 90405

Dear Directors:

The Board of Directors (the “Board of Directors”) of HD Partners Acquisition Corporation (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) as its independent financial advisor in connection with a contemplated transaction (the “Proposed Transaction”), as described below. Specifically, Duff & Phelps has been engaged to provide an opinion as to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company in the Proposed Transaction and an opinion as to whether the fair market value of the Target (as hereinafter defined) is at least equal to 80% of the net assets of the Company (collectively, the “Opinion”). Previously, Duff & Phelps has not provided financial advisory services to the Company.

About Duff & Phelps, LLC

Duff & Phelps, LLC is a leading provider of independent financial advisory and investment banking services, supporting client needs principally in areas of valuation, mergers and acquisitions, financial restructurings and disputes. Our services include fairness and solvency opinions, transaction advisory services, restructuring advisory, financial reporting and tax valuation, specialty tax, real estate and fixed asset services, and dispute and legal management consulting. Duff & Phelps employs more than 800 people serving clients worldwide through offices in 21 cities in the United States, Europe and Asia.

Description of the Proposed Transaction

The Proposed Transaction involves an acquisition by the Company of the professional drag racing assets of the National Hot Rod Association (“NHRA” or the “Association”), including but not limited to certain real estate assets and a broad set of commercialization rights (the “Target”) for a combination of cash, HPD common stock and assumption of specified NHRA liabilities, which total approximately $121 million, subject to adjustments as provided in the Asset Purchase Agreement (the “Purchase Consideration”).

Scope of Analysis

In connection with our Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. We also discussed with senior management and executive officers of the Company and the NHRA the history, current operations, assets and liabilities, and probable future outlook of the Target. Our due diligence with regards to the Proposed Transaction included, but was not limited to, discussions with Tom Compton, President and

www.duffandphelps.com

Chief Executive Officer of the NHRA; meetings with Eddy Hartenstein, Chairman, President and Chief Executive Officer of the Company, Robert Meyers, Chief Financial Officer, Treasurer and Direct of the Company, Bruce Lederman, Executive Vice President and Secretary of the Company, Larry Chapman, Executive Vice President of the Company, and Steve Cox, Executive Vice President and Director of the Company; and a review of the following items:

1.                              The draft Asset Purchase Agreement between HD Partners Acquisition Corp and National Hot Rod Association dated May 22, 2007 (“Asset Purchase Agreement”);

2.                              The draft Registration Rights Agreement dated May 1, 2007;

3.                              The draft Brand License Agreement dated May 15, 2007;

4.                              The draft Association Drag Racing Access Agreement dated May 22, 2007;

5.                              The draft Commercialization Agreement dated May 15, 2007;

6.                              The draft Operational Support Agreement dated May 22, 2007;

7.                              The draft Sanctioning Agreement dated May 22, 2007;

8.                              The draft Promotional Access Agreement dated May 22, 2007;

9.                              The draft Responsibility Agreement dated May 22, 2007;

10.                       Other relevant draft documents related to the Proposed Transaction;

11.                       The Target’s draft audited financial statements for the years ended December 31, 2004 through 2006;

12.                       Financial projections for the Target prepared by the Company for the fiscal years ending December 31, 2007 through 2010;

13.                       The following of the Company’s Securities and Exchange Commission (“SEC”) filings: the Prospectus dated June 1, 2006; Form 10-K for the year ended December 31, 2006; and Form 10-Q for the three months ended March 31, 2007;

14.                       The presentation entitled “Acquisition of Professional Racing Assets from the National Hot Rod Association” prepared by the Company;

15.                       Other operating and financial information provided to us by the Company and the NHRA; and

16.                       Certain other relevant, publicly available information, including economic, industry, and investment information.

Assumptions, Qualifications and Limiting Conditions

In preparing its forecasts, performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps:

1.                              Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the NHRA and the Company, and did not attempt to independently verify such information;

2.                              Assumed that any estimates, evaluations and projections (financial or otherwise) furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person or persons furnishing the same;

3.                              Assumed that information supplied and representations made by the NHRA and Company management are substantially accurate regarding the Target, the Company and the Proposed Transaction;

4.                              Assumed that the final versions of all documents reviewed by us in draft form (including, without limitation, the Asset Purchase Agreement) conform in all material respects to the drafts reviewed;

5.                              Assumed without verification the accuracy and adequacy of the legal advice given by counsel to the Company on all legal matters with respect to the Proposed Transaction and assumed all procedures required by law to be taken in connection with the Proposed Transaction have been, or will be, duly, validly and timely taken and that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable statutes, rules and regulations;

6.                              Assumed that all representations and warranties of each party to the Asset Purchase Agreement are true and correct and that each party will perform all covenants and agreements required to be performed by such party;

7.                              Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Asset Purchase Agreement, without any amendments thereto or any waivers of any terms or conditions thereof;

8.                              Assumed that the amortization of the intangible assets created as a result of the Proposed Transaction will be tax deductible and utilized over the appropriate amortization period;

9.                              Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company, the Target or the expected benefits of the Proposed Transaction; and

10.                       Assumed that none of the items in the Disclosure Schedule to the Asset Purchase Agreement would have a material financial impact on the Company or the Target.

In our analysis and in connection with the preparation of our Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. To the extent that any of the foregoing assumptions or any of the facts on which our Opinion is based proves to be untrue in any material respect, the Opinion cannot and should not be relied upon. Neither the Board of Directors nor Company management placed any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its Opinion.

In connection with our Opinion, Duff & Phelps did not make any independent evaluation of the Company’s solvency, or perform an appraisal or physical inspection of any of the Company’s or Target’s specific assets or liabilities (contingent or otherwise). Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter. The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s or Target’s credit worthiness, tax advice or accounting advice. Duff & Phelps expresses no opinion as to the prices at which the Company’s shares will trade at any time.

Duff & Phelps has prepared the Opinion effective as of May 29, 2007. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

The basis and methodology for the Opinion have been designed specifically for the Board of Directors in connection with its consideration of the Proposed Transaction. The Opinion is not a recommendation as to how any shareholder should vote or act with respect to any matters relating to the Proposed Transaction (including, without limitation, with respect to the exercise of rights to convert the Company shares into cash). Further, we have not been requested to opine as to, and the Opinion does not in any manner address, the underlying business decision of the Company to engage in the Proposed Transaction or the relative merits of the Proposed Transaction as compared to any alternative business transaction or strategy (including, without limitation, a liquidation of the Company after not completing a business combination transaction within the allotted time). The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion is based. This letter should not be construed as creating any fiduciary duty on Duff & Phelps’ part to any party.

The Opinion may be included in its entirety in any proxy statement distributed to shareholders of the Company in connection with the Proposed Transaction or other documents required by law or regulation to be filed with the SEC, and you may summarize or otherwise reference the existence of the Opinion in such documents, provided that any such summary or reference language shall be subject to prior approval by Duff & Phelps. Said approval shall not be unreasonably withheld. Except as described above, without our prior consent, the Opinion may not be quoted or referred to, in whole or in part, in any written document or used for any other purpose.

Conclusion

Based upon and subject to the foregoing and such other factors as we consider relevant, Duff & Phelps is of the opinion that the Purchase Consideration to be paid for the Target by the Company is fair to the Company from a financial point of view and the fair market value of the Target is at least equal to 80% of the net assets of the Company.

Respectfully submitted,

DUFF & PHELPS, LLC

Annex D

HD PARTNERS ACQUISITION CORPORATION

2007 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

Section 1.1 Purpose.   This 2007 Long-Term Incentive Compensation Plan (the “Plan”) is established by HD Partners Acquisition Corporation, a Delaware corporation (the “Company”), to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

Section 1.2 Establishment.   The Plan is effective as of September 1, 2007 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan is subject to approval by the Company’s stockholders in accordance with applicable law which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the stockholders, Awards under the Plan may be granted, but no such Awards may be exercised prior to receipt of stockholder approval. In the event stockholder approval is not obtained within a twelve-month period, all Awards granted shall be void.

Section 1.3 Shares Subject to the Plan.   Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of two million five hundred thousand (2,500,000) shares of the Company’s common stock, par value $.001 per share (the “Common Stock”); provided, that the total number of Awards which constitute Restricted Stock Awards shall not exceed one million (1,000,000) shares of Common Stock.

ARTICLE II
DEFINITIONS

Section 2.1 “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

Section 2.2 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

Section 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit SAR or Restricted Stock Award granted under the Plan to a Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term “Board” shall include such Committee.

Section 2.6 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

Section 2.7 “Committee” means the Committee appointed by the Board as provided in Section 3.1.

Section 2.8 “Common Stock” means the common stock, par value $.001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

Section 2.9 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.10 “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

Section 2.11 “Disability” means the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

Section 2.12 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

Section 2.13 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.15 “Fair Market Value” means (A) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

Section 2.16 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.17 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

Section 2.18 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

Section 2.19 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

Section 2.20 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.

Section 2.21 “Performance Units” means those monetary units that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.

Section 2.22 “Plan” means this HD Partners Acquisition Corporation 2007 Long-Term Incentive Compensation Plan.

Section 2.23 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

Section 2.24 “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 65.

Section 2.25 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

Section 2.26 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III
ADMINISTRATION

Section 3.1 Administration of the Plan by the Board.   The Board shall administer the Plan. The Board may, by resolution, appoint the Compensation Committee to administer the Plan and delegate any or all of its powers described under this Section 3.1 and otherwise under the Plan for purposes of Awards granted to Eligible Employees and Consultants.

Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a)  Select Eligible Employees and Consultants to participate in the Plan.

(b)  Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c)  Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

(d)  Determine whether Awards will be granted singly or in combination.

(e)  Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f)  Determine whether and to what extent a Performance Bonus may be deferred, either automatically or at the election of the Participant or the Board.

(g)  Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2 Administration of Grants to Eligible Directors.   The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation. If the Board appoints a committee to administer the Plan, it may delegate to the committee administration of all other aspects of the Awards made to Eligible Directors.

Section 3.3 Board to Make Rules and Interpret Plan.   The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

Section 3.4 Section 162(m) Provisions.   The Company intends for the Plan and the Awards made there under to qualify for the exception from Section 162(m) of the Code for “qualified performance based compensation” if it is determined by the Board that such qualification is necessary for an Award. Accordingly, the Board shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made there under to satisfy the requirements of Section 162(m) of the Code.

ARTICLE IV
GRANT OF AWARDS

Section 4.1 Grant of Awards.   Awards granted under this Plan shall be subject to the following conditions:

(a) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(b)  Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(c)  The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(d)  Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(e) The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.

(f)  Eligible Directors may only be granted Nonqualified Stock Options, Restricted Stock Awards, SARs or Performance Units under this Plan.

(g)  The maximum term of any Award shall be ten years.

ARTICLE V
STOCK OPTIONS

Section 5.1 Grant of Options.   The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The

Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2 Conditions of Options.   Each Option so granted shall be subject to the following conditions:

(a)  Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)  Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; or (iii) a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board. To the extent the Board authorizes and as permitted under applicable law, a holder of an Option may exercise an Option in accordance with any cashless exercise program in effect at the time of exercise.

(c)  Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option requires (1) written notice to the Secretary of the Company stating the election to exercise in the form and manner determined by the Board; and (2) payment of the exercise price and all applicable withholding taxes.

(d)  Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e)  Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f)  Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g)  Stockholder Rights. No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI
RESTRICTED STOCK AWARDS

Section 6.1 Grant of Restricted Stock Awards.   The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Section 6.2 Conditions of Restricted Stock Awards.   The grant of a Restricted Stock Award shall be subject to the following:

(a)  Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period”. The Board shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board, Restricted Stock Awards may be subject to the achievement by the Company, or any subsidiary, business unit, segment or division of the Company, of specified performance criteria based upon the achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Board shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. The Board may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultants or an Eligible Director.

(b)  Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c)  Rights as Stockholders. During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII
STOCK APPRECIATION RIGHTS

Section 7.1 Grant of SARs.   The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an

Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

Section 7.2 Exercise and Payment.   SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock.

Section 7.3 Restrictions.   In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII
PERFORMANCE UNITS

Section 8.1 Grant of Awards.   The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2 Conditions of Awards.   Each Award of Performance Units shall be subject to the following conditions:

(a)  Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b)  Achievement of Performance Goals. The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE IX
PERFORMANCE BONUS

Section 9.1 Grant of Performance Bonus.   The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria more specifically listed in Exhibit A attached.

Section 9.2 Payment of Performance Bonus.   In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X
STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XI
GENERAL

Section 11.1 Amendment or Termination of Plan.   The Board may alter, suspend or terminate the Plan at any time provided, however, that it may not, without stockholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan

(except by operation of Article X), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

Section 11.2 Termination of Employment; Termination of Service.

The Board may establish, and set forth in the applicable Award Agreement (which need not be the same for each Participant), the effect of a termination of employment or service on the rights and benefits of each Award under this Plan and in so doing may make distinctions based upon, among other things, the cause of termination and type of Award. Absent any such provisions in the applicable Award, the following provisions of this Section 11.2 shall apply.

If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any vested Options and SAR’s for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period). If an Eligible Employee’s employment terminates due to the resignation of the Employee or is terminated by the Company for cause, then any Options or SAR’s shall terminate on the date of resignation or termination. If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Options and SAR’s for a period of up to two months from such date of termination. In no event shall any Options and SAR’s be exercisable past their expiration date. The Board may, in its sole discretion, accelerate the vesting of unvested Options and SAR’s in the event of termination of employment of any Participant.

In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board. The Consultant or Eligible Director’s Nonqualified Stock Options and SAR’s which are otherwise vested and exercisable on his date of termination of service shall continue to be exercisable until their expiration date. The Board shall be the sole judge for purposes of this Plan of whether the Consultant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

All other benefits under this plan that have not been earned or performance goals that have not been reached on the date that employment has been terminated or services terminated, for whatever reason shall terminate on the date the employment or services with the Company is terminated.

Section 11.3 Limited Transferability—Options.   The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition, there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted shall expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section 11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Section 11.4 Withholding Taxes.   Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment or award, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or award or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment or award. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board. The Company shall also be entitled to provide for such withholding in the event of a cashless exercise of an Option.

Section 11.5 Intentionally deleted.

Section 11.6 Amendments to Awards.   Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

Section 11.7 Registration; Regulatory Approval.   Following approval of the Plan by the stockholders of the Company as provided in Section 1.2 of the Plan, the Board, in its sole discretion, may determine to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable.

Section 11.8 Right to Continued Employment.   Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity or to remain as a Consultant or Board member, as applicable. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

Section 11.9 Reliance on Reports.   Each member of the Board and each member of the Compensation Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 11.10 Construction.   Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 11.11 Governing Law.   The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

Section 11.12 Other Laws.   The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

Section 11.13 No Trust or Fund Created.   Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Section 11.14 Conformance to Section 409A of the Code   To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

EXHIBIT A

2007 Long-Term Incentive Compensation Plan
Performance Criteria

Performance criteria may include Operational, Financial, Stock and other performance measures as determined in the Board’s sole discretion and may include the following:

General Approach.  Any of the performance criteria may be:

(a)                        determined relative to any product or service provided by the Company or relevant business unit;

(b)                       combined in any manner to define other performance-based business criteria;

(c)                        determined either before or after any capital costs, interest, taxes, depreciation of amortization;

(d)                       determined either including or excluding non-cash extraordinary, special or non-recurring items;

(e)                        determined on a per share (basic or diluted;

(f)                          determined on an incremental, cumulative or average basis, on an absolute, percentage or percentage point basis; and/or

(g)                        determined relative to an internal or external business criteria or relative to the performance of other companies.

Such determinations in (a) through (g) above shall be made by the Board at the time it establishes the business criteria, performance targets and how performance will be calculated and shall be set forth in the applicable Award.

Operational Criteria may include:

Overall attendance

Average attendance per event

Revenue per attendee

Sponsorship revenues

Television ratings

Merchandise sales

Licensing revenues

Any other measure determined by the Board to improve operations

Financial Criteria may include:

Earnings (net income)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Earnings per share

Cash flow

Operating profit

Operating results

Operating income

Operating cash flows

Capital expenditures

General and Administrative Expenses

Return on Assets

Return on Equity

Return on Invested Capital

Profit returns/margins

Stock Performance Criteria:

Share price, including share price appreciation

Total market capitalization, including total market capitalization appreciation

Total shareholder return

Relative stock price performance

Other Performance Measures:

Acquisitions and divestitures

Control of expenses

Performance relative to budget

Implementation or completion of critical projects

Market share and market expansion

Brand recognition

Strategic partnering

Geographic expansion goals

Website visits and advertising

Any other measure determined by the Board to improve Company performance